                                                      Pursuant to Rule 424(b)(5)
                                                      File No. 333-59167

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1999)

                          $1,383,758,000 (APPROXIMATE)

                  DLJ COMMERCIAL MORTGAGE CORP., THE DEPOSITOR

                DLJ COMMERCIAL MORTGAGE TRUST 1999-CG2, THE TRUST

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-CG2


         The Depositor will establish the Trust. The Trust will issue the eight
(8) classes of "Offered Certificates" described in the table below, together with twelve (12) additional classes of "Private Certificates".

         The Offered Certificates are the only securities offered pursuant to this prospectus supplement. This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the Depositor's prospectus dated June 3, 1999. The Depositor will not list the Offered Certificates on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

         The Private Certificates are not offered by this prospectus supplement.

         The Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates will, in the case of each such class, be subordinate to, and provide credit enhancement for, each other class of Offered Certificates listed above it in the table below.

         The assets of the Trust will include a pool of 343 fixed rate, monthly pay mortgage loans secured by first mortgage liens on fee and/or leasehold interests in various commercial and multifamily rental properties. The mortgage pool will have an "Initial Pool Balance" of approximately $1,550,429,606. The mortgage loans and related mortgaged properties are more fully described in this prospectus supplement.

         No governmental agency or instrumentality has insured or guaranteed the Offered Certificates or the underlying mortgage loans. The Offered Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party.

                           --------------------------

                             INITIAL AGGREGATE
                           CERTIFICATE PRINCIPAL                                                                     MONTH OF
                          BALANCE OR CERTIFICATE     INITIAL PASS-        PASS-THROUGH          RATINGS            ASSUMED FINAL
OFFERED CERTIFICATES        NOTIONAL AMOUNT(1)      THROUGH RATE(3)   RATE DESCRIPTION(4)  (MOODY'S/FITCH)(7)   DISTRIBUTION DATE(8)
--------------------      ----------------------    ---------------   -------------------  ------------------   --------------------
Class S..................     $ 1,550,429,606 (2)       0.4577%             Variable             Aaa/AAA             June 2024
Class A-1A...............     $   241,610,000           6.8800%              Fixed               Aaa/AAA             July 2008
Class A-1B...............     $   890,203,000           7.3000%           WAC Cap (5)            Aaa/AAA             June 2009
Class A-2................     $    69,769,000           7.4500%           WAC Cap (5)            Aa2/AA              June 2009
Class A-3................     $    81,398,000           7.6067%           WAC Cap (5)             A2/A               June 2009
Class A-4................     $    19,380,000           7.6067%             WAC (6)               A3/A-              June 2009
Class B-1................     $    58,141,000           7.6067%             WAC (6)             Baa2/BBB             June 2009
Class B-2................     $    23,257,000           7.6067%             WAC (6)             Baa3/BBB-            June 2009

                                                                                                   (footnotes to table on next page)

                           --------------------------

         YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-37 IN THIS PROSPECTUS SUPPLEMENT PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

         Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and Goldman, Sachs & Co. ("Goldman Sachs"; and, together with DLJSC, the "Underwriters") will purchase the Offered Certificates from the Depositor, subject to the satisfaction of certain conditions. Each Underwriter currently intends to sell its allocation of the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be an amount equal to approximately 104.87% of the initial aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor. See "Method of Distribution" in this Prospectus Supplement.

DONALDSON, LUFKIN & JENRETTE                                GOLDMAN, SACHS & CO.

            The date of this Prospectus Supplement is June 11, 1999.

FOOTNOTES TO THE TABLE ON THE COVER OF THIS PROSPECTUS SUPPLEMENT:

(1) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown, depending on the actual size of the Initial Pool Balance. The Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement. The terms "Certificate Principal Balance" and "Certificate Notional Amount" have the meanings specified in this prospectus supplement under "Description of the Offered Certificates--General".

(2) The Class S Certificates will not have Certificate Principal Balances and will not entitle the holders thereof to any distributions of principal. The Class S Certificates will accrue interest on an aggregate Certificate Notional Amount that is equal to the aggregate Certificate Principal Balance outstanding from time to time of all those Certificates that have Certificate Principal Balances.

(3) The Pass-Through Rates shown in the table on the cover page for the Class S, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates are the rates applicable for distributions to be made in July 1999. The Pass-Through Rates for those classes will be variable or otherwise subject to change as described under "Description of the Offered Certificates --Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement. The Pass-Through Rate for the Class A-1A Certificates is fixed at the rate per annum specified in the table for such class.

(4) In addition to distributions of interest and/or principal, the holders of one or more classes of the Offered Certificates may be entitled to receive a portion of any prepayment premiums or yield maintenance charges received from time to time on the underlying mortgage loans. See "Description of the Offered Certificates--Distributions-- Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

(5) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of (i) the initial Pass-Through Rate for the subject class of Certificates (or, in the case of the Class A-3 Certificates, 7.6400% per annum) and (ii) a weighted average coupon derived from certain net interest rates on the underlying mortgage loans.

(6) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from certain net interest rates on the underlying mortgage loans.

(7) By Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch"; and, together with Moody's, the "Rating Agencies"). See "Ratings" in this Prospectus Supplement.

(8) "Assumed Final Distribution Date" has the meaning specified in this prospectus supplement under "Summary of Prospectus Supplement--Relevant Dates and Periods". The Rated Final Distribution Date, which is also defined under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement, will occur in June 2032.

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the Offered Certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated June 3, 1999 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and (b) this prospectus supplement dated June 11, 1999 (this "Prospectus Supplement"), which describes the specific terms of the Offered Certificates.

         YOU SHOULD READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. If the descriptions of the Offered Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement. You should only rely on the information contained in this Prospectus Supplement and the Prospectus. The Depositor has not authorized any person to give any information or to make any representation that is different from the information contained in this Prospectus Supplement or the Prospectus.

         This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

         This Prospectus Supplement uses certain capitalized terms that are defined either in a different section of this Prospectus Supplement or in the Prospectus. Each of this Prospectus Supplement and the Prospectus includes an "Index of Principal Definitions" that identifies where to locate the definitions for those capitalized terms that are most significant or are most commonly used.


                           FORWARD-LOOKING STATEMENTS

         This Prospectus Supplement and the Prospectus include words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any related borrower. The forward-looking statements made in this Prospectus Supplement are made as of the date stated on the cover of this Prospectus Supplement. The Depositor has no obligation to update or revise any such forward-looking statement.

                          -----------------------------

         The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement and the Prospectus form a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http:\\www.sec.gov).

                          -----------------------------

         The Underwriters are offering the Offered Certificates subject to prior sale, when, as and if delivered to and accepted by them, and subject to certain other conditions. DLJSC and Goldman Sachs are acting as co-lead managers and co-bookrunners. It is expected that the Depositor will deliver the Offered Certificates in book-entry form only through the facilities of The Depository Trust Company (in the United States) or Cedel Bank, Societe Anonyme or the Euroclear System (in Europe), on or about June 22, 1999, against payment therefor in immediately available funds.

                          -----------------------------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
IMPORTANT NOTICE ABOUT THE
  INFORMATION CONTAINED IN
  THIS PROSPECTUS SUPPLEMENT AND
  THE ACCOMPANYING PROSPECTUS.............................................S-2

FORWARD-LOOKING STATEMENTS................................................S-3

EXECUTIVE SUMMARY.........................................................S-6

SUMMARY OF
  PROSPECTUS SUPPLEMENT...................................................S-7

RISK FACTORS.............................................................S-37
     Risks Related to the Offered Certificates...........................S-37
     Risks Related to the Mortgage Loans.................................S-41

DESCRIPTION OF THE MORTGAGE POOL.........................................S-60
     General.............................................................S-60
     Certain Terms and Conditions
       of the Mortgage Loans.............................................S-63
     Certain Mortgage Pool Characteristics...............................S-71
     Additional Mortgage Loan Information................................S-77
     Certain Underwriting Matters........................................S-79
     Cash Management and
       Certain Escrows and Reserves......................................S-84
     Significant Mortgage Loans..........................................S-86
     The Mortgage Loan Sellers
       and the Originators...............................................S-95
     Assignment of the Mortgage Loans....................................S-96
     Representations and Warranties......................................S-97
     Cures, Repurchases and Substitutions................................S-99
     Changes in Mortgage Pool Characteristics...........................S-100

SERVICING OF THE MORTGAGE LOANS.........................................S-101
     General............................................................S-101
     The Master Servicer and
       the Special Servicer.............................................S-104
     Servicing and Other Compensation
       and Payment of Expenses..........................................S-104
     Modifications, Waivers,
       Amendments and Consents..........................................S-109
     The Controlling Class Representative...............................S-111
     Replacement of the Special Servicer................................S-114
     Sale of Defaulted Mortgage Loans...................................S-114
     Inspections; Collection of
       Operating Information............................................S-115
     Evidence as to Compliance..........................................S-115
     Sale of Master Servicing Rights....................................S-116

DESCRIPTION OF THE
   OFFERED CERTIFICATES.................................................S-116
     General............................................................S-116
     Registration and Denominations.....................................S-119
     Delivery, Form and Denomination....................................S-119
     Seniority..........................................................S-121
     Certain Relevant Characteristics of
        the Mortgage Loans..............................................S-123
     Distributions......................................................S-124
     Allocation of Losses and
        Certain Other Shortfalls and Expenses...........................S-133
     P&I Advances.......................................................S-134
     Appraisal Reductions...............................................S-135
     Reports to Certificateholders;
        Certain Available Information...................................S-137
     Voting Rights......................................................S-139
     Termination........................................................S-139
     The Trustee........................................................S-140

YIELD AND MATURITY
   CONSIDERATIONS.......................................................S-141
     Yield Considerations...............................................S-141
     Weighted Average Lives of
        Certain Classes of Offered Certificates.........................S-144
     The Maturity Assumptions...........................................S-145
     Yield Sensitivity of the
        Class S Certificates............................................S-146

USE OF PROCEEDS.........................................................S-147

FEDERAL INCOME TAX
   CONSEQUENCES.........................................................S-147
     General............................................................S-147
     Discount and Premium;
        Prepayment Consideration........................................S-147
     Constructive Sales of Class S Certificates.........................S-149
     Characterization of Investments
        in Offered Certificates.........................................S-149
     Possible Taxes on Income From
        Foreclosure Property and Other Taxes............................S-149
     Taxation of Foreign Certificateholders.............................S-150

CERTAIN ERISA CONSIDERATIONS............................................S-151

LEGAL INVESTMENT........................................................S-154

METHOD OF DISTRIBUTION..................................................S-155

                                                                         Page
                                                                         ----

LEGAL MATTERS...........................................................S-156

RATINGS.................................................................S-156

INDEX OF PRINCIPAL DEFINITIONS..........................................S-158

EXHIBIT A-1--
    Certain Characteristics of Mortgage Loans
      and Mortgaged Properties..........................................A-1-1

EXHIBIT A-2--
    Mortgage Pool Information...........................................A-2-1

EXHIBIT B--
    Form of Trustee Report................................................B-1

EXHIBIT C--
    Decrement Tables for Certain Classes
       of Offered Certificates............................................C-1

EXHIBIT D--
    Price/Yield Tables for the
       Class S Certificates...............................................D-1

EXHIBIT E--
    Global Clearance, Settlement and Tax
       Documentation Procedures...........................................E-1

EXHIBIT F--
    Summary Term Sheet....................................................F-1

                                EXECUTIVE SUMMARY

         This Executive Summary summarizes selected information relating to the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL.

------------------------------------------------------------------------------------------------------------------------------------
                         INITIAL AGGREGATE
                       CERTIFICATE PRINCIPAL    APPROX.       APPROX.        PASS-THROUGH     INITIAL      WEIGHTED
CLASS    RATINGS (1)        BALANCE OR           % OF      INITIAL CREDIT       RATE           PASS-       AVERAGE      PRINCIPAL
                       CERTIFICATE NOTIONAL  INITIAL POOL    SUPPORT (3)     DESCRIPTION     THROUGH        LIFE        WINDOW(4)
                            AMOUNT (2)          BALANCE                                        RATE      (YEARS)(4)
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
S         Aaa/AAA        $1,550,429,606 (5)      N/A         N/A              Variable        0.4577%        N/A           N/A
                                                                           (Interest Only)
------------------------------------------------------------------------------------------------------------------------------------
A-1A      Aaa/AAA        $  241,610,000         15.58%      27.00%             Fixed          6.8800%        5.7      7/99 - 7/08
------------------------------------------------------------------------------------------------------------------------------------
A-1B      Aaa/AAA        $  890,203,000         57.42%      27.00%          WAC Cap (6)       7.3000%        9.7      7/08 - 6/09
------------------------------------------------------------------------------------------------------------------------------------
A-2       Aa2/AA         $   69,769,000         4.50%       22.50%          WAC Cap (6)       7.4500%        9.9      6/09 - 6/09
------------------------------------------------------------------------------------------------------------------------------------
A-3        A2/A          $   81,398,000         5.25%       17.25%          WAC Cap (6)       7.6067%        9.9      6/09 - 6/09
------------------------------------------------------------------------------------------------------------------------------------
A-4        A3/A-         $   19,380,000         1.25%       16.00%            WAC (7)         7.6067%        9.9      6/09 - 6/09
------------------------------------------------------------------------------------------------------------------------------------
B-1      Baa2/BBB        $   58,141,000         3.75%       12.25%            WAC (7)         7.6067%        9.9      6/09 - 6/09
------------------------------------------------------------------------------------------------------------------------------------
B-2      Baa3/BBB-       $   23,257,000         1.50%       10.75%            WAC (7)         7.6067%        9.9      6/09 - 6/09
------------------------------------------------------------------------------------------------------------------------------------
Private Certificates--Not Offered Hereby (8)
------------------------------------------------------------------------------------------------------------------------------------
B-3         (9)          $   38,761,000         2.50%         (9)             Fixed          6.1000%        (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-4         (9)          $   31,008,000         2.00%         (9)             Fixed          6.1000%        (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-5         (9)          $   15,505,000         1.00%         (9)             Fixed          6.1100%        (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-6         (9)          $   19,380,000         1.25%         (9)             Fixed          6.1100%        (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-7         (9)          $   15,504,000         1.00%         (9)             Fixed          6.1100%        (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
B-8         (9)          $   15,505,000         1.00%         (9)             Fixed          6.1100%        (9)          (9)
------------------------------------------------------------------------------------------------------------------------------------
C           (9)          $   31,008,606         2.00%         N/A             Fixed          6.1100%        (9)          (6)
------------------------------------------------------------------------------------------------------------------------------------

---------------------

(1)      Ratings shown are those of Moody's and Fitch, respectively.
(2) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any class of Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.
(3) Represents the initial aggregate Certificate Principal Balance (expressed as a percentage of the Initial Pool Balance) of all classes of Certificates subordinate to the indicated class.
(4) Based on the assumptions that each borrower timely makes all payments on its underlying mortgage loan, that each underlying mortgage loan with an Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement) is paid in full on such date, and that no underlying mortgage loan is otherwise prepaid prior to stated maturity. Further based on the other Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this Prospectus Supplement).
(5)      Aggregate Certificate Notional Amount.
(6) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of (i) the initial Pass-Through Rate for the subject class of Certificates (or, in the case of the Class A-3 Certificates, 7.6400% per annum) and (ii) a weighted average coupon derived from certain net interest rates on the underlying mortgage loans.
(7) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from certain net interest rates on the underlying mortgage loans.
(8) The Private Certificates will also include the Class D-1, Class D-2, Class R-I, Class R-II and Class R-III Certificates, which are not shown above. Such Private Certificates do not have Certificate Principal Balances or Pass-Through Rates.
(9)      Not presented.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL.


                           OVERVIEW OF THE TRANSACTION

ESTABLISHMENT OF THE TRUST ...........   The Depositor is establishing a trust,
                                         to be designated as DLJ Commercial
                                         Mortgage Trust 1999-CG2 (the "Trust").
                                         The assets of the Trust (collectively,
                                         the "Trust Fund") will primarily
                                         consist of a pool (the "Mortgage Pool")
                                         of certain multifamily rental and
                                         commercial mortgage loans having the
                                         characteristics described in this
                                         Prospectus Supplement (the "Mortgage
                                         Loans").

ISSUANCE OF THE CERTIFICATES..........   The Depositor is establishing the Trust
                                         for purposes of issuing the Series
                                         1999-CG2 Commercial Mortgage
                                         Pass-Through Certificates (the
                                         "Certificates") in multiple classes
                                         (each, a "Class"). The Certificates
                                         will, in the aggregate, represent the
                                         entire beneficial ownership of the
                                         Trust. The registered holders of the
                                         Certificates are "Holders" or
                                         "Certificateholders".

GOVERNING DOCUMENT....................   The governing document for purposes of
                                         establishing the Trust and issuing the
                                         Certificates will be a Pooling and
                                         Servicing Agreement to be dated as of
                                         the Cut-off Date, between the
                                         Depositor, the Trustee, the REMIC
                                         Administrator, the Master Servicer and
                                         the Special Servicer (the "Pooling
                                         Agreement"). See "--The Relevant
                                         Parties" and "--Relevant Dates and
                                         Periods" below. The Pooling Agreement
                                         will also govern the servicing and
                                         administration of the Mortgage Loans
                                         and the other assets of the Trust. The
                                         Depositor will file a copy of the
                                         Pooling Agreement with the SEC as an
                                         exhibit to a Current Report on Form 8-K
                                         (the "Form 8-K"), within 15 days after
                                         the initial issuance of the Offered
                                         Certificates. The SEC will make the
                                         Form 8-K and its exhibits available to
                                         the public for inspection.


                                RELEVANT PARTIES

DEPOSITOR.............................   DLJ Commercial Mortgage Corp., a
                                         Delaware corporation and an affiliate
                                         of both Column (one of the Mortgage
                                         Loan Sellers described below) and
                                         DLJSC. The Depositor's address is 277
                                         Park Avenue, 9th Floor, New York, New
                                         York 10172 and its telephone number is
                                         (212) 892-3000. See "The Depositor" in
                                         the Prospectus.

MASTER SERVICER.......................   GE Capital Loan Services, Inc., a
                                         Delaware corporation and an affiliate
                                         of GECA (one of the Mortgage Loan
                                         Sellers described below). See
                                         "Servicing of the Mortgage Loans--The
                                         Master Servicer and the Special
                                         Servicer" in this Prospectus
                                         Supplement.

SPECIAL SERVICER......................   Banc One Mortgage Capital Markets, LLC,
                                         a Delaware limited liability company.
                                         See "Servicing of the Mortgage
                                         Loans--The Master Servicer and the
                                         Special Servicer" in this Prospectus
                                         Supplement.

                                         The Holders of Certificates
                                         representing a majority interest in the
                                         Controlling Class will have the right,
                                         subject to certain conditions described
                                         in this Prospectus Supplement, to
                                         replace the Special Servicer and,
                                         further, to select a representative
                                         that may direct and advise the Special
                                         Servicer on various servicing matters.
                                         At any particular time, the
                                         "Controlling Class" will, in general,
                                         be the most subordinate Class of the
                                         Certificates (other than the Class D-1,
                                         Class D-2, Class S, Class R-I, Class
                                         R-II and Class R-III Certificates) then
                                         outstanding that has a then-current
                                         aggregate Certificate Principal Balance
                                         that is not less than 25% of such
                                         Class' initial aggregate Certificate
                                         Principal Balance. See also "Servicing
                                         of the Mortgage Loans--Replacement of
                                         the Special Servicer" and "--The
                                         Controlling Class Representative" in
                                         this Prospectus Supplement.

TRUSTEE AND REMIC ADMINISTRATOR.......   Norwest Bank Minnesota, National
                                         Association, a national banking
                                         association. See "Description of the
                                         Offered Certificates--The Trustee" in
                                         this Prospectus Supplement. The Trustee
                                         will also have certain duties with
                                         respect to REMIC administration (in
                                         such capacity, the "REMIC
                                         Administrator").

MORTGAGE LOAN SELLERS.................   GE Capital Access, Inc. ("GECA"), a
                                         Delaware corporation and an affiliate
                                         of the Master Servicer; Column
                                         Financial, Inc. ("Column"), a Delaware
                                         corporation and an affiliate of both
                                         the Depositor and DLJSC; and Goldman
                                         Sachs Mortgage Company ("GSMC"), a New
                                         York limited partnership and an
                                         affiliate of Goldman Sachs. The
                                         Mortgage Loan Sellers will sell their
                                         respective Mortgage Loans to the
                                         Depositor, which will, in turn,
                                         transfer them to the Trust. The
                                         Mortgage Loans to be sold by GECA are
                                         called the "GECA Mortgage Loans", the
                                         Mortgage Loans to be sold by Column are
                                         called the "Column Mortgage Loans" and
                                         the Mortgage Loans to be sold by GSMC
                                         are called the "GSMC Mortgage Loans".

                                         MORTGAGE            NUMBER OF         % OF INITIAL
                                         LOAN SELLER       MORTGAGE LOANS      POOL BALANCE
                                         -----------       --------------      ------------
                                         GECA                   121                45.5%
                                         Column                 176                37.2%
                                         GSMC                    46                17.2%

                                         GECA acquired all of the GECA Mortgage
                                         Loans from its parent, General Electric
                                         Capital Corporation ("GECC"), by
                                         capital ---- contribution. Column
                                         either originated all of the Column
                                         Mortgage Loans or acquired them,
                                         directly or through an affiliate
                                         thereof, from the related originator.
                                         GSMC acquired all of the GSMC Mortgage
                                         Loans, directly or through an affiliate
                                         thereof, from the related originator.
                                         See "Description of the Mortgage
                                         Pool--The Mortgage Loan Sellers and the
                                         Originators" in this Prospectus
                                         Supplement.

ORIGINATORS...........................   Each Mortgage Loan was originated by
                                         one of the following parties
                                         (collectively, the "Originators"):

                                         o   GECC originated all of the GECA
                                             Mortgage Loans.

                                         o   Column originated one hundred
                                             sixty-seven (167) of the Column
                                             Mortgage Loans, representing 35.6%
                                             of the Initial Pool Balance.

                                         o   Union Capital Investments, LLC
                                             ("Union Capital") originated nine
                                             (9) of the Column Mortgage Loans,
                                             representing 1.6% of the Initial
                                             Pool Balance.

                                         o   Archon Financial, L.P. ("Archon
                                             Financial") originated forty-two
                                             (42) of the GSMC Mortgage Loans,
                                             representing 15.5% of the Initial
                                             Pool Balance.

                                         o   Bankers Mutual, a division of
                                             Franchise Mortgage Acceptance
                                             Company ("FMAC"), originated three
                                             (3) of the GSMC Mortgage Loans,
                                             representing 1.6% of the Initial
                                             Pool Balance.

                                         o   Central Park Capital, L.P.
                                             ("Central Park") originated one (1)
                                             of the GSMC Mortgage Loans,
                                             representing 0.1% of the Initial
                                             Pool Balance.

                                         See "The Mortgage Loan Sellers and the
                                         Originators" in this Prospectus
                                         Supplement.


                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..........................   June 1, 1999.  The Cut-off Date is the
                                         date as of which the Depositor will
                                         establish the Trust.

CLOSING DATE..........................   On or about June 22, 1999.  The Closing
                                         Date is the date on which the Offered
                                         Certificates will initially be issued.

DISTRIBUTION DATE.....................   With respect to any calendar month
                                         (beginning with July 1999), the later
                                         of (i) the tenth day of such month (or,
                                         if such tenth day is not a business
                                         day, then the next succeeding business
                                         day) and (ii) the fourth business day
                                         following the Determination Date in
                                         such month. The Distribution Date is
                                         the date during any such calendar month
                                         on which distributions are to be made
                                         on the Certificates.

RECORD DATE...........................   With respect to any Distribution Date,
                                         the last business day of the calendar
                                         month immediately preceding the month
                                         in which such Distribution Date occurs.
                                         The Record Date is relevant for
                                         establishing which Holders of the
                                         Certificates are entitled to receive
                                         distributions on the related
                                         Distribution Date.

DETERMINATION DATE....................   With respect to any calendar month
                                         (beginning with July 1999), the fourth
                                         day of such calendar month (or, if any
                                         such fourth day is not a business day,
                                         the immediately preceding business
                                         day). The Determination Date is
                                         relevant for purposes of establishing
                                         the end of the Collection Period for
                                         the next succeeding Distribution Date.

COLLECTION PERIOD.....................   With respect to any Distribution Date,
                                         the period that begins immediately
                                         following the Determination Date in the
                                         calendar month prior to the month in
                                         which such Distribution Date occurs and
                                         continues through and includes the
                                         Determination Date in the calendar
                                         month in which such Distribution Date
                                         occurs, except that the first
                                         Collection Period begins immediately
                                         following the Cut-off Date. Amounts
                                         available for distribution on any
                                         Distribution Date will be a function of
                                         the payments and other collections
                                         received, and any advances of payments
                                         due, in respect of the Mortgage Loans
                                         during the related Collection Period.

INTEREST ACCRUAL PERIOD...............   With respect to any Distribution Date,
                                         the calendar month immediately
                                         preceding the month in which such
                                         Distribution Date occurs. The amount of
                                         interest distributable with respect to
                                         the interest-bearing Certificates on
                                         any Distribution Date will be a
                                         function of the interest accrued during
                                         the related Interest Accrual Period.

RATED FINAL DISTRIBUTION DATE.........   The Distribution Date in June 2032.
                                         The Rated Final Distribution Date is
                                         set at the first Distribution Date
                                         following the third anniversary of the
                                         end of the amortization term for the
                                         Mortgage Loan with the longest
                                         remaining amortization term as of the
                                         Closing Date. Each rating assigned to
                                         the Offered Certificates will represent
                                         the respective Rating Agency's
                                         assessment of the likelihood of timely
                                         receipt by the Holders thereof of all
                                         interest to which they are entitled on
                                         each Distribution Date and, except in
                                         the case of the Class S Certificates,
                                         the ultimate receipt by the Holders
                                         thereof of all principal to which they
                                         are entitled by the Rated Final
                                         Distribution Date.

ASSUMED FINAL DISTRIBUTION DATE.......   With respect to any Class of
                                         Certificates, the Distribution Date on
                                         which the Holders of such Certificates
                                         would be expected to receive their last
                                         distribution based upon--

                                         o   the assumption that each borrower
                                             timely makes all payments on its
                                             Mortgage Loan;

                                         o   the assumption that each Mortgage
                                             Loan with an Anticipated Repayment
                                             Date is paid in full on that date;

                                         o   the assumption that no borrower
                                             otherwise prepays its Mortgage Loan
                                             prior to stated maturity; and

                                         o   the other Maturity Assumptions set
                                             forth under "Yield and Maturity
                                             Considerations" in this Prospectus
                                             Supplement.

                                         The Assumed Final Distribution Date for
                                         each Class of Offered Certificates is
                                         the Distribution Date occurring in the
                                         calendar month and year set forth below
                                         for such Class.

                                                                MONTH OF
                                                              ASSUMED FINAL
                                         CLASS              DISTRIBUTION DATE
                                         -----              -----------------
                                         Class S                June 2024
                                         Class A-1A             July 2008
                                         Class A-1B             June 2009
                                         Class A-2              June 2009
                                         Class A-3              June 2009
                                         Class A-4              June 2009
                                         Class B-1              June 2009
                                         Class B-2              June 2009


                          OVERVIEW OF THE CERTIFICATES

GENERAL...............................   The Certificates will consist of twenty
                                         (20) Classes, only eight (8) of which
                                         are being offered pursuant to this
                                         Prospectus Supplement and the
                                         Prospectus. Those Certificates that are
                                         being so offered pursuant to this
                                         Prospectus Supplement and the
                                         Prospectus are the "Offered
                                         Certificates".

                                         The Depositor does not intend to
                                         register any of the remaining Classes
                                         of Certificates (collectively, the
                                         "Private Certificates") under the
                                         Securities Act and is not offering such
                                         Certificates pursuant to this
                                         Prospectus Supplement or the
                                         Prospectus. The Depositor has included
                                         information regarding the Private
                                         Certificates in this Prospectus
                                         Supplement because of its potential
                                         relevance to an investment decision
                                         with respect to the Offered
                                         Certificates.

THE OFFERED CERTIFICATES..............   Each Class of Offered Certificates will
                                         have the approximate initial aggregate
                                         Certificate Principal Balance or
                                         Certificate Notional Amount set forth
                                         below and will accrue interest at an
                                         annual rate (the "Pass-Through Rate")
                                         set forth or otherwise described below:

                                                                APPROX.
                                                           INITIAL AGGREGATE
                                                         CERTIFICATE PRINCIPAL
                                                         BALANCE OR CERTIFICATE       PASS-THROUGH
                                         CLASS             NOTIONAL AMOUNT(1)             RATE
                                         -----           ----------------------       ------------
                                         Class S              $1,550,429,606(2)        0.4577%(3)
                                         Class A-1A           $  241,610,000           6.8800%(4)
                                         Class A-1B           $  890,203,000           7.3000%(5)
                                         Class A-2            $   69,769,000           7.4500%(5)
                                         Class A-3            $   81,398,000           7.6067%(5)
                                         Class A-4            $   19,380,000           7.6067%(6)
                                         Class B-1            $   58,141,000           7.6067%(6)
                                         Class B-2            $   23,257,000           7.6067%(6)

                                 ---------------

                                         (1) The actual initial aggregate
                                             Certificate Principal Balance or
                                             Certificate Notional Amount of any
                                             Class of Offered Certificates at
                                             the date of issuance may be larger
                                             or smaller than the amount shown
                                             above, depending on the actual size
                                             of the Initial Pool Balance. The
                                             actual size of the Initial Pool
                                             Balance may be as much as 5% larger
                                             or smaller than the amount
                                             presented in this Prospectus
                                             Supplement.

                                         (2) The Class S Certificates will
                                             accrue interest based on an
                                             aggregate Certificate Notional
                                             Amount equal to the aggregate
                                             Certificate Principal Balance
                                             outstanding from time to time of
                                             all those Certificates that have
                                             Certificate Principal Balances.

                                         (3) The Pass-Through Rate shown above
                                             for the Class S Certificates is the
                                             rate applicable for the
                                             Distribution Date in July 1999. The
                                             Pass-Through Rate for such Class
                                             will be variable as described under
                                             "Description of the Offered
                                             Certificates--Distributions--
                                             Calculation of Pass-Through Rates"
                                             in this Prospectus Supplement. In
                                             general, the Pass-Through Rate for
                                             such Class will equal the weighted
                                             average of the strip rates at which
                                             interest accrues on the respective
                                             components of the aggregate
                                             Certificate Notional Amount of the
                                             Class S Certificates from time to
                                             time.

                                         (4) Fixed Pass-Through Rate.

                                         (5) The Pass-Through Rates shown above
                                             for the Class A-1B, Class A-2 and
                                             Class A-3 Certificates are the
                                             rates applicable for the
                                             Distribution Date in July 1999. The
                                             Pass-Through Rate for each such
                                             Class will be subject to change as
                                             described under "Description of the
                                             Offered Certificates--
                                             Distributions-- Calculation of
                                             Pass-Through Rates" in this
                                             Prospectus Supplement. In general,
                                             the Pass-Through Rate for each such
                                             Class will equal the lesser of (i)
                                             the rate per annum specified above
                                             for such Class (or, in the case of
                                             the Class A-3 Certificates,
                                             7.6400%) and (ii) a weighted
                                             average coupon derived from certain
                                             net interest rates on the Mortgage
                                             Loans.

                                         (6) The Pass-Through Rates shown above
                                             for the Class A-4, Class B-1 and
                                             Class B-2 Certificates are the
                                             rates applicable for the
                                             Distribution Date in July 1999. The
                                             Pass-Through Rate for each such
                                             Class will be variable as described
                                             under "Description of the Offered
                                             Certificates--Distributions--
                                             Calculation of Pass-Through Rates"
                                             in this Prospectus Supplement. In
                                             general, the Pass-Through Rate for
                                             each such Class will equal a
                                             weighted average coupon derived
                                             from certain net interest rates on
                                             the Mortgage Loans.

                                         See "Description of the Offered
                                         Certificates--General" and
                                         "--Distributions--Calculation of
                                         Pass-Through Rates" in this Prospectus
                                         Supplement.

THE PRIVATE CERTIFICATES..............   Each Class of the Private Certificates
                                         will have the approximate initial
                                         aggregate Certificate Principal Balance
                                         set forth below and will accrue
                                         interest at the Pass-Through Rate set
                                         forth below:

                                                                      APPROX. INITIAL
                                                                    AGGREGATE CERTIFICATE        PASS-THROUGH
                                         CLASS                      PRINCIPAL BALANCE(1)             RATE
                                         -----                      --------------------         -------------
                                         Class B-3                      $ 38,761,000              6.1000%(2)
                                         Class B-4                      $ 31,008,000              6.1000%(2)
                                         Class B-5                      $ 15,505,000              6.1100%(2)
                                         Class B-6                      $ 19,380,000              6.1100%(2)
                                         Class B-7                      $ 15,504,000              6.1100%(2)
                                         Class B-8                      $ 15,505,000              6.1100%(2)
                                         Class C                        $ 31,008,606              6.1100%(2)
                                         Class D-1                         N/A (3)                  N/A(3)
                                         Class D-2                         N/A (3)                  N/A(3)
                                         Class R-I                         N/A (4)                  N/A(4)
                                         Class R-II                        N/A (4)                  N/A(4)
                                         Class R-III                       N/A (4)                  N/A(4)

                                         ---------------

                                         (1) The actual initial aggregate
                                             Certificate Principal Balance of
                                             any Class of Private Certificates
                                             at the date of issuance may be
                                             larger or smaller than the amount
                                             shown above, depending on the
                                             actual size of the Initial Pool
                                             Balance. The actual size of the
                                             Initial Pool Balance may be as much
                                             as 5% larger or smaller than the
                                             amount presented in this Prospectus
                                             Supplement.

                                         (2) Fixed Pass-Through Rate.

                                         (3) Holders of the Class D-1 and Class
                                             D-2 Certificates will be entitled
                                             to receive, if and when paid,
                                             certain additional interest accrued
                                             in respect of the Mortgage Loans
                                             with an Anticipated Repayment Date.
                                             The Class D-1 and Class D-2
                                             Certificates do not have
                                             Certificate Principal Balances or
                                             Pass-Through Rates.

                                         (4) The Class R-I, Class R-II and Class
                                             R-III Certificates are REMIC
                                             residual interests and do not have
                                             Certificate Principal Balances or
                                             Pass-Through Rates.

REGISTRATION AND DENOMINATIONS........   The Trust will be issuing the Offered
                                         Certificates in book-entry form in
                                         original denominations of: (i) in the
                                         case of the Class S Certificates,
                                         $10,000 initial Certificate Notional
                                         Amount and in any whole dollar
                                         denomination in excess thereof; and
                                         (ii) in the case of the other Classes
                                         of Offered Certificates, $10,000
                                         initial Certificate Principal Balance
                                         and in any whole dollar denomination in
                                         excess thereof.

                                         You will hold your Certificates through
                                         either the Depository Trust Company
                                         ("DTC") (in the United States) or Cedel
                                         Bank, Societe Anonyme ("Cedel") or The
                                         Euroclear System ("Euroclear") (in
                                         Europe). Transfers within DTC, Cedel or
                                         Euroclear, as the case may be, will be
                                         in accordance with the usual rules and
                                         operating procedures of the relevant
                                         system. As a result, you will not
                                         receive a fully registered physical
                                         certificate representing your interest
                                         in any Offered Certificate, except
                                         under the limited circumstances
                                         described in this Prospectus Supplement
                                         and in the Prospectus. Crossmarket
                                         transfers between persons holding
                                         directly or indirectly through DTC, on
                                         the one hand, and
                                         counterparties holding directly or
                                         indirectly through Cedel or Euroclear,
                                         on the other, will be effected in DTC
                                         through the relevant depositaries of
                                         Cedel or Euroclear. The Depositor may
                                         elect to terminate the book-entry
                                         system through DTC with respect to any
                                         portion of any Class of the Offered
                                         Certificates. See "Description of the
                                         Offered Certificates--Registration and
                                         Denominations" in this Prospectus
                                         Supplement and "Description of the
                                         Certificates--Book-Entry Registration
                                         and Definitive Certificates" in the
                                         Prospectus.

OPTIONAL TERMINATION..................   The Master Servicer, the Special
                                         Servicer or any single Holder or group
                                         of Holders of Certificates representing
                                         a majority interest in the Controlling
                                         Class, in that order of priority, may
                                         terminate the Trust when the aggregate
                                         Stated Principal Balance (as defined
                                         under "Description of the Offered
                                         Certificates--Certain Relevant
                                         Characteristics of the Mortgage Loans"
                                         in this Prospectus Supplement) of the
                                         Mortgage Pool is less than 1.0% of the
                                         Initial Pool Balance. See "Description
                                         of the Offered Certificates--
                                         Termination" in this Prospectus
                                         Supplement.

FEDERAL INCOME TAX CONSEQUENCES.......   The REMIC Administrator will make
                                         elections to treat designated portions
                                         of the Trust Fund as at least three
                                         separate "real estate mortgage
                                         investment conduits" (each, a "REMIC")
                                         under Sections 860A through 860G of the
                                         Internal Revenue Code of 1986 (the
                                         "Code"). The designations for such
                                         REMICs are as follows:

                                         o   "REMIC I" will (except as described
                                             in the next sentence) hold the
                                             Mortgage Loans, as well as any
                                             Mortgaged Properties (as defined in
                                             this Prospectus Supplement under
                                             "--The Mortgage Loans and Mortgaged
                                             Properties" below) that may be
                                             acquired by the Trust following a
                                             borrower default, but will exclude
                                             collections of certain additional
                                             interest accrued (and deferred as
                                             to payment) in respect of each
                                             Mortgage Loan with an Anticipated
                                             Repayment Date that remains
                                             outstanding thereafter (such
                                             excluded collections of additional
                                             interest, the "Non-REMIC Trust
                                             Assets") and will also exclude
                                             certain subservicing fees. Each of
                                             certain individual Mortgage Loans
                                             may constitute the sole asset of a
                                             separate REMIC (each such REMIC, a
                                             "Loan REMIC") and the "regular
                                             interest" of each Loan REMIC
                                             (instead of the related Mortgage
                                             Loan) will be an asset of REMIC I.

                                         o   "REMIC II" will hold the "regular
                                             interests" in REMIC I.

                                         o   "REMIC III" will hold the "regular
                                             interests" in REMIC II.

                                         REMIC I, REMIC II, REMIC III and the
                                         respective Loan REMICs (if any) are
                                         each a "REMIC Pool".

                                         The Non-REMIC Trust Assets will be
                                         divided into two (2) groups, each of
                                         which will constitute a grantor trust
                                         (together, the "Grantor Trusts") for
                                         federal income tax purposes.

                                         The Offered Certificates will be
                                         treated as "regular interests" (or, in
                                         the case of the Class S Certificates,
                                         multiple "regular interests") in REMIC
                                         III. This means that they will be
                                         treated as newly issued debt
                                         instruments for federal income tax
                                         purposes. You will have to report
                                         income on your Certificates in
                                         accordance with the accrual method of
                                         accounting even if you are otherwise a
                                         cash method taxpayer. The Offered
                                         Certificates will not represent any
                                         interest in the Grantor Trusts.

                                         The Class S and Class B-2 Certificates
                                         will be issued with original issue
                                         discount. The Class B-1 Certificates
                                         will be issued with a de minimis amount
                                         of original issue discount. The other
                                         Classes of Offered Certificates will
                                         not be issued with original issue
                                         discount. If you own a Certificate
                                         issued with original issue discount,
                                         you may have to report original issue
                                         discount income (and be subject to a
                                         tax thereon) before you receive a
                                         corresponding cash distribution.

                                         For tax information reporting purposes,
                                         the REMIC Administrator will compute
                                         the accrual of discount and premium on
                                         the Certificates, based on the
                                         assumption that each Mortgage Loan with
                                         an Anticipated Repayment Date will be
                                         paid in full on such date and on the
                                         further assumption that no borrower
                                         will otherwise prepay its Mortgage Loan
                                         prior to stated maturity.

                                         Although it is not entirely clear, it
                                         is anticipated that any prepayment
                                         premium or yield maintenance charge
                                         allocable to a Class of Offered
                                         Certificates will be ordinary income to
                                         the Holders of such Class only after
                                         the Master Servicer's actual receipt
                                         thereof. See "Description of the
                                         Offered Certificates--Distributions--
                                         Distributions of Prepayment Premiums
                                         and Yield Maintenance Charges" and
                                         "Federal Income Tax Consequences--
                                         Discount and Premium; Prepayment
                                         Consideration" in this Prospectus
                                         Supplement.

                                         For a more detailed discussion of the
                                         federal income tax aspects of investing
                                         in the Certificates, see "Federal
                                         Income Tax Consequences" in this
                                         Prospectus Supplement and in the
                                         Prospectus.

ERISA.................................   It is anticipated that certain
                                         retirement plans and other employee
                                         benefit plans and arrangements subject
                                         to Title I of ERISA or Section 4975 of
                                         the Code will be able to invest in the
                                         Class A-1A, Class A-1B and Class S
                                         Certificates, without giving rise to a
                                         prohibited transaction, based upon an
                                         individual prohibited transaction
                                         exemption granted by the U.S.
                                         Department of Labor to each of DLJSC
                                         and Goldman Sachs by the U.S.
                                         Department of Labor. However,
                                         investments in the other Offered
                                         Certificates by, on behalf of or with
                                         assets of such entities, will be
                                         restricted as described under "Certain
                                         ERISA Considerations" in this
                                         Prospectus Supplement.

                                         If you are a fiduciary of any employee
                                         benefit plan or other retirement
                                         arrangement subject to Title I of ERISA
                                         or section 4975 of the Code, you should
                                         review carefully with your legal
                                         advisors whether the purchase or
                                         holding of the Offered Certificates
                                         could give rise to a transaction that
                                         is prohibited under ERISA or Section
                                         4975 of the Code.

                                         See "Certain ERISA Considerations" in
                                         this Prospectus Supplement and "ERISA
                                         Considerations" in the Prospectus.

LEGAL INVESTMENT......................   The Offered Certificates will not
                                         constitute "mortgage related
                                         securities" within the meaning of
                                         SMMEA.

                                         You should consult your own legal
                                         advisors to determine whether and to
                                         what extent the Offered Certificates
                                         constitute legal investments for you.
                                         See "Legal Investment" in this
                                         Prospectus Supplement and in the
                                         Prospectus.

CERTAIN INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and
                                         other collections of principal on or in
                                         respect of the Mortgage Loans will
                                         affect the yield to maturity on each
                                         Offered Certificate. In the case of
                                         Offered Certificates purchased at a
                                         discount, a slower than anticipated
                                         rate of payments and other collections
                                         of principal could result in a lower
                                         than anticipated yield. In the case of
                                         Class S Certificates or any other
                                         Offered Certificates purchased at a
                                         premium, a faster than anticipated rate
                                         of payments and other collections of
                                         principal could result in a lower than
                                         anticipated yield. If you are
                                         contemplating the purchase of Class S
                                         Certificates, you should be aware that
                                         the yield to maturity on the Class S
                                         Certificates will be highly sensitive
                                         to the rate and timing of principal
                                         prepayments and other liquidations of
                                         Mortgage Loans and that an extremely
                                         rapid rate of prepayments and/or other
                                         liquidations in respect of the Mortgage
                                         Loans could result in a complete or
                                         partial loss of your initial
                                         investment. The Pass-Through Rates for
                                         the Class S, Class A-1B, Class A-2,
                                         Class A-3, Class A-4, Class B-1 and
                                         Class B-2 Certificates are either equal
                                         to, are based upon or are limited by
                                         the weighted average of certain net
                                         interest rates on the Mortgage Loans.
                                         Such weighted average will vary as
                                         principal is received on the various
                                         Mortgage Loans at different rates and
                                         will be adversely affected by voluntary
                                         and involuntary prepayments on Mortgage
                                         Loans with relatively high mortgage
                                         interest rates. See "Yield and Maturity
                                         Considerations" in this Prospectus
                                         Supplement and in the Prospectus.

RATINGS...............................   It is a condition to the issuance of
                                         the respective Classes of the Offered
                                         Certificates that they receive the
                                         credit ratings indicated
                                         below:

                                         CLASS                    MOODY'S RATING       FITCH RATING
                                         -----                    --------------       ------------
                                         Class S                       Aaa                 AAA
                                         Class A-1A                    Aaa                 AAA
                                         Class A-1B                    Aaa                 AAA
                                         Class A-2                     Aa2                  AA
                                         Class A-3                      A2                  A
                                         Class A-4                      A3                  A-
                                         Class B-1                     Baa2                BBB
                                         Class B-2                     Baa3                BBB-

                                      S-16

                                         The ratings of the Offered Certificates
                                         address the timely payment of interest
                                         and, except in the case of the Class S
                                         Certificates, the ultimate payment of
                                         principal on or before the Rated Final
                                         Distribution Date. Such ratings do not
                                         represent any assessment of--

                                         o   the tax attributes of the Offered
                                             Certificates or of the Trust;

                                         o   whether or to what extent
                                             prepayments of principal may be
                                             received on the Mortgage Loans;

                                         o   the likelihood or frequency of
                                             prepayments of principal on the
                                             Mortgage Loans;

                                         o   the degree to which the amount or
                                             frequency of prepayments on the
                                             Mortgage Loans might differ from
                                             those originally anticipated;

                                         o   whether or to what extent the
                                             interest distributable on any Class
                                             of Certificates may be reduced in
                                             connection with interest shortfalls
                                             resulting from the timing of
                                             voluntary prepayments;

                                         o   the likelihood that prepayment
                                             premiums, yield maintenance charges
                                             or interest in excess of interest
                                             at the related Mortgage Rates will
                                             be received with respect to the
                                             Mortgage Loans; or

                                         o   whether the Holders of the Class S
                                             Certificates, despite receiving all
                                             distributions of interest to which
                                             they are entitled, would ultimately
                                             recover their initial investments
                                             in such Certificates.

                                         A security rating is not a
                                         recommendation to buy, sell or hold
                                         securities and may be subject to
                                         revision or withdrawal at any time by
                                         the assigning rating agency.

                                         For a description of the limitations of
                                         the ratings of the Offered
                                         Certificates, see "Ratings" in this
                                         Prospectus Supplement and "Risk
                                         Factors--Limited Nature of Ratings" in
                                         the Prospectus.

REPORTS TO CERTIFICATEHOLDERS.........   On each Distribution Date, the Trustee
                                         Report (substantially in the form of
                                         Exhibit B to this Prospectus
                                         Supplement) will be available to you as
                                         described under "Description of the
                                         Offered Certificates--Reports to
                                         Certificateholders; Certain Available
                                         Information" in this Prospectus
                                         Supplement.

                                         You may review a loan-by-loan listing
                                         electronically in the form of the
                                         standard CSSA loan setup file and CSSA
                                         loan periodic update file. The Trustee
                                         will electronically provide such files
                                         on a monthly basis, to the extent that
                                         it receives the information needed to
                                         do so.

                                         Upon reasonable prior notice, you may
                                         also review at the Trustee's offices
                                         during normal business hours a variety
                                         of information and documents that
                                         pertain to the Mortgage Loans and
                                         Mortgaged Properties, including loan
                                         documents, borrower operating
                                         statements, rent rolls and property
                                         inspection reports, to the extent the
                                         Trustee receives such information and
                                         documents.

                                         See "Description of the Offered
                                         Certificates--Reports to
                                         Certificateholders; Certain Available
                                         Information" in this Prospectus
                                         Supplement.

                     THE CERTIFICATES: A STRUCTURAL SUMMARY

SENIORITY.............................   The following chart sets forth the
                                         relative seniority of the respective
                                         Classes of Certificates for purposes
                                         of--

                                         o   making distributions of interest
                                             and, if and when applicable,
                                             distributions of principal, and

                                         o   allocating losses on the Mortgage
                                             Loans, as well as certain
                                             default-related and other
                                             unanticipated expenses of the
                                             Trust.

                                         Each identified Class of Certificates
                                         will, for the above specified purposes,
                                         be subordinate to each other Class of
                                         Certificates, if any, listed above it
                                         in the following chart.

                                                SUMMARY SENIORITY CHART

                                                      Most Senior

                                         ---------------------------------------
                                           Class S, Class A-1A and Class A-1B
                                         ---------------------------------------

                                                 -------------------
                                                      Class A-2
                                                 -------------------

                                                 -------------------
                                                      Class A-3
                                                 -------------------

                                                 -------------------
                                                      Class A-4
                                                 -------------------

                                                 -------------------
                                                      Class B-1
                                                 -------------------

                                                 -------------------
                                                      Class B-2
                                                 -------------------

                                         ---------------------------------------
                                         Various Classes of Private Certificates
                                              (other than the Class D-1 and
                                                 Class D-2 Certificates)
                                         ---------------------------------------

                                                    Most Subordinate


                                         THE ONLY FORM OF CREDIT SUPPORT FOR ANY
                                         CLASS OF OFFERED CERTIFICATES WILL BE
                                         THE ABOVE-REFERENCED SUBORDINATION OF
                                         THE OTHER CLASSES OF CERTIFICATES TO
                                         WHICH IT IS SENIOR, INCLUDING ALL OF
                                         THE PRIVATE CERTIFICATES (OTHER THAN
                                         THE CLASS D-1 AND CLASS D-2
                                         CERTIFICATES).

                                         Holders of the Class D-1 and Class D-2
                                         Certificates will be entitled to
                                         receive, if and when paid, certain
                                         additional interest accrued in respect
                                         of the Mortgage Loans with an
                                         Anticipated Repayment Date.
                                         Accordingly, the Class D-1 and Class
                                         D-2 Certificates are neither senior nor
                                         subordinate to any other Class of
                                         Certificates (except to the extent that
                                         amounts received on any particular
                                         Mortgage Loan with an Anticipated
                                         Repayment Date are applied first to pay
                                         amounts other than such additional
                                         interest).

                                         See "Description of the Offered
                                         Certificates--General", "--Seniority",
                                         "--Distributions" and "--Allocation of
                                         Losses and Certain Other Shortfalls and
                                         Expenses" in this Prospectus
                                         Supplement.

DISTRIBUTIONS

A.  GENERAL...........................   Distributions of interest and principal
                                         will be made to the Holders of the
                                         various Classes of Certificates
                                         entitled thereto, sequentially based
                                         upon their seniority as depicted in the
                                         Summary Seniority Chart above. See
                                         "Description of the Offered
                                         Certificates--Seniority" and
                                         "--Distributions--Priority of Payments"
                                         in this Prospectus Supplement.

B.  DISTRIBUTIONS OF INTEREST.........   Each Class of Certificates (other than
                                         the Class R-I, Class R-II, Class R-III,
                                         Class D-1 and Class D-2 Certificates)
                                         will bear interest. In the case of each
                                         such Class, such interest will accrue
                                         during each Interest Accrual Period
                                         based upon--

                                         o   the Pass-Through Rate for such
                                             Class for the related Distribution
                                             Date,

                                         o   the aggregate Certificate Principal
                                             Balance or Certificate Notional
                                             Amount, as the case may be, of such
                                             Class outstanding immediately prior
                                             to the related Distribution Date,
                                             and

                                         o   the assumption that each year
                                             consists of twelve 30-day months.

                                         The timing of a prepayment on a
                                         Mortgage Loan may result in the
                                         collection of less than a full month's
                                         interest on such Mortgage Loan during
                                         the Collection Period of prepayment. As
                                         and to the extent described in this
                                         Prospectus Supplement, such shortfalls
                                         (net of the respective portions thereof
                                         attributable to the fees of the Master
                                         Servicer and certain other items) will
                                         be allocated to reduce the amount of
                                         accrued interest otherwise payable to
                                         the Holders of the respective Classes
                                         of interest-bearing Certificates on a
                                         pro rata basis according to the
                                         respective amounts of such accrued
                                         interest.

                                         On each Distribution Date, subject to
                                         available funds and the payment
                                         priorities described above, you will be
                                         entitled to receive your proportionate
                                         share of all unpaid distributable
                                         interest accrued in respect of your
                                         Class of Offered Certificates through
                                         the end of the related Interest Accrual
                                         Period.

                                         See "Description of the Offered
                                         Certificates--Distributions
                                         --Calculation of Interest" and
                                         "--Allocation of Losses and Certain
                                         Other Shortfalls and Expenses" in this
                                         Prospectus Supplement.

C.  DISTRIBUTIONS OF PRINCIPAL........   Those Certificates with Certificate
                                         Principal Balances are "Principal
                                         Balance Certificates". The Class S
                                         Certificates do not have a Certificate
                                         Principal Balance. In general, subject
                                         to available funds and the payment
                                         priorities described above, the Holders
                                         of each Class of Principal Balance
                                         Certificates will be entitled to
                                         receive a total amount of principal
                                         over time equal to the aggregate
                                         Certificate Principal Balance of such
                                         Class. However, the Pooling Agreement
                                         will require the

                                         Trustee to make such distributions of
                                         principal in a specified sequential
                                         order such that--

                                         o   No distributions of principal will
                                             be made to the Holders of any Class
                                             of Private Certificates until the
                                             aggregate Certificate Principal
                                             Balance of the Offered Certificates
                                             is reduced to zero.

                                         o   No distributions of principal will
                                             be made to the Holders of the Class
                                             A-2, Class A-3, Class A-4, Class
                                             B-1 or Class B-2 Certificates
                                             until, in the case of each such
                                             Class, the aggregate Certificate
                                             Principal Balance of all more
                                             senior Classes of Offered
                                             Certificates is reduced to zero.

                                         o   No distributions of principal will
                                             be made to the Holders of the Class
                                             A-1B Certificates until either:

                                             (i)  the aggregate Certificate
                                                  Principal Balance of the Class
                                                  A-1A Certificates is reduced
                                                  to zero; or

                                             (ii) the aggregate Certificate
                                                  Principal Balance of the Class
                                                  A-2, Class A-3, Class A-4,
                                                  Class B-1, Class B- 2, Class
                                                  B-3, Class B-4, Class B-5,
                                                  Class B-6, Class B-7, Class
                                                  B-8 and Class C Certificates
                                                  is reduced to zero due to
                                                  losses on the Mortgage Loans
                                                  and/or certain default-related
                                                  or other unanticipated
                                                  expenses of the Trust and, as
                                                  a result, the Class A- 1A and
                                                  Class A-1B Certificates are
                                                  the only outstanding Principal
                                                  Balance Certificates (in which
                                                  case, distributions of
                                                  principal will be made to the
                                                  Holders of the Class A-1A
                                                  Certificates and the Holders
                                                  of the Class A-1B Certificates
                                                  on a pro rata basis).

                                         The aggregate distributions of
                                         principal to be made on the respective
                                         Classes of Principal Balance
                                         Certificates on any Distribution Date
                                         will in general be a function of--

                                         o   the amount of scheduled payments of
                                             principal due (or, in some cases,
                                             deemed due) on the Mortgage Loans
                                             during the related Collection
                                             Period that are either received as
                                             of the related Determination Date
                                             or advanced by the Master Servicer,
                                             and

                                         o   the amount of any prepayments and
                                             other unscheduled collections of
                                             previously unadvanced principal in
                                             respect of the Mortgage Loans that
                                             are received during the related
                                             Collection Period.

                                         See "Description of the Offered
                                         Certificates--Distributions
                                         --Calculation of the Principal
                                         Distribution Amount" and
                                         "--Distributions--Priority of Payments"
                                         in this Prospectus Supplement.

D.  DISTRIBUTIONS OF
        PREPAYMENT PREMIUMS AND
        YIELD MAINTENANCE CHARGES.....   Any prepayment premium or yield
                                         maintenance charge collected in respect
                                         of a Mortgage Loan will be distributed,
                                         in the proportions described in this
                                         Prospectus Supplement, to the Holders
                                         of the Class S Certificates and/or to
                                         the Holders of the Class or Classes of
                                         Principal Balance Certificates then
                                         entitled to receive distributions of
                                         principal. See "Description of the
                                         Offered Certificates--Distributions of
                                         Prepayment Premiums and Yield
                                         Maintenance Charges" in this Prospectus
                                         Supplement.

ALLOCATION OF LOSSES AND CERTAIN
   OTHER SHORTFALLS AND EXPENSES......   Realized losses on the Mortgage Loans,
                                         together with certain default- related
                                         and other unanticipated expenses of the
                                         Trust, may cause the aggregate Stated
                                         Principal Balance of the Mortgage Pool
                                         to be less than the aggregate
                                         Certificate Principal Balance of the
                                         Principal Balance Certificates (any
                                         such deficit being referred to in this
                                         Prospectus Supplement as a "Mortgage
                                         Pool Deficit"). If a Mortgage Pool
                                         Deficit exists following the
                                         distributions made on the Certificates
                                         on any Distribution Date, then the
                                         aggregate Certificate Principal
                                         Balances of the respective Classes of
                                         Principal Balance Certificates will be
                                         successively reduced in reverse order
                                         of their seniority (as depicted in the
                                         Summary Seniority Chart above), until
                                         such Mortgage Pool Deficit is
                                         eliminated.

                                         In addition, the timing of a prepayment
                                         on a Mortgage Loan may result in the
                                         collection of less than a full month's
                                         interest on such Mortgage Loan during
                                         the Collection Period of prepayment. As
                                         and to the extent described in this
                                         Prospectus Supplement, such shortfalls
                                         (net of the respective portions thereof
                                         attributable to the fees of the Master
                                         Servicer and certain other items) will
                                         be allocated to reduce the aggregate
                                         amount of interest otherwise payable to
                                         the Holders of the respective Classes
                                         of interest-bearing Certificates on a
                                         pro rata basis.

                                         See "Description of the Offered
                                         Certificates--Allocation of Losses and
                                         Certain Other Shortfalls and Expenses"
                                         and "Servicing of the Mortgage
                                         Loans--Servicing and Other Compensation
                                         and Payment of Expenses" in this
                                         Prospectus Supplement.

ADVANCES..............................   In general, the Master Servicer will be
                                         required to make advances (each, a "P&I
                                         Advance"), for distribution to the
                                         Certificateholders, in the amount of
                                         any delinquent monthly payments (other
                                         than balloon payments) of principal and
                                         interest due on the Mortgage Loans (net
                                         of the respective portions of such
                                         monthly payments attributable to the
                                         fees of the Master Servicer and certain
                                         other items). The Master Servicer and,
                                         in limited cases, the Special Servicer
                                         will also generally be required to make
                                         advances (each, a "Servicing Advance")
                                         to cover certain costs and expenses
                                         relating to the servicing and
                                         administration of the Mortgage Loans.
                                         P&I Advances and Servicing Advances are
                                         collectively "Advances". If the Master
                                         Servicer or the Special Servicer fails
                                         to make any Advance that it is required
                                         to make and the Trustee is aware of
                                         such failure, then the Trustee will be
                                         required to make such

                                         Advance. None of the Master Servicer,
                                         the Special Servicer or the Trustee,
                                         however, will be required to make any
                                         Advance that it determines, in its good
                                         faith and reasonable judgment, will not
                                         ultimately be recoverable from proceeds
                                         of the related Mortgage Loan. As and to
                                         the extent described in this Prospectus
                                         Supplement, any party that makes an
                                         Advance will be entitled to be
                                         reimbursed for such Advance, together
                                         with interest thereon.

                                         See "Description of the Offered
                                         Certificates--P&I Advances" and
                                         "Servicing of the Mortgage
                                         Loans--Servicing and Other Compensation
                                         and Payment of Expenses" in this
                                         Prospectus Supplement and "Description
                                         of the Certificates--Advances in
                                         Respect of Delinquencies" and
                                         "Description of the Pooling
                                         Agreements--Certificate Account" in the
                                         Prospectus.

APPRAISAL REDUCTIONS..................   If certain adverse events or
                                         circumstances, called "Appraisal
                                         Trigger Events", occur or exist with
                                         respect to a Mortgage Loan or the
                                         related Mortgaged Property, the Special
                                         Servicer will be obligated to obtain a
                                         new appraisal of (or, in limited cases,
                                         conduct a valuation of) such Mortgaged
                                         Property. The new estimated value may
                                         reflect an "Appraisal Reduction
                                         Amount", which will, in general, be
                                         equal to any excess of (i) the
                                         principal balance of, and certain other
                                         amounts due under, the subject Mortgage
                                         Loan over (ii) 90% of such new
                                         appraised value. If an Appraisal
                                         Reduction Amount does exist, the amount
                                         otherwise required to be advanced in
                                         respect of interest on the subject
                                         Mortgage Loan will be reduced generally
                                         in the same proportion that the
                                         Appraisal Reduction Amount bears to the
                                         principal balance of such Mortgage
                                         Loan. Due to the payment priorities,
                                         this will reduce the funds available to
                                         pay interest on the most subordinate
                                         Class of Certificates then outstanding.
                                         See "Description of the Offered
                                         Certificates--Appraisal Reductions" in
                                         this Prospectus Supplement.


                   THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

THE MORTGAGE POOL.....................   The Trust Fund will primarily consist
                                         of the Mortgage Pool.

                                         Each Mortgage Loan constitutes the
                                         obligation of one or more persons
                                         (individually and collectively as to
                                         such Mortgage Loan, the "Borrower") to
                                         repay a specified sum with interest.
                                         Each Mortgage Loan will be secured by a
                                         first mortgage lien on the fee and/or
                                         leasehold interest of the related
                                         Borrower or another person in one or
                                         more commercial or multifamily rental
                                         properties (each, a "Mortgaged
                                         Property").

                                         Certain of the Mortgage Loans are
                                         Portfolio Loans. A "Portfolio Loan" is
                                         any Mortgage Loan that is, by its terms
                                         (including through
                                         cross-collateralization with other
                                         Mortgage Loans), secured by a first
                                         mortgage lien on the fee and/or
                                         leasehold interests of the related
                                         Borrower or Borrowers in multiple
                                         Mortgaged Properties.

                                         For more detailed information on the
                                         Mortgage Loans, see the following
                                         sections in this Prospectus Supplement:

                                         o   "Description of the Mortgage Pool"

                                         o   "Risk Factors--Risks Related to the
                                             Mortgage Loans"

                                         o   Exhibit A-1 - Certain
                                             Characteristics of the Mortgage
                                             Loans and Mortgaged Properties

                                         o   Exhibit A-2 - Mortgage Pool
                                             Information

                                         Listed below is certain statistical
                                         information regarding the Mortgage
                                         Loans and the Mortgaged Properties. In
                                         reviewing such information, as well as
                                         the statistical information regarding
                                         the Mortgage Loans and the Mortgaged
                                         Properties contained elsewhere in this
                                         Prospectus Supplement, you should be
                                         aware that--

                                         o   All numerical information provided
                                             with respect to the Mortgage Loans
                                             is provided on an approximate
                                             basis.

                                         o   All weighted average information
                                             provided with respect to the
                                             Mortgage Loans reflects weighting
                                             of the Mortgage Loans by their
                                             Cut-off Date Balances.

                                         o   When information with respect to
                                             the Mortgaged Properties is
                                             expressed as a percentage of the
                                             Initial Pool Balance, such
                                             percentages are based upon the
                                             Cut-off Date Balances of the
                                             related Mortgage Loans.

                                         o   Some of the Mortgage Loans are
                                             cross-collateralized and
                                             cross-defaulted with one or more
                                             other Mortgage Loans. Except where
                                             otherwise specifically indicated,
                                             each such cross-collateralized
                                             Mortgage Loan is presented as if it
                                             were secured only by a mortgage
                                             lien on the corresponding Mortgaged
                                             Property identified on Exhibit A-1
                                             to this Prospectus Supplement. See
                                             the notes to the tables set forth
                                             in Exhibit A-1.

                                         o   In some cases, multiple Mortgaged
                                             Properties secure a single amount
                                             of mortgage loan indebtedness
                                             represented by a single note. For
                                             purposes of presenting statistical
                                             information, the Depositor has in
                                             some of such cases allocated the
                                             aggregate amount of such
                                             indebtedness among the related
                                             Mortgaged Properties (on the basis
                                             of relative appraised values, the
                                             relative underwritten net cash flow
                                             or prior allocations reflected in
                                             the related mortgage loan
                                             documents). Except where otherwise
                                             specifically indicated, each
                                             allocated portion of such aggregate
                                             amount is (i) presented as if it
                                             were a single "Mortgage Loan"
                                             secured by a mortgage lien on the
                                             corresponding Mortgaged Property
                                             identified on Exhibit A-1 to this
                                             Prospectus Supplement and (ii)
                                             described as being cross-
                                             collateralized and
                                             cross-defaulted with each other
                                             Mortgage Loan representing an
                                             allocable portion of the related
                                             indebtedness. See the notes to the
                                             tables set forth in Exhibit A-1.

                                         o   In some cases, multiple parcels of
                                             real property securing a single
                                             Mortgage Loan have been treated as
                                             a single "Mortgaged Property"
                                             because of their proximity to each
                                             other, the interrelationship of
                                             their operations or for other
                                             reasons deemed appropriate by the
                                             Depositor.

                                         o   This Prospectus Supplement refers
                                             to certain properties specifically
                                             by name. You should construe each
                                             reference to a named property as a
                                             reference to the Mortgaged Property
                                             identified by that name on Exhibit
                                             A-1 to this Prospectus Supplement.

                                         o   Statistical information regarding
                                             the Mortgage Loans may change prior
                                             to the date of issuance of the
                                             Certificates due to changes in the
                                             composition of the Mortgage Pool
                                             prior to the Closing Date.

                                         o   Certain capitalized terms used with
                                             respect to the Mortgage Loans are
                                             defined under "Description of the
                                             Mortgage Pool" in this Prospectus
                                             Supplement.

                                         o   The Cut-off Date Balances as
                                             presented in this Prospectus
                                             Supplement are based upon the
                                             assumption that all scheduled
                                             payments due on the Mortgage Loans
                                             on or before the Cut- off Date are
                                             timely made and, further, that
                                             there are no unscheduled
                                             collections of principal with
                                             respect to any Mortgage Loan during
                                             the period from May 1, 1999 up to
                                             and including the Cut-off Date.

A.  GENERAL CHARACTERISTICS...........   The Mortgage Pool will have the
                                         following general characteristics as of
                                         the Cut-off Date:

                                         Initial Pool Balance(1)................................    $1,550,429,606
                                         Number of Mortgage Loans...............................               343

                                         Maximum Cut-off Date Balance(2)........................       $67,944,452
                                         Minimum Cut-off Date Balance...........................          $106,854
                                         Average Cut-off Date Balance...........................        $4,520,203

                                         Maximum Loan Group Cut-off Date Balance(3).............       $67,944,452
                                         Minimum Loan Group Cut-off Date Balance................          $248,667
                                         Average Loan Group Cut-off Date Balance................        $5,309,690

                                         Maximum Mortgage Rate..................................            9.310%
                                         Minimum Mortgage Rate..................................            6.600%
                                         Weighted Average Mortgage Rate.........................            7.661%

                                         Maximum Original Term to Maturity
                                              or Anticipated Repayment Date.....................        300 months
                                         Minimum Original Term to Maturity
                                              or Anticipated Repayment Date.....................         60 months
                                         Weighted Average Original Term to Maturity
                                              or Anticipated Repayment Date.....................        127 months

                                         Maximum Remaining Term to Maturity
                                             or Anticipated Repayment Date......................        300 months
                                         Minimum Remaining Term to Maturity
                                              or Anticipated Repayment Date.....................         52 months
                                         Weighted Average Remaining Term to Maturity
                                              or Anticipated Repayment Date.....................        124 months

                                         Maximum Underwritten Debt
                                             Service Coverage Ratio(4)..........................             2.25x
                                         Minimum Underwritten Debt
                                             Service Coverage Ratio.............................             1.20x
                                         Weighted Average Underwritten
                                             Debt Service Coverage Ratio........................             1.34x

                                         Maximum Cut-off Date Loan-to-Value Ratio(5)............             82.7%
                                         Minimum Cut-off Date Loan-to-Value Ratio...............             30.6%
                                         Weighted Average Cut-off Date
                                             Loan-to-Value Ratio................................             73.2%

                                         Maximum Maturity/ARD Loan-to-Value Ratio(6)............             74.1%
                                         Minimum Maturity/ARD Loan-to-Value Ratio...............             13.4%
                                         Weighted Average Maturity/ARD
                                             Loan-to-Value Ratio................................             63.8%


                             ---------------------

                                         (1) The "Initial Pool Balance" is equal
                                             to the aggregate Cut-off Date
                                             Balance of the Mortgage Pool and is
                                             subject to a permitted variance of
                                             plus or minus 5%.

                                         (2) The "Cut-off Date Balance" of each
                                             Mortgage Loan is equal to its
                                             unpaid principal balance as of the
                                             Cut-off Date, after application of
                                             all payments of principal due in
                                             respect of such Mortgage Loan on or
                                             before such date, whether or not
                                             received. The Cut-off Date Balances
                                             of the Mortgage Loans are presented
                                             without regard to the
                                             cross-collateralization of certain
                                             Portfolio Loans.

                                         (3) The "Loan Group Cut-off Date
                                             Balances" are the Cut-off Date
                                             Balances of the Mortgage Loans,
                                             presenting each group of
                                             cross-collateralized Portfolio
                                             Loans as if it were a single
                                             Mortgage Loan.

                                         (4) The "Underwritten Debt Service
                                             Coverage Ratio" for any Mortgage
                                             Loan (other than a Portfolio Loan)
                                             is equal to the Underwritten Net
                                             Cash Flow (as such term is defined
                                             in this Prospectus Supplement under
                                             "Description of the Mortgage
                                             Pool--Additional Mortgage Loan
                                             Information") generated by the
                                             related Mortgaged Property, divided
                                             by the product of 12 times the
                                             monthly payment of principal and
                                             interest due in respect of such
                                             Mortgage Loan on the Cut-off Date
                                             (or, in one case, on a later date).
                                             The Underwritten Debt Service
                                             Coverage Ratio for any Portfolio
                                             Loan is equal to the aggregate
                                             Underwritten Net Cash Flow
                                             generated by all of the Mortgaged
                                             Properties securing such Portfolio
                                             Loan (and any and all other
                                             Portfolio Loans with which it is
                                             cross-
                                             collateralized), divided by the
                                             product of 12 times the aggregate
                                             monthly payments of principal
                                             and/or interest due on the Cut-off
                                             Date in respect of such Portfolio
                                             Loan (and any and all other
                                             Portfolio Loans with which it is
                                             cross-collateralized).

                                         (5) The "Cut-off Date Loan-to-Value
                                             Ratio" for any Mortgage Loan (other
                                             than a Portfolio Loan) is equal to
                                             its Cut-off Date Balance, divided
                                             by the estimated value of the
                                             related Mortgaged Property as set
                                             forth in the most recent appraisal
                                             obtained by or otherwise in the
                                             possession of the related Mortgage
                                             Loan Seller. The Cut-off Date
                                             Loan-to-Value Ratio for any
                                             Portfolio Loan is equal to the
                                             entire Cut-off Date Balance of such
                                             Portfolio Loan (and any and all
                                             other Portfolio Loans with which it
                                             is cross- collateralized), divided
                                             by the estimated value of all of
                                             the related Mortgaged Properties
                                             securing such Portfolio Loan (and
                                             any and all other Portfolio Loans
                                             with which it is
                                             cross-collateralized) as set forth
                                             in the most recent appraisals
                                             obtained by or otherwise in the
                                             possession of the related Mortgage
                                             Loan Seller.

                                         (6) The "Maturity/ARD Loan-to-Value
                                             Ratio" for any Mortgage Loan (other
                                             than a Portfolio Loan) that
                                             provides for a balloon payment or
                                             has an Anticipated Repayment Date
                                             is equal to the unpaid principal
                                             balance of such Mortgage Loan that
                                             will be outstanding as of its
                                             maturity date or Anticipated
                                             Repayment Date, as applicable,
                                             assuming no defaults or
                                             prepayments, divided by the
                                             estimated value of the related
                                             Mortgaged Property as set forth in
                                             the most recent appraisal obtained
                                             by or otherwise in the possession
                                             of the related Mortgage Loan
                                             Seller. The Maturity/ARD
                                             Loan-to-Value Ratio for any
                                             Portfolio Loan that provides for a
                                             balloon payment or has an
                                             Anticipated Repayment Date is equal
                                             to the unpaid principal balance of
                                             such Portfolio Loan (and any and
                                             all other Portfolio Loans with
                                             which it is cross-collateralized)
                                             that will be outstanding as of its
                                             (or, if applicable, their) maturity
                                             date or Anticipated Repayment Date,
                                             as applicable, assuming no defaults
                                             or prepayments, divided by the
                                             estimated value of all of the
                                             related Mortgaged Properties
                                             securing such Portfolio Loan (and
                                             any and all other Portfolio Loans
                                             with which it is
                                             cross-collateralized) as set forth
                                             in the most recent appraisal
                                             obtained by or otherwise in the
                                             possession of the related Mortgage
                                             Loan Seller. Maturity/ARD Loan-to-
                                             Value Ratios have not been
                                             calculated and are not presented
                                             for fully amortizing Mortgage
                                             Loans.

B.  STATE CONCENTRATION...............   The table below shows the number of,
                                         and percentage of the Initial Pool
                                         Balance secured by, Mortgaged
                                         Properties located in the indicated
                                         states:

                                                                 NUMBER OF            % OF INITIAL
                                         STATE              MORTGAGED PROPERTIES      POOL BALANCE
                                         -----              --------------------      ------------
                                         California                  46                   18.3%
                                         Texas                       83                   16.8%
                                         Florida                     27                   13.0%
                                         Colorado                    18                   4.2%
                                         New York                    8                    3.8%


                                         The remaining Mortgaged Properties are
                                         located throughout 34 other states and
                                         the District of Columbia. No more than
                                         3.4% of the Initial Pool Balance is
                                         secured by Mortgaged Properties located
                                         in any such other jurisdiction.

C.  PROPERTY TYPES....................   The table below shows the number of,
                                         and percentage of the Initial Pool
                                         Balance secured by, Mortgaged
                                         Properties operated for each indicated
                                         purpose:

                                                                                NUMBER OF          % OF INITIAL
                                                  PROPERTY TYPE           MORTGAGED PROPERTIES     POOL BALANCE
                                                  -------------           --------------------     ------------
                                         Retail                                     78                35.6%
                                         Multifamily Rental                        140                34.3%
                                         Office                                     42                11.7%
                                         Hospitality                                15                 4.2%
                                         Manufactured Housing
                                           Community                                16                 3.9%
                                         Mixed Use                                  13                 3.4%
                                         Self Storage                               23                 3.1%
                                         Industrial                                 13                 2.2%
                                         Independent/Assisted
                                           Living                                    2                 1.6%
                                         Healthcare                                  1                 0.2%

D.  SECURITY FOR THE MORTGAGE
        LOANS.........................   The table below shows the number and
                                         percentage (based on Cut-off Date
                                         Balance) of the Mortgage Loans that are
                                         secured by first mortgage liens on each
                                         of the specified interests in the
                                         related Mortgaged Properties.

                                               ENCUMBERED INTEREST
                                                 IN THE RELATED                NUMBER OF          % OF INITIAL
                                               MORTGAGED PROPERTY           MORTGAGE LOANS        POOL BALANCE
                                               ------------------           --------------        ------------
                                         Fee*                                    337                  98.1%
                                         Fee in Part, Leasehold in
                                           Part                                    2                   1.2%
                                         Leasehold                                 4                   0.6%

                                         --------------

                                         *   "Fee" also includes cases where the
                                             fee and leasehold interests in the
                                             same property are both encumbered.

E.  CUT-OFF DATE BALANCES.............   The table below shows the range of
                                         Cut-off Date Balances for the Mortgage
                                         Loans, presented without regard to the
                                         cross-collateralization of certain
                                         Portfolio Loans.

                                                    RANGE OF                   NUMBER OF           % OF INITIAL
                                              CUT-OFF DATE BALANCES          MORTGAGE LOANS        POOL BALANCE
                                              ---------------------          --------------        ------------
                                         $106,854       -        749,999             55                1.6%
                                         750,000        -      1,249,999             37                2.4%
                                         1,250,000      -      1,999,999             56                5.9%
                                         2,000,000      -      2,999,999             48                7.7%
                                         3,000,000      -      3,999,999             39                8.6%
                                         4,000,000      -      4,999,999             17                5.0%
                                         5,000,000      -      5,999,999             14                4.9%
                                         6,000,000      -      9,999,999             41               21.3%
                                         10,000,000     -     14,999,999             20               15.8%
                                         15,000,000     -     19,999,999              5                5.0%
                                         20,000,000     -     24,999,999              7               10.2%
                                         25,000,000     -    $67,944,452              4               11.6%

F.  LOAN GROUP CUT-OFF
          DATE BALANCES...............   The table below shows the range of
                                         Cut-off Date Balances for the Mortgage
                                         Loans, presenting each group of
                                         cross-collateralized Portfolio Loans as
                                         a single Mortgage Loan.

                                                    RANGE OF
                                                   LOAN GROUP                  NUMBER OF           % OF INITIAL
                                              CUT-OFF DATE BALANCES          MORTGAGE LOANS        POOL BALANCE
                                              ---------------------          --------------        ------------
                                         $248,667       -        749,999            29                1.0%
                                         750,000        -      1,249,999            35                2.2%
                                         1,250,000      -      1,999,999            47                4.9%
                                         2,000,000      -      2,999,999            44                7.1%
                                         3,000,000      -      3,999,999            35                7.8%
                                         4,000,000      -      4,999,999            13                3.8%
                                         5,000,000      -      5,999,999            15                5.2%
                                         6,000,000      -      9,999,999            38               19.4%
                                         10,000,000     -     14,999,999            19               15.0%
                                         15,000,000     -     19,999,999             3                3.0%
                                         20,000,000     -     24,999,999             8               12.0%
                                         25,000,000     -    $67,944,452             6               18.7%

G.  MORTGAGE RATES ...................   The table below shows the range of
                                         Mortgage Rates for the Mortgage Loans
                                         as of the Cut-off Date.

                                                 RANGE OF CUT-OFF              NUMBER OF          % OF INITIAL
                                                 MORTGAGE RATES              MORTGAGE LOANS       POOL BALANCE
                                                 ---------------             --------------       ------------
                                                 6.600% - 6.749%                      2                0.6%
                                                 6.750% - 6.999%                     15                7.4%
                                                 7.000% - 7.249%                     19                8.0%
                                                 7.250% - 7.499%                     40               15.6%
                                                 7.500% - 7.999%                    168               52.0%
                                                 8.000% - 9.310%                     99               16.3%

H.  ORIGINAL TERMS TO
        MATURITY OR ARD...............   The table below shows the range of
                                         original terms to stated maturity or
                                         Anticipated Repayment Date, as
                                         applicable, for the Mortgage Loans.

                                                RANGE OF ORIGINAL
                                                TERMS TO MATURITY              NUMBER OF          % OF INITIAL
                                                OR ARD (IN MONTHS)           MORTGAGE LOANS       POOL BALANCE
                                                ------------------           --------------       ------------
                                                    60 - 108                        6                  2.2%
                                                    109 - 120                      301                88.9%
                                                    121 - 204                       18                 4.8%
                                                    205 - 300                       18                 4.0%

I.  REMAINING TERMS TO
        MATURITY OR ARD...............   The table below shows the range of
                                         remaining terms to stated maturity or
                                         Anticipated Repayment Date, as
                                         applicable, for the Mortgage Loans as
                                         of the Cut-off Date.

                                                RANGE OF REMAINING
                                                 TERMS TO MATURITY              NUMBER OF         % OF INITIAL
                                                OR ARD (IN MONTHS)           MORTGAGE LOANS       POOL BALANCE
                                                ------------------           --------------       ------------
                                                    52 - 108                         8                 3.5%
                                                    109 - 120                      299                87.7%
                                                    121 - 204                       18                 4.8%
                                                    205 - 300                       18                 4.0%

J.  UNDERWRITTEN DEBT SERVICE
       COVERAGE RATIOS................   The table below shows the range of
                                         Underwritten Debt Service Coverage
                                         Ratios for the Mortgage Loans.

                                                      RANGE OF
                                                    UNDERWRITTEN
                                                    DEBT SERVICE                 NUMBER OF        % OF INITIAL
                                                  COVERAGE RATIOS             MORTGAGE LOANS      POOL BALANCE
                                                  ---------------             --------------      ------------
                                                   1.20x - 1.29x                    142              47.1%
                                                   1.30x - 1.39x                    100              31.3%
                                                   1.40x - 1.49x                     53              10.7%
                                                   1.50x - 1.59x                     25               5.4%
                                                   1.60x - 2.25x                     23               5.5%

K.  CUT-OFF DATE LOAN-TO-VALUE
      RATIOS..........................   The table below shows the range of
                                         Cut-off Date Loan-to-Value Ratios for
                                         the Mortgage Loans.

                                                      RANGE OF
                                                    CUT-OFF DATE                 NUMBER OF        % OF INITIAL
                                                LOAN-TO-VALUE RATIOS          MORTGAGE LOANS      POOL BALANCE
                                                --------------------          --------------      ------------
                                                  30.60% - 50.00%                     10                1.9%
                                                  50.01% - 60.00%                     20                2.8%
                                                  60.01% - 70.00%                     95               21.6%
                                                  70.01% - 75.00%                     92               24.6%
                                                  75.01% - 80.00%                    122               47.1%
                                                  80.01% - 82.70%                      4                2.0%

L.  MATURITY/ARD
        LOAN-TO-VALUE RATIOS...........   The table below shows the range of
                                         Maturity/ARD Loan-to-Value Ratios for
                                         the Balloon Loans and the ARD Loans
                                         described in this Prospectus
                                         Supplement.

                                                      RANGE OF
                                                    MATURITY/ARD                 NUMBER OF        % OF INITIAL
                                              LOAN-TO-VALUE RATIOS(1)          MORTGAGE LOANS     POOL BALANCE
                                              -----------------------          --------------     ------------
                                                  13.40% - 20.00%                      1               0.2%
                                                  20.01% - 30.00%                      3               0.4%
                                                  30.01% - 40.00%                      5               1.0%
                                                  40.01% - 50.00%                     31               4.3%
                                                  50.01% - 60.00%                     82              16.0%
                                                  60.01% - 74.10%                    205              75.0%

                                         -------------------

                                         (1) Maturity/ARD Loan-to-Value Ratios
                                             have not been calculated and are
                                             not presented for fully amortizing
                                             Mortgage Loans.

SIGNIFICANT MORTGAGE LOANS AND GROUPS

A.  THE OAKWOOD PLAZA LOAN............   Set forth below is certain loan and
                                         property information in respect of the
                                         Mortgage Loan identified in this
                                         Prospectus Supplement as the "Oakwood
                                         Plaza Loan". See "Description of the
                                         Mortgage Pool--Significant Mortgage
                                         Loans--The Oakwood Plaza Loan" in this
                                         Prospectus Supplement.

                                                     NO. OF        YR. BUILT/     OCCUPANCY                    APPRAISED
PROPERTY NAME     PROPERTY TYPE    LOCATION          SQ. FT.       RENOVATED      AT U/W(1)     U/W NCF(1)    VALUE(1)(2)
-------------     -------------    --------          -------       ---------      ---------     ----------    -----------
Oakwood Plaza     Retail           Hollywood, FL     885,713       1994/1997         96%         $7,507,540    $85,600,000

----------------

(1) As defined in this Prospectus Supplement under "Description of the Mortgage Pool--Additional Mortgage Loan Information".

(2)  Appraisal date of October 12, 1998.

                                         Cut-off Date Balance...............................           $67,944,452
                                         % of Initial Pool Balance..........................                  4.4%
                                         Mortgage Rate......................................                8.180%
                                         Scheduled P&I Payment..............................           $508,436.85
                                         Stated Maturity Date...............................      February 1, 2029
                                         Anticipated Repayment Date.........................      February 1, 2009
                                         Underwritten Debt Service Coverage Ratio...........                 1.23x
                                         Cut-off Date Loan-to-Value Ratio...................                 79.4%
                                         Maturity/ARD Loan-to-Value Ratio...................                 71.5%

B.  THE FIFTEEN SOUTHEAST
          REALTY LOANS................   Set forth below is certain loan and
                                         property information in respect of the
                                         cross-collateralized group of Mortgage
                                         Loans collectively identified in this
                                         Prospectus Supplement as the "Fifteen
                                         Southeast Realty Loans". See
                                         "Description of the Mortgage
                                         Pool--Significant Mortgage Loans--The
                                         Fifteen Southeast Realty Loans" in this
                                         Prospectus Supplement.

                                                                                                                          ALLOCATED
                                                                NO. OF  YR. BUILT/  OCCUPANCY   APPRAISED                   LOAN
PROPERTY NAME           PROPERTY TYPE        LOCATION            APTS.  RENOVATED    AT U/W      VALUE(1)     U/W NCF       AMOUNT
-------------           -------------        --------            -----  ---------    ------      --------     -------       ------
Arbor Lake Club Apts.   Multifamily Rental   Miami, FL            712   1978/1990     94%      $37,900,000   $3,247,350  $30,100,000
The Parkview Apts.      Multifamily Rental   Pembroke Pines, FL   208     1987        97%       12,000,000    1,018,976    9,550,000
Heron's Cove Apts.      Multifamily Rental   Orlando, FL          324   1973/1997     98%       12,700,000    1,030,935    9,500,000
Horizons North Apts.    Multifamily Rental   North Miami, FL      276     1982        92%       12,700,000      950,029    8,850,000
                                                                -----                          -----------   ----------   ----------
       Total/Wtd. Avg.                                          1,520                 95%      $75,300,000   $6,247,290  $58,000,000

------------------

(1)  Appraisal dates ranging from April 8, 1999 to April 9, 1999.

                                         Cut-off Date Balance...............................           $58,000,000
                                         % of Initial Pool Balance..........................                  3.7%
                                         Mortgage Rate......................................                7.880%
                                         Aggregate Scheduled P&I Payment....................           $420,741.55
                                         Stated Maturity Date...............................          June 1, 2009
                                         Underwritten Debt Service Coverage Ratio...........                 1.24x
                                         Cut-off Date Loan-to-Value Ratio...................                 77.0%
                                         Maturity/ARD Loan-to-Value Ratio...................                 68.7%

C.  THE HERALD CENTER LOAN............   Set forth below is certain loan and
                                         property information in respect of the
                                         Mortgage Loan identified in this
                                         Prospectus Supplement as the "Herald
                                         Center Loan". See "Description of the
                                         Mortgage Pool--Significant Mortgage
                                         Loans--The Herald Center Loan" in this
                                         Prospectus Supplement.

                                                                           YR. BUILT/     OCCUPANCY                   APPRAISED
PROPERTY NAME      PROPERTY TYPE   TOTAL SQUARE FEET   NO. OF TENANTS      RENOVATED       AT U/W        U/W NCF       VALUE(1)
-------------      -------------   -----------------   --------------      ---------       ------       ---------     ---------
Herald Center      Retail          249,504                  9              1910/1985        100%        $5,825,420    $75,000,000


----------------

(1)  Appraisal date of January 1, 1999.

                                         Cut-off Date Balance.................................         $49,975,508
                                         % of Initial Pool Balance............................                3.2%
                                         Mortgage Rate........................................              7.754%
                                         Scheduled P&I Payment................................         $358,344.34
                                         Stated Maturity Date.................................         May 1, 2029
                                         Anticipated Repayment Date...........................         May 1, 2009
                                         Underwritten Debt Service Coverage Ratio.............               1.35x
                                         Cut-off Date Loan-to-Value Ratio.....................               66.6%
                                         Maturity/ARD Loan-to-Value Ratio.....................               59.3%

D.  THE ALLIANCE LOANS................   Set forth below is certain loan and
                                         property information in respect of the
                                         cross-collateralized group of Mortgage
                                         Loans collectively identified in this
                                         Prospectus Supplement as the "Alliance
                                         Loans". See "Description of the
                                         Mortgage Pool--Significant Mortgage
                                         Loans--The Alliance Loans" in this
                                         Prospectus Supplement.

                                                                                                                          ALLOCATED
                                                              NO. OF    YR. BUILT/  OCCUPANCY   APPRAISED                   LOAN
PROPERTY NAME           PROPERTY TYPE        LOCATION          APTS.    RENOVATED    AT U/W      VALUE(1)     U/W NCF       AMOUNT
-------------           -------------        --------          -----    ---------    ------      --------     -------       ------
Sterling Point Apts.    Multifamily Rental   Houston, TX        922     1978/1997      96%     $29,250,000   $2,232,123  $20,751,731
Sandridge Apts.         Multifamily Rental   Pasadena, TX       504     1978/1994      95%      21,000,000    1,642,508   15,099,893
Woodscape Apts.         Multifamily Rental   Houston, TX        544     1979/1997      96%      13,600,000    1,127,554   10,112,736
                                                              -----                            -----------   ----------  -----------
       Total/Wtd. Avg        .                                1,970                    96%     $63,850,000   $5,002,185  $45,964,360

----------------

(1)  Appraisal dates ranging from January 15, 1999 to January 20, 1999.

                                         Cut-off Date Balance.............................             $45,964,360
                                         % of Initial Pool Balance........................                    3.0%
                                         Mortgage Rate....................................                  7.220%
                                         Aggregate Scheduled P&I Payment..................             $313,618.36
                                         Stated Maturity Date.............................        February 1, 2009
                                         Underwritten Debt Service
                                           Coverage Ratio.................................                   1.33x
                                         Cut-off Date Loan-to-Value Ratio.................                   72.0%
                                         Maturity/ARD Loan-to-Value Ratio.................                   63.3%

E.  THE STONE FORT LOANS..............   Set forth below is certain loan and
                                         property information in respect of the
                                         cross-collateralized group of Mortgage
                                         Loans collectively identified in this
                                         Prospectus Supplement as the "Stone
                                         Fort Loans". See "Description of the
                                         Mortgage Pool--Significant Mortgage
                                         Loans--The Stone Fort Loans" in this
                                         Prospectus Supplement.

                                                          TOTAL
                         PROPERTY                         SQUARE     YR. BUILT/   OCCUPANCY     APPRAISED                 ALLOCATED
PROPERTY NAME              TYPE        LOCATION            FEET       RENOVATED    AT U/W        VALUE(1)     U/W NCF    LOAN AMOUNT
-------------            --------      --------           ------     ---------     ------        --------     -------    -----------
The Tallan Office
  Building & The Tallan
  Parking Garage          Mixed Use   Chattanooga, TN    148,971        1982        88%       $19,275,000   $1,502,802  $13,356,952
The Krystal Office
  Building                Office      Chattanooga, TN    135,625        1979        86%        13,360,000      941,651    9,258,048
Riverside Center          Office      Chattanooga, TN    135,000     1946/1997      99%        11,000,000      939,909    8,514,000
Harrison Direct
  Warehouse               Industrial  Chattanooga, TN    184,700        1986       100%         4,600,000      422,708    3,680,000
Tennessee American
  Water Company
  Office Building         Office      Chattanooga, TN     15,488        1978       100%         2,050,000    1,326,000      138,716
                                                          -------                              -----------   ----------  -----------
       Total/Wtd. Avg.                                   619,784                    92%       $50,285,000   $3,945,786  $36,135,000

----------------

(1)  Appraisal date of April 2, 1999.

                                         Cut-off Date Balance......................                    $36,135,000
                                         % of Initial Pool Balance.................                           2.3%
                                         Mortgage Rate.............................                         7.470%
                                         Aggregate Scheduled P&I Payment...........                    $251,919.27
                                         Stated Maturity Date......................                   June 1, 2009
                                         Underwritten Debt Service
                                           Coverage Ratio..........................                          1.31x
                                         Cut-off Date Loan-to-Value Ratio..........                          71.9%
                                         Maturity/ARD Loan-to-Value Ratio..........                          63.5%

PAYMENT TERMS.........................   Each Mortgage Loan accrues interest at
                                         the annual rate (its "Mortgage Rate")
                                         set forth with respect thereto on
                                         Exhibit A-1 to this Prospectus
                                         Supplement. The Mortgage Rate for each
                                         Mortgage Loan is fixed for the entire
                                         term of such Mortgage Loan.

                                         Each Mortgage Loan provides for
                                         scheduled payments of principal and/or
                                         interest ("Scheduled P&I Payments") to
                                         be due on the first day of each month
                                         (its monthly "Due Date").

                                         Each Mortgage Loan identified in this
                                         Prospectus Supplement as a "Balloon
                                         Loan" provides for:

                                         o   an amortization schedule that is
                                             significantly longer than its
                                             remaining term to stated maturity
                                             and which, in the case of the
                                             Mortgage Loan secured by the
                                             Capital Heights Shopping Center,
                                             representing 0.3% of the Initial
                                             Pool Balance, begins only after the
                                             end of an initial two (2) year
                                             interest-only period; and

                                         o   a substantial payment of principal
                                             on its maturity date (such payment,
                                             together with the corresponding
                                             interest payment, a "Balloon
                                             Payment").

                                         Mortgage Loans identified in this
                                         Prospectus Supplement as "ARD Loans"
                                         provide material incentives to the
                                         related Borrower to pay its Mortgage
                                         Loan in full by a certain date (the
                                         "Anticipated Repayment Date" or "ARD").
                                         There can be no assurance, however,
                                         that such incentives will result in any
                                         ARD Loan being paid in full on or
                                         before its Anticipated Repayment Date.
                                         Such incentives, which in each case
                                         will begin effective as of the related
                                         Anticipated Repayment Date, include:

                                         o   The accrual of interest in excess
                                             of that accrued at the related
                                             Mortgage Rate. Such additional
                                             interest will be deferred and will
                                             be payable only after the
                                             outstanding principal balance of
                                             the ARD Loan is paid in full.

                                         o   The application of certain excess
                                             cash flow from the related
                                             Mortgaged Property to pay
                                             principal. Such payment of
                                             principal will be in addition to
                                             the principal portion of the
                                             Scheduled P&I Payment.

                                         The remaining Mortgage Loans, referred
                                         to in this Prospectus Supplement as
                                         "Fully Amortizing Loans", have
                                         amortization schedules that amortize
                                         such Mortgage Loans in full or
                                         substantially in full by their
                                         respective maturity dates. The Fully
                                         Amortizing Loans do not include the ARD
                                         Loans.

                                         The table below shows the number and
                                         percentage of Mortgage Loans that are
                                         Balloon Loans, ARD Loans and Fully
                                         Amortizing Loans, respectively:

                                                                       NUMBER OF           % OF INITIAL
                                         LOAN TYPE                   MORTGAGE LOANS        POOL BALANCE
                                         ---------                   --------------        ------------
                                         Balloon Loans                     305                 81.8%
                                         ARD Loans                          22                 15.1%
                                         Fully Amortizing Loans             16                  3.0%

DELINQUENCY STATUS....................   No Mortgage Loan was more than 30 days
                                         delinquent in respect of any Scheduled
                                         P&I Payment as of the Cut-off Date or
                                         at any time during the twelve (12)
                                         month period preceding the Cut-off
                                         Date.

PREPAYMENT LOCK-OUT PERIODS...........   A prepayment lock-out period is
                                         currently in effect for all of the
                                         Mortgage Loans. Set forth below is
                                         information regarding the remaining
                                         lock-out periods for the Mortgage
                                         Loans:

                                         Maximum Remaining Lock-out Period:                   294 months
                                         Minimum Remaining Lock-out Period:                    26 months
                                         Weighted Average Remaining Lock-out
                                          Period:                                             113 months

DEFEASANCE............................   Certain Mortgage Loans identified in
                                         this Prospectus Supplement as
                                         "Defeasance Loans" permit the related
                                         Borrower, in general no earlier than
                                         the second anniversary of the Closing
                                         Date, to obtain a release of the
                                         related Mortgaged Property (or, where
                                         applicable, one or more of the related
                                         Mortgaged Properties) from the lien of
                                         the related mortgage or other security
                                         instrument by delivering U.S. Treasury
                                         obligations as substitute collateral.


                                                                                 NUMBER OF         % OF INITIAL
                                         LOAN TYPE                             MORTGAGE LOANS      POOL BALANCE
                                         ---------                             --------------      ------------
                                         Defeasance Loans                           328*               93.5%*
                                         Non-Defeasance Loans                        12                 4.9%

                                         -------------------

                                         *   Does not include three (3) Mortgage
                                             Loans, representing 1.6% of the
                                             Initial Pool Balance, as to which,
                                             for most of the loan term, the
                                             related Borrower is permitted, at
                                             its option, to either prepay the
                                             Mortgage Loan (with Prepayment
                                             Consideration) or defease such
                                             Mortgage Loan.

                                  RISK FACTORS

         You should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in deciding whether to purchase the Offered Certificates of any Class.

         The risks and uncertainties described below are not the only ones relating to your Certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

         Any of the following risks, if realized, could materially and adversely affect your investment.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Offered Certificates are Supported by Limited Assets. If the assets of the Trust are insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency. See "--Risk Factors--Limited Assets" in the Prospectus.

         Risks Associated With Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. The Underwriters have informed the Depositor that they intend to make a secondary market in the Offered Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop. Even if a secondary market does develop for the Offered Certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the Offered Certificates. The Depositor will not list the Offered Certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

         Uncertain Yields to Maturity. The yield on your Certificates will depend on (a) the price you paid for such Certificates and (b) the rate, timing and amount of distributions on such Certificates. The rate, timing and amount of distributions on your Certificates will, in turn, depend on:

         o         the Pass-Through Rate(s) for your Certificates;

         o the rate and timing of payments and other collections of principal on the Mortgage Loans;

         o the rate and timing of defaults, and the severity of losses, if any, on the Mortgage Loans;

         o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on your Certificates; and

         o the collection and distribution of prepayment premiums and yield maintenance charges with respect to the Mortgage Loans.

         In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that such factors might have on the yield to maturity of your Certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this Prospectus Supplement. See also "Yield and Maturity Considerations" in the Prospectus.

         Risks Related to the Rate of Prepayment. The investment performance of your Certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the Mortgage Loans being faster or slower than you anticipated. The actual yield to you, as a Holder of an Offered Certificate, may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

         If you purchase your Certificates at a premium, and if payments and other collections of principal on the Mortgage Loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your Certificates at a discount, and if payments and other collections of principal on the Mortgage Loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your Certificates, may not be sufficient to offset fully any loss in yield on your Certificates.

         If you purchase Class S Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the Mortgage Loans. Prior to investing in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment. The ratings on the Class S Certificates do not address whether a purchaser of such Certificates would be able to recover its initial investment therein.

         The yield on the Offered Certificates (other than the Class A-1A Certificates) could also be adversely affected if Mortgage Loans with higher Mortgage Rates pay principal faster than the Mortgage Loans with lower Mortgage rates, because those Classes bear interest at Pass-Through Rates based upon or limited by the weighted average of the certain net interest rates derived from the Mortgage Loans.

         See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus. See also "Risk Factors--Effect of Prepayments on Yield of Certificates" in the Prospectus.

         Risks Associated with Borrower Defaults; Delinquencies and Defaults by Borrowers May Delay Payments to You. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. In addition, even if a P&I Advance is made, the Master Servicer will have the right to receive interest on Advances prior to the rights of Certificateholders to receive distributions on the Certificates. Therefore, the accrual of such interest may result in shortfalls in distributions of interest and/or principal on your Certificates. Also, with respect to each Mortgage Loan serviced by the Special Servicer, the Special Servicer will receive certain compensation to which the Special Servicer is entitled prior to the rights of Certificateholders to receive distributions on the Certificates. Consequently, it is possible that the payment of such compensation may result in shortfalls in distributions of interest and/or principal on your Certificates. Even if any such shortfalls are made up on future Distribution Dates, no interest would accrue on such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

         If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

         Even if losses on the Mortgage Loans do not result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates. See "Yield and Maturity Considerations" in this Prospectus Supplement.

         Also, if:

         o the Special Servicer agrees to extend the maturity of a Mortgage Loan due to the Borrower's inability to pay in full when due, or

         o the related Borrower does not repay a Mortgage Loan with a hyperamortization feature by its Anticipated Repayment Date,

then the weighted average life of your Certificates will increase and the yield to maturity of your Certificates may decrease.

         Potential Conflicts of Interest. An affiliate of the Master Servicer has extended a revolving credit facility to the real estate investment trust ("REIT") that controls the Borrower under the Mortgage Loan secured by Oakwood Plaza and the collateral for such credit facility includes, among other things, a pledge of such REIT's equity interest in such Borrower. An affiliate of GECA and the Master Servicer holds subordinate debt of the Borrower under the Mortgage Loan secured by the Welshwood Apartments, which subordinate debt is subject to a subordination and standstill agreement. In addition, certain of the Mortgage Loans may constitute refinancings of indebtedness previously held by affiliates of the Mortgage Loan Sellers. Affiliates of the Master Servicer and Special Servicer may have, in the future, additional financial relationships with the Borrowers and their affiliates.

         An affiliate of the Master Servicer is purchasing the Class B-3 and Class B-4 Certificates. The Special Servicer or any of its affiliates may acquire Private Certificates. In addition, the Holders of Certificates representing a majority interest in the Controlling Class may replace the Special Servicer. See "Servicing of the Mortgage Loans--Replacement of the Special Servicer" in this Prospectus Supplement.

         The Master Servicer and the Special Servicer each will be obligated to observe the terms of the Pooling Agreement and will be governed by the servicing standard described in this Prospectus Supplement. However, either such party may, especially if it or an affiliate is a Certificateholder, or has financial interests in or other financial dealings with the related Borrower, have interests when dealing with Mortgage Loans that are in conflict with those of Holders of the Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust than would have been realized if earlier action had been taken. In general, neither the Master Servicer nor the Special Servicer is required to act in a manner more favorable to the Offered Certificates or any particular Class thereof than to the Private Certificates.

In addition, the Master Servicer and the Special Servicer each services
(and will, in the future, service) existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets as certain of the Mortgaged Properties. Consequently, personnel of the Master Servicer and Special Servicer may perform services, on behalf of the Trust, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the Mortgaged Properties. This may pose inherent conflicts for the Master Servicer or Special Servicer.

         Certain Rights to Payment that are Senior to Distributions on the Certificates. The Master Servicer, the Special Servicer and the Trustee are each entitled to receive out of payments on or proceeds of specific Mortgage Loans (or, in some cases, out of general collections on the Mortgage Pool) certain payments or reimbursements for or in respect of compensation, Advances (with interest thereon) and indemnities, prior to distributions on the Certificates. In particular, Advances are intended to provide liquidity not credit support, and the advancing party is entitled to be reimbursed for its Advances, together with interest thereon to offset its cost of funds.

         ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire Offered Certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of Offered Certificates. In particular, the purchase or holding of the Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Sections I and III of PTCE 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

         Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the Borrowers, DTC and other third parties.

         Each of the Trustee and the Special Servicer has advised the Depositor that it is currently modifying its computer systems and applications and expects that it will be year 2000 capable prior to December 31, 1999. Each of the Trustee and the Special Servicer has also advised the Depositor that it is assessing the year 2000 capability of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. To the extent that the computer systems of the Trustee or the Special Servicer rely on the computer systems of other companies, there can be no assurance that such other computer systems will be year 2000 capable or (even if they are year 2000 capable) that they will be compatible with the computer systems of the Trustee or the Special Servicer, as the case may be. The Master Servicer has advised the Depositor that, with respect to those computer systems identified as being mission critical for the performance of its servicing function described in this Prospectus Supplement, it is committed to either (i) modifying its respective existing systems to the extent required to cause them to be year 2000 capable, or (ii) acquiring new and/or upgraded computer systems that are year 2000 capable, in each case prior to December 31, 1999. The Master Servicer, the Special Servicer and the Trustee consider their products and services to be "year 2000 capable" if the product or service will be capable of accurately processing, providing and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after December 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including hardware and software, when used in combination with the product or service, properly exchange date data. However, neither the Depositor nor any Underwriter has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 capable, or to the extent its computer systems depend on other companies' computer systems that are not year 2000 capable or are incompatible with its systems, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the Certificateholders.

         DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate timeframes.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, its participating organizations (through which Certificateholders will hold their Offered Certificates), as well as the computer systems of third-party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant and
(ii) determine the extent of their efforts with respect to remediation of year 2000 problems with (and, as appropriate, testing of) their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

         If problems associated with the year 2000 issue were to occur with respect to DTC and the services described above, distributions to Certificateholders could be delayed or otherwise adversely affected.

RISKS RELATED TO THE MORTGAGE LOANS

         Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Properties. The Mortgage Loans are secured by first mortgage liens on fee and/or leasehold interests in the following types of real property:

         o         Retail
         o         Multifamily Rental
         o         Office
         o         Hospitality
         o         Manufactured Housing Community
         o         Mixed-Use
         o         Self Storage
         o         Industrial
         o         Independent/Assisted Living
         o         Healthcare

         Lending on the types of multifamily rental and commercial properties listed above is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans, and repayment is dependent upon the successful operation of the related real estate project.

         The following factors, among others, will affect the ability of a Mortgaged Property to generate net operating income:

         o         the age, design and construction quality of the property;
         o perceptions regarding the safety, convenience and attractiveness of the property;
         o         the proximity and attractiveness of competing properties;
         o         new construction of competing properties;
         o         the adequacy of the property's management and maintenance;
         o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);
         o local real estate conditions (including an increase in or oversupply of comparable commercial or residential space);

         o         demographic factors;
         o         customer tastes and preferences; and
         o         retroactive changes in building codes.

         Particular factors that may adversely affect the ability of a Mortgaged Property to generate net operating income include:

         o         an increase in operating expenses;
         o an increase in the capital expenditures needed to maintain the property or make improvements;
         o         a decline in the financial condition of a major tenant
                   (in particular, a sole tenant or anchor tenant);
         o         an increase in vacancy rates; and
         o         a decline in rental rates as leases are renewed or replaced.

         The volatility of net operating income generated by a Mortgaged Property over time will be influenced by many of the foregoing factors, as well as by:

         o         the length of tenant leases;
         o         the creditworthiness of tenants;
         o         the rental rates at which leases are renewed or replaced;
         o the percentage of total property expenses in relation to revenue;
         o the ratio of fixed operating expenses to those that vary with revenues; and
         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than Mortgaged Properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of Mortgaged Properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

         Issues Involving Single-Tenant Mortgage Loans. In the case of thirteen
(13) Mortgage Loans, representing 1.6% of the Initial Pool Balance, the related Borrower has leased the related Mortgaged Property entirely to a single tenant (each such Mortgaged Property, a "Single-Tenant Mortgaged Property" and each such Mortgage Loan, a "Single-Tenant Mortgage Loan").

         The underwriting of a Single-Tenant Mortgage Loan is often based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property. Where the primary lease term expires before the scheduled maturity date (or Anticipated Repayment Date, where applicable) of a Single-Tenant Mortgage Loan, the related Originator considered the incentives for the tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. If, however, the current tenant does not renew its lease on comparable economic terms to the expired lease, or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loan.

         Each lease encumbering a Single-Tenant Mortgaged Property generally requires the related tenant to pay all real property taxes and assessments levied or assessed against such Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with operating such Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Single-Tenant Mortgaged Properties in good order and repair.

         Tenant Concentration Entails Risk. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net cash flow generated by such Mortgaged Property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         Any Mortgaged Property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Entails Special Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

         Certain Additional Risks Relating to Tenants. The Mortgaged Properties will be affected by the ability of the respective Borrowers to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Most of the Mortgaged Properties are in whole or in part occupied under leases that expire during the respective terms of the related Mortgage Loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of Mortgaged Properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, the Borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If a Mortgaged Property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a Mortgaged Property with fewer tenants, thereby reducing the cash flow available for payments on the related Mortgage Loan. Multi-tenanted Mortgaged Properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

         In addition, certain of the Mortgage Loans grant the tenants under certain of the leases the right to purchase a portion of the related Mortgaged Property at amounts which may be less than the portion of the principal balance of the applicable loan that one might allocate to such portion of such Mortgaged Property. This could make such Mortgaged Property more difficult to sell after foreclosure and could result in a larger loss than would otherwise be incurred.

         Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of the Mortgaged Properties without affecting their current net operating income, including:

         o         changes in interest rates;
         o         the availability of refinancing sources;
         o         changes in governmental regulations or fiscal policy;
         o         changes in zoning or tax laws; and
         o         potential environmental or other legal liabilities.

         Property Management May Affect Property Value. The operation of a Mortgaged Property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

         o         responding to changes in the local market;
         o         planning and implementing the rental structure;
         o         operating the property and providing building services;
         o         managing operating expenses; and
         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Mortgaged Properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a Mortgaged Property. See the table entitled "Managers and Locations of the Mortgaged Properties" on Exhibit A-1 to this Prospectus Supplement for the names of the various property managers.

         Factors Affecting the Operation of Retail Properties. Seventy-eight
(78) Mortgage Loans, representing 35.6% of the Initial Pool Balance, are secured by retail properties at which businesses offer consumer goods, other products and various entertainment, recreational or personal services (such Mortgaged Properties, the "Retail Properties").

         The Retail Properties consist of--

         o         neighborhood shopping centers;
         o         strip shopping centers;
         o         power centers; and
         o         individual stores and businesses.

         A variety of stores and businesses are located at the Retail Properties, including--

         o         department stores;
         o         grocery stores;
         o         convenience stores;
         o         restaurants;
         o         discount stores;
         o         drug stores;
         o         electronics stores;
         o         automotive parts supply stores;
         o         automotive repair stores;
         o         hardware and home improvement stores;
         o         fitness centers;
         o         banks;
         o         specialty shops;
         o         gasoline stations;
         o         movie theaters;
         o         salons; and
         o         dry cleaners.

         The value and operation of a Retail Property depend on (among other things) the qualities and success of its tenants. The success of tenants generally at a Retail Property will be affected by a number of factors, including--

         o         competition from other retail properties;
         o perceptions regarding the safety, convenience and attractiveness of the property;
         o         demographics of the surrounding area;
         o the strength and stability of the local, regional and national economies;
         o         traffic patterns and access to major thoroughfares;
         o         availability of parking;
         o the particular mixture of the goods and services offered at the property;
         o         customer tastes, preferences and spending patterns; and
         o the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

         A Retail Property generally must compete with comparable properties for tenants. Such competition is generally based on--

         o rent (the owner of a Retail Property may be required to offer a potential tenant a "free rent" or "reduced rent" period);
         o tenant improvements (the owner of a Retail Property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and
         o         the age and location of the property.

         Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a retail center can be important, because anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail center and whose operation is vital in attracting customers to the property. The Depositor considers many of the Retail Properties to be "anchored", although in some cases the premises occupied by the "anchor tenant" is not part of the security for the particular Mortgage Loan (in particular, in cases where the "anchor tenant" owns the space it occupies). In such cases, to the extent the Borrower does not control the space occupied by the "anchor tenant", the Borrower may not be able to take actions with respect to such space that it otherwise typically would, such as granting concessions to retain an "anchor tenant" or removing an ineffective "anchor tenant". In addition, in the case of certain Retail Properties, an "anchor tenant" has ceased (or may in the future cease) to operate at the property (thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space). If an "anchor tenant" ceases operations at a Retail Property, certain other tenants of such property may be entitled by the terms of their leases to either terminate such leases prior to the scheduled termination date for the related lease or to pay rent at a reduced rate for the remaining term of the related lease.

         Various factors will adversely affect the economic performance of an "anchored" Retail Property, including:

         o         an anchor tenant's failure to renew its lease;
         o         termination of an anchor tenant's lease;
         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
         o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or
         o         a loss of an anchor tenant's ability to attract shoppers.

         New Forms of Competition. The Retail Properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o         factory outlet centers;
         o         discount shopping centers and clubs;
         o         catalogue retailers;
         o         television shopping networks and programs;
         o         internet web sites; and
         o         telemarketing.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Sales and Service Properties" in the Prospectus.

         Factors Affecting the Operation of Multifamily Rental Properties. One hundred forty (140) Mortgage Loans, representing 34.3% of the Initial Pool Balance, are secured by multifamily rental apartment buildings (such Mortgaged Properties, the "Multifamily Rental Properties"). Factors that will affect the value and operation of a Multifamily Rental Property include:

         o         the physical attributes of the apartment building
                   (e.g., its age, appearance, amenities and construction quality);
         o         the location of the property;
         o the characteristics of the surrounding neighborhood (which may change over time);
         o the ability of management to provide adequate maintenance and insurance;
         o         the property's reputation;
         o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);
         o         the presence of competing properties;
         o the tenant mix (e.g., the tenant population may be heavily dependent on workers from a particular business, personnel from a local military base or may be predominantly students);
         o adverse local, regional or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels);
         o state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment);
         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants; and
         o the extent to which the cost of operating a Multifamily Rental Property, including the cost of utilities and the cost of required capital expenditures, may increase.

         Effects of State and Local Regulations. Certain states where the Multifamily Rental Properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the Multifamily Rental Properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings and others may impose such restrictions in the future. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a Borrower's ability to raise property rents may impair such Borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Rental Property.

         Moderate- and Low-Income Tenants. Some of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. Such covenants may limit the potential rental rates that may govern rentals at a Multifamily Rental Property, the potential tenant base for the property or both.

         Ten (10) Mortgage Loans, representing 3.8% of the Initial Pool Balance, are secured by Multifamily Rental Properties that are eligible for low income rent subsidies from the United States Department of Housing and Urban Development ("HUD") under its "Section 8" program ("Section 8"). The payment of such rent subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between HUD and the owner of the project or a local public housing authority. Upon expiration of a HAP Contract, the rental subsidies terminate, thereby eliminating a source of funds for the related Borrower to make payments under its Mortgage Loan.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Multifamily Rental Properties" in the Prospectus.

         Factors Affecting the Operation of Office Properties. Forty-two (42) Mortgage Loans, representing 11.7% of the Initial Pool Balance, are secured by office properties (such Mortgaged Properties, the "Office Properties"). A number of factors will affect the value and operation of an Office Property, including:

         o adverse changes in population, patterns of telecommuting and sharing office space, and employment growth (all of which affect demand for office space);
         o         the number and quality of tenants in the building;
         o the physical attributes of the building in relation to competing buildings;
         o         access to transportation;
         o the strength and stability of the local, regional and national economies;
         o         the availability of tax benefits;
         o         the desirability of the location of the building;
         o         changes in zoning laws; and
         o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Office Properties" in the Prospectus.

         Factors Affecting the Repayment of Mortgage Loans Secured by Condominium Properties. Certain of the Mortgage Loans are secured by the related Borrower's ownership interest in all or a majority of the units/space in a residential or commercial condominium project and the related voting rights in the owners' association for such project. The affected Mortgaged Properties include, among others, Telshor Tower Plaza Shopping Center, Territorial Village Shopping Center, Fox Run Shopping Center and Crystal Springs Apartments. In most cases, the holder of the related Mortgage Loan has a controlling vote in the owners' association. Due to the nature of condominiums and each Borrower's ownership interest in the related properties, a default on any such Mortgage Loan will not allow the holder of the Mortgage Loan the same flexibility in realizing upon the Mortgaged Property as is generally available with respect to Mortgaged Properties that are not condominiums. The rights of other unit owners, certain restrictive covenants with respect to the properties, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral of such Mortgage Loans could subject the Trust to greater delay, expense and risk than a loan secured by a Mortgaged Property that is not a condominium.

         Some of the Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the Mortgaged Properties (in particular, those operated as manufactured housing communities or those operated for industrial purposes) may not be converted to alternative uses without substantial capital expenditures. If a Mortgaged Property is not readily adaptable to other uses, its liquidation value may be substantially less than would otherwise be the case.

         Risks Associated with Related Parties. Certain groups of Borrowers under the Mortgage Loans are under common control. Several groups of Mortgage Loans (which are neither cross-collateralized nor the allocable portions of the indebtedness evidenced by a single note), are made to the same Borrower or have related Borrowers that are directly or indirectly affiliated with one another. The following table identifies and sets forth Cut-off Date Balances for the groups of Mortgage Loans (all of which are Portfolio Loans) that represent more than 2.0% or more of the Initial Pool Balance which are made to the same Borrower or to related or affiliated Borrowers.

                                                                    % OF INITIAL
RELATED PARTY MORTGAGE LOANS            CUT-OFF DATE BALANCE        POOL BALANCE
----------------------------            --------------------        ------------
The Fifteen Southeast Realty Loans           $58,000,000                3.7%
The Alliance Loans/Hidden Oaks Apts.         $51,261,293                3.3%
The Stone Fort Loans                         $36,135,000                2.3%

         In addition, certain tenants lease space at more than one Mortgaged Property, and certain tenants are related to or affiliated with a Borrower. See Exhibit A-1 to this Prospectus Supplement for a list of the 3 most significant tenants at each of the Office Properties, the Retail Properties and the Mortgaged Properties used for industrial purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any Borrower or tenant that is (directly or through affiliation) associated with multiple Mortgaged Properties could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a Borrower that owns or controls several real properties (whether or not all of them secure Mortgage Loans in the Mortgage Pool) experiences financial difficulty at one such property, it could defer maintenance at another such property, which may be a Mortgaged Property, in order to satisfy current expenses with respect to the first such property. The Borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the related Mortgage Loans (subject to the Master Servicer's obligations to make P&I Advances) for an indefinite period. In addition, multiple Mortgaged Properties owned by the same Borrower or related Borrowers are likely to have common management, thereby increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the Mortgage Pool.

         The terms of many of the Mortgage Loans require that the Borrowers be single-purpose entities. In most cases, such Borrowers' organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Properties and limit the Borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the Borrower's financial conditions would be adversely impacted by factors unrelated to the Mortgaged Property and the Mortgage Loan in the pool. However, the Depositor cannot assure you that such Borrowers will comply with such requirements. Furthermore, in many cases such Borrowers are not required to observe all covenants and conditions which typically are required in order for such Borrowers to be viewed under standard rating agency criteria as "special purpose entities". In the case of the Mortgage Loan secured by the Embarcadero Corporate Center Property, such property is held by multiple Borrowers as tenants-in-common and the terms of the related Mortgage Loan requires such Borrowers to transfer ownership of such property to a single, bankruptcy remote entity on or before May 5, 2000. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

         Loan Concentration Entails Risk. In general, the inclusion in a mortgage pool of one or more Mortgage Loans that have outstanding principal balances that are substantially larger than the other Mortgage Loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Without regard to the cross-collateralization of the Portfolio Loans, the average Cut-off Date Balance of the Mortgage Loans is $4,520,203. Presenting each group of cross-collateralized Portfolio Loans as a single Mortgage Loan, the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,309,690. Several of the individual Mortgage Loans have Cut-off Date Balances, and several of the groups of cross-collateralized Portfolio Loans have aggregate Cut-off Date Balances, that are substantially higher than such average Cut-off Date Balance or Loan Group Cut-off Date Balance. The following table sets forth Cut-off Date Balances for the five largest individual Mortgage Loans and groups of cross-collateralized Mortgage Loans.

            CUT-OFF DATE BALANCES AND CONCENTRATION OF MORTGAGE LOANS

INDIVIDUAL MORTGAGE LOAN                                            % OF INITIAL
OR GROUP OF MORTGAGE LOANS              CUT-OFF DATE BALANCE        POOL BALANCE
--------------------------              --------------------        ------------
The Oakwood Plaza Loan                       $67,944,452                4.4%
The Fifteen Southeast Realty Loans           $58,000,000                3.7%
The Herald Center Loan                       $49,975,508                3.2%
The Alliance Loans                           $45,964,360                3.0%
The Stone Fort Loans                         $36,135,000                2.3%

         Basis of Presentation Affects Certain Information. As described above, where a single mortgage note is secured by two or more Mortgaged Properties which are geographically diverse, this Prospectus Supplement generally reflects an allocation of such indebtedness among those Mortgaged Properties and presents each allocated portion as if it were an individual Mortgage Loan secured by the Mortgaged Property for which the allocation was made. Where multiple mortgage notes are cross-collateralized and cross-defaulted, this Prospectus Supplement generally presents the individual Mortgage Loans without regard to the cross-collateralization or cross-default provisions. The basis of presentation described above affects the information set forth in this Prospectus Supplement. For example, under such basis of presentation, the average Cut-off Date Balance of the Mortgage Loans is $4,520,203. However, when each group of cross-collateralized Portfolio Loans is presented as a single Mortgage Loan, the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,309,690. In addition, in the case of some such groups of Portfolio Loans, the information presented in this Prospectus Supplement with respect to each related Mortgaged Property (such as the Underwritten Debt Service Coverage Ratio, the Cut-off Date Loan-to-Value Ratio and the Maturity/ARD Loan-to-Value Ratio) reflects the aggregation and allocation of the characteristics of all Mortgaged Properties in the group relative to the aggregate indebtedness, rather than the information related to that specific Mortgaged Property. See the notes to the tables set forth in Exhibit A-1 to this Prospectus Supplement for an identification of each group of Portfolio Loans that together represent a single indebtedness evidenced by a single note or form a group of cross-collateralized and cross-defaulted Portfolio Loans.

         Geographic Concentration Entails Risks. A concentration of Mortgaged Properties in a particular locale, state or region increases the exposure of the Mortgage Pool to various factors including:

         o any adverse economic developments that occur in the locale, state or region where such Mortgaged Properties are located;
         o changes in the real estate market where such Mortgaged Properties are located;
         o changes in governmental rules and fiscal policies in the governmental jurisdiction where such Mortgaged Properties are located; and
         o acts of nature, including floods, tornadoes and earthquakes in the areas where such Mortgaged Properties are located.

         The Mortgaged Properties are located in 39 states and the District of Columbia. The Mortgaged Properties located in each of the following states secure Mortgage Loans (or allocated portions thereof) that represent 3.8% or more of the Initial Pool Balance:

                             TOTAL CUT-OFF DATE BALANCE
                                  OF MORTGAGE LOANS
                           (OR ALLOCATED PORTIONS THEREOF)          % OF INITIAL
STATE                 SECURED BY MORTGAGED PROPERTIES IN STATE      POOL BALANCE
-----                 ----------------------------------------      ------------
California                          $283,469,521                       18.3%
Texas                               $260,360,163                       16.8%
Florida                             $201,145,736                       13.0%
Colorado                             $65,155,027                        4.2%
New York                             $58,408,212                        3.8%

         Risk of Changes in Mortgage Pool Composition. The Mortgage Loans amortize at different rates and, to some extent, mature on different dates. In addition, certain Mortgage Loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the Mortgage Pool will change over time.

         If you purchase Certificates with a Pass-Through Rate that is equal to or calculated based upon a weighted average of interest rates on the Mortgage Loans, your Pass-Through Rate will be affected (and may decline) as the relative composition of the Mortgage Pool changes.

         In addition, as payments and other collections of principal are received with respect to the Mortgage Loans, the remaining Mortgage Pool may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers or geographic location. If you purchase any Offered Certificates other than the Class A-1A Certificates, you will be more exposed to any risks associated with changes in concentrations of Borrower, loan or property characteristics than are persons who own Offered Certificates that have an earlier Assumed Final Distribution Date than your Certificates.

         Extension and Default Risks Associated With Balloon Loans and ARD Loans. Three hundred five (305) Mortgage Loans, representing 81.8% of the Initial Pool Balance, are Balloon Loans, and twenty-two (22) Mortgage Loans, representing 15.1% of the Initial Pool Balance, are ARD Loans. The ability of a Borrower under a Balloon Loan to make the required Balloon Payment at maturity, and the ability of a Borrower under an ARD Loan to repay such Mortgage Loan on or before the related Anticipated Repayment Date, in each case depends upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to refinance its Mortgage Loan or sell the related Mortgaged Property will depend on a number of factors occurring at the time of attempted refinancing or sale, including:

        o          the level of available mortgage rates;
        o          the fair market value of the related Mortgaged Property;
        o          the Borrower's equity in the related Mortgaged Property;
        o          the financial condition of the Borrower;
        o          operating history of the related Mortgaged Property;
        o          tax laws;
        o          prevailing general and regional economic conditions;
        o          the state of the fixed income and mortgage markets; and
        o the availability of credit for multifamily rental or commercial properties.

         Two hundred seventy-eight (278) Balloon Loans, representing 75.3% of the Initial Pool Balance, have maturity dates, and two (2) ARD Loans, representing 7.6% of the Initial Pool Balance have Anticipated Repayment Dates, that in each case occur during the six-month period from January 1, 2009 to June 30, 2009. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" in the Prospectus.

         Any failure of a Borrower under a Balloon Loan to timely pay its Balloon Payment will be a default thereunder. Subject to certain limitations, the Special Servicer may extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

         The failure of a Borrower under an ARD Loan to repay such Mortgage Loan by the related Anticipated Repayment Date will not constitute a default thereunder. Although an ARD Loan includes several provisions that may give the Borrower an incentive to repay such Mortgage Loan by the related Anticipated Repayment Date, there can be no assurance that such Borrower will be sufficiently motivated or able to do so.

         If any Balloon Loan remains outstanding past its stated maturity, or if any ARD Loan remains outstanding past its Anticipated Repayment Date, the weighted average lives of certain Classes of the Offered Certificates may be extended. See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.

         Risks of Subordinate and Other Additional Financing. The following table identifies those Mortgaged Properties which are known to the Depositor to be encumbered by secured subordinate debt, the initial principal amount of the debt and the Cut-off Date Balances of the related Mortgage Loans and also sets forth, in the case of each such Mortgaged Property, whether the subordinate lender has entered into an agreement with the mortgagee under the related Mortgage Loan whereby such subordinate lender--

         o expressly subordinates its rights to receive collections and proceeds from, and otherwise deal with, such Mortgaged Property and the related Borrower (any such agreement, a "Subordination Agreement"), and/or

         o agrees, for so long as the related Mortgage Loan is outstanding, not to take any enforcement or other legal action against such Mortgaged Property or the related Borrower as long as the mortgagee under the related Mortgage Loan has not done so (any such agreement, a "Standstill Agreement").


                                                                          % OF INITIAL
                                                                          POOL BALANCE
                                            CUT-OFF DATE BALANCE           REPRESENTED             INITIAL PRINCIPAL
                                                 OF RELATED                BY RELATED              AMOUNT OF SECURED
MORTGAGED PROPERTY                             MORTGAGE LOAN              MORTGAGE LOAN            SUBORDINATE DEBT
------------------                             --------------             -------------            ----------------
Ontario Plaza                                    $13,558,185                  0.9%                 $1,675,000 (1)
Pines of Westbury                                $12,940,243                  0.8%                 $1,670,000 (1)(2)
Pleasant Hill Executive Park                      $7,515,312                  0.5%                   $473,641 (1)


------------------

(1) The subordinate lender has executed a Subordination Agreement and/or a Standstill Agreement.

(2) The property has $2,780,241 of unsecured debt which is also subject to a Subordination Agreement and/or a Standstill Agreement.

         The Mortgage Loan secured by the Rivermont Park Property permits future secured subordinate debt subject to certain conditions, including the delivery of a subordination and standstill agreement.

         Except as described above, each Mortgage Loan either (i) prohibits the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) requires the consent of the holder of such Mortgage Loan prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults, and the Trust may not realistically be able to prevent a Borrower from incurring subordinate debt. The existence of any secured subordinated indebtedness increases the difficulty of refinancing the related Mortgage Loan at maturity, and the related Borrower may have difficulty repaying multiple loans. In addition, the Trust's foreclosure of the related Mortgage Loan may be delayed by the bankruptcy or similar proceedings involving the subordinate lender or other legal action by such subordinate lender. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

         Borrowers under eleven (11) Mortgage Loans, representing 5.1% of the Initial Pool Balance (and including the Mortgage Loans secured by the Weis Plaza, The Admiral Apartments & The Drake Apartments, Cherry Creek Retirement Village, Pickwick Apartments, Silver Cliff Apartments, 201 Commonwealth Court, The Court at Deptford II, Carrollton Place Apartments, Welshwood Apartments, Cypress Center and Pines of Westbury), have unsecured debt of which the Depositor is aware. In some such cases, the lender on such debt is an affiliate of the Borrower. In each such case, the lender on such unsecured debt has executed and delivered a Subordination Agreement and a Standstill Agreement in favor of the mortgagee under the related Mortgage Loan. In addition, some of the Mortgage Loans permit the related Borrower to incur unsecured subordinated debt in the future, subject to delivery of a Subordination Agreement and/or Standstill Agreement and, in certain cases, provisions that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Further, if a Borrower was not required to meet "single purpose entity, bankruptcy remote" criteria, then the related Mortgage Loan documents may not prohibit or limit the incurrence of future unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

         Except as described above, the Depositor has not been able to confirm whether the respective Borrowers under the Mortgage Loans have any other debt outstanding.

         Owners of certain Borrowers under the Mortgage Loans have incurred so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. With respect to seven (7) Mortgage Loans, representing 6.9% of the Initial Pool Balance (including the Mortgage Loan secured by Oakwood Plaza), the Depositor is aware that the owners of the related Borrower have pledged their equity interests in such Borrowers to secure "mezzanine debt". In particular, the owners of the Borrower under the Mortgage Loan secured by Oakwood Plaza have pledged their equity interests in such Borrower (together with other collateral, including the equity interests in other partnerships) to secure a revolving credit facility. An affiliate of GECA is the lender of the related revolving credit facility. The Mortgage Loans secured by Oakwood Village Apartments and the Stone Fort Properties permit the pledge of the equity interests in the related Borrower to secure future loans to the principals of such Borrower. See "Risks Related to the Offered Certificates--Potential Conflicts of Interest".

         Limited Recourse. You should consider all of the Mortgage Loans to be nonrecourse loans (i.e., in the event of a default, recourse will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage
Loan). In those cases where recourse to a Borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of such Borrower or guarantor. Consequently, as described more fully above, payment on each Mortgage Loan at or prior to maturity is dependent on one or more of the following:

         o         the sufficiency of the net operating income;

         o         the market value of the property at or prior to maturity; and

         o the ability of the Borrower to refinance or sell the Mortgaged Property.

None of the Mortgage Loans is insured or guaranteed by any governmental entity or private mortgage insurer.

         Bankruptcy Proceedings Entail Certain Risks. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a Borrower will stay the sale of the Mortgaged Property owned by that Borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the Mortgaged Property is less than the principal balance of the Mortgage Loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the Mortgaged Property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a Mortgage Loan; (ii) reduce monthly payments due under a Mortgage Loan; (iii) change the rate of interest due on a Mortgage Loan; or (iv) otherwise alter the Mortgage Loan's repayment schedule.

         Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the Borrowers have subordinate debt secured by the related Mortgaged Property. See "--Risks of Subordinate and Other Additional Financing" above. Additionally, the Borrower's trustee or the Borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the Bankruptcy Code, a lender will be stayed from enforcing a Borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the Borrower to maintain the Mortgaged Property or for other court authorized expenses.

         As a result of the foregoing, the Trustee's recovery with respect to Borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

         Environmental Risks. In general, a third-party consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to all of the Mortgaged Properties within the 20-month period preceding the Cut-off Date. Each environmental site assessment or update generally complied with industry-wide standards. However, in some cases, the related environmental site assessment was limited in scope. In the case of certain Mortgaged Properties, a "Phase II" environmental assessment was also performed. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property and the consultant recommended action, then (depending on the nature of the condition or circumstance) the Borrower--

         o has implemented or agreed to implement an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties in the manner and within the time frames specified in the related Mortgage Loan documents; or

         o established an escrow reserve with the lender to cover the estimated cost of remediation.

         There can be no assurance, however, that the environmental assessments identified all adverse environmental conditions and risks, that the related Borrowers will implement all recommended operations and maintenance plans or that the recommended action will fully remediate or otherwise address all the adverse environmental conditions and risks. In addition, the current environmental condition of a Mortgaged Property could be adversely affected by tenants (e.g., gasoline stations or dry cleaners) or by the conditions or operations in the vicinity of the Mortgaged Properties (e.g., leaking underground storage tanks) at another property nearby. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Assessments".

         Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of ACMs into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use such property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of clean-up. In some such states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust) may be liable, as an "owner" or "operator" of the real property, regardless of whether the Borrower or a previous owner caused the environmental damage, if (i) agents or employees of the lender are deemed to have participated in the management of the Borrower or (ii) under certain conditions the lender actually takes possession of a Borrower's property or control of its day-to-day operations (as for example, through the appointment of a receiver or foreclosure). Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in the Prospectus.

         Risks Related to Lead-Based Paint at Multifamily Rental Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Rental Properties. In these cases, the Borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

         Risks Related to LUSTs. Certain of the Mortgaged Properties contained or are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of soil or groundwater contamination. Although the owners of those Mortgaged Properties have or are in the process of remediating such conditions and the Trust may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the costs of remediation or liability in excess of amounts held in escrow or the enforcement of rights against third parties may result in additional transaction costs to the Trust.

         Risks Related to ACMs. At several of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. The ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the identified or presumed problem is properly managed. In connection therewith, the related Borrowers have generally agreed to establish and maintain operations and maintenance or abatement programs. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs. Also, injuries arising from exposure to asbestos can be the basis for a toxic tort claim.

         Risks Related to the Special Servicer Obtaining an Environmental Assessment Prior to taking Remedial Action. The Pooling Agreement will provide that before the Special Servicer acquires title to a Mortgaged Property on behalf of the Trust or assumes operation of a Mortgaged Property, it must obtain an environmental assessment of the property. Although this requirement will decrease the likelihood that the Trust will become liable under any environmental law, it will effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken or a determination is made that such action need not be taken or need not be taken prior to foreclosure). Accordingly, there is some risk that the Mortgaged Property will decline in value while this assessment is being obtained. Moreover, there is no assurance that this requirement will effectively insulate the Trust from potential liability under environmental laws. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

         Risks Related to Property Condition. Either a licensed architect or a licensed engineer inspected all of the Mortgaged Properties during the 20-month period preceding the Cut-off Date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each Mortgaged Property. In some cases, the inspections identified conditions requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the Originator of the related Mortgage Loan generally required the related Borrower to fund reserves, or deliver letters of credit or other instruments, to cover such costs. In certain cases, no reserve was required because of the creditworthiness of the Borrower or a significant tenant responsible for most of the costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs or that the creditworthiness of the particular Borrower or any significant tenant responsible for such repair or replacement will not decline.

         Reserves May Be Insufficient. Certain of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow generated by the related Mortgaged Property to cover ongoing monthly, semi-annual or annual expenses such as taxes and insurance. Most of the Mortgage Loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the Mortgage Loan to fund capital expenditure items, certain leasing costs, environmental remediation costs or engineering remediation costs when such needs were identified. Such reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

         Limitations on Enforceability of Cross-Collateralization. The Mortgage Pool includes eighteen (18) Portfolio Loans. The Portfolio Loans are identified in the tables set forth in Exhibit A-1. The purpose of securing any particular Portfolio Loan or group of cross-collateralized Portfolio Loans with multiple Mortgaged Properties is to reduce the risk of default or ultimate loss as a result of an inability of any such Mortgaged Property to generate sufficient net operating income to pay debt service. However, certain of the Portfolio Loans permit--

         o the release of one or more of the related Mortgaged Properties from the related mortgage lien, and/or
         o a full or partial termination of the applicable cross-collateralization,

in each such case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

         In addition, the amount of the mortgage encumbering any particular Mortgaged Property may be less than the full amount of the related Portfolio Loan or group of cross-collateralized Portfolio Loans (in general, to avoid recording tax). Such mortgage amount may equal the appraised value or allocated loan amount for such Mortgaged Property, thereby limiting the extent to which proceeds therefrom will be available to offset declines in value with respect to other Mortgaged Properties securing the same Portfolio Loan or group of cross-collateralized Portfolio Loans.

         Certain of the Portfolio Loans are, in each such case, secured by Mortgaged Properties located in two or more states. Such Portfolio Loans collectively represent 3.9% of the Initial Pool Balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Therefore, upon a default under any such Portfolio Loan, it may not be possible to foreclose on the related Mortgaged Properties simultaneously.

         Certain of the Portfolio Loans (or groups of cross-collateralized Portfolio Loans) involve, in each such case, multiple Borrowers. Cross-collateralization arrangements involving more than one Borrower could be challenged as a fraudulent conveyance by creditors of a Borrower or by the representative of the bankruptcy estate of a Borrower, if such Borrower were to become a debtor in a bankruptcy case. A lien granted by a Borrower to secure repayment of another Borrower's Portfolio Loan (or allocable share of a "stand alone" Portfolio Loan) could be avoided if a court were to determine that (i) the first such Borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the first such Borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Borrower's Portfolio Loan (or allocable share of a "stand alone" Portfolio Loan), receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other Borrower. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the bankrupt or insolvent Borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the pertinent Portfolio Loan(s) to existing or future indebtedness of the bankrupt or insolvent Borrower. The court could also allow the bankrupt or insolvent Borrower to recover payments it made pursuant to the avoided cross-collateralization.

         Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges. Fifteen (15) Mortgage Loans, representing 6.5% of the Initial Pool Balance, require the related Borrowers during some period of the related loan term to pay an additional amount ("Prepayment Consideration") when they make a voluntary principal prepayment. In general, the Prepayment Consideration is calculated either solely on the basis of a yield maintenance formula (a "Yield Maintenance Charge") or as the higher of a percentage of the principal amount prepaid (a "Prepayment Premium") and a Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. Any Prepayment Premiums or Yield Maintenance Charges collected on the Mortgage Loans will be distributed to the persons, in the amounts and in accordance with the priorities described in this Prospectus Supplement under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". The Depositor makes no representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge.

         Under the laws of a number of states, the enforceability of any Mortgage Loan provisions that require a Prepayment Premium or Yield Maintenance Charge upon an involuntary prepayment is unclear. Even if the obligation is enforceable, the Special Servicer has authority to waive it in connection with obtaining a pay-off of a defaulted Mortgage Loan. Even if the obligation is enforceable and enforced, the related liquidation proceeds may not be sufficient to make such payment because the Pooling Agreement generally requires the Special Servicer to apply liquidation proceeds to cover outstanding servicing expenses and unpaid principal and interest before applying them to cover any Prepayment Premium or Yield Maintenance Charge due in connection with the liquidation of such Mortgage Loan. Accordingly, the Holders of the more subordinate Classes of Certificates may receive distributions of interest and/or principal with respect to the liquidated Mortgage Loan, while the Holders of the more senior Classes of Certificates receive none (or less than all) of the required Prepayment Consideration in connection with the liquidation. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

         In certain circumstances involving the sale of Mortgage Loans by the Trust, no Prepayment Premium or Yield Maintenance Charge will be payable. See "Description of the Mortgage Pool--Cures, Repurchases and Substitutions", "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" and "Description of the Offered Certificates--Termination" in this Prospectus Supplement.

         Limitations on Enforceability of Other Provisions. Most of the Mortgage Loans contain due-on-sale clauses, each of which permits the lender (with some exceptions) to accelerate the maturity of the Mortgage Loan upon the sale, transfer or conveyance of (i) the related Mortgaged Property or (ii) a majority ownership interest in the related Borrower. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related Borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if--

         o         the default is deemed to be immaterial,
         o the exercise of such remedies would be inequitable or unjust, or
         o the circumstances would render the acceleration unconscionable.

         Most of the Mortgage Loans are secured by, in each such case, an assignment of leases and rents pursuant to which the related Borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the Borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

         If a Mortgage Loan is a Defeasance Loan, such Mortgage Loan, during specified periods and subject to certain conditions, permits the related Borrower to pledge to the holder of such Mortgage Loan the amount of direct, non-callable United States government securities described in this Prospectus Supplement under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" and thereby obtain a release of the related Mortgaged Property. The cash amount which a Borrower must expend to purchase, or must deliver to the Master Servicer in order for the Master Servicer to purchase, such United States government securities may be in excess of the principal balance of the related Defeasance Loan. The portion of such cash amount that exceeds the principal balance of such Defeasance Loan is called the "Excess Defeasance Payment" in this Prospectus Supplement. There can be no assurance that a court would not interpret such Excess Defeasance Payment as a form of Prepayment Consideration or would not take it into account for usury purposes. In some states, some forms of Prepayment Consideration are unenforceable. See "--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" above. If the Excess Defeasance Payment were held to be unenforceable, the remaining portion of such cash amount may be insufficient to purchase the requisite amount of United States government securities. Acting in accordance with the Servicing Standard, the Master Servicer could apply such reduced cash amount as a prepayment of the subject Mortgage Loan instead of purchasing United States government securities.

         Limitations of Appraisals. Generally, the respective Originators obtained Appraisals for the Mortgaged Properties prior to the origination of the applicable Mortgage Loan, and in some cases updates were performed in anticipation of this transaction. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised value of each Mortgaged Property at or about the time of origination of the related Mortgage Loan is presented, for illustrative purposes only, on Exhibit A-1 to this Prospectus Supplement. Furthermore, in the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the appraised value on which such Mortgage Loan was underwritten.

         Tax Considerations Related to Foreclosure. If the Trust were to acquire a Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property" (as defined in section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the relevant area for the type of building involved, will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35% for federal purposes), thereby reducing net proceeds available for distribution to the holders of the Certificates.

         Uninsured Loss; Sufficiency of Insurance. The Borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if improvements on the related Mortgaged Property are located in the 100-year flood plain) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war, earthquakes or hurricanes. Earthquake insurance is generally not required to be maintained by a Borrower, even in respect of Mortgaged Properties located in California. Should an uninsured loss occur, the Borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Borrower's ability to make payments under its Mortgage Loan. Although the Borrowers have covenanted to insure their respective Mortgaged Properties as and to the extent described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this Prospectus Supplement, there is a possibility of casualty losses with respect to a Mortgaged Property that are not covered by insurance or for which insurance proceeds may not be adequate. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially affect a Borrower's ability to restore the property to its original condition. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

         In addition, various forms of insurance maintained with respect to a Mortgaged Property, including casualty insurance, environmental insurance (in the limited number of cases where it was obtained), earthquake insurance (in the limited number cases where it was obtained) or other insurance, may be provided under a blanket policy that also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate loss limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

         Risks Particular to Ground Leases. Four (4) Mortgage Loans, representing 0.6% of the Initial Pool Balance, are secured by first mortgage liens on the related Borrower's leasehold interest in all or a material portion of the related Mortgaged Property (but not by the corresponding fee interest in the property that is subject to the ground lease). Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/Borrower rejects any or all of its leases, the Borrower's lender may not be able to succeed to the lessee/Borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/Borrower are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/Borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

         Risks Associated With Zoning Compliance. Due to changes in zoning requirements since the construction thereof, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. In such cases, either the Mortgaged Property is considered a "permitted non-conforming structure" or the operation of the Mortgaged Property is considered to be a "permitted non-conforming use". This means that the Borrower is not required to alter the property's structure or use to comply with the new law; however, the Borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may be less than that which existed before the casualty.

         In addition, certain of the Mortgaged Properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements thereon, limitations affecting noise and parking requirements, among other things, and limitations on the Borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related Borrower to lease the Mortgaged Property on favorable terms, thus adversely affecting the Borrower's ability to fulfill its obligations under the related Mortgage Loan.

         Costs Associated With Compliance With ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related Borrower may be required to incur significant costs in order to effect such compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

         The property inspection report obtained for each Mortgaged Property in connection with the origination of the related Mortgage Loan, generally included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by certain Borrowers are required to be used for costs association with complying with the ADA. However, escrows were not required with respect to all Mortgage Loans and the Depositor cannot assure you that the related Mortgaged Properties will comply with the ADA in all respects once the related conditions are remedied, that such property inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs.

         Limited Information Causes Uncertainty. Certain Mortgage Loans constitute acquisition financing or were used to refinance a construction loan. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. As a result, you may find it difficult to analyze the performance of any such Mortgaged Property.

         Litigation. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the Borrowers. In some cases, an amount representing estimated judgment and legal fees has been placed in escrow. The Depositor cannot provide any assurance that such litigation will not have a material adverse effect on the distributions to you.

         Prior Bankruptcies. Certain Borrowers or their affiliates have been parties to, and/or certain Mortgaged Properties (including the Mortgaged Property securing the Herald Center Loan) have been the subject of, prior bankruptcy proceedings. Two (2) Mortgage Loans, representing 3.3% of the Initial Pool Balance, funded the related Borrower's performance of its plan of reorganization.

         Limitations with Respect to Representations and Warranties. Certain persons will make certain limited representations and warranties regarding the Mortgage Loans for which it is acting as a responsible party in the Pooling Agreement. See "Description of the Mortgage Pool--Representations and Warranties" in this Prospectus Supplement. A material breach of such representations and warranties could obligate such person to repurchase the Mortgage Loan, in which case, the proceeds of such repurchase would be passed through to Certificateholders in the same manner as a principal prepayment, except that no Prepayment Consideration will be payable in connection with such repurchase.

         If a responsible party is required to but does not cure or remedy a breach of a representation or warranty or repurchase or replace the affected Mortgage Loan, payments on the Offered Certificates may be substantially less than such payments would have been if such person had cured or remedied the breach or repurchased or replaced the affected Mortgage Loan.

         The obligation of a responsible party to cure a breach or repurchase/replace a Mortgage Loan will constitute the only remedy available to Certificateholders for a breach of a representation or warranty. The Depositor cannot assure you that a responsible party will have the resources to repurchase or replace any Mortgage Loan. No other party will be obligated to cure or repurchase/replace a Mortgage Loan in the event of a breach if the related responsible party does not fulfill its obligations.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool has an Initial Pool Balance of $1,550,429,606 subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received. Without regard to the cross-collateralization of certain Portfolio Loans, the Cut-off Date Balances of the Mortgage Loans range from $106,854 to $67,944,452, and the average Cut-off Date Balance of the Mortgage Loans is $4,520,203. Presenting each group of cross-collateralized Mortgage Loans as a single Mortgage Loan, the Loan Group Cut-off Date Balances of the Mortgage Loans range from $248,667 to $67,944,452, and the average Loan Group Cut-off Date Balance of the Mortgage Loans is $5,309,690.

         This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

         o All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

         o All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

         o When information with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

         o Some of the Mortgage Loans are cross-collateralized and cross-defaulted with one or more other Mortgage Loans. Except where otherwise specifically indicated, each cross-collateralized Mortgage Loan is presented as if it were secured only by the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement. See the notes to the tables set forth in Exhibit A-1.

         o In some cases, multiple Mortgaged Properties secure a single amount of mortgage loan indebtedness. For purposes of presenting statistical information, the Depositor has in some of such cases allocated the aggregate amount of such indebtedness among the related Mortgaged Properties (on the basis of relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents). Except where otherwise specifically indicated, each allocated portion of such aggregate amount is
                   (i) presented as if it were a single "Mortgage Loan" secured only by a mortgage lien on the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement and (ii) described as being cross-collateralized and cross-defaulted with each other Mortgage Loan representing an allocable portion of the related indebtedness. See the notes to the tables set forth in Exhibit A-1.

         o In some cases, multiple parcels of real property securing a single Mortgage Loan have been treated as a single "Mortgaged Property" because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by the Depositor.

         o This Prospectus Supplement refers to certain properties specifically by name. You should construe each reference to a named property as a reference to the Mortgaged Property identified by that name on Exhibit A-1 to this Prospectus Supplement.

         o Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

         o Certain capitalized terms used with respect to the Mortgage Loans are defined under "Summary of Prospectus Supplement-- The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement.

         o The Cut-off Date Balances as presented in this Prospectus Supplement are based upon the assumption that all scheduled payments due on the Mortgage Loans on or before the Cut-off Date are timely made and further, that there are no unscheduled collections of principal with respect to any Mortgage Loan during the period from May 1, 1999 up to and including the Cut-off Date.

         Each Mortgage Loan constitutes an obligation of the related Borrower to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower or another party in one or more Mortgaged Properties.

         The table below shows the number of, and percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states.

                                     NUMBER OF            % OF INITIAL
STATE                           MORTGAGED PROPERTIES      POOL BALANCE
-----                           --------------------      ------------
California                               46                   18.3%
Texas                                    83                   16.8%
Florida                                  27                   13.0%
Colorado                                 18                    4.2%
New York                                  8                    3.8%

         The remaining Mortgaged Properties are located throughout 34 other states and the District of Columbia. No more than 3.4% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

         The table below shows the number of, and percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose.

                                     NUMBER OF             % OF INITIAL
PROPERTY TYPE                   MORTGAGED PROPERTIES       POOL BALANCE
-------------                   --------------------       ------------
Retail                                   78                   35.6%
Multifamily Rental                      140                   34.3%
Office                                   42                   11.7%
Hospitality                              15                    4.2%
Manufactured Housing Community           16                    3.9%
Mixed Use                                13                    3.4%
Self Storage                             23                    3.1%
Industrial                               13                    2.2%
Independent/Assisted Living               2                    1.6%
Healthcare                                1                    0.2%


         See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Retail Sales and Service Properties", "--Mortgage Loans Secured by Multifamily Rental Properties", "--Mortgage Loans Secured by Office Properties" and "--Mortgage Loans Secured by Other Types of Properties" in the Prospectus. Certain of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants that require all or a portion of the units to be rented to low income tenants. Several of the Multifamily Rental Properties (including the Multifamily Rental Property identified as Carrollton Place Apartments) have concentrations of student tenants. Certain of the Multifamily Rental Properties and the Manufactured Housing Communities consist of all or a majority of the individual units, and the corresponding interests in the common areas and facilities, of a condominium property whose homeowners association is controlled by the related Borrower.

         The table below shows the number and percentage (based on Cut-off Date Balance) of Mortgage Loans that are secured by first mortgage liens on each of the specified interests in the related Mortgaged Properties.

            ENCUMBERED INTEREST
               IN THE RELATED                NUMBER OF            % OF INITIAL
             MORTGAGED PROPERTY         MORTGAGED PROPERTIES      POOL BALANCE
             -----------------          -------------------       ------------
Fee*                                            337                  98.1%
Fee in Part, Leasehold in Part                    2                   1.2%
Leasehold                                         4                   0.6%

------------------

* Fee also includes cases where the fee and leasehold interests in the same property are both encumbered.

         The Mortgage Pool includes 18 Portfolio Loans. Each Portfolio Loan is, by its terms or through cross-collateralization with other Portfolio Loans, secured by two or more Mortgaged Properties. A group of cross-collateralized Portfolio Loans consists of two or more Mortgage Loans that either (i) are cross-collateralized and cross-defaulted with each other or (ii) represent the allocated portions of a single amount of mortgage loan indebtedness. However, the amount of the Mortgage encumbering any particular Mortgaged Property may be less than the full amount of the related Portfolio Loan or group of cross-collateralized Portfolio Loans (in general, to avoid recording tax). Such Mortgage amount may equal the appraised value or allocated loan amount for such Mortgaged Property, thereby limiting the extent to which proceeds therefrom would be available to offset declines in value with respect to other Mortgaged Properties securing the same Portfolio Loan or group of cross-collateralized Portfolio Loans.

         Certain Portfolio Loans entitle the related Borrower(s) to obtain (at any time following the related Lock-out Period) a release of one or more of the related Mortgaged Properties and/or a termination of the applicable cross-collateralization provisions, subject, in each such case, to the fulfillment of one or more of the following conditions--

         o the pay down of the loan(s) in an amount equal to a specified percentage (generally 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property to be released;

         o the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties; and/or

         o receipt by the lender of confirmation from each Rating Agency that such action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

         In addition, certain of the Portfolio Loans also entitle the related Borrower to a release of one or more of the related Mortgaged Properties under defeasance provisions. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

         Set forth below are the number of Mortgaged Properties securing, and the percentage of the Initial Pool Balance represented by, each Portfolio Loan and each group of cross-collateralized Portfolio Loans that has an aggregate Cut-off Date Balance representing at least 1.0% of the Initial Pool Balance.


                                                                                         NUMBER OF STATES
                                                                                             WHERE THE
                                                                          NUMBER OF          MORTGAGED
                                                                          MORTGAGED          PROPERTIES       % OF INITIAL
PORTFOLIO LOANS AND GROUPS OF CROSS-COLLATERALIZED PORTFOLIO LOANS        PROPERTIES        ARE LOCATED       POOL BALANCE
------------------------------------------------------------------        ----------        -----------       ------------
The Fifteen Southeast Realty Loans                                            4                  1                3.7%
The Alliance Loans                                                            3                  1                3.0%
The Stone Fort Loans                                                          5                  1                2.3%
Mortgage Loans secured by Cherry Creek Retirement Village/
     Remington Heights Retirement Community                                   2                  2                1.6%
Mortgage Loans secured by Two University Plaza/
     800-900 Lanidex Plaza/140 Littleton Road                                 3                  1                1.5%


         You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower (i.e., in the event of a payment default by such Borrower, recourse will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations). In those cases where recourse to a Borrower or guarantor is permitted under the related Mortgage Loan documents, the Depositor has not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

         Due Dates.  All of the Mortgage Loans provide for Scheduled P&I
Payments to be due on the first day of each month.

         Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed until maturity. However, as described below, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is in excess of its Mortgage Rate prior to the Anticipated
Repayment Date.

                                      S-63


         As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated
Repayment Date. As of the Cut-off Date, the Mortgage Rates for the Mortgage
Loans ranged from 6.600% per annum to 9.310% per annum, and the weighted average
Mortgage Rate for the Mortgage Loans was 7.661%.

         No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of excess interest.

         Each Mortgage Loan will accrue interest on the basis of one of the following conventions:

         o The actual number of days elapsed during each one-month accrual period in a year of 360 days (an "Actual/360 Basis").
                   Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360
                   Mortgage Loans".

         o         A 360-day year consisting of twelve 30-day months (a "30/360
                   Basis"). Mortgage loans that accrue interest on a 30/360
                   Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans".

         The table below shows the number of, and percentage of Initial Pool
Balance represented by, Mortgage Loans that accrue interest based on each of the foregoing conventions.

                                  NUMBER OF               % OF INITIAL
INTEREST ACCRUAL BASIS          MORTGAGE LOANS            POOL BALANCE
----------------------          --------------            ------------
Actual/360 Basis                      334                     96.5%
30/360 Basis                            9                      3.5%

         Balloon Loans.  Three hundred five (305) Mortgage Loans, representing
81.8% of the Initial Pool Balance, are Balloon Loans.

         A "Balloon Loan" is characterized by--

         o an amortization schedule that is significantly longer than the actual term of such Mortgage Loan and which, in the case of the Mortgage Loan secured by the Capital Heights Shopping
                   Center, representing 0.3% of the Initial Pool Balance, begins only after the end of an initial two-year interest-only period, and

         o a Balloon Payment being due in respect of such Mortgage Loan on its stated maturity date.

         ARD Loans.  Twenty-two (22) Mortgage Loans, representing 15.1% of the
Initial Pool Balance, are ARD Loans.

         An "ARD Loan" is characterized by the following features:

         o A maturity date that is approximately 20 to 30 years following origination.

         o The designation of an Anticipated Repayment Date that is generally 10 to 20 years following origination (although one
                   (1) Mortgage Loan provides for an earlier Anticipated
                   Repayment Date). The Anticipated Repayment Date for each ARD
                   Loan is listed on Exhibit A-1 to this Prospectus Supplement.

         o        The ability of the related Borrower to prepay such Mortgage
                  Loan, without restriction (including without any obligation to pay a Prepayment Premium or a Yield Maintenance Charge), at any time on or after a date that is generally three (3) to six
                  (6) months prior to the related Anticipated Repayment Date.

         o Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

                                      S-64


         o From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") that is, in most cases, equal to the sum of its Mortgage Rate plus an additional spread (the "Additional Interest Rate"). The
                   Additional Interest Rate can equal any of the following--

                           (i) a specified margin which is generally not more than two percentage points;

                           (ii) the excess, if any, of (A) the sum of (1) the applicable U.S. Treasury rate plus (2) a specified margin of generally not more than two percentage points, over (B) the Mortgage
                                    Rate; or

                           (iii) a rate that may equal either the greater or the lesser of the rates described in clauses
                                    (i) and (ii) above.

         o The deferral of any interest accrued in respect of such Mortgage Loan at its Additional Interest Rate from and after the related Anticipated Repayment Date (such excess interest being referred to in this Prospectus Supplement as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment
                   Date will not be payable until the entire principal balance of such Mortgage Loan has been paid in full.

         o From and after its Anticipated Repayment Date, the accelerated amortization of such Mortgage Loan out of any and all monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I
                   Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are referred to in this Prospectus Supplement as "Accelerated
                   Amortization Payments". Accelerated Amortization Payments and
                   Additional Interest are considered separate from Scheduled
                   P&I Payments due in respect of any ARD Loan.

         In general, the Borrower under each ARD Loan has agreed to enter into a cash management agreement not less than three (3) months prior to the related
Anticipated Repayment Date (if it has not already executed such an agreement) whereby the Borrower or the manager of the Mortgaged Property is required to deposit or cause the deposit of all revenue from the related Mortgaged Property received after the related Anticipated Repayment Date into a designated account controlled by the mortgagee under such ARD Loan (a "Lockbox Account").

         Fully Amortizing Loans.  Sixteen (16) Mortgage Loans, representing
3.0% of the Initial Pool Balance, are Fully Amortizing Loans.

         A "Fully Amortizing Loan" is characterized by--

         o equal Scheduled P&I Payments throughout the substantial term of such Mortgage Loan, and

         o an amortization schedule that is approximately equal to the actual term of such Mortgage Loan,

such that the Mortgage Loan will fully or substantially amortize over its term if the Borrower timely makes all Scheduled P&I Payments.

                                      S-65



         Amortization of Principal. The table below shows (in months) the original and remaining amortization schedules and terms to maturity (or, in the case of the ARD Loans, terms to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off
Date.



                                                                               FULLY AMORTIZING
                                         BALLOON LOANS        ARD LOANS              LOANS            ALL MORTGAGE LOANS
                                         -------------        ---------        -----------------      ------------------

Original Term to Maturity
     Maximum                                 180                 240                  300                    300
     Minimum                                  84                  60                  180                     60
     Weighted Average                        119                 141                  264                    127

Remaining Term to Maturity
     Maximum                                 178                 232                  300                    300
     Minimum                                  82                  52                  178                     52
     Weighted Average                        118                 134                  256                    124

Original Amortization Term
     Maximum                                 360                 360                  300                    360
     Minimum                                 156                 240                  180                    156
     Weighted Average                        348                 355                  264                    346

Remaining Amortization Term
     Maximum                                 360                 359                  300                    360
     Minimum                                 145                 228                  178                    145
     Weighted Average                        346                 348                  256                    344


         Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

         Voluntary Prepayment Provisions. In general, as of their respective dates of origination, the Mortgage Loans provided for:

         o a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

         o a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

         However, the Mortgage Pool includes fifteen (15) Mortgage Loans, representing 6.5% of the Initial Pool Balance, that in each case provides for:

         o         a Lock-out Period, followed by

         o a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, followed by

         o         an Open Period.

         Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding otherwise applicable Lock-out Periods. See "Certain Terms and Conditions of the Mortgage Loans--Other Payment Provisions" below.

         The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 shows the type of prepayment provision that corresponds to each Mortgage Loan as of its respective date of origination. In addition, the table titled "Prepayment Provisions as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) remaining term to stated maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each. The prepayment restrictions relating to each Mortgage Loan generally do not apply to prepayments arising out of a casualty or condemnation of the related Mortgaged Property, and prepayments of such type are generally not required to be accompanied by any Prepayment Consideration. The aggregate characteristics of the prepayment provisions of the Mortgage Pool will vary over time as Lock-out Periods expire and Mortgage Loans either enter Open Periods or enter periods during which a Prepayment Consideration may be required in connection with principal prepayments and, thereafter, enter Open Periods, and as Mortgage Loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency. The table titled "Mortgage Pool Prepayment Profile" on Exhibit A-2 shows the percentage of the aggregate Stated Principal Balance of the Mortgage Loans scheduled to be outstanding immediately prior to the Distribution Date occurring in June of each year (through 2018) as to which each type of prepayment provision would be in effect based on the "Maturity Assumptions" and a 0% CPR. See "Yield and Maturity Considerations--The Maturity Assumptions" in this Prospectus Supplement.

         As described below under "--Defeasance Loans", most of the Mortgage Loans permit the Borrower (in general, no earlier than the second anniversary of the Closing Date) to obtain a release of the related Mortgaged Property (or, where applicable, one or more of the related Mortgaged Properties) from the lien of the related mortgage or other security instrument by delivering United States government securities as substitute collateral. The Borrower under a Defeasance Loan may effect a defeasance during a Lock-out Period. The table titled "Prepayment Type as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) the type of combination of prepayment and/or defeasance provisions and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each.

         Lock-out Periods. All of the Mortgage Loans provide for Lock-out Periods as of the Cut-off Date and--

         o the maximum remaining Lock-out Period as of the Cut-off Date is 294 months,

         o the minimum remaining Lock-out Period as of the Cut-off Date is 26 months, and

         o the weighted average remaining Lock-out Period as of the Cut-off Date is 113 months.

         Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding such Lock-out Periods. See "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

         Prepayment Consideration. In the case of most Mortgage Loans that provide for a Prepayment Consideration Period, the applicable Prepayment Consideration will equal the greater of a Prepayment Premium (calculated at 1.0% of the amount prepaid) and a Yield Maintenance Charge.

         When applicable with respect to GECA Mortgage Loans, a Yield Maintenance Charge will generally equal the sum of the present values on the date of prepayment of the "monthly interest shortfalls" for the remaining term of such Mortgage Loan to its stated maturity date or Anticipated Repayment Date (as applicable in accordance with the terms of the related loan documents), discounted at a monthly compounded rate equal to the yield to maturity computed by a linear interpolation of the on-the-run United States Treasury curve of the then remaining weighted average life of such Mortgage Loan (calculated in accordance with the related loan documents). The "monthly interest shortfall" will be calculated for each applicable Due Date following the date of prepayment and will equal 1/12 of the product of--

         (a)       the principal amount being prepaid, multiplied by

         (b) the excess, if any, of (i) the yield derived from compounding semi-annually the Mortgage Rate of such Mortgage Loan, over
                   (ii) the Treasury yield described above compounded on a semi-annual basis.

         When applicable with respect to Column Mortgage Loans, a Yield Maintenance Charge will generally equal the product of--

         (a) the principal amount being prepaid (expressed as a percentage of the outstanding principal balance of such Mortgage Loan, prior to giving effect to the prepayment), multiplied by

         (b) as determined on or shortly before the date of prepayment, the excess, if any, of:

                   (i) the present value of all future Scheduled P&I Payments (including the related Balloon Payment) on such Mortgage Loan through and including maturity, as determined by discounting at a semi-annual rate equal to the yield per annum on United States Treasury securities having a maturity closest to the maturity of such Mortgage Loan, over

                   (ii)     the outstanding principal balance of such Mortgage
                           Loan immediately prior to the prepayment.

         When applicable with respect to GSMC Mortgage Loans originated by FMAC, a Yield Maintenance Charge will generally equal the product of--

         (a)       the principal amount being prepaid, multiplied by

         (b) the difference obtained by subtracting (i) the "Yield Rate" from (ii) the Mortgage Rate, times

         (c) the present value factor calculated using the following formula:

                               -n
                   1 - (1 + r )
                   --------------
                          r

                   r =    "Yield Rate"

                   n = the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of such Mortgage Loan.

          The "Yield Rate" means the yield rate corresponding to the time of prepayment for the applicable U.S. Treasury Security (as indicated in the related Mortgage Note), as reported in The Wall Street Journal. If the Yield Rate is not published for the applicable U.S. Treasury Security, then the "Yield Rate" shall mean the yield corresponding to the time of prepayment for the nearest equivalent U.S. Treasury Security (as selected at the lender's sole discretion) as reported in The Wall Street Journal. If the publication of such Yield Rate in The Wall Street Journal is discontinued, the lender shall determine such Yield Rate from another source selected by the lender in the lender's sole discretion.

         For purposes of calculating a Yield Maintenance Charge in respect of an ARD Loan, however, such Mortgage Loan will generally be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

         Prepayment Premiums and Yield Maintenance Charges received on the Mortgage Loans will be allocated and distributed to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of Prepayment Premiums or Yield Maintenance Charges, and neither the Depositor nor either Underwriter makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge in respect of any Mortgage Loan. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on the Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

         Open Periods. Where a Mortgage Loan provides for an Open Period, the Open Period generally (but not always) begins three (3) to six (6) months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment Date).

         Other Prepayment Provisions. Certain of the Mortgage Loans (including the Mortgage Loan secured by Charles River Center) provide for mandatory partial prepayments, notwithstanding any Lock-out Period that may be in effect. In such cases, the related Borrower established reserves that will be applied to a partial prepayment of the respective Mortgage Loan if certain tenants at the Mortgaged Property do not or are unable to renew their leases (in some cases on certain specified terms), if certain tenants fail to take possession of leased space or if certain property performance criteria are not met by a specified date.

         In certain of these cases, the applicable Mortgage Loan requires the Borrower to pay a Prepayment Consideration in connection with a mandatory partial prepayment. Such Prepayment Consideration may be less than the Prepayment Consideration that would be required if the Borrower made a voluntary principal prepayment during any applicable Prepayment Consideration Period for the subject Mortgage Loan.

         One (1) GSMC Mortgage Loan originated by Archon Financial allows for a partial prepayment with Prepayment Consideration, in connection with a release of certain outparcels. Such partial prepayment cannot exceed $300,000.

         Defeasance Loans. Three hundred twenty-eight (328) Mortgage Loans, representing 93.5% of the Initial Pool Balance, are Defeasance Loans. This does not include, however, three (3) Mortgage Loans, representing 1.6% of the Initial Pool Balance, as to which, during most of the loan term, the related Borrower is permitted, at its option, to either prepay the Mortgage Loan (with Prepayment Consideration) or defease such Mortgage Loan.

         A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Portfolio Loan, one or more of the related Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive Due Dates through and including the maturity date, and

         o will, in the case of each such Due Date, be in an aggregate amount equal to or greater than the Scheduled P&I Payment (including, if applicable, the Balloon Payment) due on such date (with any excess to be returned to the related Borrower).

For purposes of determining the Defeasance Collateral in respect of an ARD Loan, however, such ARD Loan will be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

         If fewer than all of the Mortgaged Properties securing any Portfolio Loan are to be released in connection with any such defeasance, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.

         In connection with any such defeasance, the related Borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

         In general, no such defeasance will be permitted prior to the second anniversary of the Closing Date, except as follows:

PROPERTY NAME                   CUT-OFF DATE BALANCE    EARLIEST DEFEASANCE DATE
-------------                   --------------------    ------------------------
OfficeMax                            $1,761,049               June 1, 2001
The Shadowbrook Apartments           $9,397,777               June 1, 2001

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, subject to the discussion below, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See, however, "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability of Other Provisions" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the Prospectus. However, many of the Mortgage Loans permit one or more of the following:

         o transfers of the related Mortgaged Property if (in the case of each such transfer) specified conditions are satisfied (which, in general, include confirmation by each Rating Agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the Certificates) or the transfer is to a transferee reasonably acceptable to the lender;

         o a transfer of the related Mortgaged Property to a person that is affiliated with or otherwise related to the Borrower;

         o certain specified transfers by the Borrower of the related Mortgaged Property in accordance with the provisions of the Mortgage Loan; or

         o         a transfer of certain beneficial interests in the Borrower.

         In general, the Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "Servicing of the Mortgage Loans--General", whether to exercise any right the holder of any Mortgage may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of the related Mortgage Loan. However, in the case of certain Mortgage Loans, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless (i) it has received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of any of its then-current ratings then assigned by such Rating Agency to any Class of Certificates and (ii) in the case of a waiver by the Master Servicer, it has received the consent of the Special Servicer. With respect to "due-on-sale" clauses, this requirement will be applicable only if the outstanding principal balance of the subject Mortgage Loan (together with the aggregate outstanding principal balance of all other Mortgage Loans that are cross-collateralized with the subject Mortgage Loan or have been made to the same Borrower or affiliated Borrowers) is greater than or equal to a specified percentage of the then aggregate principal balance of the Mortgage Pool. In the case of "due-on-encumbrance" provisions, this requirement will always be applicable.

         See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

CERTAIN MORTGAGE POOL CHARACTERISTICS

         General. A detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, is set forth in Exhibits A-1 and A-2 to this Prospectus Supplement. Certain capitalized terms that appear in those exhibits, as well as elsewhere in this Prospectus Supplement, are defined below. Due to rounding, percentages and amounts in the tables set forth in Exhibits A-1 and A-2 to this Prospectus Supplement may not add to the indicated totals. See the notes to the tables set forth in Exhibit A-1 for an identification of each group of Mortgage Loans that are collectively represented by a single mortgage note or form a group of cross-collateralized Mortgage Loans.

         1. "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, with respect to any Mortgaged Property, an estimate, made at or about the time of origination (or, in certain cases, in connection with the sale of the Mortgage Loans to the Depositor) of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses. Estimated Annual Revenues and Estimated Annual Operating Expenses were generally derived in the manner described below.

                   (a) The "Estimated Annual Revenues" for any Mortgaged Property generally equal the Base Estimated Annual Revenues for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Revenue Modifications made thereto.

                   The "Base Estimated Annual Revenues" for each Mortgaged Property were generally assumed to equal--

         o in the case of Multifamily Rental Properties and Mortgaged Properties that constitute manufactured housing communities ("Manufactured Housing Properties"), the annualized amounts of gross potential rents,

         o in the case of Mortgaged Properties primarily used for commercial purposes ("Commercial Properties"), other than Mortgaged Properties that constitute hotels, motels or other similar lodging facilities (such Mortgaged Properties, the "Hospitality Properties"), monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements,

         o in the case of Hospitality Properties, estimated average room sales; and

         o in the case of Mortgaged Properties operated as independent/assisted living or healthcare facilities, annual revenues consistent with historical operating trends and market and competitive conditions.

                   The "Revenue Modifications" made to the Base Estimated Annual Revenues for any Mortgaged Property for purposes of establishing its Estimated Annual Revenues include--

         o adjusting such revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy (or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties),

         o adjusting such revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

         o adjusting such revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

         o adjusting such revenues downwards in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

         o in the case of Hospitality Properties, adjusting such revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

                   By way of example, Estimated Annual Revenues generally include:

         o for Multifamily Rental Properties and Manufactured Housing Properties, rental and other revenues;

         o for Hospitality Properties, room, food and beverage, telephone and other revenues,

         o for Mortgaged Properties operated as independent/assisted living or healthcare facilities, resident charges, Medicaid and Medicare payments, and other revenues; and

         o for other Commercial Properties, base rent, percentage rent, expense reimbursements and other revenues.

                   (b) The "Estimated Annual Operating Expenses" for any Mortgaged Property generally equal the Historical Annual Operating Expenses for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Expense Modifications made thereto.

                   The "Historical Annual Operating Expenses" for any Mortgaged Property generally consist of historical expenses reflected in the operating statements and/or other financial information provided by the related Borrower. Such historical expenses with respect to any Mortgaged Property were generally obtained/estimated--

         o from operating statements relating to a complete fiscal year of the Borrower ended in 1996, 1997 or 1998 or a trailing twelve (12) month period ended in 1998 or 1999,

         o by annualizing the amount of expenses for partial 1998 or 1999 periods for which operating statements were available, with certain adjustments for certain items deemed inappropriate for annualization,

         o by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data), or

         o if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the Mortgaged Property or market data.

                   The "Expense Modifications" made to the Historical Annual Operating Expenses for any Mortgaged Property for purposes of calculating its Estimated Annual Operating Expenses include--

         o assuming that a management fee (in most cases, equal to approximately 3% to 5% of total revenues) was payable to the property manager,

         o adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

         o including the underwritten recurring replacement reserve amounts (the "U/W Recurring Replacement Reserves"),

         o adjusting historical expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

         o in the case of Hospitality Properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment ("FF&E") of between 4% and 5% of total revenues,

         o in the case of Hospitality Properties and certain Multifamily Rental Properties, Retail Properties and Mortgaged Properties operated for industrial purposes, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

         o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions ("U/W Leasing Commissions and Tenant Improvements") at costs consistent with historical trends or prevailing market conditions (however, for certain tenants with longer than average lease terms or which were considered anchor tenants at a particular Retail Property, or in areas which were considered not to require such improvements, adjustments were not made to reflect tenant improvements and leasing commissions).

                   The amount of any U/W Recurring Replacement Reserves and/or U/W Leasing Commissions and Tenant Improvements for each Mortgaged Property is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The U/W Recurring Replacement Reserves shown on Exhibit A-1 are expressed as dollars per Unit in the case of Multifamily Rental Properties, Mortgaged Properties operated as independent/assisted living or healthcare facilities and Manufactured Housing Properties, a percentage of total departmental revenues in the case of Hospitality Properties and dollars per Leasable Square Footage in the case of other Commercial Properties.

                  By way of example, Estimated Annual Operating Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs, but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor (except as described above). In the case of Mortgaged Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are nonrecoverable. In the case of certain Mortgaged Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. In the case of the Hospitality Properties, Estimated Annual Operating Expenses include departmental expenses, reserves for FF&E, management fees and (where applicable) franchise fees.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the Mortgage Loans. In addition, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of Mortgaged Properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for a Mortgaged Property does not reflect the effects of future competition or economic cycles. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE UNDERWRITTEN NET CASH FLOW FOR A MORTGAGED PROPERTY SHOWN ON EXHIBIT A-1 TO THIS PROSPECTUS SUPPLEMENT WILL BE REPRESENTATIVE OF THE ACTUAL FUTURE NET CASH FLOW FOR SUCH PROPERTY.

         UNDERWRITTEN NET CASH FLOW AND THE REVENUES AND EXPENDITURES USED TO DETERMINE UNDERWRITTEN NET CASH FLOW FOR EACH MORTGAGED PROPERTY ARE DERIVED FROM GENERALLY UNAUDITED INFORMATION FURNISHED BY THE RELATED BORROWER (HOWEVER, IN CERTAIN CASES, AN ACCOUNTING FIRM PERFORMED AGREED UPON PROCEDURES, OR EMPLOYEES OF THE RELATED ORIGINATOR OR AN ACCOUNTING FIRM PERFORMED CASH FLOW VERIFICATION PROCEDURES, THAT WERE INTENDED TO IDENTIFY ANY ERRORS IN THE INFORMATION PROVIDED BY THE RELATED BORROWER). AUDITS OF INFORMATION FURNISHED BY BORROWERS COULD RESULT IN CHANGES TO SUCH INFORMATION. SUCH CHANGES COULD IN TURN RESULT IN THE UNDERWRITTEN NET CASH FLOW SHOWN ON EXHIBIT A-1 TO THIS PROSPECTUS SUPPLEMENT BEING OVERSTATED. NET INCOME FOR A MORTGAGED PROPERTY AS DETERMINED UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") WOULD NOT BE THE SAME AS THE UNDERWRITTEN NET CASH FLOW FOR SUCH MORTGAGED PROPERTY SHOWN ON EXHIBIT A-1 TO THIS PROSPECTUS SUPPLEMENT. IN ADDITION, UNDERWRITTEN NET CASH FLOW IS NOT A SUBSTITUTE FOR OR COMPARABLE TO OPERATING INCOME AS DETERMINED IN ACCORDANCE WITH GAAP AS A MEASURE OF THE RESULTS OF A PROPERTY'S OPERATIONS NOR A SUBSTITUTE FOR CASH FLOWS FROM OPERATING ACTIVITIES DETERMINED IN ACCORDANCE WITH GAAP AS A MEASURE OF LIQUIDITY.

         2. "Underwritten Net Operating Income", "Underwritten NOI" or "U/W NOI" means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for purposes of calculating the Underwritten Net Cash Flow for such Mortgaged Property--

         o         U/W Recurring Replacement Reserves;
         o capital improvements, including recurring capital improvements;
         o in the case of Hospitality Properties, expenses for FF&E; and
         o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, U/W Leasing Commissions and Tenant Improvements.

         3. "Appraised Value" means, for any Mortgaged Property, the "as is" (or, if provided, the "as cured") value estimate reflected in the most recent appraisal. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of the "as is" value set forth in the related appraisal plus the estimated costs (as of the date of appraisal of the related Mortgaged Property), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the Mortgage Loan. In general, the amount of costs assumed by the appraiser for such purposes is based on an estimate by the individual appraiser, an estimate by the related Borrower, the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan or a combination of such estimates.

         4. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Scheduled P&I Payment under such Mortgage Loan as of the first Due Date that follows the Cut-off Date or, in the case of any Balloon Loan that has an interest-only period followed by an amortization period, the amount of the Scheduled P&I Payment under such Mortgage Loan as of the commencement of the amortization period.

         5. "Underwritten Debt Service Coverage Ratio", "Underwritten DSCR" or "U/W DSCR" means:

                   (a) with respect to any Mortgage Loan (other than a Portfolio Loan), the ratio of (i) the Underwritten Net Cash Flow for the related Mortgaged Property, to
                            (ii) the Annual Debt Service for such Mortgage Loan; and

                   (b) with respect to any Portfolio Loan, the ratio of (i) the aggregate Underwritten Net Cash Flow for the related Mortgaged Properties that secure such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized), to
                            (ii) the aggregate Annual Debt Service with respect to such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized).

         6. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

                   (a) with respect to any Mortgage Loan (other than a Portfolio Loan), the ratio of (i) the Cut-off Date Balance of such Mortgage Loan, to (ii) the Appraised Value of the related Mortgaged Property; and

                   (b) with respect to any Portfolio Loan, the ratio of (i) the entire Cut-off Date Balance of such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized), to (ii) the aggregate Appraised Value for the related Mortgaged Properties securing such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized).

         7. "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of a Commercial Property (other than a Hospitality Property), the estimated square footage of the gross leasable area at such property, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

         8. "Units" means, (a) in the case of a Multifamily Rental Property or a Mortgaged Property operated as an independent/assisted living facility, the estimated number of apartments at such property, regardless of the number or size of the rooms in such apartments, (b) in the case of a Mortgaged Property operated as a healthcare facility, the estimated number of beds in such facility and (c) in the case of a Manufactured Housing Property, the estimated number of pads at such property upon which a mobile home can be hooked up, in each such case, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

         9. "Rooms" means, in the case of a Hospitality Property, the estimated number of rooms and/or suites, without regard to the size of such rooms or the number or size of the rooms in such suites, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based.

         10. "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally means the percentage of Leasable Square Footage (in the case of Commercial Properties other than Hospitality Properties) or Units (in the case of Multifamily Rental Properties, Manufactured Housing Properties and Mortgaged Properties operated as an independent/assisted living or a healthcare facility) of the subject Mortgaged Property that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan (as updated, in certain cases when the Depositor deemed appropriate and information was available, with more current occupancy information), as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. INFORMATION SHOWN IN THIS PROSPECTUS SUPPLEMENT WITH RESPECT TO ANY WEIGHTED AVERAGE OF OCCUPANCY RATES AT U/W EXCLUDES HOSPITALITY PROPERTIES FROM THE RELEVANT CALCULATIONS.

         11. "Major Tenant" means one of the top three (3) tenants (based on the net rentable area of its space) at a Commercial Property primarily used for retail, office or industrial purposes, which tenant leases 10% or more of the net rentable area of such property.

         12. "LC & TI" means, with respect to any Mortgaged Property, leasing commissions and tenant improvements.

         13. "Year Built" means, with respect to any Mortgage Loan, the year when construction of the related Mortgaged Property was principally completed, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. With respect to Mortgage Loans secured by multiple properties or by properties built in phases, the Year Built may relate to the earliest, latest or average year in which such properties or phases were built, as the Depositor deems relevant.

         14. "Year Renovated" means, with respect to any Mortgage Loan, the year when the most recent substantial renovation of the related Mortgaged Property (or any particular aspect thereof) was principally completed, as reflected in information provided by the related Borrower or in the appraisal on which the related Appraised Value is based. With respect to Mortgage Loans secured by multiple properties or by properties renovated in phases, the Year Renovated may relate to the earliest, latest or average year in which such properties or phases were renovated, as the Depositor deems relevant.

         15.      "Most Recent DSCR" means:

                   (a) with respect to any Mortgage Loan (other than a Portfolio Loan), the ratio of (i) the Most Recent NOI for the related Mortgaged Property, to (ii) the Annual Debt Service for such Mortgage Loan; and

                   (b) with respect to any Portfolio Loan, the ratio of (i) the aggregate Most Recent NOI for the related Mortgaged Properties that secure such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized) to (ii) the aggregate Annual Debt Service with respect to such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized).

         16. "Most Recent Operating Statement Date" means, with respect to each Mortgage Loan, the date indicated on Exhibit A-1 as the "Most Recent Operating Statement Date" with respect to such Mortgage Loan. In general, such date is the end date of the period covered by the latest available annual (or, in some cases, partial-year) operating statement.

         17. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. (See also "NOI" below.) For purposes of Most Recent NOI--

         o "Most Recent Revenues" are the Revenues (see "Revenues" in Paragraph No. 18 below) received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the twelve (12) month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual (or, in some cases, partial-year) operating statement and other information furnished by the related Borrower.

         o "Most Recent Expenses" are the Expenses (see "Expenses" in Paragraph No. 18 below) incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the twelve
                   (12) month period ended as of the Most Recent Operating Statement End Date, based upon the latest available annual (or, in some cases, partial-year) operating statement and other information furnished by the related Borrower.

         18. "NOI" means, with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses. For purposes of NOI:

         o "Revenues" generally consist of all revenues received in respect of a Mortgaged Property, including--

                   (i) for the Multifamily Rental Properties and Manufactured Housing Properties, rental and other revenues;

                   (ii) for the Mortgaged Properties operated as independent/assisted living or healthcare facilities, resident charges, Medicaid and Medicare payments and other revenues;

                   (iii) for the Commercial Properties other than Hospitality Properties, base rent, percentage rent, expense reimbursements and other revenues; and

                   (iv) for the Hospitality Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

         o "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of real estate taxes, general and administrative expenses, ground lease payments and other costs but without any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or FF&E. In the case of Hospitality Properties, Expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and such operating expenses as general administrative expenses, marketing expenses and franchise fees.

         19. "Maturity/ARD Balance" means, with respect to any Mortgage Loan, the principal balance thereof due at stated maturity (or, in the case of any ARD Loan, on the related Anticipated Repayment Date) pursuant to the payment schedule for such Mortgage Loan (and otherwise assuming no prepayments, defaults or extensions).

         20. "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV" means:

         (a)       with respect to any Mortgage Loan (other than a Portfolio
                   Loan) that is a Balloon Loan or an ARD Loan, the ratio of (i) the Maturity/ARD Balance for such Mortgage Loan to (ii) the Appraised Value of the related Mortgaged Property; and

         (b) with respect to any Portfolio Loan that is a Balloon Loan or an ARD Loan, the ratio of (i) the Maturity/ARD Balance for such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized) to (ii) the aggregate Appraised Value for the Mortgaged Properties securing such Portfolio Loan (and any and all other Portfolio Loans with which it is cross-collateralized).

ADDITIONAL MORTGAGE LOAN INFORMATION

         Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the twelve (12) month period preceding the Cut-off Date, thirty (30) days or more delinquent in respect of any Scheduled P&I Payment.

         No "Premium Loans". No Mortgage Loan is a "premium loan", (i.e., no Borrower received more loan proceeds than the original principal balance of its Mortgage Loan in exchange for agreeing to a higher Mortgage Rate).

         Tenant Matters. Set forth below are certain special considerations regarding tenants at the MortgagedProperties--

         o Certain Mortgage Loans are, in each case, secured by a Retail Property, an Office Property or a Mortgaged Property used for industrial purposes that is leased to one or more Major Tenants.

         o Certain companies are Major Tenants with respect to more than one Mortgaged Property.

         o There are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

         o Ten (10) of the Multifamily Rental Properties, representing 1.4% of the Initial Pool Balance, have material concentrations of student tenants.

         Ground Leases. Four (4) of the Mortgage Loans, representing 0.6% of the Initial Pool Balance, are secured, in whole or in material part, by a Mortgage on the Borrower's leasehold interest in the related Mortgaged Property.

In each such case, either:

         o the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan; or

         o the ground lessor has agreed to give the holder of the related Mortgage Loan notice of, and the right to cure, any default or breach by the lessee and the related ground lease (giving effect to all extension options) expires more than 10 years after the stated maturity of the related Mortgage Loan.

See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

         Additional and Other Financing. The following table indicates those Mortgaged Properties that are known to the Depositor to be encumbered by secured subordinate debt, the initial principal amount of the debt, and the Cutoff Date Balances of the related Mortgage Loans and also sets forth, in the case of each such Mortgaged Property, the initial principal amount of such secured subordinate debt:

[CAPTION]

                                                                       % OF INITIAL
                                                                       POOL BALANCE
                                         CUT-OFF DATE BALANCE           REPRESENTED             INITIAL PRINCIPAL
                                              OF RELATED                 BY RELATED             AMOUNT OF SECURED
MORTGAGED PROPERTY                           MORTGAGE LOAN             MORTGAGE LOAN            SUBORDINATE DEBT
------------------                          --------------             -------------            ----------------
Ontario Plaza                                 $13,558,185                  0.9%                 $1,675,000 (1)
Pines of Westbury                             $12,940,243                  0.8%                 $1,670,000 (1)(2)
Pleasant Hill Executive Park                   $7,515,312                  0.5%                   $473,641 (1)


------------------

(1) The subordinate lender has executed a Subordination Agreement and/or a Standstill Agreement.

(2) The property has $2,780,241 of unsecured debt which is also subject to a Subordination Agreement and/or a Standstill Agreement.

         The Mortgage Loan secured by the Rivermont Park Property permits future secured subordinate debt subject to certain conditions, including the delivery of a subordination and standstill agreement.

         In addition, Borrowers under eleven (11) Mortgage Loans, representing 5.1% of the Initial Pool Balance (and including the Mortgage Loans secured by the Weis Plaza, The Admiral Apartments & The Drake Apartments, Cherry Creek Retirement Village, Pickwick Apartments, Silver Cliff Apartments, 201 Commonwealth Court, The Court at Deptford II, Carrollton Place Apartments, Welshwood Apartments, Cypress Center and Pines of Westbury), have unsecured debt of which the Depositor is aware. In some such cases, the lender on such debt is an affiliate of the Borrower. In each such case, the lender on such unsecured debt has executed and delivered a Subordination Agreement and a Standstill Agreement in favor of the mortgagee under the related Mortgage Loan. In addition, some of the Mortgage Loans permit the related Borrower to incur unsecured subordinated debt in the future, subject to delivery of a Subordination Agreement and/or Standstill Agreement and, in certain cases, provisions that limit the use of proceeds to refurbishing or renovating the property and/or acquiring furniture, fixtures and equipment for the property. Further, if a Borrower was not required to meet "single purpose entity, bankruptcy remote" criteria, then the related Mortgage Loan documents may not prohibit or limit the incurrence of future unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

         Except as described above, the Depositor has not been able to confirm whether the respective Borrowers under the Mortgage Loans have any other debt outstanding.

         Owners of certain Borrowers under the Mortgage Loans have incurred so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. With respect to at least seven
(7) Mortgage Loans, representing 6.9% of the Initial Pool Balance (including the Mortgage Loan secured by Oakwood Plaza), the Depositor is aware that the owners of the related Borrower have pledged their equity interests in such Borrower to secure "mezzanine debt". In particular, the owner of the Borrower under the Mortgage Loan secured by Oakwood Plaza has pledged its equity interest in such Borrower (together with other collateral) to secure a revolving credit facility. An affiliate of GECA is the lender of the related revolving credit facility. The Mortgage Loans Secured by Oakwood Village Apartments and the Stone Fort Properties permit the pledge of the equity interests in the related Borrower to secure future loans to the principals of such Borrower. See "Risks Related to the Offered Certificates--Potential Conflicts of Interest". No such "mezzanine debt" is included in the Mortgage Pool.

         See "Risk Factors--Risks Related to the Mortgage Loans--Risks of Subordinate Debt and Other Additional Financing" in this Prospectus Supplement.

CERTAIN UNDERWRITING MATTERS

         General. In connection with the origination of the respective Mortgage Loans, the related Originator evaluated each Mortgaged Property in a manner generally consistent with the standards described below. See also "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the Prospectus.

         Environmental Assessments. In general, a third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property during the 20-month period preceding the Cut-off Date. In some cases, additional environmental testing was conducted. Such environmental testing at any particular Mortgaged Property did not necessarily cover all potential environmental issues. For example, tests for contaminants such as radon, lead-based paint and lead in water were performed only at certain Retail and Multifamily Rental Properties and only when the Originator of the related Mortgage Loan believed such testing was warranted under the circumstances. In some cases, the related environmental site assessment was limited in scope.

         The above-described environmental testing identified various adverse or potentially adverse environmental conditions at the respective Mortgaged Properties. In many such cases, the identified condition related to the presence of ACMs, lead-based paint and/or radon. Where such substances were present, the environmental consultant generally recommended, and the related Mortgage Loan documents required, the establishment of an operation and maintenance plan (an "O&M Plan") to address the issue or, in the case of certain Mortgaged Properties with ACMs and lead-based paint, an abatement or removal program.

         In some cases, the cost to remediate or prevent an adverse environmental condition at a particular Mortgaged Property was estimated to cost more than $50,000. Such cases include--

         o with respect to the Comfort Inn - San Jose, an initial environmental escrow in the amount of $300,000 was established. The environmental escrow will be disbursed upon the related Borrower's completion of the following: (i) a subsurface investigation, pursuant to the requirements of the Santa Clara Valley Water Authority, to determine the extent of any groundwater contamination; (ii) if required, remediation of any contamination; and (iii) issuance of a no further action letter by the Santa Clara Valley Water Authority;

         o with respect to Diamond Bar Towne Center, an initial environmental escrow in the amount of $100,000 was established for implementing preventative release measures relating to monitoring of the water table until the state water authority issues a "No Further Action Letter" regarding the stabilization of migrating perchloreythylene relating to a tenant's former operation of an on-site dry-cleaning service;

         o with respect to Colima Plaza, an initial environmental reserve of $93,750 was established for remediation work relating to a former tenant's operation of an on-site dry-cleaning service;

         o with respect to the Mortgaged Properties securing the Alliance Loans, an initial environmental escrow in the amount of $62,500 was established as part of the repair and remediation reserve account for the investigation and repair of three (3) pad-mounted transformers; and

         o with respect to the Kirkland Business Center, an initial environmental reserve of $50,000 was established for remediation work relating to a former tenant.

         There may be other environmental conditions (such as asbestos, lead-based paint or underground storage tanks) which did not require the establishment of significant environmental reserves or remediation at the time the related loan was made. If any such environmental conditions are not properly addressed by the related Borrower, however, it could result in substantial environmental liability for the Trust, as further described hereunder.

         In cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related Originator generally (but not always) required the related Borrower either: (i) to effect such remediation prior to closing; or (ii) to effect such remediation post-closing and, in connection therewith, to deposit with the lender a cash reserve in a sum sufficient (generally equal to 100% to 125% of the estimated cost) to complete the remediation; or (iii) to obtain environmental insurance. Some Borrowers have not satisfied all post-closing obligations required by the related Mortgage Loan documents with respect to environmental matters. There can be no assurance that recommended O&M Plans have been or will continue to be implemented.

         In several cases, the environmental site assessment for a Mortgaged Property identified potential environmental problems at nearby properties but indicated that the subject Mortgaged Property had not been affected (or had been minimally affected), the potential for the problem to affect the subject Mortgaged Property was limited and/or a person responsible for remediation had been identified.

         The information contained in this Prospectus Supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value of or cash flow from the related Mortgaged Property.

         The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). In addition, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

         Property Condition Assessments. Either a licensed architect or a third-party engineering firm inspected all of the Mortgaged Properties (or updated previously conducted inspections) during the 20-month period preceding the Cut-off Date to assess exterior walls, roofing, interior construction, mechanical and electrical systems and the general condition of the site, buildings and other improvements located at each such Mortgaged Property.

         Such inspections identified various deferred maintenance items and necessary capital improvements at certain of the Mortgaged Properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a Mortgaged Property, which in certain cases, exceeded $100,000. When repairs or replacements were recommended, the related Borrower was required to undertake necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each Mortgaged Property during the 20-month period preceding the Cutoff Date in order to establish the property value of such Mortgaged Property. Such appraisals (collectively, the "Appraisals") constitute the basis for the "Appraised Values" set forth for the respective Mortgaged Properties on Exhibit A-1 to this Prospectus Supplement.

         The Appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the respective Mortgage Loans. The Appraisals have not been updated following the origination of the respective Mortgage Loans and are not guarantees of, and may not be indicative of, the present or future value of the Mortgaged Properties. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular Mortgaged Property, even if such appraiser used the same general approach to, and the same method of, appraising such Mortgaged Property. Neither the Depositor nor either Underwriter has confirmed the values of the respective Mortgaged Properties set forth in the Appraisals.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Implicit in the Appraised Values for the Mortgaged Properties shown on Exhibit A-1 to this Prospectus Supplement, is the consummation of a sale as of a specific date and the passing of title from seller to buyer under conditions whereby:

         o        buyer and seller are typically motivated;

         o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         o        a reasonable time is allowed for exposure in the open market;

         o payment is made with cash in U.S. dollars or on comparable financial terms; and

         o the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each Appraisal involved a physical inspection of the related Mortgaged Property and reflects a correlation of value based on indicated values by the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

         o In the "Sales Comparison Approach", the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market.

        o Under the "Income Approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining Underwritten Net Cash Flow, resulting in variances in the related net operating income values.

         o Under the "Cost Approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

         The Appraisal for each Mortgaged Property or a separate letter contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), were followed in preparing such Appraisal. However, none of the Depositor, either Underwriter, any Mortgage Loan Seller or any Originator has independently verified the accuracy of such statement.

         In the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the Appraised Value on which such Mortgage Loan was underwritten.

          Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan, the related Originator examined whether the use and operation of the related Mortgaged Property were in material compliance with zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders then-applicable to such Mortgaged Property. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related Borrower. In certain instances, a certificate of occupancy was not available. Where the Mortgaged Property as currently operated constituted a permitted nonconforming use and/or structure, an analysis was generally conducted as to
(i) the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form and (ii) whether existing replacement cost hazard insurance or, if necessary, supplemental "law or ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down the Mortgage Loan to a level that the remaining collateral would constitute adequate security for the remaining loan amount.

         Hazard, Liability and Other Insurance. Although exceptions exist, each Mortgage generally requires the related Borrower to maintain the following insurance coverage--

        o Hazard insurance in an amount that is (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a Borrower or tenant is permitted to self-insure the subject Mortgaged Property, provided that such party or an affiliate maintains a specified net worth.

         o If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of such Mortgage Loan; (ii) except in certain cases, the full insurable value of such Mortgaged Property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

         o Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount at least equal to $1 million per occurrence.

         o Business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from such Mortgaged Property for at least six months (or, alternatively, in a specified dollar amount).

         In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. In the case of Mortgaged Properties (other than those that are manufactured housing communities) located in California; however, a third party consultant to the related Originator conducted seismic studies to assess the "probable maximum loss" for such Mortgaged Property. In general, when the resulting reports concluded that a Mortgaged Property was likely to experience a "probable maximum loss" in excess of 25% of the estimated replacement cost of the improvements, the related Originator required the Borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low.

         With respect to each Mortgaged Property (including each Mortgaged Property securing a Specially Serviced Mortgage Loan), the Master Servicer is required to cause the maintenance of all such insurance coverage as is required under the related Mortgage to the extent (i) the Trust has an insurable interest and (ii) the Master Servicer can require maintenance of such insurance under applicable law.

         Under the terms of several Mortgage Loans, the related Borrower is required to keep its Mortgaged Property insured against loss by fire, hazards, rent loss and such other hazards, casualties, liabilities and contingencies as the mortgagee determines to require in its discretion and in such amounts and for such periods as the mortgagee determines to require in its discretion. In such cases, the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard (as defined in this Prospectus Supplement under "Servicing of the Mortgage Loans--General") to cause the related Borrowers under the Mortgage Loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other Mortgage Loans as described above.

         Various forms of insurance maintained with respect to a Mortgaged Property, including casualty insurance, environmental insurance (in the limited number of cases where it was obtained), earthquake insurance (in the limited number cases where it was obtained) or other insurance, may be provided under a blanket policy that also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby. See "Risk Factors--Risks Related to the Mortgage Loans--Uninsured Loss; Sufficiency of Insurance".

         With limited exception, the Mortgage Loans generally provide that insurance and condemnation proceeds are to be applied either--

         o         to restore the related Mortgaged Property; or

         o         towards payment of the related Mortgage Loan.

         The Special Servicer is required to maintain for each REO Property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the Mortgage that had covered such property.

         The Master Servicer and the Special Servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this Prospectus Supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related Mortgage Loans. If any such blanket or master policy contains a deductible clause, the Master Servicer or the Special Servicer, as the case may be, will be required, in the event of a casualty covered by such blanket or master policy, to deposit or cause to be deposited in the Certificate Account (as defined in the Prospectus) all sums that would have been deposited therein but for such deductible clause (but only to the extent such sums would have been paid if an individual hazard insurance policy referred to above had been in place). See "Description of the Pooling Agreements--Hazard Insurance Policies" in the Prospectus.

         The applicable Originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each Mortgage Loan. Each title insurer will enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, the title insurance policy will provide coverage to the Trustee for the benefit of Certificateholders for claims made against the Trustee regarding the priority and validity of the Borrowers' title to the Mortgaged Properties.

CASH MANAGEMENT AND CERTAIN ESCROWS AND RESERVES

         Cash Management. In the case of forty-five (45) of the Mortgage Loans, representing 33.1% of the Initial Pool Balance, a "cash management" system has been implemented for the deposit of property revenues into a separate account.

         In the case of the certain Mortgage Loans (including the Mortgage Loans secured by the Herald Center Property and the Oakwood Plaza Property), tenants are required to remit all or a portion of the rental payments to a Lockbox Account that is under the sole control of the mortgagee and the Borrower is not authorized to make withdrawals from such account (any such Lockbox Account, a "Hard Lockbox Account"). In the other cases, the related Borrower or the manager of the related Mortgaged Property is required to deposit property revenues into an account that is under the joint control of the related Borrower and the Master Servicer. In such other cases, the Borrower is authorized to make withdrawals from such account from time to time until the occurrence of an event of default under such Mortgage Loan, in which case the Master Servicer or the Special Servicer would be entitled, under preexisting instructions furnished to the depository institution at which such account is maintained, to direct such depository institution to no longer honor payment requests made by the Borrower (any such Lockbox Account, a "Soft Lockbox Account"). In general, no later than the related Anticipated Repayment Date, the Borrower under each ARD Loan will be required (if it has not previously done so) to establish a Hard Lockbox Account under the sole control of the Master Servicer into which all revenue from the related Mortgaged Property will be directly deposited.

         Central Accounts. In the case of most Mortgage Loans, including all of the Mortgage Loans as to which a "cash management" system has been implemented, central accounts have been established for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, FF&E and certain other purposes, as applicable (such accounts, the "Central Accounts"). As of the Closing Date, the Central Accounts will be under the sole control of the Master Servicer. In the case of most Mortgage Loans as to which there is a Central Account, such Central Account will be funded out of monthly escrow and/or reserve payments by the related Borrower or from funds transferred from the related Lockbox Account. In the case of Mortgage Loans as to which there are Hard Lockbox Accounts, however, the Central Account may be the same as such Lockbox Account.

         Tax and Insurance Escrows. In the case of three hundred twenty-five
(325) Mortgage Loans, representing 92.1% of the Initial Pool Balance, tax and insurance escrows (the "Tax and Insurance Escrows") were established, either as separate accounts or, if applicable, as sub-accounts of any related Central Account, and each related Borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the Borrower is required to maintain. If an escrow was established, such funds will generally be applied by the Master Servicer to pay for items such as taxes, assessments and insurance premiums at the related Mortgaged Property.

         Under certain other Mortgage Loans, the insurance carried by the related Borrower is in the form of a blanket policy. In such cases, the amount of the escrow is an estimate of the pro rata share of the premium allocable to the related Mortgaged Property, or the related Borrower pays the premium directly. Under certain Mortgage Loans, the related Borrower delivered letters of credit from third parties in lieu of establishing and funding a deposit account for tax and insurance escrows. Under certain Mortgage Loans, a tenant at the related Mortgaged Property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly. In such cases, escrows generally are not required.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the reserve deposits that Borrowers are, in some cases, required to make into a separate account or, if applicable, a sub-account of any related Central Account for certain capital replacements, repairs and FF&E (such a reserve, a "Contractual Recurring Replacement Reserve") and/or for leasing commissions and tenant improvements (such a reserve, a "Contractual Recurring LC&TI Reserve") on the related Mortgaged Property under the terms of the respective Mortgage Loan.

         The Contractual Recurring Replacement Reserves and Contractual Recurring LC&TI Reserves shown in such table are in each case expressed as dollars per Unit for Multifamily Rental Properties and Manufactured Housing Properties, a percentage of total departmental revenues for Hospitality Properties and dollars per Leasable Square Foot for other Commercial Properties. The Contractual Recurring Replacement Reserves and Contractual Recurring LC&TI Reserves set forth in such table for most of the Mortgaged Properties are initial amounts and may vary over time. In such cases, the related Mortgage Note and/or other related documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some such cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases, the execution of a lease covering such space could result in the termination and/or release of such reserve. Under certain Mortgage Loans, the related Borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding a deposit account for replacement reserves or reserves for leasing commissions and tenant improvements.

         Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the reserves (the "Engineering Reserves") established as and when required under the related loan documents, either as a separate account (or, if applicable, as a sub-account of any related Central Account), or in some cases in the form of a letter of credit pledged to the lender, as a result of the inspections of certain Mortgaged Properties described above under "--Certain Underwriting Matters--Property Condition Assessments". The repair/replacement items for which such reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the Mortgaged Property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. Because the Engineering Reserve for any Mortgaged Property shown in such table reflects only the cost estimate determined by the respective inspection firm for items that the related Originator determined significant enough to require a reserve, and/or because in some cases items identified in a report were corrected prior to closing of the Mortgage Loan, the Engineering Reserve for certain Mortgage Loans may be less than the cost estimate set forth in the related report.

         The Engineering Reserve for several Mortgaged Properties was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related Originator required the Borrower to establish reserves for the completion of major work that had been commenced. No Engineering Reserve is required to be replenished. The amounts set forth in such table represent the amounts of the Engineering Reserves required at the respective dates of origination of the Mortgage Loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be sufficient therefor.

SIGNIFICANT MORTGAGE LOANS

         The Oakwood Plaza Loan. The "Oakwood Plaza Loan" has a Cut-off Date Balance of $67,944,452, representing 4.4% of the Initial Pool Balance. GECC originated the Oakwood Plaza Loan. The Oakwood Plaza Loan is secured by a Mortgage (the "Oakwood Plaza Mortgage") encumbering the fee interest of the related Borrower (the "Oakwood Plaza Borrower") in a retail center (the "Oakwood Plaza Property") located in southern Florida. The Oakwood Plaza Borrower is a limited partnership organized under the laws of Delaware. It is also an affiliate of Swerdlow Real Estate Group, Inc. (the "Swerdlow REIT"), which entity is the sole general partner of SREG Operating Limited Partnership (the "Swerdlow Operating Partnership"). The Swerdlow REIT, which is privately held, was formed in January 1999, and holds a commercial portfolio of properties in various stages of development. The Swerdlow REIT was capitalized by various equity investors including MJS SREG, LLC, PM SREG Holdings, LLC, Fidelity Management Trust Company, Fidelity Management & Research Company, Colony Capital, Inc., Landmark Partners, Inc., The Board of Trustees of the Leland Stanford Jr. University and Institutional Property Consultants, Inc.

         The Oakwood Plaza Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2009 and a final maturity of February 1, 2029. The Oakwood Plaza Loan amortizes on a 30-year schedule. The fixed Mortgage Rate on the Oakwood Plaza Loan is 8.180% per annum. However, on the Anticipated Repayment Date, the per annum rate at which interest accrues on the Oakwood Plaza Loan will increase to the original Mortgage Rate plus two percentage points (2%). The Oakwood Plaza Loan accrues interest on an Actual/360 Basis.

         The Oakwood Plaza Borrower may not voluntarily prepay the Oakwood Plaza Loan until three (3) months prior to the Anticipated Repayment Date. At any time following the second anniversary of the Closing Date, but prior to the Anticipated Repayment Date, the Oakwood Plaza Property may be released from the lien of the Oakwood Plaza Mortgage through a defeasance of 100% of the unpaid principal balance of the Oakwood Plaza Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including--

         o confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, and

         o         delivery of certain legal opinions and documentation.

         The Oakwood Plaza Property. The Oakwood Plaza Property is controlled by the Swerdlow REIT. The Oakwood Plaza Property is a Retail Property with the characteristics described in the table below.

                                                  NO. OF         YR. BUILT/      OCCUPANCY                     APPRAISED
PROPERTY NAME               LOCATION              SQ. FT.        RENOVATED         AT U/W         U/W NCF        VALUE
-------------               --------              -------        ---------         ------         -------        -----
Oakwood Plaza               Hollywood, FL         885,713        1994/1997          96%           $7,507,540   $85,600,000

         The Oakwood Plaza Property is a large retail power center with nearly a mile of Interstate 95 frontage. The major tenants of the property are described in the table below.

                                    MONTH AND YEAR          SQUARE                         % OF TOTAL          ANNUAL
                                       OF LEASE             FEET OF          ANNUAL          ANNUAL        BASE RENT PER
TENANT                                EXPIRATION         LEASED SPACE      BASE RENT        BASE RENT       SQUARE FOOT
------                                ----------         ------------      ---------        ---------       -----------
Home Depot                           October 2019           157,077        $730,001            8.8%            $4.65
Kmart                               November 2019           114,764        $858,750           10.3%            $7.48
BJ's Wholesale Club                  October 2019           107,653        $968,243           11.6%            $9.00

         Kmart has guaranteed a portion of the rent under the BJ's Wholesale Club lease.

         Lockbox. Simultaneously with the closing of the Oakwood Plaza Loan, the Oakwood Plaza Borrower established a Lockbox Account. The Oakwood Plaza Borrower has required that all tenants at the Oakwood Plaza Property deposit rent directly in such Lockbox Account.

         Property Management. The Oakwood Plaza Property is subject to a long-term management agreement with the Swerdlow Operating Partnership. The management agreement is not terminable by the Oakwood Plaza Borrower, the manager or any other party, except with the express written consent of the lender under the Oakwood Plaza Loan. The lender under the Oakwood Plaza Loan may replace the Swerdlow Operating Partnership as property manager only upon--

         o a default by the property manager under such management agreement, or

         o         an event of default under the Mortgage Loan, or

         o         completion of foreclosure.

         Appraised Value. The Oakwood Plaza Loan has a Cut-off Date LTV Ratio of 79.4% based on an Appraised Value of the Oakwood Plaza Property of $85,600,000 (as derived from an appraisal conducted during October 1998).

         Underwritten DSCR. The Underwritten DSCR of the Oakwood Plaza Loan is 1.23x, based on an aggregate Annual Debt Service of $6,101,242.20 and an aggregate Underwritten NCF of $7,507,540.

         Additional Indebtedness Prohibited. The Oakwood Plaza Borrower may not encumber the Oakwood Plaza Property with subordinate financing, and no equity owner may further pledge its interests in the Oakwood Plaza Borrower, in any event without the consent of the holder of the Oakwood Plaza Loan. Simultaneously with the closing of the Oakwood Plaza Loan, GECC provided the Swerdlow REIT, the Swerdlow Operating Partnership and certain affiliates thereof (other than the Oakwood Plaza Borrower) with a revolving line of credit. The line of credit is a recourse loan to, and secured by the assets of, the Swerdlow REIT, the Swerdlow Operating Partnership and such affiliates, which assets mainly consist of: (i) ownership interests in eleven (11) entities (including the Oakwood Plaza Borrower), each of which owns real estate (some of which are stabilized assets and others of which are in various stages of development); and
(ii) certain management and development agreements or a pledge of some or all of the direct or indirect ownership interests in the manager under certain management and development agreements. All of such ownership interests, management and development agreements and pledged ownership interests in such managers are pledged as security for the line of credit. GECC, as lender under the line of credit, has entered into a subordination and intercreditor agreement with GECC as lender under the Oakwood Plaza Loan (which agreement will be assigned to the Trustee for the benefit of the Trust). GECC may not exercise its remedies under the line of credit to transfer title to the pledged interests unless--

         o GECC receives confirmation from the Rating Agencies that such transfer will not result in a withdrawal, downgrade or qualification of any of the then current ratings of the Certificates, or

         o        the transferee is GECC or another institutional transferee.

         Transfer of Ownership Interests. The Oakwood Plaza Mortgage prohibits the transfer of interests in the Oakwood Plaza Property or in the Oakwood Plaza Borrower without the consent of the holder of the Oakwood Plaza Loan. However, the Oakwood Plaza Mortgage permits transfers of ownership interests in the Swerdlow REIT, provided, that (a) (i) one or more certain pre-approved investors (the "Approved Investors") continue to own 51% of the outstanding ownership interest in the Swerdlow REIT, and (ii) one or more Approved Investors maintain control of the management and policies of the Oakwood Plaza Borrower, or (b) (i) such transfers are pursuant, or subsequent, to a registered public offering on a nationally recognized exchange (other than pursuant to consolidation or merger with, or acquisition by, a publicly traded entity), and (ii) no person or entity other than the Approved Investors owns or controls 49% of the outstanding ownership interest in the Swerdlow REIT, or (c) the holder of the Oakwood Plaza Loan receives confirmation from the Rating Agencies that such transfer will not result in a withdrawal, downgrade or qualification of any of the then-current ratings of the Certificates.

         The Fifteen Southeast Realty Loans. The "Fifteen Southeast Realty Loans" consist of four (4) cross-defaulted and cross-collateralized Mortgage Loans with an aggregate Cut-off Date Balance of $58,000,000, representing 3.7% of the Initial Pool Balance. Column originated the Fifteen Southeast Realty Loans. The Borrower under the Fifteen Southeast Realty Loans (the "Fifteen Southeast Realty Borrower") is a limited liability company organized under the laws of Delaware. It is also an affiliate of Fifteen Southeast Realty, Inc., which currently owns 16,000 multifamily rental units. The Fifteen Southeast Realty Loans are secured by Mortgages (the "Fifteen Southeast Realty Mortgages") on the fee simple interests of the Fifteen Southeast Realty Borrower in four (4) Multifamily Rental Properties (the "Fifteen Southeast Realty Properties"), all of which are located in Florida.

         Each Fifteen Southeast Realty Loan is a Balloon Loan which matures on June 1, 2009 and amortizes on a 30-year schedule. Each Fifteen Southeast Realty Loan accrues interest on an Actual/360 Basis at a fixed Mortgage Rate of 7.880% per annum.

         The Fifteen Southeast Realty Borrower may not voluntarily prepay the Fifteen Southeast Realty Loans until six (6) months prior to maturity. After the second anniversary of the Closing Date, the Fifteen Southeast Realty Borrower may obtain a release of all or one or more of the Fifteen Southeast Realty Properties from the lien of the Fifteen Southeast Realty Mortgages through a defeasance of the Fifteen Southeast Realty Loans (or, if fewer than all the Fifteen Southeast Realty Loans are to be released, through a defeasance of such portion of the Fifteen Southeast Realty Loans as is equal to 125% of the allocated loan amount for each Fifteen Southeast Realty Property to be released). Defeasance is only permitted upon the satisfaction of certain conditions by the Fifteen Southeast Realty Borrower, including--

         o        delivery of certain legal opinions and documentation,

         o if less than the entire aggregate amount of the Fifteen Southeast Realty Loans is to be defeased, the debt service coverage ratio for both the Fifteen Southeast Realty Properties being released and those properties remaining secured by the lien of the Fifteen Southeast Realty Mortgages is not less than the greater of (i) 1.20:1 and (ii) the underwritten debt service coverage ratio of the Fifteen Southeast Realty Loans at the time of closing, and

         o if less than the entire aggregate amount of the Fifteen Southeast Realty Loans is to be defeased, the loan-to-value ratio for both the properties being released and those remaining secured shall be less than 80%.

         The Fifteen Southeast Realty Properties. The Fifteen Southeast Realty Properties consist of four (4) Multifamily Rental Properties having the characteristics described in the table below.

                                                                                                                 ALLOCATED
                                              NO. OF    YR. BUILT/    OCCUPANCY     APPRAISED                      LOAN
PROPERTY NAME                 LOCATION        APTS.     RENOVATED      AT U/W         VALUE        U/W NCF        AMOUNT
-------------                 --------        ----      ---------      ------         -----        -------        ------
Arbor Lake Club Apts.   Miami, FL               712     1978/1990        94%      $37,900,000    $3,247,350   $30,100,000
The Parkview Apts.      Pembroke Pines, FL      208        1987          97%       12,000,000     1,018,976     9,550,000
Heron's Cove Apts.      Orlando, FL             324     1973/1997        98%       12,700,000     1,030,935     9,500,000
Horizons North Apts.    North Miami, FL         276        1982          92%       12,700,000       950,029     8,850,000
                                              -----                               -----------    ----------   -----------
       Total/Wtd. Avg.                        1,520                      95%      $75,300,000    $6,247,290   $58,000,000

         Property Management. The Fifteen Southeast Realty Properties are subject to management agreements between the Fifteen Southeast Realty Borrower and Westdale Asset Management Ltd. (the "Fifteen Southeast Realty Property Manager"), an affiliate of the Fifteen Southeast Realty Borrower. The holder of the Fifteen Southeast Realty Loans may replace the Fifteen Southeast Realty Property Manager only upon--

         o a default by the Fifteen Southeast Realty Property Manager under the management agreement, or

         o such holder's acquiring title to a Fifteen Southeast Realty Property by foreclosure or otherwise, or

         o a fifty percent (50%) or more change in control of the ownership of the Fifteen Southeast Realty Property Manager, or

         o upon the occurrence of any event that would constitute termination for cause.

         Cash Management. The Fifteen Southeast Realty Borrower must cause all rents from the Fifteen Southeast Realty Properties to be deposited into a "rent account" within one (1) business day of receipt. Unless and until an event of default occurs under the Fifteen Southeast Realty Loans, the Fifteen Southeast Realty Borrower will have access to such rent account.

         Appraised Value. The Fifteen Southeast Realty Loans have a Cut-off Date LTV Ratio of 77.0%, based upon an aggregate Appraised Value of the Fifteen Southeast Realty Properties of $75,300,000 (as derived from appraisals conducted during April 1999).

         Underwritten DSCR. The Underwritten DSCR of the Fifteen Southeast Realty Loans is 1.24x, based on an aggregate Annual Debt Service of $5,048,898.60 and an aggregate Underwritten NCF of $6,247,290.

         Additional Indebtedness Prohibited. The Fifteen Southeast Realty Borrower may not encumber the Fifteen Southeast Realty Properties with subordinate financing without the consent of the holder of the Fifteen Southeast Realty Loans (although it may incur certain unsecured debt).

         Transfer of Ownership Interests. In general, the Fifteen Southeast Realty Mortgages prohibit the transfer of interests in the Fifteen Southeast Realty Properties or controlling interests in the Fifteen Southeast Realty Borrower without the consent of the holder of the Fifteen Southeast Realty Loans, except in connection with a sale or transfer of the Fifteen Southeast Realty Properties in accordance with the Fifteen Southeast Realty Loan documents. The Fifteen Southeast Realty Mortgages permit the following transfers: transfers of limited partnership interests in the Fifteen Southeast Realty Borrower or in any managing member or other members of the Fifteen Southeast Realty Borrower or transfers of interests by and among members, or transfers which result in the addition of non-managing members or transfers of such interests to immediate family members of members for estate planning purposes, provided that if more than 49% of the interests in the Fifteen Southeast Realty Borrower or its managing member are transferred or if such transfer results in an change of control of the Fifteen Southeast Realty Borrower or its managing member, such transfer is conditional upon written confirmation by the Rating Agencies of no downgrade, withdrawal or qualification of the ratings of the Certificates.

         The Herald Center Loan. The "Herald Center Loan" has a Cut-off Date Balance of $49,975,508, representing 3.2% of the Initial Pool Balance. Column originated the Herald Center Loan. The Borrower under the Herald Center Loan (the "Herald Center Borrower") is a limited partnership organized under the laws of Delaware. The general partner of the Herald Center Borrower is Herald Center Department Store, Inc., a Delaware corporation and the limited partners thereof are Bailey Herald Center, L.P., a Delaware limited partnership, I.C.S. Herald Corp., a New York corporation and M.R. Herald Partners, L.P., a Delaware limited partnership. The Herald Center Loan is secured by a Mortgage (the "Herald Center Mortgage") on both the fee interest and leasehold interest of the Herald Center Borrower in a 249,504 square foot vertical mall in New York City (the "Herald Center Property").

         The Herald Center Loan is an ARD Loan with an Anticipated Repayment Date of May 1, 2009 and a final maturity of May 1, 2029. The Herald Center Loan amortizes on a 30-year schedule. The fixed Mortgage Rate on the Herald Center Loan is 7.754% per annum. However, after the related Anticipated Repayment Date and until the Herald Center Loan is repaid in full, additional interest shall accrue in respect of the Herald Center Loan at an Additional Interest Rate equal to the lesser of (a) the excess, if any, of the applicable 20-year Treasury rate plus 3.5%, over the Mortgage Rate, and (b) two (2) percentage points. The Herald Center Loan accrues interest on an Actual/360 Basis.

         The Herald Center Borrower may not voluntarily prepay such Mortgage until six (6) months prior to the related Anticipated Repayment Date. After the second anniversary of the Closing Date, but prior to the related Anticipated Repayment Date, the Herald Center Borrower may obtain a release of the Herald Center Property from the lien of the Herald Center Mortgage through defeasance of the entire Herald Center Loan. Defeasance is only permitted upon the satisfaction of certain conditions, including the delivery of--

         o        certain legal opinions and documentation, and

         o U.S. government securities sufficient to pay and discharge all scheduled principal and interest payments due under the Herald Center Loan after the defeasance date through and including the payment due on the final maturity date.

         The Herald Center Property. The Herald Center Property is a Retail Property with the characteristics described in the table below.

                                                                          YR. BUILT/    OCCUPANCY                 APPRAISED
PROPERTY NAME       LOCATION         TOTAL SQUARE FEET   NO. OF TENANTS   RENOVATED      AT U/W       U/W NCF       VALUE
-------------       --------         -----------------   --------------   ---------      ------       -------       -----
Herald Center       New York, NY          249,504             9           1910/1985       100%      $5,825,420   $75,000,000


The following table provides lease terms for the tenants of the Herald Center Property.

                                         MONTH AND YEAR        SQUARE                       % OF TOTAL
                                            OF LEASE          FEET OF         ANNUAL          ANNUAL        BASE RENT PER
TENANT                                     EXPIRATION       LEASED SPACE     BASE RENT       BASE RENT       SQUARE FOOT
------                                     ----------       ------------     ---------       ---------       -----------
Toys "R" Us                               January 2012         89,580       $2,040,785         28.4%           $22.78
Kids "R" Us                               January 2012         25,000         $800,000         11.1%           $32.00
Daffy's Inc.                               March 2017          97,124       $2,000,000         27.9%           $20.59
Payless Shoe Source Inc.                 December 2005          6,000         $732,500         10.2%          $122.08
NYS Department of Motor Vehicles           March 2009          30,000         $920,800         12.8%           $30.69
Other                                       Various             1,800         $684,323          9.5%     $260.00 to $1,440.00

         Property Management. The Herald Center Property is subject to a long-term management agreement between the Herald Center Borrower and J.E.M.B. Realty Corp. (the "Herald Center Property Manager"), an affiliate of the Herald Center Borrower. The Herald Center Property Manager has entered into a subordination agreement regarding its management fee for the benefit of the holder of the Herald Center Loan. The annual management fee under the management agreement is $250,000, except that the management fee structure also provides for leasing commissions. The holder of the Herald Center Loan may replace the Herald Center Property Manager as property manager only upon--

         o a default by the Herald Center Property Manager under the management agreement, or

         o such holder's acquiring title to the Herald Center Property by foreclosure or otherwise, or

         o with limited exceptions, a fifty percent (50%) or greater change in control of the ownership of the Herald Center Property Manager, or

         o the Herald Center Property Manager's acting with gross negligence, willful misconduct or fraud in the performance of its duties under the management agreement.

         Lockbox. The Herald Center Borrower has established a Lockbox Account, pursuant to the terms and conditions of a cash management agreement. The Herald Center Borrower has required all tenants of the Herald Center Property to deposit rent directly to such Lockbox Account. Until the Herald Center Loan is repaid in full, the Herald Center Borrower has no right of withdrawal in respect of such Lockbox Account.

         Appraised Value. The Herald Center Loan has a Cut-off Date LTV Ratio of 66.6%, based on an Appraised Value of the Herald Center Property of $75,000,000 (as derived from an appraisal conducted in January 1999).

         Underwritten DSCR. The Underwritten DSCR of the Herald Center Loan is 1.35x, based on an Annual Debt Service of $4,300,132.08 and an Underwritten NCF of $5,825,420.

         Additional Indebtedness Prohibited. The Herald Center Borrower may not encumber the Herald Center Property with any subordinate financing (although it is permitted to incur limited amounts of unsecured trade debt or accrued expenses in the ordinary course of business).

         Transfer of Ownership Interests. The Herald Center Mortgage prohibits the transfer of interests in the Herald Center Property or in the Herald Center Borrower without the consent of the holder of the Herald Center Loan, except in connection with (1) the release of the Herald Center Property in connection with the defeasance of the Herald Center Loan, or (2) a sale or transfer of all of the Herald Center Property, provided certain terms and conditions in the Herald Center Mortgage, including confirmation in writing from the Rating Agencies that the proposed transfer will not result in a qualification, reduction, downgrade or withdrawal of the ratings initially assigned to the Certificates, are satisfied. The Herald Center Mortgage permits the following transfers without the consent of the lender: transfers of up to 49.5% of the beneficial interests of the Herald Center Borrower to a real estate investment trust or other institutional party or transfer of any limited partnership interest in the Herald Center Borrower or in any general partner or member, or involuntary transfers caused by death or transfers for estate planning purposes, provided no such transfer results in a change in control of the Herald Center Borrower or its general partner.

         Litigation Issues. According to credit reports, Morris Bailey, a former principal in the Herald Center Borrower, and certain limited partners therein, including the Chera family, have been involved in certain legal proceedings, including, in the case of Mr. Bailey, at least one wherein it was alleged that there were fraudulent transfers of assets to avoid judgments and pending lawsuits. While Mr. Bailey is not currently a principal, his relatives continue to hold indirect interests in the Herald Center Borrower and the Herald Center Property Manager. Such entities and the current principal, Joseph Jerome, also a relative of Mr. Bailey, have represented that Mr. Bailey has no current personal ownership interest or ongoing involvement in management, with Mr. Jerome personally indemnifying the lender for any breach of such representation. In addition, a Lockbox Account has been established with respect to the Herald Center Property.

         The Alliance Loans. The "Alliance Loans" consist of three (3) cross-defaulted and cross-collateralized Mortgage Loans with an aggregate Cut-off Date Balance of $45,964,360, representing 3.0% of the Initial Pool Balance. Column originated the Alliance Loans. The Borrower under the Alliance Loans (the "Alliance Borrower") is a limited partnership organized under the laws of Illinois, the general partner of which is Alliance JT Portfolio I, Inc. The Alliance Loans are secured by Mortgages (the "Alliance Mortgages") on the fee simple interests of the Alliance Borrower in three (3) Multifamily Rental Properties (the "Alliance Properties"), all of which are located in Texas.

         Each Alliance Loan is a Balloon Loan which matures on February 1, 2009 and amortizes on a 30-year schedule. Each Alliance Loan accrues interest on an Actual/360 Basis at a fixed Mortgage Rate of 7.220% per annum.

         The Alliance Borrower may not voluntarily prepay the Alliance Loans until six (6) months prior to maturity. After the second anniversary of the Closing Date, the Alliance Borrower may obtain a release of any of the Alliance Properties from the lien of the Alliance Mortgages through a defeasance of the Alliance Loans (or, if fewer than all of the Alliance Properties are to be released, through a defeasance of such portion of the Alliance Loans as is equal to 125% of the allocated loan amount for each Alliance Property to be released). Defeasance is only permitted upon the satisfaction of certain conditions, including--

         o        delivery of certain legal opinions and documentation,

         o if less than the entire aggregate amount of the Alliance Loans is defeased, the debt service coverage ratio for the non-defeased portion of the Alliance Loans (based on the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) must be at least equal to the greater of
                  (a) the debt service coverage ratio for the Alliance Loans (based on all the Alliance Properties, including those that are being released) immediately prior to the defeasance and
                  (b) the debt service coverage ratio for the Alliance Loans (based on all the Alliance Properties, including those that are being released) at origination, and

         o if less than the entire aggregate amount of the Alliance Loans is defeased, the loan-to-value ratio for the non-defeased portion of the Alliance Loans (based on all the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) is not greater than 75%.

         The Alliance Properties. The Alliance Properties consist of three (3) Multifamily Rental Properties having the characteristics described in the table below.

                                                                                                                 ALLOCATED
                                          NO. OF      YR. BUILT/     OCCUPANCY     APPRAISED                       LOAN
PROPERTY NAME          LOCATION            APTS.      RENOVATED       AT U/W         VALUE         U/W NCF        AMOUNT
-------------          --------            ----       ---------       ------         -----         -------        ------
Sterling Point Apts.   Houston, TX          922       1978/1997         96%      $29,250,000     $2,232,123     $20,751,731
Sandridge Apts.        Pasadena, TX         504       1978/1994         95%       21,000,000      1,642,508      15,099,893
Woodscape Apts.        Houston, TX          544       1979/1997         96%       13,600,000      1,127,554      10,112,736
                                          -----                                  -----------     ----------     -----------
     Total/Wtd. Avg.                      1,970                         96%      $63,850,000     $5,002,185     $45,964,360

         Property Management. The Alliance Properties are subject to management agreements between the Alliance Borrower and Alliance Residential Management, LLC (the "Alliance Property Manager"), an affiliate of the Alliance Borrower. The holder of the Alliance Loans may replace the Alliance Property Manager only upon--

         o a default by the Alliance Property Manager under the management agreement, or

         o such holder's acquiring title to the related Alliance Property by foreclosure or otherwise, or

         o a fifty percent (50%) or greater change in control of the ownership of the Alliance Property Manager (unless the Rating Agencies have confirmed that such change in control would not result in a downgrade of any of the ratings on the Certificates), or

         o a default by the Alliance Borrower under the Alliance Loan documents or by the Alliance Property Manager under the management agreement.

         Cash Management. The Alliance Borrower must cause all rents from the Alliance Properties to be deposited into a "rent account" within one (1) day of receipt. Unless and until an event of default occurs under the Alliance Loans, the Alliance Borrower will have access to such rent accounts.

         Appraised Value. The Alliance Loans have a Cut-off Date LTV Ratio of 72.0%, based on an aggregate Appraised Value of the Alliance Properties of $63,850,000 (as derived from appraisals conducted during January 1999).

         Underwritten DSCR. The Underwritten DSCR of the Alliance Loans is 1.33x, based on an aggregate Annual Debt Service of $3,763,420.32 and an aggregate Underwritten NCF of $5,002,185.

         Additional Indebtedness Prohibited. The Alliance Borrower may not encumber the Alliance Properties with subordinate financing without the consent of the holder of the Alliance Loans. The Alliance Borrower may incur unsecured debt.

         Transfer of Ownership Interests. In general, the Alliance Mortgages prohibit the transfer of interests in the Alliance Properties or ownership interests in the Alliance Borrower without the consent of the holder of the Alliance Loans, except in limited circumstances. Transfers of ownership interests in the Alliance Borrower are permitted, provided that, among other things, the transfer does not result in a termination or dissolution of the Alliance Borrower and, if the transfer results in a change of control with respect to the Alliance Borrower, the Alliance Borrower provides the lender with written confirmation from the Rating Agencies that such transfer will not result in any downgrade, withdrawal or qualification of any of the ratings of the Certificates. The holder of the Alliance Loans must consent to transfers of the Alliance Properties upon satisfaction of certain underwriting criteria.

         Related Mortgage Loans. The Borrower under the Mortgage Loan (the "Hidden Oaks Mortgage Loan") secured by the Hidden Oaks Apartments (the "Hidden Oaks Property"), is an affiliate of the Alliance Borrower. The Hidden Oaks Property is managed by the Alliance Property Manager. The Hidden Oaks Mortgage Loan has a Cut-off Date Balance of $5,296,933, which represents 0.3% of the Initial Pool Balance.

         The Stone Fort Loans. The "Stone Fort Loans" consist of five (5) cross-defaulted and cross-collateralized Mortgage Loans with an aggregate Cut-off Date Balance of $36,135,000, representing 2.3% of the Initial Pool Balance. GECC originated the Stone Fort Loans. The Stone Fort Loans are secured by Mortgages (collectively, the "Stone Fort Mortgages") encumbering the fee interest of the related borrower (the "Stone Fort Borrower") in four (4) Office Properties (including one adjacent parking garage) and a warehouse property (collectively, the "Stone Fort Properties"), located in Chattanooga, Tennessee. The Stone Fort Borrower is a corporation organized under the laws of Tennessee. Stone Fort Land Co. is the sole shareholder of the Stone Fort Borrower.

         Each Stone Fort Loan is a Balloon Loan which matures on June 1, 2009. The Stone Fort Loans amortize on a 30-year schedule. The fixed Mortgage Rate on the Stone Fort Loans is 7.470% per annum. The Stone Fort Loans accrue interest on an Actual/360 Basis.

         The Stone Fort Borrower may not voluntarily prepay the Stone Fort Loans until three (3) months prior to the maturity date. After the second anniversary of the Closing Date, each of the Stone Fort Properties may be released from the lien of its respective Stone Fort Mortgage through a defeasance of the applicable Stone Fort Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including the delivery of--

         o        certain legal opinions and documentation; and

         o U.S. government securities sufficient to pay and discharge all scheduled principal and interest payments due under the applicable Stone Fort Loan after the defeasance date through and including the payment due on the final maturity date.

In the case of the Stone Fort Loans with a combined Cut-off Date Balance of $22,615,000, which are secured by The Tallan Office Building & The Tallan Parking Garage and The Krystal Office Building, either The Tallan Office Building (allocated loan amount: $11,520,588) or The Krystal Office Building (allocated loan amount: $9,258,048) may be released from the lien of the applicable Stone Fort Mortgage through defeasance of an amount as calculated in the related loan documents which in no event will be less than the allocated loan amount of such Stone Fort Property. If only one building is so released, The Tallan Parking Garage may not be released.

         The Stone Fort Properties. The Stone Fort Properties have the characteristics described in the table below:

                                                    TOTAL      YR. BUILT/  OCCUPANCY    APPRAISED                   ALLOCATED
PROPERTY NAME                  LOCATION          SQUARE FEET   RENOVATED    AT U/W        VALUE        U/W NCF     LOAN AMOUNT
-------------                  --------          -----------   ---------    ------        -----        -------     -----------
The Tallan Office Building     Chattanooga, TN
  & The Tallan Parking Garage                      148,971        1982        88%      $19,275,000   $1,502,802    $13,356,952*
The Krystal Office Building    Chattanooga, TN     135,625        1979        86%       13,360,000      941,651      9,258,048
Riverside Center               Chattanooga, TN     135,000     1946/1997      99%       11,000,000      939,909      8,514,000
Harrison Direct Warehouse      Chattanooga, TN     184,700        1986       100%        4,600,000      422,708      3,680,000
Tennessee American Water
    Company Office Building    Chattanooga, TN      15,488        1978       100%        2,050,000      138,716      1,326,000
                                                   -------                             -----------   ----------    -----------
          Total/Wtd. Avg.                          619,784                    92%      $50,285,000   $3,945,786    $36,135,000


         * This represents the allocated loan amount for the Tallan Office Building of $11,520,588 and the allocated loan amount of The Tallan Parking Garage of $1,836,364.

         The Tallan Office Building & The Tallan Parking Garage, The Krystal Office Building and the Tennessee American Water Company Office Building are located in the Chattanooga, Tennessee Central Business District. The major tenants for these properties are Joseph Decosimo & Co., The Krystal Company and Tennessee-American Water Co., respectively. The Riverside Building is located near the Erlanger Hospital Campus. The major tenant for the Riverside Building is Erlanger Health Systems. The Harrison Direct Warehouse is occupied by three
(3) tenants. The major tenant, Harrison Direct, Inc. ("HDI"), occupies 177,500 square feet and has been a tenant at the property since 1988. Pursuant to its lease, HDI has an option to purchase the property for a purchase price equal to $4,250,000 during the lease year beginning July 1, 2002. In such event, the Stone Fort Borrower would be required to defease the related Stone Fort Loan.

         Property Management. The Stone Fort Properties are subject to a long-term management agreement with Stone Fort Land Co. (the "Stone Fort Property Manager"). The management agreement is terminable by the holder of the Stone Fort Loans upon default by the Stone Fort Property Manager under such management agreement or the occurrence of an event of default under the Stone Fort Loans.

         Appraised Value. The Stone Fort Loans have a Cut-off Date LTV Ratio of 71.9% based on an aggregate Appraised Value of the Stone Fort Properties of $50,285,000 (as derived from appraisals conducted in April 1999).

         Underwritten DSCR. The Underwritten DSCR of the Stone Fort Loans is 1.31x, based on an Annual Debt Service of $3,023,031.24 and an Underwritten NCF of $3,945,786.

         Additional Indebtedness Prohibited. The Stone Fort Borrower may not encumber the Stone Fort Properties with any subordinate financing in any event without the consent of the holder of the Stone Fort Loans. Stone Fort Land Co., the sole shareholder of the Stone Fort Borrower, has incurred debt in the aggregate amount of $4,102,870. Such debt is currently unsecured but in the future may be secured by a pledge by Stone Fort Land Co. of its stock in the Stone Fort Borrower.

         Transfer of Ownership Interests. The Stone Fort Mortgages prohibit the transfer of interests in the Stone Fort Properties or in the Stone Fort Borrower without the consent of the holder of the Stone Fort Loans, other than transfers of interests in the Stone Fort Borrower for estate planning purposes and a pledge of the stock by the Stone Fort Land Co. in the Stone Fort Borrower to secure debt in an amount not to exceed $4,102,870 of the Stone Fort Land Co. to the prior owner of the Stone Fort Properties or Sun Trust Bank.

THE MORTGAGE LOAN SELLERS AND THE ORIGINATORS

         General. GECA acquired all of the GECA Mortgage Loans, representing 45.5% of the Initial Pool Balance, from GECC through a contribution of capital. GECC originated all of the GECA Mortgage Loans.

         Column originated one hundred sixty-seven (167) of the Column Mortgage Loans, representing 35.6% of the Initial Pool Balance. Column acquired, directly or through an affiliate, the remaining nine (9) Column Mortgage Loans, representing 1.6% of the Initial Pool Balance, from Union Capital. Union Capital directly originated all of the Column Mortgage Loans that it transferred to Column and its affiliates.

         GSMC acquired forty-five (45) of the GSMC Mortgage Loans, representing 17.1% of the Initial Pool Balance from Archon Financial. Of the Mortgage Loans transferred by Archon Financial to GSMC, FMAC originated three (3) of the loans, representing 1.6% of the Initial Pool Balance and Archon Financial originated forty-two (42) of the GSMC Mortgage Loans, representing 15.5% of the Initial Pool Balance. GSMC acquired one (1) of the GSMC Mortgage Loans, representing 0.1% of the Initial Pool Balance from Central Park, the originator of such loan.

         GE Capital Access, Inc. and General Electric Capital Corporation. GECA is a wholly owned subsidiary of General Electric Capital Corporation ("GECC"). Since 1996, GECA and its affiliates have originated or acquired approximately $5.8 billion of commercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $15 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

         Column Financial, Inc. Column is a corporation organized under the laws of Delaware, and its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Bethesda, Maryland; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; Nashville, Tennessee; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has closed more than $7.5 billion of commercial and multifamily rental mortgage loans since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of the Depositor and DLJSC.

         Goldman Sachs Mortgage Company. GSMC is a limited partnership organized under the laws of the State of New York. Its general partner is Goldman Sachs Real Estate Funding Corp., which is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. GSMC is an affiliate of Goldman, Sachs & Co., one of the underwriters.

         Archon Financial, L.P. Archon Financial is a Delaware limited partnership that is owned primarily by entities that are affiliated with Goldman, Sachs & Co. Archon Financial has its headquarters in Irving, Texas (suburban Dallas) and a loan origination office in each of the following five cities: New York, Atlanta, Chicago, Dallas and Los Angeles. Loan underwriting, quality control, credit approvals and loan closing support activities are undertaken primarily in Archon Financial's headquarters operation in suburban Dallas. Since its inception in late 1997, Archon Financial has originated approximately $2.8 billion of commercial mortgage loans.

         Union Capital Investments, LLC. Union Capital is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real state throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

         The information set forth in this Prospectus Supplement concerning the Mortgage Loan Sellers and the Originators has, in each case, been provided by such party, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or before the Closing Date, the following transfers of the Mortgage Loans will occur. In each case, the transferor will assign the subject Mortgage Loans, without recourse, to the transferee.

-------------------           ---------------------         --------------------
       GECA                          Column                        GSMC
-------------------           ---------------------         --------------------
     All GECA                       All Column                    All GSMC
   Mortgage Loans                 Mortgage Loans               Mortgage Loans

                [Arrow Down]       [Arrow Down]       [Arrow Down]

                              ---------------------
                                    Depositor
                              ---------------------

                                   [Arrow Down]       All Mortgage Loans

                              ---------------------
                                      Trust
                              ---------------------

         In connection with the foregoing transfers, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee (and, upon request, to the Master Servicer) with respect to its Mortgage Loans--

         o the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit);

         o the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         o the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         o a completed assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

         o a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

         o originals or copies of all assumption, modifications and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

         o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The Trustee (either directly or through a custodian on its behalf (the "Custodian")) is required to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the Certificateholders and, within a specified period of time following such delivery, to conduct a review of such documents. All of the above-described documents actually delivered to the Trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for such Mortgage Loan. The scope of the Trustee's review of each Mortgage File is, in general, limited solely to confirming that certain of the documents listed above have been received. None of the Trustee, the Master Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         The Pooling Agreement will require the Trustee, within a specified period following the later of the Closing Date and the date on which all recording information necessary to complete the subject document is received by the Trustee, to cause each of the assignments of recorded loan documents in its favor described above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Because the Mortgage Loans are, in general, newly originated, many such assignments cannot be completed and recorded until the related Mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         GECA will make with respect to each GECA Mortgage Loan, Union Capital will make with respect to each Column Mortgage Loan originated by Union Capital, Column will make with respect to each other Column Mortgage Loan and GSMC will make with respect to each GSMC Mortgage Loan, as of the Closing Date, certain representations and warranties generally to the effect listed below, together with such other representations and warranties as may be required by the Rating Agencies; provided that the respective representations and warranties of GECA, Column, GSMC and Union Capital may not be identical. For purposes of this Prospectus Supplement, GECA will constitute the "Warranting Party" with respect to each GECA Mortgage Loan, Union Capital will constitute the "Warranting Party" with respect to each Column Mortgage Loan originated by Union Capital, Column will constitute the "Warranting Party" with respect to each other Column Mortgage Loan and GSMC will constitute the "Warranting Party" with respect to each GSMC Mortgage Loan. The representations and warranties (subject to certain exceptions) to be made in respect of each Mortgage Loan by the related Warranting Party will include:

         o The information relating to such Mortgage Loan set forth in the loan schedule attached to the Pooling Agreement will be accurate in all material respects as of the Cut-off Date.

         o Immediately prior to its transfer and assignment of such Mortgage Loan, such Warranting Party had good title to, and was the sole owner of, such Mortgage Loan.

         o The related Mortgage constitutes a valid enforceable first lien upon the related Mortgaged Property, prior to all other liens and encumbrances other than certain permitted liens and encumbrances.

         o The related Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part.

         o To such Warranting Party's knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property.

         o The lien of the related Mortgage is insured by an American Land Title Association or equivalent form of lender's title insurance policy (or there exists a marked up title insurance commitment to issue such a policy or a pro forma policy on which the required premium has been paid) insuring that the related Mortgage is a valid first priority lien on the related Mortgaged Property in the original principal amount of such Mortgage Loan after all advances of principal, subject only to the exceptions (general and specific) set forth in such policy.

         o The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made, but a portion thereof is being held back pending satisfaction of certain leasing criteria, repairs and other matters with respect to the related Mortgaged Property), and there is no requirement for future advances thereunder.

         o If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves.

         o To such Warranting Party's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in such cases where an escrow of funds exist sufficient to effect the necessary repairs and maintenance).

        o Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower in connection with such Mortgage Loan is the legal, valid and binding obligation of the related maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        o An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and either
                  (x) no such environmental report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such environmental report, in material violation of any applicable environmental laws or (y) if any such environmental report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation, or (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, or (iv) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions. To the Warranting Party's knowledge, there are no circumstances or conditions with respect to such Mortgaged Property not revealed in such environmental report that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage encumbering each Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

         The representations and warranties made by GECA, Column, GSMC and Union Capital as described above will be assigned by the Depositor to the Trustee pursuant to the Pooling Agreement. If there exists a breach of any of the above-described representations and warranties made by GECA, Column, GSMC or Union Capital and such breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the Certificateholders therein, such breach will constitute a "Material Breach" of such representation and warranty. The rights of the Trust against the applicable Warranting Party with respect to any such Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a Material Breach of any of the representations and warranties made with respect to any of the Mortgage Loans, as discussed under "--Representations and Warranties" above, the related Warranting Party will be required either:

                  (a)      to cure the Material Breach in all material respects;
                           or

                  (b) subject to the discussion below regarding substitution, to repurchase such Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of

                           (i)      the unpaid principal balance of such
                                    Mortgage Loan,

                           (ii) accrued and unpaid interest at the related Mortgage Rate to but not including the Due Date occurring in the Collection Period in which such repurchase occurs, and

                           (iii) the amount of any related unreimbursed Servicing Advances and, to the extent not otherwise included in such Servicing Advances, the costs and expenses of enforcing such repurchase obligation (provided that, in the case of a Column Mortgage Loan originated by Union Capital, Union Capital may be required to repurchase such Mortgage Loan at a lesser price, with Column to make up the difference).

The time period within which the applicable Warranting Party must complete such cure or repurchase will be limited to 90 days (or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following its receipt of notice of the subject Material Breach.

         Notwithstanding the foregoing, if any Warranting Party is required to repurchase any Mortgage Loans as a result of a Material Breach of any of its representations and warranties, as contemplated above, then such Warranting Party may, at any time during the three (3) month period commencing on the Closing Date (or at any time during the two-year period commencing on the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation
Section 1.860G-2(f)), in lieu of repurchasing the affected Mortgage Loan (but in no event later than such repurchase would have to have been completed):

                  (a) replace such Mortgage Loan with one or more substitute mortgage loans (each, a "Replacement Mortgage Loan") that (i) has certain payment terms comparable to the Mortgage Loan to be replaced and (ii) is otherwise acceptable to the Controlling Class Representative (or, if none has been appointed, to the Holder(s) of Certificates representing a majority interest in the Controlling Class); and

                  (b) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Replacement Mortgage Loan(s) as of the date of substitution, after application of all payments due on or before such date, whether or not received;

provided that no such substitution will be permitted unless, as confirmed in writing by each Rating Agency, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates by either Rating Agency.

         None of GECA, Column, GSMC or Union Capital is obligated, however, to replace (rather than repurchase) any Mortgage Loan as to which there is a Material Breach. Any such substitution will be at the sole discretion of the responsible Warranting Party. Furthermore, the Certificateholders of the Controlling Class and the Controlling Class Representative, as their representative, will generally have a disincentive to find any prospective Replacement Mortgage Loan acceptable.

         If the applicable Warranting Party fails to repurchase or replace any Mortgage Loan affected by a Material Breach of such Warranting Party's representations and warranties, none of the Depositor, either Underwriter or, except as described in the next paragraph, any other person will have any obligation to do so.

         Notwithstanding the foregoing, Column will make the same representations and warranties (including those discussed under "--Representations and Warranties" above) with respect to each Column Mortgage Loan originated by Union Capital as it does with respect to each other Column Mortgage Loan and will have similar cure, repurchase or replacement obligations in the event of Material Breaches thereof. In general, however, if (i) there exists a breach of any such representation or warranty and a breach of any representation or warranty made by Union Capital with respect to such Mortgage Loan, (ii) such breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and Union Capital and (iii) Union Capital fails to satisfy its cure, repurchase or replacement obligation within the period provided therefor, then Column will be required to cure the Material Breach of its representation or warranty as to, or repurchase or replace, the affected Mortgage Loan. FOR THIS PURPOSE, THE CURE, REPURCHASE OR REPLACEMENT PERIOD FOR COLUMN (AS OTHERWISE DESCRIBED ABOVE) WILL BE DEEMED TO COMMENCE ONLY UPON EXPIRATION OF THE CURE, REPURCHASE OR REPLACEMENT PERIOD FOR UNION CAPITAL.

         Each of GECA, Column, GSMC and Union Capital may only have limited assets with which to fulfill any repurchase/substitution obligations that may arise in respect of breaches of its representations or warranties. There can be no assurance that GECA, Column, GSMC or Union Capital has or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise. Expenses incurred by the Master Servicer and the Trustee with respect to enforcing any such repurchase/substitution obligation will be borne by the applicable Warranting Party (or, if not, will be reimbursable out of the Certificate Account).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted at the time the Offered Certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued; however, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this Prospectus Supplement, may vary, and the actual Initial Pool Balance may be as much as 5% larger or smaller than the Initial Pool Balance set forth in this Prospectus Supplement.

         A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Closing Date. Such Current Report on Form 8-K will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool such removal or addition will be noted in such Current Report on Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

         The Pooling Agreement provides that the Master Servicer and the Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible, directly or through sub-servicers, for the benefit of the Certificateholders (as a collective whole), in accordance with any and all applicable laws and the express terms of the Pooling Agreement and the respective Mortgage Loans. Furthermore, to the extent consistent with the foregoing, the Master Servicer and the Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible in accordance with the following standard (the "Servicing Standard"):

        o with the higher of (i) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and real properties for other third parties pursuant to agreements similar to the Pooling Agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing and administering their own mortgage loans and real properties, and (ii) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans and real properties owned by it;

         o with a view to the timely collection of all Scheduled P&I Payments under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to Certificateholders (as a collective whole) on a present value basis; and

         o         without regard to:

                  (i) any relationship (including any lending relationship) or interest that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with or in the related Borrower or any other party to the Pooling Agreement;

                  (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any of its affiliates;

                  (iii) any obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances;

                  (iv) the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation for its services or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction;

                  (v) the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property or of the right to service or manage for others any other mortgage loans or real property;

                  (vi) any subordinate or additional financing (including partnership or mezzanine debt) that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, has extended to the related Borrower or any of the related Borrower's affiliates; or

                  (vii) any obligation of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, as a Mortgage Loan Seller, to pay any indemnity or cure a breach of representation or warranty with respect to, or to repurchase or replace, any Mortgage Loan.

         In general, the Master Servicer will be responsible for the servicing and administration of--

         o all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

         o        all Corrected Mortgage Loans (also as defined below).

         The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

         o each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

         o each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

         Corrected Mortgage Loans and Mortgage Loans as to which no Servicing Transfer Event has occurred are collectively referred to in this Prospectus Supplement as "Performing Mortgage Loans"; and Specially Serviced Mortgage Loans and REO Properties are collectively referred to in this Prospectus Supplement as "Specially Serviced Assets". Performing Mortgage Loans will include Mortgage Loans which may be delinquent, but not to the point of resulting in a Servicing Transfer Event.

         Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare reports to the Trustee required thereunder with respect to any Specially Serviced Assets and, otherwise, to render certain incidental services with respect to any Specially Serviced Assets.

         A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

         (1) the failure of the related Borrower to make when due any Scheduled P&I Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days;

         (2) if the Master Servicer or any of its affiliates then owns a material economic interest in the related Borrower, such Borrower fails to make any Scheduled P&I Payment (including a Balloon Payment) and the Master Servicer is required to make a P&I Advance in respect thereof;

         (3) the determination by the Master Servicer in its good faith and reasonable judgment that a default in the making of a Scheduled P&I Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and either (a) such default is likely to remain unremedied for at least 60 days or (b) the related Borrower has requested a material modification of the related Mortgage Loan (other than the waiver of a "due-on-sale" clause or the extension of the related maturity date);

         (4) the determination by the Master Servicer in its good faith and reasonable judgment that a default, other than a payment default, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days);

         (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the related Borrower or the related Mortgaged Property, and certain actions by or on behalf of the related Borrower indicating its bankruptcy, insolvency or inability to pay its obligations; or

         (6) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

         So long as no other Servicing Transfer Event then exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will reassume servicing responsibilities) if and when:

         (a)      with respect to the circumstances described in clauses (1) and
                  (2) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer);

         (b)      with respect to the circumstances described in clauses (3) and
                  (5) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

         (c) with respect to the circumstances described in clause (4) above, such default is cured; and

         (d) with respect to the circumstances described in clause (6) above, such proceedings are terminated.

         If any Portfolio Loan becomes a Specially Serviced Mortgage Loan, then all other Portfolio Loans that are cross-collateralized with it are also to become Specially Serviced Mortgage Loans.

         Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. You should also refer to the Prospectus, in particular the section captioned "Description of the Pooling Agreements", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer.

THE MASTER SERVICER AND THE SPECIAL SERVICER

         The Master Servicer. GE Capital Loan Services, Inc., a Delaware corporation ("GECLS"), will act as Master Servicer with respect to the Mortgage Pool. GECLS is a wholly owned subsidiary of GECIA Holdings, Inc., which is itself a wholly owned subsidiary of GE Capital Services Corporation, which is itself a wholly owned subsidiary of the General Electric Company and an affiliate of GECA and GECC. GECLS's principal servicing offices are located at 363 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060.

         As of December 31, 1998, GECLS serviced approximately 2,805 commercial and multifamily rental loans, totaling approximately $17.8 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securities transactions.

        The information concerning GECLS set forth in this Prospectus Supplement has been provided by it, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy thereof.

         The Special Servicer. Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Special Servicer with respect to the Mortgage Pool. Banc One's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

         As of March 31, 1999, Banc One served as the named special servicer on sixty-three (63) securitized transactions encompassing 14,853 loans, with an aggregate principal balance of approximately $41.0 billion. Additionally, Banc One manages a servicing portfolio of commercial and multifamily loans with an aggregate principal balance of approximately $26.8 billion, the collateral for which is located in forty-nine (49) states, Puerto Rico, the District of Columbia, Mexico and the Caribbean.

         The information concerning Banc One set forth in this Prospectus Supplement has been provided by it, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy thereof.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee and, in the case of eight (8) Mortgage Loans (the "Additional Servicing Fee Mortgage Loans"), representing 3.4% of the Initial Pool Balance, the Additional Servicing Fee.

         The "Master Servicing Fee"--

         o will be earned in respect of each and every Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property),

         o will be computed on a 30/360 Basis and accrue at 0.05% per annum (the "Master Servicing Fee Rate") on the same principal amount as interest accrues or is deemed to accrue from time to time in respect of each and every Mortgage Loan, and

         o will be payable monthly from amounts received in respect of interest on the particular Mortgage Loan as to which it was earned.

         The "Additional Servicing Fee"--

         o will be earned in respect of each and every Additional Servicing Fee Mortgage Loan (including any such Mortgage Loan that becomes a Specially Serviced Mortgage Loan or as to which the related Mortgaged Property has become an REO Property),

         o will be computed on an Actual/360 Basis at the "Additional Servicing Fee Rate" specified in the table below, on the same principal amount as interest accrues or is deemed to accrue from time to time in respect of each and every Additional Servicing Fee Mortgage Loan, and

         o will be payable monthly from amounts received in respect of interest on the particular Additional Servicing Fee Mortgage Loan as to which it was earned.


                                                  CUT-OFF                                          ADDITIONAL SERVICING
PROPERTY NAME                                   DATE BALANCE               MORTGAGE RATE                 FEE RATE
-------------                                   ------------               -------------                 --------
Deerbrook Crossing Shopping Center            $  14,150,000.00                7.910%                       0.08%
Pinewood Apartments                           $  10,516,842.00                6.870%                       0.10%
The Shadowbrook Apartments                    $   9,397,777.00                6.800%                       0.10%
Casa Real Apartments                          $   5,211,823.00                6.800%                       0.10%
Beechnut Village Shopping Center              $   5,075,000.00                8.160%                       0.08%
Holiday Inn - Clovis                          $   3,294,731.00                8.830%                       0.08%
Regent Place Office Building                  $   2,497,315.00                8.170%                       0.08%
Broussard Village Shopping Center             $   2,243,880.00                7.700%                       0.08%

         The weighted average Additional Servicing Fee Rate for the Additional Servicing Fee Mortgage Loans is 0.08959% per annum. The entire Additional Servicing Fee is to be paid to the related sub-servicer of each Additional Servicing Fee Mortgage Loan and will be retained by Archon Financial if such sub-servicer is terminated. The Additional Servicing Fees are not part of the Trust.

         Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive--

         o All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the Borrower has made its Scheduled P&I Payment on the related Due Date during any Collection Period, the amount of interest (less the amount of related Master Servicing Fees and Additional Servicing Fees payable therefrom and any Default Interest (as defined below) and Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

        o All late payment charges and Default Interest, if any, that were collected in respect of any Mortgage Loan and that accrued while such Mortgage Loan was a Performing Mortgage Loan (but only to the extent that any such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement). "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

         In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected in respect of the Mortgage Loans will be allocated between the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling Agreement.

         Furthermore, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, or in any and all accounts maintained by it that constitute escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The Master Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling Agreement.

         Prepayment Interest Shortfalls. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and any related Additional Servicing Fees and, if applicable, exclusive of any related Default Interest or Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

         The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred with respect to the Mortgage Pool during any Collection Period, the Master Servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

         (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period, and

         (b) the aggregate of all Master Servicing Fees and Prepayment Interest Excesses, if any, collected with respect to the Mortgage Pool during such Collection Period.

         Any Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the Certificates on such Distribution Date as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. If the amount of the Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date is less than the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, such shortfall (the "Net Aggregate Prepayment Interest Shortfall" for such Distribution Date) will be allocated among the respective Classes of REMIC Regular Certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered Certificates--Allocation of Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

         None of the Additional Servicing Fees will be available to make Compensating Interest Payments.

         Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

         o         the Special Servicing Fee,

         o         the Workout Fee, and

         o         the Liquidation Fee.

         The "Special Servicing Fee"--

         o will be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property (until any such loan is liquidated or becomes a Corrected Mortgage Loan),

         o will be computed on a 30/360 Basis and accrue at 0.25% per annum on the Stated Principal Balance outstanding from time to time in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property, and

         o will be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

         Special Servicing Fees, Master Servicing Fees and Additional Servicing Fees are collectively referred to in this Prospectus Supplement as "Servicing Fees".

         The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest) and principal (including scheduled payments, prepayments and Balloon Payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Master Servicing
Fees, Additional Servicing Fees and Advances). The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged
Property becomes an REO Property. Nevertheless, a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer shall not be entitled to any portion of such Workout Fees. Although Workout
Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Workout Fee will reduce amounts distributable to Certificateholders.

         The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (each as defined in the Prospectus). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Additional Interest, and net of any portion thereof payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Master Servicing Fees, Additional Servicing Fees and Advances).

         Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds or Substitution Shortfall Amounts received in connection with:

         o the repurchase or replacement of any Mortgage Loan by GECA, Column, GSMC or Union Capital for a breach of representation or warranty (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this Prospectus Supplement);

         o the purchase of any defaulted Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class (see "--Sale of Defaulted Mortgage Loans" below); or

         o the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust (see "Description of the Offered Certificates--Termination" in this Prospectus Supplement).

         Although Liquidation Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Liquidation Fee will reduce amounts distributable to Certificateholders.

         Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive all late payment charges and Default Interest, if any, that were collected in respect of any Mortgage Loan and that accrued while such Mortgage Loan was a Specially Serviced Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement).

         In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected in respect of the Mortgage Loans will be allocated between the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling Agreement.

         Furthermore, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The Special Servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any account required to be maintained under the Pooling Agreement.

         Sub-Servicing Compensation. The Master Servicer and the Special Servicer will each be responsible for all compensation payable to the sub-servicers retained thereby. Such sub-servicers may, in some cases, be entitled to most or all of (or, sometimes, an amount in excess of) the servicing compensation described above as being payable to the Master Servicer or the Special Servicer, as applicable.

         Payment of Expenses; Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for these expenses except as expressly provided in the Pooling Agreement.

         Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). In addition, the Special Servicer may once per calendar month require the Master Servicer to reimburse the Special Servicer for any Servicing Advances made by it. Upon so reimbursing the Special Servicer for any Servicing Advance, the Master Servicer will thereafter be deemed to have been made such Advance.

         In general, the Special Servicer may request the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such Advances). Any such request is to be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer must make any such Servicing Advance that it is requested by the Special Servicer to so make within the time period provided in the Pooling Agreement. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

         If the Master Servicer or the Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance.

         NOTWITHSTANDING THE FOREGOING DISCUSSION OR ANYTHING ELSE TO THE CONTRARY IN THIS PROSPECTUS SUPPLEMENT, NONE OF THE MASTER SERVICER, THE SPECIAL SERVICER OR THE TRUSTEE WILL BE OBLIGATED TO MAKE SERVICING ADVANCES THAT, IN THE REASONABLE AND GOOD FAITH JUDGMENT OF THE MASTER SERVICER, THE SPECIAL SERVICER OR THE TRUSTEE, AS THE CASE MAY BE, WOULD NOT BE ULTIMATELY RECOVERABLE FROM RELATED PROCEEDS (ANY SERVICING ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE SERVICING ADVANCE"). IF THE MASTER SERVICER, THE SPECIAL SERVICER OR THE TRUSTEE MAKES ANY SERVICING ADVANCE THAT IT SUBSEQUENTLY DETERMINES, IN ITS GOOD FAITH AND REASONABLE JUDGMENT, IS A NONRECOVERABLE SERVICING ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH SERVICING ADVANCE (TOGETHER WITH INTEREST ACCRUED THEREON AS DESCRIBED BELOW) OUT OF GENERAL COLLECTIONS ON THE MORTGAGE LOANS AND ANY REO PROPERTIES ON DEPOSIT IN THE CERTIFICATE ACCOUNT FROM TIME TO TIME.

         The Master Servicer will be permitted to pay, and the Special Servicer may direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property). In addition, the Pooling Agreement will require the Master Servicer (at the direction of the Special Servicer if a Specially Serviced Asset is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance, provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Asset is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole).

         The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made thereby. Such interest will accrue on the amount of each Servicing Advance, and compound monthly, for so long as such Servicing Advance is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any Servicing Advance will be payable--

         o first, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

         o then, if and to the extent that (i) such Servicing Advance has been or is being reimbursed and (ii) the Default Interest and late charges collected on the related Mortgage Loan while such Servicing Advance was outstanding were insufficient to cover such Advance Interest, out of any amounts then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent described below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including, without limitation, Default Interest and Additional Interest) on and principal of, forgive Prepayment Premiums, Yield Maintenance Charges and late payment charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer, subject, however, to the discussion under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--"Due-on-Sale" and "Due-on-Encumbrance" Provisions" in this Prospectus Supplement and under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" below, and, further, to each of the following limitations, conditions and restrictions:

         o Subject to certain limited exceptions (including with respect to Additional Interest, as described below, and with respect to certain routine matters), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan without the consent of the Special Servicer, provided that such consent--

                  (i) is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard, and

                  (ii) will be deemed to have been granted if not expressly denied within 10 business days following the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision.

         o With limited exception (including as described below with respect to Additional Interest), the Special Servicer may not, in the case of Specially Serviced Mortgage Loans, agree to (or, in the case of Performing Mortgage Loans, consent to the Master
                  Servicer's agreeing to) any modification, waiver or amendment of any term of, or, in the case of Specially Serviced Mortgage Loans, take (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's taking) any of the other above-referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special
                  Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation.

         o The Special Servicer may not, in the case of Specially Serviced Mortgage Loans, extend (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of--

                  (i) the fifth anniversary of such Mortgage Loan's original stated maturity date,

                  (ii) two years prior to the Rated Final Distribution Date, and

                  (iii) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related ground lease (plus any unilateral options to extend).

         o Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan that would cause any REMIC Pool to fail to qualify as a REMIC under the Code, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC Pool under the REMIC Provisions (as defined in the Prospectus) or adversely affect the status of either Grantor Trust as a grantor trust under the Code;

         o The Special Servicer may not, in the case of Specially Serviced Mortgage Loans, permit (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan, unless the Special Servicer has first--

                  (i) determined, in its reasonable, good faith judgment, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations, and

                  (ii) received confirmation from each Rating Agency that such addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to a Class of Certificates.

          o Subject to limited exceptions, the Special Servicer may not, in the case of Specially Serviced Mortgage Loans, release (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's releasing) any collateral securing an outstanding Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan).

         The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Borrower. Also, notwithstanding the discussion above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

         Notwithstanding the provisions described above, in the case of certain ARD Loans (including the Oakwood Plaza Loan and the Herald Center Loan), the Master Servicer will be permitted, in its discretion, after the related Anticipated Repayment Date, to waive any or all of the accrued Additional Interest in respect of any such ARD Loan, if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full, together with all payments required by the related loan documents in connection with such prepayment except for such accrued Additional Interest. However, the Master Servicer's determination to waive the Trust's right to receive such accrued Additional Interest must be reasonably likely to produce a greater payment to Certificateholders (as a collective whole) on a present value basis than a refusal to waive the right to such Additional Interest. The Master Servicer will not have any liability to the Trust, the Certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The Pooling Agreement will also limit the Master Servicer's and the Special Servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

         All modifications, waivers and amendments entered into in respect of the Mortgage Loans are to be in writing. Each of the Master Servicer and the Special Servicer must deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to each such modification, waiver or amendment agreed to thereby, promptly following the execution thereof.

THE CONTROLLING CLASS REPRESENTATIVE

         Election, Resignation and Removal. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to select a representative (the "Controlling Class Representative") having certain rights and powers described below or replace an existing Controlling Class Representative.

         Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class, (ii) the resignation or removal of the person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee will be required to promptly notify all the Holders (and, in the case of Certificates held in book-entry form, to the extent actually known to certain designated officers (each, a "Responsible Officer") of the Trustee, all the beneficial owners) of Certificates of the Controlling Class that they may select a Controlling Class Representative.

         Such notice will explain the process established by the Trustee in order to select a Controlling Class Representative. The process may include the designation of the Controlling Class Representative by any Holder of Certificates representing a majority interest in the Controlling Class by a writing delivered to the Trustee. No appointment of any person as a Controlling Class Representative will be effective until such person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to the Pooling Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         Controlling Class. As of any date of determination, the "Controlling Class" will be the most subordinate Class of Principal Balance Certificates then outstanding (the Class A-1A and Class A-1B Certificates being treated as a single Class for this purpose) that has a then-current aggregate Certificate Principal Balance that is not less than 25% of such Class' initial aggregate Certificate Principal Balance as of the Closing Date; provided that, if no Class of Principal

Balance Certificates has an aggregate Certificate Principal Balance that satisfies such requirement, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest aggregate Certificate Principal Balance then outstanding.

         Resignation and Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Certificates held in book-entry form, each beneficial owner) of Certificates of the Controlling Class. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

         Certain Rights and Powers of the Controlling Class Representative. No later than 30 days after a Servicing Transfer Event for a Specially Serviced Mortgage Loan, the Special Servicer must deliver to the Trustee, each Rating Agency, the Master Servicer and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report should include the following information to the extent reasonably determinable:

         (i)      a summary of the status of such Specially Serviced Mortgage
                  Loan;

         (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for such Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

         (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

         (iv) the Appraised Value of the related Mortgaged Property, together with the assumptions used in the calculation thereof;

         (v) a summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

         (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

         If within ten (10) business days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer will implement the recommended action as outlined in such Asset Status Report (provided that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents). If the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer must revise such Asset Status Report and deliver to the Trustee, the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer must continue to revise such Asset Status Report until the earliest of (a) the failure of the Controlling Class Representative to disapprove such revised Asset Status Report in writing within ten (10) business days of is receipt thereof; (b) a determination by the Special Servicer as set forth below or (c) the passage of 90 days from the date of preparation of the first Asset Status Report.

         The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and not rejected as described above. In addition, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) business day period during which the Controlling Class Representative may reject such report if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class

Representative. Furthermore, the Special Servicer may determine whether any affirmative disapproval of an Asset Status Report by the Controlling Class Representative is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination referred to in the prior sentence, the Special Servicer must notify the Trustee of such determination and deliver to the Trustee a proposed notice to Certificateholders which is to include a copy of the Asset Status Report. The Trustee must thereupon send such notice to all Certificateholders. If the Holders of Certificates representing a majority of the Voting Rights fail, within ten (10) business days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer will implement the same. If the Asset Status Report is rejected by the Holders of Certificates representing a majority of the Voting Rights within such ten (10) business day period, the Special Servicer must revise such Asset Status Report as described above. The Trustee will be entitled to reimbursement from the Trust for the reasonable expenses of providing such notices.

         The Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as described above, unless such action would be required in order to act in accordance with the Servicing Standard.

         The Controlling Class Representative may not direct the Special Servicer to act in any manner (and the Special Servicer is to ignore any such direction) that would--

         (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or

         (b) result in the imposition of a "prohibited transaction" or "contributions" tax under the REMIC Provisions on any REMIC Pool, or

         (c) expose the Master Servicer, the Special Servicer, the Depositor, any Mortgage Loan Seller, the Trust, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or

         (d) materially expand the scope of the Trustee's, the Special Servicer's or the Master Servicer's responsibilities under the Pooling Agreement.

         The Special Servicer must provide the Controlling Class Representative with all information regarding the Specially Serviced Mortgage Loans and REO Properties in the Special Servicer's possession or reasonably available to it, as requested by the Controlling Class Representative from time to time.

         Liability to Borrowers. In general, any and all expenses of the Controlling Class Representative are to be borne by the Holders (or, if applicable, the beneficial owners) of the Certificates of the Controlling Class, pro rata according to their respective percentage interests in such Class, and not by the Trust. However, if a claim is made against the Controlling Class Representative by a Borrower with respect to the Pooling Agreement or any particular Mortgage Loan, the Controlling Class Representative is required to immediately notify the Trustee, the Master Servicer and the Special Servicer. If
(a) the Special Servicer or the Trust are also named parties to the same action, and (b) in the sole judgment of the Special Servicer, (i) the Controlling Class Representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative, then the Special Servicer on behalf of the Trust will, subject to the discussion under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, assume the defense of any such claim against the Controlling Class Representative.

         Liability to the Trust and Certificateholders. The Controlling Class Representative may have special relationships and interests that conflict with those of the Holders of one or more Classes of Certificates. In addition, the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class. It may act solely in the interests of the Certificateholders of the Controlling Class and will have no liability to any other Certificateholders for having done so. No Certificateholder may take any action against the Controlling Class Representative for having acted solely in the interests of the Certificateholders of the Controlling Class.

REPLACEMENT OF THE SPECIAL SERVICER

         The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing more than 50% of the aggregate Certificate Principal Balance of the Controlling Class may terminate an existing Special Servicer and appoint a successor. Any such appointment of a successor special servicer will be subject to, among other things, receipt by the Trustee of--

                  (i) written confirmation from each Rating Agency that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the Certificates, and

                  (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling Agreement against the proposed Special Servicer.

         Subject to the foregoing, any Holder (or, in the case of Certificates held in book-entry form, any beneficial owner) of a Certificate or any affiliate thereof may be appointed as Special Servicer.

         If the termination of an existing Special Servicer is without cause, the reasonable "out-of-pocket" costs and expenses of any related transfer of servicing duties are to be paid by the successor Special Servicer or the Holders (or, if applicable, the beneficial owners) of Certificates of the Controlling Class that voted to remove the terminated Special Servicer, as such parties may agree. The terminated Special Servicer will be entitled to: payment out of the Certificate Account for all accrued and unpaid Special Servicing Fees; and reimbursement by the successor Special Servicer for any outstanding Servicing Advances made by the terminated Special Servicer, together with interest thereon. Upon such reimbursement, any such Advance will be treated as if it were made by the successor Special Servicer.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling Agreement grants to the Master Servicer, the Special Servicer and any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its reasonable, good faith judgment, that any defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances described below is in accordance with the Servicing Standard, the Special Servicer must give prompt written notice of such determination to the Trustee and the Master Servicer. The Trustee will then be required, within five (5) days after receipt of such notice, to provide a similar notice to all Holders of Certificates of the Controlling Class. Any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class may (at its or their option) purchase from the Trust, at a cash price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 30 days of their having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may at its option purchase such defaulted Mortgage Loan from the Trust at a cash price equal to the applicable Purchase Price. Each of the Master Servicer and the Special Servicer may designate an affiliate thereof to effect such purchase.

         Subject to the discussion under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" above, the Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the preceding paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Any such offer must be made in a commercially reasonable manner for a period of not less than ten (10) days. Subject to the discussion in the next paragraph, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for such Mortgage Loan.

         Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). Furthermore, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

         Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

         In connection with the sale of any defaulted Mortgage Loan, the Special Servicer may charge prospective bidders, and retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account.

         If a defaulted Mortgage Loan is neither sold as described above in this "--Sale of Defaulted Mortgage Loans" section nor modified as contemplated under "--Modifications, Waivers, Amendments and Consents" above, the Special Servicer is to proceed with respect thereto as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The Special Servicer will be required, at the expense of the Trust, to inspect or cause an inspection of the related Mortgaged Property as soon as practicable after any Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, beginning in 2000, the Master Servicer will be required, at its own expense, to inspect or cause an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so in that period as described in the preceding sentence. The Master Servicer and the Special Servicer will each be required to prepare a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property of which the Master Servicer or the Special Servicer, as applicable, is aware or (ii) any change in the property's condition, occupancy or value that the Master Servicer or the Special Servicer, as applicable, considers to be material.

         The Special Servicer, in the case of each Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, will each be required to use reasonable efforts to collect from the related Borrower and review the following items (to the extent that they are required to be delivered pursuant to the related loan documents): (i) the annual operating statements, budgets and rent rolls of the related Mortgaged Property and (ii) the financial statements of such Borrower. The Special Servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered by a Borrower will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery.

EVIDENCE AS TO COMPLIANCE

         On or before April 15 of each year, beginning April 15, 2000, each of the Master Servicer and the Special Servicer must--

        o at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, among others, to the effect that such firm has examined the servicing operations of the Master Servicer or Special Servicer, as the case may be, for the previous year and, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America ("USAP"), such firm confirms that the ---- Master Servicer or the Special Servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report (except that, in rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily rental mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers); and

         o deliver to the Trustee, among others, a statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of such officer or officers, the Master Servicer or Special Servicer, as applicable, has in all material respects fulfilled its obligations under the Pooling Agreement throughout the preceding calendar year (or the portion thereof during which the Certificates were outstanding).

         Copies of the foregoing annual accountants' statement and officer's certificate of each of the Master Servicer and the Special Servicer will be made available to Certificateholders (at their expense) upon written request to the Trustee. The Master Servicer and the Special Servicer will each deliver or cause the delivery of the foregoing annual accountants' statements and officers' certificates in lieu of the items described under "Description of the Pooling Agreements--Evidence of Compliance" in the Prospectus.

SALE OF MASTER SERVICING RIGHTS

         If the Master Servicer is terminated as a result of certain Events of Default, then subject to certain conditions, the Trustee will solicit bids for the Master Servicer's servicing rights under the Pooling Agreement and will deliver the net proceeds of any resulting sale to the Master Servicer. Any such attempted sale is to occur during the 45-day period following such termination, during which 45-day period the Trustee will act as successor Master Servicer. Generally, termination of the Master Servicer will not result in the termination of its sub-servicers unless such sub-servicers are in default under their respective sub-servicing agreements. With respect to Additional Servicing Fee Mortgage Loans, the termination of the applicable sub-servicer for cause will not entitle the Trust or any Certificateholder to any portion of the Additional Servicing Fee. The Additional Servicing Fees are not part of the Trust. See "Description of the Pooling Agreements--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

         The Certificates will be issued, on or about the Closing Date, pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. The Trust Fund will include:

         o        the Mortgage Loans;

         o any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution and exclusive of Additional Servicing Fees);

         o        the Mortgage Files for the Mortgage Loans;

         o        any REO Properties;

         o such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus) or the Interest Reserve Account; and

         o certain rights incidental to the representations and warranties made by GECA, Column, GSMC and Union Capital as described under "Description of the Mortgage
                  Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" in this Prospectus Supplement.

         The Certificates will include twenty (20) separate Classes, eight (8) of which are Classes of Offered Certificates and twelve (12) of which are Classes of Private Certificates. The tables below set forth the Class designation, the approximate initial aggregate Certificate Principal Balance or Certificate Notional Amount and the initial Pass-Through Rate for each Class of Certificates.

                            THE OFFERED CERTIFICATES

                                   INITIAL
                            AGGREGATE CERTIFICATE
                              PRINCIPAL BALANCE
                                OR CERTIFICATE              APPROX. % OF                 INITIAL
CLASS DESIGNATION             NOTIONAL AMOUNT(1)        INITIAL POOL BALANCE      PASS-THROUGH RATE(3)
-----------------             ------------------        --------------------      --------------------
Class S                       $1,550,429,606(2)                N/A                     0.4577%
Class A-1A                    $  241,610,000                  15.58%                   6.8800%
Class A-1B                    $  890,203,000                  57.42%                   7.3000%
Class A-2                     $   69,769,000                   4.50%                   7.4500%
Class A-3                     $   81,398,000                   5.25%                   7.6067%
Class A-4                     $   19,380,000                   1.25%                   7.6067%
Class B-1                     $   58,141,000                   3.75%                   7.6067%
Class B-2                     $   23,257,000                   1.50%                   7.6067%


---------------

(1) The actual initial aggregate Certificate Principal Balance or Certificate Notional Amount of any Class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

(2) Aggregate Certificate Notional Amount. The Class S Certificates will not have Certificate Principal Balances.

(3) The Pass-Through Rate for the Class A-1A Certificates will be fixed. The Pass-Through Rate for each other Class of Offered Certificates will be variable or otherwise subject to change and will be calculated pursuant to a formula described under "--Distributions--Calculation of Pass-Through Rates" below.

                            THE PRIVATE CERTIFICATES

                                    INITIAL
                             AGGREGATE CERTIFICATE             APPROX. % OF                 INITIAL
CLASS DESIGNATION             PRINCIPAL BALANCE(1)         INITIAL POOL BALANCE       PASS-THROUGH RATE(3)
-----------------             --------------------         --------------------       --------------------
Class B-3                        $ 38,761,000                  2.50%                      6.1000%
Class B-4                        $ 31,008,000                  2.00%                      6.1000%
Class B-5                        $ 15,505,000                  1.00%                      6.1100%
Class B-6                        $ 19,380,000                  1.25%                      6.1100%
Class B-7                        $ 15,504,000                  1.00%                      6.1100%
Class B-8                        $ 15,505,000                  1.00%                      6.1100%
Class C                          $ 31,008,606                  2.00%                      6.1100%
Class D-1                          N/A (2)                     N/A (2)                    N/A (2)
Class D-2                          N/A (2)                     N/A (2)                    N/A (2)
Class R-I                          N/A (2)                     N/A (2)                    N/A (2)
Class R-II                         N/A (2)                     N/A (2)                    N/A (2)
Class R-III                        N/A (2)                     N/A (2)                    N/A (2)


---------------

(1) The initial aggregate Certificate Principal Balance of any Class of Private Certificates may be as much as 5% larger or smaller than the aggregate principal balance shown above.

(2) The Class D-1, Class D-2, Class R-I, Class R-II and Class R-III Certificates do not have Certificate Principal Balances, Certificate Notional Amounts or Pass-Through Rates.

(3) The Pass-Through Rates for the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class C Certificates will, in the case of each such Class, be fixed.

         The "Certificate Principal Balance" of any Principal Balance Certificate will represent the aggregate distributions of principal to which the Holder of such Certificate is entitled over time out of payments (or Advances in lieu thereof) and other collections on the assets of the Trust. The aggregate Certificate Principal Balance of an entire Class of Principal Balance Certificates is referred to in this Prospectus Supplement as the "Class Principal Balance" of such Class. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to such Class of Certificates on such Distribution Date. On any particular Distribution Date, the Class Principal Balance of a Class of Principal Balance Certificates may also be permanently reduced, as and to the extent described under "--Allocations of Losses and Certain Other Shortfalls and Expenses" below, in connection with any Mortgage Pool Deficits.

         The Class S Certificates will not have Certificate Principal Balances or entitle the Holders thereof to receive distributions of principal. The "Certificate Notional Amount" of any Class S Certificate will represent the principal amount on which interest will accrue in respect of such Certificate from time to time. The aggregate Certificate Notional Amount of all the Class S Certificates is referred to in this Prospectus Supplement as the "Class Notional Amount" of such Class.

         The Class Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each such Class Principal Balance will constitute a separate component (a "Component") of the Class Notional Amount of the Class S Certificates (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates (e.g., the Class Principal Balance of the Class A-1A Certificates outstanding from time to time will constitute Component A-1A of the Class Notional Amount of the Class S Certificates)).

         For purposes of determining the Certificate Principal Balance or Certificate Notional Amount of any of your Certificates from time to time, you can multiply the original Certificate Principal Balance or Certificate Notional Amount of such Certificate as of the Closing Date, by the then applicable Certificate Factor for the relevant Class. The "Certificate Factor" for any Class of Offered Certificates, as of any date of determination, will be a fraction (expressed as a percentage), the numerator of which will be the outstanding Class Principal Balance or Class Notional Amount, as applicable, of such Class as of such date of determination, and the denominator of which will be the original Class Principal Balance or Class Notional Amount, as applicable, of such Class as of the Closing Date. Certificate Factors will be reported monthly in the Trustee Report.

         A Class of Offered Certificates will be considered to be outstanding until its Class Principal Balance or Class Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders of a retired Class of Principal Balance Certificates may thereafter be entitled to certain payments in reimbursement of any reductions made in the Class Principal Balance of such Class of Certificates, as described under "--Allocations of Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement, in connection with any Mortgage Pool Deficits.

         As described under "Federal Income Tax Consequences" in this Prospectus Supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this Prospectus Supplement as the "REMIC Residual Certificates". The Principal Balance Certificates and the Class S Certificates will evidence REMIC regular interests and are referred to in this Prospectus Supplement as the "REMIC Regular Certificates". The Class D-1 and Class D-2 Certificates (collectively, the "Class D Certificates") will evidence undivided interests in each of the Grantor Trusts.

         The Depositor is only offering the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this Prospectus Supplement contains information regarding the terms of the Private Certificates, the Depositor has provided such information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

REGISTRATION AND DENOMINATIONS

         General. The Offered Certificates will be issued in book-entry form in original denominations of:

         o in the case of the Class S Certificates, $10,000 initial Certificate Notional Amount and in any whole dollar denomination in excess thereof; and

         o in the case of the other Offered Certificates, $10,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof.

         Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC.

DELIVERY, FORM AND DENOMINATION

         The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. You will not be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing your interest in such Class, except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from beneficial owners of Offered Certificates through its participating organizations (together with Cedel and Euroclear participating organizations, the "Participants"), and all references in this Prospectus Supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to beneficial owners of Offered Certificates through its Participants in accordance with DTC procedures.

         You may hold your Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if you are a Participant of such system, or indirectly through organizations that are participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets it settlement requirements, deliver instruction to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Exhibit E hereto.

         The beneficial owners of Offered Certificates that are not Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Cedel and their respective participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for the DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Cedel, Euroclear or holders of Offered Certificates, as applicable.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the beneficial owners of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the beneficial owners of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism that Participants will receive payments on Offered Certificates and will be able to transfer their interest.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at that direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

SENIORITY

         The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

         o making distributions of interest and, if and when applicable, distributions of principal, and

         o allocating losses on the Mortgage Loans, as well as certain default-related and other unanticipated expenses of the Trust.

         Each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

                          EXPANDED SENIORITY CHART

Most Senior          Class A-1A, Class A-1B and Class S            Most Senior

                                 Class A-2

                                 Class A-3

                                 Class A-4

                                 Class B-1

                                 Class B-2

                                 Class B-3

                                 Class B-4

                                 Class B-5

                                 Class B-6

                                 Class B-7

                                 Class B-8

                                  Class C

Most Subordinate   Classes of REMIC Residual Certificates     Most Subordinate


         THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF OFFERED CERTIFICATES WILL BE THE ABOVE-REFERENCED SUBORDINATION OF THE OTHER CLASSES OF CERTIFICATES LISTED BELOW IT IN THE EXPANDED SENIORITY CHART, INCLUDING ALL OF THE PRIVATE CERTIFICATES (OTHER THAN THE CLASS D CERTIFICATES). THE REMIC RESIDUAL CERTIFICATES DO NOT HAVE ANY MATERIAL ECONOMIC VALUE AND DO NOT CONSTITUTE TRUE CREDIT SUPPORT.

         The Class D-1 Certificates will entitle the Holders thereof only to those amounts, if any, applied as Additional Interest in respect of the GECA Mortgage Loans that are ARD Loans, and the Class D-2 Certificates will entitle the Holders thereof only to those amounts, if any, applied to Additional Interest in respect of the Column Mortgage Loans that are ARD Loans. Accordingly, the Class D Certificates are not necessarily senior or subordinate to any other Class of Certificates (except to the extent that amounts received on any particular ARD Loan are applied first to pay amounts other than Additional Interest).

CERTAIN RELEVANT CHARACTERISTICS OF THE MORTGAGE LOANS

         The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this Prospectus Supplement, relevant to the following discussions in this "Description of the Offered Certificates" section:

         Mortgage Pass-Through Rate. The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

         o in the case of each 30/360 Mortgage Loan, an annual rate equal to (a) the Mortgage Rate for such Mortgage Loan as of the Cut-off Date, minus (b) 0.0512% per annum, and

        o in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is twelve (12) times the aggregate amount of interest accrued (or, in the event of prepayments or liquidations, that would have accrued) in respect of such Mortgage Loan during the calendar month immediately preceding the month in which such Distribution Date occurs at the Mortgage Rate (or, in the case of an Additional Servicing Fee Mortgage Loan, at the Mortgage Rate less the Additional Servicing Fee Rate) for such Mortgage Loan as of the Cut-off Date, and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, minus (b) 0.0512% per annum; provided that the numerator of the fraction described in clause (a) above will, when the accrual of interest occurs during the calendar months of December (except in a year preceding a leap year) and January, be decreased by the amount of any Interest Reserve Amount transferred from the Certificate Account to the Interest Reserve Account in respect of such Mortgage Loan in the following calendar month and will, when the accrual of interest occurs during the calendar month of February, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account to the Certificate Account in respect of such Mortgage Loan in the following calendar month. See "--Distributions--Interest Reserve Account" below.

         The Mortgage Pass-Through Rate for each Mortgage Loan will be unaffected by any change in the Mortgage Rate for such Mortgage Loan, including in connection with any bankruptcy or insolvency of the related Borrower or any modification of such Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

         Stated Principal Balance. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cutoff Date Balance (or, in the case of a Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received) and will permanently be reduced on each subsequent Distribution Date (to not less than zero) by--

         o that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to such Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

         o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period (see "--Allocation of Losses and Certain Other Shortfalls and Expenses" below).

         However, the Stated Principal Balance of a Mortgage Loan will, in all cases, be zero as of the Distribution Date following the Collection Period in which it is determined that all amounts ultimately collectible with respect to such Mortgage Loan or any related REO Property have been received.

DISTRIBUTIONS

         General. Subject to available funds, the Trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any REMIC Regular Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         In order to receive its distributions by wire transfer, a Certificateholder must provide the Trustee with written wiring instructions no less than five (5) business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

         Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through DTC and your DTC Participant. See "--Registration and Denominations" above.

         The Available Distribution Amount. The aggregate amount available to make distributions of interest (other than Additional Interest) and principal on the Certificates on each Distribution Date is referred to in this Prospectus Supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

         (1) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (a) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

                  (b) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates as described below in this Prospectus Supplement);

                  (c) amounts that are payable or reimbursable to any person other than the Certificateholders, including
                           (i) amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees (as defined below), Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges),
                           (ii) amounts payable in reimbursement of outstanding Advances, together with interest thereon, and (iii) amounts payable in respect of other expenses of the Trust;

                  (d) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts that are to be transferred with respect to the Actual/360 Mortgage Loans from the Certificate Account to the Interest Reserve Account during such month and held for future distribution; and

                  (e) amounts deposited in the Certificate Account in error;

         (2) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the Interest Reserve Amounts that are to be transferred with respect to the Actual/360 Mortgage Loans from the Interest Reserve Account to the Certificate Account during such month.

         See "--Interest Reserve Account" and "--Allocations of Losses and Certain Other Shortfalls and Expenses" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

         Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from those accounts constituting part of the Certificate Account that are maintained by it and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in such month was either received or advanced. The "Interest Reserve Amount" in respect of any such Mortgage Loan for either such month will, in general, equal one day's interest accrued at the related Mortgage Rate (or, in the case of an Additional Servicing Fee Mortgage Loan, at the related Mortgage Rate less the related Additional Servicing Fee Rate) on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from the Interest Reserve Account and deposit in those accounts constituting part of the Certificate Account maintained by it any and all Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans then on deposit in the Interest Reserve Account. All such Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

         Calculation of Interest. Each Class of REMIC Regular Certificates will bear interest, such interest to accrue during each Interest Accrual Period based upon--

         o        the Pass-Through Rate for such Class for the related
                  Distribution Date;

         o the Class Principal Balance or Class Notional Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date; and

         o the assumption that each year consists of twelve 30-day months.

         The total amount of interest accrued from time to time with respect to each Class of REMIC Regular Certificates is referred to in this Prospectus Supplement as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date.

         The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period that is actually distributable thereon is referred to in this Prospectus Supplement as the "Distributable Certificate Interest" for such Class. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of such Class for such Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to such Class as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below.

         Calculation of Pass-Through Rates. The Pass-Through Rates for the Class A-1A Certificates will be fixed at 6.8800%. The Pass-Through Rate for the Class A-1B Certificates for any Distribution Date will equal the lesser of 7.3000% per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rate for the Class A-2 Certificates for any Distribution Date will equal the lesser of 7.4500% per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rate for the Class

A-3 Certificates for the first Distribution Date will equal 7.6067% and for any Distribution Date thereafter will equal the lesser of 7.6400% per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rates for the Class A-4, Class B-1 and Class B-2 Certificates for any Distribution Date will, in the case of each such Class, equal the Weighted Average Mortgage Pass-Through Rate for such Distribution Date.

         The Pass-Through Rate applicable to the Class S Certificates for each Distribution Date will equal the weighted average of the then applicable Class S Strip Rates for the respective Components of the Class Notional Amount of the Class S Certificates (weighted on the basis of the relative sizes of such Components immediately prior to such Distribution Date). The "Class S Strip Rate" in respect of any Component of the Class Notional Amount of the Class S Certificates for any Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for such Distribution Date, over
(ii) the Pass-Through Rate then applicable to the Class of Principal Balance Certificates whose Class Principal Balance constitutes such Component. THE CLASS S STRIP RATES FOR COMPONENTS A-4, B-1 AND B-2 OF THE CLASS NOTIONAL AMOUNT OF THE CLASS S CERTIFICATES WILL AT ALL TIMES WITH RESPECT TO ALL SUCH COMPONENTS BE 0% PER ANNUM. In addition, at least initially, the Class S Strip Rate for Component A-3 of the Class Notional Amount of the Class S Certificates will also be 0% per annum.

         The Pass-Through Rates for the Class B-3 and Class B-4 Certificates will, in the case of each such Class, be fixed at 6.1000% per annum. The Pass-Through Rates for the Class B-5, Class B-6, Class B-7, Class B-8 and Class C Certificates will, in the case of each such Class, be fixed at 6.1100% per annum.

         The Class D Certificates and the REMIC Residual Certificates will not have Pass-Through Rates.

         The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of such Mortgage Loans' respective Stated Principal Balances immediately prior to such Distribution Date).

         Calculation of the Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal Balance Certificates for such Distribution Date. The Principal Distribution Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

                  (a) all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

                  (b) the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

                  (c) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

                  (d) all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (e) the principal portions of all P&I Advances made in respect of the Mortgage Loans for such Distribution Date.

         Priority of Payments.

         General. Distributions of interest and principal are to be made to the Holders of the various Classes of REMIC Regular Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the Class A-1A, Class A-1B and Class S Certificates (collectively, the "Senior Certificates") prior to making such distributions in respect of any other Class of REMIC Regular Certificates.

         Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period,

                  (2) to pay principal to the Holders of the Class A-1A and Class A-1B Certificates (allocable between such two Classes of Certificateholders as described below), up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of such Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date, and

                  (3) if applicable, to reimburse the Holders of the Class A-1A and Class A-1B Certificates, up to an amount equal to, and pro rata as between such two Classes of Certificateholders in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of each such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits.

         In general, all distributions of principal on the Class A-1A and Class A-1B Certificates on any Distribution Date will be distributable, first, to the Holders of the Class A-1A Certificates, until the Class Principal Balance of the Class A-1A Certificates is reduced to zero, and thereafter, to the Holders of the Class A-1B Certificates. However, if (1) the aggregate Certificate Principal Balance of the Class A-1A and Class A-1B Certificates outstanding immediately prior to any Distribution Date ever equals or exceeds (2) the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all required distributions of interest on the Senior Certificates have been made, then (assuming the Class A-1A Certificates still remain outstanding) all distributions of principal in respect of the Class A-1A and Class A-1B Certificates on such Distribution Date and on each Distribution Date thereafter will be made on a pro rata basis in accordance with the respective Class Principal Balances of such Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1A and Class A-1B Certificates on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below) will be made on the same pro rata basis.

         All Certificates, other than the Senior Certificates and the Class D Certificates, collectively constitute the "Subordinate Certificates". The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is referred to in this Prospectus Supplement as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

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         Distributions of Interest and Principal on the Subordinate
Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the Holders of the Class A-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (2) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (3) if applicable, to reimburse the Holders of the Class A-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (4) to pay interest to the Holders of the Class A-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (5) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (6) if applicable, to reimburse the Holders of the Class A-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (7) to pay interest to the Holders of the Class A-4 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (8) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (9) if applicable, to reimburse the Holders of the Class A-4 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (10) to pay interest to the Holders of the Class B-1 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

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                  (11) if the Class Principal Balances of all more senior
         Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (12) if applicable, to reimburse the Holders of the Class B-1 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (13) to pay interest to the Holders of the Class B-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (14) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (15) if applicable, to reimburse the Holders of the Class B-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (16) to pay interest to the Holders of the Class B-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (17) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (18) if applicable, to reimburse the Holders of the Class B-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (19) to pay interest to the Holders of the Class B-4 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (20) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (21) if applicable, to reimburse the Holders of the Class B-4 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (22) to pay interest to the Holders of the Class B-5 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (23) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (24) if applicable, to reimburse the Holders of the Class B-5 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (25) to pay interest to the Holders of the Class B-6 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (26) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (27) if applicable, to reimburse the Holders of the Class B-6 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (28) to pay interest to the Holders of the Class B-7 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (29) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-7 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (30) if applicable, to reimburse the Holders of the Class B-7 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (31) to pay interest to the Holders of the Class B-8 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (32) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-8 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

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                  (33) if applicable, to reimburse the Holders of the Class B-8
         Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (34) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (35) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (36) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with any Mortgage Pool Deficits;

                  (37) to pay to the Holders of the REMIC Residual Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26), (29), (32) and (35) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance of such Class of Certificates outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

         Distributions of Prepayment Premiums and Yield Maintenance Charges. If any Prepayment Premium is collected during any particular Collection Period in respect of any Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge, then such Prepayment Premium will be distributed as additional interest on the Distribution Date corresponding to such Collection Period to the Holders of the Class S Certificates.

         If any Yield Maintenance Charge is collected with respect to any Mortgage Loan during any particular Collection Period (including a Yield Maintenance Charge collected in respect of a Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge), then such Yield Maintenance Charge will be distributed as additional interest on the Distribution Date corresponding to such Collection Period as follows:

        o The Holders of each Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the product of (1) the amount of such Yield Maintenance Charge, multiplied by (2) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Principal Balance Certificates for such Distribution Date, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate, multiplied by (3) a fraction (not greater than one or less than zero), the numerator of which is equal to the aggregate distributions of principal payable to the Holders of such Class of Principal Balance Certificates on such Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

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

         o Any portion of such Yield Maintenance Charge that may remain after such distributions on the Principal Balance Certificates will be distributed to the Holders of the Class S Certificates.

         For purposes of the foregoing, the relevant "Discount Rate" will be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate). The "Treasury Rate" is:

        o         in the case of any GECA Mortgage Loan or Column Mortgage
                  Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating (i) in the case of any GECA Mortgage Loan, the weighted average life (calculated in accordance with the related loan documents) of the prepaid Mortgage Loan immediately prior to the prepayment, and (ii) in the case of any Column Mortgage Loan, the stated maturity (or, in the case of any Column Mortgage Loan that is an ARD Loan, the Anticipated Repayment Date) of the prepaid Mortgage Loan.

         o        in the case of any GSMC Mortgage Loan, the yield on the U.S.
                  Treasury security selected in the applicable Mortgage Note for any such Mortgage Loan as published in The Wall Street Journal.

         If Release H.15 or The Wall Street Journal is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

         Neither the Depositor nor either Underwriter makes any representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge or as to the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

         Distributions of Additional Interest. It is anticipated that the Class D-1 Certificates will be delivered to and retained by GECA or an affiliate thereof. The Class D-1 Certificates will entitle the Holders thereof to all amounts, if any, applied as Additional Interest on the GECA Mortgage Loans that are ARD Loans.

         It is anticipated that the Class D-2 Certificates will be delivered to and retained by Column or an affiliate thereof. The Class D-2 Certificates will entitle the Holders thereof to all amounts, if any, applied as Additional Interest on the Column Mortgage Loans that are ARD Loans.

         Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding until such REO Property is liquidated for purposes of determining--

         o         distributions on the Certificates,

         o reductions in the Class Principal Balances of the various Classes of Principal Balance Certificates in connection with any Mortgage Pool Deficits, and

         o         the amount of all fees payable under the Pooling Agreement.

                                      S-132
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The Mortgage Loan will be taken into account when determining the Weighted
Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from such REO Property (after application thereof to pay, or to reimburse the Master Servicer, the Special Servicer and/or the Trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan. As and to the extent described under "--P&I Advances" below, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

ALLOCATION OF LOSSES AND CERTAIN OTHER SHORTFALLS AND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Principal Balance of the Principal Balance Certificates, thereby resulting in a Mortgage Pool Deficit equal to the difference. If a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Class Principal Balances of the various Classes of Principal Balance Certificates are to be successively reduced in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until such Mortgage Pool Deficit is eliminated. The first Class Principal Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding. No such reduction will be made to the Class Principal Balance of any Class of Principal Balance Certificates until the Class Principal Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If it is necessary to make any such reductions in the Class Principal Balances of the Class A-1A and Class A-1B Certificates at a time when both such Classes are outstanding, such reductions will be made on a pro rata basis in accordance with relative sizes of such Class Principal Balances.

         The foregoing reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular Mortgage Pool Deficit. Any such reduction in the Class Principal Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class S Certificates.

         "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

         An "Additional Trust Fund Expense" is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

         o any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer;

         o any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not covered out of late payment charges and Default Interest actually collected on the related Mortgage Loans);

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         o        the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund;

         o certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" in this Prospectus Supplement and "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus; and

         o any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus).

         The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among the respective Classes of REMIC Regular Certificates, up to, and on a pro rata basis, in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

P&I ADVANCES

         The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Master Servicing Fees, Additional Servicing Fees and/or Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the respective Borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (also as defined below), then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make in respect of such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made in respect of a Required Appraisal Loan as to which there exists an Appraisal Reduction Amount, will equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

         If the Master Servicer fails to make a required P&I Advance and the Trustee is aware of such failure, then the Trustee will be obligated to make such Advance. See "--The Trustee" below.

         The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it (out of its own funds) from Related Proceeds. NEITHER THE MASTER SERVICER NOR THE TRUSTEE WILL BE OBLIGATED TO MAKE ANY P&I ADVANCE THAT, IN ITS REASONABLE, GOOD FAITH JUDGMENT, WOULD NOT ULTIMATELY BE RECOVERABLE OUT OF RELATED PROCEEDS (ANY P&I ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE P&I ADVANCE"). IF THE MASTER SERVICER OR THE TRUSTEE MAKES ANY P&I ADVANCE THAT IT SUBSEQUENTLY DETERMINES, IN ITS REASONABLE, GOOD FAITH JUDGMENT, IS A NONRECOVERABLE P&I ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH P&I ADVANCE (TOGETHER WITH INTEREST

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ACCRUED THEREON AS DESCRIBED BELOW) OUT OF GENERAL COLLECTIONS ON THE MORTGAGE
LOANS AND ANY REO PROPERTIES ON DEPOSIT IN THE CERTIFICATE ACCOUNT FROM TIME TO TIME. SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" AND "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" IN THE PROSPECTUS.

         The Master Servicer and the Trustee will each be entitled to receive interest on P&I Advances made thereby. Such interest will accrue on the amount of each P&I Advance, and compound monthly, for so long as such P&I Advance is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any P&I Advance will be payable--

         o first, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

         o then, if and to the extent that (i) if such P&I Advance has been or is being reimbursed and (ii) the Default Interest and late charges collected on the related Mortgage Loan while such Servicing Advance was outstanding were insufficient to cover such Advance Interest, out of any amounts then on deposit in the Certificate Account.

         Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

         An "Assumed P&I Payment" is an amount deemed due in respect of:

         o each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

         o each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due (but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date). The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Scheduled P&I Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment) due (or deemed due) on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

APPRAISAL REDUCTIONS

         Promptly following the occurrence of any of the following events (each, an "Appraisal Trigger Event") with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the Special Servicer must obtain (and deliver to the Trustee and Master Servicer a copy of) an appraisal of the related Mortgaged Property from an independent appraiser (or, in the case of a Mortgage Loan with a Stated Principal Balance of $1,000,000 or less, an internal valuation prepared by the Special Servicer) meeting certain specified qualifications (any such appraisal, a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior twelve months--

         o Such Mortgage Loan becomes a Modified Mortgage Loan (as defined below).

         o The related Borrower fails to make any Scheduled P&I Payment with respect to such Mortgage Loan and the failure continues for 60 days.

         o A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

         o The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

         o The Mortgaged Property securing such Mortgage Loan becomes an REO Property.

         As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is or was obtained and the first relevant Appraisal Trigger Event occurred) equal to the excess, if any, of "x" over "y" where--

         o         "x" is equal to the sum of:

                  (i) the Stated Principal Balance of such Required Appraisal Loan;

                  (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest (less related Servicing Fees and excluding Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) accrued on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date;

                  (iii) all accrued but unpaid Servicing Fees in respect of such Required Appraisal Loan;

                  (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest thereon; and

                  (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow payments or other reserves held by the Master Servicer or the Special Servicer to cover any such item); and

         o "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by any mortgage liens on such property that are prior to the lien of the Required Appraisal Loan).

         Appraisal Reduction Amounts are relevant to the determination of the amount of any P&I Advance required to be made in respect of the related Required Appraisal Loan. See "--P&I Advances" above.

         If, however, any Required Appraisal is not obtained within 60 days of an Appraisal Trigger Event (and no comparable appraisal had been obtained during the twelve (12) month period prior to such Appraisal Trigger Event), then until such Required Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan. After receipt of such Required Appraisal, the Appraisal Reduction Amount, if any, for such Required Appraisal Loan will be calculated as described above.

         For so long as any Mortgage Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each annual anniversary of such Mortgage Loan's becoming a Required Appraisal Loan, to order or conduct (and deliver to the Trustee and the Master Servicer a copy of) an update of the prior appraisal or internal valuation. Based upon such update, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. A Mortgage Loan will cease to be a Required Appraisal Loan if and when such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during the preceding twelve months.

         The cost of each Required Appraisal (and any update thereof) will be advanced by the Master Servicer and will be reimbursable thereto as a Servicing Advance.

         At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled, at its own expense, to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a Required Appraisal. In addition, at any such time that is not less than six (6) months following the initial establishment of such Appraisal Reduction Amount (and on one occasion at least six (6) months after the first occasion), the Holders of any then outstanding Class of Certificates that is subordinate to the Controlling Class will be entitled to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies the criteria for a Required Appraisal. Upon the written request of the Controlling Class Representative or such Holders, the Special Servicer will be required to recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal delivered by such party and notify the Trustee, the Master Servicer and the Controlling Class Representative of the recalculated Appraisal Reduction Amount.

         A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:

         (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Scheduled P&I Payments with respect to such Mortgage
                  Loan);

         (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

         (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

         Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and provide or make available electronically (or, upon request, by first class mail) on each Distribution Date to each Certificateholder a statement (the "Trustee Report") substantially in the form of, and containing the information set forth in, Exhibit B to this Prospectus Supplement, detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties.

         Book-Entry Certificates. Even if you hold your Certificates in book-entry form through DTC, you may obtain direct access to Trustee Reports as if you were a Certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the information contained in the Trustee Reports will be available to you only to the extent that it is made available through DTC and the DTC Participants or is available on the Trustee's Internet Web Site. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC

Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

         Information Available Electronically. The Trustee will make available each month, to any interested party, the Trustee Report (and, at its option, any additional files containing substantially similar information in an alternative format) via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats available to any Holder or beneficial owner of a Certificate held in book-entry form, via the Trustee's Internet Website. The Trustee's Internet Website will initially be located at "www.ctslink.com/cmbs". "CSSA" refers to the Commercial Real Estate Secondary Market and Securitization Association.

         The Trustee's electronic bulletin board may be accessed by calling
(301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call (301) 815-6600.

         The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information made available by the Trustee for which it is not the original source.

         In connection with providing access to the Trustee's electronic bulletin board and Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information made in accordance with the Pooling Agreement.

         Other Information. The Pooling Agreement will obligate the Trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Trustee by any such Holder or beneficial owner as a prospective transferee of an Offered Certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

         o        the Pooling Agreement and any amendments thereto;

         o all Trustee Reports delivered to Certificateholders since the Closing Date;

         o all officer's certificates delivered to the Trustee by the Master Servicer and/or the Special Servicer since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

         o all accountant's reports delivered to the Trustee in respect of the Master Servicer and/or the Special Servicer since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

         o the most recent inspection report in respect of each Mortgaged Property prepared by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement;

         o the most recent appraisal, if any, with respect to each Mortgaged Property obtained by the Master Servicer or the Special Servicer and delivered to the Trustee (see "--Appraisal Reductions" above);

         o the most recent quarterly and annual operating statement and rent roll for each Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement; and

         o the Mortgage Files, including all documents (e.g., modifications, waivers and amendments of the Mortgage Loans) that are to be added thereto from time to time.

Copies of any and all of the foregoing items will be available from the Trustee upon request. However, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing access to or copies of the items described above, the Trustee may require:

         o in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

         o in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Holder, beneficial owner or prospective transferee of any Certificate or interest therein will be required to keep confidential any information that has previously been filed with the SEC, and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

VOTING RIGHTS

         At all times during the term of the Pooling Agreement, 99% of the voting rights for the series offered by this Prospectus Supplement (the "Voting Rights") will be allocated among the respective Classes of Principal Balance Certificates in proportion to the Class Principal Balances thereof. 1% of such Voting Rights will be allocated to the Class S Certificates. Voting Rights allocated to a Class of Certificates will be allocated among such Certificates in proportion to the percentage interests in such Class evidenced thereby.

TERMINATION

         The obligations created by the Pooling Agreement will terminate following the earliest of

         (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and

         (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Holder or group of Holders of Certificates representing a majority interest in the Controlling Class (in that order of preference).

         Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or at such other location specified in such notice of termination.

         Any such purchase by the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price (the "Termination Price") equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the appraised value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer or the Special Servicer) the aggregate of all amounts payable or reimbursable to the purchaser under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The Termination Price (exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders) will constitute part of the Available Distribution Amount for the final Distribution Date. Any person or entity effecting such purchase will be responsible for reimbursing the parties to the Pooling Agreement (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase.

THE TRUSTEE

         Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank maintains an office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York City located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York City office. The telephone number is (212) 515-5240.

         The Trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of the foregoing, the combined capital and surplus of such corporation, bank, trust company or association will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Depositor, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Servicer and the Trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Fund. All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly (or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee).

         The Trustee will be entitled to a monthly fee (the "Trustee Fee") for its services, which fee will accrue (on a 30/360 Basis) at 0.0012% per annum on the Stated Principal Balance outstanding from time to time of each and every Mortgage Loan. The Trustee Fee is payable out of general collections on the Mortgage Loans and any REO Properties.

         For so long as the same entity acts as Trustee and REMIC Administrator, such entity will be entitled, in its capacity as REMIC Administrator, to the same limitations on liability and rights to reimbursement and indemnification as it has in its capacity as Trustee.

         See also "Description of the Pooling Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things,

         (i)      the Pass-Through Rate for such Certificate,

         (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate,

         (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and shortfalls result in the reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, and

         (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls result in the reduction of the Distributable Certificate Interest payable on such Certificate.

         Pass-Through Rates. The Pass-Through Rate applicable to the Class S Certificates will be variable and will equal the weighted average of the Class S Strip Rates at which interest accrues on the respective Components of the related Class Notional Amount from time to time. Each such strip rate (as well as the Pass-Through Rates for the Class S, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates) will, in turn, be calculated based on or be limited by the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yields on the Class S, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates will be sensitive in varying degrees to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class S Certificates will vary with changes in the relative sizes of the Class Principal Balances of the respective Classes of Principal Balance Certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this Prospectus Supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on the Class S Certificates will be extremely sensitive to, and the yield to maturity on other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Principal Balances or Certificate Notional Amounts of such Certificates. In turn, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans. Finally, the rate and timing of principal payments on or in respect of the Mortgage Loans will be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases or other removals of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this Prospectus Supplement. Furthermore, the ability of a Borrower under an ARD Loan to repay its Mortgage Loan on the related Anticipated Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. In addition, such Borrower may have little incentive to repay its Mortgage Loan on the related Anticipated Repayment Date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its Anticipated Repayment Date.

         The extent to which the yield to maturity on any Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed or otherwise result in a reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class S Certificates or if you purchase any other Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

         In general, assuming you purchased your Certificates at a discount or a premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Principal Balance or Certificate Notional Amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         If you are contemplating an investment in the Class S Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

         Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

         Even if they are available and distributable on your Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

         If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the Mortgage Loans do not result in a reduction of the aggregate distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

         Certain Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans:

         o        prevailing interest rates;

         o the terms of the Mortgage Loans (for example, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges, provisions requiring Lock-out Periods and amortization terms that require Balloon Payments);

         o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

         o the general supply and demand for commercial and multifamily rental space of the type available at the Mortgaged Properties in the areas in which the Mortgaged Properties are located;

         o        the quality of management of the Mortgaged Properties;

         o        the servicing of the Mortgage Loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.

         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

         The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

         A number of the Borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a Borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

         The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

         CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "constant prepayment rate" ("CPR") model, which represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

         Unpaid Distributable Certificate Interest. If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to Holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIVES OF CERTAIN CLASSES OF OFFERED CERTIFICATES

         Subject to the following discussion and the Maturity Assumptions specified below, the tables set forth on Exhibit C to this Prospectus Supplement indicate the respective weighted average lives of the Class A-1A, Class A- 1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates, and set forth the percentages of the respective initial Class Principal Balances of such Classes of Offered Certificates that would be outstanding after the Distribution Dates in each of the calendar months shown.

         For purposes in this Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (assuming no losses). For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this Prospectus Supplement, the weighted average life of a Principal Balance Certificate (such as a Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 or Class B-2 Certificate) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Assumed Settlement Date (as defined under "--The Maturity Assumptions" below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Principal Balance Certificate. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations with respect to the Mortgage Loans as described in this Prospectus Supplement. The weighted average life of any Principal Balance Certificate may also be affected to the extent that additional distributions in reduction of the Certificate Principal Balance of such Certificate occur as a result of the purchase of a Mortgage Loan from the Trust or the optional termination of the Trust as described under "Description of the Offered Certificates--Termination" in this Prospectus Supplement. Such a purchase from the Trust will have the same effect on distributions to the Certificateholders as if the related Mortgage Loan(s) had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are collectible in respect thereof.

         THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WILL DIFFER FROM THE MATURITY ASSUMPTIONS USED IN CALCULATING THE TABLES SET FORTH ON EXHIBIT C TO THIS PROSPECTUS SUPPLEMENT, WHICH ARE HYPOTHETICAL IN NATURE AND ARE PROVIDED ONLY TO GIVE A GENERAL SENSE OF HOW THE PRINCIPAL CASH FLOWS MIGHT BEHAVE UNDER THE ASSUMED PREPAYMENT AND LOSS SCENARIOS. ANY DIFFERENCE BETWEEN SUCH ASSUMPTIONS AND THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, OR ACTUAL PREPAYMENT OR LOSS EXPERIENCE, WILL AFFECT THE PERCENTAGES OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING OVER TIME AND THE WEIGHTED AVERAGE LIVES OF THE RESPECTIVE CLASSES OF PRINCIPAL BALANCE CERTIFICATES. YOU MUST MAKE YOUR OWN DECISIONS AS TO THE APPROPRIATE PREPAYMENT, LIQUIDATION AND LOSS ASSUMPTIONS TO BE USED IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATE.

THE MATURITY ASSUMPTIONS

         The tables set forth on Exhibits C and D to this Prospectus Supplement have been prepared on the basis of the following assumptions (the "Maturity Assumptions") regarding the characteristics of the Certificates and the Mortgage Loans and the performance thereof:

         o as of the date of issuance of the Certificates, the Mortgage Loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1 to this Prospectus Supplement;

         o each ARD Loan is paid in full on its Anticipated Repayment Date, no Mortgage Loan is prepaid or partially prepaid during its Lock-out Period, during any Prepayment Consideration Period during which a Yield Maintenance Charge is required or during any period that defeasance thereof may be required and, otherwise, each Mortgage Loan is assumed to prepay at the specified CPR;

         o no Mortgage Loan is repurchased or replaced as a result of a Material Breach of a representation or warranty, and none of the Master Servicer, the Special Servicer or any single Holder or group of Holders of Certificates evidencing a majority interest in the Controlling Class exercises its option to purchase the Mortgage Loans and thereby cause a termination of the Trust;

         o there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the maturity date of any Mortgage Loan;

         o payments on the Certificates will be made on the 10th day of each month, commencing in July 1999;

         o        payments on the Mortgage Loans earn no reinvestment return;

         o there are no additional ongoing Trust expenses payable out of the Trust Fund other than the Master Servicing Fee, the Additional Servicing Fee and the Trustee Fee, and there are no Additional Trust Fund Expenses;

         o the respective Classes of REMIC Regular Certificates will, in each such case, be issued with the initial Class Principal Balance or Class Notional Amount set forth in this Prospectus Supplement;

         o the Pass-Through Rates for the respective Classes of REMIC Regular Certificates will be as set forth or described in this Prospectus Supplement; and

         o the Certificates will be settled with investors on June 29, 1999 (the "Assumed Settlement Date").

YIELD SENSITIVITY OF THE CLASS S CERTIFICATES

         The yield to investors on the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. If you are contemplating an investment in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your the failure to recoup fully your initial investment.

         The tables set forth on Exhibit D to this Prospectus Supplement show pre-tax corporate bond equivalent ("CBE") yields for the Class S Certificates based on the Maturity Assumptions and assuming the specified purchase prices and the indicated prepayment scenarios. Assumed purchase prices are expressed in 32nds (e.g., 3-12 means 3 12/32%) as a percentage of the initial Class Notional Amount of the Class S Certificates and are exclusive of accrued interest.

         The yields set forth in the tables on Exhibit D to this Prospectus Supplement were calculated by--

         o determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of each assumed stream of cash flows to equal (i) the assumed aggregate purchase prices of such Class of Certificates, plus
                  (ii) accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including the Cut-off Date to but excluding the Assumed Settlement Date, and

         o converting such monthly rates to corporate bond equivalent rates.

Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and consequently do not purport to reflect the return on any investment on such Class of Certificates when such reinvestment rates are considered.

         THERE CAN BE NO ASSURANCE THAT--

         o THE MORTGAGE LOANS WILL PREPAY IN ACCORDANCE WITH THE ASSUMPTIONS USED IN PREPARING THE TABLES ON EXHIBIT D TO THIS PROSPECTUS SUPPLEMENT,

         o THE MORTGAGE LOANS WILL PREPAY AS ASSUMED AT ANY OF THE RATES SHOWN IN SUCH TABLES,

         o        THE MORTGAGE LOANS WILL NOT EXPERIENCE LOSSES,

         O MORTGAGE LOANS WILL NOT BE LIQUIDATED DURING ANY APPLICABLE LOCK-OUT PERIOD OR DURING ANY OTHER PERIOD THAT PREPAYMENTS ARE ASSUMED NOT TO OCCUR,

         o THE ARD LOANS WILL BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES,

         o THE CASH FLOWS ON THE CLASS S CERTIFICATES WILL CORRESPOND TO THE CASH FLOWS SHOWN IN THIS PROSPECTUS SUPPLEMENT, OR

         o THE AGGREGATE PURCHASE PRICE OF THE CLASS S CERTIFICATES WILL BE AS ASSUMED.

IT IS UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AS ASSUMED AT ANY OF THE SPECIFIED PERCENTAGES OF CPR UNTIL MATURITY OR THAT ALL OF THE MORTGAGE LOANS WILL SO PREPAY AT THE SAME RATE. ACTUAL YIELDS TO MATURITY FOR INVESTORS IN THE CLASS S CERTIFICATES MAY BE MATERIALLY DIFFERENT THAN THOSE INDICATED ON EXHIBIT D TO THIS PROSPECTUS SUPPLEMENT AND, UNDER CERTAIN CIRCUMSTANCES, COULD BE NEGATIVE. TIMING OF CHANGES IN RATE OF PREPAYMENTS AND

OTHER LIQUIDATIONS MAY SIGNIFICANTLY AFFECT THE ACTUAL YIELD TO MATURITY TO INVESTORS, EVEN IF THE AVERAGE RATE OF PRINCIPAL PREPAYMENTS AND OTHER LIQUIDATIONS IS CONSISTENT WITH THE EXPECTATIONS OF INVESTORS. YOU MUST MAKE YOUR OWN DECISIONS AS TO THE APPROPRIATE PREPAYMENT, LIQUIDATION AND LOSS ASSUMPTIONS TO BE USED IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES.

                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement (and subject to certain other assumptions set forth in such opinion), REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. The assets of REMIC I will (except as described in the next sentence) include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders, the Certificate Account and the Interest Reserve Account, but will exclude any collections of Additional Interest on the ARD Loans and will also exclude Additional Servicing Fees. Each of certain individual Mortgage Loans may constitute the sole asset of a Loan REMIC and the "regular interest" in each Loan REMIC (instead of the related Mortgage Loan) will be an asset of REMIC I. For federal income tax purposes,

         o the sole class of "residual interests" in each Loan REMIC will remain uncertificated,

         o the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II,

         o the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I,

         o the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III,

         o the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II,

         o the REMIC Regular Certificates will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III,

         o the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III, and

         o the Class D Certificates will represent beneficial interests in the portion of the Trust Fund consisting of any amounts applied as Additional Interest on the ARD Loans, and such portion will be divided into two parts, each of which will be treated as a grantor trust for federal income tax purposes.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that the Class S and Class B-2 Certificates will be treated as having been issued with original issue discount, the Class B-1 Certificates will be treated as having been issued with a de minimis amount of original issue discount, and the other Classes of Offered Certificates will be treated as not having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption (the "Prepayment Assumption") that subsequent to the date of any determination the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, no Mortgage Loan will otherwise be prepaid prior to maturity and there will be no extension of maturity for any Mortgage Loan. However, no representation is made as to the actual rate at which the Mortgage Loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult with your own tax advisor concerning the tax treatment of your Certificates.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any Holder of Certificates, a possibility of particular relevance to a Holder of Class S Certificates, the amount of original issue discount allocable to such period would be zero and such Holder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a Holder of a Class S Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Holder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class S Certificates (which Certificates evidence the ownership of multiple regular interests) will be based on such aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class S Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class S Certificates.

         Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. If you acquire an interest in any such Class of Certificates, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed on the Offered Certificates as and to the extent described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the Holders of a Class of Certificates entitled thereto only after the Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. If such projected Prepayment

Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and you should consider consulting your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

CONSTRUCTIVE SALES OF CLASS S CERTIFICATES

         The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only Class S Certificates, which do not have Certificate Principal Balances, could be subject to this provision and only if a Holder of a Class S Certificate engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code, and consequently the Offered Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Offered Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

         The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent that an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code, and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the Prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

         In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in accordance with the Servicing Standard. After the Special Servicer reviews the operation of such REO Property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such REO Property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such REO Property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), and to the extent that income the Trust receives from an REO Property is subject to a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any Hospitality Property or any Mortgaged Property operated as a healthcare related facility that becomes an REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. The Special Servicer and the REMIC Administrator will each be entitled, at the expense of the Trust, to consult with attorneys and tax accountants in respect of the foregoing.

         To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any REMIC Pool will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

         o        such person has sufficient assets to do so, and

         o such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement.

Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.

TAXATION OF FOREIGN CERTIFICATEHOLDERS

         For a discussion of the tax consequences of the ownership of the Offered Certificates by any person who is not a "United States Person" (as defined in the Prospectus), see "Federal Income Tax Consequences" and "--REMICs--Foreign Investors in REMIC Certificates" in the Prospectus.

         In addition, on October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described under "Federal Income Tax Consequences" in the Prospectus. As promulgated, the New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. However, on April 30, 1999, the IRS issued Notice 99-25 in which it announced that it intended that the effective date of the New Regulations be extended to apply to payments made after December 31, 2000 and to eliminate some of the transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Investors who are not "United States Persons" should consult their own tax advisors regarding the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

         A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

         The U.S. Department of Labor has issued an individual prohibited transaction exemption (a "PTE") to DLJSC (PTE 90-83) and a PTE to Goldman Sachs (PTE 89-88). Subject to the satisfaction of certain conditions set forth therein, PTE 90-83 and PTE 89-88 (referred to in this Prospectus Supplement as the "Exemptions") generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

         (a)      DLJSC,

         (b)      Goldman Sachs,

         (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJSC or Goldman Sachs, and

         (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Senior Certificates.

         Each Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

         o first, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

         o third, at the time of its acquisition by the Plan, such Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Duff & Phelps Credit Rating Co. ("DCR") or Standard & Poor's Ratings Service, a Division of the McGraw-Hill Companies, Inc. ("S&P");

         o fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of the Exemption-Favored Parties, the Depositor, the Master Servicer, the Special Servicer, any sub-servicers, the Mortgage Loan Sellers, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

         o fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. In addition, the initial Trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Closing Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A PLAN'S AUTHORIZING FIDUCIARY WILL BE DEEMED TO MAKE A REPRESENTATION REGARDING SATISFACTION OF THE SIXTH GENERAL CONDITION SET FORTH ABOVE IN CONNECTION WITH THE PURCHASE OF A SENIOR CERTIFICATE.

         Each Exemption also requires that the Trust meet the following requirements:

         o the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of a Senior Certificate; and

         o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate.

The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date in this Prospectus Supplement.

         If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with--

         o the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption-Favored Party when the Depositor, a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or Mortgagor is a Party in Interest (as defined in the Prospectus) with respect to the investing Plan,

         o the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan, and

         o        the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this Prospectus Supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

         Moreover, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with--

         (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a Borrower with respect to 5% or less of the fair market value of the Mortgage Loans or
                  (b) an affiliate of such a person,

         (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan, and

         (3)      the holding of Senior Certificates by a Plan.

         Further, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund.

         Lastly, if the general conditions of the Exemptions are satisfied, the Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should confirm that:

         o the Senior Certificates constitute "certificates" for purposes of the Exemptions, and

         o the general and other conditions set forth in the Exemptions and the other requirements set forth in the Exemptions would be satisfied at the time of such purchase.

         In addition to determining the availability of the exemptive relief provided in the Exemptions, a Plan fiduciary considering an investment in Senior Certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

         THE CHARACTERISTICS OF THE CLASS A-2, CLASS A-3, CLASS A-4, CLASS B-1 AND CLASS B-2 CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, THE CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN OR WITH PLAN ASSETS, EXCEPT IN THE CASE OF AN INSURANCE COMPANY USING FUNDS IN ITS GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTCE 95-60 (DISCUSSED BELOW).

         Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates) that do not meet the requirements of the Exemptions solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR or S&P. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class A-2, Class A-3, Class A-4, Class B-1 or Class B-2 Certificates, an insurance company general account seeking to rely on
Section III of PTCE 95-60 should confirm that all applicable conditions and other requirements have been satisfied.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the Depositor or either Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

         THE OFFERED CERTIFICATES WILL NOT BE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

         Neither the Depositor nor either Underwriter makes any representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

         All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities (to the extent adopted by their respective regulatory authorities), setting forth general guidelines which depository institutions must follow in managing risks applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying"; and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

         See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting Agreement dated June 11, 1999 (the "Underwriting Agreement"), between the Depositor and the Underwriters, each Underwriter has agreed to purchase from the Depositor and the Depositor has agreed to sell to such Underwriter its allocable share (as specified below) of each Class of the Offered Certificates. It is expected that delivery of the Offered Certificates will be made to the Underwriters in book-entry form through the Same Day Funds Settlement System of DTC on or about June 22, 1999, against payment therefor in immediately available funds.


UNDERWRITER                        CLASS S  CLASS A-1A  CLASS A-1B   CLASS A-2 CLASS A-3  CLASS A-4  CLASS B-1  CLASS B-2
-----------                        -------  ----------  ----------   --------- ---------  ---------  ---------  ---------
Donaldson, Lufkin & Jenrette
  Securities Corporation              50%        50%          50%        50%        50%        50%        50%        50%
Goldman, Sachs & Co.                  50%        50%          50%        50%        50%        50%        50%        50%
                                   ------     ------       ------      -----     ------     ------     ------     ------

         Total...................    100%       100%         100%       100%       100%       100%       100%       100%
                                     ====       ====         ====       ====       ====       ====       ====       ====

         The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 104.87% of the aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates from the Cut-off Date. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Underwriting Agreement provides that the Depositor will indemnify each Underwriter, and that under limited circumstances, each Underwriter will indemnify the Depositor against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

         The Depositor has also been advised by the Underwriters that they presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Certificates--Risks Associated With Liquidity and Market Value" in this Prospectus Supplement and "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

         The Underwriters also may impose a penalty bid. This occurs when a particular broker-dealer repays to an Underwriter a portion of the underwriting discount received by it because the representatives have repurchased Offered Certificates sold by or for the account of such Underwriter in stabilizing or short covering transactions.

         These activities by either Underwriter may stabilize, maintain or otherwise affect the market price of the Offered Certificates. As a result, the price of the Offered Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

         DLJSC is an affiliate of the Depositor and Column, a Mortgage Loan Seller. Goldman Sachs is an affiliate of GSMC, a Mortgage Loan Seller.

         This Prospectus Supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom this Prospectus Supplement may otherwise lawfully be issued or passed on.

         The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991 (as amended).

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for each of the Depositor and DLJSC as Underwriter by Sidley & Austin, New York, New York and for Goldman Sachs as Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Certificates that the respective Classes of Offered Certificates receive the following credit ratings from Moody's and Fitch:

CLASS                            MOODY'S                   FITCH
-----                            -------                   -----
Class S                            Aaa                      AAA
Class A-1A                         Aaa                      AAA
Class A-1B                         Aaa                      AAA
Class A-2                          Aa2                       AA
Class A-3                           A2                       A
Class A-4                           A3                       A-
Class B-1                          Baa2                     BBB
Class B-2                          Baa3                     BBB-

         The ratings on the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class S Certificates, the ultimate receipt by the Holders thereof of all payments of principal to which they are entitled on or before the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and/or principal required under the Offered Certificates.

         The ratings on the respective Classes of Offered Certificates do not represent any assessment of--

         o The tax attributes of the Offered Certificates or of the Trust.

         o Whether or to what extent prepayments of principal may be received on the Mortgage Loans.

         o The likelihood or frequency of prepayments of principal on the Mortgage Loans.

         o The degree to which the amount or frequency of such prepayments might differ from those originally anticipated.

         o Whether or to what extent the interest distributable on any Class of Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls.

         o Whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Default Interest and/or Additional Interest will be received.

         Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class S Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.

         In general, the ratings address credit risk and not prepayment risk. As described in this Prospectus Supplement, the amounts payable with respect to the Class S Certificates consist only of interest (and, to the extent described in this Prospectus Supplement, may consist of a portion of the Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans). Even if the entire pool were to prepay in the initial month, with the result that the Class S Certificateholders receive only a single month's Distributable Certificate Interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid. Such result would be consistent with the respective ratings received on the Class S Certificates. The Class Notional Amount of the Class S Certificates is subject to reduction in connection with each reduction in the Class Principal Balance of a Class of Principal Balance Certificates, whether as a result of payments of principal or in connection with any Mortgage Pool Deficits. The ratings of the Class S Certificates do not address the timing or magnitude of reduction of the Class Notional Amount of such Certificates, but only the obligation to pay interest timely on such Class Notional Amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

         The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

30/360 Basis............................................................S-64
30/360 Mortgage Loans...................................................S-64
Accelerated Amortization Payments.......................................S-65
Accrued Certificate Interest...........................................S-125
ACMs....................................................................S-53
Actual/360 Basis........................................................S-64
Actual/360 Mortgage Loans...............................................S-64
ADA.....................................................................S-59
Additional Interest.....................................................S-65
Additional Interest Rate................................................S-65
Additional Servicing Fee...............................................S-104
Additional Servicing Fee Mortgage Loans................................S-104
Additional Servicing Fee Rate..........................................S-105
Additional Trust Fund Expense..........................................S-133
Advances................................................................S-22
Alliance Borrower.......................................................S-92
Alliance Loans..........................................................S-92
Alliance Mortgages......................................................S-92
Alliance Properties.....................................................S-92
Alliance Property Manager...............................................S-92
Annual Debt Service.....................................................S-74
Anticipated Repayment Date..............................................S-35
Appraisal Reduction Amount.............................................S-136
Appraisal Trigger Event................................................S-135
Appraisals..............................................................S-81
Appraised Value.........................................................S-74
Approved Investors......................................................S-88
Archon Financial.........................................................S-9
ARD.....................................................................S-35
ARD Loan................................................................S-64
ARD Loans...............................................................S-35
Asset Status Report....................................................S-112
Assumed Final Distribution Date.........................................S-10
Assumed P&I Payment....................................................S-135
Assumed Settlement Date................................................S-145
Available Distribution Amount..........................................S-124
Balloon Loan............................................................S-64
Balloon Payment.........................................................S-35
Banc One...............................................................S-104
Base Estimated Annual Revenues..........................................S-71
Borrower................................................................S-23
CBE....................................................................S-146
Cedel...................................................................S-13
Central Accounts........................................................S-84
Central Park.............................................................S-9
CERCLA..................................................................S-54
Certificate Factor.....................................................S-119
Certificate Notional Amount............................................S-118
Certificate Principal Balance..........................................S-118
Certificateholders.......................................................S-7
Certificates.............................................................S-7
Class....................................................................S-7
Class D Certificates...................................................S-119
Class Notional Amount..................................................S-118
Class Principal Balance................................................S-118
Class S Strip Rate.....................................................S-126
Closing Date.............................................................S-9
Code....................................................................S-14
Collection Period.......................................................S-10
Column...................................................................S-8
Column Mortgage Loans....................................................S-8
Commercial Properties...................................................S-71
Compensating Interest Payment..........................................S-106
Component..............................................................S-118
Contractual Recurring LC&TI Reserve.....................................S-85
Contractual Recurring Replacement Reserve...............................S-85
Controlling Class.................................................S-8, S-111
Controlling Class Representative.......................................S-111
Corrected Mortgage Loan................................................S-103
Cost Approach...........................................................S-82
CPR....................................................................S-144
CSSA...................................................................S-138
Custodian...............................................................S-97
Cut-off Date.............................................................S-9
Cut-off Date Balance....................................................S-60
Cut-off Date Loan-to-Value Ratio........................................S-75
Cut-off Date LTV Ratio..................................................S-75
DCR....................................................................S-151
Default Interest.......................................................S-105
Defeasance Collateral...................................................S-69
Defeasance Loan.........................................................S-69
Defeasance Loans........................................................S-36
Definitive Certificate.................................................S-119
Depositaries...........................................................S-120
Depositor................................................................S-7
Determination Date......................................................S-10
Discount Rate..........................................................S-132
Distributable Certificate Interest.....................................S-125
Distribution Date........................................................S-9
DLJSC....................................................................S-1
DTC.....................................................................S-13
Due Date................................................................S-35
Engineering Reserves....................................................S-85
ERISA..................................................................S-151
Estimated Annual Operating Expenses.....................................S-72
Estimated Annual Revenues...............................................S-71
Euroclear...............................................................S-13
Excess Defeasance Payment...............................................S-57

Excluded Plan..........................................................S-153
Exemption Favored Parties..............................................S-151
Exemptions.............................................................S-151
Expense Modifications...................................................S-72
Expenses................................................................S-77
FF&E....................................................................S-73
Fifteen Southeast Realty Borrower.......................................S-88
Fifteen Southeast Realty Loans..........................................S-88
Fifteen Southeast Realty Mortgages......................................S-88
Fifteen Southeast Realty Properties.....................................S-88
Fifteen Southeast Realty Property Manager...............................S-89
FIRREA..................................................................S-82
Fitch....................................................................S-2
FMAC.....................................................................S-9
Form 8-K.................................................................S-7
FSA....................................................................S-156
Fully Amortizing Loan...................................................S-65
Fully Amortizing Loans..................................................S-35
GAAP....................................................................S-74
GECA.....................................................................S-8
GECA Mortgage Loans......................................................S-8
GECC...............................................................S-8, S-95
GECLS..................................................................S-104
Goldman Sachs............................................................S-1
Grantor Trusts..........................................................S-14
GSMC.....................................................................S-8
GSMC Mortgage Loans......................................................S-8
HAP Contract............................................................S-47
Hard Lockbox Account....................................................S-84
HDI.....................................................................S-94
Herald Center Borrower..................................................S-90
Herald Center Loan......................................................S-90
Herald Center Mortgage..................................................S-90
Herald Center Property..................................................S-90
Herald Center Property Manager..........................................S-91
Hidden Oaks Mortgage Loan...............................................S-93
Hidden Oaks Property....................................................S-93
Historical Annual Operating Expenses....................................S-72
Holders..................................................................S-7
Hospitality Properties..................................................S-71
HUD.....................................................................S-47
Income Approach.........................................................S-82
Indirect Participants..................................................S-120
Interest Accrual Period.................................................S-10
Interest Reserve Account...............................................S-125
Interest Reserve Amount................................................S-125
IRS....................................................................S-148
LC & TI.................................................................S-75
Leasable Square Footage.................................................S-75
Liquidation Fee........................................................S-107
Liquidation Fee Rate...................................................S-107
Loan Group Cut-off Date Balances........................................S-29
Loan REMIC..............................................................S-14
Lock-out Period.........................................................S-66
Lockbox Account.........................................................S-65
LUSTs...................................................................S-54
Major Tenant............................................................S-75
Manufactured Housing Properties.........................................S-71
Master Servicer..........................................................S-7
Master Servicing Fee...................................................S-104
Master Servicing Fee Rate..............................................S-104
Material Breach.........................................................S-99
Maturity Assumptions...................................................S-145
Maturity/ARD Balance....................................................S-77
Maturity/ARD Loan-to-Value Ratio........................................S-77
Maturity/ARD LTV........................................................S-77
Modified Mortgage Loan.................................................S-137
Moody's..................................................................S-2
Mortgage................................................................S-61
Mortgage File...........................................................S-97
Mortgage Loan Sellers....................................................S-8
Mortgage Loans...........................................................S-7
Mortgage Note...........................................................S-61
Mortgage Pass-Through Rate.............................................S-123
Mortgage Pool............................................................S-7
Mortgage Pool Deficit...................................................S-22
Mortgage Rate...........................................................S-34
Mortgaged Property......................................................S-23
Most Recent DSCR........................................................S-76
Most Recent Expenses....................................................S-76
Most Recent NOI.........................................................S-76
Most Recent Operating Statement Date....................................S-76
Most Recent Revenues....................................................S-76
Multifamily Rental Properties...........................................S-46
Net Aggregate Prepayment
  Interest Shortfall...................................................S-106
New Regulations........................................................S-150
NOI.....................................................................S-76
Non-REMIC Trust Assets..................................................S-14
Nonrecoverable P&I Advance.............................................S-134
Nonrecoverable Servicing Advance.......................................S-108
Norwest Bank...........................................................S-140
O&M Plan................................................................S-79
Oakwood Plaza Borrower..................................................S-86
Oakwood Plaza Loan......................................................S-86
Oakwood Plaza Mortgage..................................................S-86
Oakwood Plaza Property..................................................S-86
Occupancy Rate at U/W...................................................S-75
Occupancy Rate at Underwriting..........................................S-75
Offered Certificates....................................................S-11
Office Properties.......................................................S-47
OID Regulations........................................................S-148
Open Period.............................................................S-66
Originators..............................................................S-9

P&I Advance.............................................................S-22
Participants...........................................................S-119
Pass-Through Rate.......................................................S-11
Performing Mortgage Loans..............................................S-102
Permitted Investments..................................................S-105
Plan...................................................................S-151
Plan Assets............................................................S-151
Pooling Agreement........................................................S-7
Portfolio Loan..........................................................S-23
Prepayment Assumption..................................................S-148
Prepayment Consideration................................................S-56
Prepayment Consideration Period.........................................S-66
Prepayment Interest Excess.............................................S-105
Prepayment Interest Shortfall..........................................S-106
Prepayment Premium......................................................S-56
Principal Balance Certificates..........................................S-20
Principal Distribution Amount..........................................S-126
Private Certificates....................................................S-11
Prospectus...............................................................S-2
Prospectus Supplement....................................................S-2
PTCE....................................................................S-40
PTCE 95-60.............................................................S-154
PTE....................................................................S-151
Purchase Price..........................................................S-99
Rated Final Distribution Date...........................................S-10
Rating Agencies..........................................................S-2
Realized Losses........................................................S-133
Record Date..............................................................S-9
REIT....................................................................S-39
Related Proceeds.......................................................S-108
REMIC...................................................................S-14
REMIC Administrator......................................................S-8
REMIC I.................................................................S-14
REMIC II................................................................S-14
REMIC III...............................................................S-14
REMIC Pool..............................................................S-14
REMIC Regular Certificates.............................................S-119
REMIC Residual Certificates............................................S-119
REO Property...........................................................S-102
REO Tax................................................................S-149
Replacement Mortgage Loan..............................................S-100
Required Appraisal.....................................................S-135
Required Appraisal Loan................................................S-135
Responsible Officer....................................................S-111
Restricted Group.......................................................S-151
Retail Properties.......................................................S-44
Revenue Modifications...................................................S-71
Revenues................................................................S-76
Revised Rate............................................................S-65
Rooms...................................................................S-75
Rules..................................................................S-121
S.F.....................................................................S-75
S&P....................................................................S-151
Sales Comparison Approach...............................................S-81
Scheduled P&I Payments..................................................S-35
SEC......................................................................S-3
Section 8...............................................................S-47
Securities Act...........................................................S-3
Senior Certificates....................................................S-127
Servicing Advance.......................................................S-22
Servicing Fees.........................................................S-106
Servicing Standard.....................................................S-101
Servicing Transfer Event...............................................S-102
Similar Law............................................................S-154
Single-Tenant Mortgage Loan.............................................S-42
Single-Tenant Mortgaged Property........................................S-42
Soft Lockbox Account....................................................S-84
Special Servicer.........................................................S-8
Special Servicing Fee..................................................S-106
Specially Serviced Assets..............................................S-102
Specially Serviced Mortgage Loan.......................................S-102
Sq. Ft..................................................................S-75
Standstill Agreement....................................................S-51
Stated Principal Balance...............................................S-123
Stone Fort Borrower.....................................................S-93
Stone Fort Loans........................................................S-93
Stone Fort Mortgages....................................................S-93
Stone Fort Properties...................................................S-93
Stone Fort Property Manager.............................................S-94
Subordinate Available Distribution Amount..............................S-127
Subordinate Certificates...............................................S-127
Subordination Agreement.................................................S-51
Substitution Shortfall Amount..........................................S-100
Swerdlow Operating Partnership..........................................S-86
Swerdlow REIT...........................................................S-86
Tax and Insurance Escrows...............................................S-84
Termination Price......................................................S-140
Treasury Rate..........................................................S-132
Trust....................................................................S-7
Trust Fund...............................................................S-7
Trustee..................................................................S-8
Trustee Fee............................................................S-140
Trustee Report.........................................................S-137
U/W DSCR................................................................S-74
U/W Leasing Commissions and
  Tenant Improvements...................................................S-73
U/W NCF.................................................................S-71
U/W NOI.................................................................S-74
U/W Recurring Replacement Reserves......................................S-72
Underwriters.............................................................S-1
Underwriting Agreement.................................................S-155
Underwritten Debt Service Coverage Ratio................................S-74
Underwritten DSCR.......................................................S-74
Underwritten NCF........................................................S-71

Underwritten Net Cash Flow..............................................S-71
Underwritten Net Operating Income.......................................S-74
Underwritten NOI........................................................S-74
Union Capital............................................................S-9
Units...................................................................S-75
USAP...................................................................S-116
Voting Rights..........................................................S-139
WAC......................................................................S-2
WAC Cap..................................................................S-2
Warranting Party........................................................S-97
Weighted Average Mortgage
  Pass-Through Rate....................................................S-126
Workout Fee............................................................S-107
Workout Fee Rate.......................................................S-107
Year Built..............................................................S-75
Year Renovated..........................................................S-76
Yield Maintenance Charge................................................S-56
Yield Rate..............................................................S-68

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                     MORTGAGE LOANS AND MORTGAGED PROPERTIES


                       See this Exhibit for tables titled:


               Managers and Locations of the Mortgaged Properties

                    Descriptions of the Mortgaged Properties

                      Characteristics of the Mortgage Loans

             Engineering Reserves and Recurring Replacement Reserves

              Major Tenants of the Commercial Mortgaged Properties

                      Additional Mortgage Loan Information

                              Multifamily Schedule




                                      A-1-1

                    [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      Managers and Locations of the Mortgaged Properties


#     Property Name                                                                    Manager

1     Oakwood Plaza                                                                    SREG Operating Limited Partnership
2     Arbor Lake Club Apartments  (1A)                                                 Westdale Asset Management Ltd.
3     The Parkview Apartments - FL  (1A)                                               Westdale Asset Management Ltd.
4     Heron's Cove Apartments  (1A)                                                    Westdale Asset Management Ltd.
5     Horizons North Apartments  (1A)                                                  Westdale Asset Management Ltd.
6     Herald Center                                                                    J.E.M.B. Realty Corp.
7     Sterling Point Apartments  (1B)                                                  Alliance Residential Management, LLC
8     Sandridge Apartments  (1B)                                                       Alliance Residential Management, LLC
9     Woodscape Apartments  (1B)                                                       Alliance Residential Management, LLC
10    Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)   Stone Fort Land Co.
11    Stone Fort Land - The Krystal Office Building  (1C)                              Stone Fort Land Co.
12    Stone Fort Land - Riverside Center  (1C)                                         Stone Fort Land Co.
13    Stone Fort Land - Harrison Direct Warehouse  (1C)                                Stone Fort Land Co.
14    Stone Fort Land - Tennessee American Water Company Office Building  (1C)         Stone Fort Land Co.
15    Center At The Plant                                                              Selleck Development Group, Inc.
16    The Boardwalk                                                                    Maxim Property Management
17    Cherry Creek Retirement Village  (1D)                                            American Lifestyles, Inc.
18    Remington Heights Retirement Community  (1D)                                     American Lifestyles, Inc.
19    Charles River Center                                                             S.R. Weiner & Associates, Inc.
20    Fox Run Shopping Center                                                          Owner Managed
21    Two University Plaza  (1E)                                                       Jayden Management Corp.
22    800-900 Lanidex Plaza  (1E)                                                      Jayden Management Corp.
23    140 Littleton Road  (1E)                                                         Jayden Management Corp.
24    Embarcadero Corporate Center                                                     Matteson Realty Services, Inc.
25    Best Buy Plaza Shopping Center                                                   CV Management, LLC
26    Highland Falls Apartments                                                        Miles Properties, Inc.
27    Rancho Ocaso                                                                     Juliet Property Company
28    The Court at Deptford II                                                         Goldenberg Management, Inc.
29    Sage Crossing Apartments                                                         EPT Management Company
30    Crossroads at Buckland Hills                                                     Trammell Crow NE, Inc.
31    Deerbrook Crossing Shopping Center                                               Greystar Management Services
32    Sundance Village Apartments                                                      Poinciana Associates, Inc.
33    Lake Mead Pavilion Shopping Center                                               Great American Homes
34    Ontario Plaza                                                                    Madison Management, LLC
35    Cole Spring Plaza                                                                Realty Management Services, Inc.
36    Penney's Plaza                                                                   ACF Property Management, Inc.
37    Pines of Westbury                                                                The Pines Management Group
38    Bell Run Plaza                                                                   Highland Management Corporation
39    River Haven Mobile Home Park  (1F)                                               Landco Realty, Inc.
40    Knollwood Estates Mobile Home Park  (1F)                                         Landco Realty, Inc.
41    Colesville Towers                                                                Realty Management Services, Inc.
42    North Pointe Apartments                                                          Intersouth Properties, Inc.
43    Tower Plaza Retail Center                                                        First Management, Inc.
44    Mountain View Mobile Home Park                                                   Pam Bordeau
45    The Mosby Building & Apartments                                                  JBG Properties, Inc.
46    211 South Gulph Road                                                             Equivest Development III, Inc.
47    Pinewood Apartments                                                              Con Am Management Corporation
48    U-Haul - Rusfield  (1G)                                                          U-Haul Co. of Massachussets, Inc.
49    U-Haul - San Clemente  (1G)                                                      U-Haul Co. of California, Inc.
50    U-Haul - East Colonial  (1G)                                                     U-Haul Co. of Florida, Inc.
51    U-Haul - MacArthur Park  (1G)                                                    U-Haul Co. of Oklahoma, Inc.
52    Park Knolls Apartments                                                           Stonesfair Management, LLC
53    Diamond Bar Towne Center                                                         Barco Real Estate Management
54    U-Haul - Dublin  (1H)                                                            U-Haul Co. of California, Inc.
55    U-Haul - Northridge  (1H)                                                        U-Haul Co. of California, Inc.
56    U-Haul - Orange Park  (1H)                                                       U-Haul Co. of Florida, Inc.
57    U-Haul - Tulsa  (1H)                                                             U-Haul Co. of Oklahoma, Inc.
58    Cherry Knolls Shopping Center                                                    ACF Property Management, Inc.
59    333 Sam Houston Office Building                                                  Texas Property Advisors, Inc.
60    The Shadowbrook Apartments                                                       Con Am Management Corporation
61    Delta Fair Shopping Center                                                       Charles Dunn Real Estate Services, Inc.
62    Willow Springs Shopping Center  (1I)                                             Palmos Development Corporation
63    Villa Shopping Center  (1I)                                                      Palmos Development Corporation
64    Crystal Gardens Shopping Center  (1I)                                            Palmos Development Corporation
65    Hazelcrest Place                                                                 Wingate Management Corporation
66    BJ's Plaza Shopping Center                                                       Rosen Associates Management Corp.
67    Holiday Inn Express - City Center                                                Owner Managed
68    U-Haul - Margate  (1J)                                                           U-Haul Co. of Florida, Inc.


#     Property Name                                                                    Address

1     Oakwood Plaza                                                                    Oakwood Boulevard
2     Arbor Lake Club Apartments  (1A)                                                 9361 Fontainbleau Boulevard
3     The Parkview Apartments - FL  (1A)                                               10468 NW 8th Street
4     Heron's Cove Apartments  (1A)                                                    3312 South Semoran Boulevard
5     Horizons North Apartments  (1A)                                                  665 Ives Dairy Road
6     Herald Center                                                                    1293-1311 Broadway
7     Sterling Point Apartments  (1B)                                                  6600 Dunlap
8     Sandridge Apartments  (1B)                                                       4025 Burke Road
9     Woodscape Apartments  (1B)                                                       9707 South Gessner
10    Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)   200 Martin Luther King Boulevard & 130 West
                                                                                           10th Street
11    Stone Fort Land - The Krystal Office Building  (1C)                              100 Martin Luther King Boulevard
12    Stone Fort Land - Riverside Center  (1C)                                         1501 Riverside Drive
13    Stone Fort Land - Harrison Direct Warehouse  (1C)                                2505 East 43rd Street
14    Stone Fort Land - Tennessee American Water Company Office Building  (1C)         1101 Broad Street
15    Center At The Plant                                                              8000 Van Nuys Boulevard
16    The Boardwalk                                                                    3770 Flora Vista Avenue
17    Cherry Creek Retirement Village  (1D)                                            14555 East Hampden Avenue
18    Remington Heights Retirement Community  (1D)                                     12606 West Dodge Road
19    Charles River Center                                                             245-259 Hartford Avenue
20    Fox Run Shopping Center                                                          Route 40 & Wrangle Hill Road
21    Two University Plaza  (1E)                                                       180 Temple Avenue
22    800-900 Lanidex Plaza  (1E)                                                      800-900 Lanidex Plaza
23    140 Littleton Road  (1E)                                                         140 Littleton Road
24    Embarcadero Corporate Center                                                     2465-2483 East Bayshore Road
25    Best Buy Plaza Shopping Center                                                   9250 North Central Expressway
26    Highland Falls Apartments                                                        2560 Delk Road
27    Rancho Ocaso                                                                     3900 East Sunset Road
28    The Court at Deptford II                                                         1535-75 Almonesson Road
29    Sage Crossing Apartments                                                         3431 Oakdale Drive
30    Crossroads at Buckland Hills                                                     430 Buckland Hills Drive & 110 Slater Street
31    Deerbrook Crossing Shopping Center                                               122-262 FM 1960
32    Sundance Village Apartments                                                      11251 NW 7th Street
33    Lake Mead Pavilion Shopping Center                                               7301-7399 West Lake Mead Boulevard
34    Ontario Plaza                                                                    920-1070 North Mountain Avenue
35    Cole Spring Plaza                                                                1001 Spring Street
36    Penney's Plaza                                                                   5548 Springdale Avenue
37    Pines of Westbury                                                                12500 - 12600 Dunlap
38    Bell Run Plaza                                                                   1218-1230 Welsh Road
39    River Haven Mobile Home Park  (1F)                                               14546 Mercury Drive
40    Knollwood Estates Mobile Home Park  (1F)                                         4595 Knollwood Drive
41    Colesville Towers                                                                8811 Colesville Road
42    North Pointe Apartments                                                          336 Blackhawk Road
43    Tower Plaza Retail Center                                                        NE Corner of 78th Street & Dodge Street
44    Mountain View Mobile Home Park                                                   24303 Woolsey Canyon Road
45    The Mosby Building & Apartments                                                  10560 Main Street
46    211 South Gulph Road                                                             211 South Gulph Road
47    Pinewood Apartments                                                              3600 Swenson Avenue
48    U-Haul - Rusfield  (1G)                                                          15 Rusfield Street
49    U-Haul - San Clemente  (1G)                                                      310 Avenida Pico
50    U-Haul - East Colonial  (1G)                                                     4001 East Colonial Boulevard
51    U-Haul - MacArthur Park  (1G)                                                    6500 NW Expressway
52    Park Knolls Apartments                                                           1100 Pedras Road
53    Diamond Bar Towne Center                                                         1100-1188 Diamond Bar Boulevard
54    U-Haul - Dublin  (1H)                                                            6265 Scarlett Court
55    U-Haul - Northridge  (1H)                                                        18160 Parthenia Street
56    U-Haul - Orange Park  (1H)                                                       701 Blanding Boulevard
57    U-Haul - Tulsa  (1H)                                                             5140 South 103 East Avenue
58    Cherry Knolls Shopping Center                                                    6900 South University Boulevard
59    333 Sam Houston Office Building                                                  333 North Sam Houston Parkway
60    The Shadowbrook Apartments                                                       3851 South Wynn Road
61    Delta Fair Shopping Center                                                       2710-3040 Delta Fair Boulevard
62    Willow Springs Shopping Center  (1I)                                             2701-2795 Iris Avenue
63    Villa Shopping Center  (1I)                                                      2825-2885 28th Street
64    Crystal Gardens Shopping Center  (1I)                                            3307 South College Avenue
65    Hazelcrest Place                                                                 100 Hazelcrest Place
66    BJ's Plaza Shopping Center                                                       3447-3469 University Drive
67    Holiday Inn Express - City Center                                                226 Aurora Avenue North
68    U-Haul - Margate  (1J)                                                           1700 North State Road 7


#     Property Name                                                                    City                   County

1     Oakwood Plaza                                                                    Hollywood              Broward
2     Arbor Lake Club Apartments  (1A)                                                 Miami                  Dade
3     The Parkview Apartments - FL  (1A)                                               Pembroke Pines         Broward
4     Heron's Cove Apartments  (1A)                                                    Orlando                Orange
5     Horizons North Apartments  (1A)                                                  North Miami            Dade
6     Herald Center                                                                    New York               New York
7     Sterling Point Apartments  (1B)                                                  Houston                Harris
8     Sandridge Apartments  (1B)                                                       Pasadena               Harris
9     Woodscape Apartments  (1B)                                                       Houston                Harris
10    Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)   Chattanooga            Hamilton
11    Stone Fort Land - The Krystal Office Building  (1C)                              Chattanooga            Hamilton
12    Stone Fort Land - Riverside Center  (1C)                                         Chattanooga            Hamilton
13    Stone Fort Land - Harrison Direct Warehouse  (1C)                                Chattanooga            Hamilton
14    Stone Fort Land - Tennessee American Water Company Office Building  (1C)         Chattanooga            Hamilton
15    Center At The Plant                                                              Van Nuys               Los Angeles
16    The Boardwalk                                                                    Santa Clara            Santa Clara
17    Cherry Creek Retirement Village  (1D)                                            Aurora                 Arapahoe
18    Remington Heights Retirement Community  (1D)                                     Omaha                  Douglas
19    Charles River Center                                                             Bellingham             Norfolk
20    Fox Run Shopping Center                                                          Bear                   New Castle
21    Two University Plaza  (1E)                                                       Hackensack             Bergen
22    800-900 Lanidex Plaza  (1E)                                                      Parsippany-Troy Hills  Morris
23    140 Littleton Road  (1E)                                                         Parsippany-Troy Hills  Morris
24    Embarcadero Corporate Center                                                     Palo Alto              Santa Clara
25    Best Buy Plaza Shopping Center                                                   Dallas                 Dallas
26    Highland Falls Apartments                                                        Marietta               Cobb
27    Rancho Ocaso                                                                     Las Vegas              Clark
28    The Court at Deptford II                                                         Deptford               Gloucester
29    Sage Crossing Apartments                                                         San Antonio            Bexar
30    Crossroads at Buckland Hills                                                     Manchester             Hartford
31    Deerbrook Crossing Shopping Center                                               Humble                 Harris
32    Sundance Village Apartments                                                      Miami                  Dade
33    Lake Mead Pavilion Shopping Center                                               Las Vegas              Clark
34    Ontario Plaza                                                                    Ontario                San Bernardino
35    Cole Spring Plaza                                                                Silver Spring          Montgomery
36    Penney's Plaza                                                                   Pleasanton             Alameda
37    Pines of Westbury                                                                Houston                Harris
38    Bell Run Plaza                                                                   Montgomery Township    Montgomery
39    River Haven Mobile Home Park  (1F)                                               Grand Haven            Ottawa
40    Knollwood Estates Mobile Home Park  (1F)                                         Allendale              Ottawa
41    Colesville Towers                                                                Silver Spring          Montgomery
42    North Pointe Apartments                                                          Charlotte              Mecklenburg
43    Tower Plaza Retail Center                                                        Omaha                  Douglas
44    Mountain View Mobile Home Park                                                   Canoga Park            Los Angeles
45    The Mosby Building & Apartments                                                  Fairfax                Fairfax
46    211 South Gulph Road                                                             King of Prussia        Montgomery
47    Pinewood Apartments                                                              Las Vegas              Clark
48    U-Haul - Rusfield  (1G)                                                          Boston                 Suffolk
49    U-Haul - San Clemente  (1G)                                                      San Clemente           Orange
50    U-Haul - East Colonial  (1G)                                                     Orlando                Orange
51    U-Haul - MacArthur Park  (1G)                                                    Oklahoma City          Oklahoma
52    Park Knolls Apartments                                                           Turlock                Stanislaus
53    Diamond Bar Towne Center                                                         Diamond Bar            Los Angeles
54    U-Haul - Dublin  (1H)                                                            Dublin                 Alameda
55    U-Haul - Northridge  (1H)                                                        Northridge             Los Angeles
56    U-Haul - Orange Park  (1H)                                                       Orange Park            Clay
57    U-Haul - Tulsa  (1H)                                                             Tulsa                  Tulsa
58    Cherry Knolls Shopping Center                                                    Littleton              Arapahoe
59    333 Sam Houston Office Building                                                  Houston                Harris
60    The Shadowbrook Apartments                                                       Las Vegas              Clark
61    Delta Fair Shopping Center                                                       Antioch                Contra Costa
62    Willow Springs Shopping Center  (1I)                                             Boulder                Boulder
63    Villa Shopping Center  (1I)                                                      Boulder                Boulder
64    Crystal Gardens Shopping Center  (1I)                                            Ft. Collins            Larimer
65    Hazelcrest Place                                                                 Hazel Park             Oakland
66    BJ's Plaza Shopping Center                                                       Sunrise                Broward
67    Holiday Inn Express - City Center                                                Seattle                King
68    U-Haul - Margate  (1J)                                                           Margate                Broward


#     Property Name                                                                    State          Zip Code

1     Oakwood Plaza                                                                      FL             33020
2     Arbor Lake Club Apartments  (1A)                                                   FL             33172
3     The Parkview Apartments - FL  (1A)                                                 FL             33026
4     Heron's Cove Apartments  (1A)                                                      FL             32822
5     Horizons North Apartments  (1A)                                                    FL             33179
6     Herald Center                                                                      NY             10001
7     Sterling Point Apartments  (1B)                                                    TX             77081
8     Sandridge Apartments  (1B)                                                         TX             77504
9     Woodscape Apartments  (1B)                                                         TX             77071
10    Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)     TN             37402
11    Stone Fort Land - The Krystal Office Building  (1C)                                TN             37402
12    Stone Fort Land - Riverside Center  (1C)                                           TN             37406
13    Stone Fort Land - Harrison Direct Warehouse  (1C)                                  TN             37407
14    Stone Fort Land - Tennessee American Water Company Office Building  (1C)           TN             37402
15    Center At The Plant                                                                CA             91402
16    The Boardwalk                                                                      CA             95051
17    Cherry Creek Retirement Village  (1D)                                              CO             80014
18    Remington Heights Retirement Community  (1D)                                       NE             68154
19    Charles River Center                                                               MA             02019
20    Fox Run Shopping Center                                                            DE             19804
21    Two University Plaza  (1E)                                                         NJ             07601
22    800-900 Lanidex Plaza  (1E)                                                        NJ             07054
23    140 Littleton Road  (1E)                                                           NJ             07054
24    Embarcadero Corporate Center                                                       CA             94303
25    Best Buy Plaza Shopping Center                                                     TX             75231
26    Highland Falls Apartments                                                          GA             30067
27    Rancho Ocaso                                                                       NV             89120
28    The Court at Deptford II                                                           NJ             08096
29    Sage Crossing Apartments                                                           TX             78229
30    Crossroads at Buckland Hills                                                       CT             06040
31    Deerbrook Crossing Shopping Center                                                 TX             77073
32    Sundance Village Apartments                                                        FL             33172
33    Lake Mead Pavilion Shopping Center                                                 NV             89128
34    Ontario Plaza                                                                      CA             91762
35    Cole Spring Plaza                                                                  MD             20910
36    Penney's Plaza                                                                     CA             94588
37    Pines of Westbury                                                                  TX             77035
38    Bell Run Plaza                                                                     PA             19454
39    River Haven Mobile Home Park  (1F)                                                 MI             49417
40    Knollwood Estates Mobile Home Park  (1F)                                           MI             49401
41    Colesville Towers                                                                  MD             20910
42    North Pointe Apartments                                                            NC             28213
43    Tower Plaza Retail Center                                                          NE             68114
44    Mountain View Mobile Home Park                                                     CA             91304
45    The Mosby Building & Apartments                                                    VA             22030
46    211 South Gulph Road                                                               PA             19406
47    Pinewood Apartments                                                                NV             89109
48    U-Haul - Rusfield  (1G)                                                            MA             02118
49    U-Haul - San Clemente  (1G)                                                        CA             92672
50    U-Haul - East Colonial  (1G)                                                       FL             32803
51    U-Haul - MacArthur Park  (1G)                                                      OK             73132
52    Park Knolls Apartments                                                             CA             95382
53    Diamond Bar Towne Center                                                           CA             91765
54    U-Haul - Dublin  (1H)                                                              CA             94566
55    U-Haul - Northridge  (1H)                                                          CA             91325
56    U-Haul - Orange Park  (1H)                                                         FL             32065
57    U-Haul - Tulsa  (1H)                                                               OK             74146
58    Cherry Knolls Shopping Center                                                      CO             80122
59    333 Sam Houston Office Building                                                    TX             77060
60    The Shadowbrook Apartments                                                         NV             89109
61    Delta Fair Shopping Center                                                         CA             94509
62    Willow Springs Shopping Center  (1I)                                               CO             80304
63    Villa Shopping Center  (1I)                                                        CO             80301
64    Crystal Gardens Shopping Center  (1I)                                              CO             80525
65    Hazelcrest Place                                                                   MI             48030
66    BJ's Plaza Shopping Center                                                         FL             33351
67    Holiday Inn Express - City Center                                                  WA             98109
68    U-Haul - Margate  (1J)                                                             FL             33063


                      Managers and Locations of the Mortgaged Properties

#     Property Name                                                                    Manager

69    U-Haul - Copperfield  (1J)                                                       U-Haul Co. of Texas, Inc.
70    U-Haul - Hampton  (1J)                                                           U-Haul Co. of Virginia, Inc.
71    U-Haul - Lodi  (1J)                                                              U-Haul Co. of California, Inc.
72    Fashion Outlet Center                                                            Sam Greenwood Management LLC
73    Tivoli Apartments                                                                Emmer Management Corporation
74    Tetra - Chase Texas Bank Center                                                  Griffin/Juban Properties, Inc.
75    1384-1450 Park Avenue  (1K)                                                      ALM Supermarkets, LLC
76    Rojacks Supermarket/CVS Pharmacy  (1K)                                           ALM Supermarkets, LLC
77    Trucchi's Supermarket  (1K)                                                      ALM Supermarkets, LLC
78    Campus Hills Shopping Center                                                     Rosen Associates Management Corp.
79    Carrollton Place Apartments                                                      Alcanzar, Ltd.
80    Welshwood Apartments                                                             Sigma Management Co.
81    Summit Square Shopping Center                                                    Davis Asset Management, Inc.
82    Park Ridge Apartments                                                            Barry S. Nussbaum, Inc.
83    294-306A Harvard Street                                                          Fineberg Management, Inc.
84    929 Pearl Street  (1L)                                                           RTS Properties, LLC
85    2005 Tenth Street  (1L)                                                          RTS Properties, LLC
86    Industrial Warehouse                                                             ZKS Real Estate Partners, LLC
87    Mesa Dunes Mobile Home Park                                                      Follett Investment Properties, Inc.
88    Pleasant Hill Executive Park                                                     Wooldridge Construction Company, Inc.
89    Best Western - Stratford Inn                                                     Pacifica Hosts, Inc.
90    Silverside-Carr Corporate Center                                                 Ferm Management Company, Inc.
91    Country Corners Apartments                                                       Matthews Click & Associates, Inc.
92    Bell Palm Plaza                                                                  Watt Management Company
93    Pleasant Run Apartments                                                          Suncase Corporation
94    Chalet Apartments & Commercial Plaza                                             Steven Scott Management, Inc.
95    West Ashley Shoppes Shopping Center                                              Southern Real Estate Mgmt.
96    Hampton Inn - Anchorage                                                          Stonebridge Hospitality Services, Inc.
97    Pacific Isle Apartments                                                          Intervest Resources, Inc.
98    Sunset Crest Apartments                                                          Intervest Resources, Inc.
99    Skyline Apartments                                                               Barry S. Nussbaum, Inc.
100   Hampton Inn & Suites - Annapolis                                                 High Hotels, Ltd.
101   Carlisle Commerce Center                                                         Willner Realty and Development Company
102   Glendale Medical Arts Center                                                     Owner Managed
103   Batavia Wood Medical Center                                                      CPG Holdings, Inc.
104   Village Green Plaza Shopping Center                                              Milestone Properties, Inc.
105   South Bank Riverwalk Retail                                                      Hixon Properties Incorporated
106   Pickwick Apartments                                                              Demco Management, Inc.
107   The Villas of Buena Vista Apartments  (1M)                                       Don Knobler & Company
108   The Parkview Apartments - TX  (1M)                                               Don Knobler & Company
109   Madras Apartments  (1M)                                                          Don Knobler & Company
110   Alexandria Apartments - TX  (1M)                                                 Don Knobler & Company
111   Sandia Park  (1M)                                                                Don Knobler & Company
112   4300 Travis Apartments  (1M)                                                     Don Knobler & Company
113   Vista Quarters Condos  (1M)                                                      Don Knobler & Company
114   3131 Armstrong Condominiums  (1M)                                                Don Knobler & Company
115   The Essex  (1M)                                                                  Don Knobler & Company
116   4431 Travis Street Apartments  (1M)                                              Don Knobler & Company
117   4432 Buena Vista Apartments  (1M)                                                Don Knobler & Company
118   The Annex Apartments  (1M)                                                       Don Knobler & Company
119   4319 Buena Vista Apartments  (1M)                                                Don Knobler & Company
120   The Chase Apartments  (1M)                                                       Don Knobler & Company
121   Avalon Apartments  (1M)                                                          Don Knobler & Company
122   Point Breeze Apartments                                                          First Management Services, Inc.
123   Hidden Oaks Apartments                                                           Alliance Residential Management, LLC
124   El Monte Shopping Center                                                         Owner Managed
125   Casa Real Apartments                                                             Owner Managed
126   The Plaza Apartments                                                             PMG Real Estate Management & Consulting
127   Washington Square Shopping Center                                                The Forum Management Group, Inc.
128   Beechnut Village Shopping Center                                                 Greystar Management Services
129   Anaheim Mobile Estates                                                           California Mobile Home Park
                                                                                         Management Company
130   Westridge Marketplace                                                            Pulliam Properties, LLC
131   McGehee Park Apartments                                                          Aronov Realty Management, Inc.
132   Cypress Center                                                                   Bixby Land Company
133   Best Western - Miramar                                                           Pinnacle Hosts, Inc.
134   Garden City Tower                                                                Wingate Management Corporation
135   Tradewinds Apartments                                                            McGrath Management, Inc.
136   Highland Country Estates                                                         Martin Newby Management Corporation


#     Property Name                                                                    Address

69    U-Haul - Copperfield  (1J)                                                       8330 Highway 6 North
70    U-Haul - Hampton  (1J)                                                           1023 West Mercury Boulevard
71    U-Haul - Lodi  (1J)                                                              450 North Cherokee Lane
72    Fashion Outlet Center                                                            501 Elizabeth Street
73    Tivoli Apartments                                                                2841 SW 13th Street
74    Tetra - Chase Texas Bank Center                                                  25025 Interstate Highway 45 North
75    1384-1450 Park Avenue  (1K)                                                      1384-1450 Park Avenue
76    Rojacks Supermarket/CVS Pharmacy  (1K)                                           1475 Newman Avenue
77    Trucchi's Supermarket  (1K)                                                      2941 Acushnet Avenue
78    Campus Hills Shopping Center                                                     Churchville Road & Campus Hills Drive
79    Carrollton Place Apartments                                                      1205 Maple Street
80    Welshwood Apartments                                                             2661 Willits Road
81    Summit Square Shopping Center                                                    3203-3243 SW Freeway
82    Park Ridge Apartments                                                            2501 Park Ridge Court
83    294-306A Harvard Street                                                          294-306A Harvard Street
84    929 Pearl Street  (1L)                                                           919-929 Pearl Street
85    2005 Tenth Street  (1L)                                                          935-951 Pearl Street & 2005-2019 10th Street
86    Industrial Warehouse                                                             4240 West 190th Street
87    Mesa Dunes Mobile Home Park                                                      7807 East Apache Trail
88    Pleasant Hill Executive Park                                                     391-399 Taylor Boulevard
89    Best Western - Stratford Inn                                                     624-710 Camino Del Mar
90    Silverside-Carr Corporate Center                                                 409 Silverside Road
91    Country Corners Apartments                                                       5045 Dierker Road
92    Bell Palm Plaza                                                                  6201-6391 Atlantic Avenue
93    Pleasant Run Apartments                                                          2525 West Pleasant Run Road
94    Chalet Apartments & Commercial Plaza                                             3816 North 109th Plaza
95    West Ashley Shoppes Shopping Center                                              946 Orleans Road
96    Hampton Inn - Anchorage                                                          4301 Credit Union Drive
97    Pacific Isle Apartments                                                          1829 East Workman Avenue
98    Sunset Crest Apartments                                                          745 North Sunset Avenue
99    Skyline Apartments                                                               4700 Wimbelton Way
100   Hampton Inn & Suites - Annapolis                                                 124 Womack Drive
101   Carlisle Commerce Center                                                         2100 White Street
102   Glendale Medical Arts Center                                                     1030 South Glendale Avenue
103   Batavia Wood Medical Center                                                      845 West La Veta Avenue
104   Village Green Plaza Shopping Center                                              18500 Kuykendahl Road
105   South Bank Riverwalk Retail                                                      111 West Crockett Street
106   Pickwick Apartments                                                              3580 Pall Mall Drive
107   The Villas of Buena Vista Apartments  (1M)                                       3906-3910 Buena Vista Street
108   The Parkview Apartments - TX  (1M)                                               4105 McKinney Avenue
109   Madras Apartments  (1M)                                                          4220 Cole Avenue
110   Alexandria Apartments - TX  (1M)                                                 4408 Cole Avenue
111   Sandia Park  (1M)                                                                4428 Cole Avenue
112   4300 Travis Apartments  (1M)                                                     4300 Travis Street
113   Vista Quarters Condos  (1M)                                                      4339 Buena Vista Street
114   3131 Armstrong Condominiums  (1M)                                                3131 Armstrong Avenue
115   The Essex  (1M)                                                                  4418-4420 Cole Avenue
116   4431 Travis Street Apartments  (1M)                                              4431 Travis Street
117   4432 Buena Vista Apartments  (1M)                                                4432 Buena Vista Street
118   The Annex Apartments  (1M)                                                       4226 Cole Avenue
119   4319 Buena Vista Apartments  (1M)                                                4319 Buena Vista Street
120   The Chase Apartments  (1M)                                                       4411 Buena Vista Street
121   Avalon Apartments  (1M)                                                          4331 Buena Vista Street
122   Point Breeze Apartments                                                          488 Lemont Drive
123   Hidden Oaks Apartments                                                           333 South Mock Road
124   El Monte Shopping Center                                                         Dunlap & North 19th Avenue
125   Casa Real Apartments                                                             3816 North 83rd Avenue
126   The Plaza Apartments                                                             2315-2335 East Tahquitz Canyon Way
127   Washington Square Shopping Center                                                2834 Washington Road
128   Beechnut Village Shopping Center                                                 8145 Highway 6 South
129   Anaheim Mobile Estates                                                           3050 West Ball Road
130   Westridge Marketplace                                                            901 Smokey Park Highway
131   McGehee Park Apartments                                                          3800 Governors Drive
132   Cypress Center                                                                   6847 - 6947 Katella Avenue
133   Best Western - Miramar                                                           9310 Kearny Mesa Road
134   Garden City Tower                                                                6120 Middlebelt Road
135   Tradewinds Apartments                                                            1245 Palm Bay Road
136   Highland Country Estates                                                         830 North Highway 17-92


#     Property Name                                                                    City                   County

69    U-Haul - Copperfield  (1J)                                                       Houston                Harris
70    U-Haul - Hampton  (1J)                                                           Hampton                Hampton City
71    U-Haul - Lodi  (1J)                                                              Lodi                   San Joaquin
72    Fashion Outlet Center                                                            Boaz                   Marshall
73    Tivoli Apartments                                                                Gainesville            Alachua
74    Tetra - Chase Texas Bank Center                                                  The Woodlands          Montgomery
75    1384-1450 Park Avenue  (1K)                                                      Woonsocket             Providence
76    Rojacks Supermarket/CVS Pharmacy  (1K)                                           Seekonk                Bristol
77    Trucchi's Supermarket  (1K)                                                      New Bedford            Bristol
78    Campus Hills Shopping Center                                                     Churchville            Hartford
79    Carrollton Place Apartments                                                      Carrollton             Carroll
80    Welshwood Apartments                                                             Philadelphia           Philadelphia
81    Summit Square Shopping Center                                                    Houston                Harris
82    Park Ridge Apartments                                                            Fort Worth             Tarrant
83    294-306A Harvard Street                                                          Brookline              Norfolk
84    929 Pearl Street  (1L)                                                           Boulder                Boulder
85    2005 Tenth Street  (1L)                                                          Boulder                Boulder
86    Industrial Warehouse                                                             Torrance               Los Angeles
87    Mesa Dunes Mobile Home Park                                                      Mesa                   Maricopa
88    Pleasant Hill Executive Park                                                     Pleasant Hill          Contra Costa
89    Best Western - Stratford Inn                                                     Del Mar                San Diego
90    Silverside-Carr Corporate Center                                                 Wilmington             New Castle
91    Country Corners Apartments                                                       Columbus               Franklin
92    Bell Palm Plaza                                                                  Bell                   Los Angeles
93    Pleasant Run Apartments                                                          Lancaster              Dallas
94    Chalet Apartments & Commercial Plaza                                             Omaha                  Douglas
95    West Ashley Shoppes Shopping Center                                              Charleston             Charleston
96    Hampton Inn - Anchorage                                                          Anchorage              Anchorage
97    Pacific Isle Apartments                                                          West Covina            Los Angeles
98    Sunset Crest Apartments                                                          West Covina            Los Angeles
99    Skyline Apartments                                                               Dallas                 Dallas
100   Hampton Inn & Suites - Annapolis                                                 Annapolis              Anne Arundel
101   Carlisle Commerce Center                                                         York                   York
102   Glendale Medical Arts Center                                                     Glendale               Los Angeles
103   Batavia Wood Medical Center                                                      Orange                 Orange
104   Village Green Plaza Shopping Center                                              Spring                 Harris
105   South Bank Riverwalk Retail                                                      San Antonio            Bexar
106   Pickwick Apartments                                                              Jacksonville           Duval
107   The Villas of Buena Vista Apartments  (1M)                                       Dallas                 Dallas
108   The Parkview Apartments - TX  (1M)                                               Dallas                 Dallas
109   Madras Apartments  (1M)                                                          Dallas                 Dallas
110   Alexandria Apartments - TX  (1M)                                                 Dallas                 Dallas
111   Sandia Park  (1M)                                                                Dallas                 Dallas
112   4300 Travis Apartments  (1M)                                                     Dallas                 Dallas
113   Vista Quarters Condos  (1M)                                                      Dallas                 Dallas
114   3131 Armstrong Condominiums  (1M)                                                Dallas                 Dallas
115   The Essex  (1M)                                                                  Dallas                 Dallas
116   4431 Travis Street Apartments  (1M)                                              Dallas                 Dallas
117   4432 Buena Vista Apartments  (1M)                                                Dallas                 Dallas
118   The Annex Apartments  (1M)                                                       Dallas                 Dallas
119   4319 Buena Vista Apartments  (1M)                                                Dallas                 Dallas
120   The Chase Apartments  (1M)                                                       Dallas                 Dallas
121   Avalon Apartments  (1M)                                                          Dallas                 Dallas
122   Point Breeze Apartments                                                          Nashville              Davidson
123   Hidden Oaks Apartments                                                           Albany                 Dougherty
124   El Monte Shopping Center                                                         Phoenix                Maricopa
125   Casa Real Apartments                                                             Phoenix                Maricopa
126   The Plaza Apartments                                                             Palm Springs           Riverside
127   Washington Square Shopping Center                                                Augusta                Richmond
128   Beechnut Village Shopping Center                                                 Houston                Harris
129   Anaheim Mobile Estates                                                           Anaheim                Orange
130   Westridge Marketplace                                                            Candler                Buncombe
131   McGehee Park Apartments                                                          Montgomery             Montgomery
132   Cypress Center                                                                   Cypress                Orange
133   Best Western - Miramar                                                           San Diego              San Diego
134   Garden City Tower                                                                Garden City            Wayne
135   Tradewinds Apartments                                                            Melbourne              Brevard
136   Highland Country Estates                                                         DeBary                 Volusia


#     Property Name                                                                    State          Zip Code

69    U-Haul - Copperfield  (1J)                                                         TX             77095
70    U-Haul - Hampton  (1J)                                                             VA             23666
71    U-Haul - Lodi  (1J)                                                                CA             95240
72    Fashion Outlet Center                                                              AL             35957
73    Tivoli Apartments                                                                  FL             32608
74    Tetra - Chase Texas Bank Center                                                    TX             77380
75    1384-1450 Park Avenue  (1K)                                                        RI             02895
76    Rojacks Supermarket/CVS Pharmacy  (1K)                                             MA             02771
77    Trucchi's Supermarket  (1K)                                                        MA             02741
78    Campus Hills Shopping Center                                                       MD             21028
79    Carrollton Place Apartments                                                        GA             30117
80    Welshwood Apartments                                                               PA             19114
81    Summit Square Shopping Center                                                      TX             77027
82    Park Ridge Apartments                                                              TX             76110
83    294-306A Harvard Street                                                            MA             02146
84    929 Pearl Street  (1L)                                                             CO             80302
85    2005 Tenth Street  (1L)                                                            CO             80302
86    Industrial Warehouse                                                               CA             90503
87    Mesa Dunes Mobile Home Park                                                        AZ             85207
88    Pleasant Hill Executive Park                                                       CA             94523
89    Best Western - Stratford Inn                                                       CA             92014
90    Silverside-Carr Corporate Center                                                   DE             19809
91    Country Corners Apartments                                                         OH             43220
92    Bell Palm Plaza                                                                    CA             90201
93    Pleasant Run Apartments                                                            TX             75146
94    Chalet Apartments & Commercial Plaza                                               NE             68164
95    West Ashley Shoppes Shopping Center                                                SC             29407
96    Hampton Inn - Anchorage                                                            AK             99503
97    Pacific Isle Apartments                                                            CA             91791
98    Sunset Crest Apartments                                                            CA             91790
99    Skyline Apartments                                                                 TX             75227
100   Hampton Inn & Suites - Annapolis                                                   MD             20401
101   Carlisle Commerce Center                                                           PA             17404
102   Glendale Medical Arts Center                                                       CA             91205
103   Batavia Wood Medical Center                                                        CA             92868
104   Village Green Plaza Shopping Center                                                TX             77379
105   South Bank Riverwalk Retail                                                        TX             78205
106   Pickwick Apartments                                                                FL             32257
107   The Villas of Buena Vista Apartments  (1M)                                         TX             75204
108   The Parkview Apartments - TX  (1M)                                                 TX             75204
109   Madras Apartments  (1M)                                                            TX             75205
110   Alexandria Apartments - TX  (1M)                                                   TX             75205
111   Sandia Park  (1M)                                                                  TX             75205
112   4300 Travis Apartments  (1M)                                                       TX             75205
113   Vista Quarters Condos  (1M)                                                        TX             75205
114   3131 Armstrong Condominiums  (1M)                                                  TX             75205
115   The Essex  (1M)                                                                    TX             75205
116   4431 Travis Street Apartments  (1M)                                                TX             75205
117   4432 Buena Vista Apartments  (1M)                                                  TX             75205
118   The Annex Apartments  (1M)                                                         TX             75205
119   4319 Buena Vista Apartments  (1M)                                                  TX             75205
120   The Chase Apartments  (1M)                                                         TX             75205
121   Avalon Apartments  (1M)                                                            TX             75205
122   Point Breeze Apartments                                                            TN             37216
123   Hidden Oaks Apartments                                                             GA             31705
124   El Monte Shopping Center                                                           AZ             85021
125   Casa Real Apartments                                                               AZ             85033
126   The Plaza Apartments                                                               CA             92262
127   Washington Square Shopping Center                                                  GA             30904
128   Beechnut Village Shopping Center                                                   TX             77083
129   Anaheim Mobile Estates                                                             CA             92804
130   Westridge Marketplace                                                              NC             28715
131   McGehee Park Apartments                                                            AL             36111
132   Cypress Center                                                                     CA             90630
133   Best Western - Miramar                                                             CA             92126
134   Garden City Tower                                                                  MI             48135
135   Tradewinds Apartments                                                              FL             32905
136   Highland Country Estates                                                           FL             32713

                      Managers and Locations of the Mortgaged Properties

#     Property Name                                                                    Manager

137   The Highlands Apartments                                                         First Management Services, Inc.
138   8800 Roswell Road Office Park                                                    TI Asset Management, Inc.
139   Turf Mobile Manor                                                                Follett Investment Properties, Inc.
140   Oakwood Village Apartments                                                       BH Management Services, Inc.
141   La Salle Crossing Apartments                                                     Pro Management, Inc.
142   Wynnewood Greens Apartments                                                      Realty Resource Capital Corp.
143   Comfort Inn - Augusta                                                            Fine Hotels Corp.
144   220 Jackson Street                                                               BanCal Property Management
145   Weis Plaza                                                                       Montgomery CV Realty Group
146   75 Canton Office Park                                                            TI Asset Management, Inc.
147   Capital Heights Shopping Center  (2)                                             Infinity Property Management Corp.
148   Emerald Center                                                                   PacificWest Asset Management Corporation
149   NationsBank Office Building                                                      Wynco Realty Partners, Inc.
150   Pecos Trail Office Compound, Phase III                                           The Office Court Companies, Inc. of Santa Fe
151   HealthSouth Medical Plaza                                                        Miller-Valentine Property Management, Inc.
152   Hampton Inn - Louisville                                                         Stonebridge Hospitality Services, Inc.
153   Holiday Inn - Augusta                                                            Fine Hotels Corp.
154   Nassau Bay Village Apartments                                                    Tarantino Properties, Inc.
155   West Knoll Apartments                                                            Mary M. Dudek
156   Best Western - San Mateo Los Prados Inn                                          Owner Managed
157   Parkway Shopping Center                                                          Owner Managed
158   1600 Congress Street/343 Forest Avenue                                           Commercial Properties, Inc.
159   Scenic View Apartments                                                           PMG Real Estate Management & Consulting
160   Mustang Crossing Apartments                                                      Wolverine Management, Inc.
161   Meadow Crossing Apartments                                                       Landmark Redevelopment, Inc.
162   Owens Corning Manufacturing Warehouse                                            Weston Properties, LC
163   Daley Square                                                                     Meissner Jacquet Investment Management
                                                                                         Services
164   Old Florida Plaza                                                                Mayer Realty, Inc.
165   Arrowhead Creekside Center                                                       Devman Company, LC
166   Holiday Inn - Clovis                                                             Summit Hotel Management Co., Inc.
167   3005 Peachtree Road                                                              Cartel Realty, Inc.
168   Hampton Inn - Columbus East                                                      Kantu R. Patel
169   Newport Towers                                                                   Owner Managed
170   Mont Michel Apartments                                                           Gold Crest Property Management, Inc.
171   Soniat House Hotel                                                               The Soniat House Incorporated
172   Fairview Market                                                                  Regency Realty Group, Inc.
173   Montclaire Apartments                                                            Sterling Investments, Inc.
174   Embassy Building                                                                 Polinger Shannon & Luchs Company
175   Park Terrace Apartments                                                          Intervest Resources, Inc.
176   Westheimer Plaza Shopping Center                                                 REOC Property Services, LLC
177   129-133 West 29th Street                                                         HKSK Corp.
178   Woodspear/Vista Flores Apartments                                                Woodspear Properties
179   Clarendon CVS                                                                    TCS Realty Associates, Inc.
180   A Storage Place Phases I & II                                                    Hugh Anderson Realty, Inc.
181   135 Raritan Center Parkway                                                       SAI Management, Inc.
182   The Treasury Center                                                              Shafer Property Company, Inc.
183   Crescent View Apartments                                                         Barge Properties Management Company, Ltd.
184   Comfort Suites Intercontinental Plaza                                            Raman S. Patel, Savita R. Patel, and Hiren R.
                                                                                         Patel
185   Cottonwood Medical & Dental Center                                               Ravenwood Properties, Inc.
186   Blue Bell Shopping Center                                                        Rosen Associates Management Corp.
187   Sun Plaza                                                                        Dunton Realty Company
188   Kirkland Business Center                                                         Trammell Crow Seattle, Inc.
189   Colima Plaza                                                                     The Center Group
190   Kmart - Columbus                                                                 Owner Managed
191   Briarwood Mobile Home Park                                                       Lakeshore Management, Inc.
192   Ohio Valley Nursing Home                                                         Owner Managed
193   Forest Edge Apartments                                                           Bayley Management, Inc.
194   Sonora Crossroads                                                                Albert D. Minoofar
195   Crystal Springs Apartments                                                       Owner Managed
196   Chateau Park Apartments                                                          Oakgrove Realty Services, Inc.
197   Scottsdale Air Park                                                              Owner Managed
198   Preston Royal Office Park                                                        Price-Edwards Hendersen and Company
199   Regent Place Office Building                                                     International Equities Management
200   Dale Terrace Apartments                                                          Owner Managed
201   Woodside Apartments                                                              Pro Management, Inc.
202   Virginia Dare Office Building                                                    Coreland Carlson
203   Rustic Ridge Apartments                                                          Charter Properties
204   Heritage Square Retail Center                                                    Albert D. Minoofar


#     Property Name                                                                    Address

137   The Highlands Apartments                                                         4646 Nolensville Pike
138   8800 Roswell Road Office Park                                                    8800 Roswell Road
139   Turf Mobile Manor                                                                15601 North 19th Avenue
140   Oakwood Village Apartments                                                       1521 37th Street
141   La Salle Crossing Apartments                                                     1600 La Salle Drive
142   Wynnewood Greens Apartments                                                      2415 Allenbrook Drive
143   Comfort Inn - Augusta                                                            281 Civic Center Drive
144   220 Jackson Street                                                               220 Jackson Street
145   Weis Plaza                                                                       P.A. Route 222 & South Kemp Road
146   75 Canton Office Park                                                            1335-1343 Canton Road
147   Capital Heights Shopping Center  (2)                                             5355 Government Street
148   Emerald Center                                                                   1965 Foothill Boulevard
149   NationsBank Office Building                                                      6625 Miami Lakes Drive
150   Pecos Trail Office Compound, Phase III                                           1701 and 1751 Old Pecos Trail
151   HealthSouth Medical Plaza                                                        10615 Montgomery Road
152   Hampton Inn - Louisville                                                         912 Dillon Road
153   Holiday Inn - Augusta                                                            110 Community Road
154   Nassau Bay Village Apartments                                                    18290 Upper Bay Road
155   West Knoll Apartments                                                            260 Elkton Road
156   Best Western - San Mateo Los Prados Inn                                          2940 South Norfolk Street
157   Parkway Shopping Center                                                          400 North Park Avenue
158   1600 Congress Street/343 Forest Avenue                                           1600 Congress Street/343 Forest Avenue
159   Scenic View Apartments                                                           755 East Virginia Way
160   Mustang Crossing Apartments                                                      1818 Mustang Drive
161   Meadow Crossing Apartments                                                       8175 Meadow Road
162   Owens Corning Manufacturing Warehouse                                            1851 South Seguin Avenue
163   Daley Square                                                                     3755 Murphy Canyon Road
164   Old Florida Plaza                                                                4505-4579 Pine Island Road
165   Arrowhead Creekside Center                                                       7200 West Bell Road
166   Holiday Inn - Clovis                                                             2700 East Mabry Drive
167   3005 Peachtree Road                                                              3005 Peachtree Road
168   Hampton Inn - Columbus East                                                      1890 Winderly Lane
169   Newport Towers                                                                   2 28th Street
170   Mont Michel Apartments                                                           688 Riddle Road
171   Soniat House Hotel                                                               1130 & 1133 Rue Chartres
172   Fairview Market                                                                  655 Fairview Road
173   Montclaire Apartments                                                            5700 23rd Avenue East
174   Embassy Building                                                                 1424 16th Street, NW
175   Park Terrace Apartments                                                          12351 Marshall Avenue
176   Westheimer Plaza Shopping Center                                                 5757 Westheimer Road
177   129-133 West 29th Street                                                         129-133 West 29th Street
178   Woodspear/Vista Flores Apartments                                                240 & 258 Las Flores Drive
179   Clarendon CVS                                                                    2900 North 10th Street
180   A Storage Place Phases I & II                                                    2523 NW 6th Street & 101-127 NW 25th Avenue
181   135 Raritan Center Parkway                                                       135 Raritan Center Parkway
182   The Treasury Center                                                              10 Crested Butte Way
183   Crescent View Apartments                                                         2924 Lucas Street
184   Comfort Suites Intercontinental Plaza                                            15555 JFK Boulevard
185   Cottonwood Medical & Dental Center                                               4301 North MacArthur Boulevard
186   Blue Bell Shopping Center                                                        Grovers Avenue & 70th Street
187   Sun Plaza                                                                        9116-9126 West Bowles Avenue
188   Kirkland Business Center                                                         11807-11846 NE 112th Street & 11809 NE 116th
                                                                                             Street
189   Colima Plaza                                                                     20627 Golden Springs Drive
190   Kmart - Columbus                                                                 5436 Westerville Road
191   Briarwood Mobile Home Park                                                       134 Ferne Lane
192   Ohio Valley Nursing Home                                                         146 Nicolette Road
193   Forest Edge Apartments                                                           4098 Fox Glove Lane
194   Sonora Crossroads                                                                1191-1281 Sanguinetti Road
195   Crystal Springs Apartments                                                       8502 North 67th Avenue
196   Chateau Park Apartments                                                          83, 99 and 100 California Avenue
197   Scottsdale Air Park                                                              16039-16059 North 82nd Street
198   Preston Royal Office Park                                                        5924 & 5952 Royal Lane
199   Regent Place Office Building                                                     1304 West Walnut Hill Lane
200   Dale Terrace Apartments                                                          182 Dale Drive
201   Woodside Apartments                                                              13660 C.F. Hawn Freeway
202   Virginia Dare Office Building                                                    10470 Foothill Boulevard
203   Rustic Ridge Apartments                                                          4284 Vineshire Drive
204   Heritage Square Retail Center                                                    3300 East Tulare Avenue


#     Property Name                                                                    City                   County

137   The Highlands Apartments                                                         Nashville              Davidson
138   8800 Roswell Road Office Park                                                    Atlanta                Fulton
139   Turf Mobile Manor                                                                Phoenix                Maricopa
140   Oakwood Village Apartments                                                       Orange                 Orange
141   La Salle Crossing Apartments                                                     Sherman                Grayson
142   Wynnewood Greens Apartments                                                      Allentown              Lehigh
143   Comfort Inn - Augusta                                                            Augusta                Kennebec
144   220 Jackson Street                                                               San Francisco          San Francisco
145   Weis Plaza                                                                       Kutztown               Berks
146   75 Canton Office Park                                                            Marietta               Cobb
147   Capital Heights Shopping Center  (2)                                             Baton Rouge            East Baton Rouge
148   Emerald Center                                                                   La Verne               Los Angeles
149   NationsBank Office Building                                                      Miami Lakes            Miami-Dade
150   Pecos Trail Office Compound, Phase III                                           Santa Fe               Santa Fe
151   HealthSouth Medical Plaza                                                        Cincinnati             Hamilton
152   Hampton Inn - Louisville                                                         Louisville             Boulder
153   Holiday Inn - Augusta                                                            Augusta                Kennebec
154   Nassau Bay Village Apartments                                                    Houston                Harris
155   West Knoll Apartments                                                            Newark                 New Castle
156   Best Western - San Mateo Los Prados Inn                                          San Mateo              San Mateo
157   Parkway Shopping Center                                                          Breckenridge           Summit
158   1600 Congress Street/343 Forest Avenue                                           Portland               Cumberland
159   Scenic View Apartments                                                           Barstow                San Bernardino
160   Mustang Crossing Apartments                                                      Richmond               Fort Bend
161   Meadow Crossing Apartments                                                       Dallas                 Dallas
162   Owens Corning Manufacturing Warehouse                                            New Braunfels          Comal
163   Daley Square                                                                     San Diego              San Diego
164   Old Florida Plaza                                                                Sunrise                Broward
165   Arrowhead Creekside Center                                                       Glendale               Maricopa
166   Holiday Inn - Clovis                                                             Clovis                 Curry
167   3005 Peachtree Road                                                              Atlanta                Fulton
168   Hampton Inn - Columbus East                                                      Pickerington           Fairfield
169   Newport Towers                                                                   Newport News           None
170   Mont Michel Apartments                                                           Cincinnati             Hamilton
171   Soniat House Hotel                                                               New Orleans            Orleans
172   Fairview Market                                                                  Simpsonville           Greenville
173   Montclaire Apartments                                                            Fife                   Pierce
174   Embassy Building                                                                 Washington             District of Columbia
175   Park Terrace Apartments                                                          Chino                  San Bernardino
176   Westheimer Plaza Shopping Center                                                 Houston                Harris
177   129-133 West 29th Street                                                         New York               Manhattan
178   Woodspear/Vista Flores Apartments                                                San Marcos             San Diego
179   Clarendon CVS                                                                    Arlington              Arlington
180   A Storage Place Phases I & II                                                    Ft. Lauderdale         Broward
181   135 Raritan Center Parkway                                                       Edison                 Middlesex
182   The Treasury Center                                                              Mt. Crested Butte      Gunnison
183   Crescent View Apartments                                                         Dallas                 Dallas
184   Comfort Suites Intercontinental Plaza                                            Houston                Harris
185   Cottonwood Medical & Dental Center                                               Irving                 Dallas
186   Blue Bell Shopping Center                                                        Philadelphia           Philadelphia
187   Sun Plaza                                                                        Littleton              Jefferson
188   Kirkland Business Center                                                         Kirkland               King
189   Colima Plaza                                                                     Diamond Bar            Los Angeles
190   Kmart - Columbus                                                                 Columbus               Franklin
191   Briarwood Mobile Home Park                                                       Lake Worth             Palm Beach
192   Ohio Valley Nursing Home                                                         Parkersburg            Wood
193   Forest Edge Apartments                                                           Columbus               Franklin
194   Sonora Crossroads                                                                Sonora                 Tuolumne
195   Crystal Springs Apartments                                                       Glendale               Maricopa
196   Chateau Park Apartments                                                          St. Paul               Ramsey
197   Scottsdale Air Park                                                              Scottsdale             Maricopa
198   Preston Royal Office Park                                                        Dallas                 Dallas
199   Regent Place Office Building                                                     Irving                 Dallas
200   Dale Terrace Apartments                                                          Kent                   Portage
201   Woodside Apartments                                                              Dallas                 Dallas
202   Virginia Dare Office Building                                                    Rancho Cucamonga       San Bernardino
203   Rustic Ridge Apartments                                                          Columbus               Franklin
204   Heritage Square Retail Center                                                    Fresno                 Fresno


#     Property Name                                                                    State          Zip Code

137   The Highlands Apartments                                                           TN             37211
138   8800 Roswell Road Office Park                                                      GA             30350
139   Turf Mobile Manor                                                                  AZ             85023
140   Oakwood Village Apartments                                                         TX             77630
141   La Salle Crossing Apartments                                                       TX             75090
142   Wynnewood Greens Apartments                                                        PA             18103
143   Comfort Inn - Augusta                                                              ME             04330
144   220 Jackson Street                                                                 CA             94111
145   Weis Plaza                                                                         PA             19530
146   75 Canton Office Park                                                              GA             30066
147   Capital Heights Shopping Center  (2)                                               LA             70806
148   Emerald Center                                                                     CA             91750
149   NationsBank Office Building                                                        FL             33014
150   Pecos Trail Office Compound, Phase III                                             NM             87505
151   HealthSouth Medical Plaza                                                          OH             45242
152   Hampton Inn - Louisville                                                           CO             80027
153   Holiday Inn - Augusta                                                              ME             04330
154   Nassau Bay Village Apartments                                                      TX             77058
155   West Knoll Apartments                                                              DE             19711
156   Best Western - San Mateo Los Prados Inn                                            CA             94403
157   Parkway Shopping Center                                                            CO             80424
158   1600 Congress Street/343 Forest Avenue                                             ME            Various
159   Scenic View Apartments                                                             CA             92311
160   Mustang Crossing Apartments                                                        TX             77469
161   Meadow Crossing Apartments                                                         TX             75231
162   Owens Corning Manufacturing Warehouse                                              TX             78130
163   Daley Square                                                                       CA             92123
164   Old Florida Plaza                                                                  FL             33351
165   Arrowhead Creekside Center                                                         AZ             85308
166   Holiday Inn - Clovis                                                               NM             88101
167   3005 Peachtree Road                                                                GA             30305
168   Hampton Inn - Columbus East                                                        OH             43147
169   Newport Towers                                                                     VA             23607
170   Mont Michel Apartments                                                             OH             45220
171   Soniat House Hotel                                                                 LA             70116
172   Fairview Market                                                                    SC             29680
173   Montclaire Apartments                                                              WA             98424
174   Embassy Building                                                                   DC             20036
175   Park Terrace Apartments                                                            CA             91710
176   Westheimer Plaza Shopping Center                                                   TX             77057
177   129-133 West 29th Street                                                           NY             10001
178   Woodspear/Vista Flores Apartments                                                  CA             92069
179   Clarendon CVS                                                                      VA             22201
180   A Storage Place Phases I & II                                                      FL             33311
181   135 Raritan Center Parkway                                                         NJ             08837
182   The Treasury Center                                                                CO             81225
183   Crescent View Apartments                                                           TX             75219
184   Comfort Suites Intercontinental Plaza                                              TX             77032
185   Cottonwood Medical & Dental Center                                                 TX             75038
186   Blue Bell Shopping Center                                                          PA             19153
187   Sun Plaza                                                                          CO             80123
188   Kirkland Business Center                                                           WA             98033
189   Colima Plaza                                                                       CA             91789
190   Kmart - Columbus                                                                   OH             43081
191   Briarwood Mobile Home Park                                                         FL             33467
192   Ohio Valley Nursing Home                                                           WV             26101
193   Forest Edge Apartments                                                             OH             43230
194   Sonora Crossroads                                                                  CA             95370
195   Crystal Springs Apartments                                                         AZ             85302
196   Chateau Park Apartments                                                            MN             55117
197   Scottsdale Air Park                                                                AZ             85260
198   Preston Royal Office Park                                                          TX             75230
199   Regent Place Office Building                                                       TX             75038
200   Dale Terrace Apartments                                                            OH             44240
201   Woodside Apartments                                                                TX             75253
202   Virginia Dare Office Building                                                      CA             91730
203   Rustic Ridge Apartments                                                            OH             43227
204   Heritage Square Retail Center                                                      CA             93701

                      Managers and Locations of the Mortgaged Properties


#     Property Name                                                                    Manager

205   Kessel Food Market - Flushing  (1N)                                              Owner Managed
206   Kessel Food Market - Grand Blanc  (1N)                                           Owner Managed
207   178-188 Middle Street                                                            Owner Managed
208   350 Raritan Center Parkway                                                       SAI Management, Inc.
209   El San Juan Mobile Home Park                                                     Follett Investment Properties, Inc.
210   Meadowood Apartments                                                             Intervest Resources, Inc.
211   Country Club Corner Retail Center                                                Westar Real Property Services, Inc.
212   Vagabond Apartments                                                              Joe E. Gossib Realty Co.
213   Esprit Office Building                                                           Kucera Management, Inc.
214   Mission Plaza                                                                    Prudential Hunter Property Management
215   Broussard Village Shopping Center                                                Huntington Properties, Inc.
216   Another Attic Self Storage                                                       Another Attic Ltd.
217   Raintree Apartments                                                              Charter Properties
218   Jeffco Plaza                                                                     Owner Managed
219   Ramada Inn - Chatsworth                                                          Brighton Management, LLC
220   Preston Plaza                                                                    Shafer Property Company, Inc.
221   U.S. Storage Centers                                                             Westport Properties
222   Comfort Inn - San Jose                                                           Owner Managed
223   A-1 Mini Storage                                                                 Intervest Resources, Inc.
224   Sandpiper Apartments                                                             Rodberg Property Management, Inc.
225   Plantation Xtra Storage                                                          Mini Warehouse Management, Inc.
226   Perimeter Plaza Shopping Center                                                  Founders Real Estate Investment Trust
227   Red Oak Apartments  (1O)                                                         Owner Managed
228   Diplomat Apartments  (1O)                                                        Owner Managed
229   Waterston Apartments  (1O)                                                       Owner Managed
230   Montage Apartments  (1O)                                                         Owner Managed
231   Melroy Apartments  (1O)                                                          Owner Managed
232   Envoy Apartments  (1O)                                                           Owner Managed
233   Sixth & Gass Office Building                                                     Gala Gorman, CPA CFP
234   Rancho Los Amigos                                                                Town West Realty II, Inc.
235   Savemart Shopping Center                                                         Gallagher & Miersh, Inc.
236   Glenwood Apartments                                                              Owner Managed
237   Georgian Court/Woodside Apartments                                               Owner Managed
238   Everhart Place Apartments                                                        DBH Management, Inc.
239   West 34th Self Storage                                                           Another Attic Ltd.
240   Regency Apartments                                                               Owner Managed
241   Corona Industrial Center                                                         Martin Associates Brokerage of Corona
242   North American/Lazy "R" Manufactured Housing Communities                         Lakeshore Management, Inc.
243   Harmony Mobile Home Park                                                         Owner Managed
244   Dunshire Gardens Apartments  (1P)                                                Holabird Management Company
245   Alpine Gardens Apartments  (1P)                                                  Holabird Management Company
246   Delvale Apartments  (1P)                                                         Holabird Management Company
247   The Northwest Medical Plaza Shopping Center                                      Owner Managed
248   Kingsley Business Center                                                         Americo Real Estate, Ltd.
249   OfficeMax                                                                        Schur Management Company, Ltd.
250   Rutherford Place                                                                 Kemp Management, Inc.
251   The Woods II Office Buildings                                                    Kucera Management, Inc.
252   Greenville Avenue B & G                                                          Scott Cain
253   Boulder Ridge Apartments                                                         Precision Property Management, Inc.
254   Spring Gardens Apartments                                                        Owner Managed
255   The Admiral Apartments & The Drake Apartments                                    Jean K. Shumaker
256   Heritage Apartments                                                              Joe E. Gossib Realty Co.
257   Montgomery Village Executive Plaza Phase I                                       Realty Management Company
258   Orchard Lake Mini-Storage                                                        Princeton Enterprises, L.L.C.
259   Parker Road Retail                                                               BPI Realty Services
260   Smith Shopping Center                                                            Owner Managed
261   Rivermont Park                                                                   Wilson/Kibler, Inc. & AAC Management, Inc.
262   SecurCare of Colorado Springs                                                    SecurCare Self Storage, Inc.
263   Free Street Office Building                                                      Fore River Company
264   Maple Valley Plaza                                                               Owner Managed
265   Crestview Apartments                                                             Harvest Properties, LLC
266   Cedar Lakes Apartments                                                           Weigand-Omega Management, Inc.
267   Rose Garden Apartments                                                           Joe E. Gossib Realty Co.
268   Kmart - Charleston                                                               Owner Managed
269   Edelweiss Apartments                                                             Full Life, Inc.
270   The Wachler Building                                                             Owner Managed
271   CTC II Building                                                                  O'Connor Development, LLC
272   Autumn Ridge Apartments                                                          Wolverine Management, Inc.


#     Property Name                                                                    Address

205   Kessel Food Market - Flushing  (1N)                                              1542 East Pierson Road
206   Kessel Food Market - Grand Blanc  (1N)                                           5186 Fenton Road
207   178-188 Middle Street                                                            178-188 Middle Street
208   350 Raritan Center Parkway                                                       350 Raritan Center Parkway
209   El San Juan Mobile Home Park                                                     10810 North 91st Avenue
210   Meadowood Apartments                                                             634 East Alosta Avenue
211   Country Club Corner Retail Center                                                1612-1642 North College Avenue
212   Vagabond Apartments                                                              35-38 Kimmig Avenue
213   Esprit Office Building                                                           515 Capital of Texas Highway
214   Mission Plaza                                                                    1512 North H Street
215   Broussard Village Shopping Center                                                LA Highway 182 & La Neuville Road
216   Another Attic Self Storage                                                       4600 Bell Street
217   Raintree Apartments                                                              5670 Raintree Place
218   Jeffco Plaza                                                                     1661 and 1671 South Research Loop
219   Ramada Inn - Chatsworth                                                          21340 Devonshire Street
220   Preston Plaza                                                                    19129 Preston Road
221   U.S. Storage Centers                                                             550 South Richfield Road
222   Comfort Inn - San Jose                                                           2118 The Alameda
223   A-1 Mini Storage                                                                 4918 West First Street
224   Sandpiper Apartments                                                             200-240 Croton Avenue
225   Plantation Xtra Storage                                                          8459 NW 17th Court
226   Perimeter Plaza Shopping Center                                                  1245 East Spring Street
227   Red Oak Apartments  (1O)                                                         2104 San Gabriel Street
228   Diplomat Apartments  (1O)                                                        1911 San Gabriel Street
229   Waterston Apartments  (1O)                                                       1814 Waterston Avenue
230   Montage Apartments  (1O)                                                         2812 Rio Grande Street
231   Melroy Apartments  (1O)                                                          3408 Speedway Boulevard
232   Envoy Apartments  (1O)                                                           2108 San Gabriel Avenue
233   Sixth & Gass Office Building                                                     732 South 6th Street
234   Rancho Los Amigos                                                                600 West Orange Grove Road
235   Savemart Shopping Center                                                         2931 Harbor Street
236   Glenwood Apartments                                                              9225 West Sam Houston Parkway South
237   Georgian Court/Woodside Apartments                                               2400 Oneida Street
238   Everhart Place Apartments                                                        5855 Everhart Road
239   West 34th Self Storage                                                           7409 West 34th Avenue
240   Regency Apartments                                                               370 East 11th Avenue
241   Corona Industrial Center                                                         226-232 North Sherman Avenue
242   North American/Lazy "R" Manufactured Housing Communities                         1801 South Jefferson Road/1602 East 2nd
                                                                                            Avenue
243   Harmony Mobile Home Park                                                         66 West Alexandersville Bellbook Road
244   Dunshire Gardens Apartments  (1P)                                                7101-7107 Dunshire Way
245   Alpine Gardens Apartments  (1P)                                                  400-402 Essex Avenue
246   Delvale Apartments  (1P)                                                         14-22 Court Pleasant
247   The Northwest Medical Plaza Shopping Center                                      820 F.M. 1960 West
248   Kingsley Business Center                                                         2714-2734 West Kingsley Road
249   OfficeMax                                                                        2255 South MacArthur Drive
250   Rutherford Place                                                                 1601 Rutherford Lane
251   The Woods II Office Buildings                                                    8500 North MoPac Expressway
252   Greenville Avenue B & G                                                          2815-2831 Greenville Avenue
253   Boulder Ridge Apartments                                                         78 50th Street
254   Spring Gardens Apartments                                                        1714 Wirt Road
255   The Admiral Apartments & The Drake Apartments                                    3025 and 3060 North Meridian Street
256   Heritage Apartments                                                              412-424 Hudson Street
257   Montgomery Village Executive Plaza Phase I                                       19630-19644 Club House Road
258   Orchard Lake Mini-Storage                                                        4230 Orchard Lake Road
259   Parker Road Retail                                                               6500 North Freeway
260   Smith Shopping Center                                                            4923-5000 West 95th Street
261   Rivermont Park                                                                   350-600 Rivermont Drive
262   SecurCare of Colorado Springs                                                    1545 South Nevada Avenue & 320 East St. Elmo
                                                                                            Avenue
263   Free Street Office Building                                                      22 Free Street
264   Maple Valley Plaza                                                               245 Maple Street
265   Crestview Apartments                                                             62 Treat Street
266   Cedar Lakes Apartments                                                           1900 South Rock Road
267   Rose Garden Apartments                                                           401-407 Passaic Street
268   Kmart - Charleston                                                               6531 MacCorkle Avenue SE
269   Edelweiss Apartments                                                             845 U.S. Highway 81 West
270   The Wachler Building                                                             100 South Old Woodward Avenue
271   CTC II Building                                                                  382 South Arthur Avenue
272   Autumn Ridge Apartments                                                          501 Massey Tompkins Road


#     Property Name                                                                    City                   County

205   Kessel Food Market - Flushing  (1N)                                              Flushing               Genesee
206   Kessel Food Market - Grand Blanc  (1N)                                           Grand Blanc            Genesee
207   178-188 Middle Street                                                            Portland               Cumberland
208   350 Raritan Center Parkway                                                       Edison                 Middlesex
209   El San Juan Mobile Home Park                                                     Peoria                 Maricopa
210   Meadowood Apartments                                                             Glendora               Los Angeles
211   Country Club Corner Retail Center                                                Fort Collins           Larimer
212   Vagabond Apartments                                                              Lodi                   Bergen
213   Esprit Office Building                                                           Austin                 Travis
214   Mission Plaza                                                                    Lompoc                 Santa Barbara
215   Broussard Village Shopping Center                                                Broussard              Lafayette
216   Another Attic Self Storage                                                       Amarillo               Randall
217   Raintree Apartments                                                              Columbus               Franklin
218   Jeffco Plaza                                                                     Tucson                 Pima
219   Ramada Inn - Chatsworth                                                          Chatsworth             Los Angeles
220   Preston Plaza                                                                    Dallas                 Dallas
221   U.S. Storage Centers                                                             Placentia              Orange
222   Comfort Inn - San Jose                                                           San Jose               Santa Clara
223   A-1 Mini Storage                                                                 Santa Ana              Orange
224   Sandpiper Apartments                                                             Lantana                Palm Beach
225   Plantation Xtra Storage                                                          Plantation             Broward
226   Perimeter Plaza Shopping Center                                                  Cookeville             Putnam
227   Red Oak Apartments  (1O)                                                         Austin                 Travis
228   Diplomat Apartments  (1O)                                                        Austin                 Travis
229   Waterston Apartments  (1O)                                                       Austin                 Travis
230   Montage Apartments  (1O)                                                         Austin                 Travis
231   Melroy Apartments  (1O)                                                          Austin                 Travis
232   Envoy Apartments  (1O)                                                           Austin                 Travis
233   Sixth & Gass Office Building                                                     Las Vegas              Clark
234   Rancho Los Amigos                                                                Tucson                 Pima
235   Savemart Shopping Center                                                         Pittsburg              Contra Costa
236   Glenwood Apartments                                                              Houston                Harris
237   Georgian Court/Woodside Apartments                                               Utica                  Oneida
238   Everhart Place Apartments                                                        Corpus Christi         Nueces
239   West 34th Self Storage                                                           Amarillo               Randall
240   Regency Apartments                                                               Denver                 Denver
241   Corona Industrial Center                                                         Corona                 Riverside
242   North American/Lazy "R" Manufactured Housing Communities                         Indianola              Warren
243   Harmony Mobile Home Park                                                         West Carrollton        Montgomery
244   Dunshire Gardens Apartments  (1P)                                                Dundalk                Baltimore
245   Alpine Gardens Apartments  (1P)                                                  Essex                  Baltimore
246   Delvale Apartments  (1P)                                                         Dundalk                Baltimore
247   The Northwest Medical Plaza Shopping Center                                      Houston                Harris
248   Kingsley Business Center                                                         Garland                Dallas
249   OfficeMax                                                                        Alexandria             Rapides
250   Rutherford Place                                                                 Austin                 Travis
251   The Woods II Office Buildings                                                    Austin                 Travis
252   Greenville Avenue B & G                                                          Dallas                 Dallas
253   Boulder Ridge Apartments                                                         Wyoming                Kent
254   Spring Gardens Apartments                                                        Houston                Harris
255   The Admiral Apartments & The Drake Apartments                                    Indianapolis           Marion
256   Heritage Apartments                                                              Hackensack             Bergen
257   Montgomery Village Executive Plaza Phase I                                       Gaithersburg           Montgomery
258   Orchard Lake Mini-Storage                                                        Orchard Lake           Oakland
259   Parker Road Retail                                                               Houston                Harris
260   Smith Shopping Center                                                            Oak Lawn               Cook
261   Rivermont Park                                                                   Columbia               Richland
262   SecurCare of Colorado Springs                                                    Colorado Springs       El Paso
263   Free Street Office Building                                                      Portland               Cumberland
264   Maple Valley Plaza                                                               Manchester             Hillsborough
265   Crestview Apartments                                                             West Haven             New Haven
266   Cedar Lakes Apartments                                                           Wichita                Sedgwick
267   Rose Garden Apartments                                                           Hackensack             Bergen
268   Kmart - Charleston                                                               Charleston             Kanawha
269   Edelweiss Apartments                                                             New Braunfels          Comal
270   The Wachler Building                                                             Birmingham             Oakland
271   CTC II Building                                                                  Louisville             Boulder
272   Autumn Ridge Apartments                                                          Baytown                Harris


#     Property Name                                                                    State          Zip Code

205   Kessel Food Market - Flushing  (1N)                                                MI             48433
206   Kessel Food Market - Grand Blanc  (1N)                                             MI             48430
207   178-188 Middle Street                                                              ME             04101
208   350 Raritan Center Parkway                                                         NJ             08837
209   El San Juan Mobile Home Park                                                       AZ             85345
210   Meadowood Apartments                                                               CA             91740
211   Country Club Corner Retail Center                                                  CO             80524
212   Vagabond Apartments                                                                NJ             07644
213   Esprit Office Building                                                             TX             78746
214   Mission Plaza                                                                      CA             93436
215   Broussard Village Shopping Center                                                  LA             70518
216   Another Attic Self Storage                                                         TX             79109
217   Raintree Apartments                                                                OH             43229
218   Jeffco Plaza                                                                       AZ             85710
219   Ramada Inn - Chatsworth                                                            CA             91311
220   Preston Plaza                                                                      TX             75252
221   U.S. Storage Centers                                                               CA             92870
222   Comfort Inn - San Jose                                                             CA             95126
223   A-1 Mini Storage                                                                   CA             92703
224   Sandpiper Apartments                                                               FL             33462
225   Plantation Xtra Storage                                                            FL             33322
226   Perimeter Plaza Shopping Center                                                    TN             38501
227   Red Oak Apartments  (1O)                                                           TX             78705
228   Diplomat Apartments  (1O)                                                          TX             78705
229   Waterston Apartments  (1O)                                                         TX             78703
230   Montage Apartments  (1O)                                                           TX             78705
231   Melroy Apartments  (1O)                                                            TX             78705
232   Envoy Apartments  (1O)                                                             TX             78705
233   Sixth & Gass Office Building                                                       NV             89101
234   Rancho Los Amigos                                                                  AZ             85704
235   Savemart Shopping Center                                                           CA             94565
236   Glenwood Apartments                                                                TX             77099
237   Georgian Court/Woodside Apartments                                                 NY             13501
238   Everhart Place Apartments                                                          TX             78413
239   West 34th Self Storage                                                             TX             79109
240   Regency Apartments                                                                 CO             80203
241   Corona Industrial Center                                                           CA             91720
242   North American/Lazy "R" Manufactured Housing Communities                           IA             50125
243   Harmony Mobile Home Park                                                           OH             45449
244   Dunshire Gardens Apartments  (1P)                                                  MD             21222
245   Alpine Gardens Apartments  (1P)                                                    MD             21221
246   Delvale Apartments  (1P)                                                           MD             21222
247   The Northwest Medical Plaza Shopping Center                                        TX             77090
248   Kingsley Business Center                                                           TX             75041
249   OfficeMax                                                                          LA             71301
250   Rutherford Place                                                                   TX             78754
251   The Woods II Office Buildings                                                      TX             78759
252   Greenville Avenue B & G                                                            TX             75246
253   Boulder Ridge Apartments                                                           MI             49548
254   Spring Gardens Apartments                                                          TX             77055
255   The Admiral Apartments & The Drake Apartments                                      IN             46208
256   Heritage Apartments                                                                NJ             07601
257   Montgomery Village Executive Plaza Phase I                                         MD             20886
258   Orchard Lake Mini-Storage                                                          MI             48323
259   Parker Road Retail                                                                 TX             77076
260   Smith Shopping Center                                                              IL             60453
261   Rivermont Park                                                                     SC             29210
262   SecurCare of Colorado Springs                                                      CO             80906
263   Free Street Office Building                                                        ME             04101
264   Maple Valley Plaza                                                                 NH             03103
265   Crestview Apartments                                                               CT             06516
266   Cedar Lakes Apartments                                                             KS             67207
267   Rose Garden Apartments                                                             NJ             07601
268   Kmart - Charleston                                                                 WV             25304
269   Edelweiss Apartments                                                               TX             78130
270   The Wachler Building                                                               MI             48009
271   CTC II Building                                                                    CO             80027
272   Autumn Ridge Apartments                                                            TX             77521

                      Managers and Locations of the Mortgaged Properties


#     Property Name                                                                    Manager

273   Diversey & Sheffield Plaza                                                       M & J Wilkow Management Corporation
274   The Pinger Building                                                              Harkavy Management Services, Inc.
275   Elden Professional Building                                                      Nazu Tex International America, Ltd.
276   Orangetree Apartments                                                            Owner Managed
277   Silver Cliff Apartments                                                          Model Management, Inc.
278   Granada Plaza                                                                    EquiFirst Realty Services, Inc.
279   Summitwood Village Apartments                                                    Carabetta Management Co.
280   2221 Lee Road Office Building                                                    Fulcrum Properties, Inc.
281   All American Mini Storage                                                        CSM Corporation
282   201 Commonwealth Court                                                           Owner Managed
283   Olde Oaks Apartments                                                             JMG Realty, Inc.
284   Bouganvillas Apartments                                                          Diversified Managed Investments, Inc.
285   Martin Mobile Home Park                                                          Owner Managed
286   Ellendale Place Apartments                                                       Owner Managed
287   Kessel Food Market - Saginaw                                                     Owner Managed
288   Talbot Center                                                                    Owner Managed
289   Circle K Mobile Home Park                                                        Follett Investment Properties, Inc.
290   Strawberry Hill Apartments                                                       Owner Managed
291   McGeordan Apartments                                                             Shaner Development Corp.
292   Camel Toe Plaza Shopping Center                                                  Real Estate Systems, Inc.
293   Washington Park Offices                                                          Shelter West, Inc.
294   Denway Circle Apartments                                                         Princeton Management Company
295   Oxford Village Apartments                                                        Cormorant Co., Inc.
296   Space Saver #8 Self-Storage Facility                                             Richard Grant Company
297   Food City Retail Center                                                          Owner Managed
298   Meadowood I Apartments                                                           Owner Managed
299   Windy Hill Apartments                                                            Owner Managed
300   Northgate Plaza                                                                  Dana Butcher Associates
301   Lone Mountain Mobile Home Park                                                   Owner Managed
302   Ogden Apartments                                                                 Marc P. Levine
303   Oak Lawn Square                                                                  M & J Wilkow Management Corporation
304   Flat Iron Building                                                               Owner Managed
305   Baymar Apartments                                                                Harvest Properties, LLC
306   Texas City Medical Office Building  (1Q)                                         Kalee Investments
307   Hollyvale Apartments  (1Q)                                                       Kalee Investments
308   Grandin Village Apartments                                                       Owner Managed
309   Riverview Estates Mobile Home Park                                               Owner Managed
310   Tree Top Apartments                                                              Owner Managed
311   871 Islington Street                                                             Great Works Properties, Inc.
312   Westwood Apartments                                                              Owner Managed
313   Territorial Village  (1R)                                                        Greco Rentals Management Co., LLC
314   Telshor Tower Plaza  (1R)                                                        Greco Rentals Management Co., LLC
315   Congress Building                                                                Owner Managed
316   Continental House Apartments                                                     Owner Managed
317   Affordable Self Storage                                                          Owner Managed
318   Iroquois Apartments                                                              Owner Managed
319   Bay Palm Apartments                                                              Howard S. Weinstein, P.A.
320   969 & 971 Amsterdam Avenue                                                       Owner Managed
321   59-15 55th Street                                                                Owner Managed
322   Chesterfield/Eula Apartments                                                     Owner Managed
323   Carillon Retail Center                                                           Scowden Real Estate
324   Pine Street Apartments & Blossom Street Apartments                               Owner Managed
325   Penn State Office Building                                                       Owner Managed
326   Autumn Run Apartments                                                            Summit Realty Services, Inc.
327   Pullman Park Apartments                                                          Madison Commercial Group
328   Spanish Oaks Apartments                                                          Owner Managed
329   Ballenger Manor Apartments                                                       Owner Managed
330   Allen Avenue Apartments                                                          Owner Managed
331   Skyline Mall                                                                     Owner Managed
332   James Road Medical Center                                                        Welsh Companies
333   Rebecca Apartments                                                               Owner Managed
334   The Homestead Apartments                                                         Anthem Residential Asset Management
335   Corona Avenue Apartments                                                         Owner Managed
336   Sandstone Apartments                                                             Madison Commercial Group
337   Lynn Villa Apartments                                                            Owner Managed
338   Savannah Apartments                                                              Kalee Investments
339   Vienna Terrace Apartments                                                        BH Management Services, Inc.
340   Alexandria Apartments - CO                                                       Cornerstone Management Co.


#     Property Name                                                                    Address

273   Diversey & Sheffield Plaza                                                       933-949 West Diversey Parkway
274   The Pinger Building                                                              708 Walnut Street
275   Elden Professional Building                                                      209 Elden Street
276   Orangetree Apartments                                                            4220 East Almeria Road & 1707, 1713 and 1717
                                                                                            North 42nd Street
277   Silver Cliff Apartments                                                          3375 McHenry Avenue
278   Granada Plaza                                                                    362 Granada Boulevard
279   Summitwood Village Apartments                                                    200, 254, 261, 276, 277, 285 and 290 Sam's
                                                                                            Road
280   2221 Lee Road Office Building                                                    2221 Lee Road
281   All American Mini Storage                                                        1777 West 68th Avenue
282   201 Commonwealth Court                                                           201 Commonwealth Court
283   Olde Oaks Apartments                                                             140 Lakeview Drive
284   Bouganvillas Apartments                                                          1500-1650 NW 4th Avenue
285   Martin Mobile Home Park                                                          4055 South Avenue
286   Ellendale Place Apartments                                                       2659 Ellendale Place
287   Kessel Food Market - Saginaw                                                     3430 State Street
288   Talbot Center                                                                    1100 Commerce Drive
289   Circle K Mobile Home Park                                                        4487 East Lake Mead Boulevard
290   Strawberry Hill Apartments                                                       1500 Strawberry Road
291   McGeordan Apartments                                                             247 North Main Street
292   Camel Toe Plaza Shopping Center                                                  900 Camel Drive
293   Washington Park Offices                                                          3700 Russell Street
294   Denway Circle Apartments                                                         544 Denway Circle
295   Oxford Village Apartments                                                        2911-2951 Seymour Lake Road
296   Space Saver #8 Self-Storage Facility                                             6333 South Loop East
297   Food City Retail Center                                                          420 East Southen Avenue & 1119 South Mesa
                                                                                           Drive
298   Meadowood I Apartments                                                           5332 Buttercup Lane
299   Windy Hill Apartments                                                            120, 130, 140, 160 and 162 Chalfont Drive
300   Northgate Plaza                                                                  219-225 and 247-293 Academy Avenue
301   Lone Mountain Mobile Home Park                                                   493 Hot Springs Road
302   Ogden Apartments                                                                 1274 Ogden Street & 1010 East 13th Avenue
303   Oak Lawn Square                                                                  5701-5721 West 95th Street
304   Flat Iron Building                                                               20 Battery Park Avenue
305   Baymar Apartments                                                                94 Gaylord Street
306   Texas City Medical Office Building  (1Q)                                         6504 and 6518 Memorial Drive
307   Hollyvale Apartments  (1Q)                                                       423 and 427 Hollyvale Drive
308   Grandin Village Apartments                                                       1720 Grandin Road
309   Riverview Estates Mobile Home Park                                               98 Teynor Estates
310   Tree Top Apartments                                                              4207 Bowser Avenue
311   871 Islington Street                                                             871 Islington Street
312   Westwood Apartments                                                              1-40 Westwood Drive
313   Territorial Village  (1R)                                                        2460 Locust Drive
314   Telshor Tower Plaza  (1R)                                                        755 Telshor Boulevard
315   Congress Building                                                                3525-35 Broadway
316   Continental House Apartments                                                     5845 North Mesa
                                                                                       1239 Teasley Lane & 1029 Shady Oaks & 309 and
317   Affordable Self Storage                                                               518 Smith Street
318   Iroquois Apartments                                                              946 SW 4th Street
319   Bay Palm Apartments                                                              2185 NE 123 Street
320   969 & 971 Amsterdam Avenue                                                       969 & 971 Amsterdam Avenue
321   59-15 55th Street                                                                59-15 55th Street
322   Chesterfield/Eula Apartments                                                     1216 Chesterfield Avenue
323   Carillon Retail Center                                                           9200 North Lamar Boulevard
324   Pine Street Apartments & Blossom Street Apartments                               208 and 210 Pine Street & 18-20 and 22-24
                                                                                           Blossom Street
325   Penn State Office Building                                                       7330 East Earll Drive
326   Autumn Run Apartments                                                            505-515 Surrey Avenue
327   Pullman Park Apartments                                                          406 East Elm Street
328   Spanish Oaks Apartments                                                          407 East 45th Street
329   Ballenger Manor Apartments                                                       809 South Ballenger Road
330   Allen Avenue Apartments                                                          53-57 Allen Avenue
331   Skyline Mall                                                                     380 Daniel Webster Highway
332   James Road Medical Center                                                        407 James Road
333   Rebecca Apartments                                                               9707 Timberside Drive
334   The Homestead Apartments                                                         809-811 East Armour Boulevard
335   Corona Avenue Apartments                                                         110-50 and 110-52 Corona Avenue
336   Sandstone Apartments                                                             4945 Capitol Avenue
337   Lynn Villa Apartments                                                            1310 School Road
338   Savannah Apartments                                                              1606 Avenue N
339   Vienna Terrace Apartments                                                        150 South Main Street
340   Alexandria Apartments - CO                                                       1465 Elm Street


#     Property Name                                                                    City                   County

273   Diversey & Sheffield Plaza                                                       Chicago                Cook
274   The Pinger Building                                                              Cincinnati             Hamilton
275   Elden Professional Building                                                      Herndon                Fairfax
276   Orangetree Apartments                                                            Phoenix                Maricopa
277   Silver Cliff Apartments                                                          Cincinnati             Hamilton
278   Granada Plaza                                                                    Ormond Beach           Volusia
279   Summitwood Village Apartments                                                    Meriden                New Haven
280   2221 Lee Road Office Building                                                    Winter Park            Orange
281   All American Mini Storage                                                        Denver                 Adams
282   201 Commonwealth Court                                                           Cary                   Wake
283   Olde Oaks Apartments                                                             Clute                  Brazoria
284   Bouganvillas Apartments                                                          Boca Raton             Palm Beach
285   Martin Mobile Home Park                                                          Boardman               Mahoning
286   Ellendale Place Apartments                                                       Los Angeles            Los Angeles
287   Kessel Food Market - Saginaw                                                     Saginaw                Saginaw
288   Talbot Center                                                                    Peachtree City         Fayette
289   Circle K Mobile Home Park                                                        Las Vegas              Clark
290   Strawberry Hill Apartments                                                       Pasadena               Harris
291   McGeordan Apartments                                                             Wellsville             Allegany
292   Camel Toe Plaza Shopping Center                                                  Gillette               Campbell
293   Washington Park Offices                                                          Missoula               Missoula
294   Denway Circle Apartments                                                         Kalamazoo              Kalamazoo
295   Oxford Village Apartments                                                        Oxford Township        Oakland
296   Space Saver #8 Self-Storage Facility                                             Houston                Harris
297   Food City Retail Center                                                          Mesa                   Maricopa
298   Meadowood I Apartments                                                           Indianapolis           Marion
299   Windy Hill Apartments                                                            Athens                 Clarke
300   Northgate Plaza                                                                  Sanger                 Fresno
301   Lone Mountain Mobile Home Park                                                   Carson City            Ormsby
302   Ogden Apartments                                                                 Denver                 Denver
303   Oak Lawn Square                                                                  Oak Lawn               Cook
304   Flat Iron Building                                                               Asheville              Buncombe
305   Baymar Apartments                                                                Bristol                Hartford
306   Texas City Medical Office Building  (1Q)                                         Texas City             Galveston
307   Hollyvale Apartments  (1Q)                                                       Houston                Harris
308   Grandin Village Apartments                                                       Roanoke                Roanoke
309   Riverview Estates Mobile Home Park                                               Bucyrus                Crawford
310   Tree Top Apartments                                                              Dallas                 Dallas
311   871 Islington Street                                                             Portsmouth             Rockingham
312   Westwood Apartments                                                              Plattsburgh            Clinton
313   Territorial Village  (1R)                                                        Las Cruces             Dona Ana
314   Telshor Tower Plaza  (1R)                                                        Las Cruces             Dona Ana
315   Congress Building                                                                Kansas City            Jackson
316   Continental House Apartments                                                     El Paso                El Paso
317   Affordable Self Storage                                                          Denton                 Denton
318   Iroquois Apartments                                                              Miami                  Dade
319   Bay Palm Apartments                                                              Miami                  Dade
320   969 & 971 Amsterdam Avenue                                                       New York               New York
321   59-15 55th Street                                                                Maspeth                Queens
322   Chesterfield/Eula Apartments                                                     Lancaster              Lancaster
323   Carillon Retail Center                                                           Austin                 Travis
324   Pine Street Apartments & Blossom Street Apartments                               Nashua                 Hillsborough
325   Penn State Office Building                                                       Scottsdale             Maricopa
326   Autumn Run Apartments                                                            Winslow                Camden
327   Pullman Park Apartments                                                          Gatesville             Coryell
328   Spanish Oaks Apartments                                                          Austin                 Travis
329   Ballenger Manor Apartments                                                       Flint                  Genesee
330   Allen Avenue Apartments                                                          Portland               Cumberland
331   Skyline Mall                                                                     Merrimack              Hillsborough
332   James Road Medical Center                                                        Columbus               Franklin
333   Rebecca Apartments                                                               Houston                Harris
334   The Homestead Apartments                                                         Kansas City            Jackson
335   Corona Avenue Apartments                                                         Corona                 Queens
336   Sandstone Apartments                                                             Dallas                 Dallas
337   Lynn Villa Apartments                                                            Carrollton             Dallas
338   Savannah Apartments                                                              South Houston          Harris
339   Vienna Terrace Apartments                                                        Euless                 Tarrant
340   Alexandria Apartments - CO                                                       Denver                 Denver


#     Property Name                                                                    State          Zip Code

273   Diversey & Sheffield Plaza                                                         IL             60614
274   The Pinger Building                                                                OH             45202
275   Elden Professional Building                                                        VA             22070
276   Orangetree Apartments                                                              AZ             85008
277   Silver Cliff Apartments                                                            OH             45225
278   Granada Plaza                                                                      FL             32174
279   Summitwood Village Apartments                                                      CT             06451
280   2221 Lee Road Office Building                                                      FL             32789
281   All American Mini Storage                                                          CO             80221
282   201 Commonwealth Court                                                             NC             27511
283   Olde Oaks Apartments                                                               TX             77531
284   Bouganvillas Apartments                                                            FL             33432
285   Martin Mobile Home Park                                                            OH             44512
286   Ellendale Place Apartments                                                         CA             90007
287   Kessel Food Market - Saginaw                                                       MI             48602
288   Talbot Center                                                                      GA             30269
289   Circle K Mobile Home Park                                                          NV             89115
290   Strawberry Hill Apartments                                                         TX             77502
291   McGeordan Apartments                                                               NY             14895
292   Camel Toe Plaza Shopping Center                                                    WY             82176
293   Washington Park Offices                                                            MT             59801
294   Denway Circle Apartments                                                           MI             49008
295   Oxford Village Apartments                                                          MI             48371
296   Space Saver #8 Self-Storage Facility                                               TX             77087
297   Food City Retail Center                                                            AZ             85204
298   Meadowood I Apartments                                                             IN             46224
299   Windy Hill Apartments                                                              GA             30603
300   Northgate Plaza                                                                    CA             93657
301   Lone Mountain Mobile Home Park                                                     NV             89706
302   Ogden Apartments                                                                   CO             80218
303   Oak Lawn Square                                                                    IL             60453
304   Flat Iron Building                                                                 NC             28801
305   Baymar Apartments                                                                  CT             06010
306   Texas City Medical Office Building  (1Q)                                           TX             75591
307   Hollyvale Apartments  (1Q)                                                         TX             77060
308   Grandin Village Apartments                                                         VA             24015
309   Riverview Estates Mobile Home Park                                                 OH             44820
310   Tree Top Apartments                                                                TX             75219
311   871 Islington Street                                                               NH             03801
312   Westwood Apartments                                                                NY             12901
313   Territorial Village  (1R)                                                          NM             88001
314   Telshor Tower Plaza  (1R)                                                          NM             88001
315   Congress Building                                                                  MO             26752
316   Continental House Apartments                                                       TX             79912
317   Affordable Self Storage                                                            TX             76205
318   Iroquois Apartments                                                                FL             33130
319   Bay Palm Apartments                                                                FL             33181
320   969 & 971 Amsterdam Avenue                                                         NY             10025
321   59-15 55th Street                                                                  NY             11378
322   Chesterfield/Eula Apartments                                                       SC             29720
323   Carillon Retail Center                                                             TX             75591
324   Pine Street Apartments & Blossom Street Apartments                                 NH             03060
325   Penn State Office Building                                                         AZ             85251
326   Autumn Run Apartments                                                              NJ             08009
327   Pullman Park Apartments                                                            TX             76528
328   Spanish Oaks Apartments                                                            TX             78751
329   Ballenger Manor Apartments                                                         MI             48532
330   Allen Avenue Apartments                                                            ME             04103
331   Skyline Mall                                                                       NH             03054
332   James Road Medical Center                                                          OH             43215
333   Rebecca Apartments                                                                 TX             77025
334   The Homestead Apartments                                                           MO             64109
335   Corona Avenue Apartments                                                           NY             11368
336   Sandstone Apartments                                                               TX             75206
337   Lynn Villa Apartments                                                              TX             75006
338   Savannah Apartments                                                                TX             77587
339   Vienna Terrace Apartments                                                          TX             76040
340   Alexandria Apartments - CO                                                         CO             80220

                      Managers and Locations of the Mortgaged Properties


#     Property Name                                                                    Manager

341   Boynton Vista Apartments                                                         Owner Managed
342   Navarro Crossing Apartments                                                      Madison Commercial Group
343   Kordis Apartments                                                                Owner Managed

#     Property Name                                                                    Address

341   Boynton Vista Apartments                                                         419 Circle Drive & 420 NE 17th Avenue
342   Navarro Crossing Apartments                                                      4115 West Highway 31
343   Kordis Apartments                                                                5642 Charles Street & 5647 James Street
#     Property Name                                                                    City                   County

341   Boynton Vista Apartments                                                         Boynton Beach          Palm Beach
342   Navarro Crossing Apartments                                                      Corsicana              Navarro
343   Kordis Apartments                                                                New Port Richey        Pasco

#     Property Name                                                                    State          Zip Code

341   Boynton Vista Apartments                                                           FL             33435
342   Navarro Crossing Apartments                                                        TX             75110
343   Kordis Apartments                                                                  FL             34652

(1A) A Single Mortgage Note secured by Arbor Lake Club Apartments, The Parkview Apartments - FL, Heron's Cove Apartments and Horizons North Apartments, respectively.
(1B) A Single Mortgage Note secured by Sterling Point Apartments, Sandridge Apartments, and Woodscape Apartments, respectively.
(1C) The Mortgage Loans secured by Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage, Stone Fort Land - The Krystal Office Building, Stone Fort Land - Riverside Center, Stone Fort Land - Harrison Direct Warehouse, and Stone Fort Land - Tennessee American Water Company Office Building, respectively, are cross-collateralized and cross-defaulted.
(1D) The Mortgage Loans secured by Cherry Creek Retirement Village and Remington Heights Retirement Community, respectively, are cross-collateralized and cross-defaulted.
(1E) A Single Mortgage Note secured by Two University Plaza, 800-900 Lanidex Plaza and 140 Littleton Road, respectively.
(1F) A Single Mortgage Note secured by River Haven Mobile Home Park and Knollwood Estates Mobile Home Park, respectively.
(1G) A Single Mortgage Note secured by U-Haul - Rusfield, U-Haul - San Clemente, U-Haul - East Colonial and U-Haul - MacArthur Park, respectively.
(1H) A Single Mortgage Note secured by U-Haul - Dublin, U-Haul - Northridge, U-Haul - Orange Park and U-Haul - Tulsa, respectively.
(1I) The Mortgage Loans secured by Willow Springs Shopping Center, Villa Shopping Center and Crystal Gardens Shopping Center, respectively, are cross-collateralized and cross-defaulted.
(1J) A Single Mortgage Note secured by U-Haul - Margate, U-Haul - Copperfield, U-Haul - Hampton, U-Haul - Lodi, respectively.
(1K) A Single Mortgage Note secured by 1384-1450 Park Avenue, Rojacks Supermarket/CVS Pharmacy and Trucchi's Supermarket, respectively.
(1L) The Mortgage Loans secured by 929 Pearl Street and 2005 Tenth Street, respectively, are cross-collateralized and cross-defaulted.
(1M) A Single Mortgage Note secured by The Villas of Buena Vista Apartments, The Parkview Apartments - TX, Madras Apartments, Alexandria Apartments - TX, Sandia Park, 4300 Travis Apartments, Vista Quarters Condos, 3131 Armstrong Condominiums, The Essex, 4431 Travis Street Apartments, 4432 Buena Vista Apartments, The Annex Apartments, 4319 Buena Vista Apartments, The Chase Apartments and Avalon Apartments, respectively.
(1N) A Single Mortgage Note secured by Kessel Food Market- Flushing and Kessel Food Market-Grand Blanc, respectively.
(1O) The Mortgage Loans secured by Red Oak Apartments, Diplomat Apartments, Waterston Apartments, Montage Apartments, Melroy Apartments and Envoy Apartments, respectively, are cross-collateralized and cross-defaulted.
(1P) The Mortgage Loans secured by Dunshire Gardens Apartments, Alpine Gardens Apartments and Delvale Apartments, respectively, are cross-collateralized and cross-defaulted.
(1Q) The Mortgage Loans secured by Texas City Medical Office Building and Hollyvale Apartments, respectively, are cross-collateralized and cross-defaulted.
(1R) The Mortgage Loans secured by Territorial Village and Telshor Tower Plaza, respectively, are cross-collateralized and cross-defaulted.
(2) The Mortgage Loan secured by Capital Heights Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

                    Description of the Mortgaged Properties

#        Property Name                                                                              Property Type

1        Oakwood Plaza                                                                              Retail
2        Arbor Lake Club Apartments  (1A)                                                           Multifamily
3        The Parkview Apartments - FL  (1A)                                                         Multifamily
4        Heron's Cove Apartments  (1A)                                                              Multifamily
5        Horizons North Apartments  (1A)                                                            Multifamily
6        Herald Center                                                                              Retail
7        Sterling Point Apartments  (1B)                                                            Multifamily
8        Sandridge Apartments  (1B)                                                                 Multifamily
9        Woodscape Apartments  (1B)                                                                 Multifamily
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)             Mixed Use
11       Stone Fort Land - The Krystal Office Building  (1C)                                        Office
12       Stone Fort Land - Riverside Center  (1C)                                                   Office
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                          Industrial
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                   Office
15       Center At The Plant                                                                        Retail
16       The Boardwalk                                                                              Multifamily
17       Cherry Creek Retirement Village  (1D)                                                      Independent Assisted Living
18       Remington Heights Retirement Community  (1D)                                               Independent Assisted Living
19       Charles River Center                                                                       Retail
20       Fox Run Shopping Center                                                                    Retail
21       Two University Plaza  (1E)                                                                 Office
22       800-900 Lanidex Plaza  (1E)                                                                Office
23       140 Littleton Road  (1E)                                                                   Office
24       Embarcadero Corporate Center                                                               Office
25       Best Buy Plaza Shopping Center                                                             Retail
26       Highland Falls Apartments                                                                  Multifamily
27       Rancho Ocaso                                                                               Multifamily
28       The Court at Deptford II                                                                   Retail
29       Sage Crossing Apartments                                                                   Multifamily
30       Crossroads at Buckland Hills                                                               Retail
31       Deerbrook Crossing Shopping Center                                                         Retail
32       Sundance Village Apartments                                                                Multifamily
33       Lake Mead Pavilion Shopping Center                                                         Retail
34       Ontario Plaza                                                                              Retail
35       Cole Spring Plaza                                                                          Multifamily
36       Penney's Plaza                                                                             Retail
37       Pines of Westbury                                                                          Multifamily
38       Bell Run Plaza                                                                             Retail
39       River Haven Mobile Home Park  (1F)                                                         Manufactured Housing
40       Knollwood Estates Mobile Home Park  (1F)                                                   Manufactured Housing
41       Colesville Towers                                                                          Multifamily
42       North Pointe Apartments                                                                    Multifamily
43       Tower Plaza Retail Center                                                                  Retail
44       Mountain View Mobile Home Park                                                             Manufactured Housing
45       The Mosby Building & Apartments                                                            Mixed Use
46       211 South Gulph Road                                                                       Office
47       Pinewood Apartments                                                                        Multifamily
48       U-Haul - Rusfield  (1G)                                                                    Self Storage
49       U-Haul - San Clemente  (1G)                                                                Self Storage
50       U-Haul - East Colonial  (1G)                                                               Self Storage
51       U-Haul - MacArthur Park  (1G)                                                              Self Storage
52       Park Knolls Apartments                                                                     Multifamily
53       Diamond Bar Towne Center                                                                   Retail
54       U-Haul - Dublin  (1H)                                                                      Self Storage
55       U-Haul - Northridge  (1H)                                                                  Self Storage
56       U-Haul - Orange Park  (1H)                                                                 Self Storage
57       U-Haul - Tulsa  (1H)                                                                       Self Storage
58       Cherry Knolls Shopping Center                                                              Retail
59       333 Sam Houston Office Building                                                            Office
60       The Shadowbrook Apartments                                                                 Multifamily
61       Delta Fair Shopping Center                                                                 Retail
62       Willow Springs Shopping Center  (1I)                                                       Mixed Use
63       Villa Shopping Center  (1I)                                                                Retail
64       Crystal Gardens Shopping Center  (1I)                                                      Mixed Use
65       Hazelcrest Place                                                                           Multifamily
66       BJ's Plaza Shopping Center                                                                 Retail
67       Holiday Inn Express - City Center                                                          Hotel
68       U-Haul - Margate  (1J)                                                                     Self Storage
69       U-Haul - Copperfield  (1J)                                                                 Self Storage
70       U-Haul - Hampton  (1J)                                                                     Self Storage
71       U-Haul - Lodi  (1J)                                                                        Self Storage
72       Fashion Outlet Center                                                                      Retail
73       Tivoli Apartments                                                                          Multifamily
74       Tetra - Chase Texas Bank Center                                                            Office
75       1384-1450 Park Avenue  (1K)                                                                Retail
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                     Retail


                                                                                                    Units/
                                                                                                   Sq. Ft./
                                                                                                    Rooms/            Fee Simple/
#        Property Name                                                                               Pads              Leasehold

1        Oakwood Plaza                                                                                  885,713           Fee
2        Arbor Lake Club Apartments  (1A)                                                                   712           Fee
3        The Parkview Apartments - FL  (1A)                                                                 208           Fee
4        Heron's Cove Apartments  (1A)                                                                      324           Fee
5        Horizons North Apartments  (1A)                                                                    276           Fee
6        Herald Center                                                                                  249,504           Fee
7        Sterling Point Apartments  (1B)                                                                    922           Fee
8        Sandridge Apartments  (1B)                                                                         504           Fee
9        Woodscape Apartments  (1B)                                                                         544           Fee
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)                 148,971           Fee
11       Stone Fort Land - The Krystal Office Building  (1C)                                            135,625           Fee
12       Stone Fort Land - Riverside Center  (1C)                                                       135,000           Fee
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                              184,700           Fee
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                        15,488           Fee
15       Center At The Plant                                                                            217,725           Fee
16       The Boardwalk                                                                                      248           Fee
17       Cherry Creek Retirement Village  (1D)                                                              215           Fee
18       Remington Heights Retirement Community  (1D)                                                       146           Fee
19       Charles River Center                                                                           118,237           Fee
20       Fox Run Shopping Center                                                                        242,223           Fee
21       Two University Plaza  (1E)                                                                     149,504           Fee
22       800-900 Lanidex Plaza  (1E)                                                                    111,172           Fee
23       140 Littleton Road  (1E)                                                                        30,213           Fee
24       Embarcadero Corporate Center                                                                    99,015           Fee
25       Best Buy Plaza Shopping Center                                                                 177,462           Fee
26       Highland Falls Apartments                                                                          446           Fee
27       Rancho Ocaso                                                                                       280           Fee
28       The Court at Deptford II                                                                       145,080      Fee Leasehold
29       Sage Crossing Apartments                                                                           588           Fee
30       Crossroads at Buckland Hills                                                                   120,133           Fee
31       Deerbrook Crossing Shopping Center                                                             240,220           Fee
32       Sundance Village Apartments                                                                        304           Fee
33       Lake Mead Pavilion Shopping Center                                                             115,823           Fee
34       Ontario Plaza                                                                                  149,775           Fee
35       Cole Spring Plaza                                                                                  267           Fee
36       Penney's Plaza                                                                                 163,467           Fee
37       Pines of Westbury                                                                                  940           Fee
38       Bell Run Plaza                                                                                 111,581           Fee
39       River Haven Mobile Home Park  (1F)                                                                 528           Fee
40       Knollwood Estates Mobile Home Park  (1F)                                                           161           Fee
41       Colesville Towers                                                                                  254           Fee
42       North Pointe Apartments                                                                            428           Fee
43       Tower Plaza Retail Center                                                                      101,793           Fee
44       Mountain View Mobile Home Park                                                                     156           Fee
45       The Mosby Building & Apartments                                                                204,005           Fee
46       211 South Gulph Road                                                                           102,250           Fee
47       Pinewood Apartments                                                                                380           Fee
48       U-Haul - Rusfield  (1G)                                                                         85,601           Fee
49       U-Haul - San Clemente  (1G)                                                                     30,996           Fee
50       U-Haul - East Colonial  (1G)                                                                    32,785           Fee
51       U-Haul - MacArthur Park  (1G)                                                                   42,174           Fee
52       Park Knolls Apartments                                                                             350           Fee
53       Diamond Bar Towne Center                                                                       100,342           Fee
54       U-Haul - Dublin  (1H)                                                                           59,616           Fee
55       U-Haul - Northridge  (1H)                                                                       44,294           Fee
56       U-Haul - Orange Park  (1H)                                                                      40,300           Fee
57       U-Haul - Tulsa  (1H)                                                                            52,450           Fee
58       Cherry Knolls Shopping Center                                                                  137,496           Fee
59       333 Sam Houston Office Building                                                                235,645           Fee
60       The Shadowbrook Apartments                                                                         256           Fee
61       Delta Fair Shopping Center                                                                     156,280           Fee
62       Willow Springs Shopping Center  (1I)                                                            55,395           Fee
63       Villa Shopping Center  (1I)                                                                     28,882           Fee
64       Crystal Gardens Shopping Center  (1I)                                                           43,061           Fee
65       Hazelcrest Place                                                                                   241           Fee
66       BJ's Plaza Shopping Center                                                                     135,011           Fee
67       Holiday Inn Express - City Center                                                                  195           Fee
68       U-Haul - Margate  (1J)                                                                          71,400           Fee
69       U-Haul - Copperfield  (1J)                                                                      42,000           Fee
70       U-Haul - Hampton  (1J)                                                                          40,538           Fee
71       U-Haul - Lodi  (1J)                                                                             51,125           Fee
72       Fashion Outlet Center                                                                          124,483           Fee
73       Tivoli Apartments                                                                                  144           Fee
74       Tetra - Chase Texas Bank Center                                                                112,226           Fee
75       1384-1450 Park Avenue  (1K)                                                                     63,123           Fee
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                          42,860           Fee



#        Property Name                                                                         Year Built         Year Renovated

1        Oakwood Plaza                                                                            1994                 1997
2        Arbor Lake Club Apartments  (1A)                                                         1978                 1990
3        The Parkview Apartments - FL  (1A)                                                       1987                  N/A
4        Heron's Cove Apartments  (1A)                                                            1973                 1997
5        Horizons North Apartments  (1A)                                                          1982                  N/A
6        Herald Center                                                                            1910                 1985
7        Sterling Point Apartments  (1B)                                                          1978                 1997
8        Sandridge Apartments  (1B)                                                               1978                 1994
9        Woodscape Apartments  (1B)                                                               1979                 1997
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)           1982                  N/A
11       Stone Fort Land - The Krystal Office Building  (1C)                                      1979                  N/A
12       Stone Fort Land - Riverside Center  (1C)                                                 1946                 1997
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                        1986                  N/A
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                 1978                  N/A
15       Center At The Plant                                                                      1999                  N/A
16       The Boardwalk                                                                            1977                 1996
17       Cherry Creek Retirement Village  (1D)                                                    1988                 1989
18       Remington Heights Retirement Community  (1D)                                             1986                 1999
19       Charles River Center                                                                     1998                  N/A
20       Fox Run Shopping Center                                                                  1990                 1994
21       Two University Plaza  (1E)                                                               1978                 1994
22       800-900 Lanidex Plaza  (1E)                                                              1983                  N/A
23       140 Littleton Road  (1E)                                                                 1984                  N/A
24       Embarcadero Corporate Center                                                             1970                 1997
25       Best Buy Plaza Shopping Center                                                           1996                  N/A
26       Highland Falls Apartments                                                                1971                 1998
27       Rancho Ocaso                                                                             1998                  N/A
28       The Court at Deptford II                                                                 1998                  N/A
29       Sage Crossing Apartments                                                                 1973                 1998
30       Crossroads at Buckland Hills                                                             1995                  N/A
31       Deerbrook Crossing Shopping Center                                                       1979                 1996
32       Sundance Village Apartments                                                              1988                 1990
33       Lake Mead Pavilion Shopping Center                                                       1998                  N/A
34       Ontario Plaza                                                                            1955                 1998
35       Cole Spring Plaza                                                                        1967                 1992
36       Penney's Plaza                                                                           1982                 1995
37       Pines of Westbury                                                                        1972                 1996
38       Bell Run Plaza                                                                           1998                  N/A
39       River Haven Mobile Home Park  (1F)                                                       1986                 1996
40       Knollwood Estates Mobile Home Park  (1F)                                                 1970                 1992
41       Colesville Towers                                                                        1966                 1989
42       North Pointe Apartments                                                                  1971                 1994
43       Tower Plaza Retail Center                                                                1998                  N/A
44       Mountain View Mobile Home Park                                                           1978                  N/A
45       The Mosby Building & Apartments                                                          1963                 1987
46       211 South Gulph Road                                                                     1954                 1998
47       Pinewood Apartments                                                                      1972                  N/A
48       U-Haul - Rusfield  (1G)                                                                  1946                 1989
49       U-Haul - San Clemente  (1G)                                                              1981                  N/A
50       U-Haul - East Colonial  (1G)                                                             1955                 1982
51       U-Haul - MacArthur Park  (1G)                                                            1975                  N/A
52       Park Knolls Apartments                                                                   1987                  N/A
53       Diamond Bar Towne Center                                                                 1981                  N/A
54       U-Haul - Dublin  (1H)                                                                    1982                 1993
55       U-Haul - Northridge  (1H)                                                                1996                  N/A
56       U-Haul - Orange Park  (1H)                                                               1995                  N/A
57       U-Haul - Tulsa  (1H)                                                                     1970                 1995
58       Cherry Knolls Shopping Center                                                            1970                 1987
59       333 Sam Houston Office Building                                                          1980                  N/A
60       The Shadowbrook Apartments                                                               1986                  N/A
61       Delta Fair Shopping Center                                                               1987                  N/A
62       Willow Springs Shopping Center  (1I)                                                     1981                 1993
63       Villa Shopping Center  (1I)                                                              1978                  N/A
64       Crystal Gardens Shopping Center  (1I)                                                    1986                  N/A
65       Hazelcrest Place                                                                         1980                 1994
66       BJ's Plaza Shopping Center                                                               1991                  N/A
67       Holiday Inn Express - City Center                                                        1997                  N/A
68       U-Haul - Margate  (1J)                                                                   1994                  N/A
69       U-Haul - Copperfield  (1J)                                                               1995                  N/A
70       U-Haul - Hampton  (1J)                                                                   1967                 1998
71       U-Haul - Lodi  (1J)                                                                      1991                 1995
72       Fashion Outlet Center                                                                    1987                 1998
73       Tivoli Apartments                                                                        1998                  N/A
74       Tetra - Chase Texas Bank Center                                                          1983                  N/A
75       1384-1450 Park Avenue  (1K)                                                              1955                 1990
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                   1957                 1996


                                                                                    Occupancy                         Cut-Off Date
#        Property Name                                                           Rate at U/W (3)   Appraised Value    LTV Ratio (4)

1        Oakwood Plaza                                                                 96%            $85,600,000         79.4%
2        Arbor Lake Club Apartments  (1A)                                              94%             37,900,000         77.0%
3        The Parkview Apartments - FL  (1A)                                            97%             12,000,000         77.0%
4        Heron's Cove Apartments  (1A)                                                 98%             12,700,000         77.0%
5        Horizons North Apartments  (1A)                                               92%             12,700,000         77.0%
6        Herald Center                                                                 100%            75,000,000         66.6%
7        Sterling Point Apartments  (1B)                                               96%             29,250,000         72.0%
8        Sandridge Apartments  (1B)                                                    95%             21,000,000         72.0%
9        Woodscape Apartments  (1B)                                                    96%             13,600,000         72.0%
10       Stone Fort Land - The Tallan Office Building & The
           Tallan Parking Garage (1C)                                                  88%             19,275,000         71.9%
11       Stone Fort Land - The Krystal Office Building  (1C)                           86%             13,360,000         71.9%
12       Stone Fort Land - Riverside Center  (1C)                                      99%             11,000,000         71.9%
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                             100%             4,600,000         71.9%
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)      100%             2,050,000         71.9%
15       Center At The Plant                                                           99%             43,000,000         74.3%
16       The Boardwalk                                                                 96%             34,000,000         73.3%
17       Cherry Creek Retirement Village  (1D)                                         98%             22,500,000         72.3%
18       Remington Heights Retirement Community  (1D)                                  93%             11,000,000         72.3%
19       Charles River Center                                                          100%            30,000,000         80.0%
20       Fox Run Shopping Center                                                       97%             30,000,000         80.0%
21       Two University Plaza  (1E)                                                    94%             16,800,000         68.8%
22       800-900 Lanidex Plaza  (1E)                                                   95%             14,000,000         68.8%
23       140 Littleton Road  (1E)                                                      94%              3,225,000         68.8%
24       Embarcadero Corporate Center                                                  98%             33,000,000         68.2%
25       Best Buy Plaza Shopping Center                                                93%             28,000,000         76.0%
26       Highland Falls Apartments                                                     95%             27,400,000         77.6%
27       Rancho Ocaso                                                                  95%             19,800,000         78.7%
28       The Court at Deptford II                                                      100%            19,400,000         79.3%
29       Sage Crossing Apartments                                                      94%             19,100,000         79.7%
30       Crossroads at Buckland Hills                                                  94%             18,850,000         78.5%
31       Deerbrook Crossing Shopping Center                                            96%             18,150,000         78.0%
32       Sundance Village Apartments                                                   93%             17,500,000         78.9%
33       Lake Mead Pavilion Shopping Center                                            100%            18,200,000         74.9%
34       Ontario Plaza                                                                 88%             17,300,000         78.4%
35       Cole Spring Plaza                                                             99%             16,800,000         77.7%
36       Penney's Plaza                                                                99%             19,500,000         66.5%
37       Pines of Westbury                                                             88%             18,100,000         71.5%
38       Bell Run Plaza                                                                100%            16,000,000         79.7%
39       River Haven Mobile Home Park  (1F)                                            99%             12,600,000         78.9%
40       Knollwood Estates Mobile Home Park  (1F)                                      98%              3,500,000         78.9%
41       Colesville Towers                                                             97%             18,400,000         67.7%
42       North Pointe Apartments                                                       92%             14,900,000         75.2%
43       Tower Plaza Retail Center                                                     98%             14,500,000         76.6%
44       Mountain View Mobile Home Park                                                97%             13,800,000         79.5%
45       The Mosby Building & Apartments                                               97%             13,800,000         78.7%
46       211 South Gulph Road                                                          100%            14,000,000         77.4%
47       Pinewood Apartments                                                           92%             13,250,000         79.4%
48       U-Haul - Rusfield  (1G)                                                       100%             5,900,000         73.9%
49       U-Haul - San Clemente  (1G)                                                   96%              3,840,000         73.9%
50       U-Haul - East Colonial  (1G)                                                  97%              2,560,000         73.9%
51       U-Haul - MacArthur Park  (1G)                                                 86%              1,600,000         73.9%
52       Park Knolls Apartments                                                        96%             14,700,000         69.3%
53       Diamond Bar Towne Center                                                      98%             13,350,000         72.6%
54       U-Haul - Dublin  (1H)                                                         90%              5,000,000         64.3%
55       U-Haul - Northridge  (1H)                                                     96%              4,070,000         64.3%
56       U-Haul - Orange Park  (1H)                                                    74%              2,950,000         64.3%
57       U-Haul - Tulsa  (1H)                                                          98%              2,940,000         64.3%
58       Cherry Knolls Shopping Center                                                 98%             12,800,000         75.2%
59       333 Sam Houston Office Building                                               89%             16,700,000         56.3%
60       The Shadowbrook Apartments                                                    94%             11,685,000         80.4%
61       Delta Fair Shopping Center                                                    93%             12,000,000         76.6%
62       Willow Springs Shopping Center  (1I)                                          96%              6,900,000         69.5%
63       Villa Shopping Center  (1I)                                                   100%             3,450,000         69.5%
64       Crystal Gardens Shopping Center  (1I)                                         75%              2,800,000         69.5%
65       Hazelcrest Place                                                              100%            11,500,000         78.8%
66       BJ's Plaza Shopping Center                                                    99%             11,300,000         79.9%
67       Holiday Inn Express - City Center                                             N/A             21,400,000         42.0%
68       U-Haul - Margate  (1J)                                                        77%              5,000,000         67.3%
69       U-Haul - Copperfield  (1J)                                                    93%              2,890,000         67.3%
70       U-Haul - Hampton  (1J)                                                        73%              2,700,000         67.3%
71       U-Haul - Lodi  (1J)                                                           95%              2,700,000         67.3%
72       Fashion Outlet Center                                                         100%            13,300,000         64.9%
73       Tivoli Apartments                                                             99%             11,100,000         73.8%
74       Tetra - Chase Texas Bank Center                                               94%             11,750,000         69.6%
75       1384-1450 Park Avenue  (1K)                                                   100%             5,260,000         78.9%
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                        100%             2,880,000         78.9%


                                                                                      Maturity/ARD       Maturity/ARD
#        Property Name                                                                  Balance        LTV Ratio (4)(5)

1        Oakwood Plaza                                                                $61,167,306           71.5%
2        Arbor Lake Club Apartments  (1A)                                              26,850,752           68.7%
3        The Parkview Apartments - FL  (1A)                                             8,519,093           68.7%
4        Heron's Cove Apartments  (1A)                                                  8,474,491           68.7%
5        Horizons North Apartments  (1A)                                                7,894,656           68.7%
6        Herald Center                                                                 44,473,516           59.3%
7        Sterling Point Apartments  (1B)                                               18,256,835           63.3%
8        Sandridge Apartments  (1B)                                                    13,284,494           63.3%
9        Woodscape Apartments  (1B)                                                     8,896,922           63.3%
10       Stone Fort Land - The Tallan Office Building & The
           Tallan Parking Garage (1C)                                                  11,794,809           63.5%
11       Stone Fort Land - The Krystal Office Building  (1C)                            8,175,286           63.5%
12       Stone Fort Land - Riverside Center  (1C)                                       7,518,258           63.5%
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                              3,249,611           63.5%
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)       1,170,920           63.5%
15       Center At The Plant                                                           28,463,250           66.2%
16       The Boardwalk                                                                 22,047,230           64.8%
17       Cherry Creek Retirement Village  (1D)                                         14,895,076           64.4%
18       Remington Heights Retirement Community  (1D)                                   6,669,437           64.4%
19       Charles River Center                                                          21,404,051           71.3%
20       Fox Run Shopping Center                                                       21,241,167           70.8%
21       Two University Plaza  (1E)                                                    10,731,990           61.5%
22       800-900 Lanidex Plaza  (1E)                                                    8,617,681           61.5%
23       140 Littleton Road  (1E)                                                       1,574,686           61.5%
24       Embarcadero Corporate Center                                                  19,943,445           60.4%
25       Best Buy Plaza Shopping Center                                                18,826,206           67.2%
26       Highland Falls Apartments                                                     18,730,952           68.4%
27       Rancho Ocaso                                                                  13,725,100           69.3%
28       The Court at Deptford II                                                      13,709,995           70.7%
29       Sage Crossing Apartments                                                      14,155,697           74.1%
30       Crossroads at Buckland Hills                                                  13,195,963           70.0%
31       Deerbrook Crossing Shopping Center                                            12,631,689           69.6%
32       Sundance Village Apartments                                                      754,935            4.3%
33       Lake Mead Pavilion Shopping Center                                            12,009,824           66.0%
34       Ontario Plaza                                                                 11,975,926           69.2%
35       Cole Spring Plaza                                                             10,813,380           64.4%
36       Penney's Plaza                                                                11,433,572           58.6%
37       Pines of Westbury                                                             11,338,707           62.6%
38       Bell Run Plaza                                                                11,304,673           70.7%
39       River Haven Mobile Home Park  (1F)                                             8,752,100           69.5%
40       Knollwood Estates Mobile Home Park  (1F)                                       2,431,262           69.5%
41       Colesville Towers                                                             10,805,253           58.7%
42       North Pointe Apartments                                                        8,616,751           57.8%
43       Tower Plaza Retail Center                                                      9,935,158           68.5%
44       Mountain View Mobile Home Park                                                 9,679,025           70.1%
45       The Mosby Building & Apartments                                                9,684,316           70.2%
46       211 South Gulph Road                                                           9,659,607           69.0%
47       Pinewood Apartments                                                            9,213,925           69.5%
48       U-Haul - Rusfield  (1G)                                                        3,663,024           62.1%
49       U-Haul - San Clemente  (1G)                                                    2,384,067           62.1%
50       U-Haul - East Colonial  (1G)                                                   1,589,379           62.1%
51       U-Haul - MacArthur Park  (1G)                                                    993,361           62.1%
52       Park Knolls Apartments                                                         8,922,870           60.7%
53       Diamond Bar Towne Center                                                       8,667,836           64.9%
54       U-Haul - Dublin  (1H)                                                          2,702,911           54.1%
55       U-Haul - Northridge  (1H)                                                      2,200,169           54.1%
56       U-Haul - Orange Park  (1H)                                                     1,594,717           54.1%
57       U-Haul - Tulsa  (1H)                                                           1,589,312           54.1%
58       Cherry Knolls Shopping Center                                                  8,554,121           66.8%
59       333 Sam Houston Office Building                                                8,371,029           50.1%
60       The Shadowbrook Apartments                                                     8,225,932           70.4%
61       Delta Fair Shopping Center                                                     8,228,937           68.6%
62       Willow Springs Shopping Center  (1I)                                           4,106,939           57.2%
63       Villa Shopping Center  (1I)                                                    2,135,608           57.2%
64       Crystal Gardens Shopping Center  (1I)                                          1,273,151           57.2%
65       Hazelcrest Place                                                               5,547,001           48.2%
66       BJ's Plaza Shopping Center                                                     6,960,198           61.6%
67       Holiday Inn Express - City Center                                              7,486,586           35.0%
68       U-Haul - Margate  (1J)                                                         2,827,305           56.5%
69       U-Haul - Copperfield  (1J)                                                     1,634,181           56.5%
70       U-Haul - Hampton  (1J)                                                         1,526,745           56.5%
71       U-Haul - Lodi  (1J)                                                            1,526,745           56.5%
72       Fashion Outlet Center                                                          7,736,557           58.2%
73       Tivoli Apartments                                                              7,238,481           65.2%
74       Tetra - Chase Texas Bank Center                                                7,289,279           62.0%
75       1384-1450 Park Avenue  (1K)                                                    3,197,819           60.8%
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                         1,750,899           60.8%


#        Property Name                                                                           U/W NCF (6)       U/W DSCR (7)

1        Oakwood Plaza                                                                             $7,507,540          1.23x
2        Arbor Lake Club Apartments  (1A)                                                           3,247,350          1.24
3        The Parkview Apartments - FL  (1A)                                                         1,018,976          1.24
4        Heron's Cove Apartments  (1A)                                                              1,030,935          1.24
5        Horizons North Apartments  (1A)                                                              950,029          1.24
6        Herald Center                                                                              5,825,420          1.35
7        Sterling Point Apartments  (1B)                                                            2,232,123          1.33
8        Sandridge Apartments  (1B)                                                                 1,642,508          1.33
9        Woodscape Apartments  (1B)                                                                 1,127,554          1.33
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)             1,502,802          1.31
11       Stone Fort Land - The Krystal Office Building  (1C)                                          941,651          1.31
12       Stone Fort Land - Riverside Center  (1C)                                                     939,909          1.31
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                            422,708          1.31
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                     138,716          1.31
15       Center At The Plant                                                                        3,688,201          1.34
16       The Boardwalk                                                                              2,605,202          1.24
17       Cherry Creek Retirement Village  (1D)                                                      1,833,231          1.29
18       Remington Heights Retirement Community  (1D)                                                 850,636          1.29
19       Charles River Center                                                                       2,618,842          1.25
20       Fox Run Shopping Center                                                                    2,679,788          1.32
21       Two University Plaza  (1E)                                                                 1,315,493          1.25
22       800-900 Lanidex Plaza  (1E)                                                                1,057,806          1.25
23       140 Littleton Road  (1E)                                                                     191,327          1.25
24       Embarcadero Corporate Center                                                               2,435,489          1.28
25       Best Buy Plaza Shopping Center                                                             2,301,215          1.29
26       Highland Falls Apartments                                                                  2,158,788          1.23
27       Rancho Ocaso                                                                               1,704,315          1.33
28       The Court at Deptford II                                                                   1,670,472          1.26
29       Sage Crossing Apartments                                                                   1,677,759          1.31
30       Crossroads at Buckland Hills                                                               1,609,421          1.25
31       Deerbrook Crossing Shopping Center                                                         1,545,509          1.25
32       Sundance Village Apartments                                                                1,625,402          1.37
33       Lake Mead Pavilion Shopping Center                                                         1,526,665          1.36
34       Ontario Plaza                                                                              1,406,890          1.25
35       Cole Spring Plaza                                                                          1,511,168          1.42
36       Penney's Plaza                                                                             1,378,919          1.28
37       Pines of Westbury                                                                          1,302,238          1.25
38       Bell Run Plaza                                                                             1,483,854          1.38
39       River Haven Mobile Home Park  (1F)                                                           995,843          1.25
40       Knollwood Estates Mobile Home Park  (1F)                                                     318,765          1.25
41       Colesville Towers                                                                          1,402,786          1.40
42       North Pointe Apartments                                                                    1,394,239          1.56
43       Tower Plaza Retail Center                                                                  1,234,355          1.26
44       Mountain View Mobile Home Park                                                             1,107,647          1.22
45       The Mosby Building & Apartments                                                            1,202,843          1.28
46       211 South Gulph Road                                                                       1,249,966          1.33
47       Pinewood Apartments                                                                        1,325,998          1.59
48       U-Haul - Rusfield  (1G)                                                                      651,972          1.41
49       U-Haul - San Clemente  (1G)                                                                  358,849          1.41
50       U-Haul - East Colonial  (1G)                                                                 177,384          1.41
51       U-Haul - MacArthur Park  (1G)                                                                133,707          1.41
52       Park Knolls Apartments                                                                     1,191,762          1.45
53       Diamond Bar Towne Center                                                                   1,083,514          1.27
54       U-Haul - Dublin  (1H)                                                                        499,464          1.50
55       U-Haul - Northridge  (1H)                                                                    374,474          1.50
56       U-Haul - Orange Park  (1H)                                                                   239,511          1.50
57       U-Haul - Tulsa  (1H)                                                                         199,478          1.50
58       Cherry Knolls Shopping Center                                                              1,046,143          1.27
59       333 Sam Houston Office Building                                                            1,128,732          1.39
60       The Shadowbrook Apartments                                                                 1,047,006          1.41
61       Delta Fair Shopping Center                                                                 1,007,519          1.24
62       Willow Springs Shopping Center  (1I)                                                         572,975          1.24
63       Villa Shopping Center  (1I)                                                                  294,098          1.24
64       Crystal Gardens Shopping Center  (1I)                                                        173,770          1.24
65       Hazelcrest Place                                                                             904,523          1.25
66       BJ's Plaza Shopping Center                                                                   939,424          1.29
67       Holiday Inn Express - City Center                                                          1,445,940          1.69
68       U-Haul - Margate  (1J)                                                                       465,862          1.48
69       U-Haul - Copperfield  (1J)                                                                   261,018          1.48
70       U-Haul - Hampton  (1J)                                                                       214,041          1.48
71       U-Haul - Lodi  (1J)                                                                          267,322          1.48
72       Fashion Outlet Center                                                                      1,016,006          1.34
73       Tivoli Apartments                                                                            890,499          1.30
74       Tetra - Chase Texas Bank Center                                                              901,542          1.27
75       1384-1450 Park Avenue  (1K)                                                                  433,895          1.30
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                       237,570          1.30


                                                                                                Units/
                                                                                                Sq. Ft./
                                                                                                 Rooms/            Fee Simple/
#        Property Name                                           Property Type                    Pads              Leasehold

77       Trucchi's Supermarket  (1K)                             Retail                               45,675           Fee
78       Campus Hills Shopping Center                            Retail                              170,251           Fee
79       Carrollton Place Apartments                             Multifamily                              84           Fee
80       Welshwood Apartments                                    Multifamily                             225           Fee
81       Summit Square Shopping Center                           Retail                               58,285           Fee
82       Park Ridge Apartments                                   Multifamily                             565           Fee
83       294-306A Harvard Street                                 Retail                               25,779           Fee
84       929 Pearl Street  (1L)                                  Mixed Use                            20,914           Fee
85       2005 Tenth Street  (1L)                                 Mixed Use                            22,774           Fee
86       Industrial Warehouse                                    Industrial                          308,640           Fee
87       Mesa Dunes Mobile Home Park                             Manufactured Housing                    451           Fee
88       Pleasant Hill Executive Park                            Office                              100,415           Fee
89       Best Western - Stratford Inn                            Hotel                                    94           Fee
90       Silverside-Carr Corporate Center                        Office                               69,288           Fee
91       Country Corners Apartments                              Multifamily                             285           Fee
92       Bell Palm Plaza                                         Retail                               80,848           Fee
93       Pleasant Run Apartments                                 Multifamily                             240           Fee
94       Chalet Apartments & Commercial Plaza                    Multifamily                             246           Fee
95       West Ashley Shoppes Shopping Center                     Retail                              139,006           Fee
96       Hampton Inn - Anchorage                                 Hotel                                   101           Fee
97       Pacific Isle Apartments                                 Multifamily                             138           Fee
98       Sunset Crest Apartments                                 Multifamily                             142           Fee
99       Skyline Apartments                                      Multifamily                             318           Fee
100      Hampton Inn & Suites - Annapolis                        Hotel                                   117           Fee
101      Carlisle Commerce Center                                Retail                              123,020           Fee
102      Glendale Medical Arts Center                            Office                               35,944           Fee
103      Batavia Wood Medical Center                             Office                               61,778           Fee
104      Village Green Plaza Shopping Center                     Retail                               55,850           Fee
105      South Bank Riverwalk Retail                             Retail                               46,704           Fee
106      Pickwick Apartments                                     Multifamily                             152           Fee
107      The Villas of Buena Vista Apartments  (1M)              Multifamily                              14           Fee
108      The Parkview Apartments - TX  (1M)                      Multifamily                              16           Fee
109      Madras Apartments  (1M)                                 Multifamily                              14           Fee
110      Alexandria Apartments - TX  (1M)                        Multifamily                              24           Fee
111      Sandia Park  (1M)                                       Multifamily                              20           Fee
112      4300 Travis Apartments  (1M)                            Multifamily                               7           Fee
113      Vista Quarters Condos  (1M)                             Multifamily                               6           Fee
114      3131 Armstrong Condominiums  (1M)                       Multifamily                              10           Fee
115      The Essex  (1M)                                         Multifamily                              16           Fee
116      4431 Travis Street Apartments  (1M)                     Multifamily                               7           Fee
117      4432 Buena Vista Apartments  (1M)                       Multifamily                               8           Fee
118      The Annex Apartments  (1M)                              Multifamily                               4           Fee
119      4319 Buena Vista Apartments  (1M)                       Multifamily                               4           Fee
120      The Chase Apartments  (1M)                              Multifamily                               5           Fee
121      Avalon Apartments  (1M)                                 Multifamily                               4           Fee
122      Point Breeze Apartments                                 Multifamily                             192           Fee
123      Hidden Oaks Apartments                                  Multifamily                             240           Fee
124      El Monte Shopping Center                                Retail                               99,953           Fee
125      Casa Real Apartments                                    Multifamily                             225           Fee
126      The Plaza Apartments                                    Multifamily                             155           Fee
127      Washington Square Shopping Center                       Retail                              190,397           Fee
128      Beechnut Village Shopping Center                        Retail                               62,795           Fee
129      Anaheim Mobile Estates                                  Manufactured Housing                    229           Fee
130      Westridge Marketplace                                   Retail                              128,406           Fee
131      McGehee Park Apartments                                 Multifamily                             228           Fee
132      Cypress Center                                          Retail                               46,263           Fee
133      Best Western - Miramar                                  Hotel                                   103           Fee
134      Garden City Tower                                       Multifamily                             170           Fee
135      Tradewinds Apartments                                   Multifamily                             224           Fee
136      Highland Country Estates                                Manufactured Housing                    235           Fee
137      The Highlands Apartments                                Multifamily                             184           Fee
138      8800 Roswell Road Office Park                           Office                               73,929           Fee
139      Turf Mobile Manor                                       Manufactured Housing                    197           Fee
140      Oakwood Village Apartments                              Multifamily                             204           Fee
141      La Salle Crossing Apartments                            Multifamily                             232           Fee
142      Wynnewood Greens Apartments                             Multifamily                             207           Fee
143      Comfort Inn - Augusta                                   Hotel                                    99           Fee
144      220 Jackson Street                                      Office                               21,385           Fee
145      Weis Plaza                                              Retail                              118,383           Fee
146      75 Canton Office Park                                   Office                               96,494           Fee
147      Capital Heights Shopping Center  (2)                    Retail                               52,700           Fee
148      Emerald Center                                          Retail                               74,500           Fee
149      NationsBank Office Building                             Office                               47,585           Fee
150      Pecos Trail Office Compound, Phase III                  Office                               31,981           Fee
151      HealthSouth Medical Plaza                               Office                               33,915        Leasehold
152      Hampton Inn - Louisville                                Hotel                                    80           Fee

                                                                                                           Occupancy
#        Property Name                                           Year Built         Year Renovated      Rate at U/W (3)

77       Trucchi's Supermarket  (1K)                                1947                 1992                 100%
78       Campus Hills Shopping Center                               1965                 1999                 97%
79       Carrollton Place Apartments                                1998                  N/A                 99%
80       Welshwood Apartments                                       1967                 1995                 94%
81       Summit Square Shopping Center                              1998                  N/A                 96%
82       Park Ridge Apartments                                      1979                 1996                 95%
83       294-306A Harvard Street                                    1938                 1998                 100%
84       929 Pearl Street  (1L)                                     1997                  N/A                 100%
85       2005 Tenth Street  (1L)                                    1900                 1995                 100%
86       Industrial Warehouse                                       1960                 1996                 100%
87       Mesa Dunes Mobile Home Park                                1959                 1992                 94%
88       Pleasant Hill Executive Park                               1982                  N/A                 94%
89       Best Western - Stratford Inn                               1958                 1983                 N/A
90       Silverside-Carr Corporate Center                           1991                  N/A                 100%
91       Country Corners Apartments                                 1971                 1980                 94%
92       Bell Palm Plaza                                            1992                  N/A                 97%
93       Pleasant Run Apartments                                    1983                  N/A                 99%
94       Chalet Apartments & Commercial Plaza                       1976                  N/A                 95%
95       West Ashley Shoppes Shopping Center                        1987                 1990                 98%
96       Hampton Inn - Anchorage                                    1997                  N/A                 N/A
97       Pacific Isle Apartments                                    1963                 1992                 97%
98       Sunset Crest Apartments                                    1965                 1995                 96%
99       Skyline Apartments                                         1987                  N/A                 91%
100      Hampton Inn & Suites - Annapolis                           1997                  N/A                 N/A
101      Carlisle Commerce Center                                   1988                  N/A                 100%
102      Glendale Medical Arts Center                               1985                  N/A                 100%
103      Batavia Wood Medical Center                                1979                 1996                 88%
104      Village Green Plaza Shopping Center                        1977                 1996                 100%
105      South Bank Riverwalk Retail                                1995                  N/A                 100%
106      Pickwick Apartments                                        1984                  N/A                 98%
107      The Villas of Buena Vista Apartments  (1M)                 1983                  N/A                 93%
108      The Parkview Apartments - TX  (1M)                         1969                  N/A                 94%
109      Madras Apartments  (1M)                                    1964                  N/A                 86%
110      Alexandria Apartments - TX  (1M)                           1955                  N/A                 100%
111      Sandia Park  (1M)                                          1959                  N/A                 85%
112      4300 Travis Apartments  (1M)                               1979                 1998                 100%
113      Vista Quarters Condos  (1M)                                1982                  N/A                 100%
114      3131 Armstrong Condominiums  (1M)                          1971                 1996                 100%
115      The Essex  (1M)                                            1959                  N/A                 100%
116      4431 Travis Street Apartments  (1M)                        1979                  N/A                 100%
117      4432 Buena Vista Apartments  (1M)                          1963                  N/A                 100%
118      The Annex Apartments  (1M)                                 1940                 1997                 100%
119      4319 Buena Vista Apartments  (1M)                          1960                  N/A                 100%
120      The Chase Apartments  (1M)                                 1961                  N/A                 100%
121      Avalon Apartments  (1M)                                    1964                  N/A                 100%
122      Point Breeze Apartments                                    1971                 1996                 90%
123      Hidden Oaks Apartments                                     1979                 1981                 87%
124      El Monte Shopping Center                                   1971                 1998                 100%
125      Casa Real Apartments                                       1986                  N/A                 86%
126      The Plaza Apartments                                       1972                 1998                 98%
127      Washington Square Shopping Center                          1973                  N/A                 99%
128      Beechnut Village Shopping Center                           1985                  N/A                 92%
129      Anaheim Mobile Estates                                     1968                  N/A                 100%
130      Westridge Marketplace                                      1985                 1989                 100%
131      McGehee Park Apartments                                    1971                  N/A                 95%
132      Cypress Center                                             1985                  N/A                 86%
133      Best Western - Miramar                                     1984                 1996                 N/A
134      Garden City Tower                                          1977                 1994                 99%
135      Tradewinds Apartments                                      1985                  N/A                 98%
136      Highland Country Estates                                   1970                  N/A                 100%
137      The Highlands Apartments                                   1971                 1997                 94%
138      8800 Roswell Road Office Park                              1986                  N/A                 100%
139      Turf Mobile Manor                                          1970                  N/A                 99%
140      Oakwood Village Apartments                                 1982                 1997                 96%
141      La Salle Crossing Apartments                               1986                  N/A                 85%
142      Wynnewood Greens Apartments                                1975                  N/A                 97%
143      Comfort Inn - Augusta                                      1989                  N/A                 N/A
144      220 Jackson Street                                         1911                 1997                 100%
145      Weis Plaza                                                 1975                 1996                 96%
146      75 Canton Office Park                                      1985                  N/A                 99%
147      Capital Heights Shopping Center  (2)                       1985                  N/A                 100%
148      Emerald Center                                             1986                  N/A                 90%
149      NationsBank Office Building                                1979                  N/A                 100%
150      Pecos Trail Office Compound, Phase III                     1991                  N/A                 97%
151      HealthSouth Medical Plaza                                  1997                  N/A                 100%
152      Hampton Inn - Louisville                                   1996                  N/A                 N/A



                                                                                        Cut-Off Date          Maturity/ARD
#        Property Name                                           Appraised Value       LTV Ratio (4)             Balance

77       Trucchi's Supermarket  (1K)                                     2,170,000         78.9%                 1,319,254
78       Campus Hills Shopping Center                                   10,400,000         77.9%                 7,241,310
79       Carrollton Place Apartments                                     9,800,000         81.5%                 7,133,200
80       Welshwood Apartments                                           10,400,000         76.3%                 7,093,560
81       Summit Square Shopping Center                                  12,000,000         65.5%                         0
82       Park Ridge Apartments                                          10,000,000         78.5%                 7,000,206
83       294-306A Harvard Street                                        10,000,000         78.1%                 6,984,519
84       929 Pearl Street  (1L)                                          5,400,000         78.0%                 3,769,606
85       2005 Tenth Street  (1L)                                         4,400,000         78.0%                 3,015,685
86       Industrial Warehouse                                            9,600,000         79.1%                 6,770,913
87       Mesa Dunes Mobile Home Park                                    10,090,000         75.2%                 6,683,344
88       Pleasant Hill Executive Park                                   11,000,000         68.3%                 6,715,279
89       Best Western - Stratford Inn                                   11,400,000         62.6%                 5,914,485
90       Silverside-Carr Corporate Center                                9,800,000         72.8%                 6,325,774
91       Country Corners Apartments                                      9,000,000         78.1%                 6,201,157
92       Bell Palm Plaza                                                 9,400,000         74.4%                 6,252,956
93       Pleasant Run Apartments                                         8,500,000         80.9%                 6,066,122
94       Chalet Apartments & Commercial Plaza                            8,700,000         78.5%                 5,235,854
95       West Ashley Shoppes Shopping Center                             8,100,000         82.7%                 5,972,398
96       Hampton Inn - Anchorage                                        10,000,000         64.8%                 4,546,604
97       Pacific Isle Apartments                                         8,500,000         75.9%                 5,593,333
98       Sunset Crest Apartments                                         8,600,000         75.0%                 5,587,121
99       Skyline Apartments                                              8,100,000         79.6%                 5,706,346
100      Hampton Inn & Suites - Annapolis                                9,500,000         67.4%                 5,275,691
101      Carlisle Commerce Center                                        8,200,000         77.8%                 5,950,122
102      Glendale Medical Arts Center                                    8,350,000         71.8%                 5,336,298
103      Batavia Wood Medical Center                                     8,500,000         69.9%                 5,357,265
104      Village Green Plaza Shopping Center                             7,550,000         78.5%                 4,265,947
105      South Bank Riverwalk Retail                                    14,380,000         41.0%                         2
106      Pickwick Apartments                                             6,800,000         79.3%                 4,757,240
107      The Villas of Buena Vista Apartments  (1M)                      1,100,000         78.0%                   633,366
108      The Parkview Apartments - TX  (1M)                                665,000         78.0%                   448,202
109      Madras Apartments  (1M)                                           645,000         78.0%                   434,723
110      Alexandria Apartments - TX  (1M)                                  610,000         78.0%                   416,148
111      Sandia Park  (1M)                                                 574,000         78.0%                   377,269
112      4300 Travis Apartments  (1M)                                      535,000         78.0%                   351,789
113      Vista Quarters Condos  (1M)                                       450,000         78.0%                   306,994
114      3131 Armstrong Condominiums  (1M)                                 440,000         78.0%                   300,173
115      The Essex  (1M)                                                   462,000         78.0%                   287,679
116      4431 Travis Street Apartments  (1M)                               290,000         78.0%                   170,963
117      4432 Buena Vista Apartments  (1M)                                 265,000         78.0%                   165,350
118      The Annex Apartments  (1M)                                        235,000         78.0%                   160,320
119      4319 Buena Vista Apartments  (1M)                                 170,000         78.0%                   115,976
120      The Chase Apartments  (1M)                                        170,000         78.0%                    99,495
121      Avalon Apartments  (1M)                                           180,000         78.0%                    87,827
122      Point Breeze Apartments                                         7,350,000         72.1%                 4,685,637
123      Hidden Oaks Apartments                                          6,650,000         79.7%                 4,654,595
124      El Monte Shopping Center                                        6,745,000         77.8%                 4,591,445
125      Casa Real Apartments                                            7,780,000         67.0%                 4,554,262
126      The Plaza Apartments                                            6,600,000         78.1%                 4,591,714
127      Washington Square Shopping Center                               7,000,000         72.6%                 4,580,636
128      Beechnut Village Shopping Center                                6,600,000         76.9%                 4,557,518
129      Anaheim Mobile Estates                                         13,140,000         38.4%                   220,331
130      Westridge Marketplace                                           6,350,000         79.3%                 4,465,251
131      McGehee Park Apartments                                         6,600,000         75.7%                 4,421,526
132      Cypress Center                                                  8,400,000         59.1%                 3,273,004
133      Best Western - Miramar                                          6,475,000         75.6%                 4,051,718
134      Garden City Tower                                               6,700,000         72.7%                 2,980,294
135      Tradewinds Apartments                                           6,000,000         80.0%                 4,253,193
136      Highland Country Estates                                        6,130,000         78.3%                 4,202,310
137      The Highlands Apartments                                        5,900,000         79.6%                 4,155,188
138      8800 Roswell Road Office Park                                   6,600,000         66.6%                 3,903,810
139      Turf Mobile Manor                                               5,850,000         73.8%                 3,835,921
140      Oakwood Village Apartments                                      5,300,000         80.0%                 3,928,327
141      La Salle Crossing Apartments                                    5,500,000         76.8%                 3,740,032
142      Wynnewood Greens Apartments                                     6,100,000         67.8%                 3,670,997
143      Comfort Inn - Augusta                                           6,370,000         62.8%                 3,325,763
144      220 Jackson Street                                              5,900,000         67.6%                 3,556,940
145      Weis Plaza                                                      5,200,000         76.6%                 3,532,710
146      75 Canton Office Park                                           5,000,000         79.1%                 3,511,920
147      Capital Heights Shopping Center  (2)                            5,200,000         75.0%                 3,563,607
148      Emerald Center                                                  5,200,000         73.1%                 3,421,155
149      NationsBank Office Building                                     4,750,000         80.0%                 3,396,344
150      Pecos Trail Office Compound, Phase III                          5,220,000         72.8%                 3,379,654
151      HealthSouth Medical Plaza                                       4,930,000         76.9%                 3,375,789
152      Hampton Inn - Louisville                                        5,900,000         60.9%                 2,803,563


                                                                     Maturity/ARD
#        Property Name                                            LTV Ratio (4)(5)          U/W NCF (6)          U/W DSCR (7)

77       Trucchi's Supermarket  (1K)                                 60.8%                     179,002                 1.30
78       Campus Hills Shopping Center                                69.6%                     906,326                 1.27
79       Carrollton Place Apartments                                 72.8%                     842,836                 1.21
80       Welshwood Apartments                                        68.2%                     873,381                 1.26
81       Summit Square Shopping Center                                0.0%                   1,070,620                 1.44
82       Park Ridge Apartments                                       70.0%                   1,024,189                 1.52
83       294-306A Harvard Street                                     69.8%                     864,771                 1.26
84       929 Pearl Street  (1L)                                      69.2%                     455,193                 1.26
85       2005 Tenth Street  (1L)                                     69.2%                     361,810                 1.26
86       Industrial Warehouse                                        70.5%                     868,362                 1.32
87       Mesa Dunes Mobile Home Park                                 66.2%                     902,058                 1.44
88       Pleasant Hill Executive Park                                61.0%                     834,315                 1.27
89       Best Western - Stratford Inn                                51.9%                   1,052,910                 1.57
90       Silverside-Carr Corporate Center                            64.5%                   1,005,713                 1.66
91       Country Corners Apartments                                  68.9%                     905,355                 1.60
92       Bell Palm Plaza                                             66.5%                     783,658                 1.28
93       Pleasant Run Apartments                                     71.4%                     687,364                 1.20
94       Chalet Apartments & Commercial Plaza                        60.2%                     780,404                 1.44
95       West Ashley Shoppes Shopping Center                         73.7%                     807,922                 1.39
96       Hampton Inn - Anchorage                                     45.5%                   1,108,690                 1.73
97       Pacific Isle Apartments                                     65.8%                     686,557                 1.27
98       Sunset Crest Apartments                                     65.0%                     696,212                 1.30
99       Skyline Apartments                                          70.4%                     891,048                 1.68
100      Hampton Inn & Suites - Annapolis                            55.5%                     856,215                 1.45
101      Carlisle Commerce Center                                    72.6%                     691,654                 1.26
102      Glendale Medical Arts Center                                63.9%                     693,957                 1.35
103      Batavia Wood Medical Center                                 63.0%                     724,333                 1.35
104      Village Green Plaza Shopping Center                         56.5%                     650,986                 1.26
105      South Bank Riverwalk Retail                                  0.0%                   1,046,924                 1.93
106      Pickwick Apartments                                         70.0%                     568,889                 1.27
107      The Villas of Buena Vista Apartments  (1M)                  64.1%                      80,988                 1.22
108      The Parkview Apartments - TX  (1M)                          64.1%                      59,902                 1.22
109      Madras Apartments  (1M)                                     64.1%                      58,427                 1.22
110      Alexandria Apartments - TX  (1M)                            64.1%                      60,867                 1.22
111      Sandia Park  (1M)                                           64.1%                      51,214                 1.22
112      4300 Travis Apartments  (1M)                                64.1%                      50,452                 1.22
113      Vista Quarters Condos  (1M)                                 64.1%                      43,059                 1.22
114      3131 Armstrong Condominiums  (1M)                           64.1%                      42,842                 1.22
115      The Essex  (1M)                                             64.1%                      38,919                 1.22
116      4431 Travis Street Apartments  (1M)                         64.1%                      23,822                 1.22
117      4432 Buena Vista Apartments  (1M)                           64.1%                      21,096                 1.22
118      The Annex Apartments  (1M)                                  64.1%                      21,813                 1.22
119      4319 Buena Vista Apartments  (1M)                           64.1%                      15,818                 1.22
120      The Chase Apartments  (1M)                                  64.1%                      13,016                 1.22
121      Avalon Apartments  (1M)                                     64.1%                      11,235                 1.22
122      Point Breeze Apartments                                     63.8%                     547,059                 1.23
123      Hidden Oaks Apartments                                      70.0%                     559,043                 1.29
124      El Monte Shopping Center                                    68.1%                     631,232                 1.49
125      Casa Real Apartments                                        58.5%                     739,704                 1.80
126      The Plaza Apartments                                        69.6%                     548,641                 1.23
127      Washington Square Shopping Center                           65.4%                     604,841                 1.32
128      Beechnut Village Shopping Center                            69.1%                     570,056                 1.26
129      Anaheim Mobile Estates                                       1.7%                   1,066,183                 2.12
130      Westridge Marketplace                                       70.3%                     579,649                 1.36
131      McGehee Park Apartments                                     67.0%                     581,919                 1.38
132      Cypress Center                                              39.0%                     665,545                 1.48
133      Best Western - Miramar                                      62.6%                     687,180                 1.50
134      Garden City Tower                                           44.5%                     496,918                 1.28
135      Tradewinds Apartments                                       70.9%                     498,188                 1.22
136      Highland Country Estates                                    68.6%                     484,851                 1.25
137      The Highlands Apartments                                    70.4%                     475,549                 1.20
138      8800 Roswell Road Office Park                               59.1%                     482,887                 1.29
139      Turf Mobile Manor                                           65.6%                     481,420                 1.30
140      Oakwood Village Apartments                                  74.1%                     471,787                 1.34
141      La Salle Crossing Apartments                                68.0%                     475,639                 1.36
142      Wynnewood Greens Apartments                                 60.2%                     541,572                 1.55
143      Comfort Inn - Augusta                                       52.2%                     548,923                 1.45
144      220 Jackson Street                                          60.3%                     437,254                 1.27
145      Weis Plaza                                                  67.9%                     449,669                 1.34
146      75 Canton Office Park                                       70.2%                     455,536                 1.35
147      Capital Heights Shopping Center  (2)                        68.5%                     434,860                 1.33
148      Emerald Center                                              65.8%                     445,362                 1.30
149      NationsBank Office Building                                 71.5%                     431,307                 1.29
150      Pecos Trail Office Compound, Phase III                      64.7%                     433,858                 1.33
151      HealthSouth Medical Plaza                                   68.5%                     423,083                 1.29
152      Hampton Inn - Louisville                                    47.5%                     579,335                 1.73


                    Descriptions of the Mortgaged Properties

                                                                                  Units/
                                                                                 Sq. Ft./
                                                                                  Rooms/            Fee Simple/
#        Property Name                                   Property Type             Pads              Leasehold            Year Built

153      Holiday Inn - Augusta                           Hotel                            102           Fee                  1968
154      Nassau Bay Village Apartments                   Multifamily                      126           Fee                  1965
155      West Knoll Apartments                           Multifamily                      100           Fee                  1964
156      Best Western - San Mateo Los Prados Inn         Hotel                            116           Fee                  1969
157      Parkway Shopping Center                         Retail                        76,017           Fee                  1986
158      1600 Congress Street/343 Forest Avenue          Mixed Use                     53,262      Fee/Leasehold             1916
159      Scenic View Apartments                          Multifamily                      156           Fee                  1986
160      Mustang Crossing Apartments                     Multifamily                      232           Fee                  1974
161      Meadow Crossing Apartments                      Multifamily                      177           Fee                  1971
162      Owens Corning Manufacturing Warehouse           Industrial                   215,000           Fee                  1967
163      Daley Square                                    Retail                        30,192           Fee                  1988
164      Old Florida Plaza                               Retail                       100,917           Fee                  1985
165      Arrowhead Creekside Center                      Office                        24,394           Fee                  1998
166      Holiday Inn - Clovis                            Hotel                            120           Fee                  1962
167      3005 Peachtree Road                             Mixed Use                     23,094           Fee                  1970
168      Hampton Inn - Columbus East                     Hotel                             76           Fee                  1994
169      Newport Towers                                  Multifamily                      135           Fee                  1973
170      Mont Michel Apartments                          Multifamily                      157           Fee                  1908
171      Soniat House Hotel                              Hotel                             33           Fee                  1830
172      Fairview Market                                 Retail                        53,888           Fee                  1997
173      Montclaire Apartments                           Multifamily                      125           Fee                  1981
174      Embassy Building                                Office                        40,631           Fee                  1918
175      Park Terrace Apartments                         Multifamily                       64           Fee                  1981
176      Westheimer Plaza Shopping Center                Retail                        24,000           Fee                  1974
177      129-133 West 29th Street                        Office                        90,000           Fee                  1911
178      Woodspear Vista Flores Apartments               Multifamily                       88           Fee                  1979
179      Clarendon CVS                                   Retail                        16,570           Fee                  1950
180      A Storage Place Phases I & II                   Self Storage                  98,777           Fee                  1969
181      135 Raritan Center Parkway                      Industrial                    67,914           Fee                  1970
182      The Treasury Center                             Retail                        33,043           Fee                  1988
183      Crescent View Apartments                        Multifamily                      105           Fee                  1969
184      Comfort Suites Intercontinental Plaza           Hotel                             57           Fee                  1997
185      Cottonwood Medical & Dental Center              Office                        26,938           Fee                  1991
186      Blue Bell Shopping Center                       Retail                        42,200           Fee                  1967
187      Sun Plaza                                       Retail                        53,544           Fee                  1987
188      Kirkland Business Center                        Industrial                   108,272           Fee                  1962
189      Colima Plaza                                    Retail                        38,884           Fee                  1989
190      Kmart - Columbus                                Retail                        94,605           Fee                  1975
191      Briarwood Mobile Home Park                      Manufactured Housing             144           Fee                  1971
192      Ohio Valley Nursing Home                        Healthcare                        66           Fee                  1981
193      Forest Edge Apartments                          Multifamily                      132           Fee                  1978
194      Sonora Crossroads                               Retail                        20,419           Fee                  1995
195      Crystal Springs Apartments                      Multifamily                      100           Fee                  1985
196      Chateau Park Apartments                         Multifamily                      122           Fee                  1973
197      Scottsdale Air Park                             Industrial                    34,596           Fee                  1998
198      Preston Royal Office Park                       Office                        62,294        Leasehold               1966
199      Regent Place Office Building                    Office                        42,183           Fee                  1981
200      Dale Terrace Apartments                         Multifamily                      136           Fee                  1965
201      Woodside Apartments                             Multifamily                      194           Fee                  1982
202      Virginia Dare Office Building                   Office                        33,432           Fee                  1986
203      Rustic Ridge Apartments                         Multifamily                       84           Fee                  1964
204      Heritage Square Retail Center                   Retail                        41,870           Fee                  1984
205      Kessel Food Market - Flushing  (1N)             Retail                        36,000           Fee                  1969
206      Kessel Food Market - Grand Blanc  (1N)          Retail                        30,000           Fee                  1954
207      178-188 Middle Street                           Mixed Use                     53,565           Fee                  1867
208      350 Raritan Center Parkway                      Industrial                    80,240           Fee                  1979
209      El San Juan Mobile Home Park                    Manufactured Housing             169           Fee                  1960
210      Meadowood Apartments                            Multifamily                       44        Leasehold               1989
211      Country Club Corner Retail Center               Retail                        24,951           Fee                  1997
212      Vagabond Apartments                             Multifamily                       51           Fee                  1970
213      Esprit Office Building                          Office                        29,319           Fee                  1983
214      Mission Plaza                                   Retail                        25,251           Fee                  1994
215      Broussard Village Shopping Center               Retail                        24,275           Fee                  1999
216      Another Attic Self Storage                      Self Storage                  91,490           Fee                  1987
217      Raintree Apartments                             Multifamily                       72           Fee                  1973
218      Jeffco Plaza                                    Industrial                    69,856           Fee                  1986
219      Ramada Inn - Chatsworth                         Hotel                             74           Fee                  1988
220      Preston Plaza                                   Retail                        13,267           Fee                  1998
221      U.S. Storage Centers                            Self Storage                  60,029           Fee                  1985
222      Comfort Inn - San Jose                          Hotel                             40           Fee                  1987
223      A-1 Mini Storage                                Self Storage                  46,197           Fee                  1979
224      Sandpiper Apartments                            Multifamily                       66           Fee                  1973
225      Plantation Xtra Storage                         Self Storage                  47,799           Fee                  1980
226      Perimeter Plaza Shopping Center                 Retail                        41,000           Fee                  1991
227      Red Oak Apartments  (1O)                        Multifamily                       38           Fee                  1972
228      Diplomat Apartments  (1O)                       Multifamily                       13           Fee                  1964


                                                                                Occupancy                           Cut-Off Date
#        Property Name                                   Year Renovated      Rate at U/W (3)     Appraised Value    LTV Ratio (4)

153      Holiday Inn - Augusta                                1993                 N/A               5,800,000         61.9%
154      Nassau Bay Village Apartments                        1998                 94%               5,000,000         71.1%
155      West Knoll Apartments                                1992                 98%               4,500,000         78.7%
156      Best Western - San Mateo Los Prados Inn              1994                 N/A              11,300,000         30.9%
157      Parkway Shopping Center                               N/A                 96%               6,350,000         55.1%
158      1600 Congress Street/343 Forest Avenue               1998                 100%              5,100,000         68.5%
159      Scenic View Apartments                                N/A                 97%               4,600,000         75.3%
160      Mustang Crossing Apartments                          1996                 96%               4,600,000         73.9%
161      Meadow Crossing Apartments                           1998                 94%               4,400,000         77.2%
162      Owens Corning Manufacturing Warehouse                1995                 100%              4,950,000         67.6%
163      Daley Square                                          N/A                 95%               4,400,000         75.0%
164      Old Florida Plaza                                     N/A                 99%               4,400,000         75.0%
165      Arrowhead Creekside Center                            N/A                 100%              4,365,000         75.5%
166      Holiday Inn - Clovis                                 1996                 N/A               5,150,000         64.0%
167      3005 Peachtree Road                                  1998                 77%               5,000,000         64.5%
168      Hampton Inn - Columbus East                          1998                 N/A               4,700,000         68.4%
169      Newport Towers                                        N/A                 94%               4,000,000         80.0%
170      Mont Michel Apartments                               1996                 99%               4,560,000         70.1%
171      Soniat House Hotel                                   1995                 N/A               5,100,000         62.6%
172      Fairview Market                                      1998                 95%               4,775,000         66.4%
173      Montclaire Apartments                                1994                 98%               4,260,000         73.8%
174      Embassy Building                                     1997                 96%               4,660,000         66.4%
175      Park Terrace Apartments                              1993                 97%               3,900,000         79.0%
176      Westheimer Plaza Shopping Center                      N/A                 100%              4,000,000         76.8%
177      129-133 West 29th Street                              N/A                 88%               5,400,000         55.6%
178      Woodspear/Vista Flores Apartments                    1984                 100%              4,300,000         69.8%
179      Clarendon CVS                                        1995                 76%               4,100,000         73.1%
180      A Storage Place Phases I & II                        1986                 82%               3,900,000         74.9%
181      135 Raritan Center Parkway                           1983                 100%              4,500,000         64.2%
182      The Treasury Center                                   N/A                 96%               3,950,000         72.1%
183      Crescent View Apartments                             1998                 92%               3,680,000         76.3%
184      Comfort Suites Intercontinental Plaza                 N/A                 N/A               3,800,000         73.7%
185      Cottonwood Medical & Dental Center                    N/A                 100%              3,850,000         72.6%
186      Blue Bell Shopping Center                            1992                 100%              3,400,000         79.9%
187      Sun Plaza                                            1998                 93%               4,400,000         61.7%
188      Kirkland Business Center                              N/A                 91%               5,325,000         50.6%
189      Colima Plaza                                          N/A                 83%               4,100,000         65.5%
190      Kmart - Columbus                                     1997                 100%              3,700,000         71.9%
191      Briarwood Mobile Home Park                            N/A                 99%               3,315,000         80.0%
192      Ohio Valley Nursing Home                             1998                 95%               4,000,000         66.0%
193      Forest Edge Apartments                               1996                 98%               3,400,000         77.6%
194      Sonora Crossroads                                     N/A                 100%              3,300,000         77.7%
195      Crystal Springs Apartments                            N/A                 99%               4,700,000         54.2%
196      Chateau Park Apartments                              1993                 98%               3,390,000         75.1%
197      Scottsdale Air Park                                   N/A                 100%              3,400,000         74.2%
198      Preston Royal Office Park                            1994                 99%               4,700,000         53.1%
199      Regent Place Office Building                         1988                 96%               3,600,000         69.4%
200      Dale Terrace Apartments                              1988                 94%               3,600,000         68.6%
201      Woodside Apartments                                   N/A                 79%               3,310,000         74.4%
202      Virginia Dare Office Building                         N/A                 97%               3,400,000         72.1%
203      Rustic Ridge Apartments                              1987                 93%               3,075,000         79.1%
204      Heritage Square Retail Center                         N/A                 100%              3,200,000         75.9%
205      Kessel Food Market - Flushing  (1N)                  1990                 100%              1,720,000         76.8%
206      Kessel Food Market - Grand Blanc  (1N)               1987                 100%              1,430,000         76.8%
207      178-188 Middle Street                                1988                 100%              3,450,000         69.6%
208      350 Raritan Center Parkway                            N/A                 100%              3,200,000         75.0%
209      El San Juan Mobile Home Park                         1979                 98%               3,690,000         65.0%
210      Meadowood Apartments                                  N/A                 100%              3,200,000         74.0%
211      Country Club Corner Retail Center                     N/A                 89%               3,300,000         71.1%
212      Vagabond Apartments                                   N/A                 100%              3,070,000         75.6%
213      Esprit Office Building                               1996                 100%              3,200,000         72.5%
214      Mission Plaza                                         N/A                 100%              3,230,000         69.6%
215      Broussard Village Shopping Center                     N/A                 83%               3,075,000         73.0%
216      Another Attic Self Storage                           1997                 88%               3,000,000         74.7%
217      Raintree Apartments                                  1997                 96%               2,750,000         79.1%
218      Jeffco Plaza                                          N/A                 100%              3,000,000         71.4%
219      Ramada Inn - Chatsworth                               N/A                 N/A               3,380,000         63.3%
220      Preston Plaza                                         N/A                 100%              2,800,000         75.8%
221      U.S. Storage Centers                                  N/A                 98%               2,720,000         78.0%
222      Comfort Inn - San Jose                                N/A                 N/A               4,070,000         51.6%
223      A-1 Mini Storage                                     1993                 89%               3,300,000         60.6%
224      Sandpiper Apartments                                 1975                 100%              2,550,000         78.4%
225      Plantation Xtra Storage                              1992                 92%               3,400,000         58.7%
226      Perimeter Plaza Shopping Center                      1997                 100%              2,660,000         75.0%
227      Red Oak Apartments  (1O)                             1996                 97%               1,080,000         63.0%
228      Diplomat Apartments  (1O)                            1996                 100%                500,000         63.0%


                                                            Maturity/ARD           Maturity/ARD
#        Property Name                                         Balance          LTV Ratio (4)(5)   U/W NCF (6)        U/W DSCR (7)

153      Holiday Inn - Augusta                                    2,983,150           51.4%            477,293             1.41
154      Nassau Bay Village Apartments                            3,371,261           67.4%            364,960             1.33
155      West Knoll Apartments                                    2,908,348           64.6%            445,452             1.38
156      Best Western - San Mateo Los Prados Inn                  3,136,386           27.8%            727,130             2.21
157      Parkway Shopping Center                                  2,814,998           44.3%            574,285             1.91
158      1600 Congress Street/343 Forest Avenue                   2,874,385           56.4%            403,631             1.26
159      Scenic View Apartments                                   3,083,816           67.0%            368,041             1.23
160      Mustang Crossing Apartments                              3,014,935           65.5%            420,999             1.46
161      Meadow Crossing Apartments                               2,783,711           63.3%            420,003             1.36
162      Owens Corning Manufacturing Warehouse                      663,717           13.4%            510,106             1.23
163      Daley Square                                             2,957,213           67.2%            370,324             1.27
164      Old Florida Plaza                                        2,942,869           66.9%            445,295             1.55
165      Arrowhead Creekside Center                               2,942,445           67.4%            374,659             1.31
166      Holiday Inn - Clovis                                     2,785,077           54.1%            513,692             1.57
167      3005 Peachtree Road                                      2,893,274           57.9%            369,592             1.29
168      Hampton Inn - Columbus East                              2,274,872           48.4%            514,830             1.59
169      Newport Towers                                           2,844,624           71.1%            352,225             1.28
170      Mont Michel Apartments                                   2,416,977           53.0%            372,101             1.23
171      Soniat House Hotel                                       2,658,404           52.1%            554,252             1.83
172      Fairview Market                                          1,962,089           41.1%            433,800             1.70
173      Montclaire Apartments                                    2,781,684           65.3%            348,169             1.32
174      Embassy Building                                         2,754,462           59.1%            368,622             1.39
175      Park Terrace Apartments                                  2,667,960           68.4%            325,995             1.27
176      Westheimer Plaza Shopping Center                         2,754,709           68.9%            352,648             1.30
177      129-133 West 29th Street                                 2,477,262           45.9%            416,079             1.49
178      Woodspear/Vista Flores Apartments                        2,641,740           61.4%            348,761             1.40
179      Clarendon CVS                                            2,682,062           65.4%            329,100             1.25
180      A Storage Place Phases I & II                            2,393,397           61.4%            377,669             1.43
181      135 Raritan Center Parkway                               2,586,103           57.5%            323,126             1.27
182      The Treasury Center                                      2,374,765           60.1%            397,937             1.46
183      Crescent View Apartments                                 2,489,626           67.7%            292,116             1.23
184      Comfort Suites Intercontinental Plaza                    2,210,834           58.2%            424,486             1.57
185      Cottonwood Medical & Dental Center                       2,508,049           65.1%            353,696             1.43
186      Blue Bell Shopping Center                                2,414,015           71.0%            300,882             1.30
187      Sun Plaza                                                2,423,529           55.1%            344,508             1.45
188      Kirkland Business Center                                 2,223,842           41.8%            449,765             1.80
189      Colima Plaza                                             2,207,242           53.8%            366,496             1.50
190      Kmart - Columbus                                         2,381,869           64.4%            312,809             1.33
191      Briarwood Mobile Home Park                               2,351,253           70.9%            290,154             1.29
192      Ohio Valley Nursing Home                                 2,199,604           55.0%            563,206             2.25
193      Forest Edge Apartments                                   2,350,406           69.1%            313,927             1.38
194      Sonora Crossroads                                        2,296,476           69.6%            299,570             1.33
195      Crystal Springs Apartments                               2,087,784           44.4%            292,557             1.27
196      Chateau Park Apartments                                  2,247,269           66.3%            297,866             1.41
197      Scottsdale Air Park                                      2,243,169           66.0%            280,568             1.30
198      Preston Royal Office Park                                2,249,903           47.9%            315,172             1.40
199      Regent Place Office Building                             2,245,694           62.4%            314,678             1.41
200      Dale Terrace Apartments                                  2,193,124           60.9%            294,777             1.41
201      Woodside Apartments                                      2,182,642           65.9%            318,602             1.56
202      Virginia Dare Office Building                            2,187,639           64.3%            282,806             1.32
203      Rustic Ridge Apartments                                  1,561,339           50.8%            279,782             1.33
204      Heritage Square Retail Center                            2,186,445           68.3%            298,736             1.37
205      Kessel Food Market - Flushing  (1N)                      1,079,559           62.8%            159,590             1.35
206      Kessel Food Market - Grand Blanc  (1N)                     897,728           62.8%            133,227             1.35
207      178-188 Middle Street                                    1,997,658           57.9%            292,036             1.28
208      350 Raritan Center Parkway                               1,979,527           61.9%            273,720             1.23
209      El San Juan Mobile Home Park                             2,110,467           57.2%            272,419             1.38
210      Meadowood Apartments                                     2,051,210           64.1%            244,160             1.24
211      Country Club Corner Retail Center                        2,096,260           63.5%            272,618             1.33
212      Vagabond Apartments                                        182,612            5.9%            278,009             1.28
213      Esprit Office Building                                   2,065,088           64.5%            252,920             1.27
214      Mission Plaza                                            1,783,582           55.2%            264,817             1.36
215      Broussard Village Shopping Center                        1,994,204           64.9%            263,371             1.37
216      Another Attic Self Storage                               1,839,532           61.3%            280,485             1.37
217      Raintree Apartments                                      1,396,319           50.8%            237,937             1.27
218      Jeffco Plaza                                             1,943,316           64.8%            267,682             1.36
219      Ramada Inn - Chatsworth                                  1,776,568           52.6%            338,463             1.69
220      Preston Plaza                                            1,906,592           68.1%            242,605             1.28
221      U.S. Storage Centers                                     1,893,733           69.6%            260,564             1.41
222      Comfort Inn - San Jose                                   1,756,276           43.2%            372,009             1.83
223      A-1 Mini Storage                                         1,605,322           48.6%            262,336             1.45
224      Sandpiper Apartments                                     1,767,719           69.3%            227,867             1.36
225      Plantation Xtra Storage                                  1,648,243           48.5%            306,072             1.66
226      Perimeter Plaza Shopping Center                          1,633,348           61.4%            242,247             1.35
227      Red Oak Apartments  (1O)                                   554,296           51.9%             86,299             1.35
228      Diplomat Apartments  (1O)                                  316,154           51.9%             43,181             1.35

                    Descriptions of the Mortgaged Properties

                                                                                               Units/
                                                                                              Sq. Ft./
                                                                                               Rooms/            Fee Simple/
#        Property Name                                                Property Type             Pads              Leasehold

229      Waterston Apartments  (1O)                                   Multifamily                       16           Fee
230      Montage Apartments  (1O)                                     Multifamily                       14           Fee
231      Melroy Apartments  (1O)                                      Multifamily                       12           Fee
232      Envoy Apartments  (1O)                                       Multifamily                       10           Fee
233      Sixth & Gass Office Building                                 Office                        15,403           Fee
234      Rancho Los Amigos                                            Manufactured Housing             103           Fee
235      Savemart Shopping Center                                     Retail                        21,160           Fee
236      Glenwood Apartments                                          Multifamily                       60           Fee
237      Georgian Court/Woodside Apartments                           Multifamily                      129           Fee
238      Everhart Place Apartments                                    Multifamily                      104           Fee
239      West 34th Self Storage                                       Self Storage                  61,395           Fee
240      Regency Apartments                                           Multifamily                       68           Fee
241      Corona Industrial Center                                     Industrial                    54,000           Fee
242      North American/Lazy "R" Manufactured Housing Communities     Manufactured Housing             156           Fee
243      Harmony Mobile Home Park                                     Manufactured Housing             124           Fee
244      Dunshire Gardens Apartments  (1P)                            Multifamily                       48           Fee
245      Alpine Gardens Apartments  (1P)                              Multifamily                       23           Fee
246      Delvale Apartments  (1P)                                     Multifamily                       39           Fee
247      The Northwest Medical Plaza Shopping Center                  Retail                        51,960           Fee
248      Kingsley Business Center                                     Industrial                    86,620           Fee
249      OfficeMax                                                    Retail                        23,500           Fee
250      Rutherford Place                                             Mixed Use                     51,280           Fee
251      The Woods II Office Buildings                                Office                        23,914           Fee
252      Greenville Avenue B & G                                      Retail                        13,314           Fee
253      Boulder Ridge Apartments                                     Multifamily                       83           Fee
254      Spring Gardens Apartments                                    Multifamily                       79           Fee
255      The Admiral Apartments & The Drake Apartments                Multifamily                       76           Fee
256      Heritage Apartments                                          Multifamily                       42           Fee
257      Montgomery Village Executive Plaza Phase I                   Office                        42,783           Fee
258      Orchard Lake Mini-Storage                                    Self Storage                  32,310           Fee
259      Parker Road Retail                                           Retail                        32,125           Fee
260      Smith Shopping Center                                        Retail                        19,455           Fee
261      Rivermont Park                                               Industrial                   217,783           Fee
262      SecurCare of Colorado Springs                                Self Storage                  48,895           Fee
263      Free Street Office Building                                  Office                        29,897           Fee
264      Maple Valley Plaza                                           Retail                        28,905           Fee
265      Crestview Apartments                                         Multifamily                       63           Fee
266      Cedar Lakes Apartments                                       Multifamily                      103           Fee
267      Rose Garden Apartments                                       Multifamily                       40           Fee
268      Kmart - Charleston                                           Retail                       104,000        Leasehold
269      Edelweiss Apartments                                         Multifamily                       50           Fee
270      The Wachler Building                                         Mixed Use                      9,587           Fee
271      CTC II Building                                              Industrial                    19,360           Fee
272      Autumn Ridge Apartments                                      Multifamily                       99           Fee
273      Diversey & Sheffield Plaza                                   Retail                        13,192           Fee
274      The Pinger Building                                          Mixed Use                     35,750           Fee
275      Elden Professional Building                                  Office                        19,054           Fee
276      Orangetree Apartments                                        Multifamily                       39           Fee
277      Silver Cliff Apartments                                      Multifamily                       89           Fee
278      Granada Plaza                                                Retail                        22,900           Fee
279      Summitwood Village Apartments                                Multifamily                       39           Fee
280      2221 Lee Road Office Building                                Office                        28,000           Fee
281      All American Mini Storage                                    Self Storage                  54,375           Fee
282      201 Commonwealth Court                                       Office                        13,149           Fee
283      Olde Oaks Apartments                                         Multifamily                      103           Fee
284      Bouganvillas Apartments                                      Multifamily                       23           Fee
285      Martin Mobile Home Park                                      Manufactured Housing             121           Fee
286      Ellendale Place Apartments                                   Multifamily                       22           Fee
287      Kessel Food Market - Saginaw                                 Retail                        35,755           Fee
288      Talbot Center                                                Retail                         8,540           Fee
289      Circle K Mobile Home Park                                    Manufactured Housing              59           Fee
290      Strawberry Hill Apartments                                   Multifamily                       84           Fee
291      McGeordan Apartments                                         Multifamily                       36           Fee
292      Camel Toe Plaza Shopping Center                              Retail                        35,170           Fee
293      Washington Park Offices                                      Office                        26,400           Fee
294      Denway Circle Apartments                                     Multifamily                       64           Fee
295      Oxford Village Apartments                                    Multifamily                       40           Fee
296      Space Saver #8 Self-Storage Facility                         Self Storage                  35,472           Fee
297      Food City Retail Center                                      Retail                        19,738           Fee
298      Meadowood I Apartments                                       Multifamily                       54           Fee
299      Windy Hill Apartments                                        Multifamily                       41           Fee
300      Northgate Plaza                                              Retail                        20,592           Fee
301      Lone Mountain Mobile Home Park                               Manufactured Housing              51           Fee
302      Ogden Apartments                                             Multifamily                       44           Fee
303      Oak Lawn Square                                              Retail                         9,747           Fee
304      Flat Iron Building                                           Office                        30,244           Fee


                                                                                                               Occupancy
#        Property Name                                               Year Built         Year Renovated      Rate at U/W (3)

229      Waterston Apartments  (1O)                                     1973                 1997                 100%
230      Montage Apartments  (1O)                                       1967                 1998                 100%
231      Melroy Apartments  (1O)                                        1972                 1996                 100%
232      Envoy Apartments  (1O)                                         1965                 1997                 100%
233      Sixth & Gass Office Building                                   1992                  N/A                 100%
234      Rancho Los Amigos                                              1972                  N/A                  97%
235      Savemart Shopping Center                                       1988                  N/A                  95%
236      Glenwood Apartments                                            1984                 1999                 100%
237      Georgian Court/Woodside Apartments                             1963                 1971                  93%
238      Everhart Place Apartments                                      1968                 1998                  99%
239      West 34th Self Storage                                         1993                  N/A                  88%
240      Regency Apartments                                             1963                 1997                 100%
241      Corona Industrial Center                                       1979                  N/A                 100%
242      North American/Lazy "R" Manufactured Housing Communities       1966                 1970                  98%
243      Harmony Mobile Home Park                                       1950                 1965                  98%
244      Dunshire Gardens Apartments  (1P)                              1977                  N/A                  96%
245      Alpine Gardens Apartments  (1P)                                1961                  N/A                  96%
246      Delvale Apartments  (1P)                                       1965                  N/A                  92%
247      The Northwest Medical Plaza Shopping Center                    1976                 1990                  77%
248      Kingsley Business Center                                       1972                 1997                  97%
249      OfficeMax                                                      1998                  N/A                 100%
250      Rutherford Place                                               1984                  N/A                 100%
251      The Woods II Office Buildings                                  1981                 1991                 100%
252      Greenville Avenue B & G                                        1935                 1998                 100%
253      Boulder Ridge Apartments                                       1974                 1995                  96%
254      Spring Gardens Apartments                                      1965                 1997                  96%
255      The Admiral Apartments & The Drake Apartments                  1928                 1940                  95%
256      Heritage Apartments                                            1964                  N/A                  95%
257      Montgomery Village Executive Plaza Phase I                     1981                  N/A                 100%
258      Orchard Lake Mini-Storage                                      1975                 1991                  98%
259      Parker Road Retail                                             1979                 1993                 100%
260      Smith Shopping Center                                          1987                  N/A                 100%
261      Rivermont Park                                                 1967                 1974                  80%
262      SecurCare of Colorado Springs                                  1980                 1996                  85%
263      Free Street Office Building                                    1900                 1984                 100%
264      Maple Valley Plaza                                             1946                 1989                  95%
265      Crestview Apartments                                           1972                  N/A                  98%
266      Cedar Lakes Apartments                                         1976                  N/A                  91%
267      Rose Garden Apartments                                         1969                  N/A                 100%
268      Kmart - Charleston                                             1971                 1998                 100%
269      Edelweiss Apartments                                           1973                 1995                  96%
270      The Wachler Building                                           1940                 1987                 100%
271      CTC II Building                                                1996                  N/A                 100%
272      Autumn Ridge Apartments                                        1971                 1997                  98%
273      Diversey & Sheffield Plaza                                     1982                  N/A                 100%
274      The Pinger Building                                            1907                 1990                 100%
275      Elden Professional Building                                    1982                 1998                  97%
276      Orangetree Apartments                                          1959                 1993                 100%
277      Silver Cliff Apartments                                        1973                 1997                  97%
278      Granada Plaza                                                  1986                  N/A                  80%
279      Summitwood Village Apartments                                  1989                  N/A                 100%
280      2221 Lee Road Office Building                                  1973                 1994                 100%
281      All American Mini Storage                                      1984                 1995                  88%
282      201 Commonwealth Court                                         1986                 1997                 100%
283      Olde Oaks Apartments                                           1974                 1992                  93%
284      Bouganvillas Apartments                                        1985                 1994                 100%
285      Martin Mobile Home Park                                        1942                 1997                  98%
286      Ellendale Place Apartments                                     1987                  N/A                 100%
287      Kessel Food Market - Saginaw                                   1960                 1988                 100%
288      Talbot Center                                                  1998                  N/A                 100%
289      Circle K Mobile Home Park                                      1963                  N/A                 100%
290      Strawberry Hill Apartments                                     1964                  N/A                 100%
291      McGeordan Apartments                                           1969                 1998                 100%
292      Camel Toe Plaza Shopping Center                                1979                  N/A                 100%
293      Washington Park Offices                                        1981                  N/A                 100%
294      Denway Circle Apartments                                       1963                  N/A                  91%
295      Oxford Village Apartments                                      1968                 1995                  98%
296      Space Saver #8 Self-Storage Facility                           1978                 1997                  99%
297      Food City Retail Center                                        1976                 1998                 100%
298      Meadowood I Apartments                                         1983                  N/A                 100%
299      Windy Hill Apartments                                          1970                 1991                  98%
300      Northgate Plaza                                                1984                  N/A                  95%
301      Lone Mountain Mobile Home Park                                 1986                  N/A                  98%
302      Ogden Apartments                                               1904                 1990                 100%
303      Oak Lawn Square                                                1982                 1997                 100%
304      Flat Iron Building                                             1928                 1986                  88%



                                                                                           Cut-Off Date                Maturity/ARD
#        Property Name                                                  Appraised Value    LTV Ratio (4)                 Balance

229      Waterston Apartments  (1O)                                           495,000         63.0%                      229,930
230      Montage Apartments  (1O)                                             425,000         63.0%                      216,792
231      Melroy Apartments  (1O)                                              375,000         63.0%                      176,553
232      Envoy Apartments  (1O)                                               280,000         63.0%                      143,706
233      Sixth & Gass Office Building                                       2,750,000         71.5%                    1,756,937
234      Rancho Los Amigos                                                  2,500,000         76.7%                    1,697,920
235      Savemart Shopping Center                                           2,650,000         71.8%                    1,703,615
236      Glenwood Apartments                                                2,400,000         78.3%                    1,673,389
237      Georgian Court/Woodside Apartments                                 2,345,000         78.6%                    1,534,868
238      Everhart Place Apartments                                          2,300,000         80.0%                    1,631,612
239      West 34th Self Storage                                             2,450,000         75.0%                    1,508,581
240      Regency Apartments                                                 3,110,000         58.8%                    1,511,130
241      Corona Industrial Center                                           2,250,000         80.0%                    1,607,926
242      North American/Lazy "R" Manufactured Housing Communities           2,270,000         79.2%                    1,577,086
243      Harmony Mobile Home Park                                           2,400,000         74.9%                    1,594,600
244      Dunshire Gardens Apartments  (1P)                                  1,325,000         70.0%                      874,075
245      Alpine Gardens Apartments  (1P)                                      500,000         70.0%                      329,840
246      Delvale Apartments  (1P)                                             740,000         70.0%                      280,363
247      The Northwest Medical Plaza Shopping Center                        2,400,000         74.8%                    1,475,957
248      Kingsley Business Center                                           2,700,000         65.3%                    1,588,036
249      OfficeMax                                                          2,900,000         60.7%                      763,628
250      Rutherford Place                                                   3,150,000         54.7%                    1,542,415
251      The Woods II Office Buildings                                      2,300,000         73.9%                    1,517,864
252      Greenville Avenue B & G                                            2,250,000         73.4%                    1,381,802
253      Boulder Ridge Apartments                                           2,300,000         70.0%                    1,053,026
254      Spring Gardens Apartments                                          2,300,000         69.6%                    1,313,567
255      The Admiral Apartments & The Drake Apartments                      2,230,000         69.4%                    1,393,312
256      Heritage Apartments                                                1,975,000         77.1%                      119,777
257      Montgomery Village Executive Plaza Phase I                         3,200,000         47.6%                       42,703
258      Orchard Lake Mini-Storage                                          2,110,000         71.8%                    1,260,835
259      Parker Road Retail                                                 2,600,000         57.6%                    1,238,896
260      Smith Shopping Center                                              2,000,000         73.7%                    1,307,648
261      Rivermont Park                                                     4,800,000         30.6%                    1,021,407
262      SecurCare of Colorado Springs                                      1,950,000         74.9%                    1,371,743
263      Free Street Office Building                                        2,300,000         63.0%                    1,204,807
264      Maple Valley Plaza                                                 2,040,000         70.8%                    1,014,243
265      Crestview Apartments                                               1,950,000         73.4%                       49,316
266      Cedar Lakes Apartments                                             1,940,000         73.6%                    1,251,477
267      Rose Garden Apartments                                             2,060,000         69.0%                      111,916
268      Kmart - Charleston                                                 1,980,000         71.1%                    1,261,674
269      Edelweiss Apartments                                               1,950,000         71.4%                    1,131,925
270      The Wachler Building                                               2,100,000         65.8%                      970,148
271      CTC II Building                                                    1,750,000         77.1%                    1,208,950
272      Autumn Ridge Apartments                                            1,870,000         70.8%                       51,470
273      Diversey & Sheffield Plaza                                         1,790,000         72.6%                    1,070,608
274      The Pinger Building                                                1,740,000         74.2%                    1,056,032
275      Elden Professional Building                                        2,100,000         60.7%                    1,060,599
276      Orangetree Apartments                                              1,640,000         77.6%                    1,123,618
277      Silver Cliff Apartments                                            1,850,000         68.6%                    1,044,382
278      Granada Plaza                                                      2,000,000         62.5%                    1,040,978
279      Summitwood Village Apartments                                      1,700,000         72.7%                    1,091,265
280      2221 Lee Road Office Building                                      1,760,000         66.7%                    1,050,378
281      All American Mini Storage                                          2,100,000         55.2%                      957,803
282      201 Commonwealth Court                                             1,620,000         70.4%                      940,547
283      Olde Oaks Apartments                                               1,490,000         73.7%                      908,366
284      Bouganvillas Apartments                                            1,350,000         79.7%                      951,424
285      Martin Mobile Home Park                                            1,350,000         79.3%                      886,598
286      Ellendale Place Apartments                                         1,360,000         77.9%                       92,374
287      Kessel Food Market - Saginaw                                       1,360,000         76.9%                      858,229
288      Talbot Center                                                      1,400,000         74.1%                      941,784
289      Circle K Mobile Home Park                                          1,300,000         79.7%                      918,888
290      Strawberry Hill Apartments                                         1,300,000         76.9%                      831,185
291      McGeordan Apartments                                               1,300,000         76.7%                      827,391
292      Camel Toe Plaza Shopping Center                                    1,300,000         74.9%                      814,471
293      Washington Park Offices                                            2,050,000         47.3%                       47,010
294      Denway Circle Apartments                                           1,430,000         67.8%                      863,215
295      Oxford Village Apartments                                          1,280,000         74.1%                      850,338
296      Space Saver #8 Self-Storage Facility                               1,300,000         73.0%                      795,424
297      Food City Retail Center                                            1,300,000         72.1%                      776,406
298      Meadowood I Apartments                                             1,200,000         77.9%                      835,880
299      Windy Hill Apartments                                              1,200,000         77.5%                      776,699
300      Northgate Plaza                                                    1,400,000         64.3%                      760,555
301      Lone Mountain Mobile Home Park                                     1,530,000         58.8%                      800,109
302      Ogden Apartments                                                   1,325,000         67.9%                      745,736
303      Oak Lawn Square                                                    1,270,000         70.8%                      742,909
304      Flat Iron Building                                                 2,100,000         42.8%                       57,970



                                                                      Maturity/ARD
#        Property Name                                             LTV Ratio (4)(5)        U/W NCF (6)          U/W DSCR (7)

229      Waterston Apartments  (1O)                                      51.9%                 35,673                1.35
230      Montage Apartments  (1O)                                        51.9%                 35,408                1.35
231      Melroy Apartments  (1O)                                         51.9%                 24,828                1.35
232      Envoy Apartments  (1O)                                          51.9%                 19,929                1.35
233      Sixth & Gass Office Building                                    63.9%                215,076                1.25
234      Rancho Los Amigos                                               67.9%                217,667                1.35
235      Savemart Shopping Center                                        64.3%                210,856                1.26
236      Glenwood Apartments                                             69.7%                203,774                1.26
237      Georgian Court/Woodside Apartments                              65.5%                225,450                1.28
238      Everhart Place Apartments                                       70.9%                199,205                1.27
239      West 34th Self Storage                                          61.6%                232,631                1.38
240      Regency Apartments                                              48.6%                220,809                1.30
241      Corona Industrial Center                                        71.5%                216,099                1.37
242      North American/Lazy "R" Manufactured Housing Communities        69.5%                244,310                1.55
243      Harmony Mobile Home Park                                        66.4%                220,645                1.45
244      Dunshire Gardens Apartments  (1P)                               57.9%                133,417                1.51
245      Alpine Gardens Apartments  (1P)                                 57.9%                 54,077                1.51
246      Delvale Apartments  (1P)                                        57.9%                 64,007                1.51
247      The Northwest Medical Plaza Shopping Center                     61.5%                228,709                1.40
248      Kingsley Business Center                                        58.8%                214,748                1.36
249      OfficeMax                                                       26.3%                246,631                1.43
250      Rutherford Place                                                49.0%                198,105                1.31
251      The Woods II Office Buildings                                   66.0%                202,939                1.37
252      Greenville Avenue B & G                                         61.4%                206,857                1.30
253      Boulder Ridge Apartments                                        45.8%                187,349                1.31
254      Spring Gardens Apartments                                       57.1%                218,823                1.50
255      The Admiral Apartments & The Drake Apartments                   62.5%                213,442                1.53
256      Heritage Apartments                                              6.1%                172,550                1.21
257      Montgomery Village Executive Plaza Phase I                       1.3%                276,882                1.52
258      Orchard Lake Mini-Storage                                       59.8%                203,019                1.41
259      Parker Road Retail                                              47.6%                209,970                1.50
260      Smith Shopping Center                                           65.4%                163,982                1.32
261      Rivermont Park                                                  21.3%                253,943                1.82
262      SecurCare of Colorado Springs                                   70.3%                192,640                1.47
263      Free Street Office Building                                     52.4%                186,379                1.36
264      Maple Valley Plaza                                              49.7%                183,482                1.28
265      Crestview Apartments                                             2.5%                174,196                1.27
266      Cedar Lakes Apartments                                          64.5%                158,316                1.38
267      Rose Garden Apartments                                           5.4%                173,097                1.30
268      Kmart - Charleston                                              63.7%                167,043                1.34
269      Edelweiss Apartments                                            58.0%                156,852                1.28
270      The Wachler Building                                            46.2%                173,417                1.28
271      CTC II Building                                                 69.1%                152,668                1.28
272      Autumn Ridge Apartments                                          2.8%                161,000                1.24
273      Diversey & Sheffield Plaza                                      59.8%                158,307                1.32
274      The Pinger Building                                             60.7%                145,708                1.26
275      Elden Professional Building                                     50.5%                170,918                1.41
276      Orangetree Apartments                                           68.5%                151,362                1.44
277      Silver Cliff Apartments                                         56.5%                145,518                1.25
278      Granada Plaza                                                   52.0%                153,212                1.29
279      Summitwood Village Apartments                                   64.2%                149,762                1.46
280      2221 Lee Road Office Building                                   59.7%                134,438                1.30
281      All American Mini Storage                                       45.6%                183,661                1.70
282      201 Commonwealth Court                                          58.1%                130,483                1.23
283      Olde Oaks Apartments                                            61.0%                125,693                1.23
284      Bouganvillas Apartments                                         70.5%                118,691                1.32
285      Martin Mobile Home Park                                         65.7%                133,943                1.33
286      Ellendale Place Apartments                                       6.8%                123,813                1.22
287      Kessel Food Market - Saginaw                                    63.1%                119,599                1.26
288      Talbot Center                                                   67.3%                121,269                1.25
289      Circle K Mobile Home Park                                       70.7%                110,024                1.26
290      Strawberry Hill Apartments                                      63.9%                114,423                1.21
291      McGeordan Apartments                                            63.6%                119,818                1.28
292      Camel Toe Plaza Shopping Center                                 62.7%                116,384                1.24
293      Washington Park Offices                                          2.3%                135,512                1.36
294      Denway Circle Apartments                                        60.4%                118,669                1.42
295      Oxford Village Apartments                                       66.4%                104,151                1.24
296      Space Saver #8 Self-Storage Facility                            61.2%                128,504                1.40
297      Food City Retail Center                                         59.7%                108,216                1.24
298      Meadowood I Apartments                                          69.7%                107,665                1.31
299      Windy Hill Apartments                                           64.7%                107,515                1.20
300      Northgate Plaza                                                 54.3%                108,504                1.21
301      Lone Mountain Mobile Home Park                                  52.3%                109,295                1.41
302      Ogden Apartments                                                56.3%                123,700                1.46
303      Oak Lawn Square                                                 58.5%                102,991                1.23
304      Flat Iron Building                                               2.8%                145,571                1.47

                    Descriptions of the Mortgaged Properties

                                                                                                  Units/
                                                                                                 Sq. Ft./
                                                                                                  Rooms/         Fee Simple/
#        Property Name                                               Property Type                 Pads           Leasehold

305      Baymar Apartments                                            Multifamily                       43           Fee
306      Texas City Medical Office Building  (1Q)                     Office                        12,456           Fee
307      Hollyvale Apartments  (1Q)                                   Multifamily                       38           Fee
308      Grandin Village Apartments                                   Multifamily                       60           Fee
309      Riverview Estates Mobile Home Park                           Manufactured Housing              91           Fee
310      Tree Top Apartments                                          Multifamily                       38           Fee
311      871 Islington Street                                         Office                        24,969           Fee
312      Westwood Apartments                                          Multifamily                       40           Fee
313      Territorial Village  (1R)                                    Retail                        10,444           Fee
314      Telshor Tower Plaza  (1R)                                    Mixed Use                      4,485           Fee
315      Congress Building                                            Office                        28,977           Fee
316      Continental House Apartments                                 Multifamily                       44           Fee
317      Affordable Self Storage                                      Self Storage                  45,936           Fee
318      Iroquois Apartments                                          Multifamily                       24           Fee
319      Bay Palm Apartments                                          Multifamily                       22           Fee
320      969 & 971 Amsterdam Avenue                                   Multifamily                       20           Fee
321      59-15 55th Street                                            Industrial                    11,000           Fee
322      Chesterfield/Eula Apartments                                 Multifamily                       49           Fee
323      Carillon Retail Center                                       Retail                        12,683           Fee
324      Pine Street Apartments & Blossom Street Apartments           Multifamily                       23           Fee
325      Penn State Office Building                                   Office                         9,998           Fee
326      Autumn Run Apartments                                        Multifamily                       38           Fee
327      Pullman Park Apartments                                      Multifamily                       52           Fee
328      Spanish Oaks Apartments                                      Multifamily                       32           Fee
329      Ballenger Manor Apartments                                   Multifamily                       33           Fee
330      Allen Avenue Apartments                                      Multifamily                       23           Fee
331      Skyline Mall                                                 Retail                        17,881           Fee
332      James Road Medical Center                                    Office                         9,070           Fee
333      Rebecca Apartments                                           Multifamily                       50           Fee
334      The Homestead Apartments                                     Multifamily                       66           Fee
335      Corona Avenue Apartments                                     Multifamily                       12           Fee
336      Sandstone Apartments                                         Multifamily                       57           Fee
337      Lynn Villa Apartments                                        Multifamily                       36           Fee
338      Savannah Apartments                                          Multifamily                       29           Fee
339      Vienna Terrace Apartments                                    Multifamily                       24           Fee
340      Alexandria Apartments - CO                                   Multifamily                       15           Fee
341      Boynton Vista Apartments                                     Multifamily                       12           Fee
342      Navarro Crossing Apartments                                  Multifamily                       32           Fee
343      Kordis Apartments                                            Multifamily                       15           Fee


Total/Weighted Average

Maximum:
Minimum:

                                                                                                             Occupancy
#        Property Name                                             Year Built         Year Renovated      Rate at U/W (3)

305      Baymar Apartments                                           1972                 1988                 100%
306      Texas City Medical Office Building  (1Q)                    1973                 1998                 100%
307      Hollyvale Apartments  (1Q)                                  1972                 1998                 100%
308      Grandin Village Apartments                                  1947                 1988                 92%
309      Riverview Estates Mobile Home Park                          1968                 1997                 100%
310      Tree Top Apartments                                         1966                  N/A                 95%
311      871 Islington Street                                        1910                 1985                 92%
312      Westwood Apartments                                         1983                  N/A                 100%
313      Territorial Village  (1R)                                   1995                  N/A                 100%
314      Telshor Tower Plaza  (1R)                                   1996                  N/A                 100%
315      Congress Building                                           1925                 1998                 98%
316      Continental House Apartments                                1969                 1986                 91%
317      Affordable Self Storage                                     1973                 1978                 94%
318      Iroquois Apartments                                         1926                 1997                 100%
319      Bay Palm Apartments                                         1962                 1998                 100%
320      969 & 971 Amsterdam Avenue                                  1915                 1997                 100%
321      59-15 55th Street                                           1986                 1995                 100%
322      Chesterfield/Eula Apartments                                1950                 1995                 96%
323      Carillon Retail Center                                      1984                  N/A                 100%
324      Pine Street Apartments & Blossom Street Apartments          1940                 1970                 96%
325      Penn State Office Building                                  1982                 1997                 100%
326      Autumn Run Apartments                                       1962                 1998                 87%
327      Pullman Park Apartments                                     1986                  N/A                 98%
328      Spanish Oaks Apartments                                     1969                 1997                 100%
329      Ballenger Manor Apartments                                  1961                  N/A                 94%
330      Allen Avenue Apartments                                     1920                 1998                 96%
331      Skyline Mall                                                1988                 1998                 93%
332      James Road Medical Center                                   1984                  N/A                 92%
333      Rebecca Apartments                                          1961                 1992                 84%
334      The Homestead Apartments                                    1922                 1970                 100%
335      Corona Avenue Apartments                                    1990                 1996                 100%
336      Sandstone Apartments                                        1972                  N/A                 96%
337      Lynn Villa Apartments                                       1972                 1996                 100%
338      Savannah Apartments                                         1965                 1995                 100%
339      Vienna Terrace Apartments                                   1964                 1995                 92%
340      Alexandria Apartments - CO                                  1945                 1997                 100%
341      Boynton Vista Apartments                                    1975                 1994                 100%
342      Navarro Crossing Apartments                                 1987                  N/A                 88%
343      Kordis Apartments                                           1984                 1993                 93%


Total/Weighted Average                                               1977                 1993                 96%

Maximum:                                                             1999                 1999                 100%
Minimum:                                                             1830                 1940                 73%


                                                                                          Cut-Off Date          Maturity/ARD
#        Property Name                                             Appraised Value       LTV Ratio (4)             Balance

305      Baymar Apartments                                                1,200,000         74.0%                       30,885
306      Texas City Medical Office Building  (1Q)                           825,000         66.3%                      390,232
307      Hollyvale Apartments  (1Q)                                         505,000         66.3%                      237,278
308      Grandin Village Apartments                                       1,300,000         67.7%                      730,823
309      Riverview Estates Mobile Home Park                               1,150,000         73.7%                      700,853
310      Tree Top Apartments                                              1,000,000         79.9%                      662,833
311      871 Islington Street                                             1,250,000         63.8%                      658,862
312      Westwood Apartments                                              1,100,000         72.4%                      557,753
313      Territorial Village  (1R)                                          780,000         65.1%                      335,004
314      Telshor Tower Plaza  (1R)                                          380,000         65.1%                      164,218
315      Congress Building                                                1,500,000         47.6%                      595,831
316      Continental House Apartments                                       920,000         74.8%                      570,408
317      Affordable Self Storage                                          1,100,000         61.4%                      564,674
318      Iroquois Apartments                                                860,000         77.6%                      556,769
319      Bay Palm Apartments                                                900,000         72.6%                      584,355
320      969 & 971 Amsterdam Avenue                                       1,275,000         50.9%                      547,198
321      59-15 55th Street                                                  880,000         73.7%                      543,460
322      Chesterfield/Eula Apartments                                     1,000,000         63.5%                      447,748
323      Carillon Retail Center                                             975,000         65.1%                      529,709
324      Pine Street Apartments & Blossom Street Apartments               1,080,000         57.9%                      444,944
325      Penn State Office Building                                         915,000         65.5%                      541,319
326      Autumn Run Apartments                                              840,000         68.6%                      478,129
327      Pullman Park Apartments                                            750,000         76.3%                      470,200
328      Spanish Oaks Apartments                                            870,000         64.0%                      454,820
329      Ballenger Manor Apartments                                         760,000         72.6%                      455,255
330      Allen Avenue Apartments                                            800,000         66.6%                      441,601
331      Skyline Mall                                                     1,000,000         53.1%                      379,490
332      James Road Medical Center                                          870,000         59.8%                      439,077
333      Rebecca Apartments                                                 700,000         73.8%                       26,442
334      The Homestead Apartments                                           870,000         57.5%                      418,857
335      Corona Avenue Apartments                                           725,000         68.6%                       28,153
336      Sandstone Apartments                                               620,000         72.2%                      364,163
337      Lynn Villa Apartments                                              600,000         69.0%                      346,800
338      Savannah Apartments                                                550,000         71.7%                      328,980
339      Vienna Terrace Apartments                                          520,000         71.4%                      264,505
340      Alexandria Apartments - CO                                         550,000         57.2%                      262,278
341      Boynton Vista Apartments                                           430,000         69.4%                      247,751
342      Navarro Crossing Apartments                                        425,000         64.1%                      191,229
343      Kordis Apartments                                                  535,000         46.5%                      204,555


Total/Weighted Average                                               $2,149,921,000         73.2%               $1,305,704,995

Maximum:                                                                $85,600,000         82.7%                  $61,167,306
Minimum:                                                                   $170,000         30.6%                           $0

                                                                     Maturity/ARD
#        Property Name                                            LTV Ratio (4)(5)     U/W NCF (6)          U/W DSCR (7)

305      Baymar Apartments                                              2.6%               112,488              1.32
306      Texas City Medical Office Building  (1Q)                      47.2%                70,488              1.32
307      Hollyvale Apartments  (1Q)                                    47.2%                47,932              1.32
308      Grandin Village Apartments                                    56.2%               100,707              1.21
309      Riverview Estates Mobile Home Park                            60.9%               105,946              1.35
310      Tree Top Apartments                                           66.3%                92,404              1.23
311      871 Islington Street                                          52.7%               105,920              1.44
312      Westwood Apartments                                           50.7%               103,941              1.33
313      Territorial Village  (1R)                                     43.0%                70,305              1.49
314      Telshor Tower Plaza  (1R)                                     43.0%                31,926              1.49
315      Congress Building                                             39.7%                88,581              1.30
316      Continental House Apartments                                  62.0%                80,957              1.26
317      Affordable Self Storage                                       51.3%                88,634              1.36
318      Iroquois Apartments                                           64.7%                80,121              1.25
319      Bay Palm Apartments                                           64.9%                69,272              1.21
320      969 & 971 Amsterdam Avenue                                    42.9%                90,728              1.42
321      59-15 55th Street                                             61.8%                86,226              1.38
322      Chesterfield/Eula Apartments                                  44.8%                80,585              1.28
323      Carillon Retail Center                                        54.3%                76,486              1.26
324      Pine Street Apartments & Blossom Street Apartments            41.2%                80,219              1.25
325      Penn State Office Building                                    59.2%                67,061              1.23
326      Autumn Run Apartments                                         56.9%                65,116              1.21
327      Pullman Park Apartments                                       62.7%                72,566              1.39
328      Spanish Oaks Apartments                                       52.3%                69,594              1.40
329      Ballenger Manor Apartments                                    59.9%                71,150              1.39
330      Allen Avenue Apartments                                       55.2%                81,836              1.64
331      Skyline Mall                                                  37.9%                91,460              1.68
332      James Road Medical Center                                     50.5%                66,809              1.29
333      Rebecca Apartments                                             3.8%                65,632              1.20
334      The Homestead Apartments                                      48.1%                62,363              1.28
335      Corona Avenue Apartments                                       3.9%                65,314              1.23
336      Sandstone Apartments                                          58.7%                55,549              1.41
337      Lynn Villa Apartments                                         57.8%                50,987              1.27
338      Savannah Apartments                                           59.8%                48,797              1.29
339      Vienna Terrace Apartments                                     50.9%                47,979              1.27
340      Alexandria Apartments - CO                                    47.7%                47,132              1.57
341      Boynton Vista Apartments                                      57.6%                33,778              1.21
342      Navarro Crossing Apartments                                   45.0%                38,729              1.45
343      Kordis Apartments                                             38.2%                38,301              1.69


Total/Weighted Average                                                 63.8%          $180,886,274              1.34 x

Maximum:                                                               74.1%            $7,507,540              2.25 x
Minimum:                                                               13.4%               $11,235              1.20 x


(1A) A Single Mortgage Note secured by Arbor Lake Club Apartments, The Parkview Apartments - FL, Heron's Cove Apartments and Horizons North Apartments, respectively.

(1B) A Single Mortgage Note secured by Sterling Point Apartments, Sandridge Apartments, and Woodscape Apartments, respectively.

(1C) The Mortgage Loans secured by Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage, Stone Fort Land - The Krystal Office Building, Stone Fort Land - Riverside Center, Stone Fort Land - Harrison Direct Warehouse, and Stone Fort Land - Tennessee American Water Company Office Building, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Cherry Creek Retirement Village and Remington Heights Retirement Community, respectively, are cross-collateralized and cross-defaulted.

(1E) A Single Mortgage Note secured by Two University Plaza, 800-900 Lanidex Plaza and 140 Littleton Road, respectively.

(1F) A Single Mortgage Note secured by River Haven Mobile Home Park and Knollwood Estates Mobile Home Park, respectively.

(1G) A Single Mortgage Note secured by U-Haul - Rusfield, U-Haul - San Clemente, U-Haul - East Colonial and U-Haul - MacArthur Park, respectively.

(1H) A Single Mortgage Note secured by U-Haul - Dublin, U-Haul - Northridge, U-Haul - Orange Park and U-Haul - Tulsa, respectively.

(1I) The Mortgage Loans secured by Willow Springs Shopping Center, Villa Shopping Center and Crystal Gardens Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1J) A Single Mortgage Note secured by U-Haul - Margate, U-Haul - Copperfield, U-Haul - Hampton, U-Haul - Lodi, respectively.

(1K) A Single Mortgage Note secured by 1384-1450 Park Avenue, Rojacks Supermarket/CVS Pharmacy and Trucchi's Supermarket, respectively.

(1L) The Mortgage Loans secured by 929 Pearl Street and 2005 Tenth Street, respectively, are cross-collateralized and cross-defaulted.

(1M) A Single Mortgage Note secured by The Villas of Buena Vista Apartments, The Parkview Apartments - TX, Madras Apartments, Alexandria Apartments - TX, Sandia Park, 4300 Travis Apartments, Vista Quarters Condos, 3131 Armstrong Condominiums, The Essex, 4431 Travis Street Apartments, 4432 Buena Vista Apartments, The Annex Apartments, 4319 Buena Vista Apartments, The Chase Apartments and Avalon Apartments, respectively.

(1N) A Single Mortgage Note secured by Kessel Food Market- Flushing and Kessel Food Market-Grand Blanc, respectively.

(1O) The Mortgage Loans secured by Red Oak Apartments, Diplomat Apartments, Waterston Apartments, Montage Apartments, Melroy Apartments and Envoy Apartments, respectively, are cross-collateralized and cross-defaulted.

(1P) The Mortgage Loans secured by Dunshire Gardens Apartments, Alpine Gardens Apartments and Delvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1Q) The Mortgage Loans secured by Texas City Medical Office Building and Hollyvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1R) The Mortgage Loans secured by Territorial Village and Telshor Tower Plaza, respectively, are cross-collateralized and cross-defaulted.

(2) The Mortgage Loan secured by Capital Heights Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3)  Does not include any Mortgage Loans secured by hotel properties.

(4) In the case of cross-collateralized and cross-defaulted Mortgage Loans, the combined LTV is presented for each and every related Mortgage Loan.

(5) At maturity with respect to Balloon Loans and Fully Amortizing Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value. Weighted Average, Maximum and Minimum presented are calculated without regard to any Fully Amortizing Loans.

(6) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(7) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Mortgage Loans the combined U/W DSCR is presented for each and every related Mortgage Loan.

                     Characteristics of the Mortgage Loans


                                                                                                                       Original
                                                                                                   Mortgage Loan       Principal
#        Property Name                                                                                 Seller           Balance

1        Oakwood Plaza                                                                                  GECA            $68,123,000
2        Arbor Lake Club Apartments  (1A)                                                              Column            30,100,000
3        The Parkview Apartments - FL  (1A)                                                            Column             9,550,000
4        Heron's Cove Apartments  (1A)                                                                 Column             9,500,000
5        Horizons North Apartments  (1A)                                                               Column             8,850,000
6        Herald Center                                                                                 Column            50,000,000
7        Sterling Point Apartments  (1B)                                                               Column            20,817,788
8        Sandridge Apartments  (1B)                                                                    Column            15,147,959
9        Woodscape Apartments  (1B)                                                                    Column            10,144,927
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)                 GECA             13,356,952
11       Stone Fort Land - The Krystal Office Building  (1C)                                            GECA              9,258,048
12       Stone Fort Land - Riverside Center  (1C)                                                       GECA              8,514,000
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                              GECA              3,680,000
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                       GECA              1,326,000
15       Center At The Plant                                                                           Column            32,000,000
16       The Boardwalk                                                                                  GECA             24,917,000
17       Cherry Creek Retirement Village  (1D)                                                         Column            16,750,000
18       Remington Heights Retirement Community  (1D)                                                  Column             7,500,000
19       Charles River Center                                                                          Column            24,000,000
20       Fox Run Shopping Center                                                                        GECA             24,000,000
21       Two University Plaza  (1E)                                                                     GSMC             12,001,734
22       800-900 Lanidex Plaza  (1E)                                                                    GSMC              9,637,272
23       140 Littleton Road  (1E)                                                                       GSMC              1,760,994
24       Embarcadero Corporate Center                                                                  Column            22,500,000
25       Best Buy Plaza Shopping Center                                                                Column            21,300,000
26       Highland Falls Apartments                                                                      GECA             21,300,000
27       Rancho Ocaso                                                                                   GECA             15,600,000
28       The Court at Deptford II                                                                       GECA             15,406,000
29       Sage Crossing Apartments                                                                      Column            15,250,000
30       Crossroads at Buckland Hills                                                                   GSMC             14,800,000
31       Deerbrook Crossing Shopping Center  (3)                                                        GSMC             14,150,000
32       Sundance Village Apartments                                                                    GECA             14,000,000
33       Lake Mead Pavilion Shopping Center                                                             GECA             13,650,000
34       Ontario Plaza                                                                                 Column            13,600,000
35       Cole Spring Plaza                                                                              GECA             13,208,421
36       Penney's Plaza                                                                                 GECA             12,961,000
37       Pines of Westbury                                                                              GECA             13,000,000
38       Bell Run Plaza                                                                                 GSMC             12,800,000
39       River Haven Mobile Home Park  (1F)                                                             GECA              9,939,020
40       Knollwood Estates Mobile Home Park  (1F)                                                       GECA              2,760,980
41       Colesville Towers                                                                              GECA             12,609,573
42       North Pointe Apartments                                                                        GECA             11,324,000
43       Tower Plaza Retail Center                                                                     Column            11,100,000
44       Mountain View Mobile Home Park                                                                 GSMC             11,000,000
45       The Mosby Building & Apartments                                                                GECA             10,877,000
46       211 South Gulph Road                                                                           GSMC             10,850,000
47       Pinewood Apartments  (4)                                                                       GSMC             10,600,000
48       U-Haul - Rusfield  (1G)                                                                        GECA              4,360,058
49       U-Haul - San Clemente  (1G)                                                                    GECA              2,837,732
50       U-Haul - East Colonial  (1G)                                                                   GECA              1,891,822
51       U-Haul - MacArthur Park  (1G)                                                                  GECA              1,182,388
52       Park Knolls Apartments                                                                         GECA             10,200,000
53       Diamond Bar Towne Center                                                                       GSMC              9,700,000
54       U-Haul - Dublin  (1H)                                                                          GECA              3,217,246
55       U-Haul - Northridge  (1H)                                                                      GECA              2,618,838
56       U-Haul - Orange Park  (1H)                                                                     GECA              1,898,175
57       U-Haul - Tulsa  (1H)                                                                           GECA              1,891,741
58       Cherry Knolls Shopping Center                                                                  GECA              9,636,000
59       333 Sam Houston Office Building                                                               Column             9,400,000
60       The Shadowbrook Apartments  (4)                                                                GSMC              9,480,000
61       Delta Fair Shopping Center                                                                     GSMC              9,200,000
62       Willow Springs Shopping Center  (1I)                                                          Column             5,000,000
63       Villa Shopping Center  (1I)                                                                   Column             2,600,000
64       Crystal Gardens Shopping Center  (1I)                                                         Column             1,550,000
65       Hazelcrest Place                                                                               GECA              9,120,000
66       BJ's Plaza Shopping Center                                                                     GECA              9,100,000
67       Holiday Inn Express - City Center                                                             Column             9,000,000
68       U-Haul - Margate  (1J)                                                                         GECA              3,365,312
69       U-Haul - Copperfield  (1J)                                                                     GECA              1,945,150
70       U-Haul - Hampton  (1J)                                                                         GECA              1,817,269
71       U-Haul - Lodi  (1J)                                                                            GECA              1,817,269
72       Fashion Outlet Center                                                                          GECA              8,650,000
73       Tivoli Apartments                                                                              GECA              8,200,000
74       Tetra - Chase Texas Bank Center                                                                GSMC              8,185,000
75       1384-1450 Park Avenue  (1K)                                                                    GECA              4,183,511
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                         GECA              2,290,592
77       Trucchi's Supermarket  (1K)                                                                    GECA              1,725,897
78       Campus Hills Shopping Center                                                                  Column             8,100,000
79       Carrollton Place Apartments                                                                    GECA              8,000,000
80       Welshwood Apartments                                                                           GECA              7,944,000
81       Summit Square Shopping Center                                                                  GSMC              8,000,000
82       Park Ridge Apartments                                                                          GSMC              7,846,481


                                                                                                                  Percentage of
                                                                                                Cut-off Date         Initial
#        Property Name                                                                          Balance (5)       Pool Balance

1        Oakwood Plaza                                                                          $67,944,452           4.4%
2        Arbor Lake Club Apartments  (1A)                                                        30,100,000           1.9%
3        The Parkview Apartments - FL  (1A)                                                       9,550,000           0.6%
4        Heron's Cove Apartments  (1A)                                                            9,500,000           0.6%
5        Horizons North Apartments  (1A)                                                          8,850,000           0.6%
6        Herald Center                                                                           49,975,508           3.2%
7        Sterling Point Apartments  (1B)                                                         20,751,731           1.3%
8        Sandridge Apartments  (1B)                                                              15,099,893           1.0%
9        Woodscape Apartments  (1B)                                                              10,112,736           0.7%
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)          13,356,952           0.9%
11       Stone Fort Land - The Krystal Office Building  (1C)                                      9,258,048           0.6%
12       Stone Fort Land - Riverside Center  (1C)                                                 8,514,000           0.5%
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                        3,680,000           0.2%
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                 1,326,000           0.1%
15       Center At The Plant                                                                     31,961,668           2.1%
16       The Boardwalk                                                                           24,917,000           1.6%
17       Cherry Creek Retirement Village  (1D)                                                   16,729,883           1.1%
18       Remington Heights Retirement Community  (1D)                                             7,490,992           0.5%
19       Charles River Center                                                                    24,000,000           1.5%
20       Fox Run Shopping Center                                                                 24,000,000           1.5%
21       Two University Plaza  (1E)                                                              12,001,734           0.8%
22       800-900 Lanidex Plaza  (1E)                                                              9,637,272           0.6%
23       140 Littleton Road  (1E)                                                                 1,760,994           0.1%
24       Embarcadero Corporate Center                                                            22,500,000           1.5%
25       Best Buy Plaza Shopping Center                                                          21,288,630           1.4%
26       Highland Falls Apartments                                                               21,259,030           1.4%
27       Rancho Ocaso                                                                            15,591,171           1.0%
28       The Court at Deptford II                                                                15,387,641           1.0%
29       Sage Crossing Apartments                                                                15,230,469           1.0%
30       Crossroads at Buckland Hills                                                            14,800,000           1.0%
31       Deerbrook Crossing Shopping Center  (3)                                                 14,150,000           0.9%
32       Sundance Village Apartments                                                             13,799,510           0.9%
33       Lake Mead Pavilion Shopping Center                                                      13,623,886           0.9%
34       Ontario Plaza                                                                           13,558,185           0.9%
35       Cole Spring Plaza                                                                       13,054,552           0.8%
36       Penney's Plaza                                                                          12,961,000           0.8%
37       Pines of Westbury                                                                       12,940,243           0.8%
38       Bell Run Plaza                                                                          12,754,463           0.8%
39       River Haven Mobile Home Park  (1F)                                                       9,939,020           0.6%
40       Knollwood Estates Mobile Home Park  (1F)                                                 2,760,980           0.2%
41       Colesville Towers                                                                       12,457,514           0.8%
42       North Pointe Apartments                                                                 11,209,320           0.7%
43       Tower Plaza Retail Center                                                               11,100,000           0.7%
44       Mountain View Mobile Home Park                                                          10,965,978           0.7%
45       The Mosby Building & Apartments                                                         10,864,106           0.7%
46       211 South Gulph Road                                                                    10,831,786           0.7%
47       Pinewood Apartments  (4)                                                                10,516,842           0.7%
48       U-Haul - Rusfield  (1G)                                                                  4,360,058           0.3%
49       U-Haul - San Clemente  (1G)                                                              2,837,732           0.2%
50       U-Haul - East Colonial  (1G)                                                             1,891,822           0.1%
51       U-Haul - MacArthur Park  (1G)                                                            1,182,388           0.1%
52       Park Knolls Apartments                                                                  10,193,814           0.7%
53       Diamond Bar Towne Center                                                                 9,688,947           0.6%
54       U-Haul - Dublin  (1H)                                                                    3,217,246           0.2%
55       U-Haul - Northridge  (1H)                                                                2,618,838           0.2%
56       U-Haul - Orange Park  (1H)                                                               1,898,175           0.1%
57       U-Haul - Tulsa  (1H)                                                                     1,891,741           0.1%
58       Cherry Knolls Shopping Center                                                            9,624,215           0.6%
59       333 Sam Houston Office Building                                                          9,400,000           0.6%
60       The Shadowbrook Apartments  (4)                                                          9,397,777           0.6%
61       Delta Fair Shopping Center                                                               9,189,628           0.6%
62       Willow Springs Shopping Center  (1I)                                                     4,995,713           0.3%
63       Villa Shopping Center  (1I)                                                              2,597,771           0.2%
64       Crystal Gardens Shopping Center  (1I)                                                    1,548,671           0.1%
65       Hazelcrest Place                                                                         9,063,117           0.6%
66       BJ's Plaza Shopping Center                                                               9,030,538           0.6%
67       Holiday Inn Express - City Center                                                        8,993,064           0.6%
68       U-Haul - Margate  (1J)                                                                   3,365,312           0.2%
69       U-Haul - Copperfield  (1J)                                                               1,945,150           0.1%
70       U-Haul - Hampton  (1J)                                                                   1,817,269           0.1%
71       U-Haul - Lodi  (1J)                                                                      1,817,269           0.1%
72       Fashion Outlet Center                                                                    8,636,259           0.6%
73       Tivoli Apartments                                                                        8,195,550           0.5%
74       Tetra - Chase Texas Bank Center                                                          8,175,323           0.5%
75       1384-1450 Park Avenue  (1K)                                                              4,148,631           0.3%
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                   2,271,495           0.1%
77       Trucchi's Supermarket  (1K)                                                              1,711,508           0.1%
78       Campus Hills Shopping Center                                                             8,100,000           0.5%
79       Carrollton Place Apartments                                                              7,990,665           0.5%
80       Welshwood Apartments                                                                     7,934,876           0.5%
81       Summit Square Shopping Center                                                            7,856,262           0.5%
82       Park Ridge Apartments                                                                    7,846,481           0.5%


                                                                                             Origination           Remaining
                                                                                            Amortization         Amortization
                                                                                                Term                  Term
#        Property Name                                                                        (months)              (months)

1        Oakwood Plaza                                                                           360                  356
2        Arbor Lake Club Apartments  (1A)                                                        360                  360
3        The Parkview Apartments - FL  (1A)                                                      360                  360
4        Heron's Cove Apartments  (1A)                                                           360                  360
5        Horizons North Apartments  (1A)                                                         360                  360
6        Herald Center                                                                           360                  359
7        Sterling Point Apartments  (1B)                                                         360                  356
8        Sandridge Apartments  (1B)                                                              360                  356
9        Woodscape Apartments  (1B)                                                              360                  356
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)          360                  360
11       Stone Fort Land - The Krystal Office Building  (1C)                                     360                  360
12       Stone Fort Land - Riverside Center  (1C)                                                360                  360
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                       360                  360
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                360                  360
15       Center At The Plant                                                                     360                  358
16       The Boardwalk                                                                           360                  360
17       Cherry Creek Retirement Village  (1D)                                                   360                  358
18       Remington Heights Retirement Community  (1D)                                            360                  358
19       Charles River Center                                                                    360                  360
20       Fox Run Shopping Center                                                                 360                  360
21       Two University Plaza  (1E)                                                              360                  360
22       800-900 Lanidex Plaza  (1E)                                                             360                  360
23       140 Littleton Road  (1E)                                                                360                  360
24       Embarcadero Corporate Center                                                            360                  360
25       Best Buy Plaza Shopping Center                                                          360                  359
26       Highland Falls Apartments                                                               360                  357
27       Rancho Ocaso                                                                            360                  359
28       The Court at Deptford II                                                                360                  358
29       Sage Crossing Apartments                                                                360                  358
30       Crossroads at Buckland Hills                                                            360                  360
31       Deerbrook Crossing Shopping Center  (3)                                                 360                  360
32       Sundance Village Apartments                                                             300                  288
33       Lake Mead Pavilion Shopping Center                                                      360                  357
34       Ontario Plaza                                                                           360                  356
35       Cole Spring Plaza                                                                       360                  346
36       Penney's Plaza                                                                          360                  360
37       Pines of Westbury                                                                       360                  354
38       Bell Run Plaza                                                                          360                  355
39       River Haven Mobile Home Park  (1F)                                                      360                  360
40       Knollwood Estates Mobile Home Park  (1F)                                                360                  360
41       Colesville Towers                                                                       360                  346
42       North Pointe Apartments                                                                 360                  347
43       Tower Plaza Retail Center                                                               360                  360
44       Mountain View Mobile Home Park                                                          360                  356
45       The Mosby Building & Apartments                                                         360                  358
46       211 South Gulph Road                                                                    360                  357
47       Pinewood Apartments  (4)                                                                360                  350
48       U-Haul - Rusfield  (1G)                                                                 312                  312
49       U-Haul - San Clemente  (1G)                                                             312                  312
50       U-Haul - East Colonial  (1G)                                                            312                  312
51       U-Haul - MacArthur Park  (1G)                                                           312                  312
52       Park Knolls Apartments                                                                  360                  359
53       Diamond Bar Towne Center                                                                360                  358
54       U-Haul - Dublin  (1H)                                                                   312                  312
55       U-Haul - Northridge  (1H)                                                               312                  312
56       U-Haul - Orange Park  (1H)                                                              312                  312
57       U-Haul - Tulsa  (1H)                                                                    312                  312
58       Cherry Knolls Shopping Center                                                           360                  358
59       333 Sam Houston Office Building                                                         360                  360
60       The Shadowbrook Apartments  (4)                                                         360                  349
61       Delta Fair Shopping Center                                                              360                  358
62       Willow Springs Shopping Center  (1I)                                                    300                  299
63       Villa Shopping Center  (1I)                                                             300                  299
64       Crystal Gardens Shopping Center  (1I)                                                   300                  299
65       Hazelcrest Place                                                                        360                  352
66       BJ's Plaza Shopping Center                                                              360                  350
67       Holiday Inn Express - City Center                                                       300                  299
68       U-Haul - Margate  (1J)                                                                  312                  312
69       U-Haul - Copperfield  (1J)                                                              312                  312
70       U-Haul - Hampton  (1J)                                                                  312                  312
71       U-Haul - Lodi  (1J)                                                                     312                  312
72       Fashion Outlet Center                                                                   360                  357
73       Tivoli Apartments                                                                       360                  359
74       Tetra - Chase Texas Bank Center                                                         360                  358
75       1384-1450 Park Avenue  (1K)                                                             360                  349
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                  360                  349
77       Trucchi's Supermarket  (1K)                                                             360                  349
78       Campus Hills Shopping Center                                                            360                  360
79       Carrollton Place Apartments                                                             360                  358
80       Welshwood Apartments                                                                    360                  358
81       Summit Square Shopping Center                                                           240                  231
82       Park Ridge Apartments                                                                   349                  349


                                                                                              Original              Remaining
                                                                                               Term to               Term to
                                                                                              Maturity              Maturity
#        Property Name                                                                        (months) (6)          (months) (6)

1        Oakwood Plaza                                                                           120                   116
2        Arbor Lake Club Apartments  (1A)                                                        120                   120
3        The Parkview Apartments - FL  (1A)                                                      120                   120
4        Heron's Cove Apartments  (1A)                                                           120                   120
5        Horizons North Apartments  (1A)                                                         120                   120
6        Herald Center                                                                           120                   119
7        Sterling Point Apartments  (1B)                                                         120                   116
8        Sandridge Apartments  (1B)                                                              120                   116
9        Woodscape Apartments  (1B)                                                              120                   116
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)          120                   120
11       Stone Fort Land - The Krystal Office Building  (1C)                                     120                   120
12       Stone Fort Land - Riverside Center  (1C)                                                120                   120
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                       120                   120
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                120                   120
15       Center At The Plant                                                                     120                   118
16       The Boardwalk                                                                           120                   120
17       Cherry Creek Retirement Village  (1D)                                                   120                   118
18       Remington Heights Retirement Community  (1D)                                            120                   118
19       Charles River Center                                                                    120                   120
20       Fox Run Shopping Center                                                                 120                   120
21       Two University Plaza  (1E)                                                              120                   120
22       800-900 Lanidex Plaza  (1E)                                                             120                   120
23       140 Littleton Road  (1E)                                                                120                   120
24       Embarcadero Corporate Center                                                            120                   120
25       Best Buy Plaza Shopping Center                                                          120                   119
26       Highland Falls Apartments                                                               120                   117
27       Rancho Ocaso                                                                            120                   119
28       The Court at Deptford II                                                                120                   118
29       Sage Crossing Apartments                                                                 84                    82
30       Crossroads at Buckland Hills                                                            120                   120
31       Deerbrook Crossing Shopping Center  (3)                                                 120                   120
32       Sundance Village Apartments                                                             300                   288
33       Lake Mead Pavilion Shopping Center                                                      120                   117
34       Ontario Plaza                                                                           120                   116
35       Cole Spring Plaza                                                                       144                   130
36       Penney's Plaza                                                                          120                   120
37       Pines of Westbury                                                                       120                   114
38       Bell Run Plaza                                                                          120                   115
39       River Haven Mobile Home Park  (1F)                                                      120                   120
40       Knollwood Estates Mobile Home Park  (1F)                                                120                   120
41       Colesville Towers                                                                       120                   106
42       North Pointe Apartments                                                                 180                   167
43       Tower Plaza Retail Center                                                               120                   120
44       Mountain View Mobile Home Park                                                          120                   116
45       The Mosby Building & Apartments                                                         120                   118
46       211 South Gulph Road                                                                    120                   117
47       Pinewood Apartments  (4)                                                                120                   110
48       U-Haul - Rusfield  (1G)                                                                 120                   120
49       U-Haul - San Clemente  (1G)                                                             120                   120
50       U-Haul - East Colonial  (1G)                                                            120                   120
51       U-Haul - MacArthur Park  (1G)                                                           120                   120
52       Park Knolls Apartments                                                                  120                   119
53       Diamond Bar Towne Center                                                                120                   118
54       U-Haul - Dublin  (1H)                                                                   120                   120
55       U-Haul - Northridge  (1H)                                                               120                   120
56       U-Haul - Orange Park  (1H)                                                              120                   120
57       U-Haul - Tulsa  (1H)                                                                    120                   120
58       Cherry Knolls Shopping Center                                                           120                   118
59       333 Sam Houston Office Building                                                         120                   120
60       The Shadowbrook Apartments  (4)                                                         120                   109
61       Delta Fair Shopping Center                                                              120                   118
62       Willow Springs Shopping Center  (1I)                                                    120                   119
63       Villa Shopping Center  (1I)                                                             120                   119
64       Crystal Gardens Shopping Center  (1I)                                                   120                   119
65       Hazelcrest Place                                                                        240                   232
66       BJ's Plaza Shopping Center                                                              180                   170
67       Holiday Inn Express - City Center                                                       120                   119
68       U-Haul - Margate  (1J)                                                                  120                   120
69       U-Haul - Copperfield  (1J)                                                              120                   120
70       U-Haul - Hampton  (1J)                                                                  120                   120
71       U-Haul - Lodi  (1J)                                                                     120                   120
72       Fashion Outlet Center                                                                   120                   117
73       Tivoli Apartments                                                                       120                   119
74       Tetra - Chase Texas Bank Center                                                         120                   118
75       1384-1450 Park Avenue  (1K)                                                             180                   169
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                  180                   169
77       Trucchi's Supermarket  (1K)                                                             180                   169
78       Campus Hills Shopping Center                                                            120                   120
79       Carrollton Place Apartments                                                             120                   118
80       Welshwood Apartments                                                                    120                   118
81       Summit Square Shopping Center                                                           240                   231
82       Park Ridge Apartments                                                                   109                   109


                                                                                              Mortgage               Monthly
#        Property Name                                                                          Rate                 Payment

1        Oakwood Plaza                                                                         8.180%              $508,436.85
2        Arbor Lake Club Apartments  (1A)                                                      7.880%               218,350.36
3        The Parkview Apartments - FL  (1A)                                                    7.880%                69,277.27
4        Heron's Cove Apartments  (1A)                                                         7.880%                68,914.56
5        Horizons North Apartments  (1A)                                                       7.880%                64,199.36
6        Herald Center                                                                         7.754%               358,344.34
7        Sterling Point Apartments  (1B)                                                       7.220%               141,590.65
8        Sandridge Apartments  (1B)                                                            7.220%               103,027.73
9        Woodscape Apartments  (1B)                                                            7.220%                68,999.98
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)        7.470%                93,119.51
11       Stone Fort Land - The Krystal Office Building  (1C)                                   7.470%                64,543.54
12       Stone Fort Land - Riverside Center  (1C)                                              7.470%                59,356.32
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                     7.470%                25,655.54
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)              7.470%                 9,244.36
15       Center At The Plant                                                                   7.760%               229,473.09
16       The Boardwalk                                                                         7.550%               175,077.17
17       Cherry Creek Retirement Village  (1D)                                                 7.750%               119,999.05
18       Remington Heights Retirement Community  (1D)                                          7.750%                53,730.92
19       Charles River Center                                                                  7.870%               173,933.37
20       Fox Run Shopping Center                                                               7.560%               168,798.62
21       Two University Plaza  (1E)                                                            7.980%                87,897.20
22       800-900 Lanidex Plaza  (1E)                                                           7.980%                70,580.57
23       140 Littleton Road  (1E)                                                              7.980%                12,897.01
24       Embarcadero Corporate Center                                                          7.620%               159,176.21
25       Best Buy Plaza Shopping Center                                                        7.500%               148,932.69
26       Highland Falls Apartments                                                             7.300%               146,026.61
27       Rancho Ocaso                                                                          7.320%               107,161.18
28       The Court at Deptford II                                                              7.780%               110,690.02
29       Sage Crossing Apartments                                                              7.500%               106,630.21
30       Crossroads at Buckland Hills                                                          7.860%               107,156.22
31       Deerbrook Crossing Shopping Center  (3)                                               7.910%               102,941.29
32       Sundance Village Apartments                                                           6.990%                98,859.80
33       Lake Mead Pavilion Shopping Center                                                    7.320%                93,766.03
34       Ontario Plaza                                                                         7.380%                93,978.17
35       Cole Spring Plaza                                                                     7.120%                88,943.01
36       Penney's Plaza                                                                        7.430%                90,004.75
37       Pines of Westbury                                                                     7.000%                86,489.32
38       Bell Run Plaza                                                                        7.490%                89,411.83
39       River Haven Mobile Home Park  (1F)                                                    7.360%                68,544.76
40       Knollwood Estates Mobile Home Park  (1F)                                              7.360%                19,041.19
41       Colesville Towers                                                                     6.940%                83,384.31
42       North Pointe Apartments                                                               6.870%                74,352.79
43       Tower Plaza Retail Center                                                             8.020%                81,602.68
44       Mountain View Mobile Home Park                                                        7.350%                75,786.93
45       The Mosby Building & Apartments                                                       7.800%                78,300.31
46       211 South Gulph Road                                                                  7.790%                78,030.86
47       Pinewood Apartments  (4)                                                              6.870%                69,599.04
48       U-Haul - Rusfield  (1G)                                                               7.940%                33,074.67
49       U-Haul - San Clemente  (1G)                                                           7.940%                21,526.57
50       U-Haul - East Colonial  (1G)                                                          7.940%                14,351.05
51       U-Haul - MacArthur Park  (1G)                                                         7.940%                 8,969.40
52       Park Knolls Apartments                                                                7.100%                68,547.26
53       Diamond Bar Towne Center                                                              7.950%                70,837.35
54       U-Haul - Dublin  (1H)                                                                 7.940%                24,405.49
55       U-Haul - Northridge  (1H)                                                             7.940%                19,866.07
56       U-Haul - Orange Park  (1H)                                                            7.940%                14,399.24
57       U-Haul - Tulsa  (1H)                                                                  7.940%                14,350.43
58       Cherry Knolls Shopping Center                                                         7.680%                68,567.95
59       333 Sam Houston Office Building                                                       7.810%                67,732.91
60       The Shadowbrook Apartments  (4)                                                       6.800%                61,802.51
61       Delta Fair Shopping Center                                                            7.990%                67,442.21
62       Willow Springs Shopping Center  (1I)                                                  7.860%                38,128.25
63       Villa Shopping Center  (1I)                                                           7.860%                19,826.69
64       Crystal Gardens Shopping Center  (1I)                                                 7.860%                11,819.76
65       Hazelcrest Place                                                                      6.900%                60,064.33
66       BJ's Plaza Shopping Center                                                            6.990%                60,481.42
67       Holiday Inn Express - City Center                                                     8.300%                71,261.48
68       U-Haul - Margate  (1J)                                                                7.940%                25,528.70
69       U-Haul - Copperfield  (1J)                                                            7.940%                14,755.59
70       U-Haul - Hampton  (1J)                                                                7.940%                13,785.50
71       U-Haul - Lodi  (1J)                                                                   7.940%                13,785.50
72       Fashion Outlet Center                                                                 7.980%                63,350.08
73       Tivoli Apartments                                                                     7.450%                57,055.10
74       Tetra - Chase Texas Bank Center                                                       7.810%                58,978.07
75       1384-1450 Park Avenue  (1K)                                                           6.970%                27,748.77
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                6.970%                15,193.24
77       Trucchi's Supermarket  (1K)                                                           6.970%                11,447.68
78       Campus Hills Shopping Center                                                          7.970%                59,265.62
79       Carrollton Place Apartments                                                           7.860%                57,922.28
80       Welshwood Apartments                                                                  7.920%                57,847.84
81       Summit Square Shopping Center                                                         6.850%                61,779.65
82       Park Ridge Apartments                                                                 7.650%                56,131.00


                                                                                              First
                                                                                             Payment                   Maturity
#        Property Name                                                                         Date                      Date

1        Oakwood Plaza                                                                        3/1/99                   2/1/29
2        Arbor Lake Club Apartments  (1A)                                                     7/1/99                   6/1/09
3        The Parkview Apartments - FL  (1A)                                                   7/1/99                   6/1/09
4        Heron's Cove Apartments  (1A)                                                        7/1/99                   6/1/09
5        Horizons North Apartments  (1A)                                                      7/1/99                   6/1/09
6        Herald Center                                                                        6/1/99                   5/1/29
7        Sterling Point Apartments  (1B)                                                      3/1/99                   2/1/09
8        Sandridge Apartments  (1B)                                                           3/1/99                   2/1/09
9        Woodscape Apartments  (1B)                                                           3/1/99                   2/1/09
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)       7/1/99                   6/1/09
11       Stone Fort Land - The Krystal Office Building  (1C)                                  7/1/99                   6/1/09
12       Stone Fort Land - Riverside Center  (1C)                                             7/1/99                   6/1/09
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                    7/1/99                   6/1/09
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)             7/1/99                   6/1/09
15       Center At The Plant                                                                  5/1/99                   4/1/09
16       The Boardwalk                                                                        7/1/99                   6/1/09
17       Cherry Creek Retirement Village  (1D)                                                5/1/99                   4/1/09
18       Remington Heights Retirement Community  (1D)                                         5/1/99                   4/1/09
19       Charles River Center                                                                 7/1/99                   6/1/09
20       Fox Run Shopping Center                                                              7/1/99                   6/1/09
21       Two University Plaza  (1E)                                                           7/1/99                   6/1/09
22       800-900 Lanidex Plaza  (1E)                                                          7/1/99                   6/1/09
23       140 Littleton Road  (1E)                                                             7/1/99                   6/1/09
24       Embarcadero Corporate Center                                                         7/1/99                   6/1/09
25       Best Buy Plaza Shopping Center                                                       6/1/99                   5/1/09
26       Highland Falls Apartments                                                            4/1/99                   3/1/09
27       Rancho Ocaso                                                                         6/1/99                   5/1/09
28       The Court at Deptford II                                                             5/1/99                   4/1/09
29       Sage Crossing Apartments                                                             5/1/99                   4/1/06
30       Crossroads at Buckland Hills                                                         7/1/99                   6/1/09
31       Deerbrook Crossing Shopping Center  (3)                                              7/1/99                   6/1/09
32       Sundance Village Apartments                                                          7/1/98                   6/1/23
33       Lake Mead Pavilion Shopping Center                                                   4/1/99                   3/1/09
34       Ontario Plaza                                                                        3/1/99                   2/1/09
35       Cole Spring Plaza                                                                    5/1/98                   4/1/28
36       Penney's Plaza                                                                       7/1/99                   6/1/09
37       Pines of Westbury                                                                    1/1/99                   12/1/28
38       Bell Run Plaza                                                                       2/1/99                   1/1/09
39       River Haven Mobile Home Park  (1F)                                                   7/1/99                   6/1/09
40       Knollwood Estates Mobile Home Park  (1F)                                             7/1/99                   6/1/09
41       Colesville Towers                                                                    5/1/98                   4/1/28
42       North Pointe Apartments                                                              6/1/98                   5/1/28
43       Tower Plaza Retail Center                                                            7/1/99                   6/1/09
44       Mountain View Mobile Home Park                                                       3/1/99                   2/1/09
45       The Mosby Building & Apartments                                                      5/1/99                   4/1/09
46       211 South Gulph Road                                                                 4/1/99                   3/1/09
47       Pinewood Apartments  (4)                                                             9/1/98                   8/1/08
48       U-Haul - Rusfield  (1G)                                                              7/1/99                   6/1/09
49       U-Haul - San Clemente  (1G)                                                          7/1/99                   6/1/09
50       U-Haul - East Colonial  (1G)                                                         7/1/99                   6/1/09
51       U-Haul - MacArthur Park  (1G)                                                        7/1/99                   6/1/09
52       Park Knolls Apartments                                                               6/1/99                   5/1/09
53       Diamond Bar Towne Center                                                             5/1/99                   4/1/09
54       U-Haul - Dublin  (1H)                                                                7/1/99                   6/1/09
55       U-Haul - Northridge  (1H)                                                            7/1/99                   6/1/09
56       U-Haul - Orange Park  (1H)                                                           7/1/99                   6/1/09
57       U-Haul - Tulsa  (1H)                                                                 7/1/99                   6/1/09
58       Cherry Knolls Shopping Center                                                        5/1/99                   4/1/09
59       333 Sam Houston Office Building                                                      7/1/99                   6/1/09
60       The Shadowbrook Apartments  (4)                                                      8/1/98                   7/1/08
61       Delta Fair Shopping Center                                                           5/1/99                   4/1/09
62       Willow Springs Shopping Center  (1I)                                                 6/1/99                   5/1/09
63       Villa Shopping Center  (1I)                                                          6/1/99                   5/1/09
64       Crystal Gardens Shopping Center  (1I)                                                6/1/99                   5/1/09
65       Hazelcrest Place                                                                     11/1/98                  10/1/28
66       BJ's Plaza Shopping Center                                                           9/1/98                   8/1/28
67       Holiday Inn Express - City Center                                                    6/1/99                   5/1/09
68       U-Haul - Margate  (1J)                                                               7/1/99                   6/1/09
69       U-Haul - Copperfield  (1J)                                                           7/1/99                   6/1/09
70       U-Haul - Hampton  (1J)                                                               7/1/99                   6/1/09
71       U-Haul - Lodi  (1J)                                                                  7/1/99                   6/1/09
72       Fashion Outlet Center                                                                4/1/99                   3/1/09
73       Tivoli Apartments                                                                    6/1/99                   5/1/09
74       Tetra - Chase Texas Bank Center                                                      5/1/99                   4/1/09
75       1384-1450 Park Avenue  (1K)                                                          8/1/98                   7/1/28
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                               8/1/98                   7/1/28
77       Trucchi's Supermarket  (1K)                                                          8/1/98                   7/1/28
78       Campus Hills Shopping Center                                                         7/1/99                   6/1/09
79       Carrollton Place Apartments                                                          5/1/99                   4/1/09
80       Welshwood Apartments                                                                 5/1/99                   4/1/09
81       Summit Square Shopping Center                                                        10/1/98                  9/1/18
82       Park Ridge Apartments                                                                7/1/99                   7/1/08


                                                                                                   Prepayment Provision
#        Property Name                                                                    ARD (7)  as of Origination (8)

1        Oakwood Plaza                                                                    2/1/09   L (9.75), O (0.25)
2        Arbor Lake Club Apartments  (1A)                                                          L (9.5), O (0.5)
3        The Parkview Apartments - FL  (1A)                                                        L (9.5), O (0.5)
4        Heron's Cove Apartments  (1A)                                                             L (9.5), O (0.5)
5        Horizons North Apartments  (1A)                                                           L (9.5), O (0.5)
6        Herald Center                                                                    5/1/09   L (9.5), O (0.5)
7        Sterling Point Apartments  (1B)                                                           L (9.5), O (0.5)
8        Sandridge Apartments  (1B)                                                                L (9.5), O (0.5)
9        Woodscape Apartments  (1B)                                                                L (9.5), O (0.5)
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)            L (9.75), O (0.25)
11       Stone Fort Land - The Krystal Office Building  (1C)                                       L (9.75), O (0.25)
12       Stone Fort Land - Riverside Center  (1C)                                                  L (9.75), O (0.25)
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                         L (9.75), O (0.25)
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)                  L (9.75), O (0.25)
15       Center At The Plant                                                                       L (9.5), O (0.5)
16       The Boardwalk                                                                             L (9.75), O (0.25)
17       Cherry Creek Retirement Village  (1D)                                                     L (9.5), O (0.5)
18       Remington Heights Retirement Community  (1D)                                              L (9.5), O (0.5)
19       Charles River Center                                                                      L (9.5), O (0.5)
20       Fox Run Shopping Center                                                                   L (9.75), O (0.25)
21       Two University Plaza  (1E)                                                                L (9.67), O (0.33)
22       800-900 Lanidex Plaza  (1E)                                                               L (9.67), O (0.33)
23       140 Littleton Road  (1E)                                                                  L (9.67), O (0.33)
24       Embarcadero Corporate Center                                                              L (9.5), O (0.5)
25       Best Buy Plaza Shopping Center                                                            L (9.5), O (0.5)
26       Highland Falls Apartments                                                                 L (9.67), O (0.33)
27       Rancho Ocaso                                                                              L (9.75), O (0.25)
28       The Court at Deptford II                                                                  L (9.75), O (0.25)
29       Sage Crossing Apartments                                                                  L (6.5), O (0.5)
30       Crossroads at Buckland Hills                                                              L (9.67), O (0.33)
31       Deerbrook Crossing Shopping Center  (3)                                                   L (9.67), O (0.33)
32       Sundance Village Apartments                                                               L (7.83), YM 1% (16.92), O (0.25)
33       Lake Mead Pavilion Shopping Center                                                        L (9.75), O (0.25)
34       Ontario Plaza                                                                             L (9.5), O (0.5)
35       Cole Spring Plaza                                                                4/1/10   L (6), YM 1% (5.75), O (0.25)
36       Penney's Plaza                                                                            L (9.75), O (0.25)
37       Pines of Westbury                                                                12/1/08  L (9.75), O (0.25)
38       Bell Run Plaza                                                                            L (9.67), O (0.33)
39       River Haven Mobile Home Park  (1F)                                                        L (9.75), O (0.25)
40       Knollwood Estates Mobile Home Park  (1F)                                                  L (9.75), O (0.25)
41       Colesville Towers                                                                4/1/08   L (8), YM 1% (1.75), O (0.25)
42       North Pointe Apartments                                                          5/1/13   L (4.92), YM 1% (9.83), O (0.25)
43       Tower Plaza Retail Center                                                                 L (9.5), O (0.5)
44       Mountain View Mobile Home Park                                                            L (9.67), O (0.33)
45       The Mosby Building & Apartments                                                           L (9.75), O (0.25)
46       211 South Gulph Road                                                                      L (9.67), O (0.33)
47       Pinewood Apartments  (4)                                                                  L (3.92), YM 1% (5.5), O (0.58)
48       U-Haul - Rusfield  (1G)                                                                   L (9.75), O (0.25)
49       U-Haul - San Clemente  (1G)                                                               L (9.75), O (0.25)
50       U-Haul - East Colonial  (1G)                                                              L (9.75), O (0.25)
51       U-Haul - MacArthur Park  (1G)                                                             L (9.75), O (0.25)
52       Park Knolls Apartments                                                                    L (9.75), O (0.25)
53       Diamond Bar Towne Center                                                                  L (9.67), O (0.33)
54       U-Haul - Dublin  (1H)                                                                     L (9.75), O (0.25)
55       U-Haul - Northridge  (1H)                                                                 L (9.75), O (0.25)
56       U-Haul - Orange Park  (1H)                                                                L (9.75), O (0.25)
57       U-Haul - Tulsa  (1H)                                                                      L (9.75), O (0.25)
58       Cherry Knolls Shopping Center                                                             L (9.75), O (0.25)
59       333 Sam Houston Office Building                                                           L (9.5), O (0.5)
60       The Shadowbrook Apartments  (4)                                                           L (3.92), YM 1% (5), O (1.08)
61       Delta Fair Shopping Center                                                                L (9.67), O (0.33)
62       Willow Springs Shopping Center  (1I)                                                      L (9.5), O (0.5)
63       Villa Shopping Center  (1I)                                                               L (9.5), O (0.5)
64       Crystal Gardens Shopping Center  (1I)                                                     L (9.5), O (0.5)
65       Hazelcrest Place                                                                 10/1/18  L (19.75), O (0.25)
66       BJ's Plaza Shopping Center                                                       8/1/13   L (14.67), O (0.33)
67       Holiday Inn Express - City Center                                                         L (9.5), O (0.5)
68       U-Haul - Margate  (1J)                                                                    L (9.75), O (0.25)
69       U-Haul - Copperfield  (1J)                                                                L (9.75), O (0.25)
70       U-Haul - Hampton  (1J)                                                                    L (9.75), O (0.25)
71       U-Haul - Lodi  (1J)                                                                       L (9.75), O (0.25)
72       Fashion Outlet Center                                                                     L (9.75), O (0.25)
73       Tivoli Apartments                                                                         L (9.75), O (0.25)
74       Tetra - Chase Texas Bank Center                                                           L (9.67), O (0.33)
75       1384-1450 Park Avenue  (1K)                                                      7/1/13   L (4.92), YM 1% (9.83), O (0.25)
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                           7/1/13   L (4.92), YM 1% (9.83), O (0.25)
77       Trucchi's Supermarket  (1K)                                                      7/1/13   L (4.92), YM 1% (9.83), O (0.25)
78       Campus Hills Shopping Center                                                              L (9.5), O (0.5)
79       Carrollton Place Apartments                                                               L (9.67), O (0.33)
80       Welshwood Apartments                                                                      L (9.75), O (0.25)
81       Summit Square Shopping Center                                                             L (19.67), O (0.33)
82       Park Ridge Apartments                                                                     L (8.92), O (0.17)


                                                                                            Defeasance
#        Property Name                                                                      Option (9)

1        Oakwood Plaza                                                                          Yes
2        Arbor Lake Club Apartments  (1A)                                                       Yes
3        The Parkview Apartments - FL  (1A)                                                     Yes
4        Heron's Cove Apartments  (1A)                                                          Yes
5        Horizons North Apartments  (1A)                                                        Yes
6        Herald Center                                                                          Yes
7        Sterling Point Apartments  (1B)                                                        Yes
8        Sandridge Apartments  (1B)                                                             Yes
9        Woodscape Apartments  (1B)                                                             Yes
10       Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage  (1C)         Yes
11       Stone Fort Land - The Krystal Office Building  (1C)                                    Yes
12       Stone Fort Land - Riverside Center  (1C)                                               Yes
13       Stone Fort Land - Harrison Direct Warehouse  (1C)                                      Yes
14       Stone Fort Land - Tennessee American Water Company Office Building  (1C)               Yes
15       Center At The Plant                                                                    Yes
16       The Boardwalk                                                                          Yes
17       Cherry Creek Retirement Village  (1D)                                                  Yes
18       Remington Heights Retirement Community  (1D)                                           Yes
19       Charles River Center                                                                   Yes
20       Fox Run Shopping Center                                                                Yes
21       Two University Plaza  (1E)                                                             Yes
22       800-900 Lanidex Plaza  (1E)                                                            Yes
23       140 Littleton Road  (1E)                                                               Yes
24       Embarcadero Corporate Center                                                           Yes
25       Best Buy Plaza Shopping Center                                                         Yes
26       Highland Falls Apartments                                                              Yes
27       Rancho Ocaso                                                                           Yes
28       The Court at Deptford II                                                               Yes
29       Sage Crossing Apartments                                                               Yes
30       Crossroads at Buckland Hills                                                           Yes
31       Deerbrook Crossing Shopping Center  (3)                                                Yes
32       Sundance Village Apartments                                                            No
33       Lake Mead Pavilion Shopping Center                                                     Yes
34       Ontario Plaza                                                                          Yes
35       Cole Spring Plaza                                                                      No
36       Penney's Plaza                                                                         Yes
37       Pines of Westbury                                                                      Yes
38       Bell Run Plaza                                                                         Yes
39       River Haven Mobile Home Park  (1F)                                                     Yes
40       Knollwood Estates Mobile Home Park  (1F)                                               Yes
41       Colesville Towers                                                                      No
42       North Pointe Apartments                                                                No
43       Tower Plaza Retail Center                                                              Yes
44       Mountain View Mobile Home Park                                                         Yes
45       The Mosby Building & Apartments                                                        Yes
46       211 South Gulph Road                                                                   Yes
47       Pinewood Apartments  (4)                                                              Both
48       U-Haul - Rusfield  (1G)                                                                Yes
49       U-Haul - San Clemente  (1G)                                                            Yes
50       U-Haul - East Colonial  (1G)                                                           Yes
51       U-Haul - MacArthur Park  (1G)                                                          Yes
52       Park Knolls Apartments                                                                 Yes
53       Diamond Bar Towne Center                                                               Yes
54       U-Haul - Dublin  (1H)                                                                  Yes
55       U-Haul - Northridge  (1H)                                                              Yes
56       U-Haul - Orange Park  (1H)                                                             Yes
57       U-Haul - Tulsa  (1H)                                                                   Yes
58       Cherry Knolls Shopping Center                                                          Yes
59       333 Sam Houston Office Building                                                        Yes
60       The Shadowbrook Apartments  (4)                                                       Both
61       Delta Fair Shopping Center                                                             Yes
62       Willow Springs Shopping Center  (1I)                                                   Yes
63       Villa Shopping Center  (1I)                                                            Yes
64       Crystal Gardens Shopping Center  (1I)                                                  Yes
65       Hazelcrest Place                                                                       Yes
66       BJ's Plaza Shopping Center                                                             Yes
67       Holiday Inn Express - City Center                                                      Yes
68       U-Haul - Margate  (1J)                                                                 Yes
69       U-Haul - Copperfield  (1J)                                                             Yes
70       U-Haul - Hampton  (1J)                                                                 Yes
71       U-Haul - Lodi  (1J)                                                                    Yes
72       Fashion Outlet Center                                                                  Yes
73       Tivoli Apartments                                                                      Yes
74       Tetra - Chase Texas Bank Center                                                        Yes
75       1384-1450 Park Avenue  (1K)                                                            No
76       Rojacks Supermarket/CVS Pharmacy  (1K)                                                 No
77       Trucchi's Supermarket  (1K)                                                            No
78       Campus Hills Shopping Center                                                           Yes
79       Carrollton Place Apartments                                                            Yes
80       Welshwood Apartments                                                                   Yes
81       Summit Square Shopping Center                                                          Yes
82       Park Ridge Apartments                                                                  Yes


                                                                                                                       Original
                                                                                                   Mortgage Loan       Principal
#        Property Name                                                                                 Seller           Balance

83       294-306A Harvard Street                                                                       GECA            7,820,000
84       929 Pearl Street  (1L)                                                                       Column           4,250,000
85       2005 Tenth Street  (1L)                                                                      Column           3,400,000
86       Industrial Warehouse                                                                          GSMC            7,600,000
87       Mesa Dunes Mobile Home Park                                                                   GECA            7,600,000
88       Pleasant Hill Executive Park                                                                  GECA            7,524,000
89       Best Western - Stratford Inn                                                                  GECA            7,140,000
90       Silverside-Carr Corporate Center                                                              GSMC            7,140,000
91       Country Corners Apartments                                                                    GECA            7,125,000
92       Bell Palm Plaza                                                                               GECA            7,006,000
93       Pleasant Run Apartments                                                                       GECA            6,880,000
94       Chalet Apartments & Commercial Plaza                                                          GECA            6,900,000
95       West Ashley Shoppes Shopping Center                                                           GSMC            6,700,000
96       Hampton Inn - Anchorage                                                                       GECA            6,500,000
97       Pacific Isle Apartments                                                                       GECA            6,450,000
98       Sunset Crest Apartments                                                                       GECA            6,450,000
99       Skyline Apartments                                                                            GSMC            6,500,000
100      Hampton Inn & Suites - Annapolis                                                              GECA            6,400,000
101      Carlisle Commerce Center                                                                      GECA            6,383,000
102      Glendale Medical Arts Center                                                                 Column           6,000,000
103      Batavia Wood Medical Center                                                                   GSMC            5,950,000
104      Village Green Plaza Shopping Center                                                           GECA            6,000,000
105      South Bank Riverwalk Retail                                                                   GECA            6,000,000
106      Pickwick Apartments                                                                          Column           5,400,000
107      The Villas of Buena Vista Apartments  (1M)                                                   Column             770,576
108      The Parkview Apartments - TX  (1M)                                                           Column             545,300
109      Madras Apartments  (1M)                                                                      Column             528,900
110      Alexandria Apartments - TX  (1M)                                                             Column             506,300
111      Sandia Park  (1M)                                                                            Column             459,000
112      4300 Travis Apartments  (1M)                                                                 Column             428,000
113      Vista Quarters Condos  (1M)                                                                  Column             373,500
114      3131 Armstrong Condominiums  (1M)                                                            Column             365,200
115      The Essex  (1M)                                                                              Column             350,000
116      4431 Travis Street Apartments  (1M)                                                          Column             208,000
117      4432 Buena Vista Apartments  (1M)                                                            Column             201,171
118      The Annex Apartments  (1M)                                                                   Column             195,050
119      4319 Buena Vista Apartments  (1M)                                                            Column             141,100
120      The Chase Apartments  (1M)                                                                   Column             121,049
121      Avalon Apartments  (1M)                                                                      Column             106,854
122      Point Breeze Apartments                                                                      Column           5,300,000
123      Hidden Oaks Apartments                                                                       Column           5,300,000
124      El Monte Shopping Center                                                                      GSMC            5,250,000
125      Casa Real Apartments  (4)                                                                     GSMC            5,250,000
126      The Plaza Apartments                                                                          GECA            5,161,000
127      Washington Square Shopping Center                                                            Column           5,090,000
128      Beechnut Village Shopping Center  (3)                                                         GSMC            5,075,000
129      Anaheim Mobile Estates                                                                       Column           5,050,000
130      Westridge Marketplace                                                                         GECA            5,040,000
131      McGehee Park Apartments                                                                      Column           5,000,000
132      Cypress Center                                                                                GECA            5,000,000
133      Best Western - Miramar                                                                        GECA            4,900,000
134      Garden City Tower                                                                             GECA            4,900,000
135      Tradewinds Apartments                                                                         GSMC            4,800,000
136      Highland Country Estates                                                                     Column           4,800,000
137      The Highlands Apartments                                                                     Column           4,700,000
138      8800 Roswell Road Office Park                                                                 GECA            4,403,000
139      Turf Mobile Manor                                                                             GECA            4,320,000
140      Oakwood Village Apartments                                                                    GECA            4,240,000
141      La Salle Crossing Apartments                                                                  GSMC            4,258,000
142      Wynnewood Greens Apartments                                                                   GSMC            4,150,000
143      Comfort Inn - Augusta                                                                         GECA            4,009,000
144      220 Jackson Street                                                                            GECA            3,995,000
145      Weis Plaza                                                                                    GSMC            4,000,000
146      75 Canton Office Park                                                                         GECA            3,961,000
147      Capital Heights Shopping Center  (2)                                                         Column           3,900,000
148      Emerald Center                                                                                GECA            3,805,000
149      NationsBank Office Building                                                                  Column           3,800,000
150      Pecos Trail Office Compound, Phase III                                                       Column           3,800,000
151      HealthSouth Medical Plaza                                                                     GSMC            3,791,000
152      Hampton Inn - Louisville                                                                      GECA            3,600,000
153      Holiday Inn - Augusta                                                                         GECA            3,596,000
154      Nassau Bay Village Apartments                                                                 GECA            3,577,832
155      West Knoll Apartments                                                                         GSMC            3,550,000
156      Best Western - San Mateo Los Prados Inn                                                      Column           3,500,000
157      Parkway Shopping Center                                                                       GSMC            3,500,000
158      1600 Congress Street/343 Forest Avenue                                                       Column           3,500,000
159      Scenic View Apartments                                                                        GECA            3,467,000
160      Mustang Crossing Apartments                                                                  Column           3,400,000
161      Meadow Crossing Apartments                                                                   Column           3,400,000
162      Owens Corning Manufacturing Warehouse                                                         GECA            3,500,000
163      Daley Square                                                                                 Column           3,300,000
164      Old Florida Plaza                                                                             GSMC            3,300,000


                                                                                                                  Percentage of
                                                                                                Cut-off Date         Initial
#        Property Name                                                                          Balance (5)       Pool Balance

83       294-306A Harvard Street                                                                7,811,042              0.5%
84       929 Pearl Street  (1L)                                                                 4,247,835              0.3%
85       2005 Tenth Street  (1L)                                                                3,398,268              0.2%
86       Industrial Warehouse                                                                   7,596,362              0.5%
87       Mesa Dunes Mobile Home Park                                                            7,585,381              0.5%
88       Pleasant Hill Executive Park                                                           7,515,312              0.5%
89       Best Western - Stratford Inn                                                           7,140,000              0.5%
90       Silverside-Carr Corporate Center                                                       7,131,086              0.5%
91       Country Corners Apartments                                                             7,033,257              0.5%
92       Bell Palm Plaza                                                                        6,997,910              0.5%
93       Pleasant Run Apartments                                                                6,880,000              0.4%
94       Chalet Apartments & Commercial Plaza                                                   6,829,146              0.4%
95       West Ashley Shoppes Shopping Center                                                    6,700,000              0.4%
96       Hampton Inn - Anchorage                                                                6,478,558              0.4%
97       Pacific Isle Apartments                                                                6,450,000              0.4%
98       Sunset Crest Apartments                                                                6,450,000              0.4%
99       Skyline Apartments                                                                     6,449,163              0.4%
100      Hampton Inn & Suites - Annapolis                                                       6,400,000              0.4%
101      Carlisle Commerce Center                                                               6,379,880              0.4%
102      Glendale Medical Arts Center                                                           5,997,057              0.4%
103      Batavia Wood Medical Center                                                            5,943,783              0.4%
104      Village Green Plaza Shopping Center                                                    5,930,478              0.4%
105      South Bank Riverwalk Retail                                                            5,888,781              0.4%
106      Pickwick Apartments                                                                    5,389,808              0.3%
107      The Villas of Buena Vista Apartments  (1M)                                               770,576              0.0%
108      The Parkview Apartments - TX  (1M)                                                       545,300              0.0%
109      Madras Apartments  (1M)                                                                  528,900              0.0%
110      Alexandria Apartments - TX  (1M)                                                         506,300              0.0%
111      Sandia Park  (1M)                                                                        459,000              0.0%
112      4300 Travis Apartments  (1M)                                                             428,000              0.0%
113      Vista Quarters Condos  (1M)                                                              373,500              0.0%
114      3131 Armstrong Condominiums  (1M)                                                        365,200              0.0%
115      The Essex  (1M)                                                                          350,000              0.0%
116      4431 Travis Street Apartments  (1M)                                                      208,000              0.0%
117      4432 Buena Vista Apartments  (1M)                                                        201,171              0.0%
118      The Annex Apartments  (1M)                                                               195,050              0.0%
119      4319 Buena Vista Apartments  (1M)                                                        141,100              0.0%
120      The Chase Apartments  (1M)                                                               121,049              0.0%
121      Avalon Apartments  (1M)                                                                  106,854              0.0%
122      Point Breeze Apartments                                                                5,297,180              0.3%
123      Hidden Oaks Apartments                                                                 5,296,933              0.3%
124      El Monte Shopping Center                                                               5,246,806              0.3%
125      Casa Real Apartments  (4)                                                              5,211,823              0.3%
126      The Plaza Apartments                                                                   5,154,834              0.3%
127      Washington Square Shopping Center                                                      5,082,521              0.3%
128      Beechnut Village Shopping Center  (3)                                                  5,075,000              0.3%
129      Anaheim Mobile Estates                                                                 5,042,440              0.3%
130      Westridge Marketplace                                                                  5,033,708              0.3%
131      McGehee Park Apartments                                                                4,997,349              0.3%
132      Cypress Center                                                                         4,962,517              0.3%
133      Best Western - Miramar                                                                 4,896,024              0.3%
134      Garden City Tower                                                                      4,869,438              0.3%
135      Tradewinds Apartments                                                                  4,797,522              0.3%
136      Highland Country Estates                                                               4,797,116              0.3%
137      The Highlands Apartments                                                               4,697,499              0.3%
138      8800 Roswell Road Office Park                                                          4,397,545              0.3%
139      Turf Mobile Manor                                                                      4,314,730              0.3%
140      Oakwood Village Apartments                                                             4,237,646              0.3%
141      La Salle Crossing Apartments                                                           4,224,857              0.3%
142      Wynnewood Greens Apartments                                                            4,137,687              0.3%
143      Comfort Inn - Augusta                                                                  4,001,738              0.3%
144      220 Jackson Street                                                                     3,990,264              0.3%
145      Weis Plaza                                                                             3,985,770              0.3%
146      75 Canton Office Park                                                                  3,956,093              0.3%
147      Capital Heights Shopping Center  (2)                                                   3,900,000              0.3%
148      Emerald Center                                                                         3,800,958              0.2%
149      NationsBank Office Building                                                            3,800,000              0.2%
150      Pecos Trail Office Compound, Phase III                                                 3,798,136              0.2%
151      HealthSouth Medical Plaza                                                              3,789,173              0.2%
152      Hampton Inn - Louisville                                                               3,596,040              0.2%
153      Holiday Inn - Augusta                                                                  3,589,486              0.2%
154      Nassau Bay Village Apartments                                                          3,553,801              0.2%
155      West Knoll Apartments                                                                  3,539,842              0.2%
156      Best Western - San Mateo Los Prados Inn                                                3,497,235              0.2%
157      Parkway Shopping Center                                                                3,496,484              0.2%
158      1600 Congress Street/343 Forest Avenue                                                 3,493,209              0.2%
159      Scenic View Apartments                                                                 3,462,847              0.2%
160      Mustang Crossing Apartments                                                            3,398,262              0.2%
161      Meadow Crossing Apartments                                                             3,397,009              0.2%
162      Owens Corning Manufacturing Warehouse                                                  3,348,357              0.2%
163      Daley Square                                                                           3,300,000              0.2%
164      Old Florida Plaza                                                                      3,298,443              0.2%


                                                                                             Origination           Remaining
                                                                                            Amortization         Amortization
                                                                                                Term                  Term
#        Property Name                                                                        (months)              (months)

83       294-306A Harvard Street                                                                 360                   358
84       929 Pearl Street  (1L)                                                                  360                   359
85       2005 Tenth Street  (1L)                                                                 360                   359
86       Industrial Warehouse                                                                    360                   359
87       Mesa Dunes Mobile Home Park                                                             360                   357
88       Pleasant Hill Executive Park                                                            360                   358
89       Best Western - Stratford Inn                                                            300                   300
90       Silverside-Carr Corporate Center                                                        360                   358
91       Country Corners Apartments                                                              360                   344
92       Bell Palm Plaza                                                                         360                   358
93       Pleasant Run Apartments                                                                 360                   360
94       Chalet Apartments & Commercial Plaza                                                    360                   347
95       West Ashley Shoppes Shopping Center                                                     360                   360
96       Hampton Inn - Anchorage                                                                 240                   238
97       Pacific Isle Apartments                                                                 360                   360
98       Sunset Crest Apartments                                                                 360                   360
99       Skyline Apartments                                                                      360                   349
100      Hampton Inn & Suites - Annapolis                                                        300                   300
101      Carlisle Commerce Center                                                                360                   359
102      Glendale Medical Arts Center                                                            360                   359
103      Batavia Wood Medical Center                                                             360                   358
104      Village Green Plaza Shopping Center                                                     300                   290
105      South Bank Riverwalk Retail                                                             240                   231
106      Pickwick Apartments                                                                     360                   357
107      The Villas of Buena Vista Apartments  (1M)                                              300                   300
108      The Parkview Apartments - TX  (1M)                                                      300                   300
109      Madras Apartments  (1M)                                                                 300                   300
110      Alexandria Apartments - TX  (1M)                                                        300                   300
111      Sandia Park  (1M)                                                                       300                   300
112      4300 Travis Apartments  (1M)                                                            300                   300
113      Vista Quarters Condos  (1M)                                                             300                   300
114      3131 Armstrong Condominiums  (1M)                                                       300                   300
115      The Essex  (1M)                                                                         300                   300
116      4431 Travis Street Apartments  (1M)                                                     300                   300
117      4432 Buena Vista Apartments  (1M)                                                       300                   300
118      The Annex Apartments  (1M)                                                              300                   300
119      4319 Buena Vista Apartments  (1M)                                                       300                   300
120      The Chase Apartments  (1M)                                                              300                   300
121      Avalon Apartments  (1M)                                                                 300                   300
122      Point Breeze Apartments                                                                 360                   359
123      Hidden Oaks Apartments                                                                  360                   359
124      El Monte Shopping Center                                                                360                   359
125      Casa Real Apartments  (4)                                                               360                   351
126      The Plaza Apartments                                                                    360                   358
127      Washington Square Shopping Center                                                       360                   357
128      Beechnut Village Shopping Center  (3)                                                   360                   360
129      Anaheim Mobile Estates                                                                  240                   239
130      Westridge Marketplace                                                                   360                   358
131      McGehee Park Apartments                                                                 360                   359
132      Cypress Center                                                                          300                   293
133      Best Western - Miramar                                                                  300                   299
134      Garden City Tower                                                                       360                   352
135      Tradewinds Apartments                                                                   360                   359
136      Highland Country Estates                                                                360                   359
137      The Highlands Apartments                                                                360                   359
138      8800 Roswell Road Office Park                                                           360                   358
139      Turf Mobile Manor                                                                       360                   358
140      Oakwood Village Apartments                                                              360                   359
141      La Salle Crossing Apartments                                                            360                   349
142      Wynnewood Greens Apartments                                                             360                   356
143      Comfort Inn - Augusta                                                                   300                   298
144      220 Jackson Street                                                                      360                   358
145      Weis Plaza                                                                              360                   355
146      75 Canton Office Park                                                                   360                   358
147      Capital Heights Shopping Center  (2)                                                    360                   360
148      Emerald Center                                                                          360                   358
149      NationsBank Office Building                                                             360                   360
150      Pecos Trail Office Compound, Phase III                                                  360                   359
151      HealthSouth Medical Plaza                                                               360                   359
152      Hampton Inn - Louisville                                                                276                   275
153      Holiday Inn - Augusta                                                                   300                   298
154      Nassau Bay Village Apartments                                                           360                   352
155      West Knoll Apartments                                                                   300                   297
156      Best Western - San Mateo Los Prados Inn                                                 300                   299
157      Parkway Shopping Center                                                                 300                   299
158      1600 Congress Street/343 Forest Avenue                                                  300                   298
159      Scenic View Apartments                                                                  360                   358
160      Mustang Crossing Apartments                                                             360                   359
161      Meadow Crossing Apartments                                                              300                   299
162      Owens Corning Manufacturing Warehouse                                                   156                   145
163      Daley Square                                                                            360                   360
164      Old Florida Plaza                                                                       360                   359



                                                                                              Original              Remaining
                                                                                               Term to               Term to
                                                                                              Maturity              Maturity
#        Property Name                                                                        (months) (6)          (months) (6)

83       294-306A Harvard Street                                                                 120                   118
84       929 Pearl Street  (1L)                                                                  120                   119
85       2005 Tenth Street  (1L)                                                                 120                   119
86       Industrial Warehouse                                                                    120                   119
87       Mesa Dunes Mobile Home Park                                                             120                   117
88       Pleasant Hill Executive Park                                                            120                   118
89       Best Western - Stratford Inn                                                            120                   120
90       Silverside-Carr Corporate Center                                                        120                   118
91       Country Corners Apartments                                                              120                   104
92       Bell Palm Plaza                                                                         120                   118
93       Pleasant Run Apartments                                                                 120                   120
94       Chalet Apartments & Commercial Plaza                                                    180                   167
95       West Ashley Shoppes Shopping Center                                                     120                   120
96       Hampton Inn - Anchorage                                                                 120                   118
97       Pacific Isle Apartments                                                                 120                   120
98       Sunset Crest Apartments                                                                 120                   120
99       Skyline Apartments                                                                      120                   109
100      Hampton Inn & Suites - Annapolis                                                        120                   120
101      Carlisle Commerce Center                                                                 84                    83
102      Glendale Medical Arts Center                                                            120                   119
103      Batavia Wood Medical Center                                                             120                   118
104      Village Green Plaza Shopping Center                                                     156                   146
105      South Bank Riverwalk Retail                                                             240                   231
106      Pickwick Apartments                                                                     120                   117
107      The Villas of Buena Vista Apartments  (1M)                                              120                   120
108      The Parkview Apartments - TX  (1M)                                                      120                   120
109      Madras Apartments  (1M)                                                                 120                   120
110      Alexandria Apartments - TX  (1M)                                                        120                   120
111      Sandia Park  (1M)                                                                       120                   120
112      4300 Travis Apartments  (1M)                                                            120                   120
113      Vista Quarters Condos  (1M)                                                             120                   120
114      3131 Armstrong Condominiums  (1M)                                                       120                   120
115      The Essex  (1M)                                                                         120                   120
116      4431 Travis Street Apartments  (1M)                                                     120                   120
117      4432 Buena Vista Apartments  (1M)                                                       120                   120
118      The Annex Apartments  (1M)                                                              120                   120
119      4319 Buena Vista Apartments  (1M)                                                       120                   120
120      The Chase Apartments  (1M)                                                              120                   120
121      Avalon Apartments  (1M)                                                                 120                   120
122      Point Breeze Apartments                                                                 120                   119
123      Hidden Oaks Apartments                                                                  120                   119
124      El Monte Shopping Center                                                                120                   119
125      Casa Real Apartments  (4)                                                               120                   111
126      The Plaza Apartments                                                                    120                   118
127      Washington Square Shopping Center                                                       120                   117
128      Beechnut Village Shopping Center  (3)                                                   120                   120
129      Anaheim Mobile Estates                                                                  240                   239
130      Westridge Marketplace                                                                   120                   118
131      McGehee Park Apartments                                                                 120                   119
132      Cypress Center                                                                          180                   173
133      Best Western - Miramar                                                                  120                   119
134      Garden City Tower                                                                       240                   232
135      Tradewinds Apartments                                                                   120                   119
136      Highland Country Estates                                                                120                   119
137      The Highlands Apartments                                                                120                   119
138      8800 Roswell Road Office Park                                                           120                   118
139      Turf Mobile Manor                                                                       120                   118
140      Oakwood Village Apartments                                                               84                    83
141      La Salle Crossing Apartments                                                            120                   109
142      Wynnewood Greens Apartments                                                             120                   116
143      Comfort Inn - Augusta                                                                   120                   118
144      220 Jackson Street                                                                      120                   118
145      Weis Plaza                                                                              120                   115
146      75 Canton Office Park                                                                   120                   118
147      Capital Heights Shopping Center  (2)                                                    120                   119
148      Emerald Center                                                                          120                   118
149      NationsBank Office Building                                                             120                   120
150      Pecos Trail Office Compound, Phase III                                                  120                   119
151      HealthSouth Medical Plaza                                                               120                   119
152      Hampton Inn - Louisville                                                                120                   119
153      Holiday Inn - Augusta                                                                   120                   118
154      Nassau Bay Village Apartments                                                            60                    52
155      West Knoll Apartments                                                                   120                   117
156      Best Western - San Mateo Los Prados Inn                                                  84                    83
157      Parkway Shopping Center                                                                 120                   119
158      1600 Congress Street/343 Forest Avenue                                                  120                   118
159      Scenic View Apartments                                                                  120                   118
160      Mustang Crossing Apartments                                                             120                   119
161      Meadow Crossing Apartments                                                              120                   119
162      Owens Corning Manufacturing Warehouse                                                   137                   126
163      Daley Square                                                                            120                   120
164      Old Florida Plaza                                                                       120                   119


                                                                                              Mortgage               Monthly
#        Property Name                                                                          Rate                 Payment

83       294-306A Harvard Street                                                               7.930%               56,999.25
84       929 Pearl Street  (1L)                                                                7.640%               30,125.10
85       2005 Tenth Street  (1L)                                                               7.640%               24,100.08
86       Industrial Warehouse                                                                  7.820%               54,815.43
87       Mesa Dunes Mobile Home Park                                                           7.300%               52,103.39
88       Pleasant Hill Executive Park                                                          7.900%               54,684.84
89       Best Western - Stratford Inn                                                          8.160%               55,866.59
90       Silverside-Carr Corporate Center                                                      7.600%               50,413.73
91       Country Corners Apartments                                                            6.940%               47,116.04
92       Bell Palm Plaza                                                                       7.900%               50,919.99
93       Pleasant Run Apartments                                                               7.410%               47,682.67
94       Chalet Apartments & Commercial Plaza                                                  6.810%               45,028.81
95       West Ashley Shoppes Shopping Center                                                   7.850%               48,463.44
96       Hampton Inn - Anchorage                                                               7.750%               53,361.66
97       Pacific Isle Apartments                                                               7.460%               44,922.80
98       Sunset Crest Apartments                                                               7.410%               44,702.51
99       Skyline Apartments                                                                    7.240%               44,297.38
100      Hampton Inn & Suites - Annapolis                                                      7.990%               49,353.85
101      Carlisle Commerce Center                                                              7.760%               45,772.71
102      Glendale Medical Arts Center                                                          7.750%               42,984.73
103      Batavia Wood Medical Center                                                           8.270%               44,784.05
104      Village Green Plaza Shopping Center                                                   7.140%               42,944.11
105      South Bank Riverwalk Retail                                                           6.600%               45,088.32
106      Pickwick Apartments                                                                   7.370%               37,278.06
107      The Villas of Buena Vista Apartments  (1M)                                            7.890%                5,891.39
108      The Parkview Apartments - TX  (1M)                                                    7.890%                4,169.06
109      Madras Apartments  (1M)                                                               7.890%                4,043.67
110      Alexandria Apartments - TX  (1M)                                                      7.890%                3,870.88
111      Sandia Park  (1M)                                                                     7.890%                3,509.26
112      4300 Travis Apartments  (1M)                                                          7.890%                3,272.25
113      Vista Quarters Condos  (1M)                                                           7.890%                2,855.57
114      3131 Armstrong Condominiums  (1M)                                                     7.890%                2,792.11
115      The Essex  (1M)                                                                       7.890%                2,675.90
116      4431 Travis Street Apartments  (1M)                                                   7.890%                1,590.25
117      4432 Buena Vista Apartments  (1M)                                                     7.890%                1,538.04
118      The Annex Apartments  (1M)                                                            7.890%                1,491.24
119      4319 Buena Vista Apartments  (1M)                                                     7.890%                1,078.77
120      The Chase Apartments  (1M)                                                            7.890%                  925.47
121      Avalon Apartments  (1M)                                                               7.890%                  816.95
122      Point Breeze Apartments                                                               7.510%               37,094.67
123      Hidden Oaks Apartments                                                                7.250%               36,155.34
124      El Monte Shopping Center                                                              7.090%               35,246.28
125      Casa Real Apartments  (4)                                                             6.800%               34,226.07
126      The Plaza Apartments                                                                  7.770%               37,045.39
127      Washington Square Shopping Center                                                     8.240%               38,203.69
128      Beechnut Village Shopping Center  (3)                                                 8.160%               37,806.16
129      Anaheim Mobile Estates                                                                7.910%               41,957.80
130      Westridge Marketplace                                                                 7.600%               35,586.17
131      McGehee Park Apartments                                                               7.520%               35,029.23
132      Cypress Center                                                                        7.660%               37,471.49
133      Best Western - Miramar                                                                8.090%               38,111.60
134      Garden City Tower                                                                     6.900%               32,271.41
135      Tradewinds Apartments                                                                 7.600%               33,891.59
136      Highland Country Estates                                                              7.130%               32,354.69
137      The Highlands Apartments                                                              7.510%               32,895.27
138      8800 Roswell Road Office Park                                                         7.630%               31,179.30
139      Turf Mobile Manor                                                                     7.690%               30,770.09
140      Oakwood Village Apartments                                                            7.380%               29,299.08
141      La Salle Crossing Apartments                                                          7.260%               29,075.95
142      Wynnewood Greens Apartments                                                           7.560%               29,188.10
143      Comfort Inn - Augusta                                                                 8.210%               31,501.88
144      220 Jackson Street                                                                    7.800%               28,758.83
145      Weis Plaza                                                                            7.490%               27,941.20
146      75 Canton Office Park                                                                 7.630%               28,049.34
147      Capital Heights Shopping Center  (2)                                                  7.460%               27,162.62
148      Emerald Center                                                                        8.210%               28,478.77
149      NationsBank Office Building                                                           7.960%               27,777.16
150      Pecos Trail Office Compound, Phase III                                                7.750%               27,223.67
151      HealthSouth Medical Plaza                                                             7.800%               27,290.29
152      Hampton Inn - Louisville                                                              7.750%               27,984.53
153      Holiday Inn - Augusta                                                                 8.210%               28,256.61
154      Nassau Bay Village Apartments                                                         6.610%               22,900.70
155      West Knoll Apartments                                                                 7.770%               26,860.80
156      Best Western - San Mateo Los Prados Inn                                               8.200%               27,478.91
157      Parkway Shopping Center                                                               7.160%               25,095.65
158      1600 Congress Street/343 Forest Avenue                                                7.860%               26,689.77
159      Scenic View Apartments                                                                7.760%               24,861.97
160      Mustang Crossing Apartments                                                           7.630%               24,076.68
161      Meadow Crossing Apartments                                                            7.750%               25,681.18
162      Owens Corning Manufacturing Warehouse                                                 7.120%               34,460.57
163      Daley Square                                                                          8.070%               24,375.46
164      Old Florida Plaza                                                                     7.860%               23,892.94


                                                                                              First
                                                                                             Payment                   Maturity
#        Property Name                                                                         Date                      Date

83       294-306A Harvard Street                                                              5/1/99                    4/1/09
84       929 Pearl Street  (1L)                                                               6/1/99                    5/1/09
85       2005 Tenth Street  (1L)                                                              6/1/99                    5/1/09
86       Industrial Warehouse                                                                 6/1/99                    5/1/09
87       Mesa Dunes Mobile Home Park                                                          4/1/99                    3/1/09
88       Pleasant Hill Executive Park                                                         5/1/99                    4/1/09
89       Best Western - Stratford Inn                                                         7/1/99                    6/1/09
90       Silverside-Carr Corporate Center                                                     5/1/99                    4/1/09
91       Country Corners Apartments                                                           3/1/98                    2/1/28
92       Bell Palm Plaza                                                                      5/1/99                    4/1/09
93       Pleasant Run Apartments                                                              7/1/99                    6/1/09
94       Chalet Apartments & Commercial Plaza                                                 6/1/98                    5/1/28
95       West Ashley Shoppes Shopping Center                                                  7/1/99                    6/1/09
96       Hampton Inn - Anchorage                                                              5/1/99                    4/1/09
97       Pacific Isle Apartments                                                              7/1/99                    6/1/09
98       Sunset Crest Apartments                                                              7/1/99                    6/1/09
99       Skyline Apartments                                                                   8/1/98                    7/1/08
100      Hampton Inn & Suites - Annapolis                                                     7/1/99                    6/1/09
101      Carlisle Commerce Center                                                             6/1/99                    5/1/06
102      Glendale Medical Arts Center                                                         6/1/99                    5/1/09
103      Batavia Wood Medical Center                                                          5/1/99                    4/1/09
104      Village Green Plaza Shopping Center                                                  9/1/98                    8/1/23
105      South Bank Riverwalk Retail                                                          10/1/98                   9/1/18
106      Pickwick Apartments                                                                  4/1/99                    3/1/09
107      The Villas of Buena Vista Apartments  (1M)                                           7/1/99                    6/1/09
108      The Parkview Apartments - TX  (1M)                                                   7/1/99                    6/1/09
109      Madras Apartments  (1M)                                                              7/1/99                    6/1/09
110      Alexandria Apartments - TX  (1M)                                                     7/1/99                    6/1/09
111      Sandia Park  (1M)                                                                    7/1/99                    6/1/09
112      4300 Travis Apartments  (1M)                                                         7/1/99                    6/1/09
113      Vista Quarters Condos  (1M)                                                          7/1/99                    6/1/09
114      3131 Armstrong Condominiums  (1M)                                                    7/1/99                    6/1/09
115      The Essex  (1M)                                                                      7/1/99                    6/1/09
116      4431 Travis Street Apartments  (1M)                                                  7/1/99                    6/1/09
117      4432 Buena Vista Apartments  (1M)                                                    7/1/99                    6/1/09
118      The Annex Apartments  (1M)                                                           7/1/99                    6/1/09
119      4319 Buena Vista Apartments  (1M)                                                    7/1/99                    6/1/09
120      The Chase Apartments  (1M)                                                           7/1/99                    6/1/09
121      Avalon Apartments  (1M)                                                              7/1/99                    6/1/09
122      Point Breeze Apartments                                                              6/1/99                    5/1/09
123      Hidden Oaks Apartments                                                               6/1/99                    5/1/09
124      El Monte Shopping Center                                                             6/1/99                    5/1/09
125      Casa Real Apartments  (4)                                                            10/1/98                   9/1/08
126      The Plaza Apartments                                                                 5/1/99                    4/1/09
127      Washington Square Shopping Center                                                    4/1/99                    3/1/09
128      Beechnut Village Shopping Center  (3)                                                7/1/99                    6/1/09
129      Anaheim Mobile Estates                                                               6/1/99                    5/1/19
130      Westridge Marketplace                                                                5/1/99                    4/1/09
131      McGehee Park Apartments                                                              6/1/99                    5/1/09
132      Cypress Center                                                                       12/1/98                   11/1/13
133      Best Western - Miramar                                                               6/1/99                    5/1/09
134      Garden City Tower                                                                    11/1/98                   10/1/28
135      Tradewinds Apartments                                                                6/1/99                    5/1/09
136      Highland Country Estates                                                             6/1/99                    5/1/09
137      The Highlands Apartments                                                             6/1/99                    5/1/09
138      8800 Roswell Road Office Park                                                        5/1/99                    4/1/09
139      Turf Mobile Manor                                                                    5/1/99                    4/1/09
140      Oakwood Village Apartments                                                           6/1/99                    5/1/06
141      La Salle Crossing Apartments                                                         8/1/98                    7/1/08
142      Wynnewood Greens Apartments                                                          3/1/99                    2/1/09
143      Comfort Inn - Augusta                                                                5/1/99                    4/1/09
144      220 Jackson Street                                                                   5/1/99                    4/1/09
145      Weis Plaza                                                                           2/1/99                    1/1/09
146      75 Canton Office Park                                                                5/1/99                    4/1/09
147      Capital Heights Shopping Center  (2)                                                 6/1/99                    5/1/09
148      Emerald Center                                                                       5/1/99                    4/1/09
149      NationsBank Office Building                                                          7/1/99                    6/1/09
150      Pecos Trail Office Compound, Phase III                                               6/1/99                    5/1/09
151      HealthSouth Medical Plaza                                                            6/1/99                    5/1/09
152      Hampton Inn - Louisville                                                             6/1/99                    5/1/09
153      Holiday Inn - Augusta                                                                5/1/99                    4/1/09
154      Nassau Bay Village Apartments                                                        11/1/98                   10/1/28
155      West Knoll Apartments                                                                4/1/99                    3/1/09
156      Best Western - San Mateo Los Prados Inn                                              6/1/99                    5/1/06
157      Parkway Shopping Center                                                              6/1/99                    5/1/09
158      1600 Congress Street/343 Forest Avenue                                               5/1/99                    4/1/09
159      Scenic View Apartments                                                               5/1/99                    4/1/09
160      Mustang Crossing Apartments                                                          6/1/99                    5/1/09
161      Meadow Crossing Apartments                                                           6/1/99                    5/1/09
162      Owens Corning Manufacturing Warehouse                                                8/1/98                    12/1/09
163      Daley Square                                                                         7/1/99                    6/1/09
164      Old Florida Plaza                                                                    6/1/99                    5/1/09

                    Characteristics of the Mortgage Loans

                                                                                                   Prepayment Provision
#        Property Name                                                                    ARD (7)  as of Origination (8)

83       294-306A Harvard Street                                                                   L (9.75), O (0.25)
84       929 Pearl Street  (1L)                                                                    L (9.5), O (0.5)
85       2005 Tenth Street  (1L)                                                                   L (9.5), O (0.5)
86       Industrial Warehouse                                                                      L (9.67), O (0.33)
87       Mesa Dunes Mobile Home Park                                                               L (9.75), O (0.25)
88       Pleasant Hill Executive Park                                                              L (9.5), O (0.5)
89       Best Western - Stratford Inn                                                              L (9.75), O (0.25)
90       Silverside-Carr Corporate Center                                                          L (9.67), O (0.33)
91       Country Corners Apartments                                                       2/1/08   L (9.75), O (0.25)
92       Bell Palm Plaza                                                                           L (9.75), O (0.25)
93       Pleasant Run Apartments                                                                   L (9.75), O (0.25)
94       Chalet Apartments & Commercial Plaza                                             5/1/13   L (14.5), O (0.5)
95       West Ashley Shoppes Shopping Center                                                       L (9.67), O (0.33)
96       Hampton Inn - Anchorage                                                                   L (9.5), O (0.5)
97       Pacific Isle Apartments                                                                   L (9.5), O (0.5)
98       Sunset Crest Apartments                                                                   L (9.5), O (0.5)
99       Skyline Apartments                                                                        L (9.83), O (0.17)
100      Hampton Inn & Suites - Annapolis                                                          L (9.75), O (0.25)
101      Carlisle Commerce Center                                                                  L (6.75), O (0.25)
102      Glendale Medical Arts Center                                                              L (9.5), O (0.5)
103      Batavia Wood Medical Center                                                               L (9.67), O (0.33)
104      Village Green Plaza Shopping Center                                              8/1/11   L (12.75), O (0.25)
105      South Bank Riverwalk Retail                                                               L (3), YM 1% (16.75), O (0.25)
106      Pickwick Apartments                                                                       L (9.5), O (0.5)
107      The Villas of Buena Vista Apartments  (1M)                                                L (9.5), O (0.5)
108      The Parkview Apartments - TX  (1M)                                                        L (9.5), O (0.5)
109      Madras Apartments  (1M)                                                                   L (9.5), O (0.5)
110      Alexandria Apartments - TX  (1M)                                                          L (9.5), O (0.5)
111      Sandia Park  (1M)                                                                         L (9.5), O (0.5)
112      4300 Travis Apartments  (1M)                                                              L (9.5), O (0.5)
113      Vista Quarters Condos  (1M)                                                               L (9.5), O (0.5)
114      3131 Armstrong Condominiums  (1M)                                                         L (9.5), O (0.5)
115      The Essex  (1M)                                                                           L (9.5), O (0.5)
116      4431 Travis Street Apartments  (1M)                                                       L (9.5), O (0.5)
117      4432 Buena Vista Apartments  (1M)                                                         L (9.5), O (0.5)
118      The Annex Apartments  (1M)                                                                L (9.5), O (0.5)
119      4319 Buena Vista Apartments  (1M)                                                         L (9.5), O (0.5)
120      The Chase Apartments  (1M)                                                                L (9.5), O (0.5)
121      Avalon Apartments  (1M)                                                                   L (9.5), O (0.5)
122      Point Breeze Apartments                                                                   L (9.5), O (0.5)
123      Hidden Oaks Apartments                                                                    L (9.5), O (0.5)
124      El Monte Shopping Center                                                                  L (9.67), O (0.33)
125      Casa Real Apartments  (4)                                                                 L (3.92), YM 1% (5.5), O (0.58)
126      The Plaza Apartments                                                                      L (9.75), O (0.25)
127      Washington Square Shopping Center                                                         L (9.5), O (0.5)
128      Beechnut Village Shopping Center  (3)                                                     L (9.67), O (0.33)
129      Anaheim Mobile Estates                                                                    L (19.5), O (0.5)
130      Westridge Marketplace                                                                     L (9.75), O (0.25)
131      McGehee Park Apartments                                                                   L (9.5), O (0.5)
132      Cypress Center                                                                            L (3), YM 1% (11.75), O (0.25)
133      Best Western - Miramar                                                                    L (9.75), O (0.25)
134      Garden City Tower                                                                10/1/18  L (19.75), O (0.25)
135      Tradewinds Apartments                                                                     L (9.67), O (0.33)
136      Highland Country Estates                                                                  L (9.5), O (0.5)
137      The Highlands Apartments                                                                  L (9.5), O (0.5)
138      8800 Roswell Road Office Park                                                             L (9.75), O (0.25)
139      Turf Mobile Manor                                                                         L (9.75), O (0.25)
140      Oakwood Village Apartments                                                                L (4), YM 1% (2.5), O (0.5)
141      La Salle Crossing Apartments                                                              L (9.83), O (0.17)
142      Wynnewood Greens Apartments                                                               L (9.67), O (0.33)
143      Comfort Inn - Augusta                                                                     L (9.75), O (0.25)
144      220 Jackson Street                                                                        L (9.75), O (0.25)
145      Weis Plaza                                                                                L (9.67), O (0.33)
146      75 Canton Office Park                                                                     L (9.75), O (0.25)
147      Capital Heights Shopping Center  (2)                                                      L (9.5), O (0.5)
148      Emerald Center                                                                            L (9.75), O (0.25)
149      NationsBank Office Building                                                               L (9.5), O (0.5)
150      Pecos Trail Office Compound, Phase III                                                    L (9.5), O (0.5)
151      HealthSouth Medical Plaza                                                                 L (9.67), O (0.33)
152      Hampton Inn - Louisville                                                                  L (9.5), O (0.5)
153      Holiday Inn - Augusta                                                                     L (9.75), O (0.25)
154      Nassau Bay Village Apartments                                                    10/1/03  L (4.75), O (0.25)
155      West Knoll Apartments                                                                     L (9.67), O (0.33)
156      Best Western - San Mateo Los Prados Inn                                                   L (6.5), O (0.5)
157      Parkway Shopping Center                                                                   L (9.67), O (0.33)
158      1600 Congress Street/343 Forest Avenue                                                    L (9.5), O (0.5)
159      Scenic View Apartments                                                                    L (9.75), O (0.25)
160      Mustang Crossing Apartments                                                               L (9.5), O (0.5)
161      Meadow Crossing Apartments                                                                L (9.5), O (0.5)
162      Owens Corning Manufacturing Warehouse                                                     L (11.17), O (0.25)
163      Daley Square                                                                              L (9.5), O (0.5)
164      Old Florida Plaza                                                                         L (9.67), O (0.33)


                                                                                            Defeasance
#        Property Name                                                                      Option (9)

83       294-306A Harvard Street                                                                Yes
84       929 Pearl Street  (1L)                                                                 Yes
85       2005 Tenth Street  (1L)                                                                Yes
86       Industrial Warehouse                                                                   Yes
87       Mesa Dunes Mobile Home Park                                                            Yes
88       Pleasant Hill Executive Park                                                           Yes
89       Best Western - Stratford Inn                                                           Yes
90       Silverside-Carr Corporate Center                                                       Yes
91       Country Corners Apartments                                                             Yes
92       Bell Palm Plaza                                                                        Yes
93       Pleasant Run Apartments                                                                Yes
94       Chalet Apartments & Commercial Plaza                                                   Yes
95       West Ashley Shoppes Shopping Center                                                    Yes
96       Hampton Inn - Anchorage                                                                Yes
97       Pacific Isle Apartments                                                                Yes
98       Sunset Crest Apartments                                                                Yes
99       Skyline Apartments                                                                     Yes
100      Hampton Inn & Suites - Annapolis                                                       Yes
101      Carlisle Commerce Center                                                               Yes
102      Glendale Medical Arts Center                                                           Yes
103      Batavia Wood Medical Center                                                            Yes
104      Village Green Plaza Shopping Center                                                    Yes
105      South Bank Riverwalk Retail                                                            No
106      Pickwick Apartments                                                                    Yes
107      The Villas of Buena Vista Apartments  (1M)                                             Yes
108      The Parkview Apartments - TX  (1M)                                                     Yes
109      Madras Apartments  (1M)                                                                Yes
110      Alexandria Apartments - TX  (1M)                                                       Yes
111      Sandia Park  (1M)                                                                      Yes
112      4300 Travis Apartments  (1M)                                                           Yes
113      Vista Quarters Condos  (1M)                                                            Yes
114      3131 Armstrong Condominiums  (1M)                                                      Yes
115      The Essex  (1M)                                                                        Yes
116      4431 Travis Street Apartments  (1M)                                                    Yes
117      4432 Buena Vista Apartments  (1M)                                                      Yes
118      The Annex Apartments  (1M)                                                             Yes
119      4319 Buena Vista Apartments  (1M)                                                      Yes
120      The Chase Apartments  (1M)                                                             Yes
121      Avalon Apartments  (1M)                                                                Yes
122      Point Breeze Apartments                                                                Yes
123      Hidden Oaks Apartments                                                                 Yes
124      El Monte Shopping Center                                                               Yes
125      Casa Real Apartments  (4)                                                             Both
126      The Plaza Apartments                                                                   Yes
127      Washington Square Shopping Center                                                      Yes
128      Beechnut Village Shopping Center  (3)                                                  Yes
129      Anaheim Mobile Estates                                                                 Yes
130      Westridge Marketplace                                                                  Yes
131      McGehee Park Apartments                                                                Yes
132      Cypress Center                                                                         No
133      Best Western - Miramar                                                                 Yes
134      Garden City Tower                                                                      Yes
135      Tradewinds Apartments                                                                  Yes
136      Highland Country Estates                                                               Yes
137      The Highlands Apartments                                                               Yes
138      8800 Roswell Road Office Park                                                          Yes
139      Turf Mobile Manor                                                                      Yes
140      Oakwood Village Apartments                                                             No
141      La Salle Crossing Apartments                                                           Yes
142      Wynnewood Greens Apartments                                                            Yes
143      Comfort Inn - Augusta                                                                  Yes
144      220 Jackson Street                                                                     Yes
145      Weis Plaza                                                                             Yes
146      75 Canton Office Park                                                                  Yes
147      Capital Heights Shopping Center  (2)                                                   Yes
148      Emerald Center                                                                         Yes
149      NationsBank Office Building                                                            Yes
150      Pecos Trail Office Compound, Phase III                                                 Yes
151      HealthSouth Medical Plaza                                                              Yes
152      Hampton Inn - Louisville                                                               Yes
153      Holiday Inn - Augusta                                                                  Yes
154      Nassau Bay Village Apartments                                                          Yes
155      West Knoll Apartments                                                                  Yes
156      Best Western - San Mateo Los Prados Inn                                                Yes
157      Parkway Shopping Center                                                                Yes
158      1600 Congress Street/343 Forest Avenue                                                 Yes
159      Scenic View Apartments                                                                 Yes
160      Mustang Crossing Apartments                                                            Yes
161      Meadow Crossing Apartments                                                             Yes
162      Owens Corning Manufacturing Warehouse                                                  Yes
163      Daley Square                                                                           Yes
164      Old Florida Plaza                                                                      Yes


                    Characteristics of the Mortgage Loans

                                                                                                                       Original
                                                                                                   Mortgage Loan       Principal
#        Property Name                                                                                 Seller           Balance

165      Arrowhead Creekside Center                                                                    GSMC            3,300,000
166      Holiday Inn - Clovis  (3)                                                                     GSMC            3,300,000
167      3005 Peachtree Road                                                                           GECA            3,227,000
168      Hampton Inn - Columbus East                                                                   GECA            3,224,000
169      Newport Towers                                                                                GECA            3,200,000
170      Mont Michel Apartments                                                                       Column           3,200,000
171      Soniat House Hotel                                                                            GECA            3,200,000
172      Fairview Market                                                                               GECA            3,200,000
173      Montclaire Apartments                                                                        Column           3,150,000
174      Embassy Building                                                                              GECA            3,100,000
175      Park Terrace Apartments                                                                       GECA            3,080,000
176      Westheimer Plaza Shopping Center                                                              GECA            3,077,000
177      129-133 West 29th Street                                                                      GSMC            3,000,000
178      Woodspear/Vista Flores Apartments                                                             GECA            3,000,000
179      Clarendon CVS                                                                                 GECA            3,000,000
180      A Storage Place Phases I & II                                                                 GECA            2,925,000
181      135 Raritan Center Parkway                                                                   Column           2,890,000
182      The Treasury Center                                                                           GSMC            2,850,000
183      Crescent View Apartments                                                                      GECA            2,809,000
184      Comfort Suites Intercontinental Plaza                                                         GECA            2,800,000
185      Cottonwood Medical & Dental Center                                                            GSMC            2,800,000
186      Blue Bell Shopping Center                                                                     GECA            2,720,000
187      Sun Plaza                                                                                     GECA            2,715,000
188      Kirkland Business Center                                                                     Column           2,700,000
189      Colima Plaza                                                                                  GSMC            2,700,000
190      Kmart - Columbus                                                                              GECA            2,660,000
191      Briarwood Mobile Home Park                                                                    GECA            2,652,000
192      Ohio Valley Nursing Home                                                                      GSMC            2,652,000
193      Forest Edge Apartments                                                                        GECA            2,642,000
194      Sonora Crossroads                                                                             GECA            2,567,000
195      Crystal Springs Apartments                                                                   Column           2,550,000
196      Chateau Park Apartments                                                                      Column           2,550,000
197      Scottsdale Air Park                                                                          Column           2,525,000
198      Preston Royal Office Park                                                                     GECA            2,500,000
199      Regent Place Office Building  (3)                                                             GSMC            2,500,000
200      Dale Terrace Apartments                                                                      Column           2,475,000
201      Woodside Apartments                                                                           GSMC            2,483,000
202      Virginia Dare Office Building                                                                Column           2,450,000
203      Rustic Ridge Apartments                                                                       GECA            2,460,000
204      Heritage Square Retail Center                                                                 GECA            2,433,000
205      Kessel Food Market - Flushing  (1N)                                                          Column           1,324,000
206      Kessel Food Market - Grand Blanc  (1N)                                                       Column           1,101,000
207      178-188 Middle Street                                                                        Column           2,400,000
208      350 Raritan Center Parkway                                                                   Column           2,400,000
209      El San Juan Mobile Home Park                                                                 Column           2,400,000
210      Meadowood Apartments                                                                          GECA            2,368,000
211      Country Club Corner Retail Center                                                             GECA            2,350,000
212      Vagabond Apartments                                                                          Column           2,325,000
213      Esprit Office Building                                                                        GECA            2,323,000
214      Mission Plaza                                                                                Column           2,250,000
215      Broussard Village Shopping Center  (3)                                                        GSMC            2,245,000
216      Another Attic Self Storage                                                                    GECA            2,240,000
217      Raintree Apartments                                                                           GECA            2,200,000
218      Jeffco Plaza                                                                                  GSMC            2,150,000
219      Ramada Inn - Chatsworth                                                                       GSMC            2,150,000
220      Preston Plaza                                                                                 GECA            2,125,000
221      U.S. Storage Centers                                                                          GECA            2,122,000
222      Comfort Inn - San Jose                                                                       Column           2,100,000
223      A-1 Mini Storage                                                                              GECA            2,000,000
224      Sandpiper Apartments                                                                         Column           2,000,000
225      Plantation Xtra Storage                                                                       GECA            2,000,000
226      Perimeter Plaza Shopping Center                                                              Column           2,000,000
227      Red Oak Apartments  (1O)                                                                     Column             675,000
228      Diplomat Apartments  (1O)                                                                    Column             385,000
229      Waterston Apartments  (1O)                                                                   Column             280,000
230      Montage Apartments  (1O)                                                                     Column             264,000
231      Melroy Apartments  (1O)                                                                      Column             215,000
232      Envoy Apartments  (1O)                                                                       Column             175,000
233      Sixth & Gass Office Building                                                                  GECA            1,969,000
234      Rancho Los Amigos                                                                             GECA            1,920,000
235      Savemart Shopping Center                                                                      GECA            1,903,000
236      Glenwood Apartments                                                                          Column           1,880,000
237      Georgian Court/Woodside Apartments                                                           Column           1,844,000
238      Everhart Place Apartments                                                                     GECA            1,840,000
239      West 34th Self Storage                                                                        GECA            1,837,000
240      Regency Apartments                                                                           Column           1,830,000
241      Corona Industrial Center                                                                      GSMC            1,800,000
242      North American/Lazy "R" Manufactured Housing Communities                                      GECA            1,800,000
243      Harmony Mobile Home Park                                                                     Column           1,800,000
244      Dunshire Gardens Apartments  (1P)                                                            Column           1,060,000
245      Alpine Gardens Apartments  (1P)                                                              Column             400,000
246      Delvale Apartments  (1P)                                                                     Column             340,000


                                                                                                                  Percentage of
                                                                                                Cut-off Date         Initial
#        Property Name                                                                          Balance (5)       Pool Balance

165      Arrowhead Creekside Center                                                               3,296,149           0.2%
166      Holiday Inn - Clovis  (3)                                                                3,294,731           0.2%
167      3005 Peachtree Road                                                                      3,223,458           0.2%
168      Hampton Inn - Columbus East                                                              3,213,732           0.2%
169      Newport Towers                                                                           3,198,419           0.2%
170      Mont Michel Apartments                                                                   3,196,067           0.2%
171      Soniat House Hotel                                                                       3,194,261           0.2%
172      Fairview Market                                                                          3,168,561           0.2%
173      Montclaire Apartments                                                                    3,145,935           0.2%
174      Embassy Building                                                                         3,094,676           0.2%
175      Park Terrace Apartments                                                                  3,080,000           0.2%
176      Westheimer Plaza Shopping Center                                                         3,072,169           0.2%
177      129-133 West 29th Street                                                                 3,000,000           0.2%
178      Woodspear/Vista Flores Apartments                                                        3,000,000           0.2%
179      Clarendon CVS                                                                            2,996,600           0.2%
180      A Storage Place Phases I & II                                                            2,922,415           0.2%
181      135 Raritan Center Parkway                                                               2,890,000           0.2%
182      The Treasury Center                                                                      2,847,836           0.2%
183      Crescent View Apartments                                                                 2,807,555           0.2%
184      Comfort Suites Intercontinental Plaza                                                    2,800,000           0.2%
185      Cottonwood Medical & Dental Center                                                       2,796,894           0.2%
186      Blue Bell Shopping Center                                                                2,716,665           0.2%
187      Sun Plaza                                                                                2,713,737           0.2%
188      Kirkland Business Center                                                                 2,694,862           0.2%
189      Colima Plaza                                                                             2,685,530           0.2%
190      Kmart - Columbus                                                                         2,658,819           0.2%
191      Briarwood Mobile Home Park                                                               2,652,000           0.2%
192      Ohio Valley Nursing Home                                                                 2,641,125           0.2%
193      Forest Edge Apartments                                                                   2,637,527           0.2%
194      Sonora Crossroads                                                                        2,562,934           0.2%
195      Crystal Springs Apartments                                                               2,547,757           0.2%
196      Chateau Park Apartments                                                                  2,546,642           0.2%
197      Scottsdale Air Park                                                                      2,521,936           0.2%
198      Preston Royal Office Park                                                                2,497,373           0.2%
199      Regent Place Office Building  (3)                                                        2,497,315           0.2%
200      Dale Terrace Apartments                                                                  2,470,616           0.2%
201      Woodside Apartments                                                                      2,463,812           0.2%
202      Virginia Dare Office Building                                                            2,450,000           0.2%
203      Rustic Ridge Apartments                                                                  2,433,802           0.2%
204      Heritage Square Retail Center                                                            2,429,359           0.2%
205      Kessel Food Market - Flushing  (1N)                                                      1,320,086           0.1%
206      Kessel Food Market - Grand Blanc  (1N)                                                   1,097,745           0.1%
207      178-188 Middle Street                                                                    2,400,000           0.2%
208      350 Raritan Center Parkway                                                               2,400,000           0.2%
209      El San Juan Mobile Home Park                                                             2,398,633           0.2%
210      Meadowood Apartments                                                                     2,368,000           0.2%
211      Country Club Corner Retail Center                                                        2,346,145           0.2%
212      Vagabond Apartments                                                                      2,320,687           0.1%
213      Esprit Office Building                                                                   2,319,033           0.1%
214      Mission Plaza                                                                            2,247,326           0.1%
215      Broussard Village Shopping Center  (3)                                                   2,243,880           0.1%
216      Another Attic Self Storage                                                               2,240,000           0.1%
217      Raintree Apartments                                                                      2,176,570           0.1%
218      Jeffco Plaza                                                                             2,142,990           0.1%
219      Ramada Inn - Chatsworth                                                                  2,139,190           0.1%
220      Preston Plaza                                                                            2,122,687           0.1%
221      U.S. Storage Centers                                                                     2,121,009           0.1%
222      Comfort Inn - San Jose                                                                   2,100,000           0.1%
223      A-1 Mini Storage                                                                         2,000,000           0.1%
224      Sandpiper Apartments                                                                     1,998,932           0.1%
225      Plantation Xtra Storage                                                                  1,996,209           0.1%
226      Perimeter Plaza Shopping Center                                                          1,995,975           0.1%
227      Red Oak Apartments  (1O)                                                                   673,100           0.0%
228      Diplomat Apartments  (1O)                                                                  383,916           0.0%
229      Waterston Apartments  (1O)                                                                 279,212           0.0%
230      Montage Apartments  (1O)                                                                   263,257           0.0%
231      Melroy Apartments  (1O)                                                                    214,395           0.0%
232      Envoy Apartments  (1O)                                                                     174,507           0.0%
233      Sixth & Gass Office Building                                                             1,966,720           0.1%
234      Rancho Los Amigos                                                                        1,916,522           0.1%
235      Savemart Shopping Center                                                                 1,902,152           0.1%
236      Glenwood Apartments                                                                      1,880,000           0.1%
237      Georgian Court/Woodside Apartments                                                       1,844,000           0.1%
238      Everhart Place Apartments                                                                1,839,060           0.1%
239      West 34th Self Storage                                                                   1,837,000           0.1%
240      Regency Apartments                                                                       1,830,000           0.1%
241      Corona Industrial Center                                                                 1,799,171           0.1%
242      North American/Lazy "R" Manufactured Housing Communities                                 1,797,547           0.1%
243      Harmony Mobile Home Park                                                                 1,796,802           0.1%
244      Dunshire Gardens Apartments  (1P)                                                        1,057,999           0.1%
245      Alpine Gardens Apartments  (1P)                                                            399,245           0.0%
246      Delvale Apartments  (1P)                                                                   339,358           0.0%

                                                                                             Origination           Remaining
                                                                                            Amortization         Amortization
                                                                                                Term                  Term
#        Property Name                                                                        (months)              (months)

165      Arrowhead Creekside Center                                                              360                  358
166      Holiday Inn - Clovis  (3)                                                               300                  298
167      3005 Peachtree Road                                                                     360                  358
168      Hampton Inn - Columbus East                                                             240                  238
169      Newport Towers                                                                          360                  359
170      Mont Michel Apartments                                                                  264                  263
171      Soniat House Hotel                                                                      300                  298
172      Fairview Market                                                                         360                  347
173      Montclaire Apartments                                                                   360                  358
174      Embassy Building                                                                        360                  357
175      Park Terrace Apartments                                                                 360                  360
176      Westheimer Plaza Shopping Center                                                        360                  357
177      129-133 West 29th Street                                                                300                  300
178      Woodspear/Vista Flores Apartments                                                       360                  360
179      Clarendon CVS                                                                           360                  358
180      A Storage Place Phases I & II                                                           300                  299
181      135 Raritan Center Parkway                                                              360                  360
182      The Treasury Center                                                                     300                  299
183      Crescent View Apartments                                                                360                  359
184      Comfort Suites Intercontinental Plaza                                                   276                  276
185      Cottonwood Medical & Dental Center                                                      360                  358
186      Blue Bell Shopping Center                                                               360                  358
187      Sun Plaza                                                                               360                  359
188      Kirkland Business Center                                                                300                  298
189      Colima Plaza                                                                            300                  295
190      Kmart - Columbus                                                                        360                  359
191      Briarwood Mobile Home Park                                                              360                  360
192      Ohio Valley Nursing Home                                                                300                  296
193      Forest Edge Apartments                                                                  360                  357
194      Sonora Crossroads                                                                       360                  357
195      Crystal Springs Apartments                                                              300                  299
196      Chateau Park Apartments                                                                 360                  358
197      Scottsdale Air Park                                                                     360                  358
198      Preston Royal Office Park                                                               360                  358
199      Regent Place Office Building  (3)                                                       360                  358
200      Dale Terrace Apartments                                                                 360                  357
201      Woodside Apartments                                                                     360                  349
202      Virginia Dare Office Building                                                           360                  360
203      Rustic Ridge Apartments                                                                 300                  291
204      Heritage Square Retail Center                                                           360                  357
205      Kessel Food Market - Flushing  (1N)                                                     300                  297
206      Kessel Food Market - Grand Blanc  (1N)                                                  300                  297
207      178-188 Middle Street                                                                   300                  300
208      350 Raritan Center Parkway                                                              300                  300
209      El San Juan Mobile Home Park                                                            360                  359
210      Meadowood Apartments                                                                    360                  360
211      Country Club Corner Retail Center                                                       360                  357
212      Vagabond Apartments                                                                     300                  298
213      Esprit Office Building                                                                  360                  357
214      Mission Plaza                                                                           360                  358
215      Broussard Village Shopping Center  (3)                                                  360                  359
216      Another Attic Self Storage                                                              300                  300
217      Raintree Apartments                                                                     300                  291
218      Jeffco Plaza                                                                            360                  354
219      Ramada Inn - Chatsworth                                                                 300                  295
220      Preston Plaza                                                                           360                  358
221      U.S. Storage Centers                                                                    360                  359
222      Comfort Inn - San Jose                                                                  300                  300
223      A-1 Mini Storage                                                                        300                  300
224      Sandpiper Apartments                                                                    360                  359
225      Plantation Xtra Storage                                                                 300                  298
226      Perimeter Plaza Shopping Center                                                         300                  298
227      Red Oak Apartments  (1O)                                                                300                  297
228      Diplomat Apartments  (1O)                                                               300                  297
229      Waterston Apartments  (1O)                                                              300                  297
230      Montage Apartments  (1O)                                                                300                  297
231      Melroy Apartments  (1O)                                                                 300                  297
232      Envoy Apartments  (1O)                                                                  300                  297
233      Sixth & Gass Office Building                                                            360                  358
234      Rancho Los Amigos                                                                       360                  357
235      Savemart Shopping Center                                                                360                  359
236      Glenwood Apartments                                                                     360                  360
237      Georgian Court/Woodside Apartments                                                      300                  300
238      Everhart Place Apartments                                                               360                  359
239      West 34th Self Storage                                                                  300                  300
240      Regency Apartments                                                                      300                  300
241      Corona Industrial Center                                                                360                  359
242      North American/Lazy "R" Manufactured Housing Communities                                360                  358
243      Harmony Mobile Home Park                                                                360                  357
244      Dunshire Gardens Apartments  (1P)                                                       300                  298
245      Alpine Gardens Apartments  (1P)                                                         300                  298
246      Delvale Apartments  (1P)                                                                300                  298


                                                                                              Original              Remaining
                                                                                               Term to               Term to
                                                                                              Maturity              Maturity
#        Property Name                                                                        (months) (6)          (months) (6)

165      Arrowhead Creekside Center                                                              120                   118
166      Holiday Inn - Clovis  (3)                                                               120                   118
167      3005 Peachtree Road                                                                     120                   118
168      Hampton Inn - Columbus East                                                             120                   118
169      Newport Towers                                                                          120                   119
170      Mont Michel Apartments                                                                  120                   119
171      Soniat House Hotel                                                                      120                   118
172      Fairview Market                                                                         240                   227
173      Montclaire Apartments                                                                   120                   118
174      Embassy Building                                                                        120                   117
175      Park Terrace Apartments                                                                 120                   120
176      Westheimer Plaza Shopping Center                                                        120                   117
177      129-133 West 29th Street                                                                120                   120
178      Woodspear/Vista Flores Apartments                                                       120                   120
179      Clarendon CVS                                                                           120                   118
180      A Storage Place Phases I & II                                                           120                   119
181      135 Raritan Center Parkway                                                              120                   120
182      The Treasury Center                                                                     120                   119
183      Crescent View Apartments                                                                120                   119
184      Comfort Suites Intercontinental Plaza                                                   120                   120
185      Cottonwood Medical & Dental Center                                                      120                   118
186      Blue Bell Shopping Center                                                               120                   118
187      Sun Plaza                                                                               120                   119
188      Kirkland Business Center                                                                120                   118
189      Colima Plaza                                                                            120                   115
190      Kmart - Columbus                                                                        120                   119
191      Briarwood Mobile Home Park                                                              120                   120
192      Ohio Valley Nursing Home                                                                120                   116
193      Forest Edge Apartments                                                                  120                   117
194      Sonora Crossroads                                                                       120                   117
195      Crystal Springs Apartments                                                              120                   119
196      Chateau Park Apartments                                                                 120                   118
197      Scottsdale Air Park                                                                     120                   118
198      Preston Royal Office Park                                                               120                   118
199      Regent Place Office Building  (3)                                                       120                   118
200      Dale Terrace Apartments                                                                 120                   117
201      Woodside Apartments                                                                     120                   109
202      Virginia Dare Office Building                                                           120                   120
203      Rustic Ridge Apartments                                                                 180                   171
204      Heritage Square Retail Center                                                           120                   117
205      Kessel Food Market - Flushing  (1N)                                                     120                   117
206      Kessel Food Market - Grand Blanc  (1N)                                                  120                   117
207      178-188 Middle Street                                                                   120                   120
208      350 Raritan Center Parkway                                                              120                   120
209      El San Juan Mobile Home Park                                                            120                   119
210      Meadowood Apartments                                                                    120                   120
211      Country Club Corner Retail Center                                                       120                   117
212      Vagabond Apartments                                                                     300                   298
213      Esprit Office Building                                                                  120                   117
214      Mission Plaza                                                                           180                   178
215      Broussard Village Shopping Center  (3)                                                  120                   119
216      Another Attic Self Storage                                                              120                   120
217      Raintree Apartments                                                                     180                   171
218      Jeffco Plaza                                                                            120                   114
219      Ramada Inn - Chatsworth                                                                 120                   115
220      Preston Plaza                                                                           120                   118
221      U.S. Storage Centers                                                                    120                   119
222      Comfort Inn - San Jose                                                                  120                   120
223      A-1 Mini Storage                                                                        120                   120
224      Sandpiper Apartments                                                                    120                   119
225      Plantation Xtra Storage                                                                 120                   118
226      Perimeter Plaza Shopping Center                                                         120                   118
227      Red Oak Apartments  (1O)                                                                120                   117
228      Diplomat Apartments  (1O)                                                               120                   117
229      Waterston Apartments  (1O)                                                              120                   117
230      Montage Apartments  (1O)                                                                120                   117
231      Melroy Apartments  (1O)                                                                 120                   117
232      Envoy Apartments  (1O)                                                                  120                   117
233      Sixth & Gass Office Building                                                            120                   118
234      Rancho Los Amigos                                                                       120                   117
235      Savemart Shopping Center                                                                120                   119
236      Glenwood Apartments                                                                     120                   120
237      Georgian Court/Woodside Apartments                                                      120                   120
238      Everhart Place Apartments                                                               120                   119
239      West 34th Self Storage                                                                  120                   120
240      Regency Apartments                                                                      120                   120
241      Corona Industrial Center                                                                120                   119
242      North American/Lazy "R" Manufactured Housing Communities                                120                   118
243      Harmony Mobile Home Park                                                                120                   117
244      Dunshire Gardens Apartments  (1P)                                                       120                   118
245      Alpine Gardens Apartments  (1P)                                                         120                   118
246      Delvale Apartments  (1P)                                                                120                   118


                                                                                              Mortgage               Monthly
#        Property Name                                                                          Rate                 Payment

165      Arrowhead Creekside Center                                                            7.860%               23,892.94
166      Holiday Inn - Clovis  (3)                                                             8.830%               27,310.33
167      3005 Peachtree Road                                                                   8.090%               23,881.36
168      Hampton Inn - Columbus East                                                           8.000%               26,966.83
169      Newport Towers                                                                        7.730%               22,880.98
170      Mont Michel Apartments                                                                7.750%               25,288.73
171      Soniat House Hotel                                                                    8.260%               25,251.79
172      Fairview Market                                                                       7.000%               21,289.68
173      Montclaire Apartments                                                                 7.470%               21,960.58
174      Embassy Building                                                                      7.710%               22,123.15
175      Park Terrace Apartments                                                               7.410%               21,346.31
176      Westheimer Plaza Shopping Center                                                      8.020%               22,620.85
177      129-133 West 29th Street                                                              8.050%               23,253.94
178      Woodspear/Vista Flores Apartments                                                     7.360%               20,689.59
179      Clarendon CVS                                                                         7.970%               21,950.23
180      A Storage Place Phases I & II                                                         7.730%               22,054.97
181      135 Raritan Center Parkway                                                            8.010%               21,225.95
182      The Treasury Center                                                                   8.360%               22,680.72
183      Crescent View Apartments                                                              7.610%               19,852.95
184      Comfort Suites Intercontinental Plaza                                                 8.200%               22,580.29
185      Cottonwood Medical & Dental Center                                                    8.050%               20,643.09
186      Blue Bell Shopping Center                                                             7.670%               19,336.26
187      Sun Plaza                                                                             7.900%               19,732.77
188      Kirkland Business Center                                                              7.960%               20,767.54
189      Colima Plaza                                                                          7.720%               20,340.73
190      Kmart - Columbus                                                                      8.030%               19,573.80
191      Briarwood Mobile Home Park                                                            7.630%               18,779.81
192      Ohio Valley Nursing Home                                                              8.230%               20,874.27
193      Forest Edge Apartments                                                                7.760%               18,945.87
194      Sonora Crossroads                                                                     7.990%               18,817.84
195      Crystal Springs Apartments                                                            7.750%               19,260.88
196      Chateau Park Apartments                                                               7.390%               17,638.29
197      Scottsdale Air Park                                                                   7.710%               18,019.66
198      Preston Royal Office Park                                                             8.250%               18,781.67
199      Regent Place Office Building  (3)                                                     8.170%               18,641.25
200      Dale Terrace Apartments                                                               7.600%               17,475.35
201      Woodside Apartments                                                                   7.290%               17,005.86
202      Virginia Dare Office Building                                                         7.920%               17,840.79
203      Rustic Ridge Apartments                                                               7.070%               17,496.77
204      Heritage Square Retail Center                                                         8.180%               18,158.73
205      Kessel Food Market - Flushing  (1N)                                                   7.610%                9,879.17
206      Kessel Food Market - Grand Blanc  (1N)                                                7.610%                8,215.24
207      178-188 Middle Street                                                                 8.330%               19,051.28
208      350 Raritan Center Parkway                                                            8.010%               18,539.49
209      El San Juan Mobile Home Park                                                          7.300%               16,453.70
210      Meadowood Apartments                                                                  7.410%               16,411.71
211      Country Club Corner Retail Center                                                     7.870%               17,030.98
212      Vagabond Apartments                                                                   8.090%               18,083.56
213      Esprit Office Building                                                                7.730%               16,610.16
214      Mission Plaza                                                                         7.790%               16,181.51
215      Broussard Village Shopping Center  (3)                                                7.700%               16,005.96
216      Another Attic Self Storage                                                            7.860%               17,081.46
217      Raintree Apartments                                                                   7.070%               15,647.52
218      Jeffco Plaza                                                                          8.450%               16,455.50
219      Ramada Inn - Chatsworth                                                               8.090%               16,722.44
220      Preston Plaza                                                                         8.120%               15,770.63
221      U.S. Storage Centers                                                                  7.890%               15,408.07
222      Comfort Inn - San Jose                                                                8.500%               16,909.77
223      A-1 Mini Storage                                                                      7.760%               15,119.71
224      Sandpiper Apartments                                                                  7.500%               13,984.29
225      Plantation Xtra Storage                                                               7.980%               15,409.84
226      Perimeter Plaza Shopping Center                                                       7.670%               15,001.69
227      Red Oak Apartments  (1O)                                                              7.850%                5,142.87
228      Diplomat Apartments  (1O)                                                             7.850%                2,933.34
229      Waterston Apartments  (1O)                                                            7.850%                2,133.34
230      Montage Apartments  (1O)                                                              7.850%                2,011.43
231      Melroy Apartments  (1O)                                                               7.850%                1,638.10
232      Envoy Apartments  (1O)                                                                7.850%                1,333.34
233      Sixth & Gass Office Building                                                          7.890%               14,297.12
234      Rancho Los Amigos                                                                     7.520%               13,451.22
235      Savemart Shopping Center                                                              8.020%               13,990.08
236      Glenwood Apartments                                                                   7.790%               13,520.55
237      Georgian Court/Woodside Apartments                                                    8.330%               14,637.73
238      Everhart Place Apartments                                                             7.630%               13,029.73
239      West 34th Self Storage                                                                7.860%               14,008.32
240      Regency Apartments                                                                    8.050%               14,184.90
241      Corona Industrial Center                                                              7.930%               13,120.03
242      North American/Lazy "R" Manufactured Housing Communities                              7.940%               13,132.55
243      Harmony Mobile Home Park                                                              7.590%               12,696.98
244      Dunshire Gardens Apartments  (1P)                                                     8.000%                8,181.25
245      Alpine Gardens Apartments  (1P)                                                       8.000%                3,087.26
246      Delvale Apartments  (1P)                                                              8.000%                2,624.18


                                                                                              First
                                                                                             Payment                   Maturity
#        Property Name                                                                         Date                      Date

165      Arrowhead Creekside Center                                                           5/1/99                    4/1/09
166      Holiday Inn - Clovis  (3)                                                            5/1/99                    4/1/09
167      3005 Peachtree Road                                                                  5/1/99                    4/1/09
168      Hampton Inn - Columbus East                                                          5/1/99                    4/1/09
169      Newport Towers                                                                       6/1/99                    5/1/09
170      Mont Michel Apartments                                                               6/1/99                    5/1/09
171      Soniat House Hotel                                                                   5/1/99                    4/1/09
172      Fairview Market                                                                      6/1/98                    5/1/28
173      Montclaire Apartments                                                                5/1/99                    4/1/09
174      Embassy Building                                                                     4/1/99                    3/1/09
175      Park Terrace Apartments                                                              7/1/99                    6/1/09
176      Westheimer Plaza Shopping Center                                                     4/1/99                    3/1/09
177      129-133 West 29th Street                                                             7/1/99                    6/1/09
178      Woodspear/Vista Flores Apartments                                                    7/1/99                    6/1/09
179      Clarendon CVS                                                                        5/1/99                    4/1/09
180      A Storage Place Phases I & II                                                        6/1/99                    5/1/09
181      135 Raritan Center Parkway                                                           7/1/99                    6/1/09
182      The Treasury Center                                                                  6/1/99                    5/1/09
183      Crescent View Apartments                                                             6/1/99                    5/1/09
184      Comfort Suites Intercontinental Plaza                                                7/1/99                    6/1/09
185      Cottonwood Medical & Dental Center                                                   5/1/99                    4/1/09
186      Blue Bell Shopping Center                                                            5/1/99                    4/1/09
187      Sun Plaza                                                                            6/1/99                    5/1/09
188      Kirkland Business Center                                                             5/1/99                    4/1/09
189      Colima Plaza                                                                         2/1/99                    1/1/09
190      Kmart - Columbus                                                                     6/1/99                    5/1/09
191      Briarwood Mobile Home Park                                                           7/1/99                    6/1/09
192      Ohio Valley Nursing Home                                                             3/1/99                    2/1/09
193      Forest Edge Apartments                                                               4/1/99                    3/1/09
194      Sonora Crossroads                                                                    4/1/99                    3/1/09
195      Crystal Springs Apartments                                                           6/1/99                    5/1/09
196      Chateau Park Apartments                                                              5/1/99                    4/1/09
197      Scottsdale Air Park                                                                  5/1/99                    4/1/09
198      Preston Royal Office Park                                                            5/1/99                    4/1/09
199      Regent Place Office Building  (3)                                                    5/1/99                    4/1/09
200      Dale Terrace Apartments                                                              4/1/99                    3/1/09
201      Woodside Apartments                                                                  8/1/98                    7/1/08
202      Virginia Dare Office Building                                                        7/1/99                    6/1/09
203      Rustic Ridge Apartments                                                              10/1/98                   9/1/23
204      Heritage Square Retail Center                                                        4/1/99                    3/1/09
205      Kessel Food Market - Flushing  (1N)                                                  4/1/99                    3/1/09
206      Kessel Food Market - Grand Blanc  (1N)                                               4/1/99                    3/1/09
207      178-188 Middle Street                                                                7/1/99                    6/1/09
208      350 Raritan Center Parkway                                                           7/1/99                    6/1/09
209      El San Juan Mobile Home Park                                                         6/1/99                    5/1/09
210      Meadowood Apartments                                                                 7/1/99                    6/1/09
211      Country Club Corner Retail Center                                                    4/1/99                    3/1/09
212      Vagabond Apartments                                                                  5/1/99                    4/1/24
213      Esprit Office Building                                                               4/1/99                    3/1/09
214      Mission Plaza                                                                        5/1/99                    4/1/14
215      Broussard Village Shopping Center  (3)                                               6/1/99                    5/1/09
216      Another Attic Self Storage                                                           7/1/99                    6/1/09
217      Raintree Apartments                                                                  10/1/98                   9/1/23
218      Jeffco Plaza                                                                         1/1/99                    12/1/08
219      Ramada Inn - Chatsworth                                                              2/1/99                    1/1/09
220      Preston Plaza                                                                        5/1/99                    4/1/09
221      U.S. Storage Centers                                                                 6/1/99                    5/1/09
222      Comfort Inn - San Jose                                                               7/1/99                    6/1/09
223      A-1 Mini Storage                                                                     7/1/99                    6/1/09
224      Sandpiper Apartments                                                                 6/1/99                    5/1/09
225      Plantation Xtra Storage                                                              5/1/99                    4/1/09
226      Perimeter Plaza Shopping Center                                                      5/1/99                    4/1/09
227      Red Oak Apartments  (1O)                                                             4/1/99                    3/1/09
228      Diplomat Apartments  (1O)                                                            4/1/99                    3/1/09
229      Waterston Apartments  (1O)                                                           4/1/99                    3/1/09
230      Montage Apartments  (1O)                                                             4/1/99                    3/1/09
231      Melroy Apartments  (1O)                                                              4/1/99                    3/1/09
232      Envoy Apartments  (1O)                                                               4/1/99                    3/1/09
233      Sixth & Gass Office Building                                                         5/1/99                    4/1/09
234      Rancho Los Amigos                                                                    4/1/99                    3/1/09
235      Savemart Shopping Center                                                             6/1/99                    5/1/09
236      Glenwood Apartments                                                                  7/1/99                    6/1/09
237      Georgian Court/Woodside Apartments                                                   7/1/99                    6/1/09
238      Everhart Place Apartments                                                            6/1/99                    5/1/09
239      West 34th Self Storage                                                               7/1/99                    6/1/09
240      Regency Apartments                                                                   7/1/99                    6/1/09
241      Corona Industrial Center                                                             6/1/99                    5/1/09
242      North American/Lazy "R" Manufactured Housing Communities                             5/1/99                    4/1/09
243      Harmony Mobile Home Park                                                             4/1/99                    3/1/09
244      Dunshire Gardens Apartments  (1P)                                                    5/1/99                    4/1/09
245      Alpine Gardens Apartments  (1P)                                                      5/1/99                    4/1/09
246      Delvale Apartments  (1P)                                                             5/1/99                    4/1/09


                                                                                                   Prepayment Provision
#        Property Name                                                                    ARD (7)  as of Origination (8)

165      Arrowhead Creekside Center                                                                L (9.67), O (0.33)
166      Holiday Inn - Clovis  (3)                                                                 L (9.67), O (0.33)
167      3005 Peachtree Road                                                                       L (9.75), O (0.25)
168      Hampton Inn - Columbus East                                                               L (9.75), O (0.25)
169      Newport Towers                                                                            L (9.75), O (0.25)
170      Mont Michel Apartments                                                                    L (9.5), O (0.5)
171      Soniat House Hotel                                                                        L (9.75), O (0.25)
172      Fairview Market                                                                  5/1/18   L (19.75), O (0.25)
173      Montclaire Apartments                                                                     L (9.5), O (0.5)
174      Embassy Building                                                                          L (9.75), O (0.25)
175      Park Terrace Apartments                                                                   L (9.5), O (0.5)
176      Westheimer Plaza Shopping Center                                                          L (9.75), O (0.25)
177      129-133 West 29th Street                                                                  L (9.67), O (0.33)
178      Woodspear/Vista Flores Apartments                                                         L (9.75), O (0.25)
179      Clarendon CVS                                                                             L (9.75), O (0.25)
180      A Storage Place Phases I & II                                                             L (9.75), O (0.25)
181      135 Raritan Center Parkway                                                                L (9.5), O (0.5)
182      The Treasury Center                                                                       L (9.67), O (0.33)
183      Crescent View Apartments                                                                  L (9.5), O (0.5)
184      Comfort Suites Intercontinental Plaza                                                     L (9.75), O (0.25)
185      Cottonwood Medical & Dental Center                                                        L (9.67), O (0.33)
186      Blue Bell Shopping Center                                                                 L (9.67), O (0.33)
187      Sun Plaza                                                                                 L (9.75), O (0.25)
188      Kirkland Business Center                                                                  L (9.5), O (0.5)
189      Colima Plaza                                                                              L (9.67), O (0.33)
190      Kmart - Columbus                                                                          L (9.75), O (0.25)
191      Briarwood Mobile Home Park                                                                L (9.25), O (0.75)
192      Ohio Valley Nursing Home                                                                  L (9.67), O (0.33)
193      Forest Edge Apartments                                                                    L (9.75), O (0.25)
194      Sonora Crossroads                                                                         L (9.75), O (0.25)
195      Crystal Springs Apartments                                                                L (9.5), O (0.5)
196      Chateau Park Apartments                                                                   L (9.5), O (0.5)
197      Scottsdale Air Park                                                                       L (9.5), O (0.5)
198      Preston Royal Office Park                                                                 L (9.75), O (0.25)
199      Regent Place Office Building  (3)                                                         L (9.67), O (0.33)
200      Dale Terrace Apartments                                                                   L (9.5), O (0.5)
201      Woodside Apartments                                                                       L (9.67), O (0.33)
202      Virginia Dare Office Building                                                             L (9.5), O (0.5)
203      Rustic Ridge Apartments                                                          9/1/13   L (14.75), O (0.25)
204      Heritage Square Retail Center                                                             L (9.75), O (0.25)
205      Kessel Food Market - Flushing  (1N)                                                       L (9.5), O (0.5)
206      Kessel Food Market - Grand Blanc  (1N)                                                    L (9.5), O (0.5)
207      178-188 Middle Street                                                                     L (9.5), O (0.5)
208      350 Raritan Center Parkway                                                                L (9.5), O (0.5)
209      El San Juan Mobile Home Park                                                              L (9.5), O (0.5)
210      Meadowood Apartments                                                                      L (9.5), O (0.5)
211      Country Club Corner Retail Center                                                         L (9.75), O (0.25)
212      Vagabond Apartments                                                                       L (24.5), O (0.5)
213      Esprit Office Building                                                                    L (9.75), O (0.25)
214      Mission Plaza                                                                             L (14.5), O (0.5)
215      Broussard Village Shopping Center  (3)                                                    L (9.67), O (0.33)
216      Another Attic Self Storage                                                                L (9.75), O (0.25)
217      Raintree Apartments                                                              9/1/13   L (14.75), O (0.25)
218      Jeffco Plaza                                                                              L (9.42), O (0.58)
219      Ramada Inn - Chatsworth                                                                   L (9.67), O (0.33)
220      Preston Plaza                                                                             L (9.75), O (0.25)
221      U.S. Storage Centers                                                                      L (9.75), O (0.25)
222      Comfort Inn - San Jose                                                                    L (9.5), O (0.5)
223      A-1 Mini Storage                                                                          L (9.5), O (0.5)
224      Sandpiper Apartments                                                                      L (9.5), O (0.5)
225      Plantation Xtra Storage                                                                   L (9.75), O (0.25)
226      Perimeter Plaza Shopping Center                                                           L (9.5), O (0.5)
227      Red Oak Apartments  (1O)                                                                  L (9.5), O (0.5)
228      Diplomat Apartments  (1O)                                                                 L (9.5), O (0.5)
229      Waterston Apartments  (1O)                                                                L (9.5), O (0.5)
230      Montage Apartments  (1O)                                                                  L (9.5), O (0.5)
231      Melroy Apartments  (1O)                                                                   L (9.5), O (0.5)
232      Envoy Apartments  (1O)                                                                    L (9.5), O (0.5)
233      Sixth & Gass Office Building                                                              L (9.75), O (0.25)
234      Rancho Los Amigos                                                                         L (9.75), O (0.25)
235      Savemart Shopping Center                                                                  L (9.75), O (0.25)
236      Glenwood Apartments                                                                       L (9.5), O (0.5)
237      Georgian Court/Woodside Apartments                                                        L (9.5), O (0.5)
238      Everhart Place Apartments                                                                 L (9.75), O (0.25)
239      West 34th Self Storage                                                                    L (9.75), O (0.25)
240      Regency Apartments                                                                        L (9.5), O (0.5)
241      Corona Industrial Center                                                                  L (9.67), O (0.33)
242      North American/Lazy "R" Manufactured Housing Communities                                  L (9.25), O (0.75)
243      Harmony Mobile Home Park                                                                  L (9.5), O (0.5)
244      Dunshire Gardens Apartments  (1P)                                                         L (9.5), O (0.5)
245      Alpine Gardens Apartments  (1P)                                                           L (9.5), O (0.5)
246      Delvale Apartments  (1P)                                                                  L (9.5), O (0.5)


                                                                                            Defeasance
#        Property Name                                                                      Option (9)

165      Arrowhead Creekside Center                                                             Yes
166      Holiday Inn - Clovis  (3)                                                              Yes
167      3005 Peachtree Road                                                                    Yes
168      Hampton Inn - Columbus East                                                            Yes
169      Newport Towers                                                                         Yes
170      Mont Michel Apartments                                                                 Yes
171      Soniat House Hotel                                                                     Yes
172      Fairview Market                                                                        Yes
173      Montclaire Apartments                                                                  Yes
174      Embassy Building                                                                       Yes
175      Park Terrace Apartments                                                                Yes
176      Westheimer Plaza Shopping Center                                                       Yes
177      129-133 West 29th Street                                                               Yes
178      Woodspear/Vista Flores Apartments                                                      Yes
179      Clarendon CVS                                                                          Yes
180      A Storage Place Phases I & II                                                          Yes
181      135 Raritan Center Parkway                                                             Yes
182      The Treasury Center                                                                    Yes
183      Crescent View Apartments                                                               Yes
184      Comfort Suites Intercontinental Plaza                                                  Yes
185      Cottonwood Medical & Dental Center                                                     Yes
186      Blue Bell Shopping Center                                                              Yes
187      Sun Plaza                                                                              Yes
188      Kirkland Business Center                                                               Yes
189      Colima Plaza                                                                           Yes
190      Kmart - Columbus                                                                       Yes
191      Briarwood Mobile Home Park                                                             Yes
192      Ohio Valley Nursing Home                                                               Yes
193      Forest Edge Apartments                                                                 Yes
194      Sonora Crossroads                                                                      Yes
195      Crystal Springs Apartments                                                             Yes
196      Chateau Park Apartments                                                                Yes
197      Scottsdale Air Park                                                                    Yes
198      Preston Royal Office Park                                                              Yes
199      Regent Place Office Building  (3)                                                      Yes
200      Dale Terrace Apartments                                                                Yes
201      Woodside Apartments                                                                    Yes
202      Virginia Dare Office Building                                                          Yes
203      Rustic Ridge Apartments                                                                Yes
204      Heritage Square Retail Center                                                          Yes
205      Kessel Food Market - Flushing  (1N)                                                    Yes
206      Kessel Food Market - Grand Blanc  (1N)                                                 Yes
207      178-188 Middle Street                                                                  Yes
208      350 Raritan Center Parkway                                                             Yes
209      El San Juan Mobile Home Park                                                           Yes
210      Meadowood Apartments                                                                   Yes
211      Country Club Corner Retail Center                                                      Yes
212      Vagabond Apartments                                                                    Yes
213      Esprit Office Building                                                                 Yes
214      Mission Plaza                                                                          Yes
215      Broussard Village Shopping Center  (3)                                                 Yes
216      Another Attic Self Storage                                                             Yes
217      Raintree Apartments                                                                    Yes
218      Jeffco Plaza                                                                           Yes
219      Ramada Inn - Chatsworth                                                                Yes
220      Preston Plaza                                                                          Yes
221      U.S. Storage Centers                                                                   Yes
222      Comfort Inn - San Jose                                                                 Yes
223      A-1 Mini Storage                                                                       Yes
224      Sandpiper Apartments                                                                   Yes
225      Plantation Xtra Storage                                                                Yes
226      Perimeter Plaza Shopping Center                                                        Yes
227      Red Oak Apartments  (1O)                                                               Yes
228      Diplomat Apartments  (1O)                                                              Yes
229      Waterston Apartments  (1O)                                                             Yes
230      Montage Apartments  (1O)                                                               Yes
231      Melroy Apartments  (1O)                                                                Yes
232      Envoy Apartments  (1O)                                                                 Yes
233      Sixth & Gass Office Building                                                           Yes
234      Rancho Los Amigos                                                                      Yes
235      Savemart Shopping Center                                                               Yes
236      Glenwood Apartments                                                                    Yes
237      Georgian Court/Woodside Apartments                                                     Yes
238      Everhart Place Apartments                                                              Yes
239      West 34th Self Storage                                                                 Yes
240      Regency Apartments                                                                     Yes
241      Corona Industrial Center                                                               Yes
242      North American/Lazy "R" Manufactured Housing Communities                               Yes
243      Harmony Mobile Home Park                                                               Yes
244      Dunshire Gardens Apartments  (1P)                                                      Yes
245      Alpine Gardens Apartments  (1P)                                                        Yes
246      Delvale Apartments  (1P)                                                               Yes


                    Characteristics of the Mortgage Loans

                                                                                                         Original
                                                                     Mortgage Loan                      Principal
#        Property Name                                                   Seller                          Balance

247      The Northwest Medical Plaza Shopping Center                     Column                         1,800,000
248      Kingsley Business Center                                         GSMC                          1,770,000
249      OfficeMax                                                        GECA                          1,800,000
250      Rutherford Place                                                Column                         1,725,000
251      The Woods II Office Buildings                                    GECA                          1,700,000
252      Greenville Avenue B & G                                          GECA                          1,655,000
253      Boulder Ridge Apartments                                         GECA                          1,628,000
254      Spring Gardens Apartments                                       Column                         1,600,000
255      The Admiral Apartments & The Drake Apartments                   Column                         1,550,000
256      Heritage Apartments                                             Column                         1,525,000
257      Montgomery Village Executive Plaza Phase I                      Column                         1,530,000
258      Orchard Lake Mini-Storage                                       Column                         1,517,000
259      Parker Road Retail                                              Column                         1,500,000
260      Smith Shopping Center                                           Column                         1,480,000
261      Rivermont Park                                                   GECA                          1,500,000
262      SecurCare of Colorado Springs                                    GECA                          1,462,000
263      Free Street Office Building                                     Column                         1,450,000
264      Maple Valley Plaza                                              Column                         1,450,000
265      Crestview Apartments                                            Column                         1,450,000
266      Cedar Lakes Apartments                                          Column                         1,435,000
267      Rose Garden Apartments                                          Column                         1,425,000
268      Kmart - Charleston                                               GECA                          1,409,000
269      Edelweiss Apartments                                            Column                         1,400,000
270      The Wachler Building                                            Column                         1,400,000
271      CTC II Building                                                  GSMC                          1,350,000
272      Autumn Ridge Apartments                                          GECA                          1,350,000
273      Diversey & Sheffield Plaza                                      Column                         1,300,000
274      The Pinger Building                                             Column                         1,300,000
275      Elden Professional Building                                     Column                         1,275,000
276      Orangetree Apartments                                           Column                         1,280,000
277      Silver Cliff Apartments                                         Column                         1,270,000
278      Granada Plaza                                                   Column                         1,250,000
279      Summitwood Village Apartments                                   Column                         1,240,000
280      2221 Lee Road Office Building                                   Column                         1,175,000
281      All American Mini Storage                                       Column                         1,160,000
282      201 Commonwealth Court                                          Column                         1,140,000
283      Olde Oaks Apartments                                            Column                         1,100,000
284      Bouganvillas Apartments                                         Column                         1,080,000
285      Martin Mobile Home Park                                         Column                         1,070,000
286      Ellendale Place Apartments                                      Column                         1,060,000
287      Kessel Food Market - Saginaw                                    Column                         1,047,000
288      Talbot Center                                                   Column                         1,037,000
289      Circle K Mobile Home Park                                       Column                         1,040,000
290      Strawberry Hill Apartments                                      Column                         1,000,000
291      McGeordan Apartments                                            Column                         1,000,000
292      Camel Toe Plaza Shopping Center                                 Column                           975,000
293      Washington Park Offices                                         Column                           975,000
294      Denway Circle Apartments                                        Column                           970,000
295      Oxford Village Apartments                                       Column                           950,000
296      Space Saver #8 Self-Storage Facility                            Column                           950,000
297      Food City Retail Center                                         Column                           940,000
298      Meadowood I Apartments                                          Column                           935,000
299      Windy Hill Apartments                                           Column                           930,000
300      Northgate Plaza                                                 Column                           900,000
301      Lone Mountain Mobile Home Park                                  Column                           900,000
302      Ogden Apartments                                                Column                           900,000
303      Oak Lawn Square                                                 Column                           900,000
304      Flat Iron Building                                              Column                           900,000
305      Baymar Apartments                                               Column                           900,000
306      Texas City Medical Office Building  (1Q)                        Column                           550,000
307      Hollyvale Apartments  (1Q)                                      Column                           335,000
308      Grandin Village Apartments                                      Column                           880,000
309      Riverview Estates Mobile Home Park                              Column                           850,000
310      Tree Top Apartments                                             Column                           800,000
311      871 Islington Street                                            Column                           800,000
312      Westwood Apartments                                             Column                           800,000
313      Territorial Village  (1R)                                       Column                           510,000
314      Telshor Tower Plaza  (1R)                                       Column                           250,000
315      Congress Building                                               Column                           715,000
316      Continental House Apartments                                    Column                           690,000
317      Affordable Self Storage                                         Column                           675,000
318      Iroquois Apartments                                             Column                           668,000
319      Bay Palm Apartments                                             Column                           654,000
320      969 & 971 Amsterdam Avenue                                      Column                           650,000
321      59-15 55th Street                                               Column                           650,000
322      Chesterfield/Eula Apartments                                    Column                           640,000
323      Carillon Retail Center                                          Column                           635,000
324      Pine Street Apartments & Blossom Street Apartments              Column                           625,000
325      Penn State Office Building                                      Column                           600,000
326      Autumn Run Apartments                                           Column                           580,000
327      Pullman Park Apartments                                         Column                           575,000
328      Spanish Oaks Apartments                                         Column                           560,000


                                                                                                Percentage of
                                                                                Cut-off Date       Initial
#        Property Name                                                           Balance (5)     Pool Balance

247      The Northwest Medical Plaza Shopping Center                              1,794,881        0.1%
248      Kingsley Business Center                                                 1,763,753        0.1%
249      OfficeMax                                                                1,761,049        0.1%
250      Rutherford Place                                                         1,724,217        0.1%
251      The Woods II Office Buildings                                            1,699,212        0.1%
252      Greenville Avenue B & G                                                  1,650,879        0.1%
253      Boulder Ridge Apartments                                                 1,610,052        0.1%
254      Spring Gardens Apartments                                                1,600,000        0.1%
255      The Admiral Apartments & The Drake Apartments                            1,548,349        0.1%
256      Heritage Apartments                                                      1,522,171        0.1%
257      Montgomery Village Executive Plaza Phase I                               1,521,952        0.1%
258      Orchard Lake Mini-Storage                                                1,515,822        0.1%
259      Parker Road Retail                                                       1,498,771        0.1%
260      Smith Shopping Center                                                    1,473,931        0.1%
261      Rivermont Park                                                           1,468,887        0.1%
262      SecurCare of Colorado Springs                                            1,460,438        0.1%
263      Free Street Office Building                                              1,448,871        0.1%
264      Maple Valley Plaza                                                       1,445,217        0.1%
265      Crestview Apartments                                                     1,431,223        0.1%
266      Cedar Lakes Apartments                                                   1,427,185        0.1%
267      Rose Garden Apartments                                                   1,422,357        0.1%
268      Kmart - Charleston                                                       1,408,375        0.1%
269      Edelweiss Apartments                                                     1,392,010        0.1%
270      The Wachler Building                                                     1,382,555        0.1%
271      CTC II Building                                                          1,348,498        0.1%
272      Autumn Ridge Apartments                                                  1,323,711        0.1%
273      Diversey & Sheffield Plaza                                               1,298,909        0.1%
274      The Pinger Building                                                      1,291,517        0.1%
275      Elden Professional Building                                              1,274,017        0.1%
276      Orangetree Apartments                                                    1,273,404        0.1%
277      Silver Cliff Apartments                                                  1,268,921        0.1%
278      Granada Plaza                                                            1,249,046        0.1%
279      Summitwood Village Apartments                                            1,235,453        0.1%
280      2221 Lee Road Office Building                                            1,174,465        0.1%
281      All American Mini Storage                                                1,159,047        0.1%
282      201 Commonwealth Court                                                   1,140,000        0.1%
283      Olde Oaks Apartments                                                     1,097,943        0.1%
284      Bouganvillas Apartments                                                  1,076,073        0.1%
285      Martin Mobile Home Park                                                  1,070,000        0.1%
286      Ellendale Place Apartments                                               1,060,000        0.1%
287      Kessel Food Market - Saginaw                                             1,046,088        0.1%
288      Talbot Center                                                            1,037,000        0.1%
289      Circle K Mobile Home Park                                                1,035,735        0.1%
290      Strawberry Hill Apartments                                               1,000,000        0.1%
291      McGeordan Apartments                                                       997,334        0.1%
292      Camel Toe Plaza Shopping Center                                            974,276        0.1%
293      Washington Park Offices                                                    970,603        0.1%
294      Denway Circle Apartments                                                   968,844        0.1%
295      Oxford Village Apartments                                                  948,938        0.1%
296      Space Saver #8 Self-Storage Facility                                       948,390        0.1%
297      Food City Retail Center                                                    937,462        0.1%
298      Meadowood I Apartments                                                     935,000        0.1%
299      Windy Hill Apartments                                                      930,000        0.1%
300      Northgate Plaza                                                            900,000        0.1%
301      Lone Mountain Mobile Home Park                                             900,000        0.1%
302      Ogden Apartments                                                           900,000        0.1%
303      Oak Lawn Square                                                            899,259        0.1%
304      Flat Iron Building                                                         898,937        0.1%
305      Baymar Apartments                                                          888,390        0.1%
306      Texas City Medical Office Building  (1Q)                                   548,288        0.0%
307      Hollyvale Apartments  (1Q)                                                 333,950        0.0%
308      Grandin Village Apartments                                                 880,000        0.1%
309      Riverview Estates Mobile Home Park                                         847,676        0.1%
310      Tree Top Apartments                                                        799,362        0.1%
311      871 Islington Street                                                       797,794        0.1%
312      Westwood Apartments                                                        796,059        0.1%
313      Territorial Village  (1R)                                                  506,800        0.0%
314      Telshor Tower Plaza  (1R)                                                  248,431        0.0%
315      Congress Building                                                          713,746        0.0%
316      Continental House Apartments                                               688,149        0.0%
317      Affordable Self Storage                                                    675,000        0.0%
318      Iroquois Apartments                                                        667,494        0.0%
319      Bay Palm Apartments                                                        653,700        0.0%
320      969 & 971 Amsterdam Avenue                                                 649,551        0.0%
321      59-15 55th Street                                                          648,399        0.0%
322      Chesterfield/Eula Apartments                                               635,485        0.0%
323      Carillon Retail Center                                                     634,523        0.0%
324      Pine Street Apartments & Blossom Street Apartments                         625,000        0.0%
325      Penn State Office Building                                                 599,764        0.0%
326      Autumn Run Apartments                                                      576,541        0.0%
327      Pullman Park Apartments                                                    571,924        0.0%
328      Spanish Oaks Apartments                                                    556,884        0.0%



                                                                     Origination           Remaining
                                                                     Amortization        Amortization
                                                                         Term                Term
#        Property Name                                                 (months)            (months)

247      The Northwest Medical Plaza Shopping Center                     300                  297
248      Kingsley Business Center                                        360                  354
249      OfficeMax                                                       240                  228
250      Rutherford Place                                                360                  359
251      The Woods II Office Buildings                                   360                  359
252      Greenville Avenue B & G                                         300                  297
253      Boulder Ridge Apartments                                        300                  290
254      Spring Gardens Apartments                                       300                  300
255      The Admiral Apartments & The Drake Apartments                   360                  358
256      Heritage Apartments                                             300                  298
257      Montgomery Village Executive Plaza Phase I                      180                  178
258      Orchard Lake Mini-Storage                                       300                  299
259      Parker Road Retail                                              300                  299
260      Smith Shopping Center                                           360                  354
261      Rivermont Park                                                  240                  229
262      SecurCare of Colorado Springs                                   360                  358
263      Free Street Office Building                                     300                  299
264      Maple Valley Plaza                                              240                  238
265      Crestview Apartments                                            240                  233
266      Cedar Lakes Apartments                                          360                  353
267      Rose Garden Apartments                                          300                  298
268      Kmart - Charleston                                              360                  359
269      Edelweiss Apartments                                            300                  295
270      The Wachler Building                                            240                  233
271      CTC II Building                                                 360                  358
272      Autumn Ridge Apartments                                         240                  229
273      Diversey & Sheffield Plaza                                      300                  299
274      The Pinger Building                                             300                  294
275      Elden Professional Building                                     300                  299
276      Orangetree Apartments                                           360                  353
277      Silver Cliff Apartments                                         300                  299
278      Granada Plaza                                                   300                  299
279      Summitwood Village Apartments                                   360                  355
280      2221 Lee Road Office Building                                   360                  359
281      All American Mini Storage                                       300                  299
282      201 Commonwealth Court                                          300                  300
283      Olde Oaks Apartments                                            300                  298
284      Bouganvillas Apartments                                         360                  355
285      Martin Mobile Home Park                                         300                  300
286      Ellendale Place Apartments                                      300                  300
287      Kessel Food Market - Saginaw                                    300                  299
288      Talbot Center                                                   360                  360
289      Circle K Mobile Home Park                                       360                  354
290      Strawberry Hill Apartments                                      300                  300
291      McGeordan Apartments                                            300                  297
292      Camel Toe Plaza Shopping Center                                 300                  299
293      Washington Park Offices                                         240                  237
294      Denway Circle Apartments                                        360                  358
295      Oxford Village Apartments                                       360                  358
296      Space Saver #8 Self-Storage Facility                            300                  298
297      Food City Retail Center                                         300                  297
298      Meadowood I Apartments                                          360                  360
299      Windy Hill Apartments                                           300                  300
300      Northgate Plaza                                                 300                  300
301      Lone Mountain Mobile Home Park                                  360                  360
302      Ogden Apartments                                                300                  300
303      Oak Lawn Square                                                 300                  299
304      Flat Iron Building                                              240                  239
305      Baymar Apartments                                               240                  233
306      Texas City Medical Office Building  (1Q)                        240                  238
307      Hollyvale Apartments  (1Q)                                      240                  238
308      Grandin Village Apartments                                      300                  300
309      Riverview Estates Mobile Home Park                              300                  297
310      Tree Top Apartments                                             300                  299
311      871 Islington Street                                            300                  297
312      Westwood Apartments                                             240                  237
313      Territorial Village  (1R)                                       300                  294
314      Telshor Tower Plaza  (1R)                                       300                  294
315      Congress Building                                               300                  298
316      Continental House Apartments                                    300                  297
317      Affordable Self Storage                                         300                  300
318      Iroquois Apartments                                             300                  299
319      Bay Palm Apartments                                             360                  359
320      969 & 971 Amsterdam Avenue                                      300                  299
321      59-15 55th Street                                               300                  297
322      Chesterfield/Eula Apartments                                    240                  236
323      Carillon Retail Center                                          300                  299
324      Pine Street Apartments & Blossom Street Apartments              240                  240
325      Penn State Office Building                                      360                  359
326      Autumn Run Apartments                                           300                  294
327      Pullman Park Apartments                                         300                  295
328      Spanish Oaks Apartments                                         300                  295



                                                                   Original           Remaining
                                                                    Term to            Term to
                                                                   Maturity           Maturity
#        Property Name                                           (months) (6)       (months) (6)

247      The Northwest Medical Plaza Shopping Center                  120                117
248      Kingsley Business Center                                     120                114
249      OfficeMax                                                    180                168
250      Rutherford Place                                             120                119
251      The Woods II Office Buildings                                120                119
252      Greenville Avenue B & G                                      120                117
253      Boulder Ridge Apartments                                     180                170
254      Spring Gardens Apartments                                    120                120
255      The Admiral Apartments & The Drake Apartments                120                118
256      Heritage Apartments                                          300                298
257      Montgomery Village Executive Plaza Phase I                   180                178
258      Orchard Lake Mini-Storage                                    120                119
259      Parker Road Retail                                           120                119
260      Smith Shopping Center                                        120                114
261      Rivermont Park                                               120                109
262      SecurCare of Colorado Springs                                 84                 82
263      Free Street Office Building                                  120                119
264      Maple Valley Plaza                                           120                118
265      Crestview Apartments                                         240                233
266      Cedar Lakes Apartments                                       120                113
267      Rose Garden Apartments                                       300                298
268      Kmart - Charleston                                           120                119
269      Edelweiss Apartments                                         120                115
270      The Wachler Building                                         120                113
271      CTC II Building                                              120                118
272      Autumn Ridge Apartments                                      240                229
273      Diversey & Sheffield Plaza                                   120                119
274      The Pinger Building                                          120                114
275      Elden Professional Building                                  120                119
276      Orangetree Apartments                                        120                113
277      Silver Cliff Apartments                                      120                119
278      Granada Plaza                                                120                119
279      Summitwood Village Apartments                                120                115
280      2221 Lee Road Office Building                                120                119
281      All American Mini Storage                                    120                119
282      201 Commonwealth Court                                       120                120
283      Olde Oaks Apartments                                         120                118
284      Bouganvillas Apartments                                      120                115
285      Martin Mobile Home Park                                      120                120
286      Ellendale Place Apartments                                   300                300
287      Kessel Food Market - Saginaw                                 120                119
288      Talbot Center                                                120                120
289      Circle K Mobile Home Park                                    120                114
290      Strawberry Hill Apartments                                   120                120
291      McGeordan Apartments                                         120                117
292      Camel Toe Plaza Shopping Center                              120                119
293      Washington Park Offices                                      240                237
294      Denway Circle Apartments                                     120                118
295      Oxford Village Apartments                                    120                118
296      Space Saver #8 Self-Storage Facility                         120                118
297      Food City Retail Center                                      120                117
298      Meadowood I Apartments                                       120                120
299      Windy Hill Apartments                                        120                120
300      Northgate Plaza                                              120                120
301      Lone Mountain Mobile Home Park                               120                120
302      Ogden Apartments                                             120                120
303      Oak Lawn Square                                              120                119
304      Flat Iron Building                                           240                239
305      Baymar Apartments                                            240                233
306      Texas City Medical Office Building  (1Q)                     120                118
307      Hollyvale Apartments  (1Q)                                   120                118
308      Grandin Village Apartments                                   120                120
309      Riverview Estates Mobile Home Park                           120                117
310      Tree Top Apartments                                          120                119
311      871 Islington Street                                         120                117
312      Westwood Apartments                                          120                117
313      Territorial Village  (1R)                                    180                174
314      Telshor Tower Plaza  (1R)                                    180                174
315      Congress Building                                            120                118
316      Continental House Apartments                                 120                117
317      Affordable Self Storage                                      120                120
318      Iroquois Apartments                                          120                119
319      Bay Palm Apartments                                          120                119
320      969 & 971 Amsterdam Avenue                                   120                119
321      59-15 55th Street                                            120                117
322      Chesterfield/Eula Apartments                                 120                116
323      Carillon Retail Center                                       120                119
324      Pine Street Apartments & Blossom Street Apartments           120                120
325      Penn State Office Building                                   120                119
326      Autumn Run Apartments                                        120                114
327      Pullman Park Apartments                                      120                115
328      Spanish Oaks Apartments                                      120                115


                                                                   Mortgage                               Monthly
#        Property Name                                               Rate                                Payment

247      The Northwest Medical Plaza Shopping Center                7.800%                              13,655.06
248      Kingsley Business Center                                   8.130%                              13,148.40
249      OfficeMax                                                  7.400%                              14,390.81
250      Rutherford Place                                           7.970%                              12,621.38
251      The Woods II Office Buildings                              7.910%                              12,367.50
252      Greenville Avenue B & G                                    8.430%                              13,248.53
253      Boulder Ridge Apartments                                   7.420%                              11,946.19
254      Spring Gardens Apartments                                  7.850%                              12,190.50
255      The Admiral Apartments & The Drake Apartments              8.200%                              11,590.19
256      Heritage Apartments                                        8.090%                              11,861.26
257      Montgomery Village Executive Plaza Phase I                 8.600%                              15,156.33
258      Orchard Lake Mini-Storage                                  8.270%                              11,981.07
259      Parker Road Retail                                         8.050%                              11,626.97
260      Smith Shopping Center                                      7.500%                              10,348.37
261      Rivermont Park                                             7.000%                              11,629.48
262      SecurCare of Colorado Springs                              8.190%                              10,921.91
263      Free Street Office Building                                8.260%                              11,442.22
264      Maple Valley Plaza                                         7.750%                              11,903.75
265      Crestview Apartments                                       7.200%                              11,416.56
266      Cedar Lakes Apartments                                     7.000%                               9,547.09
267      Rose Garden Apartments                                     8.090%                              11,083.48
268      Kmart - Charleston                                         8.030%                              10,368.23
269      Edelweiss Apartments                                       7.350%                              10,209.67
270      The Wachler Building                                       7.500%                              11,278.30
271      CTC II Building                                            8.040%                               9,943.49
272      Autumn Ridge Apartments                                    7.480%                              10,859.00
273      Diversey & Sheffield Plaza                                 7.950%                               9,990.59
274      The Pinger Building                                        7.500%                               9,606.89
275      Elden Professional Building                                8.300%                              10,095.38
276      Orangetree Apartments                                      7.250%                               8,731.86
277      Silver Cliff Apartments                                    7.900%                               9,718.08
278      Granada Plaza                                              8.340%                               9,930.92
279      Summitwood Village Apartments                              7.350%                               8,543.25
280      2221 Lee Road Office Building                              7.960%                               8,588.99
281      All American Mini Storage                                  8.040%                               8,983.83
282      201 Commonwealth Court                                     8.020%                               8,813.81
283      Olde Oaks Apartments                                       8.050%                               8,526.45
284      Bouganvillas Apartments                                    7.390%                               7,470.34
285      Martin Mobile Home Park                                    8.170%                               8,379.29
286      Ellendale Place Apartments                                 8.420%                               8,478.34
287      Kessel Food Market - Saginaw                               7.790%                               7,935.81
288      Talbot Center                                              8.650%                               8,084.13
289      Circle K Mobile Home Park                                  7.500%                               7,271.83
290      Strawberry Hill Apartments                                 8.280%                               7,904.56
291      McGeordan Apartments                                       8.110%                               7,791.17
292      Camel Toe Plaza Shopping Center                            8.450%                               7,818.14
293      Washington Park Offices                                    8.250%                               8,307.64
294      Denway Circle Apartments                                   7.780%                               6,969.32
295      Oxford Village Apartments                                  8.020%                               6,984.01
296      Space Saver #8 Self-Storage Facility                       8.540%                               7,675.28
297      Food City Retail Center                                    8.050%                               7,286.24
298      Meadowood I Apartments                                     7.970%                               6,841.15
299      Windy Hill Apartments                                      8.450%                               7,457.30
300      Northgate Plaza                                            8.880%                               7,478.95
301      Lone Mountain Mobile Home Park                             7.740%                               6,441.49
302      Ogden Apartments                                           8.170%                               7,048.00
303      Oak Lawn Square                                            8.030%                               6,964.24
304      Flat Iron Building                                         9.310%                               8,277.83
305      Baymar Apartments                                          7.230%                               7,102.48
306      Texas City Medical Office Building  (1Q)                   8.160%                               4,655.34
307      Hollyvale Apartments  (1Q)                                 8.110%                               2,825.05
308      Grandin Village Apartments                                 8.250%                               6,938.36
309      Riverview Estates Mobile Home Park                         7.990%                               6,554.81
310      Tree Top Apartments                                        8.160%                               6,259.56
311      871 Islington Street                                       7.950%                               6,148.06
312      Westwood Apartments                                        7.650%                               6,518.32
313      Territorial Village  (1R)                                  7.720%                               3,842.14
314      Telshor Tower Plaza  (1R)                                  7.720%                               1,883.40
315      Congress Building                                          8.370%                               5,694.87
316      Continental House Apartments                               8.080%                               5,362.15
317      Affordable Self Storage                                    8.510%                               5,439.83
318      Iroquois Apartments                                        8.370%                               5,320.52
319      Bay Palm Apartments                                        7.940%                               4,771.49
320      969 & 971 Amsterdam Avenue                                 8.730%                               5,335.10
321      59-15 55th Street                                          8.480%                               5,225.22
322      Chesterfield/Eula Apartments                               7.780%                               5,265.92
323      Carillon Retail Center                                     8.400%                               5,070.47
324      Pine Street Apartments & Blossom Street Apartments         8.260%                               5,329.33
325      Penn State Office Building                                 8.350%                               4,549.85
326      Autumn Run Apartments                                      8.000%                               4,476.53
327      Pullman Park Apartments                                    7.730%                               4,335.59
328      Spanish Oaks Apartments                                    7.500%                               4,138.35



                                                                         First
                                                                        Payment           Maturity
#        Property Name                                                    Date              Date

247      The Northwest Medical Plaza Shopping Center                     4/1/99            3/1/09
248      Kingsley Business Center                                        1/1/99           12/1/08
249      OfficeMax                                                       7/1/98            6/1/18
250      Rutherford Place                                                6/1/99            5/1/09
251      The Woods II Office Buildings                                   6/1/99            5/1/09
252      Greenville Avenue B & G                                         4/1/99            3/1/09
253      Boulder Ridge Apartments                                        9/1/98            8/1/23
254      Spring Gardens Apartments                                       7/1/99            6/1/09
255      The Admiral Apartments & The Drake Apartments                   5/1/99            4/1/09
256      Heritage Apartments                                             5/1/99            4/1/24
257      Montgomery Village Executive Plaza Phase I                      5/1/99            4/1/14
258      Orchard Lake Mini-Storage                                       6/1/99            5/1/09
259      Parker Road Retail                                              6/1/99            5/1/09
260      Smith Shopping Center                                           1/1/99           12/1/08
261      Rivermont Park                                                  8/1/98            7/1/18
262      SecurCare of Colorado Springs                                   5/1/99            4/1/06
263      Free Street Office Building                                     6/1/99            5/1/09
264      Maple Valley Plaza                                              5/1/99            4/1/09
265      Crestview Apartments                                           12/1/98           11/1/18
266      Cedar Lakes Apartments                                         12/1/98           11/1/08
267      Rose Garden Apartments                                          5/1/99            4/1/24
268      Kmart - Charleston                                              6/1/99            5/1/09
269      Edelweiss Apartments                                            2/1/99            1/1/09
270      The Wachler Building                                           12/1/98           11/1/08
271      CTC II Building                                                 5/1/99            4/1/09
272      Autumn Ridge Apartments                                         8/1/98            7/1/18
273      Diversey & Sheffield Plaza                                      6/1/99            5/1/09
274      The Pinger Building                                             1/1/99           12/1/08
275      Elden Professional Building                                     6/1/99            5/1/09
276      Orangetree Apartments                                          12/1/98           11/1/08
277      Silver Cliff Apartments                                         6/1/99            5/1/09
278      Granada Plaza                                                   6/1/99            5/1/09
279      Summitwood Village Apartments                                   2/1/99            1/1/09
280      2221 Lee Road Office Building                                   6/1/99            5/1/09
281      All American Mini Storage                                       6/1/99            5/1/09
282      201 Commonwealth Court                                          7/1/99            6/1/09
283      Olde Oaks Apartments                                            5/1/99            4/1/09
284      Bouganvillas Apartments                                         2/1/99            1/1/09
285      Martin Mobile Home Park                                         7/1/99            6/1/09
286      Ellendale Place Apartments                                      7/1/99            6/1/24
287      Kessel Food Market - Saginaw                                    6/1/99            5/1/09
288      Talbot Center                                                   7/1/99            6/1/09
289      Circle K Mobile Home Park                                       1/1/99           12/1/08
290      Strawberry Hill Apartments                                      7/1/99            6/1/09
291      McGeordan Apartments                                            4/1/99            3/1/09
292      Camel Toe Plaza Shopping Center                                 6/1/99            5/1/09
293      Washington Park Offices                                         4/1/99            3/1/19
294      Denway Circle Apartments                                        5/1/99            4/1/09
295      Oxford Village Apartments                                       5/1/99            4/1/09
296      Space Saver #8 Self-Storage Facility                            5/1/99            4/1/09
297      Food City Retail Center                                         4/1/99            3/1/09
298      Meadowood I Apartments                                          7/1/99            6/1/09
299      Windy Hill Apartments                                           7/1/99            6/1/09
300      Northgate Plaza                                                 7/1/99            6/1/09
301      Lone Mountain Mobile Home Park                                  7/1/99            6/1/09
302      Ogden Apartments                                                7/1/99            6/1/09
303      Oak Lawn Square                                                 6/1/99            5/1/09
304      Flat Iron Building                                              6/1/99            5/1/19
305      Baymar Apartments                                              12/1/98           11/1/18
306      Texas City Medical Office Building  (1Q)                        5/1/99            4/1/09
307      Hollyvale Apartments  (1Q)                                      5/1/99            4/1/09
308      Grandin Village Apartments                                      7/1/99            6/1/09
309      Riverview Estates Mobile Home Park                              4/1/99            3/1/09
310      Tree Top Apartments                                             6/1/99            5/1/09
311      871 Islington Street                                            4/1/99            3/1/09
312      Westwood Apartments                                             4/1/99            3/1/09
313      Territorial Village  (1R)                                       1/1/99           12/1/13
314      Telshor Tower Plaza  (1R)                                       1/1/99           12/1/13
315      Congress Building                                               5/1/99            4/1/09
316      Continental House Apartments                                    4/1/99            3/1/09
317      Affordable Self Storage                                         7/1/99            6/1/09
318      Iroquois Apartments                                             6/1/99            5/1/09
319      Bay Palm Apartments                                             6/1/99            5/1/09
320      969 & 971 Amsterdam Avenue                                      6/1/99            5/1/09
321      59-15 55th Street                                               4/1/99            3/1/09
322      Chesterfield/Eula Apartments                                    3/1/99            2/1/09
323      Carillon Retail Center                                          6/1/99            5/1/09
324      Pine Street Apartments & Blossom Street Apartments              7/1/99            6/1/09
325      Penn State Office Building                                      6/1/99            5/1/09
326      Autumn Run Apartments                                           1/1/99           12/1/08
327      Pullman Park Apartments                                         2/1/99            1/1/09
328      Spanish Oaks Apartments                                         2/1/99            1/1/09


                                                                                  Prepayment Provision
#        Property Name                                               ARD (7)      as of Origination (8)

247      The Northwest Medical Plaza Shopping Center                              L (9.5), O (0.5)
248      Kingsley Business Center                                                 L (9.67), O (0.33)
249      OfficeMax                                                   6/1/13       L (14.75), O (0.25)
250      Rutherford Place                                                         L (9.5), O (0.5)
251      The Woods II Office Buildings                                            L (9.75), O (0.25)
252      Greenville Avenue B & G                                                  L (9.75), O (0.25)
253      Boulder Ridge Apartments                                    8/1/13       L (14.67), O (0.33)
254      Spring Gardens Apartments                                                L (9.5), O (0.5)
255      The Admiral Apartments & The Drake Apartments                            L (9.5), O (0.5)
256      Heritage Apartments                                                      L (24.5), O (0.5)
257      Montgomery Village Executive Plaza Phase I                               L (14.5), O (0.5)
258      Orchard Lake Mini-Storage                                                L (9.5), O (0.5)
259      Parker Road Retail                                                       L (9.5), O (0.5)
260      Smith Shopping Center                                                    L (9.5), O (0.5)
261      Rivermont Park                                              7/1/08       L (9.75), O (0.25)
262      SecurCare of Colorado Springs                                            L (6.75), O (0.25)
263      Free Street Office Building                                              L (9.5), O (0.5)
264      Maple Valley Plaza                                                       L (9.5), O (0.5)
265      Crestview Apartments                                                     L (19.5), O (0.5)
266      Cedar Lakes Apartments                                                   L (5), YM 1% (4.5), O (0.5)
267      Rose Garden Apartments                                                   L (24.5), O (0.5)
268      Kmart - Charleston                                                       L (9.75), O (0.25)
269      Edelweiss Apartments                                                     L (9.5), O (0.5)
270      The Wachler Building                                                     L (9.5), O (0.5)
271      CTC II Building                                                          L (9.67), O (0.33)
272      Autumn Ridge Apartments                                                  L (19.75), O (0.25)
273      Diversey & Sheffield Plaza                                               L (9.5), O (0.5)
274      The Pinger Building                                                      L (9.5), O (0.5)
275      Elden Professional Building                                              L (9.5), O (0.5)
276      Orangetree Apartments                                                    L (9.5), O (0.5)
277      Silver Cliff Apartments                                                  L (9.5), O (0.5)
278      Granada Plaza                                                            L (9.5), O (0.5)
279      Summitwood Village Apartments                                            L (9.5), O (0.5)
280      2221 Lee Road Office Building                                            L (9.5), O (0.5)
281      All American Mini Storage                                                L (9.5), O (0.5)
282      201 Commonwealth Court                                                   L (9.5), O (0.5)
283      Olde Oaks Apartments                                                     L (9.5), O (0.5)
284      Bouganvillas Apartments                                                  L (9.5), O (0.5)
285      Martin Mobile Home Park                                                  L (9.5), O (0.5)
286      Ellendale Place Apartments                                               L (24.5), O (0.5)
287      Kessel Food Market - Saginaw                                             L (9.5), O (0.5)
288      Talbot Center                                                            L (9.5), O (0.5)
289      Circle K Mobile Home Park                                                L (9.5), O (0.5)
290      Strawberry Hill Apartments                                               L (9.5), O (0.5)
291      McGeordan Apartments                                                     L (9.5), O (0.5)
292      Camel Toe Plaza Shopping Center                                          L (9.5), O (0.5)
293      Washington Park Offices                                                  L (19.5), O (0.5)
294      Denway Circle Apartments                                                 L (9.5), O (0.5)
295      Oxford Village Apartments                                                L (9.5), O (0.5)
296      Space Saver #8 Self-Storage Facility                                     L (9.5), O (0.5)
297      Food City Retail Center                                                  L (9.5), O (0.5)
298      Meadowood I Apartments                                                   L (9.5), O (0.5)
299      Windy Hill Apartments                                                    L (9.5), O (0.5)
300      Northgate Plaza                                                          L (9.5), O (0.5)
301      Lone Mountain Mobile Home Park                                           L (9.5), O (0.5)
302      Ogden Apartments                                                         L (9.5), O (0.5)
303      Oak Lawn Square                                                          L (9.5), O (0.5)
304      Flat Iron Building                                                       L (19.5), O (0.5)
305      Baymar Apartments                                                        L (19.5), O (0.5)
306      Texas City Medical Office Building  (1Q)                                 L (9.5), O (0.5)
307      Hollyvale Apartments  (1Q)                                               L (9.5), O (0.5)
308      Grandin Village Apartments                                               L (9.5), O (0.5)
309      Riverview Estates Mobile Home Park                                       L (9.5), O (0.5)
310      Tree Top Apartments                                                      L (9.5), O (0.5)
311      871 Islington Street                                                     L (9.5), O (0.5)
312      Westwood Apartments                                                      L (9.5), O (0.5)
313      Territorial Village  (1R)                                                L (14.5), O (0.5)
314      Telshor Tower Plaza  (1R)                                                L (14.5), O (0.5)
315      Congress Building                                                        L (9.5), O (0.5)
316      Continental House Apartments                                             L (9.5), O (0.5)
317      Affordable Self Storage                                                  L (9.5), O (0.5)
318      Iroquois Apartments                                                      L (9.5), O (0.5)
319      Bay Palm Apartments                                                      L (9.5), O (0.5)
320      969 & 971 Amsterdam Avenue                                               L (9.5), O (0.5)
321      59-15 55th Street                                                        L (9.5), O (0.5)
322      Chesterfield/Eula Apartments                                             L (9.5), O (0.5)
323      Carillon Retail Center                                                   L (9.5), O (0.5)
324      Pine Street Apartments & Blossom Street Apartments                       L (9.5), O (0.5)
325      Penn State Office Building                                               L (9.5), O (0.5)
326      Autumn Run Apartments                                                    L (9.5), O (0.5)
327      Pullman Park Apartments                                                  L (9.5), O (0.5)
328      Spanish Oaks Apartments                                                  L (9.5), O (0.5)


                                                                        Defeasance
#        Property Name                                                  Option (9)

247      The Northwest Medical Plaza Shopping Center                       Yes
248      Kingsley Business Center                                          Yes
249      OfficeMax                                                         Yes
250      Rutherford Place                                                  Yes
251      The Woods II Office Buildings                                     Yes
252      Greenville Avenue B & G                                           Yes
253      Boulder Ridge Apartments                                          Yes
254      Spring Gardens Apartments                                         Yes
255      The Admiral Apartments & The Drake Apartments                     Yes
256      Heritage Apartments                                               Yes
257      Montgomery Village Executive Plaza Phase I                        Yes
258      Orchard Lake Mini-Storage                                         Yes
259      Parker Road Retail                                                Yes
260      Smith Shopping Center                                             Yes
261      Rivermont Park                                                    Yes
262      SecurCare of Colorado Springs                                     Yes
263      Free Street Office Building                                       Yes
264      Maple Valley Plaza                                                Yes
265      Crestview Apartments                                              Yes
266      Cedar Lakes Apartments                                             No
267      Rose Garden Apartments                                            Yes
268      Kmart - Charleston                                                Yes
269      Edelweiss Apartments                                              Yes
270      The Wachler Building                                              Yes
271      CTC II Building                                                   Yes
272      Autumn Ridge Apartments                                           Yes
273      Diversey & Sheffield Plaza                                        Yes
274      The Pinger Building                                               Yes
275      Elden Professional Building                                       Yes
276      Orangetree Apartments                                             Yes
277      Silver Cliff Apartments                                           Yes
278      Granada Plaza                                                     Yes
279      Summitwood Village Apartments                                     Yes
280      2221 Lee Road Office Building                                     Yes
281      All American Mini Storage                                         Yes
282      201 Commonwealth Court                                            Yes
283      Olde Oaks Apartments                                              Yes
284      Bouganvillas Apartments                                           Yes
285      Martin Mobile Home Park                                           Yes
286      Ellendale Place Apartments                                        Yes
287      Kessel Food Market - Saginaw                                      Yes
288      Talbot Center                                                     Yes
289      Circle K Mobile Home Park                                         Yes
290      Strawberry Hill Apartments                                        Yes
291      McGeordan Apartments                                              Yes
292      Camel Toe Plaza Shopping Center                                   Yes
293      Washington Park Offices                                           Yes
294      Denway Circle Apartments                                          Yes
295      Oxford Village Apartments                                         Yes
296      Space Saver #8 Self-Storage Facility                              Yes
297      Food City Retail Center                                           Yes
298      Meadowood I Apartments                                            Yes
299      Windy Hill Apartments                                             Yes
300      Northgate Plaza                                                   Yes
301      Lone Mountain Mobile Home Park                                    Yes
302      Ogden Apartments                                                  Yes
303      Oak Lawn Square                                                   Yes
304      Flat Iron Building                                                Yes
305      Baymar Apartments                                                 Yes
306      Texas City Medical Office Building  (1Q)                          Yes
307      Hollyvale Apartments  (1Q)                                        Yes
308      Grandin Village Apartments                                        Yes
309      Riverview Estates Mobile Home Park                                Yes
310      Tree Top Apartments                                               Yes
311      871 Islington Street                                              Yes
312      Westwood Apartments                                               Yes
313      Territorial Village  (1R)                                         Yes
314      Telshor Tower Plaza  (1R)                                         Yes
315      Congress Building                                                 Yes
316      Continental House Apartments                                      Yes
317      Affordable Self Storage                                           Yes
318      Iroquois Apartments                                               Yes
319      Bay Palm Apartments                                               Yes
320      969 & 971 Amsterdam Avenue                                        Yes
321      59-15 55th Street                                                 Yes
322      Chesterfield/Eula Apartments                                      Yes
323      Carillon Retail Center                                            Yes
324      Pine Street Apartments & Blossom Street Apartments                Yes
325      Penn State Office Building                                        Yes
326      Autumn Run Apartments                                             Yes
327      Pullman Park Apartments                                           Yes
328      Spanish Oaks Apartments                                           Yes

                     Characteristics of the Mortgage Loans

                                                                                                         Original
                                                                     Mortgage Loan                      Principal
#        Property Name                                                   Seller                          Balance

329      Ballenger Manor Apartments                                      Column                           552,000
330      Allen Avenue Apartments                                         Column                           535,000
331      Skyline Mall                                                    Column                           535,000
332      James Road Medical Center                                       Column                           520,000
333      Rebecca Apartments                                              Column                           525,000
334      The Homestead Apartments                                        Column                           500,000
335      Corona Avenue Apartments                                        Column                           498,000
336      Sandstone Apartments                                            Column                           450,000
337      Lynn Villa Apartments                                           Column                           415,000
338      Savannah Apartments                                             Column                           395,000
339      Vienna Terrace Apartments                                       Column                           375,000
340      Alexandria Apartments - CO                                      Column                           315,000
341      Boynton Vista Apartments                                        Column                           300,000
342      Navarro Crossing Apartments                                     Column                           275,000
343      Kordis Apartments                                               Column                           250,000
                                                                                                   ---------------

Total/Weighted Average                                                                             $1,554,030,981
                                                                                                   ---------------
                                                                                                   ---------------

Maximum:                                                                                              $68,123,000
Minimum:                                                                                                 $106,854

                                                                                               Percentage of
                                                                                 Cut-off Date     Initial
#        Property Name                                                            Balance (5)   Pool Balance

329      Ballenger Manor Apartments                                                 551,542        0.0%
330      Allen Avenue Apartments                                                    532,745        0.0%
331      Skyline Mall                                                               531,407        0.0%
332      James Road Medical Center                                                  520,000        0.0%
333      Rebecca Apartments                                                         516,867        0.0%
334      The Homestead Apartments                                                   500,000        0.0%
335      Corona Avenue Apartments                                                   497,360        0.0%
336      Sandstone Apartments                                                       447,445        0.0%
337      Lynn Villa Apartments                                                      414,286        0.0%
338      Savannah Apartments                                                        394,304        0.0%
339      Vienna Terrace Apartments                                                  371,285        0.0%
340      Alexandria Apartments - CO                                                 314,444        0.0%
341      Boynton Vista Apartments                                                   298,486        0.0%
342      Navarro Crossing Apartments                                                272,574        0.0%
343      Kordis Apartments                                                          248,667        0.0%
                                                                             --------------       ------

Total/Weighted Average                                                       $1,550,429,606       100.0%
                                                                             --------------       ------
                                                                             --------------       ------

Maximum:                                                                        $67,944,452        4.4%
Minimum:                                                                           $106,854        0.0%



                                                                     Origination           Remaining
                                                                     Amortization        Amortization
                                                                         Term                Term
#        Property Name                                                 (months)            (months)

329      Ballenger Manor Apartments                                      300                  299
330      Allen Avenue Apartments                                         300                  296
331      Skyline Mall                                                    240                  236
332      James Road Medical Center                                       300                  300
333      Rebecca Apartments                                              240                  230
334      The Homestead Apartments                                        300                  300
335      Corona Avenue Apartments                                        240                  239
336      Sandstone Apartments                                            300                  295
337      Lynn Villa Apartments                                           300                  298
338      Savannah Apartments                                             300                  298
339      Vienna Terrace Apartments                                       240                  234
340      Alexandria Apartments - CO                                      300                  298
341      Boynton Vista Apartments                                        300                  295
342      Navarro Crossing Apartments                                     240                  235
343      Kordis Apartments                                               300                  295
                                                                         ---                  ---

Total/Weighted Average                                                   346                  344
                                                                         ---                  ---
                                                                         ---                  ---

Maximum:                                                                 360                  360
Minimum:                                                                 156                  145


                                                                   Original           Remaining
                                                                    Term to            Term to
                                                                   Maturity           Maturity
#        Property Name                                           (months) (6)       (months) (6)

329      Ballenger Manor Apartments                                   120                119
330      Allen Avenue Apartments                                      120                116
331      Skyline Mall                                                 120                116
332      James Road Medical Center                                    120                120
333      Rebecca Apartments                                           240                230
334      The Homestead Apartments                                     120                120
335      Corona Avenue Apartments                                     240                239
336      Sandstone Apartments                                         120                115
337      Lynn Villa Apartments                                        120                118
338      Savannah Apartments                                          120                118
339      Vienna Terrace Apartments                                    120                114
340      Alexandria Apartments - CO                                   120                118
341      Boynton Vista Apartments                                     120                115
342      Navarro Crossing Apartments                                  120                115
343      Kordis Apartments                                            120                115
                                                                      ---                ---
Total/Weighted Average                                                127                124
                                                                      ---                ---
                                                                      ---                ---

Maximum:                                                              300                300
Minimum:                                                              60                 52


                                                                   Mortgage                               Monthly
#        Property Name                                               Rate                                Payment

329      Ballenger Manor Apartments                                 8.000%                               4,260.43
330      Allen Avenue Apartments                                    8.060%                               4,150.50
331      Skyline Mall                                               8.180%                               4,535.07
332      James Road Medical Center                                  8.850%                               4,310.53
333      Rebecca Apartments                                         8.500%                               4,556.07
334      The Homestead Apartments                                   8.560%                               4,046.37
335      Corona Avenue Apartments                                   8.830%                               4,426.33
336      Sandstone Apartments                                       7.380%                               3,290.42
337      Lynn Villa Apartments                                      8.470%                               3,333.31
338      Savannah Apartments                                        8.350%                               3,140.82
339      Vienna Terrace Apartments                                  8.000%                               3,136.65
340      Alexandria Apartments - CO                                 8.340%                               2,502.59
341      Boynton Vista Apartments                                   8.070%                               2,329.38
342      Navarro Crossing Apartments                                7.600%                               2,232.23
343      Kordis Apartments                                          7.750%                               1,888.32
                                                                    -----                          --------------

Total/Weighted Average                                              7.661%                         $11,196,950.50
                                                                    -----                          --------------
                                                                    -----                          --------------

Maximum:                                                            9.310%                            $508,436.85
Minimum:                                                            6.600%                                $816.95


                                                                         First
                                                                        Payment           Maturity
#        Property Name                                                    Date              Date

329      Ballenger Manor Apartments                                      6/1/99            5/1/09
330      Allen Avenue Apartments                                         3/1/99            2/1/09
331      Skyline Mall                                                    3/1/99            2/1/09
332      James Road Medical Center                                       7/1/99            6/1/09
333      Rebecca Apartments                                              9/1/98            8/1/18
334      The Homestead Apartments                                        7/1/99            6/1/09
335      Corona Avenue Apartments                                        6/1/99            5/1/19
336      Sandstone Apartments                                            2/1/99            1/1/09
337      Lynn Villa Apartments                                           5/1/99            4/1/09
338      Savannah Apartments                                             5/1/99            4/1/09
339      Vienna Terrace Apartments                                       1/1/99           12/1/08
340      Alexandria Apartments - CO                                      5/1/99            4/1/09
341      Boynton Vista Apartments                                        2/1/99            1/1/09
342      Navarro Crossing Apartments                                     2/1/99            1/1/09
343      Kordis Apartments                                               2/1/99            1/1/09
                                                                        -------          --------

Total/Weighted Average                                                  4/10/99           6/26/12
                                                                        -------          --------
                                                                        -------          --------

Maximum:                                                                 7/1/99            5/1/29
Minimum:                                                                 3/1/98            4/1/06


                                                                                  Prepayment Provision
#        Property Name                                               ARD (7)      as of Origination (8)

329      Ballenger Manor Apartments                                               L (9.5), O (0.5)
330      Allen Avenue Apartments                                                  L (9.5), O (0.5)
331      Skyline Mall                                                             L (9.5), O (0.5)
332      James Road Medical Center                                                L (9.5), O (0.5)
333      Rebecca Apartments                                                       L (3), YM 1% (6.5), O (10.5)
334      The Homestead Apartments                                                 L (9.5), O (0.5)
335      Corona Avenue Apartments                                                 L (19.5), O (0.5)
336      Sandstone Apartments                                                     L (9.5), O (0.5)
337      Lynn Villa Apartments                                                    L (9.5), O (0.5)
338      Savannah Apartments                                                      L (9.5), O (0.5)
339      Vienna Terrace Apartments                                                L (9.5), O (0.5)
340      Alexandria Apartments - CO                                               L (9.5), O (0.5)
341      Boynton Vista Apartments                                                 L (9.5), O (0.5)
342      Navarro Crossing Apartments                                              L (9.5), O (0.5)
343      Kordis Apartments                                                        L (9.5), O (0.5)

Total/Weighted Average

Maximum:
Minimum:



                                                                        Defeasance
#        Property Name                                                  Option (9)

329      Ballenger Manor Apartments                                        Yes
330      Allen Avenue Apartments                                           Yes
331      Skyline Mall                                                      Yes
332      James Road Medical Center                                         Yes
333      Rebecca Apartments                                                 No
334      The Homestead Apartments                                          Yes
335      Corona Avenue Apartments                                          Yes
336      Sandstone Apartments                                              Yes
337      Lynn Villa Apartments                                             Yes
338      Savannah Apartments                                               Yes
339      Vienna Terrace Apartments                                         Yes
340      Alexandria Apartments - CO                                        Yes
341      Boynton Vista Apartments                                          Yes
342      Navarro Crossing Apartments                                       Yes
343      Kordis Apartments                                                 Yes

Total/Weighted Average

Maximum:
Minimum:



(1A) A Single Mortgage Note secured by Arbor Lake Club Apartments, The Parkview Apartments - FL, Heron's Cove Apartments and Horizons North Apartments, respectively.

(1B) A Single Mortgage Note secured by Sterling Point Apartments, Sandridge Apartments, and Woodscape Apartments, respectively.

(1C) The Mortgage Loans secured by Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage, Stone Fort Land - The Krystal Office Building, Stone Fort Land - Riverside Center, Stone Fort Land - Harrison Direct Warehouse, and Stone Fort Land - Tennessee American Water Company Office Building, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Cherry Creek Retirement Village and Remington Heights Retirement Community, respectively, are cross-collateralized and cross-defaulted.

(1E) A Single Mortgage Note secured by Two University Plaza, 800-900 Lanidex Plaza and 140 Littleton Road, respectively.

(1F) A Single Mortgage Note secured by River Haven Mobile Home Park and Knollwood Estates Mobile Home Park, respectively.

(1G) A Single Mortgage Note secured by U-Haul - Rusfield, U-Haul - San Clemente, U-Haul - East Colonial and U-Haul - MacArthur Park, respectively.

(1H) A Single Mortgage Note secured by U-Haul - Dublin, U-Haul - Northridge, U-Haul - Orange Park and U-Haul - Tulsa, respectively.

(1I) The Mortgage Loans secured by Willow Springs Shopping Center, Villa Shopping Center and Crystal Gardens Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1J) A Single Mortgage Note secured by U-Haul - Margate, U-Haul - Copperfield, U-Haul - Hampton, U-Haul - Lodi, respectively.

(1K) A Single Mortgage Note secured by 1384-1450 Park Avenue, Rojacks Supermarket/CVS Pharmacy and Trucchi's Supermarket, respectively.

(1L) The Mortgage Loans secured by 929 Pearl Street and 2005 Tenth Street, respectively, are cross-collateralized and cross-defaulted.

(1M) A Single Mortgage Note secured by The Villas of Buena Vista Apartments, The Parkview Apartments - TX, Madras Apartments, Alexandria Apartments - TX, Sandia Park, 4300 Travis Apartments, Vista Quarters Condos, 3131 Armstrong Condominiums, The Essex, 4431 Travis Street Apartments, 4432 Buena Vista Apartments, The Annex Apartments, 4319 Buena Vista Apartments, The Chase Apartments and Avalon Apartments, respectively.

(1N) A Single Mortgage Note secured by Kessel Food Market- Flushing and Kessel Food Market-Grand Blanc, respectively.

(1O) The Mortgage Loans secured by Red Oak Apartments, Diplomat Apartments, Waterston Apartments, Montage Apartments, Melroy Apartments and Envoy Apartments, respectively, are cross-collateralized and cross-defaulted.

(1P) The Mortgage Loans secured by Dunshire Gardens Apartments, Alpine Gardens Apartments and Delvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1Q) The Mortgage Loans secured by Texas City Medical Office Building and Hollyvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1R) The Mortgage Loans secured by Territorial Village and Telshor Tower Plaza, respectively, are cross-collateralized and cross-defaulted.

(2) The Mortgage Loan secured by Capital Heights Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3) The Mortgage Loans secured by Deerbrook Crossing Shopping Center, Beechnut Village Shopping Center, Holiday Inn - Clovis, Regent Place Office Building, and Broussard Village Shopping Center provide for the payment to the applicable sub servicer of an additional servicing fee of 0.08% per annum.

(4) The Mortgage Loans secured by Pinewood Apartments, The Shadowbrook Apartments, and Casa Real Apartments provide for the payment to the applicable sub servicer of an additional servicing fee of 0.10% per annum.

(5)  Assumes a Cut-off Date of June 1, 1999.

(6) In the case of ARD loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

(7)  Anticipated Repayment Date.

(8)  Prepayment Provision as of Origination:

     L (x) = Lockout or Defeasance for x years

     YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x years

     O (x) = Prepayable at par for x years

(9) "Yes" means that defeasance is permitted (as otherwise described in the Prospectus Supplement) notwithstanding the Lockout Period. "Both" means that the Mortgage Loans provide for an initial Lock-out Period followed by a Yield Maintenance Period. During both a portion of the Lock-out Period and the Yield Maintenance Period, Defeasance is also permitted.

             Engineering Reserves and Recurring Replacement Reserves



                                                                         Contractual      U/W      Contractual    U/W
                                                           Engineering    Recurring    Recurring    Recurring   LC & TI      Tax &
                                                            Reserve at   Replacement  Replacement    LC & TI      Per      Insurance
#    Property Name                    Property Type        Origination     Reserve      Reserve    Per Sq. Ft.   Sq. Ft.    Escrows

1    Oakwood Plaza                    Retail                    N/A          $0.13        $0.13        $0.40      $0.40        Both
2    Arbor Lake Club Apartments
       (1A)                           Multifamily              $1,813         $250        $250          N/A        N/A         Both
3    The Parkview Apartments -
       FL  (1A)                       Multifamily              $1,500         $250        $250          N/A        N/A         Both
4    Heron's Cove Apartments  (1A)    Multifamily             $13,063         $250        $250          N/A        N/A         Both
5    Horizons North Apartments
       (1A)                           Multifamily              $2,375         $250        $250          N/A        N/A         Both
6    Herald Center                    Retail                  $66,085        $0.18        $0.25        $2.40      $0.44        Both
7    Sterling Point Apartments
       (1B)                           Multifamily             $317,450        $250        $250          N/A        N/A         Both
8    Sandridge Apartments  (1B)       Multifamily             $87,813         $250        $250          N/A        N/A         Both
9    Woodscape Apartments  (1B)       Multifamily             $26,875         $250        $250          N/A        N/A         Both
10   Stone Fort Land - The Tallan
       Office Building & The
       Tallan Parking Garage  (1C)    Mixed Use                $1,846        $0.26        $0.27         N/A       $1.51        Tax
11   Stone Fort Land - The Krystal
       Office Building  (1C)          Office                   $1,279        $0.20        $0.20         N/A       $1.17        Tax
12   Stone Fort Land - Riverside
       Center  (1C)                   Office                  $10,500        $0.20        $0.20         N/A       $0.65        Tax
13   Stone Fort Land - Harrison
       Direct Warehouse  (1C)         Industrial               $7,000        $0.15        $0.15         N/A       $0.10        Tax
14   Stone Fort Land - Tennessee
       American Water Company
       Office Building  (1C)          Office                  $26,719        $0.29        $0.29         N/A        N/A         Tax
15   Center At The Plant              Retail                    N/A           N/A         $0.15         N/A       $0.39        Both
16   The Boardwalk                    Multifamily             $85,741         N/A         $287          N/A        N/A         Tax
17   Cherry Creek Retirement          Independent/
       Village  (1D)                  Assisted Living           N/A           N/A         $300          N/A        N/A         Both
18   Remington Heights Retirement     Independent/
       Community  (1D)                Assisted Living           N/A           N/A         $300          N/A        N/A         Both
19   Charles River Center             Retail                    N/A          $0.25        $0.15         N/A       $0.54        Both
20   Fox Run Shopping Center          Retail                  $10,406        $0.15        $0.20        $0.54      $0.60        Both
21   Two University Plaza  (1E)       Office                  $214,579       $0.15        $0.15        $0.41      $1.38        Both
22   800-900 Lanidex Plaza  (1E)      Office                  $172,305       $0.16        $0.15        $0.44      $1.26        Both
23   140 Littleton Road  (1E)         Office                  $31,485        $0.11        $0.15        $0.30      $1.63        Both
24   Embarcadero Corporate Center     Office                    N/A           N/A         $0.16        $1.10      $1.32        Both
25   Best Buy Plaza Shopping Center   Retail                    N/A           N/A         $0.15         N/A       $0.47        Both
26   Highland Falls Apartments        Multifamily             $125,000        $227        $227          N/A        N/A         Both
27   Rancho Ocaso                     Multifamily               N/A           $208        $200          N/A        N/A         Both
28   The Court at Deptford II         Retail                    N/A          $0.15        $0.15         N/A       $0.20        Both
29   Sage Crossing Apartments         Multifamily             $21,250         $250        $250          N/A        N/A         Both
30   Crossroads at Buckland Hills     Retail                    N/A          $0.15        $0.14        $0.20      $0.78        Both
31   Deerbrook Crossing Shopping
       Center  (3)                    Retail                  $26,250        $0.15        $0.15         N/A       $0.48        Both
32   Sundance Village Apartments      Multifamily              $3,125         $225        $225          N/A        N/A         Both
33   Lake Mead Pavilion Shopping
       Center                         Retail                    N/A          $0.11        $0.11        $0.68      $0.68        Both
34   Ontario Plaza                    Retail                    N/A           N/A         $0.05         N/A       $0.39        Both
35   Cole Spring Plaza                Multifamily             $191,875        $237        $238          N/A        N/A         Both
36   Penney's Plaza                   Retail                  $52,344        $0.15        $0.20         N/A       $0.48        Both
37   Pines of Westbury                Multifamily              $5,000         $200        $250          N/A        N/A         Both
38   Bell Run Plaza                   Retail                    N/A          $0.10        $0.21         N/A       $0.26        Both
39   River Haven Mobile Home
       Park  (1F)                     Manufactured Housing    $11,437         $26          $37          N/A        N/A         Both
40   Knollwood Estates Mobile Home
       Park  (1F)                     Manufactured Housing     $3,177         $23          $37          N/A        N/A         Both
41   Colesville Towers                Multifamily             $302,000        $243        $243          N/A        N/A         Both
42   North Pointe Apartments          Multifamily             $116,000        $275        $275          N/A        N/A         Both
43   Tower Plaza Retail Center        Retail                    N/A           N/A         $0.15        $0.76      $0.62        Both
44   Mountain View Mobile Home
       Park                           Manufactured Housing    $17,500         $80          $75          N/A        N/A         Both
45   The Mosby Building &
       Apartments                     Mixed Use               $96,469        $0.31        $0.31         N/A       $0.30        Both
46   211 South Gulph Road             Office                    N/A          $0.20        $0.19        $0.44      $0.67        Both
47   Pinewood Apartments              Multifamily               N/A           N/A         $332          N/A        N/A         Both
48   U-Haul - Rusfield  (1G)          Self Storage              N/A          $0.20        $0.20         N/A        N/A         Both
49   U-Haul - San Clemente  (1G)      Self Storage              N/A          $0.35        $0.15         N/A        N/A         Both
50   U-Haul - East Colonial  (1G)     Self Storage              N/A          $0.22        $0.35         N/A        N/A         Both
51   U-Haul - MacArthur Park  (1G)    Self Storage              N/A          $0.11        $0.15         N/A        N/A         Both
52   Park Knolls Apartments           Multifamily             $20,406         N/A         $309          N/A        N/A         Both
53   Diamond Bar Towne Center         Retail                    N/A          $0.21        $0.21        $0.50      $0.69        Both
54   U-Haul - Dublin  (1H)            Self Storage            $10,027        $0.18        $0.18         N/A        N/A         Both
55   U-Haul - Northridge  (1H)        Self Storage             $8,162        $0.19        $0.15         N/A        N/A         Both
56   U-Haul - Orange Park  (1H)       Self Storage             $5,916        $0.15        $0.15         N/A        N/A         Both
57   U-Haul - Tulsa  (1H)             Self Storage             $5,896        $0.12        $0.15         N/A        N/A         Both
58   Cherry Knolls Shopping Center    Retail                  $40,750        $0.21        $0.21        $0.61      $0.61        Both
59   333 Sam Houston Office
       Building                       Office                    N/A          $0.20        $0.15        $1.27      $0.87        Both
60   The Shadowbrook
       Apartments                     Multifamily               N/A           N/A         $297          N/A        N/A         Both
61   Delta Fair Shopping Center       Retail                   $5,094        $0.17        $0.16         N/A       $0.47        Both
62   Willow Springs Shopping
       Center  (1I)                   Mixed Use                $8,063         N/A         $0.15         N/A       $0.98        Both
63   Villa Shopping Center  (1I)      Retail                  $118,563        N/A         $0.15         N/A       $0.98        Both
64   Crystal Gardens Shopping
       Center  (1I)                   Mixed Use                $9,725         N/A         $0.16         N/A       $0.91        Both
65   Hazelcrest Place                 Multifamily             $37,250         $295        $295          N/A        N/A         Both
66   BJ's Plaza Shopping Center       Retail                   $5,000        $0.12        $0.15        $0.04      $0.53        Tax
67   Holiday Inn Express - City
       Center                         Hotel                     N/A           4.0%        4.0%          N/A        N/A         Both
68   U-Haul - Margate  (1J)           Self Storage              N/A          $0.16        $0.15         N/A        N/A         Both

             Engineering Reserves and Recurring Replacement Reserves


                                                                         Contractual      U/W      Contractual    U/W
                                                           Engineering    Recurring    Recurring    Recurring   LC & TI      Tax &
                                                            Reserve at   Replacement  Replacement    LC & TI      Per      Insurance
#    Property Name                    Property Type        Origination     Reserve      Reserve    Per Sq. Ft.   Sq. Ft.    Escrows

69   U-Haul - Copperfield  (1J)       Self Storage              N/A          $0.16        $0.15         N/A        N/A         Both
70   U-Haul - Hampton  (1J)           Self Storage              N/A          $0.15        $0.15         N/A        N/A         Both
71   U-Haul - Lodi  (1J)              Self Storage              N/A          $0.12        $0.15         N/A        N/A         Both
72   Fashion Outlet Center            Retail                   $2,250        $0.15        $0.15        $0.86      $1.00        Both
73   Tivoli Apartments                Multifamily               N/A           $275        $350          N/A        N/A         Both
74   Tetra - Chase Texas Bank Center  Office                  $32,750        $0.16        $0.15        $0.27      $0.81        Both
75   1384-1450 Park Avenue  (1K)      Retail                    N/A           N/A         $0.30         N/A       $0.25        Both
76   Rojacks Supermarket/CVS
       Pharmacy (1K)                  Retail                    N/A           N/A         $0.24         N/A       $0.20        Both
77   Trucchi's Supermarket  (1K)      Retail                    N/A           N/A         $0.17         N/A       $0.14        Both
78   Campus Hills Shopping Center     Retail                  $123,188       $0.15        $0.15        $0.30      $0.25        Tax
79   Carrollton Place Apartments      Multifamily              $1,188         $350        $350          N/A        N/A         Both
80   Welshwood Apartments             Multifamily             $39,375         $250        $232          N/A        N/A         Both
81   Summit Square Shopping Center    Retail                    N/A          $0.15        $0.15         N/A       $0.80        Both
82   Park Ridge Apartments            Multifamily             $145,319        $225        $250          N/A        N/A         Both
83   294-306A Harvard Street          Retail                    N/A          $0.15        $0.15        $0.50      $0.58        Both
84   929 Pearl Street  (1L)           Mixed Use                 N/A           N/A         $0.15         N/A       $1.01        Both
85   2005 Tenth Street  (1L)          Mixed Use                 N/A           N/A         $0.15         N/A       $1.03        Both
86   Industrial Warehouse             Industrial                N/A          $0.15        $0.10        $0.34      $0.16        Both
87   Mesa Dunes Mobile Home Park      Manufactured Housing     $3,213         N/A          $49          N/A        N/A         Both
88   Pleasant Hill Executive Park     Office                  $11,250        $0.20        $0.20        $1.37      $1.34        Tax
89   Best Western - Stratford Inn     Hotel                   $75,250         5.0%        4.8%          N/A        N/A         Both
90   Silverside-Carr Corporate
       Center                         Office                   $5,335        $0.17        $0.17        $1.46      $1.54        Both
91   Country Corners Apartments       Multifamily             $221,410        N/A         $261          N/A        N/A         Both
92   Bell Palm Plaza                  Retail                   $1,641        $0.17        $0.17        $1.12      $0.99        Both
93   Pleasant Run Apartments          Multifamily             $69,313         $249        $248          N/A        N/A         Both
94   Chalet Apartments &
       Commercial Plaza               Multifamily             $114,563        $291        $291          N/A        N/A         Both
95   West Ashley Shoppes Shopping
       Center                         Retail                    N/A          $0.23        $0.26         N/A       $0.50        Both
96   Hampton Inn - Anchorage          Hotel                     N/A           4.0%        4.0%          N/A        N/A         Tax
97   Pacific Isle Apartments          Multifamily             $70,625         $263        $263          N/A        N/A         Both
98   Sunset Crest Apartments          Multifamily             $59,000         $225        $225          N/A        N/A         Both
99   Skyline Apartments               Multifamily             $120,969        $225        $250          N/A        N/A         Both
100  Hampton Inn & Suites -
       Annapolis                      Hotel                     N/A           4.0%        5.0%          N/A        N/A         Tax
101  Carlisle Commerce Center         Retail                   $5,594        $0.22        $0.22        $0.23      $0.34        Both
102  Glendale Medical Arts Center     Office                    N/A           N/A         $0.15         N/A       $1.25        Both
103  Batavia Wood Medical Center      Office                    N/A          $0.20        $0.15        $0.32      $1.73        Both
104  Village Green Plaza Shopping
       Center                         Retail                   $1,875        $0.15        $0.15        $0.73      $0.92        Both
105  South Bank Riverwalk Retail      Retail                    N/A           N/A         $0.18         N/A       $0.91        Both
106  Pickwick Apartments              Multifamily               N/A           $250        $250          N/A        N/A         Both
107  The Villas of Buena Vista
       Apartments  (1M)               Multifamily             $38,750         N/A         $250          N/A        N/A         Both
108  The Parkview Apartments - TX
       (1M)                           Multifamily               N/A           N/A         $250          N/A        N/A         Both
109  Madras Apartments  (1M)          Multifamily               N/A           N/A         $250          N/A        N/A         Both
110  Alexandria Apartments -
       TX  (1M)                       Multifamily               N/A           N/A         $250          N/A        N/A         Both
111  Sandia Park  (1M)                Multifamily               N/A           N/A         $250          N/A        N/A         Both
112  4300 Travis Apartments  (1M)     Multifamily               N/A           N/A         $250          N/A        N/A         Both
113  Vista Quarters Condos  (1M)      Multifamily               N/A           N/A         $250          N/A        N/A         Both
114  3131 Armstrong Condominiums
       (1M)                           Multifamily               N/A           N/A         $250          N/A        N/A         Both
115  The Essex  (1M)                  Multifamily              $3,500         N/A         $250          N/A        N/A         Both
116  4431 Travis Street Apartments
       (1M)                           Multifamily               N/A           N/A         $250          N/A        N/A         Both
117  4432 Buena Vista Apartments
       (1M)                           Multifamily               N/A           N/A         $250          N/A        N/A         Both
118  The Annex Apartments  (1M)       Multifamily               N/A           N/A         $250          N/A        N/A         Both
119  4319 Buena Vista Apartments
       (1M)                           Multifamily              $7,313         N/A         $277          N/A        N/A         Both
120  The Chase Apartments  (1M)       Multifamily               $626          N/A         $250          N/A        N/A         Both
121  Avalon Apartments  (1M)          Multifamily               N/A           N/A         $250          N/A        N/A         Both
122  Point Breeze Apartments          Multifamily             $18,780         $250        $250          N/A        N/A         Both
123  Hidden Oaks Apartments           Multifamily             $444,613        $250        $250          N/A        N/A         Both
124  El Monte Shopping Center         Retail                  $27,500        $0.15        $0.15        $0.30      $0.35        Both
125  Casa Real Apartments             Multifamily               N/A           N/A         $288          N/A        N/A         Both
126  The Plaza Apartments             Multifamily              $7,500         $250        $200          N/A        N/A         Tax
127  Washington Square Shopping
       Center                         Retail                  $75,250        $0.13        $0.15        $0.47      $0.44        Both
128  Beechnut Village Shopping
       Center                         Retail                  $20,875        $0.15        $0.15        $0.40      $0.49        Both
129  Anaheim Mobile Estates           Manufactured Housing      N/A           N/A          $50          N/A        N/A         Both
130  Westridge Marketplace            Retail                   $8,594        $0.15        $0.24         N/A       $0.33        Tax
131  McGehee Park Apartments          Multifamily             $113,800        $250        $277          N/A        N/A         Both
132  Cypress Center                   Retail                   $3,038        $0.28        $0.28        $0.83      $0.83        Both
133  Best Western - Miramar           Hotel                     N/A           5.0%        5.0%          N/A        N/A         Both
134  Garden City Tower                Multifamily             $18,938         $295        $295          N/A        N/A         Both
135  Tradewinds Apartments            Multifamily              $6,000         $250        $250          N/A        N/A         Both
136  Highland Country Estates         Manufactured Housing     $6,075         N/A          $50          N/A        N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                         Contractual      U/W      Contractual    U/W
                                                           Engineering    Recurring    Recurring    Recurring   LC & TI      Tax &
                                                            Reserve at   Replacement  Replacement    LC & TI      Per      Insurance
#    Property Name                    Property Type        Origination     Reserve      Reserve    Per Sq. Ft.   Sq. Ft.    Escrows

137  The Highlands Apartments         Multifamily               $375          $250        $250          N/A        N/A         Both
138  8800 Roswell Road Office Park    Office                  $190,923        N/A         $0.31         N/A       $1.51        Both
139  Turf Mobile Manor                Manufactured Housing     $1,563         N/A          $40          N/A        N/A         Both
140  Oakwood Village Apartments       Multifamily             $49,719         $204        $204          N/A        N/A         Both
141  La Salle Crossing Apartments     Multifamily             $99,469         $248        $250          N/A        N/A         Both
142  Wynnewood Greens Apartments      Multifamily             $11,856         $199        $199          N/A        N/A         Both
143  Comfort Inn - Augusta            Hotel                    $7,875         4.0%        4.0%          N/A        N/A         Both
144  220 Jackson Street               Office                    $981         $0.19        $0.19        $0.45      $0.97        Both
145  Weis Plaza                       Retail                    N/A          $0.17        $0.17         N/A       $0.19        Both
146  75 Canton Office Park            Office                  $75,360         N/A         $0.31         N/A       $0.89        Both
147  Capital Heights Shopping
       Center  (2)                    Retail                   $6,563        $0.15        $0.03         N/A       $0.16        Both
148  Emerald Center                   Retail                  $175,000       $0.15        $0.15        $0.70      $0.68        Both
149  NationsBank Office Building      Office                   $2,875         N/A         $0.19        $1.00      $1.27        Both
150  Pecos Trail Office Compound,
       Phase III                      Office                   $3,875         N/A         $0.20        $0.50      $1.00        Both
151  HealthSouth Medical Plaza        Office                    N/A          $0.15        $0.15        $2.30      $1.36        Both
152  Hampton Inn - Louisville         Hotel                     N/A           4.0%        5.0%          N/A        N/A         Tax
153  Holiday Inn - Augusta            Hotel                    $3,906         4.0%        4.0%          N/A        N/A         Both
154  Nassau Bay Village Apartments    Multifamily             $167,090        $243        $250          N/A        N/A         Both
155  West Knoll Apartments            Multifamily             $30,706         $246        $250          N/A        N/A         Both
156  Best Western - San Mateo Los
       Prados Inn                     Hotel                    $9,856         4.0%        4.0%          N/A        N/A         Both
157  Parkway Shopping Center          Retail                    N/A          $0.29        $0.29         N/A       $0.78        Both
158  1600 Congress Street/343
       Forest Avenue                  Mixed Use               $21,938         N/A         $0.20        $1.41      $1.06        Both
159  Scenic View Apartments           Multifamily              $4,875         $248        $248          N/A        N/A         Tax
160  Mustang Crossing Apartments      Multifamily             $11,563         $250        $250          N/A        N/A         Both
161  Meadow Crossing Apartments       Multifamily             $40,750         $250        $250          N/A        N/A         Both
162  Owens Corning Manufacturing
       Warehouse                      Industrial                N/A           N/A         $0.05         N/A        N/A         Both
163  Daley Square                     Retail                    N/A           N/A         $0.15         N/A       $0.78        Both
164  Old Florida Plaza                Retail                    N/A          $0.15        $0.15        $0.04      $0.47        Both
165  Arrowhead Creekside Center       Office                    N/A          $0.15        $0.15        $1.17      $1.24        Both
166  Holiday Inn - Clovis             Hotel                     N/A           4.0%        4.0%          N/A        N/A         Both
167  3005 Peachtree Road              Mixed Use               $14,438        $0.15        $0.15        $0.81      $0.66        Both
168  Hampton Inn - Columbus East      Hotel                    $5,188         4.0%        4.0%          N/A        N/A         Both
169  Newport Towers                   Multifamily             $97,563         $227        $250          N/A        N/A         Both
170  Mont Michel Apartments           Multifamily             $22,500         $300        $300          N/A        N/A         Both
171  Soniat House Hotel               Hotel                   $26,213         5.0%        5.0%          N/A        N/A         Both
172  Fairview Market                  Retail                    N/A           N/A         $0.27         N/A       $0.16        Both
173  Montclaire Apartments            Multifamily             $12,188         $200        $250          N/A        N/A         Both
174  Embassy Building                 Office                  $17,500        $0.38        $0.38        $1.00      $1.23        Both
175  Park Terrace Apartments          Multifamily               N/A           $252        $252          N/A        N/A         Both
176  Westheimer Plaza Shopping
       Center                         Retail                  $53,893        $0.23        $0.23        $0.97      $0.92        Both
177  129-133 West 29th Street         Office                  $11,375        $0.15        $0.15        $0.51      $0.19        Both
178  Woodspear/Vista Flores
       Apartments                     Multifamily             $19,625         $225         N/A          N/A        N/A         Both
179  Clarendon CVS                    Retail                   $1,063        $0.32        $0.32        $0.59      $0.50        Both
180  A Storage Place Phases I & II    Self Storage            $131,925       $0.15        $0.15         N/A        N/A         Both
181  135 Raritan Center Parkway       Industrial               $3,688        $0.15        $0.20        $0.74      $0.86        Both
182  The Treasury Center              Retail                  $48,970        $0.17        $0.17        $0.51      $0.54        Both
183  Crescent View Apartments         Multifamily               N/A           $269        $268          N/A        N/A         Both
184  Comfort Suites
       Intercontinental
       Plaza                          Hotel                    $3,813         4.0%        4.0%          N/A        N/A         Both
185  Cottonwood Medical & Dental
       Center                         Office                  $17,500        $0.35        $0.35        $1.01      $1.37        Both
186  Blue Bell Shopping Center        Retail                   $3,438        $0.10        $0.15        $0.29      $0.15        Tax
187  Sun Plaza                        Retail                  $34,750        $0.15        $0.15        $0.94      $0.76        Both
188  Kirkland Business Center         Industrial                N/A           N/A         $0.18         N/A       $0.68        Both
189  Colima Plaza                     Retail                    N/A          $0.20        $0.19        $0.89      $0.93        Both
190  Kmart - Columbus                 Retail                    N/A           N/A          N/A          N/A        N/A         None
191  Briarwood Mobile Home Park       Manufactured Housing      N/A           N/A          $50          N/A        N/A         Both
192  Ohio Valley Nursing Home         Healthcare              $22,813         $250        $250          N/A        N/A         Both
193  Forest Edge Apartments           Multifamily             $10,656         $225        $200          N/A        N/A         Both
194  Sonora Crossroads                Retail                   $6,375        $0.20        $0.20        $1.15      $0.72        Both
195  Crystal Springs Apartments       Multifamily               N/A           $250        $250          N/A        N/A         Both
196  Chateau Park Apartments          Multifamily             $61,688         $250        $250          N/A        N/A         Both
197  Scottsdale Air Park              Industrial                N/A           N/A         $0.15        $0.35      $0.44        Both
198  Preston Royal Office Park        Office                  $13,750        $0.20        $0.20        $1.06      $1.01        Both
199  Regent Place Office
       Building                       Office                  $75,000        $0.37        $0.37        $1.66      $1.55        Both
200  Dale Terrace Apartments          Multifamily             $124,644        $300        $300          N/A        N/A         Both
201  Woodside Apartments              Multifamily             $155,021        $243        $250          N/A        N/A         Both
202  Virginia Dare Office Building    Office                    N/A           N/A         $0.20        $0.75      $1.00        Both
203  Rustic Ridge Apartments          Multifamily              $3,125         $343        $343          N/A        N/A         Both
204  Heritage Square Retail Center    Retail                   $4,250        $0.20        $0.20        $0.40      $0.40        Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                         Contractual      U/W      Contractual    U/W
                                                           Engineering    Recurring    Recurring    Recurring   LC & TI      Tax &
                                                            Reserve at   Replacement  Replacement    LC & TI      Per      Insurance
#    Property Name                    Property Type        Origination     Reserve      Reserve    Per Sq. Ft.   Sq. Ft.    Escrows

205  Kessel Food Market -
       Flushing  (1N)                 Retail                  $54,938         N/A         $0.15         N/A        N/A         Both
206  Kessel Food Market - Grand
       Blanc  (1N)                    Retail                  $33,937         N/A         $0.16         N/A        N/A         Both
207  178-188 Middle Street            Mixed Use               $34,938        $0.16        $0.17         N/A       $0.77        Both
208  350 Raritan Center Parkway       Industrial              $226,749       $0.14        $0.11         N/A       $0.32        Both
209  El San Juan Mobile Home Park     Manufactured Housing      N/A           N/A          $46          N/A        N/A         Both
210  Meadowood Apartments             Multifamily               N/A           $311        $311          N/A        N/A         Both
211  Country Club Corner Retail
       Center                         Retail                    N/A          $0.15        $0.15        $0.81      $0.64        Both
212  Vagabond Apartments              Multifamily               N/A           $255        $250          N/A        N/A         Both
213  Esprit Office Building           Office                  $84,134        $0.31        $0.30        $1.63      $1.33        Both
214  Mission Plaza                    Retail                    N/A           N/A         $0.20         N/A       $0.99        Both
215  Broussard Village Shopping
       Center  (3)                    Retail                    N/A          $0.10        $0.15         N/A       $0.73        Both
216  Another Attic Self Storage       Self Storage              N/A          $0.15        $0.15         N/A        N/A         Both
217  Raintree Apartments              Multifamily               $750          $353        $352          N/A        N/A         Both
218  Jeffco Plaza                     Industrial                N/A          $0.15        $0.15        $0.36      $0.27        Both
219  Ramada Inn - Chatsworth          Hotel                     N/A           4.0%        4.0%          N/A        N/A         Both
220  Preston Plaza                    Retail                    N/A          $0.15        $0.15        $0.61      $0.75        Both
221  U.S. Storage Centers             Self Storage             $1,294         N/A         $0.15         N/A        N/A         Both
222  Comfort Inn - San Jose           Hotel                    $3,375         4.0%        4.0%          N/A        N/A         Both
223  A-1 Mini Storage                 Self Storage              N/A          $0.16        $0.21         N/A        N/A         Both
224  Sandpiper Apartments             Multifamily               N/A           $250        $250          N/A        N/A         Both
225  Plantation Xtra Storage          Self Storage             $1,562        $0.29        $0.29         N/A        N/A         Both
226  Perimeter Plaza Shopping
       Center                         Retail                    N/A           N/A         $0.15         N/A       $0.18        Both
227  Red Oak Apartments  (1O)         Multifamily              $1,438         $250        $300          N/A        N/A         Both
228  Diplomat Apartments  (1O)        Multifamily               $450          $250        $300          N/A        N/A         Both
229  Waterston Apartments  (1O)       Multifamily              $1,125         $250        $300          N/A        N/A         Both
230  Montage Apartments  (1O)         Multifamily               $525          $250        $300          N/A        N/A         Both
231  Melroy Apartments  (1O)          Multifamily               $450          $250        $300          N/A        N/A         Both
232  Envoy Apartments  (1O)           Multifamily               $688          $250        $300          N/A        N/A         Both
233  Sixth & Gass Office Building     Office                    N/A          $0.22        $0.22        $1.06      $1.02        Both
234  Rancho Los Amigos                Manufactured Housing     $3,438         $49          $49          N/A        N/A         Both
235  Savemart Shopping Center         Retail                   $8,563        $0.33        $0.33        $1.01      $1.01        Both
236  Glenwood Apartments              Multifamily              $3,621         $250        $250          N/A        N/A         Both
237  Georgian Court/Woodside
        Apartments                    Multifamily               N/A           $250        $250          N/A        N/A         Both
238  Everhart Place Apartments        Multifamily             $10,456         $374        $374          N/A        N/A         Both
239  West 34th Self Storage           Self Storage              N/A          $0.15        $0.15         N/A        N/A         Both
240  Regency Apartments               Multifamily              $1,563         $250        $250          N/A        N/A         Both
241  Corona Industrial Center         Industrial                N/A          $0.15        $0.10         N/A       $0.29        Both
242  North American/Lazy "R"
       Manufactured
       Housing Communities            Manufactured Housing      N/A           N/A          $47          N/A        N/A         Both
243  Harmony Mobile Home Park         Manufactured Housing      N/A           N/A          $50          N/A        N/A         Both
244  Dunshire Gardens
       Apartments  (1P)               Multifamily              $3,950         $250        $250          N/A        N/A         Both
245  Alpine Gardens Apartments
       (1P)                           Multifamily             $11,188         $250        $250          N/A        N/A         Both
246  Delvale Apartments  (1P)         Multifamily              $2,900         $256        $250          N/A        N/A         Both
247  The Northwest Medical Plaza
       Shopping Center                Retail                    N/A           N/A         $0.23        $0.15      $0.52        Both
248  Kingsley Business Center         Industrial              $10,304        $0.15        $0.29        $0.28      $0.51        Both
249  OfficeMax                        Retail                    N/A           N/A         $0.15         N/A        N/A         Both
250  Rutherford Place                 Mixed Use                $4,563         N/A         $0.15        $0.59      $0.74        Both
251  The Woods II Office Buildings    Office                  $112,713       $0.24        $0.23        $1.27      $1.31        Both
252  Greenville Avenue B & G          Retail                  $12,500        $0.32        $0.32         N/A       $0.40        Both
253  Boulder Ridge Apartments         Multifamily             $24,300         $234        $234          N/A        N/A         Both
254  Spring Gardens Apartments        Multifamily               N/A           $250        $250          N/A        N/A         Both
255  The Admiral Apartments & The
       Drake Apartments               Multifamily             $62,607         $250        $250          N/A        N/A         Both
256  Heritage Apartments              Multifamily               N/A           $250        $250          N/A        N/A         Both
257  Montgomery Village Executive
       Plaza Phase I                  Office                    N/A           N/A         $0.20         N/A       $1.00        Both
258  Orchard Lake Mini-Storage        Self Storage              N/A           N/A         $0.21         N/A       $0.14        Both
259  Parker Road Retail               Retail                  $11,938         N/A         $0.15        $0.30      $1.00        Both
260  Smith Shopping Center            Retail                   $5,063         N/A         $0.15         N/A       $1.04        Both
261  Rivermont Park                   Industrial              $36,800         N/A         $0.21         N/A       $0.44        Both
262  SecurCare of Colorado Springs    Self Storage            $20,000        $0.23        $0.23         N/A        N/A         Both
263  Free Street Office Building      Office                   $3,548        $0.25        $0.25        $0.95      $1.23        Both
264  Maple Valley Plaza               Retail                    N/A          $0.15        $0.16         N/A       $1.02        Both
265  Crestview Apartments             Multifamily             $36,750         $250        $298          N/A        N/A         Both
266  Cedar Lakes Apartments           Multifamily             $16,163         $250        $250          N/A        N/A         Both
267  Rose Garden Apartments           Multifamily               N/A           $250        $250          N/A        N/A         Both
268  Kmart - Charleston               Retail                    N/A           N/A          N/A          N/A        N/A         None
269  Edelweiss Apartments             Multifamily             $39,313         $250        $258          N/A        N/A         Both
270  The Wachler Building             Mixed Use                 $750          N/A         $0.20         N/A       $1.66        Both
271  CTC II Building                  Industrial                N/A          $0.15        $0.10        $0.43      $0.61        Both
272  Autumn Ridge Apartments          Multifamily             $62,438         $444        $444          N/A        N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                         Contractual      U/W      Contractual    U/W
                                                           Engineering    Recurring    Recurring    Recurring   LC & TI      Tax &
                                                            Reserve at   Replacement  Replacement    LC & TI      Per      Insurance
#    Property Name                    Property Type        Origination     Reserve      Reserve    Per Sq. Ft.   Sq. Ft.    Escrows

273  Diversey & Sheffield Plaza       Retail                   $6,640         N/A         $0.39        $0.50      $1.03        Both
274  The Pinger Building              Mixed Use                $1,250         N/A         $0.15         N/A       $1.00        Both
275  Elden Professional Building      Office                   $2,125        $0.17        $0.15        $0.50      $1.00        Both
276  Orangetree Apartments            Multifamily               N/A           $250        $250          N/A        N/A         Both
277  Silver Cliff Apartments          Multifamily             $87,000         $247        $247          N/A        N/A         Both
278  Granada Plaza                    Retail                   $1,250         N/A         $0.33        $0.50      $0.80        Both
279  Summitwood Village Apartments    Multifamily             $28,125         $250        $250          N/A        N/A         Both
280  2221 Lee Road Office Building    Office                    N/A          $0.20        $0.20         N/A       $1.00        Both
281  All American Mini Storage        Self Storage              N/A          $0.15        $0.20         N/A        N/A         Both
282  201 Commonwealth Court           Office                    N/A           N/A         $0.15        $1.00      $1.00        Both
283  Olde Oaks Apartments             Multifamily               N/A           $250        $250          N/A        N/A         Both
284  Bouganvillas Apartments          Multifamily               N/A           $274        $275          N/A        N/A         Both
285  Martin Mobile Home Park          Manufactured Housing      N/A           $50          $50          N/A        N/A         Both
286  Ellendale Place Apartments       Multifamily               N/A           $250        $300          N/A        N/A         Both
287  Kessel Food Market - Saginaw     Retail                  $33,813         N/A         $0.15         N/A        N/A         Both
288  Talbot Center                    Retail                    N/A          $0.15        $0.15        $1.00      $1.00        Both
289  Circle K Mobile Home Park        Manufactured Housing     $6,250         N/A          $50          N/A        N/A         Both
290  Strawberry Hill Apartments       Multifamily             $26,875         $250        $250          N/A        N/A         Both
291  McGeordan Apartments             Multifamily             $14,875         $250        $250          N/A        N/A         Both
292  Camel Toe Plaza Shopping
       Center                         Retail                   $2,344         N/A         $0.24        $0.75      $0.75        Both
293  Washington Park Offices          Office                    N/A          $0.28        $0.28         N/A       $1.03        Both
294  Denway Circle Apartments         Multifamily             $47,360         $250        $250          N/A        N/A         Both
295  Oxford Village Apartments        Multifamily             $42,438         $250        $250          N/A        N/A         Both
296  Space Saver #8 Self-Storage
       Facility                       Self Storage             $6,563        $0.15        $0.30         N/A        N/A         Both
297  Food City Retail Center          Retail                    N/A           N/A         $0.15        $0.75      $0.81        Both
298  Meadowood I Apartments           Multifamily              $4,000         $250        $250          N/A        N/A         Both
299  Windy Hill Apartments            Multifamily              $2,500         $250        $250          N/A        N/A         Both
300  Northgate Plaza                  Retail                   $4,200        $0.28        $0.28         N/A       $0.75        Both
301  Lone Mountain Mobile
       Home Park                      Manufactured Housing      N/A           N/A          $50          N/A        N/A         Both
302  Ogden Apartments                 Multifamily              $6,875         $250        $250          N/A        N/A         Both
303  Oak Lawn Square                  Retail                    N/A           N/A         $0.15        $0.50      $0.63        Both
304  Flat Iron Building               Office                  $204,169       $0.31        $0.20         N/A       $0.81        Both
305  Baymar Apartments                Multifamily              $7,188         $250        $250          N/A        N/A         Both
306  Texas City Medical Office
       Building  (1Q)                 Office                    $431         $0.20        $0.20         N/A       $1.00        Both
307  Hollyvale Apartments  (1Q)       Multifamily               N/A           $250        $250          N/A        N/A         Both
308  Grandin Village Apartments       Multifamily              $3,750         $250        $250          N/A        N/A         Both
309  Riverview Estates Mobile
       Home Park                      Manufactured Housing      N/A           $50          $50          N/A        N/A         Both
310  Tree Top Apartments              Multifamily               $688          $243        $243          N/A        N/A         Both
311  871 Islington Street             Office                   $3,438        $0.20        $0.32         N/A       $1.00        Both
312  Westwood Apartments              Multifamily              $2,813         $250        $250          N/A        N/A         Both
313  Territorial Village  (1R)        Retail                    $938          N/A         $0.19         N/A       $0.92        Both
314  Telshor Tower Plaza  (1R)        Mixed Use                 $813          N/A         $0.22         N/A       $0.92        Both
315  Congress Building                Office                    N/A          $0.20        $0.20         N/A       $0.64        Both
316  Continental House Apartments     Multifamily             $12,150         $287        $287          N/A        N/A         Both
317  Affordable Self Storage          Self Storage              N/A          $0.15        $0.26         N/A        N/A         Both
318  Iroquois Apartments              Multifamily               N/A           $250        $250          N/A        N/A         Both
319  Bay Palm Apartments              Multifamily              $1,125         $250        $250          N/A        N/A         Both
320  969 & 971 Amsterdam Avenue       Multifamily             $50,000         $250        $269          N/A       $0.14        Both
321  59-15 55th Street                Industrial                N/A          $0.19        $0.19         N/A       $0.70        Both
322  Chesterfield/Eula Apartments     Multifamily               N/A           $250        $250          N/A        N/A         Both
323  Carillon Retail Center           Retail                   $1,500        $0.18        $0.18        $1.00      $0.80        Both
324  Pine Street Apartments &
       Blossom Street Apartments      Multifamily             $12,000         N/A         $250          N/A        N/A         Both
325  Penn State Office Building       Office                   $4,688        $0.21        $0.21         N/A       $1.03        Both
326  Autumn Run Apartments            Multifamily              $2,438         $250        $250          N/A        N/A         Both
327  Pullman Park Apartments          Multifamily               N/A           $250        $250          N/A        N/A         Both
328  Spanish Oaks Apartments          Multifamily              $2,188         $305        $323          N/A        N/A         Both
329  Ballenger Manor Apartments       Multifamily              $4,375         $185        $250          N/A        N/A         Both
330  Allen Avenue Apartments          Multifamily               N/A           $250        $250          N/A        N/A         Both
331  Skyline Mall                     Retail                    N/A          $0.23        $0.23         N/A       $1.00        Both
332  James Road Medical Center        Office                   $1,250        $0.31        $0.26        $1.00      $1.00        Both
333  Rebecca Apartments               Multifamily               N/A           $306        $312          N/A        N/A         Both
334  The Homestead Apartments         Multifamily               $400          $257        $256          N/A        N/A         Both
335  Corona Avenue Apartments         Multifamily               N/A           $250        $250          N/A        N/A         Both
336  Sandstone Apartments             Multifamily              $4,500         $250        $250          N/A        N/A         Both
337  Lynn Villa Apartments            Multifamily              $3,221         $250        $250          N/A        N/A         Both
338  Savannah Apartments              Multifamily               $500          $259        $259          N/A        N/A         Both
339  Vienna Terrace Apartments        Multifamily             $57,750         $275        $275          N/A        N/A         Both
340  Alexandria Apartments - CO       Multifamily               N/A           $259        $259          N/A        N/A         Both

             Engineering Reserves and Recurring Replacement Reserves

                                                                         Contractual      U/W      Contractual    U/W
                                                           Engineering    Recurring    Recurring    Recurring   LC & TI      Tax &
                                                            Reserve at   Replacement  Replacement    LC & TI      Per      Insurance
#    Property Name                    Property Type        Origination     Reserve      Reserve    Per Sq. Ft.   Sq. Ft.    Escrows

341  Boynton Vista Apartments         Multifamily              $3,500         $309        $309          N/A        N/A         Both
342  Navarro Crossing Apartments      Multifamily             $12,350         $280        $280          N/A        N/A         Both
343  Kordis Apartments                Multifamily             $24,063         $368        $368          N/A        N/A         Both


(1A) A Single Mortgage Note secured by Arbor Lake Club Apartments, The Parkview Apartments - FL, Heron's Cove Apartments and Horizons North Apartments, respectively.

(1B) A Single Mortgage Note secured by Sterling Point Apartments, Sandridge Apartments, and Woodscape Apartments, respectively.

(1C) The Mortgage Loans secured by Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage, Stone Fort Land - The Krystal Office Building, Stone Fort Land - Riverside Center, Stone Fort Land - Harrison Direct Warehouse, and Stone Fort Land - Tennessee American Water Company Office Building, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Cherry Creek Retirement Village and Remington Heights Retirement Community, respectively, are cross-collateralized and cross-defaulted.

(1E) A Single Mortgage Note secured by Two University Plaza, 800-900 Lanidex Plaza and 140 Littleton Road, respectively.

(1F) A Single Mortgage Note secured by River Haven Mobile Home Park and Knollwood Estates Mobile Home Park, respectively.

(1G) A Single Mortgage Note secured by U-Haul - Rusfield, U-Haul - San Clemente, U-Haul - East Colonial and U-Haul - MacArthur Park, respectively.

(1H) A Single Mortgage Note secured by U-Haul - Dublin, U-Haul - Northridge, U-Haul - Orange Park and U-Haul - Tulsa, respectively.

(1I) The Mortgage Loans secured by Willow Springs Shopping Center, Villa Shopping Center and Crystal Gardens Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1J) A Single Mortgage Note secured by U-Haul - Margate, U-Haul - Copperfield, U-Haul - Hampton, U-Haul - Lodi, respectively.

(1K) A Single Mortgage Note secured by 1384-1450 Park Avenue, Rojacks Supermarket/CVS Pharmacy and Trucchi's Supermarket, respectively.

(1L) The Mortgage Loans secured by 929 Pearl Street and 2005 Tenth Street, respectively, are cross-collateralized and cross-defaulted.

(1M) A Single Mortgage Note secured by The Villas of Buena Vista Apartments, The Parkview Apartments - TX, Madras Apartments, Alexandria Apartments - TX, Sandia Park, 4300 Travis Apartments, Vista Quarters Condos, 3131 Armstrong Condominiums, The Essex, 4431 Travis Street Apartments, 4432 Buena Vista Apartments, The Annex Apartments, 4319 Buena Vista Apartments, The Chase Apartments and Avalon Apartments, respectively.

(1N) A Single Mortgage Note secured by Kessel Food Market- Flushing and Kessel Food Market-Grand Blanc, respectively.

(1O) The Mortgage Loans secured by Red Oak Apartments, Diplomat Apartments, Waterston Apartments, Montage Apartments, Melroy Apartments and Envoy Apartments, respectively, are cross-collateralized and cross-defaulted.

(1P) The Mortgage Loans secured by Dunshire Gardens Apartments, Alpine Gardens Apartments and Delvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1Q) The Mortgage Loans secured by Texas City Medical Office Building and Hollyvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1R) The Mortgage Loans secured by Territorial Village and Telshor Tower Plaza, respectively, are cross-collateralized and cross-defaulted.

(2) The Mortgage Loan secured by Capital Heights Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

                   Major Tenants of the Commercial Properties


#         Property Name                                                           Property Type      Sq. Ft.

1         Oakwood Plaza                                                           Retail             885,713
6         Herald Center                                                           Retail             249,504
10        STONE FORT LAND - THE TALLAN OFFICE BUILDING &                          Mixed Use          148,971
          THE TALLAN PARKING GARAGE  (1C)
11        STONE FORT LAND - THE KRYSTAL OFFICE                                    Office             135,625
          BUILDING  (1C)
12        STONE FORT LAND - RIVERSIDE CENTER  (1C)                                Office             135,000
13        STONE FORT LAND - HARRISON DIRECT                                       Industrial         184,700
          WAREHOUSE  (1C)
14        STONE FORT LAND - TENNESSEE AMERICAN WATER                              Office              15,488
          COMPANY OFFICE BUILDING  (1C)
15        Center At The Plant                                                     Retail             217,725
19        Charles River Center                                                    Retail             118,237
20        Fox Run Shopping Center                                                 Retail             242,223
21        TWO UNIVERSITY PLAZA  (1E)                                              Office             149,504
22        800-900 LANIDEX PLAZA  (1E)                                             Office             111,172
23        140 LITTLETON ROAD  (1E)                                                Office              30,213
24        Embarcadero Corporate Center                                            Office              99,015
25        Best Buy Plaza Shopping Center                                          Retail             177,462
28        The Court at Deptford II                                                Retail             145,080
30        Crossroads at Buckland Hills                                            Retail             120,133
31        Deerbrook Crossing Shopping Center                                      Retail             240,220
33        Lake Mead Pavilion Shopping Center                                      Retail             115,823
34        Ontario Plaza                                                           Retail             149,775
36        Penney's Plaza                                                          Retail             163,467
38        Bell Run Plaza                                                          Retail             111,581
43        Tower Plaza Retail Center                                               Retail             101,793
45        The Mosby Building & Apartments                                         Mixed Use          204,005
46        211 South Gulph Road                                                    Office             102,250
53        Diamond Bar Towne Center                                                Retail             100,342
58        Cherry Knolls Shopping Center                                           Retail             137,496
59        333 Sam Houston Office Building                                         Office             235,645
61        Delta Fair Shopping Center                                              Retail             156,280
62        WILLOW SPRINGS SHOPPING CENTER  (1I)                                    Mixed Use           55,395
63        VILLA SHOPPING CENTER  (1I)                                             Retail              28,882
64        CRYSTAL GARDENS SHOPPING CENTER  (1I)                                   Mixed Use           43,061
66        BJ's Plaza Shopping Center                                              Retail             135,011
72        Fashion Outlet Center                                                   Retail             124,483
74        Tetra - Chase Texas Bank Center                                         Office             112,226
75        1384-1450 PARK AVENUE  (1K)                                             Retail              63,123
76        ROJACKS SUPERMARKET/CVS PHARMACY  (1K)                                  Retail              42,860
77        TRUCCHI'S SUPERMARKET  (1K)                                             Retail              45,675
78        Campus Hills Shopping Center                                            Retail             170,251
81        Summit Square Shopping Center                                           Retail              58,285
83        294-306A Harvard Street                                                 Retail              25,779
84        929 PEARL STREET  (1L)                                                  Mixed Use           20,914
85        2005 TENTH STREET  (1L)                                                 Mixed Use           22,774
86        Industrial Warehouse                                                    Industrial         308,640
88        Pleasant Hill Executive Park                                            Office             100,415
90        Silverside-Carr Corporate Center                                        Office              69,288
92        Bell Palm Plaza                                                         Retail              80,848
95        West Ashley Shoppes Shopping Center                                     Retail             139,006
101       Carlisle Commerce Center                                                Retail             123,020
102       Glendale Medical Arts Center                                            Office              35,944
103       Batavia Wood Medical Center                                             Office              61,778
104       Village Green Plaza Shopping Center                                     Retail              55,850
105       South Bank Riverwalk Retail                                             Retail              46,704
124       El Monte Shopping Center                                                Retail              99,953
127       Washington Square Shopping Center                                       Retail             190,397
128       Beechnut Village Shopping Center                                        Retail              62,795
130       Westridge Marketplace                                                   Retail             128,406
132       Cypress Center                                                          Retail              46,263
138       8800 Roswell Road Office Park                                           Office              73,929
144       220 Jackson Street                                                      Office              21,385
145       Weis Plaza                                                              Retail             118,383
146       75 Canton Office Park                                                   Office              96,494
147       CAPITAL HEIGHTS SHOPPING CENTER  (2)                                    Retail              52,700
148       Emerald Center                                                          Retail              74,500
149       NationsBank Office Building                                             Office              47,585
150       Pecos Trail Office Compound, Phase III                                  Office              31,981
151       HealthSouth Medical Plaza                                               Office              33,915
157       Parkway Shopping Center                                                 Retail              76,017
158       1600 Congress Street/343 Forest Avenue                                  Mixed Use           53,262
162       Owens Corning Manufacturing Warehouse                                   Industrial         215,000
163       Daley Square                                                            Retail              30,192
164       Old Florida Plaza                                                       Retail             100,917
165       Arrowhead Creekside Center                                              Office              24,394
167       3005 Peachtree Road                                                     Mixed Use           23,094
172       Fairview Market                                                         Retail              53,888
174       Embassy Building                                                        Office              40,631
176       Westheimer Plaza Shopping Center                                        Retail              24,000
177       129-133 West 29th Street                                                Office              90,000
179       Clarendon CVS                                                           Retail              16,570
181       135 Raritan Center Parkway                                              Industrial          67,914
182       The Treasury Center                                                     Retail              33,043
185       Cottonwood Medical & Dental Center                                      Office              26,938
186       Blue Bell Shopping Center                                               Retail              42,200
187       Sun Plaza                                                               Retail              53,544
188       Kirkland Business Center                                                Industrial         108,272
189       Colima Plaza                                                            Retail              38,884

                                                              Major Tenant # 1             Major Tenant # 1       Major Tenant # 1
#   Property Name                                                   Name                       Sq. Ft.         Lease Expiration Date

1   Oakwood Plaza                                           Home Depot USA, Inc.               157,077               10/1/19
6   Herald Center                                               Daffy's Inc.                    97,124               3/1/17
10  STONE FORT LAND - THE TALLAN OFFICE BUILDING &         Joseph Decosimo & Co.                26,940               6/30/01
    THE TALLAN PARKING GARAGE  (1C)
11  STONE FORT LAND - THE KRYSTAL OFFICE                    The Krystal Company                 35,739               3/31/09
    BUILDING  (1C)
12  STONE FORT LAND - RIVERSIDE CENTER  (1C)                      Erlanger                      82,592               3/31/06
13  STONE FORT LAND - HARRISON DIRECT                      Harrison Direct, Inc.               177,500               6/30/04
    WAREHOUSE  (1C)
14  STONE FORT LAND - TENNESSEE AMERICAN WATER          Tennessee-American Water Co.            15,488               5/31/13
    COMPANY OFFICE BUILDING  (1C)
15  Center At The Plant                                         Mann Theater                    72,200               12/1/19
19  Charles River Center                                      Linens 'N Things                  37,500               1/1/14
20  Fox Run Shopping Center                                   ACME Supermarket                  57,733              11/30/09
21  TWO UNIVERSITY PLAZA  (1E)                              Shared Technologies                 20,343               4/1/07
22  800-900 LANIDEX PLAZA  (1E)                           Western Industries, Inc.              20,725               2/28/07
23  140 LITTLETON ROAD  (1E)                             Matlen Silver Group, Inc.              5,298                2/10/00
24  Embarcadero Corporate Center                                  Gemfire                       13,800              12/13/00
25  Best Buy Plaza Shopping Center                                Best Buy                      45,995               1/1/14
28  The Court at Deptford II                                   Sears Homelife                   38,657               1/1/13
30  Crossroads at Buckland Hills                             Seaman's Furniture                 30,000              11/30/13
31  Deerbrook Crossing Shopping Center  (3)                   Michael's Stores                  39,564               2/28/06
33  Lake Mead Pavilion Shopping Center                        Michael's Stores                  23,322              11/15/08
34  Ontario Plaza                                         Albertson's Supermarket               50,499               2/11/23
36  Penney's Plaza                                               JC Penney                      67,104               2/28/12
38  Bell Run Plaza                                               Superfresh                     54,058               8/1/23
43  Tower Plaza Retail Center                                     CompUSA                       28,709              11/30/13
45  The Mosby Building & Apartments                                 N/A                          N/A                   N/A
46  211 South Gulph Road                                         First Data                     80,000               9/30/08
53  Diamond Bar Towne Center                                       Ralphs                       40,755               6/1/06
58  Cherry Knolls Shopping Center                                 Safeway                       31,000              12/31/00
59  333 Sam Houston Office Building                    North Sam Houston Health Club            30,000               9/30/03
61  Delta Fair Shopping Center                                  Food-4-Less                     49,950               5/31/06
62  WILLOW SPRINGS SHOPPING CENTER  (1I)                         Laudisios                      5,937                3/1/04
63  VILLA SHOPPING CENTER  (1I)                                Cafe Gondolier                   6,636                9/30/00
64  CRYSTAL GARDENS SHOPPING CENTER  (1I)                   The Buccaneer's Den                 7,000                1/1/04
66  BJ's Plaza Shopping Center                              BJ's Wholesale Club                103,480               7/31/10
72  Fashion Outlet Center                                        Dress Barn                     12,547               3/31/01
74  Tetra - Chase Texas Bank Center                          Tetra Technologies                 53,588               3/14/09
75  1384-1450 PARK AVENUE  (1K)                                 Almac's Inc.                    63,123               2/6/10
76  ROJACKS SUPERMARKET/CVS PHARMACY  (1K)                      Almac's Inc.                    42,860               2/6/10
77  TRUCCHI'S SUPERMARKET  (1K)                            Trucchi's Supermarkets               45,675               4/6/10
78  Campus Hills Shopping Center                           Ames Department Store                70,000               2/28/03
81  Summit Square Shopping Center                                Party City                     10,285               5/1/08
83  294-306A Harvard Street                                      CWT, Inc.                      14,435               1/31/01
84  929 PEARL STREET  (1L)                                 Times Mirror Magazine                7,212                5/1/02
85  2005 TENTH STREET  (1L)                                     Plenty, LLC                     3,087                7/31/02
86  Industrial Warehouse                                     George P. Johnson                 156,827              10/31/03
88  Pleasant Hill Executive Park                             Kaiser Foundation                  20,384               9/30/00
90  Silverside-Carr Corporate Center                     Bell Atlantic Yellow Pages             35,929               2/28/01
92  Bell Palm Plaza                                         Hometown Buffet #167                12,500              12/28/11
95  West Ashley Shoppes Shopping Center                           Phar-Mor                      57,100               8/31/02
101 Carlisle Commerce Center                                      TJ Maxx                       79,010               6/30/08
102 Glendale Medical Arts Center                                    N/A                          N/A                   N/A
103 Batavia Wood Medical Center                                     N/A                          N/A                   N/A
104 Village Green Plaza Shopping Center                       Hollywood Video                   7,500               11/12/07
105 South Bank Riverwalk Retail                                Hard Rock Cafe                   16,025               1/31/10
124 El Monte Shopping Center                                    Fry's Foods                     54,952               9/18/07
127 Washington Square Shopping Center                            Steinmart                      43,840               1/31/04
128 Beechnut Village Shopping Center                       Sears Paint & Hardware               21,000              12/12/05
130 Westridge Marketplace                                          Kyrus                        53,837               3/31/02
132 Cypress Center                                              Clothestime                     8,449               12/31/00
138 8800 Roswell Road Office Park                       Hemophilia of Georgia, Inc.             11,972               8/31/03
144 220 Jackson Street                                            Kokkari                       8,276                5/31/08
145 Weis Plaza                                               Weis Markets Inc.                  56,614               6/1/16
146 75 Canton Office Park                                           N/A                          N/A                   N/A
147 CAPITAL HEIGHTS SHOPPING CENTER  (2)                         Winn Dixie                     44,000               7/31/05
148 Emerald Center                                     Vons (Pic N Save) & Michael's            40,000               4/29/01
149 NationsBank Office Building                                Fred R. Harris                   12,478               10/1/01
150 Pecos Trail Office Compound, Phase III                Simmons Cuddy & Friedman              18,180               6/01/01
151 HealthSouth Medical Plaza                             Healthsouth Corporation               17,085               1/31/09
157 Parkway Shopping Center                                     City Market                     45,378               12/1/04
158 1600 Congress Street/343 Forest Avenue              Community Counseling Center             19,538               8/1/08
162 Owens Corning Manufacturing Warehouse                       Kyntex, LLC                    215,000              12/31/09
163 Daley Square                                          Sizzler Restaurant #1891              6,464                1/31/08
164 Old Florida Plaza                                            Gold's Gym                     28,000               1/31/16
165 Arrowhead Creekside Center                       Arizona Network Development, Inc.          8,710                1/14/08
167 3005 Peachtree Road                                       Guardian Savings                  6,150                9/1/02
172 Fairview Market                                                Publix                       37,888              12/31/18
174 Embassy Building                                     The National Center for                 5,529               2/28/07
                                                         Neighborhood Enterprises
176 Westheimer Plaza Shopping Center                       Massin's Office Supply                4,200               2/28/02
177 129-133 West 29th Street                                   Omega Casting                    12,000               4/1/01
179 Clarendon CVS                                                   CVS                         10,470              10/30/10
181 135 Raritan Center Parkway                              K. Hovnanian Company                38,651               7/1/03
182 The Treasury Center                                       Flat Iron Sports                  7,003                9/30/03
185 Cottonwood Medical & Dental Center                      Columbia Health Care                7,668                2/28/04
186 Blue Bell Shopping Center                                    Shop'N Bag                     20,760               5/31/00
187 Sun Plaza                                                  Jet Gymnastics                   11,937               8/31/00
188 Kirkland Business Center                              Technical Molded Plastic              23,372               3/31/01
189 Colima Plaza                                             Sea Bay Restaurant                 4,600                4/30/02



                                                                  Major Tenant # 2         Major Tenant # 2    Major Tenant # 2
#         Property Name                                                 Name                   Sq. Ft.       Lease Expiration Date

1         Oakwood Plaza                                                Kmart                   114,764             11/30/19
6         Herald Center                                             Toys "R" Us                 89,580              1/1/12
10        STONE FORT LAND - THE TALLAN OFFICE BUILDING &         Stophel & Stophel              21,563              1/31/00
          THE TALLAN PARKING GARAGE  (1C)
11        STONE FORT LAND - THE KRYSTAL OFFICE                  J.C. Bradford & Co.             13,562              4/30/09
          BUILDING  (1C)
12        STONE FORT LAND - RIVERSIDE CENTER  (1C)              Allied Clinical Labs            32,000              2/29/12
13        STONE FORT LAND - HARRISON DIRECT                             N/A                      N/A                  N/A
          WAREHOUSE  (1C)
14        STONE FORT LAND - TENNESSEE AMERICAN WATER                    N/A                      N/A                  N/A
          COMPANY OFFICE BUILDING  (1C)
15        Center At The Plant                                       Ross Stores                 30,187              1/1/10
19        Charles River Center                                   Nature's Heartland             34,850              8/1/13
20        Fox Run Shopping Center                                       N/A                      N/A                  N/A
21        TWO UNIVERSITY PLAZA  (1E)                                    N/A                      N/A                  N/A
22        800-900 LANIDEX PLAZA  (1E)                              Tarkett, Inc.                20,679              8/31/02
23        140 LITTLETON ROAD  (1E)                               Gilberg & Kiernan              3,089              11/30/02
24        Embarcadero Corporate Center                                  N/A                      N/A                  N/A
25        Best Buy Plaza Shopping Center                          Wickes Furniture              42,794              6/1/11
28        The Court at Deptford II                               Bed Bath & Beyond              38,635              1/1/14
30        Crossroads at Buckland Hills                              Office Depot                20,000              9/30/11
31        Deerbrook Crossing Shopping Center  (3)                   Office Depot                28,547              4/30/00
33        Lake Mead Pavilion Shopping Center                          Pep Boys                  18,697              8/15/18
34        Ontario Plaza                                           Rite Aid/Thrifty              17,254              4/30/18
36        Penney's Plaza                                             OfficeMax                  23,584              8/31/05
38        Bell Run Plaza                                                N/A                      N/A                  N/A
43        Tower Plaza Retail Center                               Cost Plus, Inc.               18,240              1/31/09
45        The Mosby Building & Apartments                               N/A                      N/A                  N/A
46        211 South Gulph Road                               Comcast Telecommunications         14,250              9/30/03
53        Diamond Bar Towne Center                                      N/A                      N/A                  N/A
58        Cherry Knolls Shopping Center                               Rite Aid                  20,819              9/29/00
59        333 Sam Houston Office Building                               N/A                      N/A                  N/A
61        Delta Fair Shopping Center                                  Payless                   30,080             11/30/11
62        WILLOW SPRINGS SHOPPING CENTER  (1I)                          N/A                      N/A                  N/A
63        VILLA SHOPPING CENTER  (1I)                             Animal Crackers               5,263               7/31/01
64        CRYSTAL GARDENS SHOPPING CENTER  (1I)                     Young's Cafe                4,500               6/1/03
66        BJ's Plaza Shopping Center                                    N/A                      N/A                  N/A
72        Fashion Outlet Center                                         N/A                      N/A                  N/A
74        Tetra - Chase Texas Bank Center                  Texas Commerce Bank/Chase Bank       13,043              3/31/02
75        1384-1450 PARK AVENUE  (1K)                                   N/A                      N/A                  N/A
76        ROJACKS SUPERMARKET/CVS PHARMACY  (1K)                        N/A                      N/A                  N/A
77        TRUCCHI'S SUPERMARKET  (1K)                                   N/A                      N/A                  N/A
78        Campus Hills Shopping Center                               Food Lion                  40,000              5/11/19
81        Summit Square Shopping Center                         The Lighting Gallery            10,224              6/1/08
83        294-306A Harvard Street                                       CVS                     6,100               1/31/01
84        929 PEARL STREET  (1L)                              Porzak Browning & Johns           6,702               12/1/01
85        2005 TENTH STREET  (1L)                                   Carter Chase                2,655               9/30/00
86        Industrial Warehouse                              Cendant Software Corporation       151,813              6/30/00
88        Pleasant Hill Executive Park                               State Farm                 13,159             10/15/03
90        Silverside-Carr Corporate Center                            GSA IRS                   33,359              1/12/02
92        Bell Palm Plaza                                        Peter Piper Pizza              12,000              7/31/02
95        West Ashley Shoppes Shopping Center                         Waccamaw                  36,416              9/30/08
101       Carlisle Commerce Center                                      N/A                      N/A                  N/A
102       Glendale Medical Arts Center                                  N/A                      N/A                  N/A
103       Batavia Wood Medical Center                                   N/A                      N/A                  N/A
104       Village Green Plaza Shopping Center                           N/A                      N/A                  N/A
105       South Bank Riverwalk Retail                                Paesano's                  8,017               1/31/05
124       El Monte Shopping Center                                Hancock Fabrics               11,700              5/31/11
127       Washington Square Shopping Center                       Books-A-Million               31,785              1/31/04
128       Beechnut Village Shopping Center                    Hollywood Entertainment           8,835               7/31/05
130       Westridge Marketplace                                      Food Lion                  32,147             12/30/16
132       Cypress Center                                                N/A                      N/A                  N/A
138       8800 Roswell Road Office Park                        American Direct Credit           11,972             11/30/00
144       220 Jackson Street                                            ICA                     5,858              12/31/07
145       Weis Plaza                                             C T Farm & Country             17,619              6/30/03
146       75 Canton Office Park                                         N/A                      N/A                  N/A
147       CAPITAL HEIGHTS SHOPPING CENTER  (2)                          N/A                      N/A                  N/A
148       Emerald Center                                            T-Shirt Mart                9,000                 MTM
149       NationsBank Office Building                               Ryder Truck                 11,638              12/1/99
150       Pecos Trail Office Compound, Phase III                        N/A                      N/A                  N/A
151       HealthSouth Medical Plaza                            Healthsouth Deaconess            16,830             10/31/07
157       Parkway Shopping Center                                       N/A                      N/A                  N/A
158       1600 Congress Street/343 Forest Avenue               Occupational Health &            15,239              3/1/00
                                                                 Rehabilitation, Inc.
162       Owens Corning Manufacturing Warehouse                         N/A                      N/A                  N/A
163       Daley Square                                       Kinko's of La Jolla, Inc.          5,400              10/31/05
164       Old Florida Plaza                                         Living Word                 11,960              7/12/03
165       Arrowhead Creekside Center                           Zandra S. Nocera, M.D.           5,293               2/7/08
167       3005 Peachtree Road                                      Cartel Realty                3,929               10/1/04
172       Fairview Market                                               N/A                      N/A                  N/A
174       Embassy Building                                  National Policy Association         5,482              11/30/03
176       Westheimer Plaza Shopping Center                      Bell Cleaners, Inc.             3,000               1/30/05
177       129-133 West 29th Street                              A. Schneller & Sons             11,250              3/1/99
179       Clarendon CVS                                        TCS Realty Associates            2,200              12/14/07
181       135 Raritan Center Parkway                          Pinnacle Federal Credit           11,960              12/1/01
182       The Treasury Center                                  Richard & Andrew Eflin           5,170               9/30/03
185       Cottonwood Medical & Dental Center                         Smith DDS                  5,878               1/25/11
186       Blue Bell Shopping Center                               U.S. Post Office              10,400              7/11/12
187       Sun Plaza                                           Jeffco Montessori School          10,200              8/15/01
188       Kirkland Business Center                                     B.F.I.                   16,000              9/30/02
189       Colima Plaza                                                  N/A                      N/A                  N/A


                                                            Major Tenant # 3             Major Tenant # 3       Major Tenant # 3
#   Property Name                                                 Name                       Sq. Ft.          Lease Expiration Date

1   Oakwood Plaza                                          BJ's Wholesale Club               107,653                10/31/19
6   Herald Center                                     Department of Motor Vehicles            30,000                 3/1/09
10  STONE FORT LAND - THE TALLAN OFFICE BUILDING &     Chambliss, Bahner & Stophel            16,878                 1/31/00
    THE TALLAN PARKING GARAGE  (1C)
11  STONE FORT LAND - THE KRYSTAL OFFICE                           N/A                         N/A                     N/A
    BUILDING  (1C)
12  STONE FORT LAND - RIVERSIDE CENTER  (1C)                       N/A                         N/A                     N/A
13  STONE FORT LAND - HARRISON DIRECT                              N/A                         N/A                     N/A
    WAREHOUSE  (1C)
14  STONE FORT LAND - TENNESSEE AMERICAN WATER                     N/A                         N/A                     N/A
    COMPANY OFFICE BUILDING  (1C)
15  Center At The Plant                                         OfficeMax                     23,500                 10/1/13
19  Charles River Center                                  Old Navy Clothing Co.               14,765                 10/1/03
20  Fox Run Shopping Center                                        N/A                         N/A                     N/A
21  TWO UNIVERSITY PLAZA  (1E)                                     N/A                         N/A                     N/A
22  800-900 LANIDEX PLAZA  (1E)                          American Express Travel              20,679                10/31/03
23  140 LITTLETON ROAD  (1E)                                       N/A                         N/A                     N/A
24  Embarcadero Corporate Center                                   N/A                         N/A                     N/A
25  Best Buy Plaza Shopping Center                              OfficeMax                     30,326                 9/1/11
28  The Court at Deptford II                                 Barnes & Noble                   25,719                 7/1/13
30  Crossroads at Buckland Hills                                   N/A                         N/A                     N/A
31  Deerbrook Crossing Shopping Center  (3)             H.E. Butt Grocery Company             28,184                 6/30/12
33  Lake Mead Pavilion Shopping Center                             N/A                         N/A                     N/A
34  Ontario Plaza                                                  N/A                         N/A                     N/A
36  Penney's Plaza                                           Cost Plus, Inc.                  18,000                 6/30/05
38  Bell Run Plaza                                                 N/A                         N/A                     N/A
43  Tower Plaza Retail Center                                  Rader, Inc.                    11,146                 3/31/07
45  The Mosby Building & Apartments                                N/A                         N/A                     N/A
46  211 South Gulph Road                                           N/A                         N/A                     N/A
53  Diamond Bar Towne Center                                       N/A                         N/A                     N/A
58  Cherry Knolls Shopping Center                                  N/A                         N/A                     N/A
59  333 Sam Houston Office Building                                N/A                         N/A                     N/A
61  Delta Fair Shopping Center                               Ben Franklin's                   17,000                 2/28/04
62  WILLOW SPRINGS SHOPPING CENTER  (1I)                           N/A                         N/A                     N/A
63  VILLA SHOPPING CENTER  (1I)                            Apple Beauty Supply                3,000                  6/30/01
64  CRYSTAL GARDENS SHOPPING CENTER  (1I)                          N/A                         N/A                     N/A
66  BJ's Plaza Shopping Center                                     N/A                         N/A                     N/A
72  Fashion Outlet Center                                          N/A                         N/A                     N/A
74  Tetra - Chase Texas Bank Center                                N/A                         N/A                     N/A
75  1384-1450 PARK AVENUE  (1K)                                    N/A                         N/A                     N/A
76  ROJACKS SUPERMARKET/CVS PHARMACY  (1K)                         N/A                         N/A                     N/A
77  TRUCCHI'S SUPERMARKET  (1K)                                    N/A                         N/A                     N/A
78  Campus Hills Shopping Center                                   N/A                         N/A                     N/A
81  Summit Square Shopping Center                                  N/A                         N/A                     N/A
83  294-306A Harvard Street                                      KB Toys                      5,244                 12/31/08
84  929 PEARL STREET  (1L)                                       Bacaro                       4,400                  9/1/08
85  2005 TENTH STREET  (1L)                             Pinpoint Solutions, Inc.              2,402                 12/31/99
86  Industrial Warehouse                                           N/A                         N/A                     N/A
88  Pleasant Hill Executive Park                              Roberts Eng.                    11,613                 9/15/03
90  Silverside-Carr Corporate Center                               N/A                         N/A                     N/A
92  Bell Palm Plaza                                            3 Hermanos                     8,125                  3/31/02
95  West Ashley Shoppes Shopping Center                            N/A                         N/A                     N/A
101 Carlisle Commerce Center                                       N/A                         N/A                     N/A
102 Glendale Medical Arts Center                                   N/A                         N/A                     N/A
103 Batavia Wood Medical Center                                    N/A                         N/A                     N/A
104 Village Green Plaza Shopping Center                            N/A                         N/A                     N/A
105 South Bank Riverwalk Retail                             Howl at the Moon                  7,055                  3/31/00
124 El Monte Shopping Center                                       N/A                         N/A                     N/A
127 Washington Square Shopping Center                         Ga. Theatres                    25,000                 2/19/01
128 Beechnut Village Shopping Center                               N/A                         N/A                     N/A
130 Westridge Marketplace                                          N/A                         N/A                     N/A
132 Cypress Center                                                 N/A                         N/A                     N/A
138 8800 Roswell Road Office Park                       Analysis & Technology/CCI             7,776                  12/1/01
144 220 Jackson Street                                       Tolleson Design                  3,777                  9/30/07
145 Weis Plaza                                                     N/A                         N/A                     N/A
146 75 Canton Office Park                                          N/A                         N/A                     N/A
147 CAPITAL HEIGHTS SHOPPING CENTER  (2)                           N/A                         N/A                     N/A
148 Emerald Center                                                 N/A                         N/A                     N/A
149 NationsBank Office Building                                  Step Up                      8,200                  2/1/03
150 Pecos Trail Office Compound, Phase III                         N/A                         N/A                     N/A
151 HealthSouth Medical Plaza                                      N/A                         N/A                     N/A
157 Parkway Shopping Center                                        N/A                         N/A                     N/A
158 1600 Congress Street/343 Forest Avenue           National Medical Care (Bio-Med)          9,970                  5/1/04
162 Owens Corning Manufacturing Warehouse                          N/A                         N/A                     N/A
163 Daley Square                                        John & Antionette Lococo              4,786                  6/30/03
164 Old Florida Plaza                                         Emerald Coast                   10,404                 12/4/11
165 Arrowhead Creekside Center                     Innonvative Practice Concepts, Inc.        2,720                  9/30/08
167 3005 Peachtree Road                                       Lo Spuntino                     3,322                  5/1/03
172 Fairview Market                                                N/A                         N/A                     N/A
174 Embassy Building                                               N/A                         N/A                     N/A
176 Westheimer Plaza Shopping Center                  Chef Huang's Hunan Restaurant           3,000                  8/31/00
177 129-133 West 29th Street                               Joseph Biunno, Inc.                9,375                  8/1/01
179 Clarendon CVS                                                  N/A                         N/A                     N/A
181 135 Raritan Center Parkway                               Occucenter Inc.                  8,030                  10/1/99
182 The Treasury Center                                          Bisons                       4,620                  9/30/03
185 Cottonwood Medical & Dental Center                     Clinical Pediatrics                3,855                  3/11/11
186 Blue Bell Shopping Center                                   Rite Aid                      6,400                  1/16/01
187 Sun Plaza                                                Bicycle Village                  8,108                  9/30/02
188 Kirkland Business Center                              Charles Loomis, Inc.                20,000                 9/30/01
189 Colima Plaza                                                   N/A                         N/A                     N/A

                  Major Tenants of the Commercial Properties

#         Property Name                                                           Property Type      Sq. Ft.

190       Kmart - Columbus                                                        Retail              94,605
194       Sonora Crossroads                                                       Retail              20,419
197       Scottsdale Air Park                                                     Industrial          34,596
198       Preston Royal Office Park                                               Office              62,294
199       Regent Place Office Building                                            Office              42,183
202       Virginia Dare Office Building                                           Office              33,432
204       Heritage Square Retail Center                                           Retail              41,870
205       KESSEL FOOD MARKET - FLUSHING  (1N)                                     Retail              36,000
206       KESSEL FOOD MARKET - GRAND BLANC  (1N)                                  Retail              30,000
207       178-188 Middle Street                                                   Mixed Use           53,565
208       350 Raritan Center Parkway                                              Industrial          80,240
211       Country Club Corner Retail Center                                       Retail              24,951
213       Esprit Office Building                                                  Office              29,319
214       Mission Plaza                                                           Retail              25,251
215       Broussard Village Shopping Center                                       Retail              24,275
218       Jeffco Plaza                                                            Industrial          69,856
220       Preston Plaza                                                           Retail              13,267
226       Perimeter Plaza Shopping Center                                         Retail              41,000
233       Sixth & Gass Office Building                                            Office              15,403
235       Savemart Shopping Center                                                Retail              21,160
241       Corona Industrial Center                                                Industrial          54,000
247       The Northwest Medical Plaza Shopping Center                             Retail              51,960
248       Kingsley Business Center                                                Industrial          86,620
249       OfficeMax                                                               Retail              23,500
250       Rutherford Place                                                        Mixed Use           51,280
251       The Woods II Office Buildings                                           Office              23,914
252       Greenville Avenue B & G                                                 Retail              13,314
257       Montgomery Village Executive Plaza Phase I                              Office              42,783
259       Parker Road Retail                                                      Retail              32,125
260       Smith Shopping Center                                                   Retail              19,455
261       Rivermont Park                                                          Industrial         217,783
263       Free Street Office Building                                             Office              29,897
264       Maple Valley Plaza                                                      Retail              28,905
268       Kmart - Charleston                                                      Retail             104,000
270       The Wachler Building                                                    Mixed Use            9,587
271       CTC II Building                                                         Industrial          19,360
273       Diversey & Sheffield Plaza                                              Retail              13,192
274       The Pinger Building                                                     Mixed Use           35,750
275       Elden Professional Building                                             Office              19,054
278       Granada Plaza                                                           Retail              22,900
280       2221 Lee Road Office Building                                           Office              28,000
282       201 Commonwealth Court                                                  Office              13,149
287       Kessel Food Market - Saginaw                                            Retail              35,755
288       Talbot Center                                                           Retail               8,540
292       Camel Toe Plaza Shopping Center                                         Retail              35,170
293       Washington Park Offices                                                 Office              26,400
297       Food City Retail Center                                                 Retail              19,738
300       Northgate Plaza                                                         Retail              20,592
303       Oak Lawn Square                                                         Retail               9,747
304       Flat Iron Building                                                      Office              30,244
306       TEXAS CITY MEDICAL OFFICE BUILDING  (1Q)                                Office              12,456
311       871 Islington Street                                                    Office              24,969
313       TERRITORIAL VILLAGE  (1R)                                               Retail              10,444
314       TELSHOR TOWER PLAZA  (1R)                                               Mixed Use            4,485
315       Congress Building                                                       Office              28,977
321       59-15 55th Street                                                       Industrial          11,000
323       Carillon Retail Center                                                  Retail              12,683
325       Penn State Office Building                                              Office               9,998
331       Skyline Mall                                                            Retail              17,881
332       James Road Medical Center                                               Office               9,070



                                                              Major Tenant # 1             Major Tenant # 1       Major Tenant # 1
#   Property Name                                                   Name                       Sq. Ft.         Lease Expiration Date

190 Kmart - Columbus                                               Kmart                        94,605               3/31/19
194 Sonora Crossroads                                       Payless Shoe Source                 4,342                5/31/05
197 Scottsdale Air Park                                    Aquaris Medical Corp.                10,239              11/30/03
198 Preston Royal Office Park                                       N/A                          N/A                   N/A
199 Regent Place Office Building                               TexSys RD Corp                   18,418               9/30/02
202 Virginia Dare Office Building                           WLC Architects, Inc.                14,111               4/30/01
204 Heritage Square Retail Center                        Thrifty Drug ($.98 Store)              20,000               5/31/14
205 KESSEL FOOD MARKET - FLUSHING  (1N)                      Kessel Food Market                 36,000               3/31/16
206 KESSEL FOOD MARKET - GRAND BLANC  (1N)                   Kessel Food Market                 30,000               3/31/16
207 178-188 Middle Street                                  Boston Alliance Group                18,000               6/1/02
208 350 Raritan Center Parkway                     Public Service Electric & Gas Company        80,240               1/31/05
211 Country Club Corner Retail Center                     H & K Enterprises, Inc.               4,900                8/31/08
213 Esprit Office Building                                  Ultra Funding, Ltd.                 7,958                9/30/99
214 Mission Plaza                                           United Merchandising                9,000                1/1/05
215 Broussard Village Shopping Center                            Hitz Video                     6,000                3/31/04
218 Jeffco Plaza                                                Jeffco, Inc.                    49,351               1/1/09
220 Preston Plaza                                               Carpet Mills                    3,500                1/31/09
226 Perimeter Plaza Shopping Center                              Food Lion                      29,000              11/30/11
233 Sixth & Gass Office Building                             Main Gorman & Co.                  4,730                7/1/03
235 Savemart Shopping Center                                  Hollywood Video                   7,640                5/1/08
241 Corona Industrial Center                                        N/A                          N/A                   N/A
247 The Northwest Medical Plaza Shopping Center                     N/A                          N/A                   N/A
248 Kingsley Business Center                                    Garland MFG                     13,782               3/31/01
249 OfficeMax                                                 OfficeMax, Inc.                   23,500               3/30/13
250 Rutherford Place                                           State of Texas                   31,405               12/1/03
251 The Woods II Office Buildings                                   N/A                          N/A                   N/A
252 Greenville Avenue B & G                                 Terilli's Restaurant                4,504               12/31/09
257 Montgomery Village Executive Plaza Phase I                      N/A                          N/A                   N/A
259 Parker Road Retail                                 Castle Dental Centers of Texas           6,554                8/31/01
260 Smith Shopping Center                                      Smith Furriers                   7,200                3/1/03
261 Rivermont Park                                          Prosperity Furniture                42,000               7/31/00
263 Free Street Office Building                                DuFresne-Henry                   6,253                7/31/01
264 Maple Valley Plaza                                         Szechuan House                   3,230                9/1/99
268 Kmart - Charleston                                             Kmart                       104,000               3/25/19
270 The Wachler Building                                      Standard Federal                  3,295                2/28/02
271 CTC II Building                                            Thor 24, Inc.                    10,560               3/31/06
273 Diversey & Sheffield Plaza                                    Coconuts                      6,180                6/30/02
274 The Pinger Building                                 Dan Pinger Public Relations             18,000               5/31/03
275 Elden Professional Building                            Advance Presentations                2,313                5/31/01
278 Granada Plaza                                               Ormond Diner                    2,700                8/31/03
280 2221 Lee Road Office Building                           Essex Builders Group                5,203                8/31/00
282 201 Commonwealth Court                                     The Inc. Group                   3,899               10/31/02
287 Kessel Food Market - Saginaw                             Kessel Food Market                 35,755               3/1/19
288 Talbot Center                                                 Talbot's                      4,500                5/1/08
292 Camel Toe Plaza Shopping Center                          Stage Stores, Inc.                 12,000               1/31/01
293 Washington Park Offices                                   SSR Engineering                   3,200                2/28/02
297 Food City Retail Center                                    99 Cent Store                    5,338               10/31/02
300 Northgate Plaza                                          99 Cents and More                  4,000                2/28/04
303 Oak Lawn Square                                          Intercounty Title                  3,224                2/28/04
304 Flat Iron Building                                              N/A                          N/A                   N/A
306 TEXAS CITY MEDICAL OFFICE BUILDING  (1Q)             Columbia Mainland Hospital             5,327               12/31/99
311 871 Islington Street                                       Direct Capital                   8,042                3/31/00
313 TERRITORIAL VILLAGE  (1R)                                  Durango Bagel                    1,878                7/1/00
314 TELSHOR TOWER PLAZA  (1R)                                    Dr. Klein                      1,782                12/1/99
315 Congress Building                                           Pitch Weekly                    6,921                8/31/99
321 59-15 55th Street                                  Leewen Mechanical Corporation            11,000              12/31/17
323 Carillon Retail Center                                     A&S BBQ, Inc.                    3,875                6/30/04
325 Penn State Office Building                                  AZ Guidance                     2,548                4/1/02
331 Skyline Mall                                                 Media Plus                     2,600                10/1/01
332 James Road Medical Center                                    DH Family                      5,400                5/30/03



                                                                  Major Tenant # 2         Major Tenant # 2    Major Tenant # 2
#         Property Name                                                 Name                   Sq. Ft.       Lease Expiration Date

190       Kmart - Columbus                                              N/A                      N/A                  N/A
194       Sonora Crossroads                                        Hallmark Cards               4,200               8/23/03
197       Scottsdale Air Park                                      Coterie, Inc.                8,169              11/30/03
198       Preston Royal Office Park                                     N/A                      N/A                  N/A
199       Regent Place Office Building                            Chevy Chase Bank              6,598               9/30/02
202       Virginia Dare Office Building                     Rancho Cucamonga Dental Care        5,001               9/30/06
204       Heritage Square Retail Center                                 N/A                      N/A                  N/A
205       KESSEL FOOD MARKET - FLUSHING  (1N)                           N/A                      N/A                  N/A
206       KESSEL FOOD MARKET - GRAND BLANC  (1N)                        N/A                      N/A                  N/A
207       178-188 Middle Street                                Disability Reinsurance           9,135               3/1/04
208       350 Raritan Center Parkway                                    N/A                      N/A                  N/A
211       Country Club Corner Retail Center                   Bullfrog Wine & Spirits           3,146               8/31/02
213       Esprit Office Building                            Wind Traveller Consulting DB        3,717               5/31/01
214       Mission Plaza                                      Stateside Office Supplies          5,221               4/1/04
215       Broussard Village Shopping Center                        Sicily's Pizza               6,000               12/1/03
218       Jeffco Plaza                                         Greyhound Lines, Inc.            14,305              4/30/02
220       Preston Plaza                                           Persepolis Rugs               3,388              12/31/08
226       Perimeter Plaza Shopping Center                      Averitt Express, Inc.            7,200               8/14/99
233       Sixth & Gass Office Building                    Gifford, Vernon, Beasey & Barker      4,237               10/1/02
235       Savemart Shopping Center                                      N/A                      N/A                  N/A
241       Corona Industrial Center                                      N/A                      N/A                  N/A
247       The Northwest Medical Plaza Shopping Center                   N/A                      N/A                  N/A
248       Kingsley Business Center                                      N/A                      N/A                  N/A
249       OfficeMax                                                     N/A                      N/A                  N/A
250       Rutherford Place                                     Freedom Power Systems            5,546               12/1/02
251       The Woods II Office Buildings                                 N/A                      N/A                  N/A
252       Greenville Avenue B & G                              Greenville Bar & Grill           3,705              12/31/09
257       Montgomery Village Executive Plaza Phase I                    N/A                      N/A                  N/A
259       Parker Road Retail                                   Whole Body Rehab, Inc.           5,231               5/31/00
260       Smith Shopping Center                              Chicago Title & Trust Co.          5,905               7/1/00
261       Rivermont Park                                            Market Place                23,040              4/1/00
263       Free Street Office Building                              Guaranty Title               3,697              10/31/03
264       Maple Valley Plaza                                            N/A                      N/A                  N/A
268       Kmart - Charleston                                            N/A                      N/A                  N/A
270       The Wachler Building                                   D. Wachler & Sons              2,445               1/1/09
271       CTC II Building                                        Storage Technology             8,800               9/19/01
273       Diversey & Sheffield Plaza                           Einstein's Bagel Bros.           2,332               8/31/00
274       The Pinger Building                                 Clements, Mahan & Cohen           4,500               6/14/04
275       Elden Professional Building                      Associates Financial Services        2,111               8/31/99
278       Granada Plaza                                            Granada Travel               2,700              12/31/00
280       2221 Lee Road Office Building                       First Franklin Financial          4,366              10/31/00
282       201 Commonwealth Court                                       CADre                    3,597              11/30/02
287       Kessel Food Market - Saginaw                                  N/A                      N/A                  N/A
288       Talbot Center                                            Charles Schwab               1,400              10/31/03
292       Camel Toe Plaza Shopping Center                               N/A                      N/A                  N/A
293       Washington Park Offices                                       N/A                      N/A                  N/A
297       Food City Retail Center                                    Color Tyme                 4,837               6/30/01
300       Northgate Plaza                                            Dicicco's                  2,800              12/31/00
303       Oak Lawn Square                                      Kitchen's of Sara Lee            2,580               3/31/04
304       Flat Iron Building                                            N/A                      N/A                  N/A
306       TEXAS CITY MEDICAL OFFICE BUILDING  (1Q)                      UTMB                    2,028               9/30/00
311       871 Islington Street                                 Barradas, Yeaton, Wold           2,600               5/31/99
313       TERRITORIAL VILLAGE  (1R)                             Mesilla Volley Beach            1,819               8/1/00
314       TELSHOR TOWER PLAZA  (1R)                              Tassos Restaurant              1,510               1/1/00
315       Congress Building                                         BV&K Direct                 4,757               9/30/00
321       59-15 55th Street                                             N/A                      N/A                  N/A
323       Carillon Retail Center                                   Mathen Mathen                2,742               3/31/01
325       Penn State Office Building                             Genuine Auto Parts             1,550               2/1/01
331       Skyline Mall                                             Billy's Pizza                1,800               7/1/08
332       James Road Medical Center                                  Dr. Bowen                  1,633               5/31/03

                                                            Major Tenant # 3             Major Tenant # 3       Major Tenant # 3
#   Property Name                                                 Name                       Sq. Ft.          Lease Expiration Date

190 Kmart - Columbus                                               N/A                         N/A                     N/A
194 Sonora Crossroads                                           Chubby's                      2,318                  7/11/00
197 Scottsdale Air Park                                   Great American Events               8,057                 10/31/05
198 Preston Royal Office Park                                      N/A                         N/A                     N/A
199 Regent Place Office Building                             DSI Consulting                   5,382                  3/31/00
202 Virginia Dare Office Building                         E.D.C. Services Corp.               4,400                  6/30/01
204 Heritage Square Retail Center                                  N/A                         N/A                     N/A
205 KESSEL FOOD MARKET - FLUSHING  (1N)                            N/A                         N/A                     N/A
206 KESSEL FOOD MARKET - GRAND BLANC  (1N)                         N/A                         N/A                     N/A
207 178-188 Middle Street                                    Denley Enright                   5,400                  8/1/01
208 350 Raritan Center Parkway                                     N/A                         N/A                     N/A
211 Country Club Corner Retail Center                     Mail, Packaging Etc.                2,588                  4/10/03
213 Esprit Office Building                             Incircuit Development Corp.            3,518                  4/30/00
214 Mission Plaza                                            The Video Zone                   3,880                  10/1/99
215 Broussard Village Shopping Center                              N/A                         N/A                     N/A
218 Jeffco Plaza                                                   N/A                         N/A                     N/A
220 Preston Plaza                                            Great Outdoors                   2,367                 12/31/06
226 Perimeter Plaza Shopping Center                     Cookeville Reg. Med. Ctr.             4,800                  7/31/02
233 Sixth & Gass Office Building                       Western Reporting Services             2,462                  11/1/03
235 Savemart Shopping Center                                       N/A                         N/A                     N/A
241 Corona Industrial Center                                       N/A                         N/A                     N/A
247 The Northwest Medical Plaza Shopping Center                    N/A                         N/A                     N/A
248 Kingsley Business Center                                       N/A                         N/A                     N/A
249 OfficeMax                                                      N/A                         N/A                     N/A
250 Rutherford Place                                               N/A                         N/A                     N/A
251 The Woods II Office Buildings                                  N/A                         N/A                     N/A
252 Greenville Avenue B & G                            The Flying Burro Restaurant            3,705                 12/31/09
257 Montgomery Village Executive Plaza Phase I                     N/A                         N/A                     N/A
259 Parker Road Retail                                             N/A                         N/A                     N/A
260 Smith Shopping Center                                     Modern Tuxedo                   2,600                  6/1/06
261 Rivermont Park                                                 N/A                         N/A                     N/A
263 Free Street Office Building                                    N/A                         N/A                     N/A
264 Maple Valley Plaza                                             N/A                         N/A                     N/A
268 Kmart - Charleston                                             N/A                         N/A                     N/A
270 The Wachler Building                                           N/A                         N/A                     N/A
271 CTC II Building                                                N/A                         N/A                     N/A
273 Diversey & Sheffield Plaza                                     N/A                         N/A                     N/A
274 The Pinger Building                                Integrated Research Assoc.             4,500                  8/14/02
275 Elden Professional Building                                    N/A                         N/A                     N/A
278 Granada Plaza                                             Coast Dental                    2,400                  9/30/01
280 2221 Lee Road Office Building                       McKeever, Albert & Barth              3,826                  8/31/03
282 201 Commonwealth Court                                    CADD Graphics                   2,142                 10/31/02
287 Kessel Food Market - Saginaw                                   N/A                         N/A                     N/A
288 Talbot Center                                              Beard & Co.                    1,320                  3/31/02
292 Camel Toe Plaza Shopping Center                                N/A                         N/A                     N/A
293 Washington Park Offices                                        N/A                         N/A                     N/A
297 Food City Retail Center                                Bolas el Herradero                 2,100                  4/30/01
300 Northgate Plaza                                                N/A                         N/A                     N/A
303 Oak Lawn Square                                          Frankie's Beef                   1,484                 11/30/03
304 Flat Iron Building                                             N/A                         N/A                     N/A
306 TEXAS CITY MEDICAL OFFICE BUILDING  (1Q)         University Texas Medical Branch          2,191                  9/30/00
311 871 Islington Street                                           N/A                         N/A                     N/A
313 TERRITORIAL VILLAGE  (1R)                                 Greco Rentals                   1,251                  12/1/00
314 TELSHOR TOWER PLAZA  (1R)                              Dr. Louis Benevento                1,193                  9/1/99
315 Congress Building                                      Alan Feingold Assoc                4,700                 11/30/04
321 59-15 55th Street                                              N/A                         N/A                     N/A
323 Carillon Retail Center                                         N/A                         N/A                     N/A
325 Penn State Office Building                              Genuine Parts Co.                 1,476                  5/1/01
331 Skyline Mall                                                   N/A                         N/A                     N/A
332 James Road Medical Center                                      N/A                         N/A                     N/A

(1C) The Mortgage Loans secured by Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage, Stone Fort Land - The Krystal Office Building, Stone Fort Land - Riverside Center, Stone Fort Land - Harrison Direct Warehouse, and Stone Fort Land - Tennessee American Water Company Office Building, respectively, are cross-collateralized and cross-defaulted.

(1E) A Single Mortgage Note secured by Two University Plaza, 800-900 Lanidex Plaza and 140 Littleton Road, respectively.

(1I) The Mortgage Loans secured by Willow Springs Shopping Center, Villa Shopping Center and Crystal Gardens Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1K) A Single Mortgage Note secured by 1384-1450 Park Avenue, Rojacks Supermarket/CVS Pharmacy and Trucchi's Supermarket, respectively.

(1L) The Mortgage Loans secured by 929 Pearl Street and 2005 Tenth Street, respectively, are cross-collateralized and cross-defaulted.

(1N) A Single Mortgage Note secured by Kessel Food Market- Flushing and Kessel Food Market-Grand Blanc, respectively.

(1Q) The Mortgage Loans secured by Texas City Medical Office Building and Hollyvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1R) The Mortgage Loans secured by Territorial Village and Telshor Tower Plaza, respectively, are cross-collateralized and cross-defaulted.

(2) The Mortgage Loan secured by Capital Heights Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

                           Additional Mortgage Loan Information


                                                                Property                                  Property
#   Property Name                                                 Type                                   Sub-type

1   Oakwood Plaza                                            Retail                                        Anchored
2   Arbor Lake Club Apartments  (1A)                         Multifamily
3   The Parkview Apartments - FL  (1A)                       Multifamily
4   Heron's Cove Apartments  (1A)                            Multifamily
5   Horizons North Apartments  (1A)                          Multifamily
6   Herald Center                                            Retail                                        Anchored
7   Sterling Point Apartments  (1B)                          Multifamily
8   Sandridge Apartments  (1B)                               Multifamily
9   Woodscape Apartments  (1B)                               Multifamily
10  Stone Fort Land - The Tallan Office Building &
    The Tallan Parking Garage  (1C)                          Mixed Use                                   Office/Garage
11  Stone Fort Land - The Krystal Office
    Building  (1C)                                           Office
12  Stone Fort Land - Riverside Center  (1C)                 Office
13  Stone Fort Land - Harrison Direct Warehouse  (1C)        Industrial
14  Stone Fort Land - Tennessee American Water
    Company Office Building  (1C)                            Office
15  Center At The Plant                                      Retail                                     Shadow Anchored
16  The Boardwalk                                            Multifamily
17  Cherry Creek Retirement Village  (1D)                    Independent/Assisted Living
18  Remington Heights Retirement Community  (1D)             Independent/Assisted Living
19  Charles River Center                                     Retail                                        Anchored
20  Fox Run Shopping Center                                  Retail                                        Anchored
21  Two University Plaza  (1E)                               Office
22  800-900 Lanidex Plaza  (1E)                              Office
23  140 Littleton Road  (1E)                                 Office
24  Embarcadero Corporate Center                             Office
25  Best Buy Plaza Shopping Center                           Retail                                        Anchored
26  Highland Falls Apartments                                Multifamily
27  Rancho Ocaso                                             Multifamily
28  The Court at Deptford II                                 Retail                                        Anchored
29  Sage Crossing Apartments                                 Multifamily
30  Crossroads at Buckland Hills                             Retail                                        Anchored
31  Deerbrook Crossing Shopping Center                       Retail                                        Anchored
32  Sundance Village Apartments                              Multifamily
33  Lake Mead Pavilion Shopping Center                       Retail                                        Anchored
34  Ontario Plaza                                            Retail                                        Anchored
35  Cole Spring Plaza                                        Multifamily
36  Penney's Plaza                                           Retail                                        Anchored
37  Pines of Westbury                                        Multifamily
38  Bell Run Plaza                                           Retail                                        Anchored
39  River Haven Mobile Home Park  (1F)                       Manufactured Housing
40  Knollwood Estates Mobile Home Park  (1F)                 Manufactured Housing
41  Colesville Towers                                        Multifamily
42  North Pointe Apartments                                  Multifamily
43  Tower Plaza Retail Center                                Retail                                        Anchored
44  Mountain View Mobile Home Park                           Manufactured Housing
45  The Mosby Building & Apartments                          Mixed Use                                Office/Multifamily
46  211 South Gulph Road                                     Office
47  Pinewood Apartments                                      Multifamily
48  U-Haul - Rusfield  (1G)                                  Self Storage
49  U-Haul - San Clemente  (1G)                              Self Storage
50  U-Haul - East Colonial  (1G)                             Self Storage
51  U-Haul - MacArthur Park  (1G)                            Self Storage
52  Park Knolls Apartments                                   Multifamily
53  Diamond Bar Towne Center                                 Retail                                        Anchored
54  U-Haul - Dublin  (1H)                                    Self Storage
55  U-Haul - Northridge  (1H)                                Self Storage
56  U-Haul - Orange Park  (1H)                               Self Storage
57  U-Haul - Tulsa  (1H)                                     Self Storage
58  Cherry Knolls Shopping Center                            Retail                                        Anchored
59  333 Sam Houston Office Building                          Office
60  The Shadowbrook Apartments                               Multifamily
61  Delta Fair Shopping Center                               Retail                                        Anchored
62  Willow Springs Shopping Center  (1I)                     Mixed Use                             Office/Retail/Multifamily
63  Villa Shopping Center  (1I)                              Retail                                       Unanchored
64  Crystal Gardens Shopping Center  (1I)                    Mixed Use                                   Office/Retail
65  Hazelcrest Place                                         Multifamily
66  BJ's Plaza Shopping Center                               Retail                                        Anchored
67  Holiday Inn Express - City Center                        Hotel                                      Limited Service
68  U-Haul - Margate  (1J)                                   Self Storage
69  U-Haul - Copperfield  (1J)                               Self Storage
70  U-Haul - Hampton  (1J)                                   Self Storage
71  U-Haul - Lodi  (1J)                                      Self Storage
72  Fashion Outlet Center                                    Retail                                       Unanchored
73  Tivoli Apartments                                        Multifamily
74  Tetra - Chase Texas Bank Center                          Office
75  1384-1450 Park Avenue  (1K)                              Retail                                        Anchored
76  Rojacks Supermarket/CVS Pharmacy  (1K)                   Retail                                        Anchored
77  Trucchi's Supermarket  (1K)                              Retail                                        Anchored
78  Campus Hills Shopping Center                             Retail                                        Anchored


                                                                                              Occupancy              Date of
                                                                      Hotel                    Rate at              Occupancy
#   Property Name                                                   Franchise             Underwriting (3)            Rate

1   Oakwood Plaza                                                                                96%                 3/26/99
2   Arbor Lake Club Apartments  (1A)                                                             94%                 1/1/99
3   The Parkview Apartments - FL  (1A)                                                           97%                 1/1/99
4   Heron's Cove Apartments  (1A)                                                                98%                 1/20/99
5   Horizons North Apartments  (1A)                                                              92%                 1/1/99
6   Herald Center                                                                               100%                 2/1/99
7   Sterling Point Apartments  (1B)                                                              96%                 4/23/99
8   Sandridge Apartments  (1B)                                                                   95%                 4/23/99
9   Woodscape Apartments  (1B)                                                                   96%                 1/22/99
10  Stone Fort Land - The Tallan Office Building &
    The Tallan Parking Garage  (1C)                                                              88%                 3/17/99
11  Stone Fort Land - The Krystal Office
    Building  (1C)                                                                               86%                 3/25/99
12  Stone Fort Land - Riverside Center  (1C)                                                     99%                 3/17/99
13  Stone Fort Land - Harrison Direct Warehouse  (1C)                                           100%                 4/28/99
14  Stone Fort Land - Tennessee American Water
    Company Office Building  (1C)                                                               100%                 3/17/99
15  Center At The Plant                                                                          99%                 1/1/99
16  The Boardwalk                                                                                96%                 1/26/99
17  Cherry Creek Retirement Village  (1D)                                                        98%                 2/28/99
18  Remington Heights Retirement Community  (1D)                                                 93%                 2/1/99
19  Charles River Center                                                                        100%                 11/1/98
20  Fox Run Shopping Center                                                                      97%                 2/8/99
21  Two University Plaza  (1E)                                                                   94%                 1/14/99
22  800-900 Lanidex Plaza  (1E)                                                                  95%                 2/28/99
23  140 Littleton Road  (1E)                                                                     94%                 2/28/99
24  Embarcadero Corporate Center                                                                 98%                 5/1/99
25  Best Buy Plaza Shopping Center                                                               93%                12/31/98
26  Highland Falls Apartments                                                                    95%                12/31/98
27  Rancho Ocaso                                                                                 95%                 3/15/99
28  The Court at Deptford II                                                                    100%                 1/18/99
29  Sage Crossing Apartments                                                                     94%                 4/22/99
30  Crossroads at Buckland Hills                                                                 94%                 5/5/99
31  Deerbrook Crossing Shopping Center                                                           96%                 5/5/99
32  Sundance Village Apartments                                                                  93%                 3/31/99
33  Lake Mead Pavilion Shopping Center                                                          100%                 11/1/98
34  Ontario Plaza                                                                                88%                 3/31/99
35  Cole Spring Plaza                                                                            99%                 3/16/99
36  Penney's Plaza                                                                               99%                 4/12/99
37  Pines of Westbury                                                                            88%                 5/18/99
38  Bell Run Plaza                                                                              100%                11/18/98
39  River Haven Mobile Home Park  (1F)                                                           99%                 12/1/98
40  Knollwood Estates Mobile Home Park  (1F)                                                     98%                 4/19/99
41  Colesville Towers                                                                            97%                 3/17/99
42  North Pointe Apartments                                                                      92%                 2/16/98
43  Tower Plaza Retail Center                                                                    98%                 5/1/99
44  Mountain View Mobile Home Park                                                               97%                12/21/98
45  The Mosby Building & Apartments                                                              97%                 4/23/99
46  211 South Gulph Road                                                                        100%                 2/2/99
47  Pinewood Apartments                                                                          92%                 3/18/99
48  U-Haul - Rusfield  (1G)                                                                     100%                 3/1/99
49  U-Haul - San Clemente  (1G)                                                                  96%                 3/4/99
50  U-Haul - East Colonial  (1G)                                                                 97%                 3/4/99
51  U-Haul - MacArthur Park  (1G)                                                                86%                 3/2/99
52  Park Knolls Apartments                                                                       96%                 1/31/99
53  Diamond Bar Towne Center                                                                     98%                 3/3/99
54  U-Haul - Dublin  (1H)                                                                        90%                 3/3/99
55  U-Haul - Northridge  (1H)                                                                    96%                 3/1/99
56  U-Haul - Orange Park  (1H)                                                                   74%                 3/5/99
57  U-Haul - Tulsa  (1H)                                                                         98%                 3/2/99
58  Cherry Knolls Shopping Center                                                                98%                 5/18/99
59  333 Sam Houston Office Building                                                              89%                 5/1/99
60  The Shadowbrook Apartments                                                                   94%                 6/25/98
61  Delta Fair Shopping Center                                                                   93%                 3/10/99
62  Willow Springs Shopping Center  (1I)                                                         96%                 2/1/99
63  Villa Shopping Center  (1I)                                                                 100%                 4/30/99
64  Crystal Gardens Shopping Center  (1I)                                                        75%                 2/1/99
65  Hazelcrest Place                                                                            100%                 3/24/98
66  BJ's Plaza Shopping Center                                                                   99%                 4/5/99
67  Holiday Inn Express - City Center                              Holiday Inn                   N/A                   N/A
68  U-Haul - Margate  (1J)                                                                       77%                 1/15/99
69  U-Haul - Copperfield  (1J)                                                                   93%                 3/2/99
70  U-Haul - Hampton  (1J)                                                                       73%                 3/1/99
71  U-Haul - Lodi  (1J)                                                                          95%                 3/4/99
72  Fashion Outlet Center                                                                       100%                 9/14/98
73  Tivoli Apartments                                                                            99%                 1/1/99
74  Tetra - Chase Texas Bank Center                                                              94%                 3/5/99
75  1384-1450 Park Avenue  (1K)                                                                 100%                 6/30/98
76  Rojacks Supermarket/CVS Pharmacy  (1K)                                                      100%                 6/30/98
77  Trucchi's Supermarket  (1K)                                                                 100%                 6/30/98
78  Campus Hills Shopping Center                                                                 97%                 5/14/99


                                                                   Most Recent
                                                                    Operating                     Most                     Most
                                                                    Statement                    Recent                   Recent
#    Property Name                                                     Date                      Revenue                 Expenses

                                                                                                                       <C.
1    Oakwood Plaza                                                   2/28/99                    $9,615,647               $2,738,594
2    Arbor Lake Club Apartments  (1A)                                1/31/99                     5,795,090                2,201,959
3    The Parkview Apartments - FL  (1A)                              1/31/99                     1,781,469                  643,077
4    Heron's Cove Apartments  (1A)                                   1/31/99                     2,125,457                1,027,035
5    Horizons North Apartments  (1A)                                 1/31/99                     2,293,573                1,207,845
6    Herald Center                                                   1/31/99                     8,825,364                3,600,420
7    Sterling Point Apartments  (1B)                                 3/31/00                     4,709,708                2,276,210
8    Sandridge Apartments  (1B)                                      3/31/00                     3,237,504                1,433,225
9    Woodscape Apartments  (1B)                                      3/31/00                     2,535,144                1,250,518
10   Stone Fort Land - The Tallan Office Building &
     The Tallan Parking Garage  (1C)                                 12/31/98                    2,544,769                  925,086
11   Stone Fort Land - The Krystal Office
     Building  (1C)                                                  12/31/98                    1,907,124                  807,529
12   Stone Fort Land - Riverside Center  (1C)                        12/31/98                    1,595,147                  336,885
13   Stone Fort Land - Harrison Direct Warehouse  (1C)               12/31/98                      622,560                   89,242
14   Stone Fort Land - Tennessee American Water
     Company Office Building  (1C)                                    4/2/99                       253,109                   87,812
15   Center At The Plant                                              1/1/00                     4,963,449                1,178,938
16   The Boardwalk                                                   3/31/99                     3,609,381                  957,192
17   Cherry Creek Retirement Village  (1D)                           12/31/98                    4,332,338                2,172,142
18   Remington Heights Retirement Community  (1D)                    12/31/98                    2,544,535                1,679,727
19   Charles River Center                                            10/31/99                    2,906,172                  477,939
20   Fox Run Shopping Center                                         12/31/98                    3,726,588                  413,381
21   Two University Plaza  (1E)                                      12/31/98                    2,310,757                1,192,265
22   800-900 Lanidex Plaza  (1E)                                     12/31/98                    1,604,952                  829,356
23   140 Littleton Road  (1E)                                        12/31/98                      484,769                  243,464
24   Embarcadero Corporate Center                                    12/31/98                    3,549,561                  995,844
25   Best Buy Plaza Shopping Center                                  12/31/98                    2,885,806                  650,498
26   Highland Falls Apartments                                       12/31/98                    3,467,004                1,182,454
27   Rancho Ocaso                                                    3/31/99                     1,427,131                  674,558
28   The Court at Deptford II                                        12/31/98                    1,068,469                  197,620
29   Sage Crossing Apartments                                        1/31/99                     3,462,770                1,793,002
30   Crossroads at Buckland Hills                                    2/28/99                     2,082,930                  319,334
31   Deerbrook Crossing Shopping Center                              2/28/99                     2,323,149                  536,187
32   Sundance Village Apartments                                     12/31/97                    2,714,315                  867,990
33   Lake Mead Pavilion Shopping Center                              9/30/98                     2,066,465                  369,009
34   Ontario Plaza                                                   6/16/98                     2,004,229                  464,369
35   Cole Spring Plaza                                               3/31/99                     2,603,780                  933,546
36   Penney's Plaza                                                  12/31/98                    1,889,092                  436,339
37   Pines of Westbury                                               3/31/99                     4,514,043                3,055,203
38   Bell Run Plaza                                                    N/A                             N/A                      N/A
39   River Haven Mobile Home Park  (1F)                              12/31/98                    1,504,246                  519,224
40   Knollwood Estates Mobile Home Park  (1F)                        12/31/98                      475,583                  160,371
41   Colesville Towers                                               3/31/99                     2,575,243                1,135,196
42   North Pointe Apartments                                         12/31/97                    2,593,732                1,099,004
43   Tower Plaza Retail Center                                       4/20/99                     1,702,322                  273,700
44   Mountain View Mobile Home Park                                  12/31/97                    1,699,928                  564,397
45   The Mosby Building & Apartments                                 12/31/98                    2,452,916                  967,987
46   211 South Gulph Road                                              N/A                             N/A                      N/A
47   Pinewood Apartments                                             12/31/98                    2,394,650                  854,034
48   U-Haul - Rusfield  (1G)                                         12/31/98                    1,126,318                  350,518
49   U-Haul - San Clemente  (1G)                                     12/31/98                      435,815                  119,807
50   U-Haul - East Colonial  (1G)                                    12/31/98                      298,008                  139,155
51   U-Haul - MacArthur Park  (1G)                                   12/31/98                      207,655                   91,666
52   Park Knolls Apartments                                          12/31/98                    1,932,970                  699,565
53   Diamond Bar Towne Center                                        9/30/98                     1,234,440                  285,680
54   U-Haul - Dublin  (1H)                                           12/31/98                      657,696                  173,946
55   U-Haul - Northridge  (1H)                                       12/31/98                      490,737                  136,668
56   U-Haul - Orange Park  (1H)                                      12/31/98                      357,332                  148,586
57   U-Haul - Tulsa  (1H)                                            12/31/98                      375,385                  146,741
58   Cherry Knolls Shopping Center                                   12/31/98                    1,624,095                  455,967
59   333 Sam Houston Office Building                                 12/31/98                    2,287,980                1,311,902
60   The Shadowbrook Apartments                                      12/31/98                    1,669,580                  595,270
61   Delta Fair Shopping Center                                      12/31/98                    1,262,192                  412,852
62   Willow Springs Shopping Center  (1I)                            12/31/98                      892,395                  274,812
63   Villa Shopping Center  (1I)                                     12/31/98                      418,121                  126,534
64   Crystal Gardens Shopping Center  (1I)                           12/31/98                      407,460                  236,360
65   Hazelcrest Place                                                3/31/98                     1,851,922                  797,541
66   BJ's Plaza Shopping Center                                      3/31/99                     1,470,966                  379,635
67   Holiday Inn Express - City Center                               12/31/98                    4,085,392                1,931,662
68   U-Haul - Margate  (1J)                                          12/31/98                      664,110                  266,634
69   U-Haul - Copperfield  (1J)                                      12/31/98                      362,020                  102,341
70   U-Haul - Hampton  (1J)                                          12/31/98                      299,742                  122,446
71   U-Haul - Lodi  (1J)                                             12/31/98                      383,150                  128,970
72   Fashion Outlet Center                                           7/31/98                     1,512,421                  444,562
73   Tivoli Apartments                                               12/31/98                      874,739                  236,957
74   Tetra - Chase Texas Bank Center                                 12/31/98                    1,727,800                  660,116
75   1384-1450 Park Avenue  (1K)                                     12/31/98                      490,472                    2,561
76   Rojacks Supermarket/CVS Pharmacy  (1K)                          12/31/98                      268,547                    1,402
77   Trucchi's Supermarket  (1K)                                     12/31/98                      202,343                    1,057
78   Campus Hills Shopping Center                                    5/31/00                     1,173,040                  195,205



                                                                       Most            Most
                                                                      Recent          Recent                     U/W
#   Property Name                                                      NOI            DSCR (4)                   NOI

1   Oakwood Plaza                                                  $6,877,053         1.13x                  $7,972,482
2   Arbor Lake Club Apartments  (1A)                                3,593,131         1.37                    3,425,350
3   The Parkview Apartments - FL  (1A)                              1,138,392         1.37                    1,070,976
4   Heron's Cove Apartments  (1A)                                   1,098,422         1.37                    1,111,935
5   Horizons North Apartments  (1A)                                 1,085,728         1.37                    1,019,029
6   Herald Center                                                   5,224,944         1.22                    5,996,497
7   Sterling Point Apartments  (1B)                                 2,433,498         1.47                    2,462,623
8   Sandridge Apartments  (1B)                                      1,804,279         1.47                    1,768,508
9   Woodscape Apartments  (1B)                                      1,284,626         1.47                    1,263,554
10  Stone Fort Land - The Tallan Office Building &
    The Tallan Parking Garage  (1C)                                 1,619,683         1.55                    1,768,206
11  Stone Fort Land - The Krystal Office
    Building  (1C)                                                  1,099,595         1.55                    1,127,076
12  Stone Fort Land - Riverside Center  (1C)                        1,258,262         1.55                    1,054,109
13  Stone Fort Land - Harrison Direct Warehouse  (1C)                 533,318         1.55                      468,027
14  Stone Fort Land - Tennessee American Water
    Company Office Building  (1C)                                     165,297         1.55                      143,208
15  Center At The Plant                                             3,784,511         1.37                    3,805,609
16  The Boardwalk                                                   2,652,189         1.26                    2,676,410
17  Cherry Creek Retirement Village  (1D)                           2,160,196         1.45                    1,897,731
18  Remington Heights Retirement Community  (1D)                      864,808         1.45                      894,436
19  Charles River Center                                            2,428,233         1.16                    2,700,171
20  Fox Run Shopping Center                                         3,313,207         1.64                    2,873,651
21  Two University Plaza  (1E)                                      1,118,492         1.04                    1,543,262
22  800-900 Lanidex Plaza  (1E)                                       775,596         1.04                    1,214,622
23  140 Littleton Road  (1E)                                          241,305         1.04                      245,175
24  Embarcadero Corporate Center                                    2,553,717         1.34                    2,581,718
25  Best Buy Plaza Shopping Center                                  2,235,308         1.25                    2,410,881
26  Highland Falls Apartments                                       2,284,550         1.30                    2,259,963
27  Rancho Ocaso                                                      752,573         0.59                    1,760,315
28  The Court at Deptford II                                          870,849         0.66                    1,721,250
29  Sage Crossing Apartments                                        1,669,768         1.30                    1,824,759
30  Crossroads at Buckland Hills                                    1,763,596         1.37                    1,720,511
31  Deerbrook Crossing Shopping Center                              1,786,962         1.45                    1,697,503
32  Sundance Village Apartments                                     1,846,325         1.56                    1,693,802
33  Lake Mead Pavilion Shopping Center                              1,697,456         1.51                    1,618,501
34  Ontario Plaza                                                   1,539,860         1.37                    1,473,313
35  Cole Spring Plaza                                               1,670,234         1.56                    1,574,824
36  Penney's Plaza                                                  1,452,753         1.35                    1,490,290
37  Pines of Westbury                                               1,458,840         1.41                    1,537,238
38  Bell Run Plaza                                                        N/A         N/A                     1,535,343
39  River Haven Mobile Home Park  (1F)                                985,022         1.24                    1,015,453
40  Knollwood Estates Mobile Home Park  (1F)                          315,212         1.24                      324,722
41  Colesville Towers                                               1,440,047         1.44                    1,464,436
42  North Pointe Apartments                                         1,494,728         1.68                    1,512,114
43  Tower Plaza Retail Center                                       1,428,622         1.46                    1,313,314
44  Mountain View Mobile Home Park                                  1,135,531         1.25                    1,119,347
45  The Mosby Building & Apartments                                 1,484,929         1.58                    1,327,838
46  211 South Gulph Road                                                  N/A         N/A                     1,338,202
47  Pinewood Apartments                                             1,540,616         1.84                    1,452,158
48  U-Haul - Rusfield  (1G)                                           775,800         1.46                      669,092
49  U-Haul - San Clemente  (1G)                                       316,008         1.46                      363,498
50  U-Haul - East Colonial  (1G)                                      158,853         1.46                      188,859
51  U-Haul - MacArthur Park  (1G)                                     115,989         1.46                      140,033
52  Park Knolls Apartments                                          1,233,405         1.50                    1,300,017
53  Diamond Bar Towne Center                                          948,760         1.12                    1,173,752
54  U-Haul - Dublin  (1H)                                             483,750         1.46                      510,195
55  U-Haul - Northridge  (1H)                                         354,069         1.46                      381,148
56  U-Haul - Orange Park  (1H)                                        208,746         1.46                      245,556
57  U-Haul - Tulsa  (1H)                                              228,644         1.46                      207,346
58  Cherry Knolls Shopping Center                                   1,168,128         1.42                    1,159,342
59  333 Sam Houston Office Building                                   976,078         1.20                    1,369,840
60  The Shadowbrook Apartments                                      1,074,310         1.45                    1,123,038
61  Delta Fair Shopping Center                                        849,340         1.05                    1,106,575
62  Willow Springs Shopping Center  (1I)                              617,583         1.29                      635,354
63  Villa Shopping Center  (1I)                                       291,587         1.29                      326,636
64  Crystal Gardens Shopping Center  (1I)                             171,100         1.29                      219,878
65  Hazelcrest Place                                                1,054,381         1.46                      975,618
66  BJ's Plaza Shopping Center                                      1,091,331         1.50                    1,030,814
67  Holiday Inn Express - City Center                               2,153,730         2.52                    1,604,479
68  U-Haul - Margate  (1J)                                            397,476         1.34                      476,572
69  U-Haul - Copperfield  (1J)                                        259,679         1.34                      267,318
70  U-Haul - Hampton  (1J)                                            177,296         1.34                      220,122
71  U-Haul - Lodi  (1J)                                               254,180         1.34                      275,013
72  Fashion Outlet Center                                           1,067,859         1.40                    1,159,678
73  Tivoli Apartments                                                 637,782         0.93                      940,899
74  Tetra - Chase Texas Bank Center                                 1,067,684         1.51                    1,008,840
75  1384-1450 Park Avenue  (1K)                                       487,911         1.47                      468,837
76  Rojacks Supermarket/CVS Pharmacy  (1K)                            267,145         1.47                      256,702
77  Trucchi's Supermarket  (1K)                                       201,286         1.47                      193,418
78  Campus Hills Shopping Center                                      977,835         1.37                      975,260


                                                                                                U/W          U/W
#    Property Name                                                                              NCF         DSCR (4)

1    Oakwood Plaza                                                                          $7,507,540       1.23x
2    Arbor Lake Club Apartments  (1A)                                                        3,247,350       1.24
3    The Parkview Apartments - FL  (1A)                                                      1,018,976       1.24
4    Heron's Cove Apartments  (1A)                                                           1,030,935       1.24
5    Horizons North Apartments  (1A)                                                           950,029       1.24
6    Herald Center                                                                           5,825,420       1.35
7    Sterling Point Apartments  (1B)                                                         2,232,123       1.33
8    Sandridge Apartments  (1B)                                                              1,642,508       1.33
9    Woodscape Apartments  (1B)                                                              1,127,554       1.33
10   Stone Fort Land - The Tallan Office Building &
     The Tallan Parking Garage  (1C)                                                         1,502,802       1.31
11   Stone Fort Land - The Krystal Office
     Building  (1C)                                                                            941,651       1.31
12   Stone Fort Land - Riverside Center  (1C)                                                  939,909       1.31
13   Stone Fort Land - Harrison Direct Warehouse  (1C)                                         422,708       1.31
14   Stone Fort Land - Tennessee American Water
     Company Office Building  (1C)                                                             138,716       1.31
15   Center At The Plant                                                                     3,688,201       1.34
16   The Boardwalk                                                                           2,605,202       1.24
17   Cherry Creek Retirement Village  (1D)                                                   1,833,231       1.29
18   Remington Heights Retirement Community  (1D)                                              850,636       1.29
19   Charles River Center                                                                    2,618,842       1.25
20   Fox Run Shopping Center                                                                 2,679,788       1.32
21   Two University Plaza  (1E)                                                              1,315,493       1.25
22   800-900 Lanidex Plaza  (1E)                                                             1,057,806       1.25
23   140 Littleton Road  (1E)                                                                  191,327       1.25
24   Embarcadero Corporate Center                                                            2,435,489       1.28
25   Best Buy Plaza Shopping Center                                                          2,301,215       1.29
26   Highland Falls Apartments                                                               2,158,788       1.23
27   Rancho Ocaso                                                                            1,704,315       1.33
28   The Court at Deptford II                                                                1,670,472       1.26
29   Sage Crossing Apartments                                                                1,677,759       1.31
30   Crossroads at Buckland Hills                                                            1,609,421       1.25
31   Deerbrook Crossing Shopping Center                                                      1,545,509       1.25
32   Sundance Village Apartments                                                             1,625,402       1.37
33   Lake Mead Pavilion Shopping Center                                                      1,526,665       1.36
34   Ontario Plaza                                                                           1,406,890       1.25
35   Cole Spring Plaza                                                                       1,511,168       1.42
36   Penney's Plaza                                                                          1,378,919       1.28
37   Pines of Westbury                                                                       1,302,238       1.25
38   Bell Run Plaza                                                                          1,483,854       1.38
39   River Haven Mobile Home Park  (1F)                                                        995,843       1.25
40   Knollwood Estates Mobile Home Park  (1F)                                                  318,765       1.25
41   Colesville Towers                                                                       1,402,786       1.40
42   North Pointe Apartments                                                                 1,394,239       1.56
43   Tower Plaza Retail Center                                                               1,234,355       1.26
44   Mountain View Mobile Home Park                                                          1,107,647       1.22
45   The Mosby Building & Apartments                                                         1,202,843       1.28
46   211 South Gulph Road                                                                    1,249,966       1.33
47   Pinewood Apartments                                                                     1,325,998       1.59
48   U-Haul - Rusfield  (1G)                                                                   651,972       1.41
49   U-Haul - San Clemente  (1G)                                                               358,849       1.41
50   U-Haul - East Colonial  (1G)                                                              177,384       1.41
51   U-Haul - MacArthur Park  (1G)                                                             133,707       1.41
52   Park Knolls Apartments                                                                  1,191,762       1.45
53   Diamond Bar Towne Center                                                                1,083,514       1.27
54   U-Haul - Dublin  (1H)                                                                     499,464       1.50
55   U-Haul - Northridge  (1H)                                                                 374,474       1.50
56   U-Haul - Orange Park  (1H)                                                                239,511       1.50
57   U-Haul - Tulsa  (1H)                                                                      199,478       1.50
58   Cherry Knolls Shopping Center                                                           1,046,143       1.27
59   333 Sam Houston Office Building                                                         1,128,732       1.39
60   The Shadowbrook Apartments                                                              1,047,006       1.41
61   Delta Fair Shopping Center                                                              1,007,519       1.24
62   Willow Springs Shopping Center  (1I)                                                      572,975       1.24
63   Villa Shopping Center  (1I)                                                               294,098       1.24
64   Crystal Gardens Shopping Center  (1I)                                                     173,770       1.24
65   Hazelcrest Place                                                                          904,523       1.25
66   BJ's Plaza Shopping Center                                                                939,424       1.29
67   Holiday Inn Express - City Center                                                       1,445,940       1.69
68   U-Haul - Margate  (1J)                                                                    465,862       1.48
69   U-Haul - Copperfield  (1J)                                                                261,018       1.48
70   U-Haul - Hampton  (1J)                                                                    214,041       1.48
71   U-Haul - Lodi  (1J)                                                                       267,322       1.48
72   Fashion Outlet Center                                                                   1,016,006       1.34
73   Tivoli Apartments                                                                         890,499       1.30
74   Tetra - Chase Texas Bank Center                                                           901,542       1.27
75   1384-1450 Park Avenue  (1K)                                                               433,895       1.30
76   Rojacks Supermarket/CVS Pharmacy  (1K)                                                    237,570       1.30
77   Trucchi's Supermarket  (1K)                                                               179,002       1.30
78   Campus Hills Shopping Center                                                              906,326       1.27


                     Additional Mortgage Loan Information

                                                              Property                                     Property
#   Property Name                                               Type                                       Sub-type

79  Carrollton Place Apartments                              Multifamily
80  Welshwood Apartments                                     Multifamily
81  Summit Square Shopping Center                            Retail                                       Unanchored
82  Park Ridge Apartments                                    Multifamily
83  294-306A Harvard Street                                  Retail                                        Anchored
84  929 Pearl Street  (1L)                                   Mixed Use                                   Office Retail
85  2005 Tenth Street  (1L)                                  Mixed Use                                   Office Retail
86  Industrial Warehouse                                     Industrial
87  Mesa Dunes Mobile Home Park                              Manufactured Housing
88  Pleasant Hill Executive Park                             Office
89  Best Western - Stratford Inn                             Hotel                                      Limited Service
90  Silverside-Carr Corporate Center                         Office
91  Country Corners Apartments                               Multifamily
92  Bell Palm Plaza                                          Retail                                       Unanchored
93  Pleasant Run Apartments                                  Multifamily
94  Chalet Apartments & Commercial Plaza                     Multifamily
95  West Ashley Shoppes Shopping Center                      Retail                                        Anchored
96  Hampton Inn - Anchorage                                  Hotel                                      Limited Service
97  Pacific Isle Apartments                                  Multifamily
98  Sunset Crest Apartments                                  Multifamily
99  Skyline Apartments                                       Multifamily
100 Hampton Inn & Suites - Annapolis                         Hotel                                      Limited Service
101 Carlisle Commerce Center                                 Retail                                        Anchored
102 Glendale Medical Arts Center                             Office
103 Batavia Wood Medical Center                              Office
104 Village Green Plaza Shopping Center                      Retail                                     Shadow Anchored
105 South Bank Riverwalk Retail                              Retail                                       Unanchored
106 Pickwick Apartments                                      Multifamily
107 The Villas of Buena Vista Apartments  (1M)               Multifamily
108 The Parkview Apartments - TX  (1M)                       Multifamily
109 Madras Apartments  (1M)                                  Multifamily
110 Alexandria Apartments - TX  (1M)                         Multifamily
111 Sandia Park  (1M)                                        Multifamily
112 4300 Travis Apartments  (1M)                             Multifamily
113 Vista Quarters Condos  (1M)                              Multifamily
114 3131 Armstrong Condominiums  (1M)                        Multifamily
115 The Essex  (1M)                                          Multifamily
116 4431 Travis Street Apartments  (1M)                      Multifamily
117 4432 Buena Vista Apartments  (1M)                        Multifamily
118 The Annex Apartments  (1M)                               Multifamily
119 4319 Buena Vista Apartments  (1M)                        Multifamily
120 The Chase Apartments  (1M)                               Multifamily
121 Avalon Apartments  (1M)                                  Multifamily
122 Point Breeze Apartments                                  Multifamily
123 Hidden Oaks Apartments                                   Multifamily
124 El Monte Shopping Center                                 Retail                                        Anchored
125 Casa Real Apartments                                     Multifamily
126 The Plaza Apartments                                     Multifamily
127 Washington Square Shopping Center                        Retail                                        Anchored
128 Beechnut Village Shopping Center                         Retail                                        Anchored
129 Anaheim Mobile Estates                                   Manufactured Housing
130 Westridge Marketplace                                    Retail                                        Anchored
131 McGehee Park Apartments                                  Multifamily
132 Cypress Center                                           Retail                                     Shadow Anchored
133 Best Western - Miramar                                   Hotel                                      Limited Service
134 Garden City Tower                                        Multifamily
135 Tradewinds Apartments                                    Multifamily
136 Highland Country Estates                                 Manufactured Housing
137 The Highlands Apartments                                 Multifamily
138 8800 Roswell Road Office Park                            Office
139 Turf Mobile Manor                                        Manufactured Housing
140 Oakwood Village Apartments                               Multifamily
141 La Salle Crossing Apartments                             Multifamily
142 Wynnewood Greens Apartments                              Multifamily
143 Comfort Inn - Augusta                                    Hotel                                      Limited Service
144 220 Jackson Street                                       Office
145 Weis Plaza                                               Retail                                        Anchored
146 75 Canton Office Park                                    Office
147 Capital Heights Shopping Center  (2)                     Retail                                        Anchored
148 Emerald Center                                           Retail                                        Anchored
149 NationsBank Office Building                              Office
150 Pecos Trail Office Compound, Phase III                   Office
151 HealthSouth Medical Plaza                                Office
152 Hampton Inn - Louisville                                 Hotel                                      Limited Service
153 Holiday Inn - Augusta                                    Hotel                                      Limited Service
154 Nassau Bay Village Apartments                            Multifamily
155 West Knoll Apartments                                    Multifamily
156 Best Western - San Mateo Los Prados Inn                  Hotel                                      Limited Service

                                                                                             Occupancy               Date of
                                                                      Hotel                    Rate at              Occupancy
#   Property Name                                                   Franchise             Underwriting (3)            Rate

79  Carrollton Place Apartments                                                                  99%                 1/25/99
80  Welshwood Apartments                                                                         94%                11/24/98
81  Summit Square Shopping Center                                                                96%                 7/22/98
82  Park Ridge Apartments                                                                        95%                11/16/98
83  294-306A Harvard Street                                                                     100%                12/31/98
84  929 Pearl Street  (1L)                                                                      100%                 12/1/98
85  2005 Tenth Street  (1L)                                                                     100%                 4/1/99
86  Industrial Warehouse                                                                        100%                 4/26/99
87  Mesa Dunes Mobile Home Park                                                                  94%                12/21/98
88  Pleasant Hill Executive Park                                                                 94%                 12/1/98
89  Best Western - Stratford Inn                                  Best Western                   N/A                   N/A
90  Silverside-Carr Corporate Center                                                            100%                 3/1/99
91  Country Corners Apartments                                                                   94%                12/30/98
92  Bell Palm Plaza                                                                              97%                 11/1/98
93  Pleasant Run Apartments                                                                      99%                 3/1/99
94  Chalet Apartments & Commercial Plaza                                                         95%                12/30/98
95  West Ashley Shoppes Shopping Center                                                          98%                 3/24/99
96  Hampton Inn - Anchorage                                        Hampton Inn                   N/A                   N/A
97  Pacific Isle Apartments                                                                      97%                 1/31/99
98  Sunset Crest Apartments                                                                      96%                 1/31/99
99  Skyline Apartments                                                                           91%                 3/25/99
100 Hampton Inn & Suites - Annapolis                          Hampton Inn & Suites               N/A                   N/A
101 Carlisle Commerce Center                                                                    100%                 11/5/98
102 Glendale Medical Arts Center                                                                100%                12/31/98
103 Batavia Wood Medical Center                                                                  88%                 2/19/99
104 Village Green Plaza Shopping Center                                                         100%                 1/1/99
105 South Bank Riverwalk Retail                                                                 100%                 2/24/98
106 Pickwick Apartments                                                                          98%                12/10/98
107 The Villas of Buena Vista Apartments  (1M)                                                   93%                 3/31/99
108 The Parkview Apartments - TX  (1M)                                                           94%                 3/31/99
109 Madras Apartments  (1M)                                                                      86%                 3/31/99
110 Alexandria Apartments - TX  (1M)                                                            100%                 3/31/99
111 Sandia Park  (1M)                                                                            85%                 3/31/99
112 4300 Travis Apartments  (1M)                                                                100%                 3/31/99
113 Vista Quarters Condos  (1M)                                                                 100%                 3/31/99
114 3131 Armstrong Condominiums  (1M)                                                           100%                 3/31/99
115 The Essex  (1M)                                                                             100%                 3/31/99
116 4431 Travis Street Apartments  (1M)                                                         100%                 5/10/99
117 4432 Buena Vista Apartments  (1M)                                                           100%                 3/31/99
118 The Annex Apartments  (1M)                                                                  100%                 3/31/99
119 4319 Buena Vista Apartments  (1M)                                                           100%                 3/31/99
120 The Chase Apartments  (1M)                                                                  100%                 3/31/99
121 Avalon Apartments  (1M)                                                                     100%                 3/31/99
122 Point Breeze Apartments                                                                      90%                 1/22/99
123 Hidden Oaks Apartments                                                                       87%                 3/25/99
124 El Monte Shopping Center                                                                    100%                 2/1/99
125 Casa Real Apartments                                                                         86%                 3/31/99
126 The Plaza Apartments                                                                         98%                12/31/98
127 Washington Square Shopping Center                                                            99%                 3/1/99
128 Beechnut Village Shopping Center                                                             92%                 5/5/99
129 Anaheim Mobile Estates                                                                      100%                 2/1/99
130 Westridge Marketplace                                                                       100%                12/24/98
131 McGehee Park Apartments                                                                      95%                 3/1/99
132 Cypress Center                                                                               86%                 5/1/98
133 Best Western - Miramar                                        Best Western                   N/A                   N/A
134 Garden City Tower                                                                            99%                 8/13/98
135 Tradewinds Apartments                                                                        98%                 4/14/99
136 Highland Country Estates                                                                    100%                 2/28/99
137 The Highlands Apartments                                                                     94%                 1/28/99
138 8800 Roswell Road Office Park                                                               100%                 2/11/99
139 Turf Mobile Manor                                                                            99%                 12/9/98
140 Oakwood Village Apartments                                                                   96%                 4/13/99
141 La Salle Crossing Apartments                                                                 85%                 3/25/99
142 Wynnewood Greens Apartments                                                                  97%                 1/8/99
143 Comfort Inn - Augusta                                          Comfort Inn                   N/A                   N/A
144 220 Jackson Street                                                                          100%                 2/4/99
145 Weis Plaza                                                                                   96%                12/17/98
146 75 Canton Office Park                                                                        99%                 1/21/99
147 Capital Heights Shopping Center  (2)                                                        100%                 1/1/99
148 Emerald Center                                                                               90%                 9/1/98
149 NationsBank Office Building                                                                 100%                 3/1/99
150 Pecos Trail Office Compound, Phase III                                                       97%                 1/1/99
151 HealthSouth Medical Plaza                                                                   100%                 4/19/99
152 Hampton Inn - Louisville                                       Hampton Inn                   N/A                   N/A
153 Holiday Inn - Augusta                                          Holiday Inn                   N/A                   N/A
154 Nassau Bay Village Apartments                                                                94%                 3/1/99
155 West Knoll Apartments                                                                        98%                 2/12/99
156 Best Western - San Mateo Los Prados Inn                       Best Western                   N/A                   N/A


                                                                   Most Recent
                                                                    Operating                     Most                     Most
                                                                    Statement                    Recent                   Recent
#    Property Name                                                     Date                      Revenue                 Expenses

79   Carrollton Place Apartments                                     12/31/98                    1,042,915                  247,069
80   Welshwood Apartments                                            10/31/98                    1,549,996                  616,573
81   Summit Square Shopping Center                                   12/31/98                    1,681,658                  549,571
82   Park Ridge Apartments                                           12/31/98                    2,338,736                1,346,605
83   294-306A Harvard Street                                         11/30/98                    1,029,010                  197,262
84   929 Pearl Street  (1L)                                          11/30/99                      600,176                  109,809
85   2005 Tenth Street  (1L)                                         9/30/98                       426,938                  132,317
86   Industrial Warehouse                                              N/A                             N/A                      N/A
87   Mesa Dunes Mobile Home Park                                     11/30/98                    1,330,022                  391,887
88   Pleasant Hill Executive Park                                    10/31/98                    1,435,883                  535,841
89   Best Western - Stratford Inn                                    1/31/99                     2,379,483                1,166,686
90   Silverside-Carr Corporate Center                                12/31/98                    1,728,633                  433,862
91   Country Corners Apartments                                      12/31/98                    1,670,917                  642,814
92   Bell Palm Plaza                                                 10/31/98                    1,168,865                  278,329
93   Pleasant Run Apartments                                         12/31/98                    1,433,242                  699,699
94   Chalet Apartments & Commercial Plaza                            12/31/98                    1,641,505                  788,370
95   West Ashley Shoppes Shopping Center                             12/31/98                    1,115,240                  269,801
96   Hampton Inn - Anchorage                                         1/31/99                     3,149,024                1,655,857
97   Pacific Isle Apartments                                         3/31/99                     1,178,245                  431,939
98   Sunset Crest Apartments                                         1/31/99                     1,129,242                  444,802
99   Skyline Apartments                                              12/31/98                    1,742,964                  902,438
100  Hampton Inn & Suites - Annapolis                                1/31/99                     2,771,720                1,678,785
101  Carlisle Commerce Center                                        10/31/98                      895,834                  153,441
102  Glendale Medical Arts Center                                    12/31/98                      998,368                  240,357
103  Batavia Wood Medical Center                                     12/31/98                    1,008,325                  351,115
104  Village Green Plaza Shopping Center                             12/31/98                    1,005,605                  313,250
105  South Bank Riverwalk Retail                                     5/31/98                     1,864,413                  520,967
106  Pickwick Apartments                                             12/31/98                    1,142,331                  526,835
107  The Villas of Buena Vista Apartments  (1M)                      12/31/98                      171,124                   45,820
108  The Parkview Apartments - TX  (1M)                              12/31/98                      106,755                   16,452
109  Madras Apartments  (1M)                                         12/31/98                      117,861                   28,573
110  Alexandria Apartments - TX  (1M)                                12/31/98                      143,133                   23,412
111  Sandia Park  (1M)                                               12/31/98                      118,441                   39,419
112  4300 Travis Apartments  (1M)                                    12/31/98                       77,380                    9,241
113  Vista Quarters Condos  (1M)                                     12/31/98                       66,450                    7,047
114  3131 Armstrong Condominiums  (1M)                               12/31/98                       80,175                   12,509
115  The Essex  (1M)                                                 12/31/98                       84,810                   29,589
116  4431 Travis Street Apartments  (1M)                             12/31/98                       38,026                    8,156
117  4432 Buena Vista Apartments  (1M)                               12/31/98                       44,639                    8,945
118  The Annex Apartments  (1M)                                      12/31/98                       20,407                    6,510
119  4319 Buena Vista Apartments  (1M)                               12/31/98                       32,619                    6,527
120  The Chase Apartments  (1M)                                      12/31/98                       34,225                   13,914
121  Avalon Apartments  (1M)                                         12/31/98                       26,955                    8,612
122  Point Breeze Apartments                                         12/31/98                    1,122,764                  597,361
123  Hidden Oaks Apartments                                          12/31/98                    1,153,875                  565,055
124  El Monte Shopping Center                                        12/31/98                      761,338                  238,153
125  Casa Real Apartments                                            12/31/98                    1,330,669                  567,048
126  The Plaza Apartments                                            12/31/98                      962,835                  356,330
127  Washington Square Shopping Center                               12/31/98                      595,780                  170,309
128  Beechnut Village Shopping Center                                2/28/99                       835,161                  246,751
129  Anaheim Mobile Estates                                          12/31/98                    1,745,761                  596,936
130  Westridge Marketplace                                           12/31/98                      866,279                  168,001
131  McGehee Park Apartments                                         12/31/98                    1,037,655                  556,750
132  Cypress Center                                                  4/30/98                     1,004,256                  169,000
133  Best Western - Miramar                                          1/31/99                     1,907,365                  991,643
134  Garden City Tower                                               3/31/98                     1,259,236                  677,275
135  Tradewinds Apartments                                           12/31/98                    1,084,153                  603,259
136  Highland Country Estates                                        12/31/98                      694,766                  196,895
137  The Highlands Apartments                                        12/31/98                    1,103,166                  593,442
138  8800 Roswell Road Office Park                                   12/31/98                      959,059                  432,507
139  Turf Mobile Manor                                               11/30/98                      724,184                  243,936
140  Oakwood Village Apartments                                      2/28/99                     1,049,616                  509,595
141  La Salle Crossing Apartments                                    12/31/98                    1,159,381                  649,185
142  Wynnewood Greens Apartments                                     12/31/98                    1,016,635                  561,895
143  Comfort Inn - Augusta                                           12/31/98                    1,662,335                1,042,026
144  220 Jackson Street                                              1/31/99                       447,278                  111,542
145  Weis Plaza                                                      9/30/98                       599,329                  192,929
146  75 Canton Office Park                                           12/31/98                    1,127,144                  557,758
147  Capital Heights Shopping Center  (2)                            12/31/98                      554,963                   90,062
148  Emerald Center                                                  11/30/98                      684,545                  152,644
149  NationsBank Office Building                                     1/31/99                       873,241                  393,918
150  Pecos Trail Office Compound, Phase III                          12/31/98                      569,710                   88,379
151  HealthSouth Medical Plaza                                       12/31/98                      351,323                   91,443
152  Hampton Inn - Louisville                                        1/31/99                     1,756,313                  971,708
153  Holiday Inn - Augusta                                           12/31/98                    1,521,779                  917,685
154  Nassau Bay Village Apartments                                   3/31/99                       783,412                  356,976
155  West Knoll Apartments                                           12/31/98                      740,988                  252,587
156  Best Western - San Mateo Los Prados Inn                         10/31/98                    2,530,138                1,511,954


                                                                       Most          Most
                                                                       Recent        Recent                      U/W
#   Property Name                                                       NOI          DSCR (4)                    NOI

79  Carrollton Place Apartments                                       795,846         1.14                      872,236
80  Welshwood Apartments                                              933,423         1.34                      925,581
81  Summit Square Shopping Center                                   1,132,087         1.53                    1,126,076
82  Park Ridge Apartments                                             992,131         1.47                    1,165,439
83  294-306A Harvard Street                                           831,748         1.22                      883,466
84  929 Pearl Street  (1L)                                            490,367         1.21                      479,470
85  2005 Tenth Street  (1L)                                           294,621         1.21                      388,593
86  Industrial Warehouse                                                  N/A         N/A                       948,609
87  Mesa Dunes Mobile Home Park                                       938,135         1.50                      924,116
88  Pleasant Hill Executive Park                                      900,042         1.37                      988,638
89  Best Western - Stratford Inn                                    1,212,797         1.81                    1,165,038
90  Silverside-Carr Corporate Center                                1,294,771         2.14                    1,124,195
91  Country Corners Apartments                                      1,028,103         1.82                      979,865
92  Bell Palm Plaza                                                   890,536         1.46                      877,613
93  Pleasant Run Apartments                                           733,543         1.28                      746,975
94  Chalet Apartments & Commercial Plaza                              853,135         1.58                      851,990
95  West Ashley Shoppes Shopping Center                               845,439         1.45                      913,646
96  Hampton Inn - Anchorage                                         1,493,167         2.33                    1,229,953
97  Pacific Isle Apartments                                           746,306         1.38                      722,841
98  Sunset Crest Apartments                                           684,440         1.28                      728,117
99  Skyline Apartments                                                840,526         1.58                      970,548
100 Hampton Inn & Suites - Annapolis                                1,092,935         1.85                      990,393
101 Carlisle Commerce Center                                          742,393         1.35                      760,728
102 Glendale Medical Arts Center                                      758,011         1.47                      744,449
103 Batavia Wood Medical Center                                       657,210         1.22                      840,252
104 Village Green Plaza Shopping Center                               692,355         1.34                      711,015
105 South Bank Riverwalk Retail                                     1,343,446         2.48                    1,097,945
106 Pickwick Apartments                                               615,496         1.38                      606,889
107 The Villas of Buena Vista Apartments  (1M)                        125,304         1.85                       84,488
108 The Parkview Apartments - TX  (1M)                                 90,303         1.85                       63,902
109 Madras Apartments  (1M)                                            89,288         1.85                       61,927
110 Alexandria Apartments - TX  (1M)                                  119,721         1.85                       66,867
111 Sandia Park  (1M)                                                  79,022         1.85                       56,214
112 4300 Travis Apartments  (1M)                                       68,139         1.85                       52,202
113 Vista Quarters Condos  (1M)                                        59,403         1.85                       44,559
114 3131 Armstrong Condominiums  (1M)                                  67,666         1.85                       45,342
115 The Essex  (1M)                                                    55,221         1.85                       42,919
116 4431 Travis Street Apartments  (1M)                                29,870         1.85                       25,572
117 4432 Buena Vista Apartments  (1M)                                  35,694         1.85                       23,096
118 The Annex Apartments  (1M)                                         13,897         1.85                       22,813
119 4319 Buena Vista Apartments  (1M)                                  26,092         1.85                       16,926
120 The Chase Apartments  (1M)                                         20,311         1.85                       14,266
121 Avalon Apartments  (1M)                                            18,343         1.85                       12,235
122 Point Breeze Apartments                                           525,403         1.18                      595,059
123 Hidden Oaks Apartments                                            588,820         1.36                      619,043
124 El Monte Shopping Center                                          523,185         1.24                      680,887
125 Casa Real Apartments                                              763,621         1.86                      804,474
126 The Plaza Apartments                                              606,505         1.36                      579,641
127 Washington Square Shopping Center                                 425,471         0.93                      717,867
128 Beechnut Village Shopping Center                                  588,410         1.30                      610,269
129 Anaheim Mobile Estates                                          1,148,825         2.28                    1,077,633
130 Westridge Marketplace                                             698,278         1.64                      653,016
131 McGehee Park Apartments                                           480,905         1.14                      645,132
132 Cypress Center                                                    835,256         1.86                      717,017
133 Best Western - Miramar                                            915,722         2.00                      776,882
134 Garden City Tower                                                 581,961         1.50                      547,068
135 Tradewinds Apartments                                             480,894         1.18                      554,188
136 Highland Country Estates                                          497,871         1.28                      496,601
137 The Highlands Apartments                                          509,724         1.29                      521,549
138 8800 Roswell Road Office Park                                     526,552         1.41                      617,379
139 Turf Mobile Manor                                                 480,248         1.30                      489,300
140 Oakwood Village Apartments                                        540,021         1.54                      513,366
141 La Salle Crossing Apartments                                      510,196         1.46                      533,639
142 Wynnewood Greens Apartments                                       454,740         1.30                      582,772
143 Comfort Inn - Augusta                                             620,309         1.64                      614,270
144 220 Jackson Street                                                335,736         0.97                      462,094
145 Weis Plaza                                                        406,400         1.21                      492,185
146 75 Canton Office Park                                             569,386         1.69                      571,202
147 Capital Heights Shopping Center  (2)                              464,901         1.43                      445,136
148 Emerald Center                                                    531,901         1.56                      507,371
149 NationsBank Office Building                                       479,323         1.44                      500,616
150 Pecos Trail Office Compound, Phase III                            481,331         1.47                      472,235
151 HealthSouth Medical Plaza                                         259,880         0.79                      474,417
152 Hampton Inn - Louisville                                          784,605         2.34                      662,966
153 Holiday Inn - Augusta                                             604,094         1.78                      535,364
154 Nassau Bay Village Apartments                                     426,436         1.55                      396,460
155 West Knoll Apartments                                             488,401         1.52                      470,452
156 Best Western - San Mateo Los Prados Inn                         1,018,184         3.09                      818,660


                                                                                                U/W           U/W
#    Property Name                                                                              NCF          DSCR (4)

79   Carrollton Place Apartments                                                               842,836       1.21
80   Welshwood Apartments                                                                      873,381       1.26
81   Summit Square Shopping Center                                                           1,070,620       1.44
82   Park Ridge Apartments                                                                   1,024,189       1.52
83   294-306A Harvard Street                                                                   864,771       1.26
84   929 Pearl Street  (1L)                                                                    455,193       1.26
85   2005 Tenth Street  (1L)                                                                   361,810       1.26
86   Industrial Warehouse                                                                      868,362       1.32
87   Mesa Dunes Mobile Home Park                                                               902,058       1.44
88   Pleasant Hill Executive Park                                                              834,315       1.27
89   Best Western - Stratford Inn                                                            1,052,910       1.57
90   Silverside-Carr Corporate Center                                                        1,005,713       1.66
91   Country Corners Apartments                                                                905,355       1.60
92   Bell Palm Plaza                                                                           783,658       1.28
93   Pleasant Run Apartments                                                                   687,364       1.20
94   Chalet Apartments & Commercial Plaza                                                      780,404       1.44
95   West Ashley Shoppes Shopping Center                                                       807,922       1.39
96   Hampton Inn - Anchorage                                                                 1,108,690       1.73
97   Pacific Isle Apartments                                                                   686,557       1.27
98   Sunset Crest Apartments                                                                   696,212       1.30
99   Skyline Apartments                                                                        891,048       1.68
100  Hampton Inn & Suites - Annapolis                                                          856,215       1.45
101  Carlisle Commerce Center                                                                  691,654       1.26
102  Glendale Medical Arts Center                                                              693,957       1.35
103  Batavia Wood Medical Center                                                               724,333       1.35
104  Village Green Plaza Shopping Center                                                       650,986       1.26
105  South Bank Riverwalk Retail                                                             1,046,924       1.93
106  Pickwick Apartments                                                                       568,889       1.27
107  The Villas of Buena Vista Apartments  (1M)                                                 80,988       1.22
108  The Parkview Apartments - TX  (1M)                                                         59,902       1.22
109  Madras Apartments  (1M)                                                                    58,427       1.22
110  Alexandria Apartments - TX  (1M)                                                           60,867       1.22
111  Sandia Park  (1M)                                                                          51,214       1.22
112  4300 Travis Apartments  (1M)                                                               50,452       1.22
113  Vista Quarters Condos  (1M)                                                                43,059       1.22
114  3131 Armstrong Condominiums  (1M)                                                          42,842       1.22
115  The Essex  (1M)                                                                            38,919       1.22
116  4431 Travis Street Apartments  (1M)                                                        23,822       1.22
117  4432 Buena Vista Apartments  (1M)                                                          21,096       1.22
118  The Annex Apartments  (1M)                                                                 21,813       1.22
119  4319 Buena Vista Apartments  (1M)                                                          15,818       1.22
120  The Chase Apartments  (1M)                                                                 13,016       1.22
121  Avalon Apartments  (1M)                                                                    11,235       1.22
122  Point Breeze Apartments                                                                   547,059       1.23
123  Hidden Oaks Apartments                                                                    559,043       1.29
124  El Monte Shopping Center                                                                  631,232       1.49
125  Casa Real Apartments                                                                      739,704       1.80
126  The Plaza Apartments                                                                      548,641       1.23
127  Washington Square Shopping Center                                                         604,841       1.32
128  Beechnut Village Shopping Center                                                          570,056       1.26
129  Anaheim Mobile Estates                                                                  1,066,183       2.12
130  Westridge Marketplace                                                                     579,649       1.36
131  McGehee Park Apartments                                                                   581,919       1.38
132  Cypress Center                                                                            665,545       1.48
133  Best Western - Miramar                                                                    687,180       1.50
134  Garden City Tower                                                                         496,918       1.28
135  Tradewinds Apartments                                                                     498,188       1.22
136  Highland Country Estates                                                                  484,851       1.25
137  The Highlands Apartments                                                                  475,549       1.20
138  8800 Roswell Road Office Park                                                             482,887       1.29
139  Turf Mobile Manor                                                                         481,420       1.30
140  Oakwood Village Apartments                                                                471,787       1.34
141  La Salle Crossing Apartments                                                              475,639       1.36
142  Wynnewood Greens Apartments                                                               541,572       1.55
143  Comfort Inn - Augusta                                                                     548,923       1.45
144  220 Jackson Street                                                                        437,254       1.27
145  Weis Plaza                                                                                449,669       1.34
146  75 Canton Office Park                                                                     455,536       1.35
147  Capital Heights Shopping Center  (2)                                                      434,860       1.33
148  Emerald Center                                                                            445,362       1.30
149  NationsBank Office Building                                                               431,307       1.29
150  Pecos Trail Office Compound, Phase III                                                    433,858       1.33
151  HealthSouth Medical Plaza                                                                 423,083       1.29
152  Hampton Inn - Louisville                                                                  579,335       1.73
153  Holiday Inn - Augusta                                                                     477,293       1.41
154  Nassau Bay Village Apartments                                                             364,960       1.33
155  West Knoll Apartments                                                                     445,452       1.38
156  Best Western - San Mateo Los Prados Inn                                                   727,130       2.21


                     Additional Mortgage Loan Information

                                                               Property                                   Property
#   Property Name                                                Type                                     Sub-type

157 Parkway Shopping Center                                  Retail                                        Anchored
158 1600 Congress Street/343 Forest Avenue                   Mixed Use                               Medical Office/Retail
159 Scenic View Apartments                                   Multifamily
160 Mustang Crossing Apartments                              Multifamily
161 Meadow Crossing Apartments                               Multifamily
162 Owens Corning Manufacturing Warehouse                    Industrial
163 Daley Square                                             Retail                                       Unanchored
164 Old Florida Plaza                                        Retail                                       Unanchored
165 Arrowhead Creekside Center                               Office
166 Holiday Inn - Clovis                                     Hotel                                       Full Service
167 3005 Peachtree Road                                      Mixed Use                                   Office/Retail
168 Hampton Inn - Columbus East                              Hotel                                      Limited Service
169 Newport Towers                                           Multifamily
170 Mont Michel Apartments                                   Multifamily
171 Soniat House Hotel                                       Hotel                                      Limited Service
172 Fairview Market                                          Retail                                        Anchored
173 Montclaire Apartments                                    Multifamily
174 Embassy Building                                         Office
175 Park Terrace Apartments                                  Multifamily
176 Westheimer Plaza Shopping Center                         Retail                                       Unanchored
177 129-133 West 29th Street                                 Office
178 Woodspear/Vista Flores Apartments                        Multifamily
179 Clarendon CVS                                            Retail                                        Anchored
180 A Storage Place Phases I & II                            Self Storage
181 135 Raritan Center Parkway                               Industrial
182 The Treasury Center                                      Retail                                       Unanchored
183 Crescent View Apartments                                 Multifamily
184 Comfort Suites Intercontinental Plaza                    Hotel                                      Limited Service
185 Cottonwood Medical & Dental Center                       Office
186 Blue Bell Shopping Center                                Retail                                        Anchored
187 Sun Plaza                                                Retail                                       Unanchored
188 Kirkland Business Center                                 Industrial
189 Colima Plaza                                             Retail                                       Unanchored
190 Kmart - Columbus                                         Retail                                        Anchored
191 Briarwood Mobile Home Park                               Manufactured Housing
192 Ohio Valley Nursing Home                                 Healthcare
193 Forest Edge Apartments                                   Multifamily
194 Sonora Crossroads                                        Retail                                     Shadow Anchored
195 Crystal Springs Apartments                               Multifamily
196 Chateau Park Apartments                                  Multifamily
197 Scottsdale Air Park                                      Industrial
198 Preston Royal Office Park                                Office
199 Regent Place Office Building                             Office
200 Dale Terrace Apartments                                  Multifamily
201 Woodside Apartments                                      Multifamily
202 Virginia Dare Office Building                            Office
203 Rustic Ridge Apartments                                  Multifamily
204 Heritage Square Retail Center                            Retail                                     Shadow Anchored
205 Kessel Food Market - Flushing  (1N)                      Retail                                       Unanchored
206 Kessel Food Market - Grand Blanc  (1N)                   Retail                                       Unanchored
207 178-188 Middle Street                                    Mixed Use                                   Office/Retail
208 350 Raritan Center Parkway                               Industrial
209 El San Juan Mobile Home Park                             Manufactured Housing
210 Meadowood Apartments                                     Multifamily
211 Country Club Corner Retail Center                        Retail                                     Shadow Anchored
212 Vagabond Apartments                                      Multifamily
213 Esprit Office Building                                   Office
214 Mission Plaza                                            Retail                                       Unanchored
215 Broussard Village Shopping Center                        Retail                                     Shadow Anchored
216 Another Attic Self Storage                               Self Storage
217 Raintree Apartments                                      Multifamily
218 Jeffco Plaza                                             Industrial
219 Ramada Inn - Chatsworth                                  Hotel                                       Full Service
220 Preston Plaza                                            Retail                                       Unanchored
221 U.S. Storage Centers                                     Self Storage
222 Comfort Inn - San Jose                                   Hotel                                      Limited Service
223 A-1 Mini Storage                                         Self Storage
224 Sandpiper Apartments                                     Multifamily
225 Plantation Xtra Storage                                  Self Storage
226 Perimeter Plaza Shopping Center                          Retail                                        Anchored
227 Red Oak Apartments  (1O)                                 Multifamily
228 Diplomat Apartments  (1O)                                Multifamily
229 Waterston Apartments  (1O)                               Multifamily
230 Montage Apartments  (1O)                                 Multifamily
231 Melroy Apartments  (1O)                                  Multifamily
232 Envoy Apartments  (1O)                                   Multifamily
233 Sixth & Gass Office Building                             Office
234 Rancho Los Amigos                                        Manufactured Housing

                                                                                             Occupancy               Date of
                                                                      Hotel                    Rate at              Occupancy
#   Property Name                                                   Franchise             Underwriting (3)            Rate

157 Parkway Shopping Center                                                                      96%                 4/21/99
158 1600 Congress Street/343 Forest Avenue                                                      100%                 9/1/98
159 Scenic View Apartments                                                                       97%                12/30/98
160 Mustang Crossing Apartments                                                                  96%                 2/28/99
161 Meadow Crossing Apartments                                                                   94%                 2/1/99
162 Owens Corning Manufacturing Warehouse                                                       100%                 6/5/98
163 Daley Square                                                                                 95%                 4/30/99
164 Old Florida Plaza                                                                            99%                 4/15/99
165 Arrowhead Creekside Center                                                                  100%                 3/15/99
166 Holiday Inn - Clovis                                           Holiday Inn                   N/A                   N/A
167 3005 Peachtree Road                                                                          77%                 1/11/99
168 Hampton Inn - Columbus East                                    Hampton Inn                   N/A                   N/A
169 Newport Towers                                                                               94%                 12/1/98
170 Mont Michel Apartments                                                                       99%                 1/31/99
171 Soniat House Hotel                                                 N/A                       N/A                   N/A
172 Fairview Market                                                                              95%                 2/10/98
173 Montclaire Apartments                                                                        98%                 1/28/99
174 Embassy Building                                                                             96%                 8/31/98
175 Park Terrace Apartments                                                                      97%                 3/31/99
176 Westheimer Plaza Shopping Center                                                            100%                 5/19/99
177 129-133 West 29th Street                                                                     88%                 4/27/99
178 Woodspear/Vista Flores Apartments                                                           100%                 3/22/99
179 Clarendon CVS                                                                                76%                11/12/98
180 A Storage Place Phases I & II                                                                82%                10/22/98
181 135 Raritan Center Parkway                                                                  100%                 3/1/99
182 The Treasury Center                                                                          96%                 3/19/99
183 Crescent View Apartments                                                                     92%                12/21/98
184 Comfort Suites Intercontinental Plaza                        Comfort Suites                  N/A                   N/A
185 Cottonwood Medical & Dental Center                                                          100%                 3/10/99
186 Blue Bell Shopping Center                                                                   100%                 8/5/98
187 Sun Plaza                                                                                    93%                 1/13/99
188 Kirkland Business Center                                                                     91%                 3/2/99
189 Colima Plaza                                                                                 83%                12/16/98
190 Kmart - Columbus                                                                            100%                 4/1/99
191 Briarwood Mobile Home Park                                                                   99%                 4/15/99
192 Ohio Valley Nursing Home                                                                     95%                 1/11/99
193 Forest Edge Apartments                                                                       98%                10/26/98
194 Sonora Crossroads                                                                           100%                 1/1/99
195 Crystal Springs Apartments                                                                   99%                 2/1/99
196 Chateau Park Apartments                                                                      98%                 2/1/99
197 Scottsdale Air Park                                                                         100%                 1/21/99
198 Preston Royal Office Park                                                                    99%                10/31/98
199 Regent Place Office Building                                                                 96%                 2/28/99
200 Dale Terrace Apartments                                                                      94%                 12/2/98
201 Woodside Apartments                                                                          79%                 3/25/98
202 Virginia Dare Office Building                                                                97%                 4/30/99
203 Rustic Ridge Apartments                                                                      93%                 4/29/99
204 Heritage Square Retail Center                                                               100%                 12/8/98
205 Kessel Food Market - Flushing  (1N)                                                         100%                12/31/98
206 Kessel Food Market - Grand Blanc  (1N)                                                      100%                12/31/98
207 178-188 Middle Street                                                                       100%                 4/1/99
208 350 Raritan Center Parkway                                                                  100%                 5/17/99
209 El San Juan Mobile Home Park                                                                 98%                 2/12/99
210 Meadowood Apartments                                                                        100%                 1/31/99
211 Country Club Corner Retail Center                                                            89%                 4/10/99
212 Vagabond Apartments                                                                         100%                 1/1/99
213 Esprit Office Building                                                                      100%                 12/4/98
214 Mission Plaza                                                                               100%                 3/10/99
215 Broussard Village Shopping Center                                                            83%                 2/1/99
216 Another Attic Self Storage                                                                   88%                 2/28/99
217 Raintree Apartments                                                                          96%                 4/29/99
218 Jeffco Plaza                                                                                100%                 10/1/98
219 Ramada Inn - Chatsworth                                        Ramada Inn                    N/A                   N/A
220 Preston Plaza                                                                               100%                 2/11/99
221 U.S. Storage Centers                                                                         98%                 8/31/98
222 Comfort Inn - San Jose                                         Comfort Inn                   N/A                   N/A
223 A-1 Mini Storage                                                                             89%                 1/31/99
224 Sandpiper Apartments                                                                        100%                 2/1/99
225 Plantation Xtra Storage                                                                      92%                11/30/98
226 Perimeter Plaza Shopping Center                                                             100%                11/25/98
227 Red Oak Apartments  (1O)                                                                     97%                 12/1/98
228 Diplomat Apartments  (1O)                                                                   100%                 12/1/98
229 Waterston Apartments  (1O)                                                                  100%                 12/1/98
230 Montage Apartments  (1O)                                                                    100%                 12/1/98
231 Melroy Apartments  (1O)                                                                     100%                 12/1/98
232 Envoy Apartments  (1O)                                                                      100%                 12/1/98
233 Sixth & Gass Office Building                                                                100%                 1/1/99
234 Rancho Los Amigos                                                                            97%                 12/1/98

                                                                   Most Recent
                                                                    Operating                      Most                     Most
                                                                    Statement                      Recent                  Recent
#    Property Name                                                     Date                       Revenue                 Expenses

157  Parkway Shopping Center                                         12/31/98                      913,645                  270,922
158  1600 Congress Street/343 Forest Avenue                          12/31/98                      609,754                  150,153
159  Scenic View Apartments                                          12/31/98                      749,230                  396,169
160  Mustang Crossing Apartments                                     12/31/98                    1,011,299                  602,969
161  Meadow Crossing Apartments                                      3/31/99                     1,064,724                  524,593
162  Owens Corning Manufacturing Warehouse                           12/31/98                      536,565                   12,908
163  Daley Square                                                    12/31/98                      516,413                  126,897
164  Old Florida Plaza                                               12/31/98                      769,789                  299,207
165  Arrowhead Creekside Center                                      2/28/99                       473,567                   59,622
166  Holiday Inn - Clovis                                            12/31/98                    2,066,106                1,459,730
167  3005 Peachtree Road                                             9/30/98                       106,613                   28,279
168  Hampton Inn - Columbus East                                     12/31/98                    1,592,115                  886,096
169  Newport Towers                                                  12/31/98                      955,064                  497,463
170  Mont Michel Apartments                                          12/31/98                      810,504                  386,504
171  Soniat House Hotel                                              1/31/99                     1,863,587                1,019,926
172  Fairview Market                                                 12/31/98                      375,632                   54,493
173  Montclaire Apartments                                           12/31/98                      716,829                  328,437
174  Embassy Building                                                8/31/98                       814,384                  342,049
175  Park Terrace Apartments                                         3/31/99                       577,463                  254,356
176  Westheimer Plaza Shopping Center                                10/31/98                      501,877                  131,246
177  129-133 West 29th Street                                        12/31/98                      827,390                  347,839
178  Woodspear/Vista Flores Apartments                               12/31/98                      614,960                  264,869
179  Clarendon CVS                                                   12/31/98                      393,500                   68,560
180  A Storage Place Phases I & II                                   10/31/98                      736,836                  325,510
181  135 Raritan Center Parkway                                      12/31/98                      644,785                  219,817
182  The Treasury Center                                             12/31/98                      615,153                  214,443
183  Crescent View Apartments                                        2/28/99                       644,311                  357,105
184  Comfort Suites Intercontinental Plaza                           1/31/99                     1,220,865                  719,815
185  Cottonwood Medical & Dental Center                              12/31/98                      506,569                  150,478
186  Blue Bell Shopping Center                                       9/30/98                       456,497                   88,689
187  Sun Plaza                                                       12/31/98                      519,137                  165,552
188  Kirkland Business Center                                        12/31/98                      628,610                  151,940
189  Colima Plaza                                                    12/31/98                      456,273                  128,504
190  Kmart - Columbus                                                3/12/99                       316,001                    3,192
191  Briarwood Mobile Home Park                                      12/31/98                      546,263                  262,835
192  Ohio Valley Nursing Home                                        10/31/98                    2,693,187                2,179,232
193  Forest Edge Apartments                                          9/30/98                       627,351                  295,797
194  Sonora Crossroads                                               10/31/98                      409,539                   67,667
195  Crystal Springs Apartments                                      12/31/98                      704,758                  387,242
196  Chateau Park Apartments                                         12/31/98                      688,785                  380,390
197  Scottsdale Air Park                                             12/13/98                      407,471                   84,250
198  Preston Royal Office Park                                       11/30/98                      906,321                  460,893
199  Regent Place Office Building                                    12/31/98                      594,806                  276,940
200  Dale Terrace Apartments                                         3/31/99                       840,319                  456,696
201  Woodside Apartments                                             12/31/98                      797,367                  468,620
202  Virginia Dare Office Building                                   12/31/98                      512,329                  203,121
203  Rustic Ridge Apartments                                         3/31/98                       486,084                  174,516
204  Heritage Square Retail Center                                   11/30/98                      549,794                  150,801
205  Kessel Food Market - Flushing  (1N)                             11/30/98                      247,419                   68,253
206  Kessel Food Market - Grand Blanc  (1N)                          11/30/98                      200,989                   51,275
207  178-188 Middle Street                                           12/31/98                      571,903                  187,564
208  350 Raritan Center Parkway                                        N/A                             N/A                      N/A
209  El San Juan Mobile Home Park                                    2/28/99                       489,114                  235,117
210  Meadowood Apartments                                            3/31/99                       511,900                  242,410
211  Country Club Corner Retail Center                               11/30/98                      340,778                   62,299
212  Vagabond Apartments                                             6/30/98                       413,062                  131,984
213  Esprit Office Building                                          9/30/98                       549,528                  228,415
214  Mission Plaza                                                   12/31/98                      376,003                   53,781
215  Broussard Village Shopping Center                                 N/A                             N/A                      N/A
216  Another Attic Self Storage                                      3/31/99                       424,180                  122,626
217  Raintree Apartments                                             4/30/98                       402,205                  157,589
218  Jeffco Plaza                                                    4/30/98                       338,145                   81,633
219  Ramada Inn - Chatsworth                                         12/31/98                    1,113,534                  668,395
220  Preston Plaza                                                   1/31/99                       300,868                   62,076
221  U.S. Storage Centers                                            10/31/98                      432,755                  152,870
222  Comfort Inn - San Jose                                          12/31/98                    1,094,463                  582,407
223  A-1 Mini Storage                                                12/31/98                      367,092                   97,740
224  Sandpiper Apartments                                            12/31/98                      417,512                  169,323
225  Plantation Xtra Storage                                         10/31/98                      598,944                  258,413
226  Perimeter Plaza Shopping Center                                 12/31/98                      337,531                   63,990
227  Red Oak Apartments  (1O)                                        12/31/98                      192,548                   91,600
228  Diplomat Apartments  (1O)                                       12/31/98                       92,746                   41,724
229  Waterston Apartments  (1O)                                      12/31/98                       83,096                   39,033
230  Montage Apartments  (1O)                                        12/31/98                       75,723                   38,211
231  Melroy Apartments  (1O)                                         12/31/98                       64,706                   32,635
232  Envoy Apartments  (1O)                                          12/31/98                       55,202                   26,849
233  Sixth & Gass Office Building                                    11/30/98                      237,457                   66,614
234  Rancho Los Amigos                                               10/31/98                      402,987                  182,146

                                                                      Most            Most
                                                                      Recent          Recent                       U/W
#   Property Name                                                       NOI           DSCR (4)                     NOI

157 Parkway Shopping Center                                           642,723         2.13                      655,810
158 1600 Congress Street/343 Forest Avenue                            459,601         1.44                      470,954
159 Scenic View Apartments                                            353,061         1.18                      406,762
160 Mustang Crossing Apartments                                       408,330         1.41                      478,999
161 Meadow Crossing Apartments                                        540,131         1.75                      464,253
162 Owens Corning Manufacturing Warehouse                             523,657         1.27                      520,448
163 Daley Square                                                      389,516         1.33                      398,439
164 Old Florida Plaza                                                 470,582         1.64                      508,211
165 Arrowhead Creekside Center                                        413,945         1.44                      408,640
166 Holiday Inn - Clovis                                              606,376         1.85                      591,795
167 3005 Peachtree Road                                                78,334         0.27                      388,216
168 Hampton Inn - Columbus East                                       706,019         2.18                      573,911
169 Newport Towers                                                    457,601         1.67                      385,975
170 Mont Michel Apartments                                            424,000         1.40                      419,201
171 Soniat House Hotel                                                843,661         2.78                      647,192
172 Fairview Market                                                   321,139         1.26                      456,934
173 Montclaire Apartments                                             388,392         1.47                      379,419
174 Embassy Building                                                  472,335         1.78                      434,150
175 Park Terrace Apartments                                           323,107         1.26                      342,098
176 Westheimer Plaza Shopping Center                                  370,631         1.37                      380,367
177 129-133 West 29th Street                                          479,551         1.72                      446,577
178 Woodspear/Vista Flores Apartments                                 350,091         1.41                      348,761
179 Clarendon CVS                                                     324,940         1.23                      342,688
180 A Storage Place Phases I & II                                     411,326         1.55                      392,486
181 135 Raritan Center Parkway                                        424,968         1.67                      395,274
182 The Treasury Center                                               400,710         1.47                      421,559
183 Crescent View Apartments                                          287,206         1.21                      320,220
184 Comfort Suites Intercontinental Plaza                             501,050         1.85                      471,463
185 Cottonwood Medical & Dental Center                                356,091         1.44                      400,066
186 Blue Bell Shopping Center                                         367,808         1.59                      313,671
187 Sun Plaza                                                         353,585         1.49                      393,410
188 Kirkland Business Center                                          476,670         1.91                      543,215
189 Colima Plaza                                                      327,769         1.34                      409,898
190 Kmart - Columbus                                                  312,809         1.33                      312,809
191 Briarwood Mobile Home Park                                        283,428         1.26                      297,353
192 Ohio Valley Nursing Home                                          513,955         2.05                      579,706
193 Forest Edge Apartments                                            331,554         1.46                      340,327
194 Sonora Crossroads                                                 341,872         1.51                      318,449
195 Crystal Springs Apartments                                        317,516         1.37                      317,557
196 Chateau Park Apartments                                           308,395         1.46                      328,366
197 Scottsdale Air Park                                               323,221         1.49                      300,990
198 Preston Royal Office Park                                         445,428         1.98                      390,045
199 Regent Place Office Building                                      317,866         1.42                      395,670
200 Dale Terrace Apartments                                           383,623         1.83                      335,577
201 Woodside Apartments                                               328,747         1.61                      367,102
202 Virginia Dare Office Building                                     309,208         1.44                      322,879
203 Rustic Ridge Apartments                                           311,568         1.48                      308,594
204 Heritage Square Retail Center                                     398,993         1.83                      323,858
205 Kessel Food Market - Flushing  (1N)                               179,166         1.51                      165,040
206 Kessel Food Market - Grand Blanc  (1N)                            149,714         1.51                      138,046
207 178-188 Middle Street                                             384,339         1.68                      342,234
208 350 Raritan Center Parkway                                            N/A         N/A                       307,480
209 El San Juan Mobile Home Park                                      253,997         1.29                      280,119
210 Meadowood Apartments                                              269,490         1.37                      257,838
211 Country Club Corner Retail Center                                 278,479         1.36                      292,381
212 Vagabond Apartments                                               281,078         1.30                      290,759
213 Esprit Office Building                                            321,113         1.61                      300,692
214 Mission Plaza                                                     322,222         1.66                      294,930
215 Broussard Village Shopping Center                                     N/A         N/A                       284,801
216 Another Attic Self Storage                                        301,554         1.47                      294,209
217 Raintree Apartments                                               244,616         1.30                      263,281
218 Jeffco Plaza                                                      256,512         1.30                      296,651
219 Ramada Inn - Chatsworth                                           445,139         2.22                      383,002
220 Preston Plaza                                                     238,792         1.26                      254,557
221 U.S. Storage Centers                                              279,885         1.51                      269,568
222 Comfort Inn - San Jose                                            512,056         2.52                      411,347
223 A-1 Mini Storage                                                  269,352         1.48                      271,986
224 Sandpiper Apartments                                              248,189         1.48                      244,367
225 Plantation Xtra Storage                                           340,531         1.84                      319,872
226 Perimeter Plaza Shopping Center                                   273,541         1.52                      255,586
227 Red Oak Apartments  (1O)                                          100,948         1.61                       97,699
228 Diplomat Apartments  (1O)                                          51,022         1.61                       47,081
229 Waterston Apartments  (1O)                                         44,063         1.61                       40,473
230 Montage Apartments  (1O)                                           37,512         1.61                       39,608
231 Melroy Apartments  (1O)                                            32,071         1.61                       28,428
232 Envoy Apartments  (1O)                                             28,353         1.61                       22,929
233 Sixth & Gass Office Building                                      170,843         1.00                      234,100
234 Rancho Los Amigos                                                 220,841         1.37                      222,717

                                                                                                U/W          U/W
#    Property Name                                                                              NCF        DSCR (4)

157  Parkway Shopping Center                                                                   574,285       1.91
158  1600 Congress Street/343 Forest Avenue                                                    403,631       1.26
159  Scenic View Apartments                                                                    368,041       1.23
160  Mustang Crossing Apartments                                                               420,999       1.46
161  Meadow Crossing Apartments                                                                420,003       1.36
162  Owens Corning Manufacturing Warehouse                                                     510,106       1.23
163  Daley Square                                                                              370,324       1.27
164  Old Florida Plaza                                                                         445,295       1.55
165  Arrowhead Creekside Center                                                                374,659       1.31
166  Holiday Inn - Clovis                                                                      513,692       1.57
167  3005 Peachtree Road                                                                       369,592       1.29
168  Hampton Inn - Columbus East                                                               514,830       1.59
169  Newport Towers                                                                            352,225       1.28
170  Mont Michel Apartments                                                                    372,101       1.23
171  Soniat House Hotel                                                                        554,252       1.83
172  Fairview Market                                                                           433,800       1.70
173  Montclaire Apartments                                                                     348,169       1.32
174  Embassy Building                                                                          368,622       1.39
175  Park Terrace Apartments                                                                   325,995       1.27
176  Westheimer Plaza Shopping Center                                                          352,648       1.30
177  129-133 West 29th Street                                                                  416,079       1.49
178  Woodspear/Vista Flores Apartments                                                         348,761       1.40
179  Clarendon CVS                                                                             329,100       1.25
180  A Storage Place Phases I & II                                                             377,669       1.43
181  135 Raritan Center Parkway                                                                323,126       1.27
182  The Treasury Center                                                                       397,937       1.46
183  Crescent View Apartments                                                                  292,116       1.23
184  Comfort Suites Intercontinental Plaza                                                     424,486       1.57
185  Cottonwood Medical & Dental Center                                                        353,696       1.43
186  Blue Bell Shopping Center                                                                 300,882       1.30
187  Sun Plaza                                                                                 344,508       1.45
188  Kirkland Business Center                                                                  449,765       1.80
189  Colima Plaza                                                                              366,496       1.50
190  Kmart - Columbus                                                                          312,809       1.33
191  Briarwood Mobile Home Park                                                                290,154       1.29
192  Ohio Valley Nursing Home                                                                  563,206       2.25
193  Forest Edge Apartments                                                                    313,927       1.38
194  Sonora Crossroads                                                                         299,570       1.33
195  Crystal Springs Apartments                                                                292,557       1.27
196  Chateau Park Apartments                                                                   297,866       1.41
197  Scottsdale Air Park                                                                       280,568       1.30
198  Preston Royal Office Park                                                                 315,172       1.40
199  Regent Place Office Building                                                              314,678       1.41
200  Dale Terrace Apartments                                                                   294,777       1.41
201  Woodside Apartments                                                                       318,602       1.56
202  Virginia Dare Office Building                                                             282,806       1.32
203  Rustic Ridge Apartments                                                                   279,782       1.33
204  Heritage Square Retail Center                                                             298,736       1.37
205  Kessel Food Market - Flushing  (1N)                                                       159,590       1.35
206  Kessel Food Market - Grand Blanc  (1N)                                                    133,227       1.35
207  178-188 Middle Street                                                                     292,036       1.28
208  350 Raritan Center Parkway                                                                273,720       1.23
209  El San Juan Mobile Home Park                                                              272,419       1.38
210  Meadowood Apartments                                                                      244,160       1.24
211  Country Club Corner Retail Center                                                         272,618       1.33
212  Vagabond Apartments                                                                       278,009       1.28
213  Esprit Office Building                                                                    252,920       1.27
214  Mission Plaza                                                                             264,817       1.36
215  Broussard Village Shopping Center                                                         263,371       1.37
216  Another Attic Self Storage                                                                280,485       1.37
217  Raintree Apartments                                                                       237,937       1.27
218  Jeffco Plaza                                                                              267,682       1.36
219  Ramada Inn - Chatsworth                                                                   338,463       1.69
220  Preston Plaza                                                                             242,605       1.28
221  U.S. Storage Centers                                                                      260,564       1.41
222  Comfort Inn - San Jose                                                                    372,009       1.83
223  A-1 Mini Storage                                                                          262,336       1.45
224  Sandpiper Apartments                                                                      227,867       1.36
225  Plantation Xtra Storage                                                                   306,072       1.66
226  Perimeter Plaza Shopping Center                                                           242,247       1.35
227  Red Oak Apartments  (1O)                                                                   86,299       1.35
228  Diplomat Apartments  (1O)                                                                  43,181       1.35
229  Waterston Apartments  (1O)                                                                 35,673       1.35
230  Montage Apartments  (1O)                                                                   35,408       1.35
231  Melroy Apartments  (1O)                                                                    24,828       1.35
232  Envoy Apartments  (1O)                                                                     19,929       1.35
233  Sixth & Gass Office Building                                                              215,076       1.25
234  Rancho Los Amigos                                                                         217,667       1.35


                     Additional Mortgage Loan Information

                                                                 Property                                  Property
#   Property Name                                                  Type                                    Sub-type

235 Savemart Shopping Center                                 Retail                                     Shadow Anchored
236 Glenwood Apartments                                      Multifamily
237 Georgian Court/Woodside Apartments                       Multifamily
238 Everhart Place Apartments                                Multifamily
239 West 34th Self Storage                                   Self Storage
240 Regency Apartments                                       Multifamily
241 Corona Industrial Center                                 Industrial
242 North American/Lazy "R" Manufactured
      Housing Communities                                    Manufactured Housing
243 Harmony Mobile Home Park                                 Manufactured Housing
244 Dunshire Gardens Apartments  (1P)                        Multifamily
245 Alpine Gardens Apartments  (1P)                          Multifamily
246 Delvale Apartments  (1P)                                 Multifamily
247 The Northwest Medical Plaza Shopping Center              Retail                                       Unanchored
248 Kingsley Business Center                                 Industrial
249 OfficeMax                                                Retail                                        Anchored
250 Rutherford Place                                         Mixed Use                                 Office/Warehouse
251 The Woods II Office Buildings                            Office
252 Greenville Avenue B & G                                  Retail                                       Unanchored
253 Boulder Ridge Apartments                                 Multifamily
254 Spring Gardens Apartments                                Multifamily
255 The Admiral Apartments & The Drake Apartments            Multifamily
256 Heritage Apartments                                      Multifamily
257 Montgomery Village Executive Plaza Phase I               Office
258 Orchard Lake Mini-Storage                                Self Storage
259 Parker Road Retail                                       Retail                                       Unanchored
260 Smith Shopping Center                                    Retail                                       Unanchored
261 Rivermont Park                                           Industrial
262 SecurCare of Colorado Springs                            Self Storage
263 Free Street Office Building                              Office
264 Maple Valley Plaza                                       Retail                                       Unanchored
265 Crestview Apartments                                     Multifamily
266 Cedar Lakes Apartments                                   Multifamily
267 Rose Garden Apartments                                   Multifamily
268 Kmart - Charleston                                       Retail                                        Anchored
269 Edelweiss Apartments                                     Multifamily
270 The Wachler Building                                     Mixed Use                                   Office/Retail
271 CTC II Building                                          Industrial
272 Autumn Ridge Apartments                                  Multifamily
273 Diversey & Sheffield Plaza                               Retail                                       Unanchored
274 The Pinger Building                                      Mixed Use                                   Office/Retail
275 Elden Professional Building                              Office
276 Orangetree Apartments                                    Multifamily
277 Silver Cliff Apartments                                  Multifamily
278 Granada Plaza                                            Retail                                       Unanchored
279 Summitwood Village Apartments                            Multifamily
280 2221 Lee Road Office Building                            Office
281 All American Mini Storage                                Self Storage
282 201 Commonwealth Court                                   Office
283 Olde Oaks Apartments                                     Multifamily
284 Bouganvillas Apartments                                  Multifamily
285 Martin Mobile Home Park                                  Manufactured Housing
286 Ellendale Place Apartments                               Multifamily
287 Kessel Food Market - Saginaw                             Retail                                       Unanchored
288 Talbot Center                                            Retail                                       Unanchored
289 Circle K Mobile Home Park                                Manufactured Housing
290 Strawberry Hill Apartments                               Multifamily
291 McGeordan Apartments                                     Multifamily
292 Camel Toe Plaza Shopping Center                          Retail                                       Unanchored
293 Washington Park Offices                                  Office
294 Denway Circle Apartments                                 Multifamily
295 Oxford Village Apartments                                Multifamily
296 Space Saver #8 Self-Storage Facility                     Self Storage
297 Food City Retail Center                                  Retail                                       Unanchored
298 Meadowood I Apartments                                   Multifamily
299 Windy Hill Apartments                                    Multifamily
300 Northgate Plaza                                          Retail                                       Unanchored
301 Lone Mountain Mobile Home Park                           Manufactured Housing
302 Ogden Apartments                                         Multifamily
303 Oak Lawn Square                                          Retail                                       Unanchored
304 Flat Iron Building                                       Office
305 Baymar Apartments                                        Multifamily
306 Texas City Medical Office Building  (1Q)                 Office
307 Hollyvale Apartments  (1Q)                               Multifamily
308 Grandin Village Apartments                               Multifamily
309 Riverview Estates Mobile Home Park                       Manufactured Housing
310 Tree Top Apartments                                      Multifamily
311 871 Islington Street                                     Office
312 Westwood Apartments                                      Multifamily


                                                                                            Occupancy               Date of
                                                                      Hotel                   Rate at              Occupancy
#   Property Name                                                   Franchise             Underwriting (3)            Rate

235 Savemart Shopping Center                                                                     95%                 12/8/98
236 Glenwood Apartments                                                                         100%                 4/1/99
237 Georgian Court/Woodside Apartments                                                           93%                 3/6/99
238 Everhart Place Apartments                                                                    99%                 4/16/99
239 West 34th Self Storage                                                                       88%                 3/1/99
240 Regency Apartments                                                                          100%                 3/2/99
241 Corona Industrial Center                                                                    100%                 2/15/99
242 North American/Lazy "R" Manufactured Housing Communities                                     98%                 12/1/98
243 Harmony Mobile Home Park                                                                     98%                 1/31/99
244 Dunshire Gardens Apartments  (1P)                                                            96%                 4/28/99
245 Alpine Gardens Apartments  (1P)                                                              96%                 4/28/99
246 Delvale Apartments  (1P)                                                                     92%                 4/28/99
247 The Northwest Medical Plaza Shopping Center                                                  77%                 1/1/99
248 Kingsley Business Center                                                                     97%                 10/1/98
249 OfficeMax                                                                                   100%                 5/15/98
250 Rutherford Place                                                                            100%                 12/1/98
251 The Woods II Office Buildings                                                               100%                 2/23/99
252 Greenville Avenue B & G                                                                     100%                 1/31/99
253 Boulder Ridge Apartments                                                                     96%                 3/20/98
254 Spring Gardens Apartments                                                                    96%                 4/1/99
255 The Admiral Apartments & The Drake Apartments                                                95%                 12/1/98
256 Heritage Apartments                                                                          95%                 1/1/99
257 Montgomery Village Executive Plaza Phase I                                                  100%                 1/25/99
258 Orchard Lake Mini-Storage                                                                    98%                 3/23/99
259 Parker Road Retail                                                                          100%                 2/15/99
260 Smith Shopping Center                                                                       100%                 12/1/98
261 Rivermont Park                                                                               80%                 2/28/98
262 SecurCare of Colorado Springs                                                                85%                12/31/98
263 Free Street Office Building                                                                 100%                 3/31/99
264 Maple Valley Plaza                                                                           95%                 2/1/99
265 Crestview Apartments                                                                         98%                 8/26/98
266 Cedar Lakes Apartments                                                                       91%                 1/1/99
267 Rose Garden Apartments                                                                      100%                 1/1/99
268 Kmart - Charleston                                                                          100%                 4/1/99
269 Edelweiss Apartments                                                                         96%                12/25/98
270 The Wachler Building                                                                        100%                 3/1/99
271 CTC II Building                                                                             100%                 1/1/99
272 Autumn Ridge Apartments                                                                      98%                 5/15/98
273 Diversey & Sheffield Plaza                                                                  100%                 2/1/99
274 The Pinger Building                                                                         100%                 12/1/98
275 Elden Professional Building                                                                  97%                 5/1/99
276 Orangetree Apartments                                                                       100%                 7/15/98
277 Silver Cliff Apartments                                                                      97%                 4/20/99
278 Granada Plaza                                                                                80%                 2/1/99
279 Summitwood Village Apartments                                                               100%                 10/6/98
280 2221 Lee Road Office Building                                                               100%                 3/31/99
281 All American Mini Storage                                                                    88%                10/31/98
282 201 Commonwealth Court                                                                      100%                 4/30/99
283 Olde Oaks Apartments                                                                         93%                 2/1/99
284 Bouganvillas Apartments                                                                     100%                 2/1/99
285 Martin Mobile Home Park                                                                      98%                 4/2/99
286 Ellendale Place Apartments                                                                  100%                 2/18/99
287 Kessel Food Market - Saginaw                                                                100%                 1/31/99
288 Talbot Center                                                                               100%                 3/31/99
289 Circle K Mobile Home Park                                                                   100%                 7/24/98
290 Strawberry Hill Apartments                                                                  100%                 2/20/99
291 McGeordan Apartments                                                                        100%                 4/14/99
292 Camel Toe Plaza Shopping Center                                                             100%                 5/1/99
293 Washington Park Offices                                                                     100%                10/31/98
294 Denway Circle Apartments                                                                     91%                 3/14/99
295 Oxford Village Apartments                                                                    98%                 1/11/99
296 Space Saver #8 Self-Storage Facility                                                         99%                 1/31/99
297 Food City Retail Center                                                                     100%                 11/1/98
298 Meadowood I Apartments                                                                      100%                 3/1/99
299 Windy Hill Apartments                                                                        98%                 3/10/99
300 Northgate Plaza                                                                              95%                 3/1/99
301 Lone Mountain Mobile Home Park                                                               98%                 1/1/99
302 Ogden Apartments                                                                            100%                 3/19/99
303 Oak Lawn Square                                                                             100%                 3/1/99
304 Flat Iron Building                                                                           88%                 9/1/98
305 Baymar Apartments                                                                           100%                 2/9/99
306 Texas City Medical Office Building  (1Q)                                                    100%                 1/15/99
307 Hollyvale Apartments  (1Q)                                                                  100%                 1/8/99
308 Grandin Village Apartments                                                                   92%                 2/17/99
309 Riverview Estates Mobile Home Park                                                          100%                 11/1/98
310 Tree Top Apartments                                                                          95%                 5/13/99
311 871 Islington Street                                                                         92%                11/17/98
312 Westwood Apartments                                                                         100%                 9/8/98

                                                                   Most Recent
                                                                    Operating                       Most                     Most
                                                                    Statement                      Recent                   Recent
#    Property Name                                                     Date                        Revenue                 Expenses

235  Savemart Shopping Center                                        12/31/98                      280,819                   61,237
236  Glenwood Apartments                                             12/31/98                      409,458                  149,343
237  Georgian Court/Woodside Apartments                              12/31/98                      681,273                  440,506
238  Everhart Place Apartments                                       2/28/99                       554,241                  322,576
239  West 34th Self Storage                                          12/31/98                      370,216                  115,733
240  Regency Apartments                                              12/31/98                      431,170                  169,177
241  Corona Industrial Center                                        12/31/98                      275,436                   75,798
242  North American/Lazy "R" Manufactured Housing Communities        12/31/98                      416,567                  166,364
243  Harmony Mobile Home Park                                        12/31/98                      394,958                  147,876
244  Dunshire Gardens Apartments  (1P)                               12/31/98                      262,218                   94,518
245  Alpine Gardens Apartments  (1P)                                 12/31/98                      101,094                   36,074
246  Delvale Apartments  (1P)                                        12/31/98                      133,463                   83,012
247  The Northwest Medical Plaza Shopping Center                     12/31/98                      341,559                   98,020
248  Kingsley Business Center                                        12/31/98                      409,398                  133,565
249  OfficeMax                                                        4/8/98                       264,375                    2,644
250  Rutherford Place                                                11/30/98                      409,766                  143,005
251  The Woods II Office Buildings                                   12/31/98                      394,872                  151,439
252  Greenville Avenue B & G                                         12/31/98                      300,145                   72,933
253  Boulder Ridge Apartments                                        2/28/99                       402,559                  190,220
254  Spring Gardens Apartments                                       3/31/99                       523,412                  255,162
255  The Admiral Apartments & The Drake Apartments                   10/31/98                      475,786                  265,901
256  Heritage Apartments                                             6/30/98                       351,605                  153,819
257  Montgomery Village Executive Plaza Phase I                      12/31/98                      515,523                  155,929
258  Orchard Lake Mini-Storage                                       12/31/98                      272,000                   56,291
259  Parker Road Retail                                              12/31/98                      413,486                  193,569
260  Smith Shopping Center                                           12/31/98                      312,233                  110,790
261  Rivermont Park                                                  4/30/98                       739,190                  319,304
262  SecurCare of Colorado Springs                                   12/31/98                      321,883                  115,536
263  Free Street Office Building                                     12/31/98                      392,917                  126,707
264  Maple Valley Plaza                                              12/31/98                      332,590                  114,890
265  Crestview Apartments                                            12/31/98                      452,519                  250,708
266  Cedar Lakes Apartments                                          12/31/98                      379,914                  182,446
267  Rose Garden Apartments                                          6/30/98                       292,019                  110,872
268  Kmart - Charleston                                              3/15/99                       395,542                  227,860
269  Edelweiss Apartments                                            12/31/98                      307,634                  146,582
270  The Wachler Building                                            12/31/98                      319,241                   94,807
271  CTC II Building                                                 1/31/99                       221,413                   42,225
272  Autumn Ridge Apartments                                         12/31/98                      383,846                  265,508
273  Diversey & Sheffield Plaza                                      12/31/98                      302,451                  134,082
274  The Pinger Building                                             12/31/98                      216,700                   87,081
275  Elden Professional Building                                     3/31/99                       286,171                  105,394
276  Orangetree Apartments                                           12/31/98                      263,090                   86,263
277  Silver Cliff Apartments                                         12/31/98                      386,197                  204,323
278  Granada Plaza                                                   12/31/98                      239,905                   67,811
279  Summitwood Village Apartments                                   9/30/98                       318,308                  161,753
280  2221 Lee Road Office Building                                   12/31/98                      281,636                  164,457
281  All American Mini Storage                                       12/31/98                      315,011                  137,851
282  201 Commonwealth Court                                          12/31/98                      215,663                   75,654
283  Olde Oaks Apartments                                            1/31/99                       375,568                  209,557
284  Bouganvillas Apartments                                         12/31/98                      201,355                   79,320
285  Martin Mobile Home Park                                         12/31/98                      264,321                  102,508
286  Ellendale Place Apartments                                      12/31/98                      182,739                   28,134
287  Kessel Food Market - Saginaw                                    8/28/98                       170,287                    8,514
288  Talbot Center                                                   3/12/99                       176,592                   37,581
289  Circle K Mobile Home Park                                       8/31/98                       206,840                   87,092
290  Strawberry Hill Apartments                                      3/20/99                       428,441                  242,491
291  McGeordan Apartments                                            12/31/98                      226,133                   82,990
292  Camel Toe Plaza Shopping Center                                 12/31/98                      231,379                   47,224
293  Washington Park Offices                                         12/31/98                      281,071                   85,569
294  Denway Circle Apartments                                        12/31/98                      311,829                  224,294
295  Oxford Village Apartments                                       12/31/98                      224,617                  112,466
296  Space Saver #8 Self-Storage Facility                            12/31/98                      238,359                   91,615
297  Food City Retail Center                                         12/31/98                      209,670                   93,000
298  Meadowood I Apartments                                          2/28/99                       236,677                  114,203
299  Windy Hill Apartments                                           12/31/98                      192,049                   73,455
300  Northgate Plaza                                                 3/31/99                       190,641                   72,042
301  Lone Mountain Mobile Home Park                                  12/31/98                      176,907                   52,004
302  Ogden Apartments                                                12/31/98                      237,773                  106,744
303  Oak Lawn Square                                                 12/31/98                      250,302                  121,072
304  Flat Iron Building                                              1/31/99                       279,600                  108,500
305  Baymar Apartments                                               12/31/98                      239,646                  112,423
306  Texas City Medical Office Building  (1Q)                        12/31/98                      206,701                   81,996
307  Hollyvale Apartments  (1Q)                                      12/31/98                      159,177                   97,604
308  Grandin Village Apartments                                      12/31/98                      255,279                  135,308
309  Riverview Estates Mobile Home Park                              10/31/98                      152,660                   23,482
310  Tree Top Apartments                                             12/31/98                      213,944                   96,129
311  871 Islington Street                                            12/31/98                      213,406                   55,078
312  Westwood Apartments                                             8/31/98                       201,076                   58,685

                                                                      Most            Most
                                                                      Recent          Recent                      U/W
#   Property Name                                                       NOI           DSCR (4)                    NOI

235 Savemart Shopping Center                                          219,582         1.31                      239,116
236 Glenwood Apartments                                               260,115         1.60                      218,774
237 Georgian Court/Woodside Apartments                                240,767         1.37                      257,700
238 Everhart Place Apartments                                         231,665         1.48                      238,061
239 West 34th Self Storage                                            254,483         1.51                      241,750
240 Regency Apartments                                                261,993         1.54                      237,809
241 Corona Industrial Center                                          199,638         1.27                      237,159
242 North American/Lazy "R" Manufactured Housing Communities          250,203         1.59                      251,662
243 Harmony Mobile Home Park                                          247,082         1.62                      226,845
244 Dunshire Gardens Apartments  (1P)                                 167,700         1.70                      145,417
245 Alpine Gardens Apartments  (1P)                                    65,020         1.70                       59,827
246 Delvale Apartments  (1P)                                           50,451         1.70                       73,757
247 The Northwest Medical Plaza Shopping Center                       243,539         1.49                      267,595
248 Kingsley Business Center                                          275,833         1.75                      283,734
249 OfficeMax                                                         261,731         1.52                      250,156
250 Rutherford Place                                                  266,761         1.76                      243,993
251 The Woods II Office Buildings                                     243,433         1.64                      239,854
252 Greenville Avenue B & G                                           227,212         1.43                      216,443
253 Boulder Ridge Apartments                                          212,339         1.48                      206,771
254 Spring Gardens Apartments                                         268,250         1.83                      238,573
255 The Admiral Apartments & The Drake Apartments                     209,885         1.51                      232,442
256 Heritage Apartments                                               197,786         1.39                      183,050
257 Montgomery Village Executive Plaza Phase I                        359,594         1.98                      328,234
258 Orchard Lake Mini-Storage                                         215,709         1.50                      214,112
259 Parker Road Retail                                                219,917         1.58                      246,915
260 Smith Shopping Center                                             201,443         1.62                      187,146
261 Rivermont Park                                                    419,886         3.01                      395,710
262 SecurCare of Colorado Springs                                     206,347         1.57                      203,886
263 Free Street Office Building                                       266,210         1.94                      230,587
264 Maple Valley Plaza                                                217,700         1.52                      217,817
265 Crestview Apartments                                              201,811         1.47                      192,970
266 Cedar Lakes Apartments                                            197,468         1.72                      184,066
267 Rose Garden Apartments                                            181,147         1.36                      183,097
268 Kmart - Charleston                                                167,682         1.35                      167,043
269 Edelweiss Apartments                                              161,052         1.31                      169,752
270 The Wachler Building                                              224,434         1.66                      191,260
271 CTC II Building                                                   179,188         1.50                      166,414
272 Autumn Ridge Apartments                                           118,338         0.91                      205,000
273 Diversey & Sheffield Plaza                                        168,369         1.40                      177,044
274 The Pinger Building                                               129,619         1.12                      186,821
275 Elden Professional Building                                       180,777         1.49                      192,830
276 Orangetree Apartments                                             176,827         1.69                      161,112
277 Silver Cliff Apartments                                           181,874         1.56                      167,518
278 Granada Plaza                                                     172,094         1.44                      178,982
279 Summitwood Village Apartments                                     156,555         1.53                      159,512
280 2221 Lee Road Office Building                                     117,179         1.14                      168,038
281 All American Mini Storage                                         177,160         1.64                      194,536
282 201 Commonwealth Court                                            140,009         1.32                      145,662
283 Olde Oaks Apartments                                              166,011         1.62                      151,443
284 Bouganvillas Apartments                                           122,035         1.36                      125,016
285 Martin Mobile Home Park                                           161,813         1.61                      139,993
286 Ellendale Place Apartments                                        154,605         1.52                      130,413
287 Kessel Food Market - Saginaw                                      161,773         1.70                      124,977
288 Talbot Center                                                     139,011         1.43                      131,090
289 Circle K Mobile Home Park                                         119,748         1.37                      112,974
290 Strawberry Hill Apartments                                        185,950         1.96                      135,423
291 McGeordan Apartments                                              143,143         1.53                      128,818
292 Camel Toe Plaza Shopping Center                                   184,155         1.96                      151,310
293 Washington Park Offices                                           195,502         1.96                      170,179
294 Denway Circle Apartments                                           87,535         1.05                      134,669
295 Oxford Village Apartments                                         112,151         1.34                      114,151
296 Space Saver #8 Self-Storage Facility                              146,744         1.59                      139,146
297 Food City Retail Center                                           116,670         1.33                      127,112
298 Meadowood I Apartments                                            122,474         1.49                      121,165
299 Windy Hill Apartments                                             118,594         1.33                      117,765
300 Northgate Plaza                                                   118,599         1.32                      129,776
301 Lone Mountain Mobile Home Park                                    124,903         1.62                      111,845
302 Ogden Apartments                                                  131,029         1.55                      134,700
303 Oak Lawn Square                                                   129,230         1.55                      110,622
304 Flat Iron Building                                                171,100         1.72                      175,970
305 Baymar Apartments                                                 127,223         1.49                      123,238
306 Texas City Medical Office Building  (1Q)                          124,705         2.08                       85,450
307 Hollyvale Apartments  (1Q)                                         61,573         2.08                       57,432
308 Grandin Village Apartments                                        119,971         1.44                      115,707
309 Riverview Estates Mobile Home Park                                129,178         1.64                      110,496
310 Tree Top Apartments                                               117,815         1.57                      101,654
311 871 Islington Street                                              158,328         2.15                      138,981
312 Westwood Apartments                                               142,391         1.82                      113,941

                                                                                                U/W         U/W
#    Property Name                                                                              NCF        DSCR (4)

235  Savemart Shopping Center                                                                  210,856       1.26
236  Glenwood Apartments                                                                       203,774       1.26
237  Georgian Court/Woodside Apartments                                                        225,450       1.28
238  Everhart Place Apartments                                                                 199,205       1.27
239  West 34th Self Storage                                                                    232,631       1.38
240  Regency Apartments                                                                        220,809       1.30
241  Corona Industrial Center                                                                  216,099       1.37
242  North American/Lazy "R" Manufactured Housing Communities                                  244,310       1.55
243  Harmony Mobile Home Park                                                                  220,645       1.45
244  Dunshire Gardens Apartments  (1P)                                                         133,417       1.51
245  Alpine Gardens Apartments  (1P)                                                            54,077       1.51
246  Delvale Apartments  (1P)                                                                   64,007       1.51
247  The Northwest Medical Plaza Shopping Center                                               228,709       1.40
248  Kingsley Business Center                                                                  214,748       1.36
249  OfficeMax                                                                                 246,631       1.43
250  Rutherford Place                                                                          198,105       1.31
251  The Woods II Office Buildings                                                             202,939       1.37
252  Greenville Avenue B & G                                                                   206,857       1.30
253  Boulder Ridge Apartments                                                                  187,349       1.31
254  Spring Gardens Apartments                                                                 218,823       1.50
255  The Admiral Apartments & The Drake Apartments                                             213,442       1.53
256  Heritage Apartments                                                                       172,550       1.21
257  Montgomery Village Executive Plaza Phase I                                                276,882       1.52
258  Orchard Lake Mini-Storage                                                                 203,019       1.41
259  Parker Road Retail                                                                        209,970       1.50
260  Smith Shopping Center                                                                     163,982       1.32
261  Rivermont Park                                                                            253,943       1.82
262  SecurCare of Colorado Springs                                                             192,640       1.47
263  Free Street Office Building                                                               186,379       1.36
264  Maple Valley Plaza                                                                        183,482       1.28
265  Crestview Apartments                                                                      174,196       1.27
266  Cedar Lakes Apartments                                                                    158,316       1.38
267  Rose Garden Apartments                                                                    173,097       1.30
268  Kmart - Charleston                                                                        167,043       1.34
269  Edelweiss Apartments                                                                      156,852       1.28
270  The Wachler Building                                                                      173,417       1.28
271  CTC II Building                                                                           152,668       1.28
272  Autumn Ridge Apartments                                                                   161,000       1.24
273  Diversey & Sheffield Plaza                                                                158,307       1.32
274  The Pinger Building                                                                       145,708       1.26
275  Elden Professional Building                                                               170,918       1.41
276  Orangetree Apartments                                                                     151,362       1.44
277  Silver Cliff Apartments                                                                   145,518       1.25
278  Granada Plaza                                                                             153,212       1.29
279  Summitwood Village Apartments                                                             149,762       1.46
280  2221 Lee Road Office Building                                                             134,438       1.30
281  All American Mini Storage                                                                 183,661       1.70
282  201 Commonwealth Court                                                                    130,483       1.23
283  Olde Oaks Apartments                                                                      125,693       1.23
284  Bouganvillas Apartments                                                                   118,691       1.32
285  Martin Mobile Home Park                                                                   133,943       1.33
286  Ellendale Place Apartments                                                                123,813       1.22
287  Kessel Food Market - Saginaw                                                              119,599       1.26
288  Talbot Center                                                                             121,269       1.25
289  Circle K Mobile Home Park                                                                 110,024       1.26
290  Strawberry Hill Apartments                                                                114,423       1.21
291  McGeordan Apartments                                                                      119,818       1.28
292  Camel Toe Plaza Shopping Center                                                           116,384       1.24
293  Washington Park Offices                                                                   135,512       1.36
294  Denway Circle Apartments                                                                  118,669       1.42
295  Oxford Village Apartments                                                                 104,151       1.24
296  Space Saver #8 Self-Storage Facility                                                      128,504       1.40
297  Food City Retail Center                                                                   108,216       1.24
298  Meadowood I Apartments                                                                    107,665       1.31
299  Windy Hill Apartments                                                                     107,515       1.20
300  Northgate Plaza                                                                           108,504       1.21
301  Lone Mountain Mobile Home Park                                                            109,295       1.41
302  Ogden Apartments                                                                          123,700       1.46
303  Oak Lawn Square                                                                           102,991       1.23
304  Flat Iron Building                                                                        145,571       1.47
305  Baymar Apartments                                                                         112,488       1.32
306  Texas City Medical Office Building  (1Q)                                                   70,488       1.32
307  Hollyvale Apartments  (1Q)                                                                 47,932       1.32
308  Grandin Village Apartments                                                                100,707       1.21
309  Riverview Estates Mobile Home Park                                                        105,946       1.35
310  Tree Top Apartments                                                                        92,404       1.23
311  871 Islington Street                                                                      105,920       1.44
312  Westwood Apartments                                                                       103,941       1.33


                     Additional Mortgage Loan Information

                                                               Property                                  Property
#   Property Name                                                Type                                    Sub-type

313 Territorial Village  (1R)                                Retail                                       Unanchored
314 Telshor Tower Plaza  (1R)                                Mixed Use                                   Office/Retail
315 Congress Building                                        Office
316 Continental House Apartments                             Multifamily
317 Affordable Self Storage                                  Self Storage
318 Iroquois Apartments                                      Multifamily
319 Bay Palm Apartments                                      Multifamily
320 969 & 971 Amsterdam Avenue                               Multifamily
321 59-15 55th Street                                        Industrial
322 Chesterfield/Eula Apartments                             Multifamily
323 Carillon Retail Center                                   Retail                                       Unanchored
324 Pine Street Apartments & Blossom Street Apartments       Multifamily
325 Penn State Office Building                               Office
326 Autumn Run Apartments                                    Multifamily
327 Pullman Park Apartments                                  Multifamily
328 Spanish Oaks Apartments                                  Multifamily
329 Ballenger Manor Apartments                               Multifamily
330 Allen Avenue Apartments                                  Multifamily
331 Skyline Mall                                             Retail                                       Unanchored
332 James Road Medical Center                                Office
333 Rebecca Apartments                                       Multifamily
334 The Homestead Apartments                                 Multifamily
335 Corona Avenue Apartments                                 Multifamily
336 Sandstone Apartments                                     Multifamily
337 Lynn Villa Apartments                                    Multifamily
338 Savannah Apartments                                      Multifamily
339 Vienna Terrace Apartments                                Multifamily
340 Alexandria Apartments - CO                               Multifamily
341 Boynton Vista Apartments                                 Multifamily
342 Navarro Crossing Apartments                              Multifamily
343 Kordis Apartments                                        Multifamily

Total/Weighted Average

Maximum:
Minimum:

                                                                                            Occupancy               Date of
                                                                      Hotel                   Rate at              Occupancy
#   Property Name                                                   Franchise             Underwriting (3)            Rate

313 Territorial Village  (1R)                                                                   100%                 7/1/98
314 Telshor Tower Plaza  (1R)                                                                   100%                 3/1/99
315 Congress Building                                                                            98%                 1/1/99
316 Continental House Apartments                                                                 91%                 10/1/98
317 Affordable Self Storage                                                                      94%                 3/10/99
318 Iroquois Apartments                                                                         100%                 4/1/99
319 Bay Palm Apartments                                                                         100%                 1/31/99
320 969 & 971 Amsterdam Avenue                                                                  100%                 1/1/99
321 59-15 55th Street                                                                           100%                 2/23/99
322 Chesterfield/Eula Apartments                                                                 96%                 2/28/99
323 Carillon Retail Center                                                                      100%                 3/10/99
324 Pine Street Apartments & Blossom Street Apartments                                           96%                 4/1/99
325 Penn State Office Building                                                                  100%                 5/4/99
326 Autumn Run Apartments                                                                        87%                 1/31/99
327 Pullman Park Apartments                                                                      98%                 2/1/99
328 Spanish Oaks Apartments                                                                     100%                 9/30/98
329 Ballenger Manor Apartments                                                                   94%                 3/1/99
330 Allen Avenue Apartments                                                                      96%                 3/1/99
331 Skyline Mall                                                                                 93%                11/23/98
332 James Road Medical Center                                                                    92%                 5/7/99
333 Rebecca Apartments                                                                           84%                 2/1/99
334 The Homestead Apartments                                                                    100%                 11/1/98
335 Corona Avenue Apartments                                                                    100%                 1/1/99
336 Sandstone Apartments                                                                         96%                10/31/98
337 Lynn Villa Apartments                                                                       100%                 2/22/99
338 Savannah Apartments                                                                         100%                 1/31/99
339 Vienna Terrace Apartments                                                                    92%                12/18/98
340 Alexandria Apartments - CO                                                                  100%                 1/1/99
341 Boynton Vista Apartments                                                                    100%                 9/12/98
342 Navarro Crossing Apartments                                                                  88%                10/15/98
343 Kordis Apartments                                                                            93%                12/31/98
                                                                                   -------------------------------------------

Total/Weighted Average                                                                           96%                 1/27/99
                                                                                   ===========================================

Maximum:                                                                                        100%                 5/19/99
Minimum:                                                                                         73%                 2/10/98

                                                                   Most Recent
                                                                    Operating                      Most                     Most
                                                                    Statement                      Recent                   Recent
#    Property Name                                                     Date                        Revenue                 Expenses

313  Territorial Village  (1R)                                       12/31/98                       88,284                   23,275
314  Telshor Tower Plaza  (1R)                                       12/31/98                       52,635                    6,162
315  Congress Building                                               12/31/98                      229,936                  103,675
316  Continental House Apartments                                    9/30/98                       191,495                   99,753
317  Affordable Self Storage                                         12/31/98                      193,873                   78,017
318  Iroquois Apartments                                             12/31/98                      166,041                   52,712
319  Bay Palm Apartments                                             12/31/98                      145,652                   73,641
320  969 & 971 Amsterdam Avenue                                      3/31/99                       153,371                   79,669
321  59-15 55th Street                                                 N/A                             N/A                      N/A
322  Chesterfield/Eula Apartments                                    12/31/98                      169,330                   70,477
323  Carillon Retail Center                                          12/31/98                      136,115                   49,134
324  Pine Street Apartments & Blossom Street Apartments              12/31/98                      145,174                   48,211
325  Penn State Office Building                                      12/31/98                      142,509                   51,863
326  Autumn Run Apartments                                           10/31/98                      171,025                   89,948
327  Pullman Park Apartments                                         12/31/98                      180,477                   97,879
328  Spanish Oaks Apartments                                         12/31/98                      173,897                   70,613
329  Ballenger Manor Apartments                                      12/31/98                      182,160                   72,156
330  Allen Avenue Apartments                                         12/31/98                      143,568                   55,172
331  Skyline Mall                                                    12/31/98                      105,209                   38,064
332  James Road Medical Center                                       12/31/98                      148,378                   37,418
333  Rebecca Apartments                                              3/31/99                       204,837                  118,747
334  The Homestead Apartments                                        12/31/98                      216,910                   96,535
335  Corona Avenue Apartments                                        12/31/98                       89,894                   17,910
336  Sandstone Apartments                                            9/30/98                       238,102                  158,590
337  Lynn Villa Apartments                                           12/31/98                      184,202                  103,779
338  Savannah Apartments                                             12/31/98                      123,656                   55,338
339  Vienna Terrace Apartments                                       8/31/98                       127,817                   64,293
340  Alexandria Apartments - CO                                      12/31/98                       91,057                   29,369
341  Boynton Vista Apartments                                        12/31/98                       80,220                   23,526
342  Navarro Crossing Apartments                                     12/31/98                      123,751                   57,029
343  Kordis Apartments                                               8/31/98                        79,850                   22,887
                                                                                    -----------------------------------------------

Total/Weighted Average                                                                        $309,604,282             $122,049,610
                                                                                    ===============================================

Maximum:                                                                                        $9,615,647               $3,600,420
Minimum:                                                                                           $20,407                   $1,057

                                                                       Most          Most
                                                                       Recent        Recent                        U/W
#   Property Name                                                       NOI          DSCR (4)                      NOI

313 Territorial Village  (1R)                                          65,009         1.62                       81,874
314 Telshor Tower Plaza  (1R)                                          46,473         1.62                       37,029
315 Congress Building                                                 126,261         1.85                      112,896
316 Continental House Apartments                                       91,742         1.43                       93,603
317 Affordable Self Storage                                           115,856         1.77                      100,676
318 Iroquois Apartments                                               113,329         1.78                       86,121
319 Bay Palm Apartments                                                72,011         1.26                       74,772
320 969 & 971 Amsterdam Avenue                                         73,702         1.15                       98,603
321 59-15 55th Street                                                     N/A         N/A                        96,030
322 Chesterfield/Eula Apartments                                       98,853         1.56                       92,835
323 Carillon Retail Center                                             86,981         1.43                       88,875
324 Pine Street Apartments & Blossom Street Apartments                 96,963         1.52                       85,969
325 Penn State Office Building                                         90,646         1.66                       79,423
326 Autumn Run Apartments                                              81,077         1.51                       74,616
327 Pullman Park Apartments                                            82,598         1.59                       85,566
328 Spanish Oaks Apartments                                           103,284         2.08                       79,941
329 Ballenger Manor Apartments                                        110,004         2.15                       79,400
330 Allen Avenue Apartments                                            88,396         1.77                       87,586
331 Skyline Mall                                                       67,145         1.23                      113,392
332 James Road Medical Center                                         110,960         2.15                       78,237
333 Rebecca Apartments                                                 86,090         1.57                       81,232
334 The Homestead Apartments                                          120,375         2.48                       79,269
335 Corona Avenue Apartments                                           71,984         1.36                       68,314
336 Sandstone Apartments                                               79,512         2.01                       69,799
337 Lynn Villa Apartments                                              80,423         2.01                       59,987
338 Savannah Apartments                                                68,318         1.81                       56,297
339 Vienna Terrace Apartments                                          63,524         1.69                       54,569
340 Alexandria Apartments - CO                                         61,688         2.05                       51,017
341 Boynton Vista Apartments                                           56,694         2.03                       37,486
342 Navarro Crossing Apartments                                        66,722         2.49                       47,675
343 Kordis Apartments                                                  56,963         2.51                       43,827
                                                         --------------------------------------------------------------

Total/Weighted Average                                           $187,554,672        1.43x                 $196,249,434
                                                         =================================================================


Maximum:                                                          $6,877,053        3.09x                   $7,972,482
Minimum:                                                             $13,897        0.27x                      $12,235

                                                                                                 U/W         U/W
#    Property Name                                                                               NCF        DSCR (4)

313  Territorial Village  (1R)                                                                  70,305       1.49
314  Telshor Tower Plaza  (1R)                                                                  31,926       1.49
315  Congress Building                                                                          88,581       1.30
316  Continental House Apartments                                                               80,957       1.26
317  Affordable Self Storage                                                                    88,634       1.36
318  Iroquois Apartments                                                                        80,121       1.25
319  Bay Palm Apartments                                                                        69,272       1.21
320  969 & 971 Amsterdam Avenue                                                                 90,728       1.42
321  59-15 55th Street                                                                          86,226       1.38
322  Chesterfield/Eula Apartments                                                               80,585       1.28
323  Carillon Retail Center                                                                     76,486       1.26
324  Pine Street Apartments & Blossom Street Apartments                                         80,219       1.25
325  Penn State Office Building                                                                 67,061       1.23
326  Autumn Run Apartments                                                                      65,116       1.21
327  Pullman Park Apartments                                                                    72,566       1.39
328  Spanish Oaks Apartments                                                                    69,594       1.40
329  Ballenger Manor Apartments                                                                 71,150       1.39
330  Allen Avenue Apartments                                                                    81,836       1.64
331  Skyline Mall                                                                               91,460       1.68
332  James Road Medical Center                                                                  66,809       1.29
333  Rebecca Apartments                                                                         65,632       1.20
334  The Homestead Apartments                                                                   62,363       1.28
335  Corona Avenue Apartments                                                                   65,314       1.23
336  Sandstone Apartments                                                                       55,549       1.41
337  Lynn Villa Apartments                                                                      50,987       1.27
338  Savannah Apartments                                                                        48,797       1.29
339  Vienna Terrace Apartments                                                                  47,979       1.27
340  Alexandria Apartments - CO                                                                 47,132       1.57
341  Boynton Vista Apartments                                                                   33,778       1.21
342  Navarro Crossing Apartments                                                                38,729       1.45
343  Kordis Apartments                                                                          38,301       1.69
                                                                               -------------------------------------

Total/Weighted Average                                                                    $180,886,274       1.34x
                                                                               =====================================

Maximum:                                                                                    $7,507,540       2.25x
Minimum:                                                                                       $11,235       1.20x


(1A) A Single Mortgage Note secured by Arbor Lake Club Apartments, The Parkview Apartments - FL, Heron's Cove Apartments and Horizons North Apartments, respectively.

(1B) A Single Mortgage Note secured by Sterling Point Apartments, Sandridge Apartments, and Woodscape Apartments, respectively.

(1C) The Mortgage Loans secured by Stone Fort Land - The Tallan Office Building & The Tallan Parking Garage, Stone Fort Land - The Krystal Office Building, Stone Fort Land - Riverside Center, Stone Fort Land - Harrison Direct Warehouse, and Stone Fort Land - Tennessee American Water Company Office Building, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Cherry Creek Retirement Village and Remington Heights Retirement Community, respectively, are cross-collateralized and cross-defaulted.

(1E) A Single Mortgage Note secured by Two University Plaza, 800-900 Lanidex Plaza and 140 Littleton Road, respectively.

(1F) A Single Mortgage Note secured by River Haven Mobile Home Park and Knollwood Estates Mobile Home Park, respectively.

(1G) A Single Mortgage Note secured by U-Haul - Rusfield, U-Haul - San Clemente, U-Haul - East Colonial and U-Haul - MacArthur Park, respectively.

(1H) A Single Mortgage Note secured by U-Haul - Dublin, U-Haul - Northridge, U-Haul - Orange Park and U-Haul - Tulsa, respectively.

(1I) The Mortgage Loans secured by Willow Springs Shopping Center, Villa Shopping Center and Crystal Gardens Shopping Center, respectively, are cross-collateralized and cross-defaulted.

(1J) A Single Mortgage Note secured by U-Haul - Margate, U-Haul - Copperfield, U-Haul - Hampton, U-Haul - Lodi, respectively.

(1K) A Single Mortgage Note secured by 1384-1450 Park Avenue, Rojacks Supermarket/CVS Pharmacy and Trucchi's Supermarket, respectively.

(1L) The Mortgage Loans secured by 929 Pearl Street and 2005 Tenth Street, respectively, are cross-collateralized and cross-defaulted.

(1M) A Single Mortgage Note secured by The Villas of Buena Vista Apartments, The Parkview Apartments - TX, Madras Apartments, Alexandria Apartments - TX, Sandia Park, 4300 Travis Apartments, Vista Quarters Condos, 3131 Armstrong Condominiums, The Essex, 4431 Travis Street Apartments, 4432 Buena Vista Apartments, The Annex Apartments, 4319 Buena Vista Apartments, The Chase Apartments and Avalon Apartments, respectively.

(1N) A Single Mortgage Note secured by Kessel Food Market- Flushing and Kessel Food Market-Grand Blanc, respectively.

(1O) The Mortgage Loans secured by Red Oak Apartments, Diplomat Apartments, Waterston Apartments, Montage Apartments, Melroy Apartments and Envoy Apartments, respectively, are cross-collateralized and cross-defaulted.

(1P) The Mortgage Loans secured by Dunshire Gardens Apartments, Alpine Gardens Apartments and Delvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1Q) The Mortgage Loans secured by Texas City Medical Office Building and Hollyvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1R) The Mortgage Loans secured by Territorial Village and Telshor Tower Plaza, respectively, are cross-collateralized and cross-defaulted.

(2) The Mortgage Loan secured by Capital Heights Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 360 months with the payment presented reflecting the amount due during the amortization term.

(3)  Does not include any Mortgage Loans secured by hotel properties.

(4) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Mortgage Loans the combined DSCR is presented for each and every related Mortgage Loan.

                              Multifamily Schedule



                                                                                                              Utilities
                                                                                        Cut-off Date            Tenant
#          Property Name                                                                 Balance (2)              Pays

2          Arbor Lake Club Apartments  (1A)                                             $30,100,000             Electric
3          The Parkview Apartments - FL  (1A)                                             9,550,000             Electric
4          Heron's Cove Apartments  (1A)                                                  9,500,000               None
5          Horizons North Apartments  (1A)                                                8,850,000               None
7          Sterling Point Apartments  (1B)                                               20,751,731             Electric
8          Sandridge Apartments  (1B)                                                    15,099,893             Electric
9          Woodscape Apartments  (1B)                                                    10,112,736             Electric
16         The Boardwalk                                                                 24,917,000             Electric
26         Highland Falls Apartments                                                     21,259,030        Electric/Gas/Water
27         Rancho Ocaso                                                                  15,591,171             Electric
29         Sage Crossing Apartments                                                      15,230,469             Electric
32         Sundance Village Apartments                                                   13,799,510              Water
35         Cole Spring Plaza                                                             13,054,552               None
37         Pines of Westbury                                                             12,940,243             Electric
41         Colesville Towers                                                             12,457,514               None
42         North Pointe Apartments                                                       11,209,320             Electric
47         Pinewood Apartments                                                           10,516,842           Electric/Gas
52         Park Knolls Apartments                                                        10,193,814           Electric/Gas
60         The Shadowbrook Apartments                                                     9,397,777             Electric
65         Hazelcrest Place                                                               9,063,117             Electric
73         Tivoli Apartments                                                              8,195,550       Electric/Water/Sewer
79         Carrollton Place Apartments                                                    7,990,665           Electric/Gas
80         Welshwood Apartments                                                           7,934,876             Electric
82         Park Ridge Apartments                                                          7,846,481             Electric
91         Country Corners Apartments                                                     7,033,257           Electric/Gas
93         Pleasant Run Apartments                                                        6,880,000             Electric
94         Chalet Apartments & Commercial Plaza                                           6,829,146             Electric
97         Pacific Isle Apartments                                                        6,450,000           Electric/Gas
98         Sunset Crest Apartments                                                        6,450,000           Electric/Gas
99         Skyline Apartments                                                             6,449,163             Electric
106        Pickwick Apartments                                                            5,389,808           Electric/Gas
107        The Villas of Buena Vista Apartments  (1M)                                       770,576             Electric
108        The Parkview Apartments - TX  (1M)                                               545,300             Electric
109        Madras Apartments  (1M)                                                          528,900               None
110        Alexandria Apartments - TX  (1M)                                                 506,300             Electric
111        Sandia Park  (1M)                                                                459,000               None
112        4300 Travis Apartments  (1M)                                                     428,000             Electric
113        Vista Quarters Condos  (1M)                                                      373,500        Electric/Gas/Water
114        3131 Armstrong Condominiums  (1M)                                                365,200           Electric/Gas
115        The Essex  (1M)                                                                  350,000               None
116        4431 Travis Street Apartments  (1M)                                              208,000             Electric
117        4432 Buena Vista Apartments  (1M)                                                201,171             Electric
118        The Annex Apartments  (1M)                                                       195,050           Electric/Gas
119        4319 Buena Vista Apartments  (1M)                                                141,100             Electric
120        The Chase Apartments  (1M)                                                       121,049               None
121        Avalon Apartments  (1M)                                                          106,854             Electric
122        Point Breeze Apartments                                                        5,297,180       Electric/Water/Sewer
123        Hidden Oaks Apartments                                                         5,296,933               None
125        Casa Real Apartments                                                           5,211,823               None
126        The Plaza Apartments                                                           5,154,834           Electric/Gas
131        McGehee Park Apartments                                                        4,997,349             Electric
134        Garden City Tower                                                              4,869,438             Electric
135        Tradewinds Apartments                                                          4,797,522             Electric
137        The Highlands Apartments                                                       4,697,499               None
140        Oakwood Village Apartments                                                     4,237,646             Electric
141        La Salle Crossing Apartments                                                   4,224,857             Electric
142        Wynnewood Greens Apartments                                                    4,137,687           Electric/Gas
154        Nassau Bay Village Apartments                                                  3,553,801             Electric
155        West Knoll Apartments                                                          3,539,842             Electric
159        Scenic View Apartments                                                         3,462,847           Electric/Gas
160        Mustang Crossing Apartments                                                    3,398,262             Electric
161        Meadow Crossing Apartments                                                     3,397,009             Electric
169        Newport Towers                                                                 3,198,419             Electric
170        Mont Michel Apartments                                                         3,196,067               None
173        Montclaire Apartments                                                          3,145,935             Electric
175        Park Terrace Apartments                                                        3,080,000           Electric/Gas
178        Woodspear/Vista Flores Apartments                                              3,000,000           Electric/Gas


                                                                                            Subject       Subject
                                                                            Number of       Studio         Studio
#          Property Name                                                    Elevators        Units       Avg. Rent

2          Arbor Lake Club Apartments  (1A)                                     5             N/A           N/A
3          The Parkview Apartments - FL  (1A)                                   0             N/A           N/A
4          Heron's Cove Apartments  (1A)                                        0             36            $420
5          Horizons North Apartments  (1A)                                      0             N/A           N/A
7          Sterling Point Apartments  (1B)                                      0             N/A           N/A
8          Sandridge Apartments  (1B)                                           0             N/A           N/A
9          Woodscape Apartments  (1B)                                           0             48            $325
16         The Boardwalk                                                        0             N/A           N/A
26         Highland Falls Apartments                                            0             N/A           N/A
27         Rancho Ocaso                                                         0             N/A           N/A
29         Sage Crossing Apartments                                             0             N/A           N/A
32         Sundance Village Apartments                                          0             N/A           N/A
35         Cole Spring Plaza                                                    4             122           $635
37         Pines of Westbury                                                    0             N/A           N/A
41         Colesville Towers                                                    4             53            $625
42         North Pointe Apartments                                              0             N/A           N/A
47         Pinewood Apartments                                                  0             40            $437
52         Park Knolls Apartments                                               0             N/A           N/A
60         The Shadowbrook Apartments                                           0             N/A           N/A
65         Hazelcrest Place                                                     3             N/A           N/A
73         Tivoli Apartments                                                    0             N/A           N/A
79         Carrollton Place Apartments                                          0             N/A           N/A
80         Welshwood Apartments                                                 3              9            $471
82         Park Ridge Apartments                                                0             N/A           N/A
91         Country Corners Apartments                                           0              2            $392
93         Pleasant Run Apartments                                              0             N/A           N/A
94         Chalet Apartments & Commercial Plaza                                 0             N/A           N/A
97         Pacific Isle Apartments                                              0              2            $600
98         Sunset Crest Apartments                                              0              3            $595
99         Skyline Apartments                                                   0             N/A           N/A
106        Pickwick Apartments                                                  0             N/A           N/A
107        The Villas of Buena Vista Apartments  (1M)                           0             N/A           N/A
108        The Parkview Apartments - TX  (1M)                                   0             N/A           N/A
109        Madras Apartments  (1M)                                              0             N/A           N/A
110        Alexandria Apartments - TX  (1M)                                     0             N/A           N/A
111        Sandia Park  (1M)                                                    0              8            $411
112        4300 Travis Apartments  (1M)                                         0             N/A           N/A
113        Vista Quarters Condos  (1M)                                          0             N/A           N/A
114        3131 Armstrong Condominiums  (1M)                                    0             N/A           N/A
115        The Essex  (1M)                                                      0             N/A           N/A
116        4431 Travis Street Apartments  (1M)                                  0             N/A           N/A
117        4432 Buena Vista Apartments  (1M)                                    0             N/A           N/A
118        The Annex Apartments  (1M)                                           0             N/A           N/A
119        4319 Buena Vista Apartments  (1M)                                    0             N/A           N/A
120        The Chase Apartments  (1M)                                           0             N/A           N/A
121        Avalon Apartments  (1M)                                              0             N/A           N/A
122        Point Breeze Apartments                                              0             N/A           N/A
123        Hidden Oaks Apartments                                               0             N/A           N/A
125        Casa Real Apartments                                                 0             N/A           N/A
126        The Plaza Apartments                                                 0              6            $504
131        McGehee Park Apartments                                              0             N/A           N/A
134        Garden City Tower                                                    2             N/A           N/A
135        Tradewinds Apartments                                                0             N/A           N/A
137        The Highlands Apartments                                             0             N/A           N/A
140        Oakwood Village Apartments                                           0             N/A           N/A
141        La Salle Crossing Apartments                                         0             32            $341
142        Wynnewood Greens Apartments                                          0             N/A           N/A
154        Nassau Bay Village Apartments                                        0             N/A           N/A
155        West Knoll Apartments                                                0             N/A           N/A
159        Scenic View Apartments                                               0             N/A           N/A
160        Mustang Crossing Apartments                                          0             N/A           N/A
161        Meadow Crossing Apartments                                           0             N/A           N/A
169        Newport Towers                                                       2              3            $440
170        Mont Michel Apartments                                               0              6            $377
173        Montclaire Apartments                                                0             N/A           N/A
175        Park Terrace Apartments                                              0             N/A           N/A
178        Woodspear/Vista Flores Apartments                                    0             N/A           N/A


                                                                             Subject       Subject        Subject
                                                                              Studio         1 BR          1 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

2          Arbor Lake Club Apartments  (1A)                                    N/A           482           $663
3          The Parkview Apartments - FL  (1A)                                  N/A           N/A            N/A
4          Heron's Cove Apartments  (1A)                                       $455          116           $495
5          Horizons North Apartments  (1A)                                     N/A            24           $720
7          Sterling Point Apartments  (1B)                                     N/A           679           $407
8          Sandridge Apartments  (1B)                                          N/A           260           $478
9          Woodscape Apartments  (1B)                                          $325          388           $370
16         The Boardwalk                                                       N/A           175          $1,182
26         Highland Falls Apartments                                           N/A            62           $576
27         Rancho Ocaso                                                        N/A            96           $693
29         Sage Crossing Apartments                                            N/A           144           $423
32         Sundance Village Apartments                                         N/A           N/A            N/A
35         Cole Spring Plaza                                                   $635          104           $813
37         Pines of Westbury                                                   N/A           184           $372
41         Colesville Towers                                                   $625          121           $795
42         North Pointe Apartments                                             N/A           162           $468
47         Pinewood Apartments                                                 $479          112           $504
52         Park Knolls Apartments                                              N/A            46           $478
60         The Shadowbrook Apartments                                          N/A            64           $516
65         Hazelcrest Place                                                    N/A           183           $635
73         Tivoli Apartments                                                   N/A            12           $555
79         Carrollton Place Apartments                                         N/A           N/A            N/A
80         Welshwood Apartments                                                $505          144           $574
82         Park Ridge Apartments                                               N/A           494           $290
91         Country Corners Apartments                                          $409           68           $452
93         Pleasant Run Apartments                                             N/A           144           $479
94         Chalet Apartments & Commercial Plaza                                N/A           176           $506
97         Pacific Isle Apartments                                             $600           40           $619
98         Sunset Crest Apartments                                             $600           44           $621
99         Skyline Apartments                                                  N/A           110           $479
106        Pickwick Apartments                                                 N/A            32           $468
107        The Villas of Buena Vista Apartments  (1M)                          N/A           N/A            N/A
108        The Parkview Apartments - TX  (1M)                                  N/A            16           $605
109        Madras Apartments  (1M)                                             N/A            7            $663
110        Alexandria Apartments - TX  (1M)                                    N/A            24           $515
111        Sandia Park  (1M)                                                   $425           8            $578
112        4300 Travis Apartments  (1M)                                        N/A           N/A            N/A
113        Vista Quarters Condos  (1M)                                         N/A           N/A            N/A
114        3131 Armstrong Condominiums  (1M)                                   N/A            10           $685
115        The Essex  (1M)                                                     N/A            16           $505
116        4431 Travis Street Apartments  (1M)                                 N/A            7            $668
117        4432 Buena Vista Apartments  (1M)                                   N/A            8            $550
118        The Annex Apartments  (1M)                                          N/A           N/A            N/A
119        4319 Buena Vista Apartments  (1M)                                   N/A            4            $692
120        The Chase Apartments  (1M)                                          N/A            5            $596
121        Avalon Apartments  (1M)                                             N/A            4            $638
122        Point Breeze Apartments                                             N/A            97           $479
123        Hidden Oaks Apartments                                              N/A            80           $385
125        Casa Real Apartments                                                N/A            52           $368
126        The Plaza Apartments                                                $525          102           $506
131        McGehee Park Apartments                                             N/A            76           $390
134        Garden City Tower                                                   N/A           151           $625
135        Tradewinds Apartments                                               N/A            72           $411
137        The Highlands Apartments                                            N/A            60           $386
140        Oakwood Village Apartments                                          N/A            61           $412
141        La Salle Crossing Apartments                                        $425          108           $396
142        Wynnewood Greens Apartments                                         N/A            94           $401
154        Nassau Bay Village Apartments                                       N/A            62           $489
155        West Knoll Apartments                                               N/A            48           $605
159        Scenic View Apartments                                              N/A            16           $460
160        Mustang Crossing Apartments                                         N/A           120           $341
161        Meadow Crossing Apartments                                          N/A           151           $454
169        Newport Towers                                                      $440           76           $506
170        Mont Michel Apartments                                              $385          114           $409
173        Montclaire Apartments                                               N/A            69           $426
175        Park Terrace Apartments                                             N/A           N/A            N/A
178        Woodspear/Vista Flores Apartments                                   N/A           N/A            N/A


                                                                             Subject       Subject        Subject
                                                                               1 BR          2 BR           2 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

2          Arbor Lake Club Apartments  (1A)                                    $720          230            $790
3          The Parkview Apartments - FL  (1A)                                  N/A           208            $733
4          Heron's Cove Apartments  (1A)                                       $525          152            $599
5          Horizons North Apartments  (1A)                                     $805          228            $838
7          Sterling Point Apartments  (1B)                                     $505          243            $575
8          Sandridge Apartments  (1B)                                          $550          228            $576
9          Woodscape Apartments  (1B)                                          $465          108            $529
16         The Boardwalk                                                      $1,360          73           $1,431
26         Highland Falls Apartments                                           $620          206            $670
27         Rancho Ocaso                                                        $820          144            $816
29         Sage Crossing Apartments                                            $437          380            $537
32         Sundance Village Apartments                                         N/A           166            $717
35         Cole Spring Plaza                                                   $813           41           $1,085
37         Pines of Westbury                                                   $400          549            $448
41         Colesville Towers                                                   $795           70           $1,037
42         North Pointe Apartments                                             $485          136            $580
47         Pinewood Apartments                                                 $594          204            $601
52         Park Knolls Apartments                                              $525          304            $523
60         The Shadowbrook Apartments                                          $540          192            $609
65         Hazelcrest Place                                                    $637           52            $687
73         Tivoli Apartments                                                   $589           40            $714
79         Carrollton Place Apartments                                         N/A           N/A            N/A
80         Welshwood Apartments                                                $696           72            $645
82         Park Ridge Apartments                                               $425           71            $422
91         Country Corners Apartments                                          $514          194            $504
93         Pleasant Run Apartments                                             $555           96            $593
94         Chalet Apartments & Commercial Plaza                                $575           70            $662
97         Pacific Isle Apartments                                             $650           78            $741
98         Sunset Crest Apartments                                             $650           86            $737
99         Skyline Apartments                                                  $655          208            $442
106        Pickwick Apartments                                                 $510           84            $652
107        The Villas of Buena Vista Apartments  (1M)                          N/A            14           $1,077
108        The Parkview Apartments - TX  (1M)                                  $850          N/A            N/A
109        Madras Apartments  (1M)                                             $700           7             $804
110        Alexandria Apartments - TX  (1M)                                    $525          N/A            N/A
111        Sandia Park  (1M)                                                   $600           4             $713
112        4300 Travis Apartments  (1M)                                        N/A            7             $979
113        Vista Quarters Condos  (1M)                                         N/A            6             $996
114        3131 Armstrong Condominiums  (1M)                                   $725          N/A            N/A
115        The Essex  (1M)                                                     $550          N/A            N/A
116        4431 Travis Street Apartments  (1M)                                 $700          N/A            N/A
117        4432 Buena Vista Apartments  (1M)                                   $600          N/A            N/A
118        The Annex Apartments  (1M)                                          N/A            4             $831
119        4319 Buena Vista Apartments  (1M)                                   $700          N/A            N/A
120        The Chase Apartments  (1M)                                          $625          N/A            N/A
121        Avalon Apartments  (1M)                                             $700          N/A            N/A
122        Point Breeze Apartments                                             $575           71            $603
123        Hidden Oaks Apartments                                              $409           80            $409
125        Casa Real Apartments                                                $449          153            $405
126        The Plaza Apartments                                                $625           47            $608
131        McGehee Park Apartments                                             $405          132            $458
134        Garden City Tower                                                   $625           19            $743
135        Tradewinds Apartments                                               $440          152            $478
137        The Highlands Apartments                                            $495          116            $514
140        Oakwood Village Apartments                                          $425          143            $469
141        La Salle Crossing Apartments                                        $475           92            $432
142        Wynnewood Greens Apartments                                         $500          111            $451
154        Nassau Bay Village Apartments                                       $560           64            $638
155        West Knoll Apartments                                               $645           52            $685
159        Scenic View Apartments                                              $460          140            $495
160        Mustang Crossing Apartments                                         $380           88            $452
161        Meadow Crossing Apartments                                          $525           26            $623
169        Newport Towers                                                      $520           38            $637
170        Mont Michel Apartments                                              $440           36            $566
173        Montclaire Apartments                                               $445           52            $526
175        Park Terrace Apartments                                             N/A            53            $792
178        Woodspear/Vista Flores Apartments                                   N/A            88            $592


                                                                             Subject       Subject        Subject
                                                                               2 BR          3 BR           3 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

2          Arbor Lake Club Apartments  (1A)                                    $835          N/A            N/A
3          The Parkview Apartments - FL  (1A)                                  $740          N/A            N/A
4          Heron's Cove Apartments  (1A)                                       $635           20            $765
5          Horizons North Apartments  (1A)                                     $945           24            $883
7          Sterling Point Apartments  (1B)                                     $690          N/A            N/A
8          Sandridge Apartments  (1B)                                          $700           16            $775
9          Woodscape Apartments  (1B)                                          $610          N/A            N/A
16         The Boardwalk                                                      $1,670         N/A            N/A
26         Highland Falls Apartments                                           $740          146            $779
27         Rancho Ocaso                                                        $925           40            $993
29         Sage Crossing Apartments                                            $622           64            $704
32         Sundance Village Apartments                                         $800          138            $813
35         Cole Spring Plaza                                                  $1,085         N/A            N/A
37         Pines of Westbury                                                   $600          207            $596
41         Colesville Towers                                                  $1,050          10           $1,225
42         North Pointe Apartments                                             $595          130            $665
47         Pinewood Apartments                                                 $669           24            $721
52         Park Knolls Apartments                                              $770          N/A            N/A
60         The Shadowbrook Apartments                                          $680          N/A            N/A
65         Hazelcrest Place                                                    $730           6             $658
73         Tivoli Apartments                                                   $740           80            $917
79         Carrollton Place Apartments                                         N/A           N/A            N/A
80         Welshwood Apartments                                                $779          N/A            N/A
82         Park Ridge Apartments                                               $750          N/A            N/A
91         Country Corners Apartments                                          $583           21            $620
93         Pleasant Run Apartments                                             $655          N/A            N/A
94         Chalet Apartments & Commercial Plaza                                $745          N/A            N/A
97         Pacific Isle Apartments                                             $780           18            $927
98         Sunset Crest Apartments                                             $895           9             $864
99         Skyline Apartments                                                  $655          N/A            N/A
106        Pickwick Apartments                                                 $700           36            $755
107        The Villas of Buena Vista Apartments  (1M)                         $1,300         N/A            N/A
108        The Parkview Apartments - TX  (1M)                                  N/A           N/A            N/A
109        Madras Apartments  (1M)                                             $875          N/A            N/A
110        Alexandria Apartments - TX  (1M)                                    N/A           N/A            N/A
111        Sandia Park  (1M)                                                   $850          N/A            N/A
112        4300 Travis Apartments  (1M)                                       $1,100         N/A            N/A
113        Vista Quarters Condos  (1M)                                        $1,050         N/A            N/A
114        3131 Armstrong Condominiums  (1M)                                   N/A           N/A            N/A
115        The Essex  (1M)                                                     N/A           N/A            N/A
116        4431 Travis Street Apartments  (1M)                                 N/A           N/A            N/A
117        4432 Buena Vista Apartments  (1M)                                   N/A           N/A            N/A
118        The Annex Apartments  (1M)                                          $850          N/A            N/A
119        4319 Buena Vista Apartments  (1M)                                   N/A           N/A            N/A
120        The Chase Apartments  (1M)                                          N/A           N/A            N/A
121        Avalon Apartments  (1M)                                             N/A           N/A            N/A
122        Point Breeze Apartments                                             $705           24            $688
123        Hidden Oaks Apartments                                              $469           80            $489
125        Casa Real Apartments                                                $619           20            $588
126        The Plaza Apartments                                                $640          N/A            N/A
131        McGehee Park Apartments                                             $515           20            $564
134        Garden City Tower                                                   $743          N/A            N/A
135        Tradewinds Apartments                                               $515          N/A            N/A
137        The Highlands Apartments                                            $615           8             $714
140        Oakwood Village Apartments                                          $575          N/A            N/A
141        La Salle Crossing Apartments                                        $595          N/A            N/A
142        Wynnewood Greens Apartments                                         $565           2             $688
154        Nassau Bay Village Apartments                                       $850          N/A            N/A
155        West Knoll Apartments                                               $760          N/A            N/A
159        Scenic View Apartments                                              $525          N/A            N/A
160        Mustang Crossing Apartments                                         $500           24            $546
161        Meadow Crossing Apartments                                          $670          N/A            N/A
169        Newport Towers                                                      $775           18            $757
170        Mont Michel Apartments                                              $585           1            $1,200
173        Montclaire Apartments                                               $545           4             $665
175        Park Terrace Apartments                                             $825           11            $979
178        Woodspear/Vista Flores Apartments                                   $635          N/A            N/A


                                                                             Subject       Subject      Subject     Subject
                                                                               3 BR         4 BR          4 BR        4 BR
#          Property Name                                                    Max. Rent       Units      Avg. Rent    Max. Rent

2          Arbor Lake Club Apartments  (1A)                                    N/A           N/A          N/A           N/A
3          The Parkview Apartments - FL  (1A)                                  N/A           N/A          N/A           N/A
4          Heron's Cove Apartments  (1A)                                       $765          N/A          N/A           N/A
5          Horizons North Apartments  (1A)                                     $945          N/A          N/A           N/A
7          Sterling Point Apartments  (1B)                                     N/A           N/A          N/A           N/A
8          Sandridge Apartments  (1B)                                          $805          N/A          N/A           N/A
9          Woodscape Apartments  (1B)                                          N/A           N/A          N/A           N/A
16         The Boardwalk                                                       N/A           N/A          N/A           N/A
26         Highland Falls Apartments                                           $810          32           $902          $975
27         Rancho Ocaso                                                       $1,100         N/A          N/A           N/A
29         Sage Crossing Apartments                                            $715          N/A          N/A           N/A
32         Sundance Village Apartments                                         $960          N/A          N/A           N/A
35         Cole Spring Plaza                                                   N/A           N/A          N/A           N/A
37         Pines of Westbury                                                   $730          N/A          N/A           N/A
41         Colesville Towers                                                  $1,225         N/A          N/A           N/A
42         North Pointe Apartments                                             $685          N/A          N/A           N/A
47         Pinewood Apartments                                                 $769          N/A          N/A           N/A
52         Park Knolls Apartments                                              N/A           N/A          N/A           N/A
60         The Shadowbrook Apartments                                          N/A           N/A          N/A           N/A
65         Hazelcrest Place                                                    $658          N/A          N/A           N/A
73         Tivoli Apartments                                                   $945          12          $1,185        $1,240
79         Carrollton Place Apartments                                         N/A           84          $1,175        $1,230
80         Welshwood Apartments                                                N/A           N/A          N/A           N/A
82         Park Ridge Apartments                                               N/A           N/A          N/A           N/A
91         Country Corners Apartments                                          $656          N/A          N/A           N/A
93         Pleasant Run Apartments                                             N/A           N/A          N/A           N/A
94         Chalet Apartments & Commercial Plaza                                N/A           N/A          N/A           N/A
97         Pacific Isle Apartments                                             $960          N/A          N/A           N/A
98         Sunset Crest Apartments                                             $895          N/A          N/A           N/A
99         Skyline Apartments                                                  N/A           N/A          N/A           N/A
106        Pickwick Apartments                                                 $760          N/A          N/A           N/A
107        The Villas of Buena Vista Apartments  (1M)                          N/A           N/A          N/A           N/A
108        The Parkview Apartments - TX  (1M)                                  N/A           N/A          N/A           N/A
109        Madras Apartments  (1M)                                             N/A           N/A          N/A           N/A
110        Alexandria Apartments - TX  (1M)                                    N/A           N/A          N/A           N/A
111        Sandia Park  (1M)                                                   N/A           N/A          N/A           N/A
112        4300 Travis Apartments  (1M)                                        N/A           N/A          N/A           N/A
113        Vista Quarters Condos  (1M)                                         N/A           N/A          N/A           N/A
114        3131 Armstrong Condominiums  (1M)                                   N/A           N/A          N/A           N/A
115        The Essex  (1M)                                                     N/A           N/A          N/A           N/A
116        4431 Travis Street Apartments  (1M)                                 N/A           N/A          N/A           N/A
117        4432 Buena Vista Apartments  (1M)                                   N/A           N/A          N/A           N/A
118        The Annex Apartments  (1M)                                          N/A           N/A          N/A           N/A
119        4319 Buena Vista Apartments  (1M)                                   N/A           N/A          N/A           N/A
120        The Chase Apartments  (1M)                                          N/A           N/A          N/A           N/A
121        Avalon Apartments  (1M)                                             N/A           N/A          N/A           N/A
122        Point Breeze Apartments                                             $705          N/A          N/A           N/A
123        Hidden Oaks Apartments                                              $514          N/A          N/A           N/A
125        Casa Real Apartments                                                $645          N/A          N/A           N/A
126        The Plaza Apartments                                                N/A           N/A          N/A           N/A
131        McGehee Park Apartments                                             $585          N/A          N/A           N/A
134        Garden City Tower                                                   N/A           N/A          N/A           N/A
135        Tradewinds Apartments                                               N/A           N/A          N/A           N/A
137        The Highlands Apartments                                            $730          N/A          N/A           N/A
140        Oakwood Village Apartments                                          N/A           N/A          N/A           N/A
141        La Salle Crossing Apartments                                        N/A           N/A          N/A           N/A
142        Wynnewood Greens Apartments                                         $700          N/A          N/A           N/A
154        Nassau Bay Village Apartments                                       N/A           N/A          N/A           N/A
155        West Knoll Apartments                                               N/A           N/A          N/A           N/A
159        Scenic View Apartments                                              N/A           N/A          N/A           N/A
160        Mustang Crossing Apartments                                         $585          N/A          N/A           N/A
161        Meadow Crossing Apartments                                          N/A           N/A          N/A           N/A
169        Newport Towers                                                      $825          N/A          N/A           N/A
170        Mont Michel Apartments                                             $1,200         N/A          N/A           N/A
173        Montclaire Apartments                                               $665          N/A          N/A           N/A
175        Park Terrace Apartments                                             $995          N/A          N/A           N/A
178        Woodspear/Vista Flores Apartments                                   N/A           N/A          N/A           N/A


                              Multifamily Schedule


                                                                                                              Utilities
                                                                                        Cut-off Date            Tenant
#          Property Name                                                                 Balance (2)              Pays

183        Crescent View Apartments                                                       2,807,555             Electric
193        Forest Edge Apartments                                                         2,637,527             Electric
195        Crystal Springs Apartments                                                     2,547,757               None
196        Chateau Park Apartments                                                        2,546,642             Electric
200        Dale Terrace Apartments                                                        2,470,616             Electric
201        Woodside Apartments                                                            2,463,812             Electric
203        Rustic Ridge Apartments                                                        2,433,802     Electric/Gas/Water/Sewer
210        Meadowood Apartments                                                           2,368,000           Electric/Gas
212        Vagabond Apartments                                                            2,320,687             Electric
217        Raintree Apartments                                                            2,176,570     Electric/Gas/Water/Sewer
224        Sandpiper Apartments                                                           1,998,932             Electric
227        Red Oak Apartments  (1O)                                                         673,100             Electric
228        Diplomat Apartments  (1O)                                                        383,916           Electric/Gas
229        Waterston Apartments  (1O)                                                       279,212             Electric
230        Montage Apartments  (1O)                                                         263,257           Electric/Gas
231        Melroy Apartments  (1O)                                                          214,395           Electric/Gas
232        Envoy Apartments  (1O)                                                           174,507           Electric/Gas
236        Glenwood Apartments                                                            1,880,000             Electric
237        Georgian Court/Woodside Apartments                                             1,844,000               None
238        Everhart Place Apartments                                                      1,839,060             Electric
240        Regency Apartments                                                             1,830,000           Electric/Gas
244        Dunshire Gardens Apartments  (1P)                                              1,057,999           Electric/Gas
245        Alpine Gardens Apartments  (1P)                                                  399,245           Electric/Gas
246        Delvale Apartments  (1P)                                                         339,358           Electric/Gas
253        Boulder Ridge Apartments                                                       1,610,052             Electric
254        Spring Gardens Apartments                                                      1,600,000          Electric/Water
255        The Admiral Apartments & The Drake Apartments                                  1,548,349               None
256        Heritage Apartments                                                            1,522,171             Electric
265        Crestview Apartments                                                           1,431,223             Electric
266        Cedar Lakes Apartments                                                         1,427,185             Electric
267        Rose Garden Apartments                                                         1,422,357             Electric
269        Edelweiss Apartments                                                           1,392,010             Electric
272        Autumn Ridge Apartments                                                        1,323,711             Electric
276        Orangetree Apartments                                                          1,273,404           Electric/Gas
277        Silver Cliff Apartments                                                        1,268,921           Electric/Gas
279        Summitwood Village Apartments                                                  1,235,453           Electric/Oil
283        Olde Oaks Apartments                                                           1,097,943             Electric
284        Bouganvillas Apartments                                                        1,076,073             Electric
286        Ellendale Place Apartments                                                     1,060,000           Electric/Gas
290        Strawberry Hill Apartments                                                     1,000,000           Electric/Gas
291        McGeordan Apartments                                                             997,334               None
294        Denway Circle Apartments                                                         968,844             Electric
295        Oxford Village Apartments                                                        948,938        Electric/Gas/Water
298        Meadowood I Apartments                                                           935,000           Electric/Gas
299        Windy Hill Apartments                                                            930,000           Electric/Gas
302        Ogden Apartments                                                                 900,000           Electric/Gas
305        Baymar Apartments                                                                888,390             Electric
307        Hollyvale Apartments  (1Q)                                                       333,950             Electric
308        Grandin Village Apartments                                                       880,000             Electric
310        Tree Top Apartments                                                              799,362               None
312        Westwood Apartments                                                              796,059        Electric/Gas/Water
316        Continental House Apartments                                                     688,149           Electric/Gas
318        Iroquois Apartments                                                              667,494             Electric
319        Bay Palm Apartments                                                              653,700             Electric
320        969 & 971 Amsterdam Avenue                                                       649,551             Electric
322        Chesterfield/Eula Apartments                                                     635,485             Electric
324        Pine Street Apartments & Blossom Street Apartments                               625,000           Electric/Gas
326        Autumn Run Apartments                                                            576,541             Electric
327        Pullman Park Apartments                                                          571,924             Electric
328        Spanish Oaks Apartments                                                          556,884             Electric
329        Ballenger Manor Apartments                                                       551,542             Electric
330        Allen Avenue Apartments                                                          532,745           Electric/Gas
333        Rebecca Apartments                                                               516,867             Electric
334        The Homestead Apartments                                                         500,000           Electric/Gas
335        Corona Avenue Apartments                                                         497,360           Electric/Gas
336        Sandstone Apartments                                                             447,445             Electric
337        Lynn Villa Apartments                                                            414,286             Electric


                                                                                            Subject       Subject
                                                                            Number of       Studio         Studio
#          Property Name                                                    Elevators        Units       Avg. Rent

183        Crescent View Apartments                                             0             20            $440
193        Forest Edge Apartments                                               0             28            $337
195        Crystal Springs Apartments                                           0             N/A           N/A
196        Chateau Park Apartments                                              1              2            $385
200        Dale Terrace Apartments                                              0             N/A           N/A
201        Woodside Apartments                                                  0             N/A           N/A
203        Rustic Ridge Apartments                                              0             N/A           N/A
210        Meadowood Apartments                                                 0             N/A           N/A
212        Vagabond Apartments                                                  0             N/A           N/A
217        Raintree Apartments                                                  0             N/A           N/A
224        Sandpiper Apartments                                                 0             N/A           N/A
227        Red Oak Apartments  (1O)                                             0             N/A           N/A
228        Diplomat Apartments  (1O)                                            0             N/A           N/A
229        Waterston Apartments  (1O)                                           0             N/A           N/A
230        Montage Apartments  (1O)                                             0             N/A           N/A
231        Melroy Apartments  (1O)                                              0             N/A           N/A
232        Envoy Apartments  (1O)                                               0             N/A           N/A
236        Glenwood Apartments                                                  0             N/A           N/A
237        Georgian Court/Woodside Apartments                                   0             71            $328
238        Everhart Place Apartments                                            0             N/A           N/A
240        Regency Apartments                                                   1             N/A           N/A
244        Dunshire Gardens Apartments  (1P)                                    0             N/A           N/A
245        Alpine Gardens Apartments  (1P)                                      0              2            $333
246        Delvale Apartments  (1P)                                             0             N/A           N/A
253        Boulder Ridge Apartments                                             0             N/A           N/A
254        Spring Gardens Apartments                                            0              1            $400
255        The Admiral Apartments & The Drake Apartments                        4             N/A           N/A
256        Heritage Apartments                                                  0              1            $615
265        Crestview Apartments                                                 0             N/A           N/A
266        Cedar Lakes Apartments                                               0             10            $279
267        Rose Garden Apartments                                               0             10            $590
269        Edelweiss Apartments                                                 0              1            N/A
272        Autumn Ridge Apartments                                              0             N/A           N/A
276        Orangetree Apartments                                                0             N/A           N/A
277        Silver Cliff Apartments                                              1             N/A           N/A
279        Summitwood Village Apartments                                        0             N/A           N/A
283        Olde Oaks Apartments                                                 0             N/A           N/A
284        Bouganvillas Apartments                                              0             N/A           N/A
286        Ellendale Place Apartments                                           0              2            $500
290        Strawberry Hill Apartments                                           0             N/A           N/A
291        McGeordan Apartments                                                 0             N/A           N/A
294        Denway Circle Apartments                                             0             N/A           N/A
295        Oxford Village Apartments                                            0             N/A           N/A
298        Meadowood I Apartments                                               0             N/A           N/A
299        Windy Hill Apartments                                                0              8            $281
302        Ogden Apartments                                                     0             12            $377
305        Baymar Apartments                                                    0             N/A           N/A
307        Hollyvale Apartments  (1Q)                                           0             N/A           N/A
308        Grandin Village Apartments                                           0             N/A           N/A
310        Tree Top Apartments                                                  0              9            $366
312        Westwood Apartments                                                  0             N/A           N/A
316        Continental House Apartments                                         0             N/A           N/A
318        Iroquois Apartments                                                  0              3            $375
319        Bay Palm Apartments                                                  0             N/A           N/A
320        969 & 971 Amsterdam Avenue                                           0             N/A           N/A
322        Chesterfield/Eula Apartments                                         0             N/A           N/A
324        Pine Street Apartments & Blossom Street Apartments                   0             N/A           N/A
326        Autumn Run Apartments                                                0             N/A           N/A
327        Pullman Park Apartments                                              0             N/A           N/A
328        Spanish Oaks Apartments                                              0             N/A           N/A
329        Ballenger Manor Apartments                                           0             N/A           N/A
330        Allen Avenue Apartments                                              0             N/A           N/A
333        Rebecca Apartments                                                   0             N/A           N/A
334        The Homestead Apartments                                             1              3            $210
335        Corona Avenue Apartments                                             0             N/A           N/A
336        Sandstone Apartments                                                 0              9            $305
337        Lynn Villa Apartments                                                0             N/A           N/A


                                                                             Subject       Subject        Subject
                                                                              Studio         1 BR          1 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

183        Crescent View Apartments                                            $475           34           $499
193        Forest Edge Apartments                                              $368           92           $398
195        Crystal Springs Apartments                                          N/A            38           $546
196        Chateau Park Apartments                                             $390           68           $452
200        Dale Terrace Apartments                                             N/A            10           $473
201        Woodside Apartments                                                 N/A           136           $296
203        Rustic Ridge Apartments                                             N/A           N/A            N/A
210        Meadowood Apartments                                                N/A           N/A            N/A
212        Vagabond Apartments                                                 N/A            51           $705
217        Raintree Apartments                                                 N/A           N/A            N/A
224        Sandpiper Apartments                                                N/A            24           $473
227        Red Oak Apartments  (1O)                                            N/A            38           $439
228        Diplomat Apartments  (1O)                                           N/A            13           $590
229        Waterston Apartments  (1O)                                          N/A            16           $446
230        Montage Apartments  (1O)                                            N/A            14           $488
231        Melroy Apartments  (1O)                                             N/A            12           $447
232        Envoy Apartments  (1O)                                              N/A            10           $466
236        Glenwood Apartments                                                 N/A            40           $511
237        Georgian Court/Woodside Apartments                                  $400           36           $538
238        Everhart Place Apartments                                           N/A            16           $425
240        Regency Apartments                                                  N/A            53           $462
244        Dunshire Gardens Apartments  (1P)                                   N/A            8            $449
245        Alpine Gardens Apartments  (1P)                                     $335           7            $393
246        Delvale Apartments  (1P)                                            N/A            5            $393
253        Boulder Ridge Apartments                                            N/A            57           $387
254        Spring Gardens Apartments                                           $400           24           $435
255        The Admiral Apartments & The Drake Apartments                       N/A            45           $458
256        Heritage Apartments                                                 $615           41           $745
265        Crestview Apartments                                                N/A            63           $603
266        Cedar Lakes Apartments                                              $285           76           $324
267        Rose Garden Apartments                                              $645           30           $688
269        Edelweiss Apartments                                                N/A            21           $489
272        Autumn Ridge Apartments                                             N/A            63           $347
276        Orangetree Apartments                                               N/A           N/A            N/A
277        Silver Cliff Apartments                                             N/A            68           $354
279        Summitwood Village Apartments                                       N/A           N/A            N/A
283        Olde Oaks Apartments                                                N/A            36           $297
284        Bouganvillas Apartments                                             N/A           N/A            N/A
286        Ellendale Place Apartments                                          $500          N/A            N/A
290        Strawberry Hill Apartments                                          N/A            48           $369
291        McGeordan Apartments                                                N/A            3            $410
294        Denway Circle Apartments                                            N/A            32           $444
295        Oxford Village Apartments                                           N/A            8            $446
298        Meadowood I Apartments                                              N/A            44           $386
299        Windy Hill Apartments                                               $290           2            $350
302        Ogden Apartments                                                    $400           23           $458
305        Baymar Apartments                                                   N/A            2            $373
307        Hollyvale Apartments  (1Q)                                          N/A            6            $310
308        Grandin Village Apartments                                          N/A            24           $345
310        Tree Top Apartments                                                 $485           29           $566
312        Westwood Apartments                                                 N/A           N/A            N/A
316        Continental House Apartments                                        N/A            16           $333
318        Iroquois Apartments                                                 $375          N/A            N/A
319        Bay Palm Apartments                                                 N/A            22           $557
320        969 & 971 Amsterdam Avenue                                          N/A           N/A            N/A
322        Chesterfield/Eula Apartments                                        N/A            4            $254
324        Pine Street Apartments & Blossom Street Apartments                  N/A            4            $493
326        Autumn Run Apartments                                               N/A            2            $530
327        Pullman Park Apartments                                             N/A            40           $279
328        Spanish Oaks Apartments                                             N/A            32           $467
329        Ballenger Manor Apartments                                          N/A           N/A            N/A
330        Allen Avenue Apartments                                             N/A            10           $469
333        Rebecca Apartments                                                  N/A            12           $326
334        The Homestead Apartments                                            $210           55           $271
335        Corona Avenue Apartments                                            N/A            6            $579
336        Sandstone Apartments                                                $305           28           $391
337        Lynn Villa Apartments                                               N/A            20           $365


                                                                             Subject       Subject        Subject
                                                                               1 BR          2 BR           2 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

183        Crescent View Apartments                                            $550           51            $633
193        Forest Edge Apartments                                              $458           12            $532
195        Crystal Springs Apartments                                          $590           59            $617
196        Chateau Park Apartments                                             $475           52            $570
200        Dale Terrace Apartments                                             $475          126            $552
201        Woodside Apartments                                                 $550           57            $299
203        Rustic Ridge Apartments                                             N/A            20            $447
210        Meadowood Apartments                                                N/A            24            $929
212        Vagabond Apartments                                                 $755          N/A            N/A
217        Raintree Apartments                                                 N/A            62            $535
224        Sandpiper Apartments                                                $500           42            $580
227        Red Oak Apartments  (1O)                                            $450          N/A            N/A
228        Diplomat Apartments  (1O)                                           $735          N/A            N/A
229        Waterston Apartments  (1O)                                          $450          N/A            N/A
230        Montage Apartments  (1O)                                            $530          N/A            N/A
231        Melroy Apartments  (1O)                                             $495          N/A            N/A
232        Envoy Apartments  (1O)                                              $495          N/A            N/A
236        Glenwood Apartments                                                 $635           20            $639
237        Georgian Court/Woodside Apartments                                  $845           18            $823
238        Everhart Place Apartments                                           $425           75            $507
240        Regency Apartments                                                  $545           15            $641
244        Dunshire Gardens Apartments  (1P)                                   $450           40            $497
245        Alpine Gardens Apartments  (1P)                                     $415           14            $436
246        Delvale Apartments  (1P)                                            $400           34            $419
253        Boulder Ridge Apartments                                            $420           25            $454
254        Spring Gardens Apartments                                           $450           54            $533
255        The Admiral Apartments & The Drake Apartments                       $600           28            $597
256        Heritage Apartments                                                 $887          N/A            N/A
265        Crestview Apartments                                                $660          N/A            N/A
266        Cedar Lakes Apartments                                              $350           17            $375
267        Rose Garden Apartments                                              $765          N/A            N/A
269        Edelweiss Apartments                                                $535           28            $591
272        Autumn Ridge Apartments                                             $355           35            $445
276        Orangetree Apartments                                               N/A            30            $537
277        Silver Cliff Apartments                                             $400           21            $471
279        Summitwood Village Apartments                                       N/A            39            $723
283        Olde Oaks Apartments                                                $370           62            $374
284        Bouganvillas Apartments                                             N/A            23            $761
286        Ellendale Place Apartments                                          N/A            20            $977
290        Strawberry Hill Apartments                                          $415           28            $495
291        McGeordan Apartments                                                $410           18            $573
294        Denway Circle Apartments                                            $850           32            $487
295        Oxford Village Apartments                                           $475           32            $497
298        Meadowood I Apartments                                              $415           10            $552
299        Windy Hill Apartments                                               $375           20            $446
302        Ogden Apartments                                                    $500           9             $547
305        Baymar Apartments                                                   $385           41            $488
307        Hollyvale Apartments  (1Q)                                          $310           32            $382
308        Grandin Village Apartments                                          $365           30            $390
310        Tree Top Apartments                                                 $625          N/A            N/A
312        Westwood Apartments                                                 N/A            40            $463
316        Continental House Apartments                                        $345           28            $425
318        Iroquois Apartments                                                 N/A            21            $640
319        Bay Palm Apartments                                                 $575          N/A            N/A
320        969 & 971 Amsterdam Avenue                                          N/A            6             $724
322        Chesterfield/Eula Apartments                                        $260           45            $311
324        Pine Street Apartments & Blossom Street Apartments                  $495           17            $589
326        Autumn Run Apartments                                               $530           36            $528
327        Pullman Park Apartments                                             $300           12            $408
328        Spanish Oaks Apartments                                             $490          N/A            N/A
329        Ballenger Manor Apartments                                          N/A            33            $474
330        Allen Avenue Apartments                                             $510           12            $588
333        Rebecca Apartments                                                  $340           22            $395
334        The Homestead Apartments                                            $311           8             $329
335        Corona Avenue Apartments                                            $600           6             $775
336        Sandstone Apartments                                                $395           20            $446
337        Lynn Villa Apartments                                               $385           16            $471



                                                                             Subject       Subject        Subject
                                                                               2 BR          3 BR           3 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

183        Crescent View Apartments                                            $763          N/A            N/A
193        Forest Edge Apartments                                              $582          N/A            N/A
195        Crystal Springs Apartments                                          $680           3             $665
196        Chateau Park Apartments                                             $600          N/A            N/A
200        Dale Terrace Apartments                                             $710          N/A            N/A
201        Woodside Apartments                                                 $505           1             $415
203        Rustic Ridge Apartments                                             $495           64            $536
210        Meadowood Apartments                                                $960           20           $1,059
212        Vagabond Apartments                                                 N/A           N/A            N/A
217        Raintree Apartments                                                 $585           10            $644
224        Sandpiper Apartments                                                $600          N/A            N/A
227        Red Oak Apartments  (1O)                                            N/A           N/A            N/A
228        Diplomat Apartments  (1O)                                           N/A           N/A            N/A
229        Waterston Apartments  (1O)                                          N/A           N/A            N/A
230        Montage Apartments  (1O)                                            N/A           N/A            N/A
231        Melroy Apartments  (1O)                                             N/A           N/A            N/A
232        Envoy Apartments  (1O)                                              N/A           N/A            N/A
236        Glenwood Apartments                                                 $725          N/A            N/A
237        Georgian Court/Woodside Apartments                                  $850           4             $880
238        Everhart Place Apartments                                           $550           13            $620
240        Regency Apartments                                                  $685          N/A            N/A
244        Dunshire Gardens Apartments  (1P)                                   $530          N/A            N/A
245        Alpine Gardens Apartments  (1P)                                     $455          N/A            N/A
246        Delvale Apartments  (1P)                                            $450          N/A            N/A
253        Boulder Ridge Apartments                                            $490           1             $750
254        Spring Gardens Apartments                                           $600          N/A            N/A
255        The Admiral Apartments & The Drake Apartments                       $850          N/A            N/A
256        Heritage Apartments                                                 N/A           N/A            N/A
265        Crestview Apartments                                                N/A           N/A            N/A
266        Cedar Lakes Apartments                                              $419          N/A            N/A
267        Rose Garden Apartments                                              N/A           N/A            N/A
269        Edelweiss Apartments                                                $640          N/A            N/A
272        Autumn Ridge Apartments                                             $445           1             $465
276        Orangetree Apartments                                               $575           9             $704
277        Silver Cliff Apartments                                             $510          N/A            N/A
279        Summitwood Village Apartments                                       $775          N/A            N/A
283        Olde Oaks Apartments                                                $425           5             $513
284        Bouganvillas Apartments                                             $780          N/A            N/A
286        Ellendale Place Apartments                                         $1,150         N/A            N/A
290        Strawberry Hill Apartments                                          $520           8             $599
291        McGeordan Apartments                                                $620           15            $595
294        Denway Circle Apartments                                            $850          N/A            N/A
295        Oxford Village Apartments                                           $545          N/A            N/A
298        Meadowood I Apartments                                              $591          N/A            N/A
299        Windy Hill Apartments                                               $450           11            $550
302        Ogden Apartments                                                    $600          N/A            N/A
305        Baymar Apartments                                                   $550          N/A            N/A
307        Hollyvale Apartments  (1Q)                                          $400          N/A            N/A
308        Grandin Village Apartments                                          $425           6             $431
310        Tree Top Apartments                                                 N/A           N/A            N/A
312        Westwood Apartments                                                 $480          N/A            N/A
316        Continental House Apartments                                        $560          N/A            N/A
318        Iroquois Apartments                                                 $640          N/A            N/A
319        Bay Palm Apartments                                                 N/A           N/A            N/A
320        969 & 971 Amsterdam Avenue                                          $816           6             $685
322        Chesterfield/Eula Apartments                                        $350          N/A            N/A
324        Pine Street Apartments & Blossom Street Apartments                  $670           2             $700
326        Autumn Run Apartments                                               $550          N/A            N/A
327        Pullman Park Apartments                                             $425          N/A            N/A
328        Spanish Oaks Apartments                                             N/A           N/A            N/A
329        Ballenger Manor Apartments                                          $495          N/A            N/A
330        Allen Avenue Apartments                                             $595           1             $500
333        Rebecca Apartments                                                  $450           16            $468
334        The Homestead Apartments                                            $341          N/A            N/A
335        Corona Avenue Apartments                                            $875          N/A            N/A
336        Sandstone Apartments                                                $495          N/A            N/A
337        Lynn Villa Apartments                                               $490          N/A            N/A



                                                                             Subject       Subject      Subject     Subject
                                                                               3 BR         4 BR          4 BR        4 BR
#          Property Name                                                    Max. Rent       Units      Avg. Rent    Max. Rent

183        Crescent View Apartments                                            N/A           N/A          N/A           N/A
193        Forest Edge Apartments                                              N/A           N/A          N/A           N/A
195        Crystal Springs Apartments                                          $665          N/A          N/A           N/A
196        Chateau Park Apartments                                             N/A           N/A          N/A           N/A
200        Dale Terrace Apartments                                             N/A           N/A          N/A           N/A
201        Woodside Apartments                                                 $415          N/A          N/A           N/A
203        Rustic Ridge Apartments                                             $595          N/A          N/A           N/A
210        Meadowood Apartments                                               $1,125         N/A          N/A           N/A
212        Vagabond Apartments                                                 N/A           N/A          N/A           N/A
217        Raintree Apartments                                                 $669          N/A          N/A           N/A
224        Sandpiper Apartments                                                N/A           N/A          N/A           N/A
227        Red Oak Apartments  (1O)                                            N/A           N/A          N/A           N/A
228        Diplomat Apartments  (1O)                                           N/A           N/A          N/A           N/A
229        Waterston Apartments  (1O)                                          N/A           N/A          N/A           N/A
230        Montage Apartments  (1O)                                            N/A           N/A          N/A           N/A
231        Melroy Apartments  (1O)                                             N/A           N/A          N/A           N/A
232        Envoy Apartments  (1O)                                              N/A           N/A          N/A           N/A
236        Glenwood Apartments                                                 N/A           N/A          N/A           N/A
237        Georgian Court/Woodside Apartments                                  $880          N/A          N/A           N/A
238        Everhart Place Apartments                                           $625          N/A          N/A           N/A
240        Regency Apartments                                                  N/A           N/A          N/A           N/A
244        Dunshire Gardens Apartments  (1P)                                   N/A           N/A          N/A           N/A
245        Alpine Gardens Apartments  (1P)                                     N/A           N/A          N/A           N/A
246        Delvale Apartments  (1P)                                            N/A           N/A          N/A           N/A
253        Boulder Ridge Apartments                                            $750          N/A          N/A           N/A
254        Spring Gardens Apartments                                           N/A           N/A          N/A           N/A
255        The Admiral Apartments & The Drake Apartments                       N/A            3          $1,323        $1,500
256        Heritage Apartments                                                 N/A           N/A          N/A           N/A
265        Crestview Apartments                                                N/A           N/A          N/A           N/A
266        Cedar Lakes Apartments                                              N/A           N/A          N/A           N/A
267        Rose Garden Apartments                                              N/A           N/A          N/A           N/A
269        Edelweiss Apartments                                                N/A           N/A          N/A           N/A
272        Autumn Ridge Apartments                                             $465          N/A          N/A           N/A
276        Orangetree Apartments                                               $725          N/A          N/A           N/A
277        Silver Cliff Apartments                                             N/A           N/A          N/A           N/A
279        Summitwood Village Apartments                                       N/A           N/A          N/A           N/A
283        Olde Oaks Apartments                                                $550          N/A          N/A           N/A
284        Bouganvillas Apartments                                             N/A           N/A          N/A           N/A
286        Ellendale Place Apartments                                          N/A           N/A          N/A           N/A
290        Strawberry Hill Apartments                                          $610          N/A          N/A           N/A
291        McGeordan Apartments                                                $595          N/A          N/A           N/A
294        Denway Circle Apartments                                            N/A           N/A          N/A           N/A
295        Oxford Village Apartments                                           N/A           N/A          N/A           N/A
298        Meadowood I Apartments                                              N/A           N/A          N/A           N/A
299        Windy Hill Apartments                                               $850          N/A          N/A           N/A
302        Ogden Apartments                                                    N/A           N/A          N/A           N/A
305        Baymar Apartments                                                   N/A           N/A          N/A           N/A
307        Hollyvale Apartments  (1Q)                                          N/A           N/A          N/A           N/A
308        Grandin Village Apartments                                          $440          N/A          N/A           N/A
310        Tree Top Apartments                                                 N/A           N/A          N/A           N/A
312        Westwood Apartments                                                 N/A           N/A          N/A           N/A
316        Continental House Apartments                                        N/A           N/A          N/A           N/A
318        Iroquois Apartments                                                 N/A           N/A          N/A           N/A
319        Bay Palm Apartments                                                 N/A           N/A          N/A           N/A
320        969 & 971 Amsterdam Avenue                                         $1,000          8           $665         $1,000
322        Chesterfield/Eula Apartments                                        N/A           N/A          N/A           N/A
324        Pine Street Apartments & Blossom Street Apartments                  $750          N/A          N/A           N/A
326        Autumn Run Apartments                                               N/A           N/A          N/A           N/A
327        Pullman Park Apartments                                             N/A           N/A          N/A           N/A
328        Spanish Oaks Apartments                                             N/A           N/A          N/A           N/A
329        Ballenger Manor Apartments                                          N/A           N/A          N/A           N/A
330        Allen Avenue Apartments                                             $500          N/A          N/A           N/A
333        Rebecca Apartments                                                  $510          N/A          N/A           N/A
334        The Homestead Apartments                                            N/A           N/A          N/A           N/A
335        Corona Avenue Apartments                                            N/A           N/A          N/A           N/A
336        Sandstone Apartments                                                N/A           N/A          N/A           N/A
337        Lynn Villa Apartments                                               N/A           N/A          N/A           N/A


                              Multifamily Schedule

                                                                                                              Utilities
                                                                                        Cut-off Date            Tenant
#          Property Name                                                                 Balance (2)              Pays

338        Savannah Apartments                                                              394,304             Electric
339        Vienna Terrace Apartments                                                        371,285               None
340        Alexandria Apartments - CO                                                       314,444               None
341        Boynton Vista Apartments                                                         298,486             Electric
342        Navarro Crossing Apartments                                                      272,574             Electric
343        Kordis Apartments                                                                248,667             Electric


                                                                                            Subject       Subject
                                                                            Number of       Studio         Studio
#          Property Name                                                    Elevators        Units       Avg. Rent

338        Savannah Apartments                                                  0             N/A           N/A
339        Vienna Terrace Apartments                                            0             N/A           N/A
340        Alexandria Apartments - CO                                           0             N/A           N/A
341        Boynton Vista Apartments                                             0             N/A           N/A
342        Navarro Crossing Apartments                                          0             N/A           N/A
343        Kordis Apartments                                                    0             N/A           N/A


                                                                             Subject       Subject        Subject
                                                                              Studio         1 BR          1 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

338        Savannah Apartments                                                 N/A            9            $303
339        Vienna Terrace Apartments                                           N/A            6            $395
340        Alexandria Apartments - CO                                          N/A            7            $448
341        Boynton Vista Apartments                                            N/A           N/A            N/A
342        Navarro Crossing Apartments                                         N/A           N/A            N/A
343        Kordis Apartments                                                   N/A           N/A            N/A

                                                                             Subject       Subject        Subject
                                                                               1 BR          2 BR           2 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

338        Savannah Apartments                                                 $335           20            $433
339        Vienna Terrace Apartments                                           $420           18            $494
340        Alexandria Apartments - CO                                          $575           8             $541
341        Boynton Vista Apartments                                            N/A            12            $572
342        Navarro Crossing Apartments                                         N/A            32            $400
343        Kordis Apartments                                                   N/A            15            $450


                                                                             Subject       Subject        Subject
                                                                               2 BR          3 BR           3 BR
#          Property Name                                                    Max. Rent       Units        Avg. Rent

338        Savannah Apartments                                                 $638          N/A            N/A
339        Vienna Terrace Apartments                                           $530          N/A            N/A
340        Alexandria Apartments - CO                                          $650          N/A            N/A
341        Boynton Vista Apartments                                            $585          N/A            N/A
342        Navarro Crossing Apartments                                         $400          N/A            N/A
343        Kordis Apartments                                                   $450          N/A            N/A


                                                                             Subject       Subject      Subject     Subject
                                                                               3 BR         4 BR          4 BR        4 BR
#          Property Name                                                    Max. Rent       Units      Avg. Rent    Max. Rent

338        Savannah Apartments                                                 N/A           N/A          N/A           N/A
339        Vienna Terrace Apartments                                           N/A           N/A          N/A           N/A
340        Alexandria Apartments - CO                                          N/A           N/A          N/A           N/A
341        Boynton Vista Apartments                                            N/A           N/A          N/A           N/A
342        Navarro Crossing Apartments                                         N/A           N/A          N/A           N/A
343        Kordis Apartments                                                   N/A           N/A          N/A           N/A



(1A) A Single Mortgage Note secured by Arbor Lake Club Apartments, The Parkview Apartments - FL, Heron's Cove Apartments and Horizons North Apartments, respectively.

(1B) A Single Mortgage Note secured by Sterling Point Apartments, Sandridge Apartments, and Woodscape Apartments, respectively.

(1M) A Single Mortgage Note secured by The Villas of Buena Vista Apartments, The Parkview Apartments - TX, Madras Apartments, Alexandria Apartments - TX, Sandia Park, 4300 Travis Apartments, Vista Quarters Condos, 3131 Armstrong Condominiums, The Essex, 4431 Travis Street Apartments, 4432 Buena Vista Apartments, The Annex Apartments, 4319 Buena Vista Apartments, The Chase Apartments and Avalon Apartments, respectively.

(1O) The Mortgage Loans secured by Red Oak Apartments, Diplomat Apartments, Waterston Apartments, Montage Apartments, Melroy Apartments and Envoy Apartments, respectively, are cross-collateralized and cross-defaulted.

(1P) The Mortgage Loans secured by Dunshire Gardens Apartments, Alpine Gardens Apartments and Delvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(1Q) The Mortgage Loans secured by Texas City Medical Office Building and Hollyvale Apartments, respectively, are cross-collateralized and cross-defaulted.

(2)  Assumes a Cut-off Date of June 1, 1999.

                                  EXHIBIT A-2

                           MORTGAGE POOL INFORMATION

                      See this Exhibit for tables titled:

                                 Mortgage Rates

                      Mortgage Loans by Amortization Type

                             Cut-off Date Balances

                        Loan Group Cut-off Date Balances

                          Original Amortization Terms

                       Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Year Built/Year Renovated

                        Occupancy Rates at Underwriting

                   Underwritten Debt Service Coverage Ratios

                       Cut-off Date Loan-to-Value Ratios

                            Mortgage Loans by State

                              Mortgage Loan Seller

                        Mortgage Loans by Property Type

                      Mortgage Loans by Property Sub-Type

                  Prepayment Provision as of the Cut-off Date

                               Prepayment Option

                        Mortgage Pool Prepayment Profile


                                     A-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                          Mortgage Rates

                                                                                           Weighted                      Weighted
                                 Number of                           Percentage of         Average         Weighted       Average
        Range of                 Mortgage         Cut-off Date        Initial Pool         Mortgage         Average     Cut-off Date
     Mortgage Rates                Loans           Balance (1)          Balance              Rate          U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
     6.600%  -  6.749%               2              $9,442,582           0.6%              6.604%           1.70x           52.3%
     6.750%  -  6.999%              15             115,406,178           7.4%              6.902%           1.43            75.8%
     7.000%  -  7.249%              19             124,415,992           8.0%              7.144%           1.39            72.6%
     7.250%  -  7.499%              40             241,266,877          15.6%              7.387%           1.31            75.6%
     7.500%  -  7.999%             168             806,493,355          52.0%              7.774%           1.32            73.3%
     8.000%  -  9.310%              99             253,404,623          16.3%              8.200%           1.37            70.2%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606          100.0%             7.661%           1.34x           73.2%
                                 ===================================================================================================


Maximum Mortgage Rate:           9.310%
Minimum Mortgage Rate:           6.600%
Wtd. Avg. Mortgage Rate:         7.661%

(1) Assumes a Cut-off Date of 6/1/99.



                                             Mortgage Loans by Amortization Type

                                                                                         Weighted                         Weighted
                                Number of                           Percentage of        Average         Weighted          Average
                                 Mortgage        Cut-off Date        Initial Pool        Mortgage         Average       Cut-off Date
Loan Type                         Loans           Balance (1)          Balance             Rate          U/W DSCR         LTV Ratio
-------------------------------------------------------------------------------------------------------------------------------

Balloon                            305          $1,268,826,436          81.8%              7.704%           1.34x           73.3%
ARD                                 22             234,641,920          15.1%              7.490%           1.33            74.3%
Fully Amortizing                    16              46,961,250           3.0%              7.356%           1.51            64.0%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606          100.0%             7.661%           1.34x           73.2%
                                 ===================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.


                                                  Cut-off Date Balances
                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
         Range of                Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
   Cut-off Date Balances           Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
    $106,854 -     749,999          55             $24,201,455           1.6%              8.097%           1.32x          67.8%
     750,000 -   1,249,999          37              36,607,882           2.4%              8.057%           1.32           70.9%
   1,250,000 -   1,999,999          56              91,379,913           5.9%              7.822%           1.38           70.0%
   2,000,000 -   2,999,999          48             120,056,076           7.7%              7.839%           1.40           70.9%
   3,000,000 -   3,999,999          39             133,830,393           8.6%              7.751%           1.42           70.0%
   4,000,000 -   4,999,999          17              77,083,906           5.0%              7.561%           1.34           73.5%
   5,000,000 -   5,999,999          14              75,591,151           4.9%              7.526%           1.45           70.1%
   6,000,000 -   9,999,999          41             329,689,133          21.3%              7.634%           1.35           73.4%
  10,000,000 -  14,999,999          20             245,252,622          15.8%              7.402%           1.34           75.1%
  15,000,000 -  19,999,999           5              78,039,057           5.0%              7.519%           1.30           76.3%
  20,000,000 -  24,999,999           7             158,716,390          10.2%              7.526%           1.28           75.4%
  25,000,000 - $67,944,452           4             179,981,629          11.6%              7.937%           1.28           74.5%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606         100.0%              7.661%           1.34x          73.2%
                                 ===================================================================================================

Maximum Cut-off Date Balance: $67,944,452
Minimum Cut-off Date Balance:    $106,854
Average Cut-off Date Balance:  $4,520,203

(1) Assumes a Cut-off Date of 6/1/99.


                                               Loan Group Cut-off Date Balances (1)

                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
    Range of Loan Group          Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
 Cut-off Date Balances (1)         Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
    $248,667 -     749,999          29             $15,307,572           1.0%             8.212%            1.34x           65.5%
     750,000 -   1,249,999          35              34,136,643           2.2%             8.076%            1.32            70.2%
   1,250,000 -   1,999,999          47              76,236,217           4.9%             7.834%            1.37            69.8%
   2,000,000 -   2,999,999          44             109,387,092           7.1%             7.858%            1.40            70.7%
   3,000,000 -   3,999,999          35             120,169,567           7.8%             7.753%            1.42            70.0%
   4,000,000 -   4,999,999          13              59,331,668           3.8%             7.543%            1.35            73.1%
   5,000,000 -   5,999,999          15              80,891,151           5.2%             7.550%            1.43            70.6%
   6,000,000 -   9,999,999          38             300,440,693          19.4%             7.624%            1.37            72.9%
  10,000,000 -  14,999,999          19             232,753,200          15.0%             7.397%            1.34            75.9%
  15,000,000 -  19,999,999           3              46,209,281           3.0%             7.533%            1.30            79.2%
  20,000,000 -  24,999,999           8             185,585,535          12.0%             7.647%            1.27            74.5%
  25,000,000 - $67,944,452           6             289,980,989          18.7%             7.760%            1.29            74.0%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            292          $1,550,429,606         100.0%             7.661%            1.34x           73.2%
                                 ===================================================================================================

Maximum Loan Group Cut-off Date Balance: $67,944,452
Minimum Loan Group Cut-off Date Balance:    $248,667
Average Loan Group Cut-off Date Balance:  $5,309,690

(1) Presents each group of cross-collateralized Mortgage Loans as a single Mortgage Loan.
(2) Assumes a Cut-off Date of 6/1/99.


                                                  Original Amortization Terms

                                                                                        Weighted                         Weighted
     Range of                    Number of                           Percentage of       Average          Weighted        Average
Original Amortization            Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
  Terms (Months)                   Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
       156   -  239                  2              $4,870,309           0.3%              7.582%            1.32x            61.4%
       240   -  299                 27              54,770,726           3.5%              7.550%            1.59             59.7%
       300   -  313                134             233,748,741          15.1%              7.919%            1.44             67.5%
       314   -  360                180           1,257,039,832          81.1%              7.618%            1.32             74.8%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606         100.0%              7.661%            1.34x            73.2%
                                 ===================================================================================================

Maximum Original Amortization Term (Months):   360
Minimum Original Amortization Term (Months):   156
Wtd. Avg. Original Amortization Term (Months): 346

(1) Assumes a Cut-off Date of 6/1/99.


                                              Original Terms to Stated Maturity (1)

                                                                                         Weighted                        Weighted
      Range of                   Number of                           Percentage of       Average          Weighted        Average
   Original Terms                Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
 to Maturity (Months)              Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
         60  -  108                  6             $34,359,469           2.2%              7.542%            1.40x            73.3%
        109  -  120                301           1,378,527,200          88.9%              7.714%            1.34             73.3%
        121  -  204                 18              75,002,524           4.8%              7.126%            1.39             74.7%
        205  -  300                 18              62,540,413           4.0%              7.206%            1.47             67.3%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606         100.0%              7.661%            1.34x            73.2%
                                 ===================================================================================================

Maximum Original Term to Maturity (Months):   300
Minimum Original Term to Maturity (Months):    60
Wtd. Avg. Original Term to Maturity (Months): 127

(1) In the case of ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Assumes a Cut-off Date of 6/1/99.


                                                  Remaining Amortization Terms

                                                                                        Weighted                        Weighted
        Range of                Number of                           Percentage of       Average          Weighted        Average
  Remaining Amortization        Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
     Terms (Months)              Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
       145  -  239                  25             $49,423,927           3.2%              7.480%            1.58x         58.3%
       240  -  299                  88             165,456,848          10.7%              7.857%            1.46          67.1%
       300  -  313                  50              78,509,000           5.1%              8.048%            1.42          68.3%
       314  -  360                 180           1,257,039,832          81.1%              7.618%            1.32          74.8%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606         100.0%              7.661%            1.34x         73.2%
                                 ===================================================================================================

Maximum Remaining Amortization Term (Months):   360
Minimum Remaining Amortization Term (Months):   145
Wtd. Avg. Remaining Amortization Term (Months): 344

(1) Assumes a Cut-off Date of 6/1/99.


                                              Remaining Terms to Stated Maturity (1)

                                                                                         Weighted                        Weighted
        Range of                 Number of                           Percentage of       Average          Weighted        Average
    Remaining Terms              Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
  to Maturity (Months)            Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
         52  -  108                  8              $53,850,241          3.5%              7.324%            1.43x         72.6%
        109  -  120                299            1,359,036,428         87.7%              7.725%            1.33          73.4%
        121  -  204                 18               75,002,524          4.8%              7.126%            1.39          74.7%
        205  -  300                 18               62,540,413          4.0%              7.206%            1.47          67.3%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343           $1,550,429,606        100.0%              7.661%            1.34x         73.2%
                                 ===================================================================================================

Maximum Remaining Term to Maturity (Months):   300
Minimum Remaining Term to Maturity (Months):    52
Wtd. Avg. Remaining Term to Maturity (Months): 124

(1) In the case of ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Assumes a Cut-off Date of 6/1/99.


                                                Years Built/Years Renovated (1)

                                                                                         Weighted                        Weighted
                                Number of                           Percentage of        Average          Weighted        Average
     Range of Years             Mortgage          Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
     Built/Renovated              Loans           Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
       1911  -  1960                 6               $6,004,749          0.4%              8.050%           1.43x           64.6%
       1961  -  1970                23               33,431,073          2.2%              7.806%           1.47            67.4%
       1971  -  1980                30              106,096,850          6.8%              7.491%           1.38            73.6%
       1981  -  1990                98              452,386,326         29.2%              7.690%           1.34            72.3%
       1991  -  1999               186              952,510,609         61.4%              7.659%           1.34            73.8%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343           $1,550,429,606        100.0%              7.661%           1.34x           73.2%
                                 ===================================================================================================

Most Recent Year Built/Renovated: 1999
Oldest Year Built/Renovated:      1911
Wtd. Avg. Year Built/Renovated:   1991

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2) Assumes a Cut-off Date of 6/1/99.



                                                 Occupancy Rates at Underwriting

                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
     Range of                    Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
Occupancy Rates at U/W             Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
      73.0%  -  79.9%                8              $19,108,178          1.2%              7.867%            1.40x         69.2%
      80.0%  -  89.9%               29              113,200,936          7.3%              7.545%            1.37          69.4%
      90.0%  -  94.9%               50              271,885,303         17.5%              7.585%            1.34          75.1%
      95.0%  - 100.0%              241            1,080,901,130         69.7%              7.659%            1.32          73.9%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            328           $1,485,095,547         95.8%              7.640%            1.33x         73.7%
                                 ===================================================================================================

Maximum Occupancy Rate at U/W:   100.0%
Minimum Occupancy Rate at U/W:    73.0%
Wtd. Avg. Occupancy Rate at U/W:  96.0%

(1) Does not include any Mortgage Loans secured by hotel properties.
(2) Assumes a Cut-off Date of 6/1/99.


                                            Underwritten Debt Service Coverage Ratios

                                                                                        Weighted                         Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
   Range of                      Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
   U/W DSCRs                       Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
      1.20x  -  1.29               142             $730,826,332          47.1%             7.742%           1.25x          75.5%
      1.30   -  1.39               100              485,892,503          31.3%             7.598%           1.34           73.5%
      1.40   -  1.49                53              165,811,612          10.7%             7.513%           1.44           70.3%
      1.50   -  1.59                25               83,206,265           5.4%             7.679%           1.54           71.1%
      1.60   -  2.25x               23               84,692,893           5.5%             7.596%           1.80           58.4%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343           $1,550,429,606         100.0%             7.661%           1.34x          73.2%
                                 ===================================================================================================

Maximum Underwritten DSCR:   2.25x
Minimum Underwritten DSCR:   1.20x
Wtd. Avg. Underwritten DSCR: 1.34x

(1) Assumes a Cut-off Date of 6/1/99.


                                               Cut-off Date Loan-to-Value Ratios

                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
Range of Cut-off Date            Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
Loan-to-Value Ratios               Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
     30.60%  - 50.00%               10              $29,244,310           1.9%             7.855%           1.85x          39.9%
     50.01%  - 60.00%               20               42,947,640           2.8%             7.910%           1.51           55.8%
     60.01%  - 70.00%               95              335,451,712          21.6%             7.757%           1.39           66.7%
     70.01%  - 75.00%               92              382,103,909          24.6%             7.617%           1.33           73.0%
     75.01%  - 80.00%              122              729,713,593          47.1%             7.627%           1.30           78.2%
     80.01%  - 82.70%                4               30,968,442           2.0%             7.436%           1.31           81.3%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343           $1,550,429,606         100.0%             7.661%           1.34x          73.2%
                                 ===================================================================================================

Maximum Cut-off Date LTV Ratio:   82.7%
Minimum Cut-off Date LTV Ratio:   30.6%
Wtd. Avg. Cut-off Date LTV Ratio: 73.2%

(1) Assumes a Cut-off Date of 6/1/99.


                                                              Mortgage Loans by State
                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
                                 Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
State                              Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
California                          46            $283,469,521          18.3%              7.729%           1.35x          71.1%
Texas                               83             260,360,163          16.8%              7.521%           1.35           72.5%
Florida                             27             201,145,736          13.0%              7.822%           1.28           77.5%
Colorado                            18              65,155,027           4.2%              7.786%           1.36           70.3%
New York                             8              58,408,212           3.8%              7.820%           1.35           66.6%
Georgia                              9              53,173,244           3.4%              7.615%           1.26           76.3%
Nevada                               7              53,032,131           3.4%              7.170%           1.40           77.6%
New Jersey                          10              49,919,397           3.2%              7.933%           1.25           72.6%
Pennsylvania                         7              48,741,127           3.1%              7.678%           1.34           77.1%
Tennessee                            8              48,125,654           3.1%              7.487%           1.29           72.8%
Maryland                             8              43,330,619           2.8%              7.444%           1.40           72.0%
Massachusetts                        5              40,154,102           2.6%              7.800%           1.27           78.9%
Arizona                             13              39,993,358           2.6%              7.454%           1.43           72.1%
Michigan                            13              37,074,226           2.4%              7.298%           1.28           76.2%
Ohio                                15              36,404,479           2.3%              7.568%           1.40           74.5%
Delaware                             3              34,670,928           2.2%              7.590%           1.40           78.4%
Nebraska                             3              25,420,139           1.6%              7.615%           1.32           75.8%
Virginia                             6              21,030,412           1.4%              7.875%           1.30           75.6%
Connecticut                          4              18,355,066           1.2%              7.744%           1.27           77.5%
North Carolina                       4              18,281,966           1.2%              7.263%           1.48           74.4%
Maine                                6              15,466,050           1.0%              8.149%           1.37           65.1%
Washington                           3              14,833,861           1.0%              8.062%           1.63           50.3%
Alabama                              2              13,633,608           0.9%              7.811%           1.35           68.9%
South Carolina                       4              11,972,933           0.8%              7.517%           1.52           71.0%
Louisiana                            4              11,099,190           0.7%              7.729%           1.50           68.8%
New Mexico                           4               7,848,098           0.5%              8.201%           1.45           68.4%
Alaska                               1               6,478,558           0.4%              7.750%           1.73           64.8%
Rhode Island                         1               4,148,631           0.3%              6.970%           1.30           78.9%
West Virginia                        2               4,049,500           0.3%              8.160%           1.93           67.8%
Illinois                             3               3,672,099           0.2%              7.789%           1.30           72.6%
New Hampshire                        4               3,399,418           0.2%              7.958%           1.37           64.0%
District of Columbia                 1               3,094,676           0.2%              7.710%           1.39           66.4%
Oklahoma                             2               3,074,129           0.2%              7.940%           1.47           68.0%
Minnesota                            1               2,546,642           0.2%              7.390%           1.41           75.1%
Indiana                              2               2,483,349           0.2%              8.113%           1.45           72.6%
Iowa                                 1               1,797,547           0.1%              7.940%           1.55           79.2%
Kansas                               1               1,427,185           0.1%              7.000%           1.38           73.6%
Missouri                             2               1,213,746           0.1%              8.448%           1.29           51.7%
Wyoming                              1                 974,276           0.1%              8.450%           1.24           74.9%
Montana                              1                 970,603           0.1%              8.250%           1.36           47.3%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606         100.0%              7.661%           1.34x          73.2%
                                 ===================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.


                                                      Mortgage Loan Seller

                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
                                 Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
Mortgage Loan Seller               Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
---------------------------------
GECA                               121             $705,829,185          45.5%              7.583%             1.34x       74.0%
Column                             176              577,442,259          37.2%              7.750%             1.33        71.5%
GSMC (Archon)                       46              267,158,163          17.2%              7.676%             1.39        74.5%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343           $1,550,429,606         100.0%              7.661%             1.34x       73.2%
                                 ===================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.

                                                 Mortgage Loans by Property Type
                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
                                 Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
Property Type                      Loans          Balance (1)           Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
Retail                              78             $551,427,063          35.6%             7.752%           1.32x          74.6%
Multifamily                        140              531,840,026          34.3%             7.423%           1.33           75.4%
Office                              42              180,949,415          11.7%             7.828%           1.33           69.1%
Hotel                               15               65,334,059           4.2%             8.143%           1.64           60.1%
Manufactured Housing                16               59,820,561           3.9%             7.473%           1.38           73.7%
Mixed Use                           13               52,174,935           3.4%             7.736%           1.28           72.4%
Self Storage                        23               47,718,331           3.1%             7.953%           1.46           69.2%
Industrial                          13               34,303,216           2.2%             7.793%           1.36           69.7%
Independent/Assisted Living          2               24,220,875           1.6%             7.750%           1.29           72.3%
Healthcare                           1                2,641,125           0.2%             8.230%           2.25           66.0%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:            343           $1,550,429,606         100.0%             7.661%           1.34x          73.2%
                                 ===================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.


                                              Mortgage Loans by Property Sub-Type

                                                                                         Weighted                        Weighted
                                 Number of                           Percentage of       Average          Weighted        Average
                                 Mortgage         Cut-off Date       Initial Pool        Mortgage          Average      Cut-off Date
Property   Property Sub-Type      Loans            Balance (1)          Balance            Rate           U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
Retail
             Anchored               47            $476,866,072          30.8%             7.751%            1.30x          75.7%
             Unanchored             31              74,560,991           4.8%             7.756%            1.40           67.7%

                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:             78            $551,427,063          35.6%             7.752%            1.32x          74.6%
                                 ===================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.

                  Prepayment Provision as of the Cut-off Date

                                                                                         Weighted       Weighted
                                                                                          Average       Average
                                                                                         Remaining      Remaining       Weighted
          Range of               Number of                            Percentage of       Lockout        Lockout         Average
    Remaining Terms to            Mortgage          Cut-off Date      Initial Pool        Period     Plus YM Period     Maturity
Stated Maturity (Years) (1)        Loans            Balance (2)          Balance          (Years)        (Years)       (Years) (1)
-----------------------------------------------------------------------------------------------------------------------------------
  4.0   -    4.9                      1              $3,553,801            0.2%             4.1            4.1             4.3
  6.0   -    6.9                      5              30,805,668            2.0%             6.1            6.4             6.9
  8.0   -    8.9                      2              19,490,771            1.3%             7.4            8.5             8.8
  9.0   -    9.9                    207             922,152,428           59.5%             9.2            9.4             9.8
 10.0   -   10.9                     94             453,286,909           29.2%             9.5            9.7            10.0
 12.0   -   12.9                      1               5,930,478            0.4%            11.9           11.9            12.2
 13.0   -   13.9                      2              18,038,467            1.2%             7.5           13.6            13.9
 14.0   -   14.9                     13              34,630,670            2.2%            10.0           14.0            14.3
 18.0   -   18.9                      1               3,168,561            0.2%            18.7           18.7            18.9
 19.0   -   19.9                     12              39,247,128            2.5%            16.3           18.9            19.4
 24.0   -   24.9                      4              19,064,725            1.2%            11.7           23.9            24.2
 25.0   -   25.9                      1               1,060,000            0.1%            24.5           24.5            25.0
                              -----------------------------------------------------------------------------------------------------
Total/Weighted Average:             343          $1,550,429,606          100.0%             9.5           10.0            10.4
                              =====================================================================================================

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Assumes a Cut-off Date of 6/1/99.


                               Prepayment Option

                                                                                          Weighted     Weighted
                                                                                          Average      Average
                                                                                         Remaining     Remaining      Weighted
                                                                     Percentage of        Lockout       Lockout        Average
                                 Number of       Cut-off Date           Initial           Period    Plus YM Period    Maturity
Prepayment Option                  Loans          Balance (1)        Pool Balance         (Years)       (Years)      (Years) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                328          $1,449,617,639           93.5%             9.8            9.8            10.2
Lockout / Yield Maintenance          12              75,685,525            4.9%             4.9           14.1            14.4
Lockout /Defeasance / Yield
   Maintenance                        3              25,126,442            1.6%             3.1            8.4             9.2
                              -----------------------------------------------------------------------------------------------------
Total/Weighted Average:             343          $1,550,429,606          100.0%             9.5           10.0            10.4
                              =====================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.
(2) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

                      Mortgage Pool Prepayment Profile (1)

                                                                                        % of Pool
             Months Since       Number of         Outstanding         % of Pool           Yield            % of Pool
 Date        Cut-off Date     Mortgage Loans      Balance (mm)         Lockout         Maintenance           Open            Total
-----------------------------------------------------------------------------------------------------------------------------------
Jun-99             0               343              $1,550.4           100.0%              0.0%              0.0%           100.0%

Jun-00            12               343              $1,536.3           100.0%              0.0%              0.0%           100.0%

Jun-01            24               343              $1,520.7           100.0%              0.0%              0.0%           100.0%

Jun-02            36               343              $1,503.8            99.3%              0.7%              0.0%           100.0%

Jun-03            48               343              $1,485.6            96.7%              3.3%              0.0%           100.0%

Jun-04            60               342              $1,462.9            95.2%              4.8%              0.0%           100.0%

Jun-05            72               342              $1,441.7            95.3%              4.7%              0.0%           100.0%

Jun-06            84               337              $1,390.3            93.8%              6.2%              0.0%           100.0%

Jun-07            96               337              $1,366.1            93.8%              6.2%              0.0%           100.0%

Jun-08           108               335              $1,323.2            92.8%              3.6%              3.6%           100.0%

Jun-09           120                36              $  107.8            56.8%             42.8%              0.3%           100.0%

Jun-10           132                34              $   92.3            62.9%             36.7%              0.4%           100.0%

Jun-11           144                34              $   88.3            58.0%             36.8%              5.2%           100.0%

Jun-12           156                33              $   80.0            60.8%             38.8%              0.3%           100.0%

Jun-13           168                30              $   61.0            52.2%             23.9%             23.9%           100.0%

Jun-14           180                18              $   34.9            69.9%             29.5%              0.6%           100.0%

Jun-15           192                18              $   31.7            70.4%             29.1%              0.5%           100.0%

Jun-16           204                18              $   28.3            70.9%             28.6%              0.5%           100.0%

Jun-17           216                18              $   24.7            71.6%             28.0%              0.3%           100.0%

Jun-18           228                17              $   18.8            67.6%             30.0%              2.4%           100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Assumes 0% CPR, no defaults, no extensions and ARD Loans pay in full on their Anticipated Repayment Dates. Otherwise based on "Maturity Assumptions" set forth in the Prospectus Supplement.

                                  EXHIBIT B


                            FORM OF TRUSTEE REPORT

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

--------------------------------------------------------------------------------

                                 TRUSTEE REPORT

                                Table of Contents

==================================================================


STATEMENT SECTIONS                                   PAGE(s)
-----------------                                    -------

Certificate Distribution Detail                         2
Certificate Factor Detail                               3
Reconciliation Detail                                   4
Other Required Information                              5
Ratings Detail                                          6
Current Mortgage Loan and Property
 Stratification Tables                                 7-9
Mortgage Loan Detail                                    10
Principal Prepayment Detail                             11
Historical Detail                                       12
Delinquency Loan Detail                                 13
Specially Serviced Loan Detail                        14-15
Modified Loan Detail                                    16
Liquidated Loan Detail                                  17

==================================================================

        Underwriter                         Servicer                             Servicer                       Special Servicer
============================    =================================    ====================================    =======================
Donaldson, Lufkin & Jenrette    Goldman, Sachs & Co.                 GE Capital Loan Services Inc.
Securities Corporation          85 Broad Street                      363 North Sam Houston Parkway, East
277 Park Avenue                 New York, New York 10004             Suite 1200
New York, NY 10172                                                   Houston, TX 77060

Contact:  N. Dante LaRocca      Contact:      Dan Sparks             Contact:      Shelly Shrimpton          Contact:
Phone Number: (212) 892-3000    Phone Number: (212) 902-2914         Phone Number: (281) 405-7087            Phone Number:
============================    =================================    ====================================    =======================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
--------------------------------------------------------------------------------
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 1 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

                         Certificate Distribution Detail

=========================================================================================================================
                                 Pass-Through         Original          Beginning         Principal           Interest
  Class            CUSIP             Rate             Balance            Balance         Distribution       Distribution
=========================================================================================================================
   A-1A                            0.000000%             0.00               0.00             0.00               0.00
   A-1B                            0.000000%             0.00               0.00             0.00               0.00
   A-2                             0.000000%             0.00               0.00             0.00               0.00
   A-3                             0.000000%             0.00               0.00             0.00               0.00
   A-4                             0.000000%             0.00               0.00             0.00               0.00
   B-1                             0.000000%             0.00               0.00             0.00               0.00
   B-2                             0.000000%             0.00               0.00             0.00               0.00
   B-3                             0.000000%             0.00               0.00             0.00               0.00
   B-4                             0.000000%             0.00               0.00             0.00               0.00
   B-5                             0.000000%             0.00               0.00             0.00               0.00
   B-6                             0.000000%             0.00               0.00             0.00               0.00
   B-7                             0.000000%             0.00               0.00             0.00               0.00
   B-8                             0.000000%             0.00               0.00             0.00               0.00
    C                              0.000000%             0.00               0.00             0.00               0.00
   D-1                             0.000000%             0.00               0.00             0.00               0.00
   D-2                             0.000000%             0.00               0.00             0.00               0.00
   R-I                             0.000000%             0.00               0.00             0.00               0.00
   R-II                            0.000000%             0.00               0.00             0.00               0.00
  R-III                            0.000000%             0.00               0.00             0.00               0.00
=========================================================================================================================
  Totals                                                 0.00               0.00             0.00               0.00
=========================================================================================================================

===========================================================================================================
                                    Realized Loss/                                              Current
                 Prepayment        Additional Trust          Total             Ending        Subordination
  Class           Penalties         Fund Expenses        Distribution         Balance          Level (1)
===========================================================================================================
   A-1A              0.00                0.00                0.00              0.00              0.00%
   A-1B              0.00                0.00                0.00              0.00              0.00%
   A-2               0.00                0.00                0.00              0.00              0.00%
   A-3               0.00                0.00                0.00              0.00              0.00%
   A-4               0.00                0.00                0.00              0.00              0.00%
   B-1               0.00                0.00                0.00              0.00              0.00%
   B-2               0.00                0.00                0.00              0.00              0.00%
   B-3               0.00                0.00                0.00              0.00              0.00%
   B-4               0.00                0.00                0.00              0.00              0.00%
   B-5               0.00                0.00                0.00              0.00              0.00%
   B-6               0.00                0.00                0.00              0.00              0.00%
   B-7               0.00                0.00                0.00              0.00              0.00%
   B-8               0.00                0.00                0.00              0.00              0.00%
    C                0.00                0.00                0.00              0.00              0.00%
   D-1               0.00                0.00                0.00              0.00              0.00%
   D-2               0.00                0.00                0.00              0.00              0.00%
   R-I               0.00                0.00                0.00              0.00              0.00%
   R-II              0.00                0.00                0.00              0.00              0.00%
  R-III              0.00                0.00                0.00              0.00              0.00%
===========================================================================================================
  Totals             0.00                0.00                0.00              0.00
===========================================================================================================

====================================================================================================================================
                                          Original      Beginning                                                      Ending
                         Pass-Through     Notional      Notional       Interest      Prepayment        Total          Notional
  Class        CUSIP         Rate          Amount        Amount      Distribution     Penalties    Distribution        Amount
====================================================================================================================================
    S                      0.000000%        0.00          0.00           0.00           0.00           0.00               0.00
====================================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

--------------------------------------------------------------------------------

                           Certificate Factor Detail

====================================================================================================================
                                                                                   Realized Loss/
                         Beginning      Principal     Interest     Prepayment     Additional Trust       Ending
   Class     CUSIP        Balance      Distribution  Distribution   Penalties      Fund Expenses        Balance
====================================================================================================================
   A-1A                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   A-1B                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    A-4                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-3                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-4                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-5                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-6                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-7                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    B-8                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
     C                 0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-1                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    D-2                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
    R-I                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-II                0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
   R-III               0.00000000      0.00000000     0.00000000     0.00000000      0.00000000          0.00000000
====================================================================================================================

===============================================================================
                         Beginning                                     Ending
   Class     CUSIP       National        Interest     Prepayment       Notional
                          Amount       Distribution   Penalties         Amount
===============================================================================

    S                  0.00000000      0.00000000     0.00000000     0.00000000
===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                      Page 3 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                              Reconciliation Detail

              Advance Summary                                               Servicing Fee Breakdowns

P & I Advances Outstanding                   0.00           Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding               0.00           Less Delinquent Master Servicing Fees                              0.00
                                                            Less Reductions to Master Servicing Fees                           0.00
Reimbursement for Interest on Advances       0.00           Plus Master Servicing Fees for Delinquent Payments Received        0.00
paid from general collections                               Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                            Total Master Servicing Fees Collected                              0.00



Certificate Interest Reconciliation

====================================================================================================================================
             Accrued      Net Aggregate    Distributable      Distributable        Additional                    Remaining Unpaid
           Certificate     Prepayment       Certificate    Certificate Interest    Trust Fund     Interest        Distributable
  Class     Interest   Interest Shortfall    Interest           Adjustment          Expenses    Distribution   Certificate Interest
====================================================================================================================================
    S        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1A      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-1B      0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   A-4       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-3       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-4       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-5       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-6       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-7       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   B-8       0.00             0.00              0.00                0.00               0.00          0.00               0.00
    C        0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-1       0.00             0.00              0.00                0.00               0.00          0.00               0.00
   D-2       0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================
   Total     0.00             0.00              0.00                0.00               0.00          0.00               0.00
====================================================================================================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                           Other Required Information

Available Distribution Amount                  0.00             Cumulative Realized Losses
                                                                Class A-1A                                         0.00
                                                                Class A-1B                                         0.00
Original Number of Outstanding Loans              0             Class A-2                                          0.00
                                                                Class A-3                                          0.00
                                                                Class A-4                                          0.00
Aggregate Number of Outstanding Loans             0             Class B-1                                          0.00
                                                                Class B-2                                          0.00
Aggregate Stated Principal Balance of Loans    0.00             Class B-3                                          0.00
                                                                Class B-4                                          0.00
Aggregate Unpaid Principal Balance of Loans    0.00             Class B-5                                          0.00
                                                                Class B-6                                          0.00
                                                                Class B-7                                          0.00
                                                                Class B-8                                          0.00
Aggregate Amount of Master Servicing Fee       0.00             Class C                                            0.00

Aggregate Amount of Special Servicing Fee      0.00             Appraised Reduction Amount

Aggregate Amount of Trustee Fee                0.00             ============================================================
                                                                                           Appraisal        Date Appraisal
Aggregate Trust Fund Expenses                  0.00                     Loan               Reduction          Reduction
                                                                       Number               Amount             Effected
Interest Reserve Deposit                       0.00             ============================================================



Specially Serviced Loans not Delinquent

         Number of Outstanding Loans              0

         Aggregate Unpaid Principal Balance    0.00                    Total
                                                                ============================================================


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                                 Ratings Detail

====================================================================================================================
                                        Original Ratings                                 Current Ratings (1)
  Class       CUSIP           -----------------------------------               -----------------------------------
                              DCR     Fitch     Moody's     S & P               DCR     Fitch     Moody's     S & P
====================================================================================================================
    S
   A-1A
   A-1B
   A-2
   A-3
   A-4
   B-1
   B-2
   B-3
   B-4
   B-5
   B-6
   B-7
   B-8
    C
   D-1
   D-2
====================================================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.    Fitch IBCA, Inc.              Moody's Investors Service     Standard & Poor's Rating Services
55 East Monroe Street              One State Street Plaza        99 Church Street              26 Broadway
Chicago, Illinois 60603            New York, New York 10004      New York, New York 10007      New York, New York 10004
(312) 368-3100                     (212) 908-0500                (212) 553-0300                (212) 208-8000


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999




               Current Mortgage Loan and Property Stratification Tables

                        Scheduled Balance                                                     State(3)
=================================================================    =============================================================
                                   % of                                                          % of
Scheduled    # of     Scheduled    Agg.   WAM          Weighted              # of   Scheduled    Agg.    WAM           Weighted
 Balance     Loans     Balance     Bal.   (2)   WAC   Avg DSCR(1)    State   Props.  Balance     Bal.    (2)    WAC   Avg DSCR(1)
=================================================================    =============================================================




















=================================================================    ============================================================
  Totals                                                               Totals
=================================================================    ============================================================



See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999






            Current Mortgage Loan and Property Stratification Tables



                       Debt Service Coverage Ratio
================================================================================
                                          % of
  Debt Service     # of     Scheduled     Agg.     WAM             Weighted
 Coverage Ratio    Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                              Property Type(3)
================================================================================
                                          % of
  Property         # of     Scheduled     Agg.     WAM             Weighted
    Type           Props.    Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================








================================================================================
  Totals
================================================================================



                                Note Rate
================================================================================
                                          % of
    Note           # of     Scheduled     Agg.     WAM             Weighted
    Rate           Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================











                                Seasoning
================================================================================
                                          % of
                   # of     Scheduled     Agg.     WAM             Weighted
   Seasoning       Loans     Balance      Bal.     (2)    WAC     Avg DSCR(1)
================================================================================










================================================================================
  Totals
================================================================================





See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


            Current Mortgage Loan and Property Stratification Tables

                            Anticipated Remaining Term (ARD and Balloon Loans)
==========================================================================================================
                                                           % of
Anticipated Remaining         # of        Scheduled        Agg.        WAM                     Weighted
     Term(2)                 Loans         Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                              Remaining Stated Term (Fully Amortizing Loans)
==========================================================================================================
                                                          % of
  Remaining Stated           # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                           Remaining Amortization Term (ARD and Balloon Loans)
==========================================================================================================
                                                          % of
Remaining Amortization       # of        Scheduled        Agg.        WAM                     Weighted
       Term                  Loans        Balance         Bal.        (2)        WAC        Avg DSCR (1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

                                          Age of Most Recent NOI
==========================================================================================================
                                                          % of
     Age of Most             # of        Scheduled        Agg.        WAM                     Weighted
     Recent NOI              Loans        Balance         Bal.        (2)        WAC         Avg DSCR(1)
==========================================================================================================




==========================================================================================================
     Totals
==========================================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
          Standard Information Package.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                              Mortgage Loan Detail

===========================================================================================================================
                                                                                                 Anticipated
  Loan                   Property                             Interest    Principal    Gross      Repayment       Maturity
 Number        ODCR       Type(1)      City        State      Payment      Payment     Coupon       Date            Date
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================


===========================================================================================================================
                 Neg.        Beginning      Ending         Paid         Appraisal     Appraisal       Res.           Mod.
  Loan          Amount       Scheduled     Scheduled       Thru         Reduction     Reduction       Strat.         Code
 Number         (Y/N)         Balance       Balance        Date           Date         Amount          (2)           (3)
===========================================================================================================================











===========================================================================================================================
 Totals
===========================================================================================================================



         (1) Property Type Code                            (2) Resolution Strategy Code                  (3) Modification Code
         ----------------------                            ----------------------------                  ---------------------
MF - Multi-Family          OF - Office                1 - Modification       7 - REO                     1 - Maturity Date Extension
RT - Retail                MU - Mixed Use             2 - Foreclosure        8 - Resolved                2 - Amortization Change
HC - Health Care           LO - Lodging               3 - Bankruptcy         9 - Pending Return          3 - Principal Write-Off
IN - Industrial            SS - Self Storage          4 - Extension              to Master Servicer      4 - Combination
WH - Warehouse             OT - Other                 5 - Note Sale         10 - Deed in Lieu Of
MH - Mobile Home Park                                 6 - DPO                    Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999



                          Principal Prepayment Detail

============================================================================================================================
                                         Principal Prepayment Amount                       Prepayment Penalities
                 Offering Document   -----------------------------------     -----------------------------------------------
Loan Number       Cross-Reference    Payoff Amount    Curtailment Amount     Prepayment Premium    Yield Maintenance Premium
============================================================================================================================













============================================================================================================================
   Totals
============================================================================================================================






Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999




                               Historical Detail



====================================================================================================================================
                              Delinquencies                                                  Prepayments      Rate and Maturities
----------------------------------------------------------------------------------------- ------------------- ----------------------
Distribution  30-59 Days  60-89 Days  90 Days or More  Foreclosure    REO   Modifications Curtailments Payoff  Next Weighted Avg.
    Date      #  Balance   # Balance     # Balance      # Balance  # Balance  # Balance     # Amount   Amount  Coupon  Remit     WAM
====================================================================================================================================



























Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999

                            Delinquency Loan Detail

=====================================================================================================================
               Offering         # of                     Current     Outstanding       Status of    Resolution
  Loan         Document        Months    Paid Through     P & I         P & I          Mortgage      Strategy
 Number     Cross-Reference    Delinq.      Date         Advances     Advances          Loan(1)       Code(2)
=====================================================================================================================







=====================================================================================================================
 Totals
=====================================================================================================================

=====================================================================================================================
                                                       Current      Outstanding
  Loan             Servicing          Foreclosure     Servicing      Servicing                             REO
 Number          Transfer Date           Date         Advances       Advances         Bankruptcy Date      Date
=====================================================================================================================





=====================================================================================================================
 Totals
=====================================================================================================================

                  (1) Status of Mortgage Loan                                   (2) Resolution Strategy Code
                  ---------------------------                                   ----------------------------
A - Payment Not Received        2 - Two Months Delinquent                1 - Modification       7 - REO
    But Still in Grace Period   3 - Three Or More Months Delinquent      2 - Foreclosure        8 - Resolved
B - Late Payment But Less       4 - Assumed Scheduled Payment            3 - Bankruptcy         9 - Pending Return
    Than 1 Month Delinquent         (Performing Matured Balloon)         4 - Extension              to Master Servicer
0 - Current                     7 - Foreclosure                          5 - Note Sale         10 - Deed in Lieu Of
1 - One Month Delinquent        9 - REO                                  6 - DPO                    Foreclosure

**Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                    Specially Serviced Loan Detail - Part 1

==================================================================================================================================
                                  Offering       Servicing    Resolution
Distribution         Loan         Document       Transfer      Strategy      Scheduled      Property                     Interest
   Date             Number    Cross-Reference      Date         Code(1)       Balance        Type(2)        State          Rate
==================================================================================================================================







==================================================================================================================================


==================================================================================================================================
                                    Net                                                                    Remaining
Distribution        Actual       Operating        NOI                          Note        Maturity      Amortization
   Date             Balance        Income         Date          DSCR           Date          Date            Term
==================================================================================================================================







==================================================================================================================================




            (1) Resolution Strategy Code                                             (2) Property Type Code
            ----------------------------                                             ----------------------
1 - Modification                  7 - REO                                 MF - Multi-Family                OF - Office
2 - Foreclosure                   8 - Resolved                            RT - Retail                      MU - Mixed Use
3 - Bankruptcy                    9 - Pending Return                      HC - Health Care                 LO - Lodging
4 - Extension                         to Master Servicer                  IN - Industrial                  SS - Self Storage
5 - Note Sale                    10 - Deed in Lieu Of                     WH - Warehouse                   OT - Other
6 - DPO                               Foreclosure                         MH - Mobile Home Park


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor             Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                                          Offering            Resolution            Site
 Distribution            Loan             Document             Strategy          Inspection
     Date               Number         Cross-Reference          Code(1)             Date                          Comment
===================================================================================================================================











===================================================================================================================================


===================================================================================================================================
 Distribution                            Appraisal           Appraisal              Other REO
     Date            Phase 1 Date           Date               Value            Property Revenue                  Comment
===================================================================================================================================











===================================================================================================================================





                        (1) Resolution Strategy Code
                        ----------------------------

            1 - Modification                   7 - REO
            2 - Foreclosure                    8 - Resolved
            3 - Bankruptcy                     9 - Pending Return
            4 - Extension                          to Master Servicer
            5 - Note Sale                     10 - Deed in Lieu Of
            6 - DPO                                Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999


                              Modified Loan Detail

===================================================================================================================================
                     Offering
    Loan             Document            Pre-Modification         Modification
   Number         Cross-Reference            Balance                  Date                        Modification Description
===================================================================================================================================













===================================================================================================================================
   Total
===================================================================================================================================





Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                          DLJ Commercial Mortgage Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-CG2

                                      ------------------------------------------
           [LOGO]                     For Additional Information, please contact
Norwest Bank Minnesota, N.A.                         Leslie Gaskill
Corporate Trust Services                             (212) 515-5254
3 New York Plaza, 15th Floor            Reports Available on the World Wide Web
New York, NY 10004                              @ www.ctslink.com/cmbs
                                      ------------------------------------------

                                                        Payment Date: 07/12/1999

                                                        Record Date:  06/30/1999



                            Liquidated Loan Detail

=====================================================================================================================
            Final Recovery      Offering                                                            Gross Proceeds
  Loan      Determination       Docuument        Appraisal    Appraisal     Actual     Gross           as a % of
 Number         Date         Cross-Reference        Date        Value      Balance    Proceeds       Actual Balance
=====================================================================================================================









=====================================================================================================================
  Current Total
=====================================================================================================================
Cumulative Total
=====================================================================================================================

===========================================================================================
                Aggregate         Net         Net Proceeds                    Repurchased
  Loan         Liquidation     Liquidation     as a % of          Realized     by Seller
 Number         Expenses*       Proceeds      Actual Balance       Loss         (Y/N)
===========================================================================================










===========================================================================================
  Current Total
===========================================================================================
Cumulative Total
===========================================================================================




* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  EXHIBIT C

      DECREMENT TABLES FOR CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES

        PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR:


                                                     CLASS A-1A CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR          75% CPR          100% CPR
                                             ------         -------         -------          -------          --------
Closing Date.............................     100%            100%            100%             100%             100%
June 2000................................      94%            94%             94%              94%               94%
June 2001................................      88%            88%             88%              88%               88%
June 2002................................      81%            81%             81%              81%               81%
June 2003................................      73%            73%             73%              73%               73%
June 2004................................      64%            64%             64%              64%               64%
June 2005................................      55%            55%             55%              55%               55%
June 2006................................      34%            34%             34%              34%               34%
June 2007................................      24%            24%             24%              24%               24%
June 2008................................      6%              4%              2%               0%               0%
June 2009 and thereafter.................      0%              0%              0%               0%               0%
Wtd.  Avg.  Life (yrs):..................     5.70            5.69            5.68             5.66             5.59



                                                  CLASS A-1B CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR          75% CPR          100% CPR
                                             ------         -------         -------          -------          --------
Closing Date.............................     100%            100%            100%             100%             100%
June 2000................................     100%            100%            100%             100%             100%
June 2001................................     100%            100%            100%             100%             100%
June 2002................................     100%            100%            100%             100%             100%
June 2003................................     100%            100%            100%             100%             100%
June 2004................................     100%            100%            100%             100%             100%
June 2005................................     100%            100%            100%             100%             100%
June 2006................................     100%            100%            100%             100%             100%
June 2007................................     100%            100%            100%             100%             100%
June 2008................................     100%            100%            100%             100%              96%
June 2009 and thereafter.................      0%              0%              0%               0%               0%
Wtd.  Avg.  Life (yrs):..................     9.74            9.71            9.69             9.65             9.43

        PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR:


                                                  CLASS A-2 CERTIFICATES


FOLLOWING DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR          75% CPR          100% CPR
                                             ------         -------         -------          -------          --------
Closing Date.............................     100%            100%            100%             100%             100%
June 2000................................     100%            100%            100%             100%             100%
June 2001................................     100%            100%            100%             100%             100%
June 2002................................     100%            100%            100%             100%             100%
June 2003................................     100%            100%            100%             100%             100%
June 2004................................     100%            100%            100%             100%             100%
June 2005................................     100%            100%            100%             100%             100%
June 2006................................     100%            100%            100%             100%             100%
June 2007................................     100%            100%            100%             100%             100%
June 2008................................     100%            100%            100%             100%             100%
June 2009 and thereafter.................      0%              0%              0%               0%               0%
Wtd.  Avg.  Life (yrs):..................     9.95            9.95            9.95             9.88             9.64



                                                  CLASS A-3 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR          75% CPR          100% CPR
                                             ------         -------         -------          -------          --------
Closing Date.............................     100%            100%            100%             100%             100%
June 2000................................     100%            100%            100%             100%             100%
June 2001................................     100%            100%            100%             100%             100%
June 2002................................     100%            100%            100%             100%             100%
June 2003................................     100%            100%            100%             100%             100%
June 2004................................     100%            100%            100%             100%             100%
June 2005................................     100%            100%            100%             100%             100%
June 2006................................     100%            100%            100%             100%             100%
June 2007................................     100%            100%            100%             100%             100%
June 2008................................     100%            100%            100%             100%             100%
June 2009 and thereafter.................      0%              0%              0%               0%               0%
Wtd.  Avg.  Life (yrs):..................     9.95            9.95            9.95             9.95             9.70

        PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                                  CLASS A-4 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR          75% CPR          100% CPR
                                             ------         -------         -------          -------          --------
Closing Date.............................     100%            100%            100%             100%             100%
June 2000................................     100%            100%            100%             100%             100%
June 2001................................     100%            100%            100%             100%             100%
June 2002................................     100%            100%            100%             100%             100%
June 2003................................     100%            100%            100%             100%             100%
June 2004................................     100%            100%            100%             100%             100%
June 2005................................     100%            100%            100%             100%             100%
June 2006................................     100%            100%            100%             100%             100%
June 2007................................     100%            100%            100%             100%             100%
June 2008................................     100%            100%            100%             100%             100%
June 2009 and thereafter.................      0%              0%              0%               0%               0%
Wtd.  Avg.  Life (yrs):..................     9.95            9.95            9.95             9.95             9.73


                                                  CLASS B-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR          75% CPR          100% CPR
                                             ------         -------         -------          -------          --------
Closing Date.............................     100%            100%            100%             100%             100%
June 2000................................     100%            100%            100%             100%             100%
June 2001................................     100%            100%            100%             100%             100%
June 2002................................     100%            100%            100%             100%             100%
June 2003................................     100%            100%            100%             100%             100%
June 2004................................     100%            100%            100%             100%             100%
June 2005................................     100%            100%            100%             100%             100%
June 2006................................     100%            100%            100%             100%             100%
June 2007................................     100%            100%            100%             100%             100%
June 2008................................     100%            100%            100%             100%             100%
June 2009 and thereafter.................      0%              0%              0%               0%               0%
Wtd.  Avg.  Life (yrs):..................     9.95            9.95            9.95             9.95             9.78

        PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING FOR:


                                                  CLASS B-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--             0% CPR         25% CPR         50% CPR          75% CPR          100% CPR
                                             ------         -------         -------          -------          --------
Closing Date.............................     100%            100%            100%             100%             100%
June 2000................................     100%            100%            100%             100%             100%
June 2001................................     100%            100%            100%             100%             100%
June 2002................................     100%            100%            100%             100%             100%
June 2003................................     100%            100%            100%             100%             100%
June 2004................................     100%            100%            100%             100%             100%
June 2005................................     100%            100%            100%             100%             100%
June 2006................................     100%            100%            100%             100%             100%
June 2007................................     100%            100%            100%             100%             100%
June 2008................................     100%            100%            100%             100%             100%
June 2009 and thereafter.................      0%              0%              0%               0%               0%
Wtd.  Avg.  Life (yrs):..................     9.95            9.95            9.95             9.95             9.78


                                  EXHIBIT D


               PRICE/YIELD TABLE FOR THE CLASS S CERTIFICATES

      Corporate Bond Equivalent (CBE) Yield of the Class S Certificates
                               at Various CPRs
                      0.4577% Initial Pass-Through Rate
                 Initial Class Notional Amount $1,550,429,606


     PRICE (32NDS)*             0% CPR             25% CPR            50% CPR             75% CPR            100% CPR
     --------------             ------             -------            -------             -------            --------
                             CBE YIELD %         CBE YIELD %        CBE YIELD %         CBE YIELD %         CBE YIELD %
                             -----------         -----------        -----------         -----------         -----------
          3-00                    12.92%             12.90%              12.87%              12.84%             12.63%
          3-04                    11.85%             11.83%              11.81%              11.78%             11.55%
          3-08                    10.86%             10.84%              10.81%              10.78%             10.55%
          3-12                     9.92%              9.90%               9.88%               9.84%              9.61%
          3-16                     9.04%              9.02%               9.00%               8.96%              8.72%
          3-20                     8.22%              8.19%               8.17%               8.13%              7.89%
          3-24                     7.43%              7.41%               7.38%               7.35%              7.10%
          3-28                     6.69%              6.67%               6.64%               6.61%              6.35%
          4-00                     5.99%              5.97%               5.94%               5.90%              5.64%

--------------------

*        Exclusive of accrued interest.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  EXHIBIT E

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in certain limited circumstances, the globally offered DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG2, Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 (collectively, the "Book-Entry Certificates"), will be available only in book-entry form.

         The Book-Entry Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Book-Entry Certificates through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days' settlement).

         Secondary market trading between investors holding Book-Entry Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Book-Entry Certificates will be effected on a delivery against payment basis through the respective depositaries of Cedel and Euroclear (in such capacity) as DTC Participants.

         Non-U.S. holders (as described below) of Book-Entry Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All Certificates of each Class of Book-Entry Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Book-Entry Certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC Participants. As a result, Cedel and Euroclear will hold positions on behalf of their member organizations (the "Member Organizations") through their respective depositaries ("Depositary" or "Depositaries"), which in turn will hold such positions in accounts as DTC Participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Book-Entry Certificates through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Member Organizations of Cedel or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Cedel or Euroclear Purchaser. When Book-Entry Certificates are to be transferred from the account of a DTC Participant to the account of a Member Organization of Cedel or Euroclear, the purchaser will send instructions to Cedel or Euroclear through such a Member Organization at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Member Organization of Cedel or Euroclear. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member Organizations of Cedel and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Member Organizations of Cedel or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, such Member Organizations purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Certificates were credited to their accounts. However, interest on the Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on the cost of funds of the respective Member Organization of Cedel or Euroclear.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Certificates to the respective Depositary for the benefit of Member Organizations of Cedel or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Member Organizations of Cedel or Euroclear may employ their customary procedures for transactions in which Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Member Organization of Cedel or Euroclear at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the Member Organization of Cedel or Euroclear the following day, and receipt of the cash proceeds in the account of such Member Organization of Cedel or Euroclear would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Member Organization of Cedel or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.

If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the account of the Member Organization of Cedel or Euroclear would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to Member Organizations of Cedel or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Book-Entry Certificates in the United States from a DTC Participant no later than one day prior to settlement, which would allow sufficient time for the Book-Entry Certificates to be reflected in their Cedel or Euroclear accounts in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Member Organization of Cedel or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder holding a Book-Entry Certificate through Cedel, Euroclear or DTC may be subject to United States withholding tax at a rate of 30% unless:

         (i) the U.S. entity required to withhold tax (the "U.S. withholding agent") receives a statement (a) from the Certificateholder on IRS Form W-8 (or successor or substitute form thereto) that (1) is signed by the Certificateholder under penalty of perjury, (2) certifies that such owner is not a United States Person and (3) provides the name and address of the Certificateholder or (b) from a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") that (1) is signed under penalties of perjury by an authorized representative of the financial institution, (2) states that the financial institution has received IRS Form W-8 (or successor or substitute form thereto) from the Certificateholder or that another financial institution acting on behalf of the Certificateholder has received such IRS Form W-8 (or successor or substitute form thereto), (3) provides the name and address of the Certificateholder and
                  (4) attaches IRS Form W-8 (or successor or substitute form thereto) provided by the Certificateholder;

         (ii) the Certificateholder provides a properly executed IRS Form 1001 (or successor or substitute form thereto) to the U.S. withholding agent;

         (iii) the Certificateholder provides a properly executed IRS Form 4224 (or successor or substitute form thereto) to the U.S. withholding agent;

         (iv) interest is paid or collected on behalf of the Certificateholder at an address inside the United States and the Certificateholder is a United States Person that is exempt from withholding and complies with the appropriate certification requirements, if any; or

         (v) interest is paid at an address inside the United States and backup withholding is required.

         A holder holding Book-Entry Certificates through Cedel, DTC or Euroclear may be subject to backup withholding at a rate of 31% unless the Certificateholder:

         (i) provides a properly executed IRS Form W-8 (or successor or substitute form thereto) or IRS Form W-9 (or substitute form); or

         (ii) is a corporation (within the meaning of Section 7701(a) of the Code) or otherwise establishes that it is a recipient exempt from United States backup withholding.

         A holder holding Book-Entry Certificates through Cedel or Euroclear, or in the case of an IRS Form 1001 or an IRS Form 4224, the holder's agent, provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Book-Entry Certificates (which is the clearing agency, in the case of persons holding directly on the books of the clearing agency). Subject to the transition rules governing the introduction of the series of new IRS Forms W-8 (as discussed below), IRS Form W-8 and IRS Form 1001 are effective after the issuance of the Book-Entry Certificate in the calendar year of its issuance and the two immediately succeeding calendar years and IRS Form 4224 is effective for one calendar year. If the information on the form changes, the beneficial owner must inform the person through which he holds within 30 days of such change.

         The New Regulations affect the documentation required from Non-U.S. Certificateholders having validly existing IRS Forms, such as IRS Forms W-8, 1001 or 4224. The New Regulations replace a number of current tax certification forms (including IRS Forms W-8, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the Certificateholder provides a United States taxpayer identification number and the information on the form does not change). Existing forms and statements will remain valid for the following periods: (a) a withholding agent holding an existing form or statement that is valid on or after January 1, 1999, may treat that form or statement as valid until the earlier of its expiration or December 31, 2000, (b) no existing forms or statements will be effective after December 31, 2000 and (c) existing forms and statements that expire in 1999 will not be effective after expiration.

         The New Regulations are generally effective for payments after December 31, 1999. However, the IRS recently issued IRS Notice 99-25 in which it announced its intention to delay the effective date of the New Regulations, so that they will be effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors with respect to the effect of the New Regulations.

         This summary does not deal with all aspects of federal income tax withholding that may be relevant to Certificateholders that are not United States Persons. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Certificates.

                                  EXHIBIT F

                              SUMMARY TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                         DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates,
                                Series 1999-CG2

                                $1,383,758,000
                              Offered Certificates




GE Capital Access, Inc.
                            Column Financial, Inc.
                                                          Archon Financial, L.P.


Donaldson, Lufkin & Jenrette                                Goldman, Sachs & Co.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences.) The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


Transaction Offering:
---------------------

                                        (%) of               Initial
                        Initial         Initial              Pass-
                        Certificate      Pool     Credit     Through               Wtd. Avg.  Maturity    Principal   Legal   ERISA
Class   Ratings(1)      Balance         Balance   Support    Rate     Description   Life(3)     (3)       Window(3)   Status   (4)
-----   ----------      ------------    -------   -------    -------  -----------  ---------  --------    ---------   ------  ------

Publicly Offered Certificates:

S        Aaa/AAA     $1,550,429,606(2)     --        --        --         --          --         --          --        Public    Yes
A-1A     Aaa/AAA        241,610,000      15.58%    27.00%     6.8800%    Fixed        5.7      7/10/08   7/99--7/08    Public    Yes
A-1B     Aaa/AAA        890,203,000      57.42%    27.00%     7.3000%   WAC Cap       9.7      6/10/09   7/08--6/09    Public    Yes
A-2      Aa2/AA          69,769,000       4.50%    22.50%     7.4500%   WAC Cap       9.9      6/10/09   6/09--6/09    Public    No
A-3       A2/A           81,398,000       5.25%    17.25%     7.6067%   WAC Cap       9.9      6/10/09   6/09--6/09    Public    No
A-4       A3/A-          19,380,000       1.25%    16.00%     7.6067%     WAC         9.9      6/10/09   6/09--6/09    Public    No
B-1     Baa2/BBB         58,141,000       3.75%    12.25%     7.6067%     WAC         9.9      6/10/09   6/09--6/09    Public    No
B-2     Baa3/BBB-        23,257,000       1.50%    10.75%     7.6067%     WAC         9.9      6/10/09   6/09--6/09    Public    No


                                        (%) of               Initial
                        Initial         Initial              Pass-
        Expected        Certificate      Pool     Credit     Through               Wtd. Avg.  Maturity    Principal   Legal   ERISA
Class   Ratings(1)      Balance         Balance   Support    Rate     Description   Life(3)     (3)       Window(3)   Status   (4)
-----   ----------      ------------    -------   -------    -------  -----------  ---------  --------    ---------   ------  ------

Privately Offered Certificates(5):

B-3        --              --              --        --        --         --          --         --          --     Private-144A  --
B-4        --              --              --        --        --         --          --         --          --     Private-144A  --
B-5        --              --              --        --        --         --          --         --          --     Private-144A  --
B-6        --              --              --        --        --         --          --         --          --     Private-144A  --
B-7        --              --              --        --        --         --          --         --          --     Private-144A  --
B-8        --              --              --        --        --         --          --         --          --     Private-144A  --
C          --              --              --        --        --         --          --         --          --     Private-144A  --



(1)  Moody's Investors Service, Inc. / Fitch IBCA, Inc.
(2) Notional amount. The Class S certificates will be interest only and not be entitled to distributions of principal.
(3) Assumes 0% CPR, no defaults, no extensions and ARD Loans pay in full on their Anticipated Repayment Dates. Otherwise based on "Maturity Assumptions" set forth in the Prospectus Supplement.
(4) Expected to be eligible for each of the underwriters' individual prohibited transaction exemptions under ERISA.
(5)  Not offered herein.


Originator Profile;
-------------------

The mortgage loans were originated or acquired primarily by (i) an affiliate of GE Capital Access, Inc. (GECA), (ii) Column Financial Inc. (Column) and (iii) Archon Financial, L.P. (Archon). Approximately 45.5% of the mortgage loans are being contributed by GECA, 37.2% are being contributed by Column, and 17.2% are being contributed by Goldman Sachs Mortgage Company (GSMC), an affiliate of Archon, to the securitization transaction. All of the mortgage loans were originated between 1998 and 1999.

GECA is a wholly owned subsidiary of General Electric Capital Corporation
(GECC). Since 1966, GECA and its affiliates have originated or acquired approximately $5.8 billion of commmercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $15 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

Column, a wholly owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., was created in August 1993. Column has originated over 1,800 commercial loans totaling $7.5 billion since its inception. Column sources, underwrites and closes various mortgage loan products through 17 production offices located throughout the country.

Archon is owned primarily by entities that are affilited with Goldman, Sachs & Co. Archon is headquarted in Dallas with four other regional production offices. Since its inception in late 1997, Archon has originated approximately $2.8 billion of commercial mortgage loans.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences.) The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999

Collateral Overview:
--------------------
o Total Collateral Balance:     $ 1,550,429,606

o Avg. Cut-off Date Balance     $ 4,520,203
  per Property:

o Loans:                        292 loans / 343 properties

o Property Type:                Retail (35.6%), Multifamily (34.3%), Office (11.7%), Other (18.5%)

o Geographic Distribution:      39 States and DC. CA (18.3%), TX (16.8%), FL (13.0%), Other (52.0%)

o Amortization Types:           Balloon (18.8%), ARD (15.1%), Fully Amortizing (3.0%)

o Wtd. Avg. U/W DSCR:           1.34x

o Wtd. Avg. Cut-off Date
  LTV:                          73.2%

o Appraisals:                   100% of the appraisals state that they follow the guidelines set forth in
                                Title XI of FIRREA.

o Largest Loan:                 4.4%

o Five Largest Loans:           16.6%

o Ten Largest Loans:            25.0%

o Wtd. Avg. Remaining
  Term to Maturity:             124 months

o Wtd. Avg. Seasoning:          3 months

o Gross WAC:                    7.661%

o Call Protection:              All of the Mortgage Loans provide for either a prepayment lockout period ("Lockout"), a defeasance period ("Defeasance") and/or a yield maintenance premium ("YMP") period or a combination thereof. As of the
                                Cut-off Date, 100% of the Mortgage Loans provide for initial lockout periods. The weighted average lockout and defeasance period for all loans is 9.5 years. All yield maintenance charges are calculated at flat-to-treasuries.

o Defeasance:                   93.5%

o Credit Tenant Lease:          None



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences.) The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999

o Participation Loans:          None

o Secured Subordinate Debt:     2.2%

o Leasehold:                    0.6%

o Delinquency:                  No loan delinquent 30 days or more as of the Cut-off Date.


Transaction Overview:

o Structure:                    Senior/subordinated, sequential pay pass-through bonds.

o Co-Lead Managers:             Donaldson, Lufkin & Jenrette and Goldman, Sachs & Co.

o Mortgage Loan Sellers:        GE Capital Access, Inc. / Column Financial, Inc./
                                Goldman Sachs Mortgage Company (Archon)

o Rating Agencies:              Moody's Investors Service, Inc. / Fitch IBCA

o Master Servicer:              GE Capital Loan Services, Inc.

o Special Servicer:             Banc One Mortgage Capital Markets, LLC

o Trustee:                      Norwest Bank Minnesota, National Association

o Cut-off Date:                 June 1, 1999

o Settlement Date:              June 29, 1999

o Distribution:                 The tenth day of the month, or if such is not a business day, the following business day, but no sooner than the fourth business day after the fourth day of the month.

o Delivery:                     The Depository Trust Company ("DTC") through Cede & Co. (in the United
                                States) or Cedel Bank, Societe Anonyme ("Cedel") or The Euroclear System
                                ("Euroclear")(in Europe).

o ERISA:                        Classes A-1A, A-1B and S are expected to be eligible for each underwirter's individual prohibited transaction exemption with respect to ERISA, subject to certain conditions of eligibility.

o SMMEA:                        None of the Offered Securities are SMMEA eligible.

o Tax Treatment:                REMIC



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences.) The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999

---------------------------------

o Optional Termination:         1%

o Analytics:                    Cashflows are expected to be available through Bloomberg, the
                                Trepp Group, Intex Solutions and Charter Research.

o Extensions:                   The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for administering any REO properties. The Pooling and Servicing
                                Agreement will generally permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if it determines, in accordance with the servicing standard, that it is
                                appropriate to do so. The Special Servicer will not be
                                permitted to grant any extension of the maturity of a Mortgage
                                Loan beyond 60 months after its stated maturity date.

o Controlling Class:            The Controlling Class of Certificateholders may advise and appoint a
                                Special Servicer and replace the existing Special Servicer. The
                                Controlling Class will be the most subordinate Class of Certificates which has a current aggregate certificate principal amount no less than 25% of its original aggregate certificate principal balance.

o Advances:                     The Master Servicer will be obligated to make advances of scheduled principal and interest payments, excluding balloon payments, subject to recoverability determination and appraisal reductions.
                                If the Master Servicer fails to make a required P & I Advance and the Trustee is aware of such failure, the Trustee will be obligated to make such Advance.

o Appraisal Reductions:         An appraisal reduction generally will be created in the amount, if any, by which the Stated Principal Balance of a Specially
                                Serviced Mortgage Loan (plus other amounts overdue in
                                connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property. The Appraisal Reduction
                                Amount will reduce proportionately the interest portion (but not the principal portion) of any amount of P&I Advances for such loan, which reduction will result, in general, in a
                                reduction of interest distributable to the most subordinate
                                Class of Principal Balance Certificates outstanding. An
                                appraisal reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least twelve consecutive months, paid in full, liquidated, repurchased, or otherwise disposed of.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999

Structure Description:

||--------------------------------------------------------------------------------------------------------------------------------||
||--------------------------------------------------------------------------------------------------------------------------------||
||                                                   Administrative Fee                                                           ||
||--------------------------------------------------------------------------------------------------------------------------------||
||                                                                                                                                ||
||--------------------------------------------------------------------------------------------------------------------------------||
||                                                                                                                                ||
||                        |----------------------------------|                                                                    ||
||                        | |------| |------||------| |------|                                                                    ||
||                        | |Public| |Public||Public| |Public|               Class S  Aaa/AAA Public                              ||
||                        | |      | |      ||      | |      |                                                                    ||
||               |--------| |      | |      ||      | |      |                                                                    ||
||               | |------| |      | |      ||      | |      |                                                                    ||
||               | |Public| |      | |      ||      | |      |                                                                    ||
||               | |      | |      | |      ||      | |      |                                                                    ||
||      |--------- |      | |      | |      ||      | |      |                                                                    ||
||      | |------- |      | |      | |      ||      | |      |                                                                    ||
||------| |Public  |      | |      | |      ||      | |      | |-------| |-------| |-------| |-------| |-------| |-------||-------||
||------| |        |      | |      | |      ||      | |      | |-------| |-------| |-------| |-------| |-------| |-------||-------||
||Public| |        |      | |      | |      ||      | |      | |Private| |Private| |Private| |Private| |Private| |Private||Private||
||      | |        |      | |      | |      ||      | |      | |       | |       | |       | |       | |       | |       ||       ||
||      | |        |      | |      | |      ||      | |      | |       | |       | |       | |       | |       | |       ||       ||
||      | |        |      | |      | |      ||      | |      | |       | |       | |       | |       | |       | |       ||       ||
||      | |      | |      | |      | |      ||      | |      | |       | |       | |       | |       | |       | |       ||       ||
||Class | |Class | |Class | |Class | |Class ||Class | | Class| | Class | | Class | | Class | | Class | | Class | | Class || Class ||
||A-1A  | |A-1B  | | A-2  | | A-3  | | A-4  || B-1  | |  B-2 | |  B-3  | |  B-4  | |  B-5  | |  B-6  | |  B-7  | |  B-8  ||   C   ||
||      | |      | |      | |      | |      ||      | |      | |       | |       | |       | |       | |       | |       ||       ||
|| Aaa/ | | Aaa/ | | Aa2/ | | A2/  | |  A3/ ||Baa2/ | |Baa3/ | |  --   | |  --   | |  --   | |  --   | |  --   | |  --   ||   --  ||
|| AAA  | | AAA  | | AA   | | A    | |  A-  || BBB  | | BBB- | |       | |       | |       | |       | |       | |       ||       ||
||      | |      | |      | |      | |      ||      | |      | |       | |       | |       | |       | |       | |       ||       ||
||------| |------| |------| |------| |------||------| |------| |-------| |-------| |-------| |-------| |-------| |-------||-------||
||--------------------------------------------------------------------------------------------------------------------------------||

                                 [Bar Chart]


                           Priority of Cashflows


Based on the "Maturity Assumptions" set forth in the Prospectus Supplement and a 0% CPR (except ARD Loans paid in full on the ARD).


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


Interest Distributions:

Each Class of Certificates will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance of such Class. The Class S Certificates will be entitled on each Distribution Date to the aggregate interest accrued at the related Class S Strip Rate on each of its notional components. All Classes will pay interest on a 30/360 basis.

Principal Distributions:

Available principal will be distributed on each Distribution Date to the outstanding Classes of Principal Balance Certificates in the following sequential order: Classes A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8 and C. However, if Classes A-2 through C have been retired as a result of losses and additional trust fund expenses, Classes A-1A and A-1B will receive principal on a pro-rata basis.

Realized losses and Expense(s):

Realized losses from any Mortgage Loan and additional trust fund expenses will be allocated to the outstanding classes of Principal Balance Certificates in the following sequential order: Class C, B-8, B-7, B-6, B-5, B-4, B-3, B-2, B-1, A-4, A-3 and A-2. If Classes A-2 through C have been reduced to $0 by losses and additional trust fund expenses, future losses and additional trust fund expenses shall be applied to Classes A-1A and A-1B pro-rata.

Credit Enhancements:

Credit enhancement for each Class of publicly registered Certificates will be provided by the Classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

Allocation of Yield Maintenance and Prepayment Premiums:

The certificate yield maintenance amount ("CYMA") for the Class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8 and C Certificates
(collectively, the "Principal Balance Certificates") equals the total yield maintenance premium collected, multiplied by a fraction (not greater than one or less than zero) which is based upon a formula involving the relationship between the Pass-Through Rate for the Classes currently receiving principal, the mortgage rate of the Mortgage Loan that has prepaid, and current interest rates. In general, the CYMA for any Distribution Date will be calculated in respect of and payable to the Class(es) of Principal Balance Certificates entitled to receive distributions of principal on such Distribution Date.

               CYM                   (Pass-Through Rate - Discount Rate)
           Allocation             =  -----------------------------------
to Principal Balance Certificates      (Morgage Rate - Discount Rate)

The yield maintenance amount payable to the Class S (interest only) Certificates, will equal the total yield maintenance premium less the CYMA for the Principal Balance Certificates as defined above.

All prepayment premiums collected on the Mortgage Loans and calculated as a percentage of the amount prepaid, will be distributed to the Class S (interest only) Certificates.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999

In general, this formula provides for an increase in the allocation of yield maintenance premiums to the Principal Balance Certificates as interest rates decrease and a decrease in the allocation to such Classes as interest rates rise.

Allocation of Yield Maintenance Premiums Example:

Discount Rate Fraction Methodology:
Mortgage Rate                                   =   8%
P & I Class Coupon                              =   6%
Discount Rate (Based on a Treasury Rate)        =   5%
% of Principal Distributed to Class             = 100%

P & I Class Allocation:                         Class S Allocation:
6% - 5%  x  100%   =  33-1/3%                   100% - P & I Class(es)
8% - 5%                                         Allocation =  66-2/3%



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


  Stratification:
  ---------------

                            [Map of United States]

        WA    1.0%
        CA   18.3%
        NV    3.4%
        AZ    2.6%
        CO    4.2%
        NM    0.5%
        KS    0.1%
        OK    0.2%
        TX   16.8%
        MN    0.2%
        MO    0.1%
        LA    0.7%
        IL    0.2%
        MI    2.4%
        IN    0.2%
        TN    3.1%
        AL    0.9%
        OH    2.3%
        GA    3.4%
        NY    3.8%
        PA    3.1%
        VA    1.4%
        NC    1.2%
        SC    0.8%
        FL   13.0%
        ME    1.0%
        NH    0.2%
        MA    2.6%
        CT    1.2%
        NJ    3.2%
        MD    2.8%
        DC    0.2%
        DE    2.2%
        AK    0.4%
        MT    0.1%
        WY    0.1%
        NE    1.6%
        IA    0.1%
        WV    0.3%
        RI    0.3%


                           Mortgage Loans by State
                           -----------------------



                                                                                   Weighted                       Weighted
                            Number of                          Percentage of       Average         Weighted        Average
                            Mortgage        Cut-off Date       Initial Pool        Mortgage        Average       Cut-off Date
State                        Loans           Balance(1)          Balance             Rate          UW/DSCR        LTV Ratio
-----                      ----------      --------------      ------------       ---------        --------     --------------
California                     46          $  283,469,521          18.3%            7.729%           1.35X          71.1%
Texas                          83             260,360,163          16.8%            7.521%           1.35           72.5%
Florida                        27             201,145,736          13.0%            7.822%           1.28           77.5%
Colorado                       18              65,155,027           4.2%            7.786%           1.36           70.3%
New York                        8              58,408,212           3.8%            7.820%           1.35           66.6%
Georgia                         9              53,173,244           3.4%            7.615%           1.26           76.3%
Nevada                          7              53,032,131           3.4%            7.170%           1.40           77.6%
New Jersey                     10              49,919,397           3.2%            7.933%           1.25           72.6%
Pennsylvania                    7              48,741,127           3.1%            7.678%           1.34           77.1%
Tennessee                       8              48,125,654           3.1%            7.487%           1.29           72.8%
Maryland                        8              43,330,619           2.8%            7.444%           1.40           72.0%
Massachusetts                   5              40,154,102           2.6%            7.800%           1.27           78.9%
Arizona                        13              39,993,358           2.6%            7.454%           1.43           72.1%
Michigan                       13              37,074,226           2.4%            7.298%           1.28           76.2%
Ohio                           15              36,404,479           2.3%            7.568%           1.40           74.5%
Delaware                        3              34,670,928           2.2%            7.590%           1.40           78.4%
Nebraska                        3              25,420,139           1.6%            7.615%           1.32           75.8%
Virginia                        6              21,030,412           1.4%            7.875%           1.30           75.6%
Connecticut                     4              18,355,066           1.2%            7.744%           1.27           77.5%
North Carolina                  4              18,281,966           1.2%            7.263%           1.48           74.4%
Maine                           6              15,466,050           1.0%            8.149%           1.37           65.1%
Washington                      3              14,833,861           1.0%            8.062%           1.63           50.3%
Alabama                         2              13,633,608           0.9%            7.811%           1.35           68.9%
South Carolina                  4              11,972,933           0.8%            7.517%           1.52           71.0%
Louisiana                       4              11,099,190           0.7%            7.729%           1.50           68.8%
New Mexico                      4               7,848,098           0.5%            8.201%           1.45           68.4%
Alaska                          1               6,478,558           0.4%            7.750%           1.73           64.8%
Rhode Island                    1               4,148,631           0.3%            6.970%           1.30           78.9%
West Virginia                   2               4,049,500           0.3%            8.160%           1.93           67.8%
Illinois                        3               3,672,099           0.2%            7.789%           1.30           72.6%
New Hampshire                   4               3,399,418           0.2%            7.958%           1.37           64.0%
District of Columbia            1               3,094,676           0.2%            7.710%           1.39           66.4%
Oklahoma                        2               3,074,129           0.2%            7.940%           1.47           68.0%
Minnesota                       1               2,546,642           0.2%            7.390%           1.41           75.1%
Indiana                         2               2,483,349           0.2%            8.113%           1.45           72.6%
Iowa                            1               1,797,547           0.1%            7.940%           1.55           79.2%
Kansas                          1               1,427,185           0.1%            7.000%           1.38           73.6%
Missouri                        2               1,213,746           0.1%            8.448%           1.29           51.7%
Wyoming                         1                 974,276           0.1%            8.450%           1.24           74.9%
Montana                         1                 970,603           0.1%            8.250%           1.36           47.3%
                              ---          --------------         ------            ------           -----          -----
Total/Weighted Average:       343          $1,550,429,606         100.0%            7.661%           1.34x          73.2%
                              ===          ==============         ======            ======           =====          =====


(1) Assumes a Cut-off Date of 6/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                                 [PIE CHART]


Manufactured         Industrial        Multifamily         Self Storage
  Housing               2.2%              34.3%                3.1%
   3.9%


   Hotel              Retail           Mixed Use             Office
   4.2%               35.6%               3.4%               11.7%


   Other
   1.8%


                       Mortgage Loans by Property Type



                                                                                      Weighted                       Weighted
                                   Number of                        Percentage of      Average       Weighted         Average
                                    Mortgage       Cut-off Date      Initial Pool      Mortgage       Average       Cut-off Date
Property Type                         Loans         Balance (1)        Balance           Rate         U/W DSCR        LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Retail                                  78         $551,427,063          35.6%          7.752%          1.32x           74.6%
Multifamily                            140          531,840,026          34.3%          7.423%          1.33            75.4%
Office                                  42          180,949,415          11.7%          7.828%          1.33            69.1%
Hotel                                   15           65,334,059           4.2%          8.143%          1.64            60.1%
Manufacturing Housing                   16           59,820,561           3.9%          7.474%          1.38            73.7%
Mixed Use                               13           52,174,935           3.4%          7.736%          1.28            72.4%
Self Storage                            23           47,718,331           3.1%          7.953%          1.46            69.2%
Industrial                              13           34,303,216           2.2%          7.793%          1.36            69.7%
Independent/Assisted Living              2           24,220,875           1.6%          7.750%          1.29            72.3%
Healthcare                               1            2,641,125           0.2%          8.230%          2.25            66.6%
                                ---------------------------------------------------------------------------------------------------
Total/Weighted Average                 343       $1,550,429,606         100.0%          7.661%          1.34x           73.2%

                                ===================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.


                     Mortgage Loans by Property Sub-Type


                                                                                      Weighted                       Weighted
                                   Number of                        Percentage of      Average       Weighted         Average
                                    Mortgage       Cut-off Date      Initial Pool      Mortgage       Average       Cut-off Date
Property Type   Property Sub-Type    Loans         Balance (1)         Balance          Rate         U/W DSCR        LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------
Retail          Anchored               47          $476,866,072          30.8%          7.751%          1.30x           75.7%
                Unanchored             31            74,560,991           4.8%          7.756%          1.40            67.7%

                                ---------------------------------------------------------------------------------------------------
Total/Weighted Average:                78          $551,427,063          35.6%          7.752%          1.32x           74.6%
                                ===================================================================================================


(1) Assumes a Cut-off Date of 6/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999



                         Original Amortization Terms

                                                                                     Weighted                      Weighted
          Range of                 Number of                      Percentage of       Average         Weighted      Average
   Original Amortization           Mortgage      Cut-off Date     Initial Pool       Mortgage         Average     Cut-off Date
     Terms (Months)                 Loans        Balance(1)         Balance            Rate           U/W DSCR     LTV Rate
-----------------------------------------------------------------------------------------------------------------------------------

     156  --  239                   2       $    4,870,309         0.3%               7.582%         1.32x        61.4%
     240  --  299                  27           54,770,726         3.5%               7.550%         1.59         59.7%
     300  --  313                 134          233,748,741        15.1%               7.919%         1.44         67.5%
     314  --  360                 180        1,257,039,832        81.1%               7.618%         1.32         74.8%
                              -----------------------------------------------------------------------------------------------------
Total/Weighted Average:           343       $1,550,429,606       100.0%               7.661%         1.34x        73.2%
                              =====================================================================================================

Maximum Original Amortization Term (Months):     360
Minimum Original Amortization Term (Months):     156
Wtd. Avg. Original Amortization Term (Months):   346

(1) Assumes a Cut-off Date of 6/1/99.



                     Original Terms to Stated Maturity(1)

                                                                                     Weighted                      Weighted
          Range of                 Number of                      Percentage of       Average         Weighted      Average
      Original Terms               Mortgage      Cut-off Date     Initial Pool       Mortgage         Average     Cut-off Date
    to Maturity (Months)             Loans        Balance(2)        Balance            Rate           U/W DSCR      LTV Rate
-----------------------------------------------------------------------------------------------------------------------------------

     60  --  108                    6       $   34,359,469         2.2%               7.542%         1.40x        73.3%
    109  --  120                  301        1,378,527,200        88.9%               7.714%         1.34         73.3%
    121  --  204                   18           75,002,524         4.8%               7.126%         1.39         74.7%
    205  --  300                   18           62,540,413         4.0%               7.206%         1.47         67.3%
                              -----------------------------------------------------------------------------------------------------
Total/Weighted Average:           343       $1,550,429,606       100.0%               7.661%         1.34x        73.2%
                              =====================================================================================================

Maximum Original Term to Maturity (Months):     300
Minimum Original Term to Maturity (Months):      60
Wtd. Avg. Original Term to Maturity (Months):   127

(1) In the case of ARD loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Assumes a Cut-off Date of 6/1/99.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                         Remaining Amortization Terms


                                                                            Weighted                   Weighted
        Range of           Number of                      Percentage of      Average     Weighted       Average
Remaining Amortization      Mortgage     Cut-off Date     Initial Pool      Mortgage     Average      Cut-off Date
    Terms (Months)           Loans        Balance(1)        Balance           Rate       U/W DSCR      LTV Ratio
--------------------------------------------------------------------------------------------------------------------
 145   -   239                25      $   49,423,927          3.2%            7.480%      1.58x         58.3%
 240   -   299                88         165,456,848         10.7%            7.857%      1.46          67.1%
 300   -   313                50          78,509,000          5.1%            8.048%      1.42          68.3%
 314   -   360               180       1,257,039,832         81.1%            7.618%      1.32          74.8%
                           -----------------------------------------------------------------------------------------
Total/Weighted Average:      343      $1,550,429,606        100.0%            7.661%      1.34x         73.2%
                           ==========================================================================================

Maximum Remaining Amortization Term (Months):     360
Minimum Remaining Amortization Term (Months):     145
Wtd. Avg. Remaining Amortization Term (Months):   344

(1) Assumes a Cut-off Date of 6/1/99.



                    Remaining Terms to Stated Maturity (1)


                                                                             Weighted                  Weighted
        Range of           Number of                      Percentage of      Average     Weighted       Average
    Remaining Terms         Mortgage     Cut-off Date     Initial Pool      Mortgage     Average      Cut-off Date
   to Maturity (Months)      Loans        Balance(2)        Balance           Rate       U/W DSCR      LTV Ratio
--------------------------------------------------------------------------------------------------------------------
  52   -   108                 8         $53,850,241          3.5%            7.324%      1.43x         72.6%
 109   -   120               299       1,359,036,428         87.7%            7.725%      1.33          73.4%
 121   -   204                18          75,002,524          4.8%            7.126%      1.39          74.7%
 205   -   300                18          62,540,413          4.0%            7.206%      1.47          67.3%
                           -----------------------------------------------------------------------------------------
Total/Weighted Average:      343      $1,550,429,606        100.0%            7.661%      1.34x         73.2%
                           ==========================================================================================


Maximum Remaining Term to Maturity (Months):     300
Minimum Remaining Term to Maturity (Months):      52
Wtd. Avg. Remaining Term to Maturity (Months):   124

(1) In the case of ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2) Assumes a Cut-off Date of 6/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999



                            Mortgage Loan Seller


                                                                                    Weighted                          Weighted
                                 Number of                       Percentage of      Average         Weighted          Average
                                 Mortgage       Cut-off Date     Initial Pool       Mortgage        Average         Cut-off Date
Mortagage Loan Seller             Loans          Balance(1)        Balance           Rate           U/W DSCR         LTV Ratio
GECA                               121          $  705,829,185       45.5%           7.583%          1.34x             74.0%
Column                             176             577,442,259       37.2%           7.750%          1.33              71.5%
GSMC (Archon)                       46             267,158,163       17.2%           7.676%          1.39              74.5%
                                 -------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606      100.0%           7.661%          1.34x             73.2%
                                 =================================================================================================

(1) Assumes a Cut-off Date 6/1/99.



                       Mortgage Loans by Amortization Type


                                                                                    Weighted                          Weighted
                                 Number of                       Percentage of      Average         Weighted          Average
                                 Mortgage       Cut-off Date     Initial Pool       Mortgage        Average         Cut-off Date
Loan Type                         Loans          Balance(1)        Balance           Rate           U/W DSCR         LTV Ratio
Balloon                            305          $1,268,826,436       81.8%           7.740%          1.34x             73.3%
ARD                                 22             234,641,920       15.1%           7.490%          1.33              74.3%
Fully Amortizing                    16              46,961,250        3.0%           7.356%          1.51              64.0%
                                 -------------------------------------------------------------------------------------------------
Total/Weighted Average:            343          $1,550,429,606      100.0%           7.661%          1.34x             73.2%
                                 =================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                  Underwriting Debt Service Coverage Ratios

                                                                                     Weighted                      Weighted
                                   Number of                      Percentage of       Average         Weighted      Average
          Range of                 Mortgage      Cut-off Date     Initial Pool       Mortgage         Average     Cut-off Date
         U/W DSCRs                  Loans        Balance(1)         Balance            Rate           U/W DSCR     LTV Rate
-----------------------------------------------------------------------------------------------------------------------------------

    1.20x  --  1.29                 142       $  730,826,332          47.1%            7.742%         1.25x        75.5%
    1.30   --  1.39                 100          485,892,503          31.3%            7.598%         1.34         73.5%
    1.40   --  1.49                  53          165,811,612          10.7%            7.513%         1.44         70.3%
    1.50   --  1.59                  25           83,206,265           5.4%            7.679%         1.54         71.1%
    1.60   --  2.25x                 23           84,692,893           5.5%            7.596%         1.80         58.4%
                             -----------------------------------------------------------------------------------------------------
Total/Weighted Average:             343       $1,550,429,606         100.0%            7.661%         1.34x        73.2%
                              =====================================================================================================

Maximum Underwriting DSCR:     2.25x
Minimum Underwriting DSCR:     1.20x
Wtd. Avg. Underwriting DSCR:   1.34x

(1) Assumes a Cut-off Date of 6/1/99.



                      Cut-off Date Loan-to-Value Ratios


                                                                                     Weighted                      Weighted
                                   Number of                      Percentage of       Average         Weighted      Average
   Range of Cut-off Date           Mortgage      Cut-off Date     Initial Pool       Mortgage         Average     Cut-off Date
    Loan-to-Value Ratios            Loans        Balance(1)         Balance            Rate           U/W DSCR     LTV Rate
-----------------------------------------------------------------------------------------------------------------------------------

    30.60%  --  50.00%               10       $   29,244,310           1.9%            7.855%         1.85x        39.9%
    50.01%  --  60.00%               20           42,947,640           2.8%            7.910%         1.51         55.8%
    60.01%  --  70.00%               95          335,451,712          21.6%            7.757%         1.39         66.7%
    70.01%  --  75.00%               92          382,103,909          24.6%            7.617%         1.33         73.0%
    75.01%  --  80.00%              122          729,713,593          47.1%            7.627%         1.30         78.2%
    80.01%  --  82.70%                4           30,968,442           2.0%            7.436%         1.31         81.3%
                             -----------------------------------------------------------------------------------------------------
Total/Weighted Average:             343       $1,550,429,606         100.0%            7.661%         1.34x        73.2%
                              =====================================================================================================

Maximum Cut-off Date LTV Ratio:     82.7%
Minimum Cut-off Date LTV Ratio:     30.6%
Wtd. Avg. Cut-off Date LTV Ratio:   73.2%

(1) Assumes a Cut-off Date of 6/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999



                            Cut-off Date Balances

                                                                                    Weighted                          Weighted
                                 Number of                       Percentage of      Average         Weighted          Average
      Range of                   Mortgage       Cut-off Date     Initial Pool       Mortgage        Average         Cut-off Date
Cut-off Date Balances             Loans          Balance(1)        Balance           Rate           U/W DSCR         LTV Ratio
------------------------        ---------      -------------     ------------       --------       ---------         ----------
$   106,854 -     749,999            55          $   24,201,455        1.6%           8.097%          1.32x             67.8%
    750,000 -   1,249,999            37              36,607,882        2.4%           8.057%          1.32              70.9%
  1,250,000 -   1,999,999            56              91,379,913        5.9%           7.822%          1.38              70.0%
  2,000,000 -   2,999,999            48             120,056,076        7.7%           7.839%          1.40              70.9%
  3,000,000 -   3,999,999            39             133,830,393        8.6%           7.751%          1.42              70.0%
  4,000,000 -   4,999,999            17              77,083,906        5.0%           7.561%          1.34              73.5%
  5,000,000 -   5,999,999            14              75,591,151        4.9%           7.526%          1.45              70.1%
  6,000,000 -   9,999,999            41             329,689,133       21.3%           7.634%          1.35              73.4%
 10,000,000 -  14,999,999            20             245,252,622       15.8%           7.402%          1.34              75.1%
 15,000,000 -  19,999,999             5              78,039,057        5.0%           7.519%          1.30              76.3%
 20,000,000 -  24,999,999             7             158,716,390       10.2%           7.526%          1.28              75.4%
 25,000,000 - $67,944,452             4             179,981,629       11.6%           7.937%          1.28              74.5%
                                 -------------------------------------------------------------------------------------------------
Total/Weighted Average:             343          $1,550,429,606      100.0%           7.661%          1.34x             73.2%
                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------

Maximum Cut-off Date Balance:          $67,944,452
Minimum Cut-off Date Balance:          $   106,854
Average Cut-off Date Balance:          $ 4,520,203

(1) Assumes a Cut-off Date of 6/1/99.



                       Loan Group Cut-off Date Balances(1)


                                                                                    Weighted                          Weighted
                                 Number of                       Percentage of      Average         Weighted          Average
      Range of                   Mortgage       Cut-off Date     Initial Pool       Mortgage        Average         Cut-off Date
 Cut-off Date Balances(1)         Loans          Balance(2)        Balance           Rate           U/W DSCR         LTV Ratio
-------------------------       ----------     --------------   -------------      ----------      ----------      -------------
$   248,667 -     749,999            29          $   15,307,572        1.0%           8.212%          1.34x             65.5%
    750,000 -   1,249,999            35              34,136,643        2.2%           8.076%          1.32              70.2%
  1,250,000 -   1,999,999            47              76,236,217        4.9%           7.834%          1.37              69.8%
  2,000,000 -   2,999,999            44             109,387,092        7.1%           7.858%          1.40              70.7%
  3,000,000 -   3,999,999            35             120,169,567        7.8%           7.753%          1.42              70.0%
  4,000,000 -   4,999,999            13              59,331,668        3.8%           7.543%          1.35              73.1%
  5,000,000 -   5,999,999            15              80,891,151        5.2%           7.550%          1.43              70.6%
  6,000,000 -   9,999,999            38             300,440,693       19.4%           7.624%          1.37              72.9%
 10,000,000 -  14,999,999            19             232,753,200       15.0%           7.397%          1.34              75.9%
 15,000,000 -  19,999,999             3              46,209,281        3.0%           7.533%          1.30              79.2%
 20,000,000 -  24,999,999             8             185,585,535       12.0%           7.647%          1.27              74.5%
 25,000,000 - $67,944,452             6             289,980,989       18.7%           7.760%          1.29              74.0%
                                 -------------------------------------------------------------------------------------------------
Total/Weighted Average:             292          $1,550,429,606     100.00%           7.661%          1.34x             73.2%
                                 -------------------------------------------------------------------------------------------------
                                 -------------------------------------------------------------------------------------------------

Maximum Loan Group Cut-off Date Balance:          $67,944,452
Minimum Loan Group Cut-off Date Balance:          $   248,667
Average Loan Group Cut-off Date Balance:          $ 5,309,690

(1) Presents each group of cross-collateralized Mortgage Loans as single Mortgage Loan.

(2) Assumes a Cut-off Date of 6/1/99.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                                Mortgage Rates


                                                                            Weighted                   Weighted
                           Number of                      Percentage of      Average     Weighted       Average
      Range of              Mortgage     Cut-off Date     Initial Pool      Mortgage     Average      Cut-off Date
   Mortgage Rates            Loans        Balance(1)        Balance           Rate       U/W DSCR      LTV Ratio
--------------------------------------------------------------------------------------------------------------------
 6.600% - 6.749%                2      $    9,442,582          0.6%            6.604%      1.70x         52.3%
 6.750% - 6.999%               15         115,406,178          7.4%            6.902%      1.43          75.8%
 7.000% - 7.249%               19         124,415,992          8.0%            7.144%      1.39          72.6%
 7.250% - 7.499%               40         241,266,877         15.6%            7.387%      1.31          75.6%
 7.500% - 7.999%              168         806,493,355         52.0%            7.774%      1.32          73.3%
 8.000% - 9.310%               99         253,404,623         16.3%            8.200%      1.37          70.2%
                           -----------------------------------------------------------------------------------------
Total/Weighted Average:       343      $1,550,429,606        100.0%            7.661%      1.34x         73.2%
                           =========================================================================================

Maximum Mortgage Rate:     9.310%
Minimum Mortgage Rate:     6.600%
Wtd. Avg. Mortgage Rate:   7.661%

(1) Assumes a Cut-off Date of 6/1/99.


                       Occupancy Rates at Underwriting


                                                                            Weighted                   Weighted
                           Number of                      Percentage of      Average     Weighted       Average
       Range of             Mortgage     Cut-off Date     Initial Pool      Mortgage     Average      Cut-off Date
 Occupancy Rates at U/W     Loans(1)      Balance(2)        Balance           Rate       U/W DSCR      LTV Ratio
--------------------------------------------------------------------------------------------------------------------
  73.0% -  79.9%                8      $   19,108,178          1.2%            7.867%      1.40x         69.2%
  80.0% -  89.9%               29         113,200,936          7.3%            7.545%      1.37          69.4%
  90.0% -  94.9%               50         271,885,303         17.5%            7.585%      1.34          75.1%
  95.0% - 100.0%              241       1,080,901,130         69.7%            7.659%      1.32          73.9%
                           -----------------------------------------------------------------------------------------
Total/Weighted Average:       328      $1,485,095,547         95.8%            7.640%      1.33x         73.7%
                           =========================================================================================

Maximum Occupancy Rate at U/W:     100.0%
Minimum Occupancy Rate at U/W:      73.0%
Wtd. Avg. Occupancy Rate at U/W:    96.0%

(1) Does not include any Mortgage Loans secured by hotel properties.

(2) Assumes a Cut-off Date of 6/1/99.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                        Years Built/Years Renovated(1)


                                                                                     Weighted                      Weighted
                                   Number of                      Percentage of       Average         Weighted      Average
       Range of Years              Mortgage      Cut-off Date     Initial Pool       Mortgage         Average     Cut-off Date
       Built/Renovated              Loans        Balance(2)         Balance            Rate           U/W DSCR     LTV Ratio
-----------------------------------------------------------------------------------------------------------------------------------

    1911  --  1960                    6       $    6,004,749           0.4%            8.050%         1.43x        64.6%
    1961  --  1970                   23           33,431,073           2.2%            7.806%         1.47         67.4%
    1971  --  1980                   30          106,096,850           6.8%            7.491%         1.38         73.6%
    1981  --  1990                   98          452,386,326          29.2%            7.690%         1.34         72.3%
    1991  --  1999                  186          952,510,609          61.4%            7.659%         1.34         73.8%
                             -----------------------------------------------------------------------------------------------------
Total/Weighted Average:             343       $1,550,429,606         100.0%            7.661%         1.34x        73.2%
                              =====================================================================================================

Most Recent Year Built/Renovated:      1999
Oldest Year Built/Renovated:           1911
Wtd. Avg. Year Built/Renovated:        1991

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

(2) Assumes a Cut-off Date of 6/1/99.


                     Mortgage Pool Prepayment Profile(1)

                                                                                       % of Pool
                 Months Since       Number of      Outstanding         % of Pool         Yield          % of Pool
   Date         Cut-off Date     Mortgage Loans    Balance (mm)         Lockout       Maintenance         Open          Total
--------------------------------------------------------------------------------------------------------------------------------
Jun-99               0               343            $1,550.4            100.0%            0.0%            0.0%         100.0%
Jun-00              12               343            $1,536.3            100.0%            0.0%            0.0%         100.0%
Jun-01              24               343            $1,520.7            100.0%            0.0%            0.0%         100.0%
Jun-02              36               343            $1,503.8             99.3%            0.7%            0.0%         100.0%
Jun-03              48               343            $1,485.6             96.7%            3.3%            0.0%         100.0%
Jun-04              60               342            $1,462.9             95.2%            4.8%            0.0%         100.0%
Jun-05              72               342            $1,441.7             95.3%            4.7%            0.0%         100.0%
Jun-06              84               337            $1,390.3             93.8%            6.2%            0.0%         100.0%
Jun-07              96               337            $1,366.1             93.8%            6.2%            0.0%         100.0%
Jun-08             108               335            $1,323.2             92.8%            3.6%            3.6%         100.0%
Jun-09             120                36            $  107.8             56.8%           42.8%            0.3%         100.0%
Jun-10             132                34            $   92.3             62.9%           36.7%            0.4%         100.0%
Jun-11             144                34            $   88.3             58.0%           36.8%            5.2%         100.0%
Jun-12             156                33            $   80.0             60.8%           38.8%            0.3%         100.0%
Jun-13             168                30            $   61.0             52.2%           23.9%           23.9%         100.0%
Jun-14             180                18            $   34.9             69.9%           29.5%            0.6%         100.0%
Jun-15             192                18            $   31.7             70.4%           29.1%            0.5%         100.0%
Jun-16             204                18            $   28.3             70.9%           28.6%            0.5%         100.0%
Jun-17             216                18            $   24.7             71.6%           28.0%            0.3%         100.0%
Jun-18             228                17            $   18.8             67.6%           30.0%            2.4%         100.0%

(1) Assumes 0% CPR, no defaults, no extensions and ARD Loans pay in full on their Anticipated Repayment Dates. Otherwise based on "Maturity Assumptions" set forth in the Prospectus Supplement.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                 Prepayment Provisions as of the Cut-off Date



                                                                                     Weighted       Weighted
                                                                                      Average        Average
                                                                                     Remaining      Remaining        Weighted
        Range of                   Number of                        Percentage of     Lockout        Lockout          Average
    Remaining Terms to             Mortgage       Cut-off Date      Initial Pool       Period     Plus YM Period     Maturity
Stated Maturity (Years) (1)          Loans         Balance (1)         Balance         (Years)        (Years)       (Years)(1)
------------------------------------------------------------------------------------------------------------------------------------
      4.0  -   4.9                      1        $    3,553,801           0.2%           4.1             4.1             4.3
      6.0  -   6.9                      5            30,805,668           2.0%           6.1             6.4             6.9
      8.0  -   8.9                      2            19,490,771           1.3%           7.4             8.5             8.8
      9.0  -   9.9                    207           922,152,428          59.5%           9.2             9.4             9.8
     10.0  -  10.9                     94           453,286,909          29.2%           9.5             9.7            10.0
     12.0  -  12.9                      1             5,930,478           0.4%          11.9            11.9            12.2
     13.0  -  13.9                      2            18,038,467           1.2%           7.5            13.6            13.9
     14.0  -  14.9                     13            34,630,670           2.2%          10.0            14.0            14.3
     18.0  -  18.9                      1             3,168,561           0.2%          18.7            18.7            18.9
     19.0  -  19.9                     12            39,247,128           2.5%          16.3            18.9            19.4
     24.0  -  24.9                      4            19,064,725           1.2%          11.7            23.9            24.2
     25.0  -  25.9                      1             1,060,000           0.1%          24.5            24.5            25.0
                                ---------------------------------------------------------------------------------------------------
Total/Weighted Average                 343       $1,550,429,606         100.0%          9.5             10.0            10.4
                                ===================================================================================================

(1) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2) Assumes a Cut-off Date of 6/1/99.


                              Prepayment Option



                                                                                     Weighted       Weighted
                                                                                      Average        Average
                                                                                     Remaining      Remaining        Weighted
                                                                    Percentage of     Lockout        Lockout          Average
                                   Number of      Cut-off Date      Initial Pool       Period     Plus YM Period     Maturity
   Prepayment Option                Loans         Balance (1)         Balance         (Years)        (Years)         (Years) (2)
------------------------------------------------------------------------------------------------------------------------------------

Lockout / Defeasance                  328        $1,449,617,639          93.5%           9.8             9.8            10.2
Lockout / Yield Maintenance            12            75,685,525           4.9%           4.9            14.1            14.4
Lockout / Defeasance
  / Yield Maintenance                   3            25,126,442           1.6%           3.1             8.4             9.2
                                ---------------------------------------------------------------------------------------------------
Total/Weighted Average:               343        $1,550,429,606         100.0%           9.5            10.0            10.4
                                ===================================================================================================

(1) Assumes a Cut-off Date of 6/1/99.
(2) In the case of the ARD Loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of its respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                          Significant Mortgage Loans


                                                                   Percentage of
                     Property        Units/Rooms/   Cut-off Date   Initial Pool   Appraised
# Property Name        Type          Square Feet     Balance(1)       Balance       Value      Mortgage Rate  U/W DSCR
-----------------------------------------------------------------------------------------------------------------------
1 The Oakwood Plaza
  Loan                Retail            885,713     $ 67,944,452        4.4%       $85,600,000     8.180%        1.23x
-----------------------------------------------------------------------------------------------------------------------
2 The Fifteen Southeast
  Realty Loans (2)   Multifamily          1,520       58,000,000        3.7%        75,300,000     7.880%        1.24
------------------------------------------------------------------------------------------------------------------------
3 The Herald Center
  Loan                 Retail           249,504       49,975,508        3.2%        75,000,000     7.754%        1.35
------------------------------------------------------------------------------------------------------------------------
4 The Alliance
  Loans (3)          Multifamily         1,970        45,964,360        3.0%        63,850,000     7.220%        1.33
------------------------------------------------------------------------------------------------------------------------
4 The Stone Fort   Office/Mixed Use/
  Loans (4)           Industrial        619,784       36,135,000        2.3%        50,285,000     7.470%        1.31
-------------------------------------------------------------------------------------------------------------------------
Total/Weighted
 Average:                                          $258,019,321       16.6%       $350,035,000     7.760%        1.28x
                                                  =================   ========    ==============  =========     ========

(1) Assumes a Cut-off Date of June 1, 1999.
(2) A Single Mortgage Note secured by Arbor Lake Club Apartments, The Parkview Apartments- FL., Heron's Cove Apartments and Horizons North Apartments, respectively.
(3) A Single Mortgage Note is secured by Sterling Point Apartments, Sandridge Apartments, and Woodscape Apartments, respectively.
(4) The Mortgage Loans secured by Stone Fort Land- The Tallan Parking Garage, Stone Fort Land- The Krystal Office Building, Stone Fort Land- Riverside Center, Stone Fort Land- Harrison Direct Warehouse, and Stone Fort Land-Tennessee American Water Company Office Building, respectively, are cross-collateralized and cross-defaulted.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                            The Oakwood Plaza Loan

                       Loan Information                                                     Property Information
----------------------------------------------------------------       -----------------------------------------------------------

Cut-off Date Balance:     $67,944,452                                     Single Asset/Portfolio:   Single Asset

% of Initial Pool:        4.4%                                            Property Type:            Retail

Mortgage Loan Seller:     GE Capital Access, Inc.                         Location:                 Hollywood, Florida

Interest Rate:            8.180%

Term to ARD:              10 years                                        Years Built/Renovated:    1994/1997

Amortization Term:        30 years                                        Collateral:               885,713 square foot power
                                                                                                    center located in Florida
Call Protection:          Prepayment lockout; U.S. Treasury defeasance
                          permitted as of the 2 year anniversary of the   Property Operator:        SREG Operating Limited
                          Closing Date                                                              Partnership

Cut-Off Date LTV:         79.4%                                           U/W Net Cash Flow:        $7,507,540

Maturity/ARD LTV:         71.5%                                           Appraised Value:          $85,600,000

U/W DSCR:                 1.23x                                           Appraisal Date:           October 12, 1998

Cross Collateralization/                                                  Occupany Rate at U/W:     96%
Default:                  No/No

Special Provisions:       ARD loan, Hard lockbox
----------------------------------------------------       -----------------------------------------------------------


Additional Information:

Oakwood Plaza is a large power center with anchor tenants including Home Depot USA, Inc. (S&P AA-) (157,077 sf, exp. 2019), Kmart (S&P BB+) (114,764 sf, exp.
2019) and BJ's Wholesale Club (NYSE: BJ) (107,653 sf, exp. 2019). Rent under the BJ's Wholesale Club lease is partially guaranteed by Kmart. The subject property is 96.0% leased. Primary access to the property is provided by Interstate 95 on which there is almost one mile of frontage.

The borrower is a single-purpose entity (whose GP has an independent director) affiliated with Swerdlow Real Estate Group, Inc., a recently formed private REIT specializing in development, leasing and management of commercial properties in South Florida. The REIT was capitalized simultaneously with the closing of the loan with a $173m equity offering with major institutional investors including affiliates of Michael Swerdlow, Fidelity Management Trust Company, Fidelity Management and Research Company, Colony Capital, Inc., Landmark Partners, Inc., The Board of Trustees of Leland Stanford Jr. University and Institutional Property Consultants, Inc.


The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                      The Fifteen Southeast Realty Loans


                       Loan Information                                                     Property Information
----------------------------------------------------------------       -----------------------------------------------------------

Cut-off Date Balance:        $58,000,000                                Single Asset/Portfolio:       Portfolio of 4 assets

% of Initial Pool:           3.7%                                       Property Type:                Multifamily

Mortgage Loan Seller:        Column Financial, Inc.                     Location:                     Florida

Interest Rate:               7.880%                                     Years Built/Renovated:        1973 to 1997

Balloon Term:                10 years                                   Collateral:                   4 Multifamily properties
                                                                                                      with 1,520 total units
Amortization Term:           30 years
                                                                        Property Management:          Westdale Asset Management Ltd.
Call Protection:             Prepayment lockout; U.S. Treasury
                             defeasance permitted as of the 2 year      U/W Net Cash Flow:            $6,247,290
                             anniversary of the Closing Date
                                                                        Appraised Value:              $75,300,000
Cut-Off Date LTV:            77.0%
                                                                        Appraisal Date:               April 8, 1999 to
Maturity/ARD LTV:            68.7%                                                                    April 9, 1999

U/W DSCR:                    1.24x                                      Wtd. Avg. Occupancy Rate      95%
                                                                        at U/W:
Cross Collateralization/
Default:                     Yes/Yes

Special Provisions:          Cash Management
----------------------------------------------------       -----------------------------------------------------------


                                                                                                       Allocated
                                                                                                      Loan Amount
     Property Name                 City              State          Units     Year Built/Renovated  at Cut-off Date
     --------------------------------------------------------------------------------------------------------------
     Arbor Lake Club Apartments    Miami              FL             712          1978/1990             $30,100,000
     The Parkview Apartments--FL   Pembroke Pines     FL             208            1987                 $9,550,000
     Heron's Cove Apartments       Orlando            FL             324          1973/1997              $9,500,000
     Horizons North Apartments     North Miami        FL             276            1982                 $8,850,000
     --------------------------------------------------------------------------------------------------------------

Additional Information:

The subject multifamily properties' amenities include tennis courts, pools, parking, laundry facilities, on-site management office and fitness centers. In general, the properties are 95% occupied.

The borrower is a single-purpose entity affiliated with Fifteen Southeast Realty, Inc. which currently owns 16,000 multifamily units. The properties will be managed by an affiliate of the borrower, Westdale Asset Management Ltd., which currently manages over 30,000 units.

The reserves include a $2.35 million upgrade and improvement escrow reserve that is in the excess of the contractual recurring reserve of $250/unit that may be applied to the properties.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                           The Herald Center Loan

                       Loan Information                                                     Property Information
----------------------------------------------------------------       -----------------------------------------------------------

Cut-off Date Balance:     $49,975,508                                     Single Asset/Portfolio:   Single Asset

% of Initial Pool:        3.2%                                            Property Type:            Retail

Mortgage Loan Seller:     Column Financial, Inc.                          Location:                 New York, New York

Interest Rate:            7.754%                                          Years Built/Renovated:    1910/1985

Term to ARD:              10 years                                        Collateral:               249,504 square foot vertical
                                                                                                    mall located in New York City
Amortization Term:        30 years
                                                                          Property Management:      J.E.M.B. Realty Corp.
Call Protection:          Prepayment lockout; U.S. Treasury defeasance
                          permitted as of the 2 year anniversary of the   U/W Net Cash Flow:        $5,825,420
                          Closing Date

Cut-Off Date LTV:         66.6%                                           Appraised Value:          $75,000,000

Maturity/ARD LTV:         59.3%                                           Appraisal Date:           January 1, 1999

U/W DSCR:                 1.35x                                           Occupancy Rate at U/W:    100%

Cross Collateralization/
Default:                  No/No

Special Provisions:       ARD Loan, Hard lockbox
----------------------------------------------------       -----------------------------------------------------------


Additional Information:

Herald Center is a nine-story vertical mall located on the northwest corner of Sixth Avenue and 33rd Street. The subject currently has 9 tenants, with Toy's "R" Us (S&P A-), Kid's "R" Us and Daffy's, Inc. occupying approximately 85%. Kiosks and smaller ground floor retail spaces occupy 3%, and the remaining 12% is occupied by the NYS DMV.

The borrower is a single-purpose entity controlled by JEMB Realty Corporation. The principal Joseph Jerome, has been involved in the management and leasing of commercial office buildings, industrial parks, commercial condominiums and retail property for over 13 years.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                              The Alliance Loans

                       Loan Information                                                     Property Information
----------------------------------------------------------------       -----------------------------------------------------------

Cut-off Date Balance:     $45,964,360                                     Single Asset/Portfolio:   Portfolio of 3 assets

% of Initial Pool:        3.0%                                            Property Type:            Multifamily

Mortgage Loan Seller:     Column Financial, Inc.                          Location:                 Texas

Interest Rate:            7.220%                                          Years Built/Renovated:    1978 to 1997

Balloon Term:             10 years                                        Collateral:               3 Multifamily properties with
                                                                                                    1,970 total units
Amortization Term:        30 years
                                                                          Property Management:      Alliance Residential
Call Protection:          Prepayment lockout; U.S. Treasury defeasance                              Management, LLC
                          permitted as of the 2 year anniversary of the
                          Closing Date                                    U/W Net Cash Flow:        $5,002,185

Cut-Off Date LTV:         72.0%                                           Appraised Value:          $63,850,000

Maturity/ARD LTV:         63.3%                                           Appraisal Date:           January 15, 1999 to
                                                                                                    January 20, 1999
U/W DSCR:                 1.33x
                                                                          Wtd. Avg. Occupancy
Cross Collateralization/                                                  Rate at U/W:              96%
Default:                  Yes/Yes

Special Provisions:       Cash Management
----------------------------------------------------       -----------------------------------------------------------

                                                                                                       Allocated
                                                                                                      Loan Amount
     Property Name                 City              State          Units     Year Built/Renovated  at Cut-off Date
     --------------------------------------------------------------------------------------------------------------
     Sterling Point Apartments     Houston            TX             922          1978/1997             $20,751,731
     Sandridge Apartments          Pasadena           TX             504          1978/1994             $15,099,893
     Woodscape Apartments          Houston            TX             544          1979/1997             $10,112,736
     --------------------------------------------------------------------------------------------------------------


Additional Information:

The subject multifamily properties' amenities include tennis courts, pools, parking, laundry facilities, on-site management office and fitness centers. In general, the properties are 96% occupied.

Principals of the borrower, Alliance JT Portfolio Limited Partnership, include Andrew Schor and Steven Ivankovich. The borrower is affiliated with Alliance Holdings, Inc. ("Alliance"), a privately owned real estate investment, development, and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manage more than 24,000 units throughout Texas, in the Midwest and along the eastern seaboard from Virginia to Florida.




The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG2    Collateral and Structural Term Sheet     June 11, 1999


                             The Stone Fort Loans

                       Loan Information                                                        Property Information
----------------------------------------------------       -----------------------------------------------------------

Cut-off Date Balance:      $36,135,000                     Single Asset/Portfolio:             Portfolio of 5 assets

% of Initial Pool:         2.3%                            Property Type:                      3 Office, 1 Mixed Use, 1 Industrial

Mortgage Loan Seller:      GE Capital Access, Inc.         Location:                           Chattanooga, Tennessee

Interest Rate:             7.470%                          Years Built/Renovated:              1946 to 1997

Balloon Term:              10 years                        Collateral:                         3 Office, 1 Mixed Use, 1 Industrial

Amortization Term:         30 years                        Property Management:                Stone Fort Land Co.

Call Protection:           Prepayment lockout; U.S.        U/W Net Cash Flow:                  $3,945,786
                           Treasury defeasance permitted
                           as of the 2 year anniversary
                           of the Closing Date

Cut-Off Date LTV:          71.9%                           Appraised Value:                    $50,285,000

Maturity/ARD LTV:          63.5%                           Appraisal Date:                     April 2, 1999

U/W DSCR:                  1.31x                           Wtd. Avg. Occupancy Rate
                                                           at U/W:                             92%
Cross Collateralization/
Default:                   Yes/Yes

----------------------------------------------------       -----------------------------------------------------------


                                                                                                              Allocated
                                               Property         Square                                       Loan Amount
Property Name                                    Type            Feet        Year Built/Renovated          at Cut-off Date
--------------------------------------------------------------------------------------------------------------------------------
Stone Fort Land - The Tallan Office Building   Mixed Use        148,971              1982                     $13,356,952
  & The Tallan Parking Garage
Stone Fort Land - The Krystal Office Building   Office          135,625              1979                      $9,258,048
Stone Fort Land - Riverside Center              Office          135,000            1946/1997                   $8,514,000
Stone Fort Land - Harrison Direct Warehouse    Industrial       184,700              1986                      $3,680,000
Stone Fort Land - Tennessee American Water      Office           15,488              1978                      $1,326,000
  Company Office Bulding
--------------------------------------------------------------------------------------------------------------------------------

Additional Information:

The Office Properties are all located in Chattanooga, Tennessee. These assets contain 286,113 sf and are all considered Class A properties. Major tenants include The Krystal Company, a fast food franchisor (35,739 sf, exp. 2009) and Erlanger Health System, the largest health-care provider in Hamilton County (82,592 sf, exp. 2006).

The Mixed Use Property is an office bulding with an attached parking garage located in the Chattanooga Central Business District. The garage services the subject building as well as the Krystal Office building (part of the subject loans). The parking garage houses two seven-story elevators.

The Industrial Property is presented occupied by three tenants. The major tenant, Harrison Direct, Inc. (HDI) (177,500 sf, exp. 2004), has been a tenant at the building since 1988. HDI is a "fulfillment" company that operates a mail order and distribution business, delivering marketing promotional merchandise for Coca-Cola and other large consumer-oriented merchandise companies. HDI is 33% owned by Coca-Cola.

The borrower is a single-purpose entity with an independent director controlled by Stone Fort Properties. The properties are managed by Stone Fort Land Co.



The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. personnel to assist them in determining when potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. or any of their respective affiliates. And such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus or private placement memorandum has been received by a potential investor and such investor has complied with all additional related offering requirements. The contents herein are not to be reproduced without the express written consent Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. Each of Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs
& Co. expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

                         DLJ COMMERCIAL MORTGAGE CORP.
                       Mortgage Pass-Through Certificates


         The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates". Each Series will consist of one or more classes (each, a "Class") of Certificates.

         Each Series will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") to be formed by DLJ Commercial Mortgage Corp. (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, fee and/or leasehold estates in, or cooperative shares with respect to, one or more of the following types of real property: (i) residential properties consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties consisting of office buildings, properties related to the sales of consumer goods and other products and/or related to providing entertainment, recreation or personal services to the general public, hospitality properties, casinos, health care-related facilities, recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other resort and recreational properties, arenas, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public, multifamily properties consisting of rental or cooperatively owned buildings with multiple dwelling units and office properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued. If so specified in the related Prospectus Supplement, the Trust Fund for a Series may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

                                  -----------     (cover continued on next page)

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------


         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 17 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

         The Offered Certificates of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                  The date of this Prospectus is June 3, 1999.

(cover continued)

         The yield on each Class of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

         As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for the Offered Certificates of any Series will specify which Class or Classes of Certificates of such Series will be considered to be regular interests in the related REMIC and which Class of Certificates of such Series or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences".

         There will be no secondary market for the Offered Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if one does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                             AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each Series will contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

         No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

         The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a Class or Series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

         The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or by telephone at (212) 892-3000.

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
AVAILABLE INFORMATION.........................................................................3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................................4

SUMMARY OF PROSPECTUS.........................................................................8

RISK FACTORS.................................................................................17
     Limited Liquidity of Offered Certificates...............................................17
     Limited Assets..........................................................................18
     Credit Support Limitations..............................................................18
     Effect of Prepayments on Average Life of Certificates...................................19
     Effect of Prepayments on Yield of Certificates..........................................20
     Limited Nature of Ratings...............................................................20
     Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans.......21
     Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset Pool.......27
     Federal Tax Considerations Regarding REMIC Residual Certificates........................27
     Book-Entry Registration.................................................................28
     Potential Conflicts of Interest.........................................................28
     Termination.............................................................................29

DESCRIPTION OF THE TRUST FUNDS...............................................................29
     General.................................................................................29
     Mortgage Loans..........................................................................29
     MBS.....................................................................................40
     Undelivered Mortgage Assets.............................................................41
     Certificate Accounts....................................................................41
     Credit Support..........................................................................42
     Cash Flow Agreements....................................................................42

YIELD AND MATURITY CONSIDERATIONS............................................................42
     General.................................................................................42
     Pass-Through Rate.......................................................................42
     Payment Delays..........................................................................43
     Certain Shortfalls in Collections of Interest...........................................43
     Yield and Prepayment Considerations.....................................................43
     Weighted Average Life and Maturity......................................................45
     Other Factors Affecting Yield, Weighted Average Life and Maturity.......................46

THE DEPOSITOR................................................................................48

DESCRIPTION OF THE CERTIFICATES..............................................................48
     General.................................................................................48
     Distributions...........................................................................49
     Distributions of Interest on the Certificates...........................................49
     Distributions of Principal of the Certificates..........................................50
     Distributions on the Certificates in Respect of Prepayment Premiums
        or in Respect of Equity Participations...............................................51

                                                                                            Page
                                                                                            ----
     Allocation of Losses and Shortfalls.....................................................51
     Advances in Respect of Delinquencies....................................................51
     Reports to Certificateholders...........................................................52
     Voting Rights...........................................................................53
     Termination.............................................................................53
     Book-Entry Registration and Definitive Certificates.....................................54

DESCRIPTION OF THE POOLING AGREEMENTS........................................................55
     General.................................................................................55
     Assignment of Mortgage Assets...........................................................56
     Representations and Warranties with respect to Mortgage Assets;
        Repurchases and Other Remedies.......................................................57
     Collection and Other Servicing Procedures with respect to Mortgage Loans................58
     Sub-Servicers...........................................................................60
     Collection of Payments on MBS...........................................................60
     Certificate Account.....................................................................61
     Modifications, Waivers and Amendments of Mortgage Loans.................................64
     Realization Upon Defaulted Mortgage Loans...............................................64
     Hazard Insurance Policies...............................................................66
     Due-on-Sale and Due-on-Encumbrance Provisions...........................................66
     Servicing Compensation and Payment of Expenses..........................................67
     Evidence as to Compliance...............................................................67
     Certain Matters Regarding the Master Servicer, the Special Servicer,
        the REMIC Administrator, the Manager and the Depositor ..............................68
     Events of Default.......................................................................69
     Rights Upon Event of Default............................................................70
     Amendment...............................................................................71
     List of Certificateholders..............................................................72
     The Trustee.............................................................................72
     Duties of the Trustee...................................................................72
     Certain Matters Regarding the Trustee...................................................72
     Resignation and Removal of the Trustee..................................................73

DESCRIPTION OF CREDIT SUPPORT................................................................73
     General.................................................................................73
     Subordinate Certificates................................................................74
     Insurance or Guarantees with Respect to Mortgage Loans..................................74
     Letter of Credit........................................................................74
     Certificate Insurance and Surety Bonds..................................................74
     Reserve Funds...........................................................................75
     Credit Support with Respect to MBS......................................................75

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................................................75
     General.................................................................................75
     Types of Mortgage Instruments...........................................................76
     Leases and Rents........................................................................76
     Personalty..............................................................................77
     Foreclosure.............................................................................77
     Bankruptcy Laws.........................................................................80

                                                                                            Page
                                                                                            ----
     Environmental Considerations............................................................81
     Due-on-Sale and Due-on-Encumbrance Provisions...........................................83
     Junior Liens; Rights of Holders of Senior Liens.........................................83
     Subordinate Financing...................................................................84
     Default Interest and Limitations on Prepayments.........................................84
     Applicability of Usury Laws.............................................................84
     Certain Laws and Regulations............................................................84
     Americans with Disabilities Act.........................................................85
     Soldiers' and Sailors' Civil Relief Act of 1940.........................................85
     Forfeitures in Drug and RICO Proceedings................................................85

FEDERAL INCOME TAX CONSEQUENCES..............................................................86
     General.................................................................................86
     REMICs..................................................................................87
     Grantor Trust Funds....................................................................103

STATE AND OTHER TAX CONSEQUENCES............................................................112

ERISA CONSIDERATIONS........................................................................112
     General................................................................................112
     Plan Asset Regulations.................................................................113
     Prohibited Transaction Exemptions......................................................114
     Insurance Company General Accounts.....................................................114
     Consultation With Counsel..............................................................115
     Tax Exempt Investors...................................................................115

LEGAL INVESTMENT............................................................................115

USE OF PROCEEDS.............................................................................117

METHOD OF DISTRIBUTION......................................................................117

LEGAL MATTERS...............................................................................118

FINANCIAL INFORMATION.......................................................................119

RATING......................................................................................119

INDEX OF PRINCIPAL DEFINITIONS..............................................................120

-------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED................... Mortgage pass-through certificates.

DEPOSITOR............................ DLJ Commercial Mortgage Corp., a Delaware
                                      corporation. The Depositor's address is
                                      277 Park Avenue, 9th Floor, New York, New
                                      York 10172 and its telephone number is
                                      (212) 892-3000. See "The Depositor".

TRUSTEE.............................. The trustee (the "Trustee") for each
                                      Series will be named in the related
                                      Prospectus Supplement. See "Description
                                      of the Pooling Agreements--The Trustee".

MASTER SERVICER...................... If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master
                                      Servicer") for the corresponding Series
                                      will be named in the related Prospectus
                                      Supplement. See "Description of the
                                      Pooling Agreements".

SPECIAL SERVICER..................... If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special
                                      Servicer") for the corresponding Series
                                      will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures with respect to Mortgage Loans".

MBS ADMINISTRATOR.................... If a Trust Fund includes MBS, then the entity responsible for administering such
                                      MBS (the "MBS Administrator") will be
                                      named in the related Prospectus
                                      Supplement. If an entity other than the
                                      Trustee or the Master Servicer is the MBS
                                      Administrator, such entity will be
                                      referred to herein as the "Manager".

REMIC ADMINISTRATOR.................. The person (the "REMIC Administrator")
                                      responsible for the various tax-related
                                      administration duties for a Series as to which one or more REMIC elections have been made will be named in the related Prospectus Supplement. See "Federal Income Tax Consequences" and "REMICs".

THE MORTGAGE ASSETS.................. The Mortgage Assets will be the primary assets of any Trust Fund. The Mortgage
                                      Assets with respect to each Series will,
                                      in general, consist of a pool of mortgage
                                      loans ("Mortgage Loans") secured by first
                                      or junior liens on, or security interests
                                      in, fee and/or leasehold estates in, or
                                      cooperative shares with respect to, one
                                      or more of the following types of real
                                      property: (i) residential properties
                                      consisting of rental
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                      or cooperatively-owned buildings with
                                      multiple dwelling units, manufactured
                                      housing communities and mobile home
                                      parks; (ii) commercial properties
                                      consisting of office buildings,
                                      properties related to the sale of goods
                                      and other products (such as shopping
                                      centers, malls, factory outlet centers,
                                      automotive sales centers and individual
                                      stores, shops and businesses related to
                                      sales of consumer goods and other
                                      products, including individual department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations), properties related to providing entertainment, recreation or personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hospitality properties (such as hotels, motels and other lodging facilities) casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, senior housing), recreational and resort properties (such as recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other recreational properties), arenas, storage properties (such as warehouse facilities, mini-warehouse facilities and self-storage facilities), industrial facilities, parking lots and garages, churches and other religious facilities and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                                      As and to the extent described in the
                                      related Prospectus Supplement, a Mortgage
                                      Loan (i) may provide for no accrual of
                                      interest or for accrual of interest
                                      thereon at an interest rate (a "Mortgage
                                      Rate") that is fixed over its term or
                                      that adjusts from time to time, or that
                                      may be converted at the borrower's
                                      election from an adjustable to a fixed
                                      Mortgage Rate, or from a fixed to an
                                      adjustable Mortgage Rate, (ii) may
                                      provide for level payments to maturity or
                                      for payments that adjust from time to
                                      time to accommodate changes in the
                                      Mortgage Rate or to reflect the
                                      occurrence of certain events, and may
                                      permit negative amortization, (iii) may
                                      be fully amortizing or may be partially
                                      amortizing or nonamortizing, with a
                                      balloon payment due on its stated
                                      maturity date, (iv) may prohibit over its
                                      term or for a certain period prepayments
                                      and/or require payment of a premium or a
                                      yield maintenance payment in connection
                                      with certain prepayments and (v) may
                                      provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, quarterly, semi-annually or at
                                      such other interval as is specified in
                                      the related
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                      Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than approximately 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                      If any Mortgage Loan, or group of related
                                      Mortgage Loans (by reason of
                                      cross-collateralization, common borrower or affiliation of borrowers), constitutes a material concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information" in the Prospectus Supplement.

                                      If and to the extent specified in the
                                      related Prospectus Supplement, the
                                      Mortgage Assets with respect to a Series may also include, or consist of, mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS".

                                      Unless otherwise specified in the related
                                      Prospectus Supplement, the aggregate
                                      outstanding principal balance of a
                                      Mortgage Asset Pool as of the date it is
                                      formed (the "Cut-off Date") will equal or
                                      exceed the aggregate outstanding
                                      principal balance of the related Series
                                      as of the date the Certificates of such
                                      Series are initially issued (the "Closing
                                      Date"). In the event that the Mortgage
                                      Assets initially delivered do not have an
                                      aggregate outstanding principal balance
                                      as of the related Cut-off Date at least
                                      equal to the aggregate outstanding
                                      principal balance of the related Series
                                      as of the related Closing Date, the
                                      Depositor may deposit cash or Permitted
                                      Investments (as defined herein) on an
                                      interim basis with the Trustee for such
                                      Series on the related Closing Date in
                                      lieu of delivering Mortgage Assets (the
                                      "Undelivered Mortgage Assets") with an
                                      aggregate outstanding principal balance
                                      as of the related Cut-off Date equal to
                                      the shortfall amount. During the 90-day
                                      period following the related Closing
                                      Date, the Depositor will be entitled to
                                      obtain a release of such cash or
                                      Permitted Investments to the extent that
                                      the Depositor delivers a corresponding
                                      amount of the Undelivered Mortgage
                                      Assets. If and to the extent that all the
                                      Undelivered Mortgage Assets are not
                                      delivered during the 90-day period
                                      following the
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                      related Closing Date, such cash or,
                                      following liquidation, such Permitted
                                      Investments will be applied to pay a
                                      corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

THE CERTIFICATES..................... Each Series will be issued in one or more
                                      Classes of Certificates pursuant to a
                                      pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                      As described in the related Prospectus
                                      Supplement, the Certificates of each
                                      Series, including the Offered
                                      Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                      Certificates") to one or more other
                                      Classes of Certificates of the same
                                      Series in entitlement to certain
                                      distributions on the Certificates; (ii)
                                      are entitled to distributions of
                                      principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal
                                      Certificates"); (iii) are entitled to
                                      distributions of interest, with
                                      disproportionate, nominal or no
                                      distributions of principal (collectively,
                                      "Stripped Interest Certificates"); (iv)
                                      provide for distributions of interest
                                      thereon or principal thereof that
                                      commence only after the occurrence of
                                      certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                      If so specified in the related Prospectus
                                      Supplement, a Series may include one or
                                      more "Controlled Amortization Classes",
                                      which will entitle the holders thereof to
                                      receive principal distributions according
                                      to a specified principal payment
                                      schedule. Although prepayment risk cannot
                                      be eliminated entirely for any Class of
                                      Certificates, a Controlled Amortization
                                      Class will generally provide a relatively
                                      stable cash flow so long as the actual
                                      rate of prepayment on the Mortgage Loans
                                      in the related Trust Fund remains
                                      relatively
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                      constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other Classes of Certificates of the same Series, any of which other Classes of Certificates may also be a Class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates".

                                      Each Certificate, other than certain
                                      Stripped Interest Certificates and
                                      certain REMIC Residual Certificates (as
                                      defined herein), will have an initial
                                      stated principal amount (a "Certificate
                                      Principal Balance"); and each
                                      Certificate, other than certain Stripped
                                      Principal Certificates and certain REMIC
                                      Residual Certificates, will accrue
                                      interest on its Certificate Principal
                                      Balance or, in the case of certain
                                      Stripped Interest Certificates, on a
                                      notional amount (a "Certificate Notional
                                      Amount"), based on a fixed, variable or
                                      adjustable interest rate (a "Pass-Through
                                      Rate"). The related Prospectus Supplement will specify the aggregate Certificate Principal Balance, aggregate Certificate Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each Class of Offered Certificates.

                                      If so specified in the related Prospectus
                                      Supplement, a Class of Offered
                                      Certificates may have two or more
                                      component parts, each having
                                      characteristics that are otherwise
                                      described herein as being attributable to separate and distinct Classes.

                                      The Certificates will not be guaranteed
                                      or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets".

DISTRIBUTIONS OF INTEREST ON THE
CERTIFICATES......................... Interest on each Class of Offered
                                      Certificates (other than certain Classes
                                      of Stripped Principal Certificates and
                                      certain Classes of REMIC Residual
                                      Certificates) of each Series will accrue
                                      at the applicable Pass-Through Rate on
                                      the aggregate Certificate Principal
                                      Balance or, in the case of certain
                                      Classes of Stripped Interest
                                      Certificates, the aggregate Certificate
                                      Notional Amount thereof outstanding from
                                      time to time and will be distributed to
                                      Certificateholders as provided in the
                                      related Prospectus Supplement (each of
                                      the specified dates on which
                                      distributions are to be made, a
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                                      -12-

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                                      "Distribution Date"). Distributions of
                                      interest with respect to one or more
                                      Classes of Certificates (collectively,
                                      "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates, and interest accrued with respect to a Class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Principal Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more Classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates", "Yield and Maturity Considerations--Certain Shortfalls in
                                      Collections of Interest" and "Description of the Certificates --Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF THE
CERTIFICATES......................... Each Class of Certificates of each Series
                                      (other than certain Classes of Stripped
                                      Interest Certificates and certain Classes
                                      of REMIC Residual Certificates) will have
                                      an aggregate Certificate Principal
                                      Balance. The aggregate Certificate
                                      Principal Balance of a Class of
                                      Certificates outstanding from time to
                                      time will represent the maximum amount
                                      that the holders thereof are then
                                      entitled to receive in respect of
                                      principal from future cash flow on the
                                      assets in the related Trust Fund. Unless
                                      otherwise specified in the related
                                      Prospectus Supplement, the initial
                                      aggregate Certificate Principal Balance
                                      of all Classes of a Series will not be
                                      greater than the outstanding principal
                                      balance of the related Mortgage Assets as
                                      of the related Cut-off Date. As and to
                                      the extent described in each Prospectus
                                      Supplement, distributions of principal
                                      with respect to the related Series will
                                      be made on each Distribution Date to the
                                      holders of the Class or Classes of
                                      Certificates of such Series then entitled
                                      thereto until the Certificate Principal
                                      Balances of such Certificates have been
                                      reduced to zero. Distributions of
                                      principal with respect to one or more
                                      Classes of Certificates: (i) may be made
                                      at a rate that is faster (and, in some
                                      cases, substantially faster) or slower
                                      (and, in some cases, substantially
                                      slower) than the rate at which payments
                                      or other collections of principal are
                                      received on the Mortgage Assets in the
                                      related Trust Fund; (ii) may not commence
                                      until the occurrence of certain events,
                                      such as the retirement of one or more
                                      other Classes of Certificates of the same
                                      Series; (iii) may be made, subject to
                                      certain limitations, based on a specified
                                      principal payment schedule; or (iv) may
                                      be contingent on the specified principal
                                      payment schedule for another Class of the
                                      same Series and the rate at which
                                      payments and other collections of
                                      principal on the Mortgage
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                                      -13-

-------------------------------------------------------------------------------

                                      Assets in the related Trust Fund are
                                      received. Unless otherwise specified in
                                      the related Prospectus Supplement,
                                      distributions of principal of any Class
                                      of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class. See "Description of the Certificates --Distributions of Principal of the Certificates".

CREDIT SUPPORT AND CASH
FLOW AGREEMENTS...................... If so provided in the related Prospectus
                                      Supplement, partial or full protection
                                      against certain defaults and losses on
                                      the Mortgage Assets in the related Trust
                                      Fund may be provided to one or more
                                      Classes of Certificates of the related
                                      Series in the form of subordination of
                                      one or more other Classes of Certificates of such Series, which other Classes may include one or more Classes of Offered Certificates, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more Classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any Credit Support or Cash Flow Agreement applicable to the Offered Certificates of any Series will be set forth in the related Prospectus Supplement. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "--Cash Flow Agreements" and "Description of Credit Support".

ADVANCES............................. If and to the extent provided in the related Prospectus Supplement, if a Trust
                                      Fund includes Mortgage Loans, the Master
                                      Servicer, the Special Servicer, the
                                      Trustee, any provider of Credit Support
                                      and/or any other specified person may be
                                      obligated to make, or have the option of
                                      making, certain advances with respect to
                                      delinquent scheduled payments of
                                      principal and/or interest on such
                                      Mortgage Loans. Any such advances made
                                      with respect to a particular Mortgage
                                      Loan will be reimbursable from subsequent
                                      recoveries in respect of such Mortgage
                                      Loan and otherwise to the extent
                                      described herein and in the related
                                      Prospectus Supplement. See "Description
                                      of the Certificates --Advances in Respect
                                      of Delinquencies". If and to the extent
                                      provided in the Prospectus Supplement for
                                      the Offered Certificates of any Series,
                                      any entity making such
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                                      -14-

-------------------------------------------------------------------------------

                                      advances may be entitled to receive
                                      interest thereon for a specified period
                                      during which certain or all of such
                                      advances are outstanding, payable from
                                      amounts in the related Trust Fund. See
                                      "Description of the
                                      Certificates--Advances in Respect of
                                      Delinquencies". If a Trust Fund includes
                                      MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION................. If so specified in the related Prospectus
                                      Supplement, a Trust Fund may be subject
                                      to optional early termination through the repurchase of the Mortgage Assets included in such Trust Fund by the party or parties specified in such Prospectus Supplement, under the circumstances and in the manner set forth therein, thereby resulting in early retirement for the Certificates of the related Series. If so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

FEDERAL INCOME TAX CONSEQUENCES...... The Certificates of each Series will constitute or evidence ownership of
                                      either (i) "regular interests" ("REMIC
                                      Regular Certificates") and "residual
                                      interests" ("REMIC Residual
                                      Certificates") in a Trust Fund, or a
                                      designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. It is recommended that Investors consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS................. Fiduciaries of employee benefit plans and certain other retirement plans and
                                      arrangements, including individual
                                      retirement accounts, annuities, Keogh
                                      plans, and collective investment funds
                                      and separate accounts in which such
                                      plans, accounts, annuities or
                                      arrangements are invested, that are
                                      subject to the Employee Retirement Income
                                      Security Act of 1974, as amended
                                      ("ERISA"), or Section 4975 of the Code,
                                      should review with their legal advisors
                                      whether the purchase or holding of
                                      Offered Certificates could give rise to a
                                      transaction that is prohibited or is not
                                      otherwise permissible
-------------------------------------------------------------------------------
                                      -15-
                                      either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT..................... The Offered Certificates will constitute
                                      "mortgage related securities" for
                                      purposes of the Secondary Mortgage Market
                                      Enhancement Act of 1984, as amended
                                      ("SMMEA"), only if so specified in the
                                      related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING............................... At their respective dates of issuance, each Class of Offered Certificates will
                                      be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.





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                                      -16-

                                  RISK FACTORS

         In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY OF OFFERED CERTIFICATES

         General. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

         Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for the Offered Certificates of any Series may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of the Offered Certificates of any Series may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

         Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to Offered Certificates of any Series or with respect to any Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, a Companion Class (as defined herein) or a Class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

         Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Fund for any other Series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account (as defined herein) and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the Certificates of the related Series. If and to the extent so provided in the Prospectus Supplement relating to a Series consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates, in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

CREDIT SUPPORT LIMITATIONS

         Limitations Regarding Types of Losses Covered. The Prospectus Supplement for the Offered Certificates of any Series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more Classes of Offered Certificates.

         Disproportionate Benefits to Certain Classes and Series. A Series may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Certificates of a Series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid Classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those Classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more Classes of Offered Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

         As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related Series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of Certificates of the related Series than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the Mortgage Rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

         The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any Class of Certificates of the related Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various Classes of Certificateholders of any Series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

         A Series may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

         A Series may include one or more Classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain Classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a Class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

         The amount, type and nature of Credit Support, if any, provided with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating one or more Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

         General. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

         The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; increases in competition, changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a borrower, a Master Servicer or a Special Servicer.

         Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals, nursing homes and other health care-related facilities, as well as casinos, may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements. Because of the nature of their business, recreational and entertainment facilities (including arenas, golf courses, marinas, ski resorts, amusement parks, movie theaters, bowling alleys and similar type businesses), hotels and motels and restaurants will tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties as potential patrons respond to having less disposable income. In addition, marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways. Certain recreational properties, as well as certain hotels and motels, may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions. Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline. Properties used as gas stations, dry cleaners and industrial facilities may be more likely to have environmental issues. Many types of commercial properties are not readily convertible to alternative uses if the use for which any such property was originally intended is not successful.

         In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

         Risks Particular to Retail Sales and Service Properties. In addition to risks generally associated with real estate, Retail Sales and Service Properties (as defined herein) are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers, malls or individual stores, shops and consumer oriented businesses), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping centers and malls, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

         Retail Sales and Service Properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

         Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of the neighborhood in which a multifamily rental property is located may change over time in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

         Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

         Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

         Risks Particular to Office Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus noncompetitive. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Foreclosure--Anti-Deficiency Legislation".

         Dependence on Management. In general, a Mortgaged Property will be managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In the case of certain Trust Funds, multiple Mortgaged Properties may be managed by the same property manager. A concentration of property management of Mortgaged Properties securing or underlying the Mortgage Assets in any Trust Fund will increase the risk that the poor performance of a single property manager will have widespread effect on the related Mortgage Asset Pool.

         Dependence on Tenants. In most cases, the Mortgaged Properties will be subject to leases, and the related borrowers will rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of such Mortgaged Properties, to fund capital improvements at such Mortgaged Properties and to service the related Mortgage Loans and any other outstanding debt or obligations they may have outstanding. Generally, there will be existing leases that expire during the term of the related Mortgage Loans. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Such borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any such borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the related Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

         In the case of Mortgaged Properties used for certain commercial purposes, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of a Mortgaged Property. Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

         Property Location and Condition. The location and construction quality of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. Although the Master Servicer or the Special Servicer, as applicable, generally will be required to inspect the related Mortgaged Properties (but not mortgaged properties securing mortgage loans underlying MBS) periodically, there can be no assurance that such inspections will detect damage or prevent a default.

         Competition. Other comparable multifamily/commercial properties located in the same areas will compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers, patients and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A mortgagor competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a mortgagor may renovate, refurbish or expand the related Mortgaged Property to maintain such Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

         Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related mortgagor's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on a Mortgaged Property or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the related mortgagor's funds from operations. See "--Risks of Liability Arising From Environmental Conditions" herein. In the case of properties used as casinos, gambling could become prohibited in the relevant jurisdiction.

         Litigation. There may be legal proceedings pending and, from time to time, threatened against certain mortgagors under the Mortgage Loans, managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of such mortgagors, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders of the related Trust Fund.

         Limitations on Enforceability of Assignments of Leases and Rents. In general, any Mortgage Loan that is secured by a Mortgaged Property subject to leases, will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

         Limitations on Enforceability of Cross-Collateralization. A Mortgage Asset Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

         There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking to realize against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

         The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale, and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

         Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

         If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

         Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on- sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

         Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more Classes of Offered Certificates of the related Series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

         Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

         If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such Series. See "Description of the Trust Funds--Mortgage Loans--General".

FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

         Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their possible receipt of cash payments, if any, from such REMIC, as described under "Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them. That is, taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term.

Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificate may significantly exceed the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the Certificate Principal Balances of all Certificates of the related Series have been reduced to zero. All or a portion of such Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to prohibition on transfers to investors that are not U.S. persons. See "Federal Income Tax Consequences" and "REMICs--Taxation of Owners of REMIC Residual Certificates".

BOOK-ENTRY REGISTRATION

         If so provided in the related Prospectus Supplement, one or more Classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates. Each Class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any Class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("DTC Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to DTC Participants, and directly and indirectly through such DTC Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

POTENTIAL CONFLICTS OF INTEREST

         If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator and/or MBS Administrator, as applicable. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, REMIC Administrator and/or MBS Administrator, as applicable. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any Class of Certificates of the related Series, then, notwithstanding the applicable servicing standard imposed by the related Pooling Agreement, such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, if specified in the related Prospectus Supplement, the holders of a specified Class or Classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage

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Loans. Investors in such specified Class or Classes of Subordinate Certificates may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates of the same Series.

TERMINATION

         If so provided in the related Prospectus Supplement, upon a specified date or upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to a specified amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets to a specified amount, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets sold or purchased, together with interest thereon, and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination".

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

         The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

         General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") and secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on, or security interests in, fee or leasehold estates in, or cooperative shares with respect to, properties (the "Mortgaged Properties") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties ("Commercial Properties") consisting of office buildings, properties related to the sale of consumer goods and other products (such as shopping centers, malls, factory outlet centers, automotive sales centers and individual stores, shops and businesses related to sales of consumer goods and other products, including individual department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations), properties related to providing entertainment, recreation and personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hospitality properties (such as hotels, motels and other lodging facilities), casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, senior housing), recreational and resort properties (such as recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other recreational properties), arenas, storage properties (such as warehouse facilities, mini-warehouse facilities and self-storage facilities), industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgaged Properties may include commercial and/or residential structures owned by private cooperative corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold (together with any extension options) will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

         If so provided in the related Prospectus Supplement, Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

         If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular Series may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

         Mortgage Loans Secured by Retail Sales and Service Properties. Retail properties and other properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public ("Retail Sales and Service Properties") may include shopping centers, factory outlet centers, malls, automotive sales and service centers and other individual stores, shops and consumer oriented businesses, such as department stores and other retail stores, grocery stores, convenience stores, specialty shops, gas stations, movie theaters, fitness centers, bowling alleys, salons and dry cleaners. Such properties (if not owner occupied) generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of Retail Sales and Service Properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, and the possibility of a significant tenant becoming bankrupt or insolvent. Retail Sales and Service Properties will be affected by perceptions by prospective customers of the safety, convenience, services and attractiveness of such property and by market demographics, consumer habits and traffic patterns, the access to and visibility of such property and the availability of parking at such property.

         The correlation between the success of tenant businesses and property value is more direct with respect to Retail Sales and Service Properties than other types of commercial property because a significant component of the total rent paid by such tenants is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of tenants of such types of properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from Retail Sales and Service Properties. The correlation between the success of the shops and other businesses at a Retail Sales and Service Property and the value of such property is increased when the property is a single tenant property or is largely owner occupied. Retail Sales and Service Properties would be expected to be directly and adversely affected by a decline in the local, regional and/or national economy and reduced consumer spending.

         Whether a mall or shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in malls and shopping centers traditionally have been a major factor in the public's perception of such types of properties. The anchor tenants at a mall or shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a mall or shopping center.

         Unlike certain other types of commercial properties, Retail Sales and Service Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at Retail Sales and Service Properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

         Some Retail Sales and Service Properties, such as malls and shopping centers, include food and beverage establishments, and prospective investors should also consider risks associated with such properties.

         Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

         Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

         Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

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

         A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as to pay all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

         Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

         Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located and the strength and stability of the area where the building is located as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

         The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

         Mortgage Loans Secured by Other Types of Mortgaged Properties. A Mortgage Asset Pool may also include Mortgage Loans secured by any of the following types of real property:

         Hospitality Properties. Hospitality properties include hotels, motels and other lodging facilities. Various factors, including location, quality and franchise affiliation affect the economic performance of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing and maintaining existing facilities prior to the expiration of the anticipated useful lives. Because rooms at hospitality properties are rented for short periods of time, such properties tend to respond more quickly to adverse economic conditions and competition than do many other types of commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have an impact on such property's quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. Demand for travel accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a hospitality property (either through purchase or foreclosure) is subject to local law requirements. If the particular hospitality property is subject to a franchise agreement, the rights of the franchisee under such agreement may not be transferable upon foreclosure or otherwise to a subsequent purchaser of the property or may be transferable only upon satisfaction of numerous conditions. Because of the nature of the business, hospitality properties are adversely affected by adverse economic conditions more quickly than many other types of commercial properties.

         Casinos. Various factors, including location and appearance, affect the economic performance of a casino. Adverse economic conditions, either local, regional or national, may limit the amount of disposable income that potential patrons may have for gambling. The construction of competing casinos can also have an adverse affect on the performance of a casino property. To meet competition, significant expenditures must be made to attract potential patrons, including, but not limited to, improving facilities, providing alternative forms of entertainment and providing free or low-cost food and lodging. Depending on the geographic location of a casino property, it may be heavily dependent on tourism for its clientele. In addition, the ownership and operation of casino properties is often subject to local or state governmental regulation, and a governmental agency or authority may have jurisdiction or influence with respect to the foreclosure of a casino property, the holding and transfer of a gaming license and/or the bankruptcy or insolvency of a casino owner or operator.

         Health Care-Related Properties. Health-care related properties include hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, depending on the services provided, senior housing. Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspection, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of health care-related facilities are subject to regulatory approvals under such state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

         Industrial Properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of other supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business. In addition, depending upon the business conducted at the particular property, an industrial property may be more likely than other types of commercial properties to have environmental issues.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties (collectively, "Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of a Storage Property becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as is building design and location.

         Restaurants. Various factors may affect the economic viability of individual restaurants and other establishments that are part of the food and beverage service industry ("Restaurants"), including but not limited to competition from facilities having businesses similar to the particular Restaurant; perceptions by prospective customers of the safety, convenience, services and attractiveness of the Restaurant; the cost, quality and availability of food and beverage products, negative publicity resulting from instances of food contamination, food-borne illness and similar events; changes in demographics, consumer habits and traffic patterns; the ability to provide or contract for capable management and adequate maintenance; and retroactive changes to building codes, similar ordinances and other legal requirements. Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which customers dine out, and may result in a reduction in customers. The construction of competing food/drink establishments can have similar effects. Because of the nature of the business, Restaurants tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a Restaurant (either through purchase or foreclosure) is subject to local law requirements.

         Additional factors that can affect the success of a regionally or nationally-known chain Restaurant include actions and omissions of any franchisor (including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures); the degree of support provided or arranged by any franchisor, such franchisor's franchisee organizations and third-party providers of products or services; the bankruptcy or business discontinuation of any such franchisor or third-party provider; and increases in operating expenses. Chain Restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A lender may be unable to succeed to the rights of the franchisee under the related franchise agreement, or the transferability of a franchise may be subject to numerous restrictions.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. The successful operation of a Mortgaged Property operated as a manufactured housing community, mobile home park or recreational vehicle park will generally depend on the number of comparable competing properties in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of facilities and services it provides. Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging (for example, staying at a hotel at the beach).

         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any Mortgaged Property constituting a manufactured housing community, mobile home park or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

         Recreational and Resort Properties. The Mortgaged Properties may include various recreational and resort properties such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks ("R&R Properties"). Various factors, including the location and appearance of and the appeal of the recreational activities offered by the subject property, affect the economic performance of an R&R Property. The construction of competing properties of the same type can also have an adverse effect on the performance of an R&R Property. In many cases, different types of R&R Properties compete with each other for patrons. In the case of certain types of R&R Properties, significant expenditures must be made to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons. Depending on the geographic location of an R&R Property, it may be heavily dependent on tourism for its clientele and, accordingly, may be affected by changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors. In some cases, business of an R&R Property may be seasonal in nature and this seasonality can be expected to cause periodic fluctuations in operating revenues and expenses. Furthermore, business at such properties can be very weather sensitive. The performance of an R&R Property will also be affected by local, regional and national economic conditions insofar as such conditions affect the amount of disposable income that potential patrons have to spend at such property. Because of the nature of the business, R&R Properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, a marina or other R&R Properties located next to water will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Arenas. The success of an arena generally depends on its ability to attract patrons to a variety of events, including (depending on the nature of the arena) sporting events, musical events, theatrical events, animal shows and circuses. Such ability will depend on, among other things, the appeal of the particular event, the cost of admission, perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena, and the alternative forms of entertainment available in the particular locale. In some cases, an arena's success will depend on its ability to attract and keep a sporting team as a tenant. An arena may become unprofitable (or unacceptable to such a tenant) due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities. Arenas constitute "special purpose" properties which could not be readily convertible to alternative uses.

         Churches and Other Religious Facilities. Churches and other religious facilities ("Religious Facilities") generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular Religious Facility and the extent to which attendees are prepared to make donations, all of which is influenced by a variety of social, political and economic factors. It would be expected, however, that adverse economic conditions would adversely affect donations as disposable income of patrons declines. Religious Facilities are "special purpose" properties that are not readily convertible to alternative uses.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for and in connection with parking spaces. The amount of such fees will depend on the number of spaces rented and the rates at which they are rented, which, in turn, will depend on a number of factors, including the proximity of the lot or garage to locations where large numbers of people work, shop or live, the amount of alternative parking space (including free parking space) in the area where the lot or garage is located, whether the area where the lot or garage is located is otherwise accessible by mass transit (thereby limiting the number of potential vehicles requiring parking spaces) and the perceptions of potential patrons of the safety, convenience and services of the lot or garage.

         Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner-occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the Value of a Mortgaged Property as of the date of initial issuance of the Certificates of the related Series may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         Although there may be multiple methods for determining the Value of a Mortgaged Property, Value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the Value of the Mortgaged Property will reflect such and a liquidation loss may occur.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

         Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will (i) have had original terms to maturity of not more than approximately 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

         Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a Series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

         If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

         If and to the extent available and relevant to an investment decision in the Offered Certificates of the related Series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

         MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"; and such certificates issued and/or insured or guaranteed thereby, "FHLMC Certificates"), the Federal National Mortgage Association ("FNMA"; and such certificates issued and/or insured or guaranteed thereby, "FNMA Certificates"), the Governmental National Mortgage Association ("GNMA"; and such certificates issued and/or insured or guaranteed thereby, "GNMA Certificates") or the Federal Agricultural Mortgage Corporation ("FAMC"; and such certificates issued and/or insured or guaranteed thereby, "FAMC Certificates"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

         Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, or unless otherwise discussed with the Commission, each MBS included in a Mortgage Asset Pool: (a) either will (i) have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, be part of the Depositor's (or an affiliate's) unsold allotments from the Depositor's (or an affiliate's) previous offerings; and (b) unless it was issued by the Depositor or a trust established thereby, will either (i) have been previously registered under the Securities Act, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the Classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a Series that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

         The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

UNDELIVERED MORTGAGE ASSETS

         Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset Pool as of the related Cut-off Date will equal or exceed the aggregate Certificate Principal Balance of the related Series as of the related Closing Date. In the event that Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related Cut-off Date at least equal to the aggregate Certificate Principal Balance of the related Series as of the related Closing Date, the Depositor may deposit cash or Permitted Investments on an interim basis with the Trustee for such Series on the related Closing Date in lieu of delivering Mortgage Assets with an aggregate outstanding principal balance as of the related Cut-off Date equal to the shortfall amount. During the 90-day period following the related Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted Investments to the extent that the Depositor delivers a corresponding amount of the Undelivered Mortgage Assets. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

CERTIFICATE ACCOUNTS

         Each Trust Fund will include a Certificate Account consisting of one or more accounts established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account".

CREDIT SUPPORT

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more Classes of Certificates of such Series in the form of subordination of one or more other Classes of Certificates of such Series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificate of any Series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more Classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related Series.

PASS-THROUGH RATE

         The Certificates of any Class within a Series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any Series will specify the Pass-Through Rate for each Class of such Offered Certificates or, in the case of a Class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more Classes of such Offered Certificates; and whether the distributions of interest on any Class of such Offered Certificates will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

         With respect to any Series, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on the Offered Certificates of any Series and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received the related Determination Date (as defined herein) or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such Series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related Series. If and to the extent that any such shortfall is allocated to a Class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for the Offered Certificates of each Series will describe the manner in which any such shortfalls will be allocated among the respective Classes of Certificates of such Series. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

         A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the Certificate Principal Balance (or the Certificate Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

         The extent to which the yield to maturity of a Class of Offered Certificates of any Series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a Class of Stripped Interest Certificates, result in the reduction of the aggregate Certificate Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount

(or premium), and principal payments are made in reduction of the Certificate Principal Balance or Certificate Notional Amount of such investor's Offered Certificate at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

         In general, the aggregate Certificate Notional Amount of a Class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the aggregate Certificate Principal Balance of one or more of the other Classes of Certificates of the same Series.

         Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the aggregate Certificate Principal Balance of such Class or Classes of Certificates, as the case may be.

         Consistent with the foregoing, if a Class of Certificates of any Series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a Series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

         The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

         The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more Classes of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a Class of Certificates of any Series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such Class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

         The Prospectus Supplement with respect to the Offered Certificates of any Series will contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Certificates of such Series with an aggregate Certificate Principal Balance, and the percentage of the initial aggregate Certificate Principal Balance of each such Class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a Class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

         Negative Amortization. The weighted average life of a Class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related Series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective Classes of Certificates of the related Series. The portion of any Mortgage Loan negative amortization allocated to a Class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the aggregate Certificate Principal Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more Classes of Certificates of the related Series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the Classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

         Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those Classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

         The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the Certificate Notional Amount thereof). See "--Yield and Prepayment Considerations" above.

         Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related Series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related Series.

         Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any Series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any Class of Certificates that is required to bear the effects thereof.

         The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates.

         The yield to maturity on a Class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

         Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more Classes of Certificates of any Series, including one or more Classes of Offered Certificates of such Series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any Series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such Series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

         The amortization of any Class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any Class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on July 10, 1997 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The Depositor was organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The principal executive offices of the Depositor are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 892-3000. The Depositor does not have and is not expected to have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each Series will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) provide for the accrual of interest on the aggregate Certificate Principal Balance or Certificate Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

         If so specified in the related Prospectus Supplement, a Class of Offered Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Offered Certificates may have an aggregate Certificate Principal Balance on which it accrues interest at a fixed, variable or adjustable rate. Such Class of Offered Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on an aggregate Certificate Notional Amount at a different fixed, variable or adjustable rate. In addition, a Class of Certificates may accrue interest on one portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at one fixed, variable or adjustable rate and on another portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at a different fixed, variable or adjustable rate.

         Each Class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Principal Balances or, in case of certain Classes of Stripped Interest Certificates or REMIC Residual Certificates, Certificate Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more Classes of Offered Certificates of any Series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each Series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

         Distributions on the Certificates of each Series will be made on each Distribution Date from the Available Distribution Amount for such Series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any Series and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such Series ("Certificateholders") on such date. The particular components of the Available Distribution Amount for any Series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a Series will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such Series is issued.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each Series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any Class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") in any particular Class of Offered Certificates represented by any Certificate of such Class will be equal to the percentage obtained by dividing the initial Certificate Principal Balance or Certificate Notional Amount, as applicable, of such Certificate by the initial aggregate Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each Class of Certificates of each Series (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each Class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of any Class of Certificates (other than a Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any Class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such Class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the aggregate Certificate Principal Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Certificates (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate Certificate Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date with respect to a Class of Stripped Interest Certificates will be similarly calculated except that it will accrue on an aggregate Certificate Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the aggregate Certificate Principal Balances of one or more other Classes of Certificates of the same Series. Reference to a Certificate Notional Amount with respect to a Stripped Interest Certificate is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) one or more Classes of the Certificates of a Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Certificates of that Series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) a Class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the aggregate Certificate Principal Balance of such Class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         Each Class of Certificates of each Series (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates) will have an aggregate Certificate Principal Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such Class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The aggregate outstanding Certificate Principal Balance of a Class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding aggregate Certificate Principal Balance of a Class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any

Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Principal Balance of all Classes of a Series will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date. The initial aggregate Certificate Principal Balance of each Class of Offered Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates (each such Class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other Classes of Certificates (each such Class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS.

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the Class of Certificates of the related Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

         If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution

Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related Series for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) with respect to which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a Series that includes one or more Classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more Classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related Series of Certificateholders.

         If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related Series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related Series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for the Offered Certificates of any Series evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, together with the distribution to the holders of each Class of the Offered Certificates of a Series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") substantially in the form, or specifying the information, set forth in the related Prospectus Supplement. In general, the Distribution Date Statement for each Distribution Date will detail the distributions on the Certificates of the related Series on such Distribution Date and the performance of the Mortgage Assets in the related Trust Fund.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee, as the case may be, for a Series will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such Series a statement containing information regarding the principal, interest and other distributions on the applicable Class of Offered Certificates, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

         If the Trust Fund for a Series includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that Series in connection with distributions made to them.

VOTING RIGHTS

         The voting rights evidenced by each Series (as to such Series, the "Voting Rights") will be allocated among the respective Classes of Certificates of such Series in the manner described in the related Prospectus Supplement.

         Certificateholders will generally not have a right to vote, except with respect to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular Series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

         The obligations created by the Pooling Agreement for each Series will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, the Certificates of any Series may be subject to optional early retirement through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

         In addition, if so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes of Certificates, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, one or more Classes of such Offered Certificates will be offered in book-entry format through the facilities of DTC, and each such Class will be represented by one or more global Certificates registered in the name of DTC or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

         Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

         DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

         Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

         Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a Class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related Series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

         The Certificates of each Series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a Series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling

Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for the Offered Certificates of any Series will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Series and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any Series without charge upon written request of a holder of a Certificate of such Series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE ASSETS

         General. At the time of initial issuance of any Series, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates of such Series to or at the direction of the Depositor in exchange for the Mortgage Assets and the other assets to be included in the related Trust Fund. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Asset included in the related Trust Fund, which information will typically include: (i) in the case of a Mortgage Loan, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of an MBS, the outstanding principal balance and the pass-through rate or coupon rate.

         Delivery of Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Depositor or a prior holder of such Mortgage Note certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

         The Trustee (or a custodian appointed by the Trustee) for a Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such Series.

         The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.

         Delivery of MBS. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that such steps will be taken as will be necessary to cause the Trustee to become the registered owner of each MBS which is included in a Trust Fund and to provide for all distributions on each such MBS to be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS; REPURCHASES AND OTHER REMEDIES

         Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, the Depositor will, with respect to each Mortgage Asset in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan and the delivery of all documents required to be delivered with respect to the Mortgage Loan as contemplated under "--Assignment of Mortgage Assets--Delivery of Mortgage Loans" above. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be the Depositor, an affiliate of the Mortgage Asset Seller or the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Certificateholders of the related Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price not less than the unpaid principal balance of such Mortgage Asset as of the date of purchase, together with interest thereon at the related Mortgage Rate (or, in the case of an MBS, at the related pass-through rate or coupon rate) to a date on or about the date of purchase (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for the Offered Certificates of any Series, in lieu of repurchasing a Mortgage Asset as to which a breach has occurred, a Warranting Party will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Asset" herein, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and no other person or entity will be obligated to purchase or replace a Mortgage Asset if a Warranting Party defaults on its obligation to do so.

         In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Series is initially issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Asset Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Asset Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

         A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related Series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws". Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the

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related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions (as defined herein). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

         A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as applicable, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

         Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

COLLECTION OF PAYMENTS ON MBS

         Unless otherwise specified in the related Prospectus Supplement, the MBS, if any, included in the Trust Fund for any Series will be registered in the name of the Trustee. All distributions thereon will be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that, if the Trustee or such other MBS Administrator, as applicable, has not received a distribution with respect to any MBS by a specified day after the date on which such distribution was due and payable pursuant to the terms of such MBS, the Trustee or such other MBS Administrator, as applicable, is to request the issuer or guarantor, if any, of such MBS to make such payment as promptly as possible and legally permitted and is to take such legal action against such issuer or guarantor as the Trustee or such other MBS Administrator, as applicable, deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee or such other MBS Administrator, as applicable, in connection with the prosecution of any such legal action will be reimbursable thereto (with interest) out of the proceeds of any such action and will be retained by the Trustee or such other MBS Administrator, as applicable, prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee or such other MBS Administrator, as applicable, has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it (with interest) for its projected legal fees and expenses, the Trustee or such other MBS Administrator, as applicable, will notify the Certificateholders of the affected Series that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

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CERTIFICATE ACCOUNT

         General. The related Trustee and any related Master Servicer, Special Servicer and/or Manager, as applicable, will establish and maintain, or cause to be established and maintained, in respect of each Trust Fund, one or more accounts (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more Classes of Certificates of the related Series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more Classes of Certificates of the related Series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Trustee, Master Servicer, Special Servicer and/or Manager, as applicable, as additional compensation. A Certificate Account may be maintained with the related Trustee, Master Servicer, Special Servicer, Manager or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage assets owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

         Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections in respect of the Trust Assets included in any Trust Fund, that are received or made by the Trustee, the Master Servicer, the Special Servicer, the MBS Administrator or the Manager, as applicable, subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), are to be deposited in the Certificate Account for such Trust Fund within a certain period following receipt (in the case of collections on or in respect of the Trust Assets) or otherwise as provided in the related Pooling Agreement:

                  (i) if such Trust Fund includes Mortgage Loans, all payments on account of principal, including principal prepayments, on such Mortgage Loans;

                  (ii) if such Trust Fund includes Mortgage Loans, all payments on account of interest on such Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

                  (iii) if such Trust Fund includes Mortgage Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series;

                  (v) if such Trust Fund includes Mortgage Loans, any advances made with respect to delinquent scheduled payments of principal and interest on such Mortgage Loans;

                  (vi) any amounts paid under any Cash Flow Agreement for the related Series;

                  (vii) if such Trust Fund includes Mortgage Loans, all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Loan purchased as described under "Description of the Certificates--Termination";

                  (viii) if such Trust Fund includes Mortgage Loans, and to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

                  (ix) if such Trust Fund includes Mortgage Loans, all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

                  (x) any amount required to be deposited by the Master Servicer, the Special Servicer, the Manager or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer, the Manager or the Trustee, as the case may be, of funds held in the Certificate Account;

                  (xi) if such Trust Fund includes MBS, all payments on such MBS;

                  (xii) if such Trust Fund includes MBS, all proceeds of the purchase of any MBS by the Depositor or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and all proceeds of any MBS purchased as described under "Description of the Certificates--Termination"; and

                  (xiii) any other amounts received on or in respect of the Mortgage Assets required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

         Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Trustee, Master Servicer, Special Servicer or Manager, as applicable, in respect of any Trust Fund may make withdrawals from the Certificate Account for such Trust Fund for any of the following purposes:

                  (i) to make distributions to the Certificateholders on each Distribution Date;

                  (ii) if such Trust Fund includes Mortgage Loans, then as and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer or Special Servicer any servicing fees and other compensation to which it is entitled in respect of such Mortgage Loans and that was not previously retained thereby;

                  (iii) if such Trust Fund includes Mortgage Loans, to reimburse the related Master Servicer, the related Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to such Mortgage Loans and any properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular

         Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net operating income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Assets in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Certificates of the related Series;

                  (iv) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer or any other specified person interest accrued on the advances and servicing expenses, if any, described in clause (iii) above made or incurred by it while such advances and servicing expenses remain outstanding and unreimbursed;

                  (v) if such Trust Fund includes Mortgage Loans, to pay any servicing expenses not otherwise required to be advanced by the related Master Servicer, the related Special Servicer or any other specified person, including, if applicable, costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under "--Realization Upon Defaulted Mortgage Loans";

                  (vi) to reimburse the Depositor, the related Trustee, any related Master Servicer, Special Servicer, REMIC Administrator or Manager and/or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" and "--Certain Matters Regarding the Trustee";

                  (vii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the fees of the related Trustee and of any related REMIC Administrator, Manager, provider of Credit Support and obligor on a Cash Flow Agreement;

                  (viii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support in respect of the related Series;

                  (ix) to pay the related Master Servicer, the related Special Servicer, the related Manager and/or the related Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

                  (x) if one or more elections have been made to treat such Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs --Prohibited Transactions Tax and Other Taxes";

                  (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders or otherwise in connection with the servicing or administration of the related Trust Assets;

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

                  (xii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

                  (xiii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable servicing standard to be described in the related Prospectus Supplement; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, and (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related Series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

                  (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and
         (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

         A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain Classes of Certificates of the related Series a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price specified herein, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement. The Special Servicer may be authorized to allow the Trust Fund to incur a federal income or other tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

         If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

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HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

         The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures.

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Unless otherwise specified in the related Prospectus Supplement, the Master
Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a Series may consist of any or all of the following components:
(i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

         In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Master Servicer and Special Servicer will each be required, at its expense, to cause a firm of independent public accountants to furnish to the Trustee, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a statement generally to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         If a Trust Fund includes Mortgage Loans, the related Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR, THE MANAGER AND THE DEPOSITOR

         Unless otherwise specified in the Prospectus Supplement for a Series, the related Pooling Agreement will permit any related Master Servicer, Special Servicer, REMIC Administrator or Manager to resign from its obligations in such capacity thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any Class of Certificates of such Series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer, REMIC Administrator or Manager, as the case may be, under the related Pooling Agreement. Each Master Servicer, Special Servicer and, if it receives distributions on MBS, Manager for a Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator or Manager, or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to such Pooling Agreement or for errors in judgment; provided, however, that no such person or entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator and Manager, and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling

Agreement or the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that neither the Depositor nor any related Master Servicer, Special Servicer, REMIC Administrator or Manager will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement or that in its opinion may involve it in any ultimate expense or liability. However, any such party may be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related Series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related Series of Certificateholders, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Manager, as the case may be, will be entitled to charge the related Certificate Account therefor.

         Any person into which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor is a party, or any person succeeding to the business of a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager or the Depositor, as the case may be, under the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

         Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by a Master Servicer or a Manager to distribute or cause to be distributed to the Certificateholders of such Series, or to remit to the related Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Manager, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (ii) any failure by a Special Servicer to remit to the related Master Servicer or Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such Series; (iii) any failure by a Master Servicer, a Special Servicer or a Manager duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer, the Special Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer, the Special Servicer or the Manager, as the case may be, with copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (iv) any failure by a REMIC Administrator duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator, and certain actions by or on behalf of any such party indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

         If an Event of Default occurs with respect to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator (other than the Trustee) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, and unless otherwise specified in the related Prospectus Supplement, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related Series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer, MBS Administrator or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee (except under the circumstances contemplated in the next paragraph) will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer, Manager or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related Series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other appropriate entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer, Manager or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

         Notwithstanding the foregoing, if the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

         No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of the related Series entitled to not less than 25% of the Voting Rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement:
(i) to cure any ambiguity; (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof; (iv) if a REMIC election has been made with respect to any portion of the related Trust Fund, to relax or eliminate any requirement thereunder imposed by the provisions of the Code relating to REMICs if such provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) to relax or eliminate any requirement thereunder imposed by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (vi) if a REMIC election has been made with respect to any portion of the related Trust Fund, then, as evidenced by an opinion of counsel delivered to the related Trustee and REMIC Administrator, to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC created under such Pooling Agreement at least from the effective date of such amendment, or to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under such Pooling Agreement; (vii) if a REMIC election has been made with respect to any portion of the related Trust Fund, to modify, add to or eliminate certain transfer restrictions relating to REMIC Residual Certificates; or (viii) for any other purpose; provided that such amendment of a Pooling Agreement (other than any amendment for any of the specific purposes described in clauses (vi) and (vii) above) may not, as evidenced by an opinion of counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates of the related Series; and provided further that any amendment covered solely by clause (viii) above may not adversely affect the then current rating assigned to any Class of Certificates of the related Series by any Rating Agency, as evidenced by written confirmation to such effect from each applicable Rating Agency obtained by or delivered to the Trustee.

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the parties thereto, with the consent of the holders of Certificates of the respective Classes affected thereby evidencing, in the aggregate, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to such Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment of a Pooling Agreement may (i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Assets which are required to be distributed on a Certificate of the related Series without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates of the related Series in a manner other than as described in the immediately preceding clause (i) without the consent of the holders of all Certificates of such Class or (iii) modify the provisions of such Pooling Agreement relating to amendments thereof without the consent of the holders of all Certificates of the related Series then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to any party to such Pooling Agreement or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

         Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same Series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that Series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for the Certificates of such Series, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

         The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

         The Trustee for each Series will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates of such Series or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Pooling Agreement of any funds paid to such party in respect of the Certificates or the Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each Series will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to indemnification, from amounts held in the Certificate Account for such Series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee for any Series if such Trustee ceases to be eligible to continue as such under the related Pooling Agreement or if such Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Unless otherwise specified in the related Prospectus Supplement, a Trustee may also be removed at any time by the holders of Certificates of the applicable Series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; provided that if such removal was without cause, the Certificateholders effecting such removal may be responsible for any costs and expenses incurred by the terminated Trustee in connection with its removal. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator for any Series, then any resignation or removal of such entity as Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor Trustee will also serve as the successor REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit Support may be provided with respect to one or more Classes of the Certificates of any Series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more other Classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one Series.

         The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         If Credit Support is provided with respect to one or more Classes of Certificates of a Series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

         If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a Class of Certificates may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a Class or Classes of Subordinate Certificates in a Series and the circumstances under which such subordination will be available.

         If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate Class or Classes of Certificates of the related Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         If so provided in the related Prospectus Supplement, Mortgage Loans included in any Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Principal Balance of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for any Series will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the related Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a Series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

         Amounts on deposit in any reserve fund for a Series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If so provided in the Prospectus Supplement for a Series, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular state, relevant state laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

         Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

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

PERSONALTY

         In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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

         In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have

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

an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.

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

Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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

         If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

         To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements-Realization Upon Defaulted Mortgage Loans", have been satisfied.

         If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

         Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         If so provided in the related Prospectus Supplement, the Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

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

SUBORDINATE FINANCING

         The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Unless otherwise specified in the related Prospectus Supplement, counsel to the Depositor for each Series will be Sidley & Austin. This discussion is directed to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, it is recommended that taxpayers consult their tax advisors and tax return preparers regarding the treatment of any item on their tax returns, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, it is recommended that potential investors consult their tax advisors concerning the state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each Series will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

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

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

         Classification of REMICs. With respect to each Series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences--REMICs", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each investor consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and will be "permitted assets" under Section

860L(c)(1)(G) for a "financial asset securitization investment trust" or FASIT. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

         To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Tiered REMIC Structures. For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such Series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular

Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the related Closing Date, the issue price for such Class will be the fair market value of such Class on such Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next

Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

         Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing some of all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         The OID Regulations also permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations do not specifically

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

apply to holders of REMIC Regular Certificates. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Principal Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, it is recommended that holders of REMIC Residual Certificates consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding REMIC Residual Certificates".

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a Class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more Classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which it is recommended that REMIC Residual Certificateholders consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual

Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules. The IRS recently released regulations under
Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. It is recommended that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding the Mark-to-Market Regulations.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. It is recommended that such prospective investors consult with their tax advisors prior to making an investment in such Certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of
Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at

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

120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstance will the Special Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

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

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

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

         Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

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

         Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will, in general, not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more Mortgagors.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that Certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. With respect to each Series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related

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

Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences--Grantor Trust Funds", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; (iii) "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Depositor will not deliver any opinion on these questions. It is recommended that prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code and, in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

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

Taxation of Owners of Grantor Trust Fractional Interest Certificates

         General. Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

         Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates is issued as part of the same Series or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Recent legislation extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is recommended that Certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price", see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser", or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

         To the extent that the Mortgage Loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

         Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount", above.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, it is recommended that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. It is recommended that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the Prepayment Assumption.

         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman (which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name). These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, it is recommended that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

PLAN ASSET REGULATIONS

         A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the DOL regulations relating to Plan assets) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors (determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of MBS (other than FAMC Certificates) held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

PROHIBITED TRANSACTION EXEMPTIONS

         In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus Supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

         Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions".

                                LEGAL INVESTMENT

         If and to the extent so specified in the related Prospectus Supplement, the Offered Certificates of any Series will constitute "mortgage related securities" for purposes of SMMEA. In general, "mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), and whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

         Prior to December 31, 1996, only Classes of Offered Certificates that
(i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under

SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" that was made, and will not require the sale or disposition of any securities that were acquired, prior to enactment of such state legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.
In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors". In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision
(the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

         All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain Series or Classes of Offered Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income paying" and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain Classes of Offered Certificates as "mortgage related securities", no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment of financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received from the sale of the Certificates of any Series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for the Offered Certificates of each Series will describe the method of offering being utilized for such Offered Certificates and will state the net proceeds to the Depositor from the sale of such Offered Certificates.

         The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

         2. By placements by the Depositor with institutional investors through dealers; and

         3. By direct placements by the Depositor with institutional investors.

In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a Series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates. Furthermore, the Trust Fund for one Series of Offered Certificates may include Offered Certificates from other Series.

         If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

         The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to any Series, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each Series, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

         It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in certain cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page

1998 Policy Statement........................................................116
401(c) Regulations...........................................................114
Accrual Certificates..........................................................13
Accrued Certificate Interest..................................................50
ACMs..........................................................................82
ADA...........................................................................85
ARM Loans.....................................................................39
Available Distribution Amount.................................................49
Book-Entry Certificates.......................................................48
Call Risk.....................................................................19
Cash Flow Agreement...........................................................14
CERCLA........................................................................81
Certificate Account...........................................................61
Certificate Notional Amount...................................................12
Certificate Owner.............................................................54
Certificate Principal Balance.................................................12
Certificateholders............................................................49
Certificates...................................................................1
Class..........................................................................1
Closing Date..................................................................10
Code..........................................................................15
Commercial Properties.........................................................29
Commission.....................................................................3
Committee Report..............................................................89
Companion Class...............................................................51
Condemnation Proceeds.........................................................61
Contributions Tax............................................................100
Controlled Amortization Class.................................................51
Controlled Amortization Classes...............................................11
Cooperatives..................................................................30
CPR...........................................................................45
Credit Support................................................................14
Crime Control Act.............................................................85
Cut-off Date..................................................................10
Debt Service Coverage Ratio...................................................37
Definitive Certificates.......................................................48
Depositor......................................................................1
Determination Date............................................................49
Distribution Date.............................................................13
Distribution Date Statement...................................................52
DOL..........................................................................113
DTC............................................................................3
DTC Participants..............................................................28
Due Dates.....................................................................39
Due Period....................................................................43
Equity Participation..........................................................39
ERISA.........................................................................15
Events of Default.............................................................69
Excess Funds..................................................................47

                                                                            Page

Exchange Act...................................................................3
Extension Risk................................................................19
FAMC..........................................................................40
FAMC Certificates.............................................................40
FDIC.........................................................................116
FHLMC.........................................................................40
FHLMC Certificates............................................................40
Financial Intermediary........................................................54
FNMA..........................................................................40
FNMA Certificates.............................................................40
Garn Act......................................................................83
GNMA..........................................................................40
GNMA Certificates.............................................................40
Grantor Trust Certificates....................................................15
Grantor Trust Fractional Interest Certificate................................104
Grantor Trust Fund............................................................86
Grantor Trust Strip Certificate..............................................104
Insurance Proceeds............................................................61
IRS...........................................................................89
Issue Premium.................................................................95
Lender Liability Act..........................................................81
Letter of Credit Bank.........................................................74
Liquidation Proceeds..........................................................61
Loan-to-Value Ratio...........................................................38
Lock-out Date.................................................................39
Lock-out Period...............................................................39
Manager........................................................................8
Mark-to-Market Regulations....................................................98
Master Servicer................................................................8
MBS....................................................................1, 10, 29
MBS Administrator..............................................................8
MBS Agreement.................................................................40
MBS Issuer....................................................................40
MBS Servicer..................................................................40
MBS Trustee...................................................................40
Mortgage Asset Pool............................................................1
Mortgage Asset Seller.........................................................29
Mortgage Assets............................................................1, 29
Mortgage Loans..........................................................1, 8, 29
Mortgage Notes................................................................29
Mortgage Rate..................................................................9
Mortgaged Properties..........................................................29
Mortgages.....................................................................29
Multifamily Properties........................................................29
NCUA.........................................................................116
Net Leases....................................................................38
Net Operating Income..........................................................37
Non-SMMEA Certificates.......................................................115
Nonrecoverable Advance........................................................52
OCC..........................................................................116
Offered Certificates...........................................................1

                                                                            Page

OID Regulations...............................................................87
Originator....................................................................30
OTS..........................................................................116
Parties in Interest..........................................................113
Pass-Through Rate.............................................................12
Percentage Interest...........................................................49
Permitted Investments.........................................................61
Plan Asset Regulations.......................................................113
Plans........................................................................112
Pooling Agreement.............................................................11
Prepayment Assumption...............................................89, 106, 108
Prepayment Interest Shortfall.................................................43
Prepayment Premium............................................................39
Prohibited Transactions Tax..................................................100
Prospectus Supplement..........................................................1
PTCE.........................................................................114
Purchase Price................................................................57
R&R Properties................................................................36
Rating Agency.................................................................16
Record Date...................................................................49
Related Proceeds..............................................................52
Relief Act....................................................................85
Religious Facilities..........................................................37
REMIC......................................................................2, 86
REMIC Administrator............................................................8
REMIC Certificates............................................................86
REMIC Provisions..............................................................86
REMIC Regular Certificates....................................................15
REMIC Regulations.............................................................87
REMIC Residual Certificates...................................................15
REO Property..................................................................58
Restaurants...................................................................35
Retail Sales and Service Properties...........................................30
RICO..........................................................................85
Section 42 Properties.........................................................22
Securities Act.................................................................3
Senior Certificates...........................................................11
Senior Liens..................................................................30
Series.........................................................................1
SMMEA.........................................................................16
SPA...........................................................................45
Special Servicer...............................................................8
Storage Properties............................................................35
Stripped Interest Certificates................................................11
Stripped Principal Certificates...............................................11
Sub-Servicer..................................................................60
Sub-Servicing Agreement.......................................................60
Subordinate Certificates......................................................11
Tax Exempt Investor..........................................................115
Tiered REMICs.................................................................88
Title V.......................................................................84

                                                                            Page

Trust Fund.....................................................................1
Trustee........................................................................8
UBTI.........................................................................115
UCC...........................................................................76
Undelivered Mortgage Assets...................................................10
United States Person.........................................................103
Value.........................................................................38
Voting Rights.................................................................53
Warranting Party..............................................................57

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















The attached diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. This file is "DLJ99CG2.XLS". The file "DLJ99CG2.XLS" is a Microsoft Excel(1) 97 & 5.0/95 workbook. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Exhibits A-1 and A-2 to, the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in the Prospectus Supplement. Prospective Investors are strongly urged to read the Prospectus Supplement and accompanying Prospectus in its entirety prior to accessing the Spreadsheet File.

--------------------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

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                                TABLE OF CONTENTS

                                                                          PAGE

                              PROSPECTUS SUPPLEMENT

Important Notice about the Information Contained in this
  Prospectus Supplement and the Accompanying Prospectus...................S-2
Executive Summary.........................................................S-6
Summary of Prospectus Supplement..........................................S-7
Risk Factors.............................................................S-37
Description of the Mortgage Pool.........................................S-60
Servicing of the Mortgage Loans.........................................S-101
Description of the Offered Certificates.................................S-116
Yield and Maturity Considerations.......................................S-141
Use of Proceeds.........................................................S-147
Federal Income Tax Consequences.........................................S-147
Certain ERISA Considerations............................................S-151
Legal Investment........................................................S-154
Method of Distribution..................................................S-155
Legal Matters...........................................................S-156
Ratings.................................................................S-156
Index of Principal Definitions..........................................S-158
Exhibit A-1 -- Certain Characteristics of
  Mortgage Loans and Mortgaged Properties...............................A-1-1
Exhibit A-2 --  Mortgage Pool Information...............................A-2-1
Exhibit B -- Form of Trustee Report.......................................B-1
Exhibit C -- Decrement Tables for Certain Classes
  of Offered Certificates ................................................C-1
Exhibit D -- Price/Yield Tables for the Class S Certificates .............D-1
Exhibit E -- Global Clearance, Settlement and Tax
  Documentation Procedures................................................E-1
Exhibit F -- Summary Term Sheet...........................................F-1


                                   PROSPECTUS

Available Information.......................................................3
Incorporation of Certain Information by Reference...........................4
Summary of Prospectus.......................................................8
Risk Factors...............................................................17
Description of the Trust Funds.............................................29
Yield and Maturity Considerations..........................................42
The Depositor..............................................................48
Description of the Certificates............................................48
Description of the Pooling Agreements......................................55
Description of Credit Support..............................................73
Certain Legal Aspects of Mortgage Loans....................................75
Federal Income Tax Consequences............................................86
State and Other Tax  Consequences.........................................112
ERISA Considerations......................................................112
Legal Investment..........................................................115
Use of Proceeds...........................................................117
Method of Distribution....................................................117
Legal Matters.............................................................119
Financial Information.....................................................119
Rating....................................................................119
Index of Principal Definitions............................................120



UNTIL SEPTEMBER 16, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                 $1,383,758,000
                                  (APPROXIMATE)

                          DLJ Commercial Mortgage Corp.
                                   (Depositor)

                            GE Capital Access, Inc.,
                             Column Financial, Inc.
                                       and
                         Goldman Sachs Mortgage Company
                             (Mortgage Loan Sellers)

                        CLASS S, CLASS A-1A, CLASS A-1B,
                        CLASS A-2, CLASS A-3, CLASS A-4,
                             CLASS B-1 AND CLASS B-2

                     DLJ COMMERCIAL MORTGAGE TRUST 1999-CG2
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                 SERIES 1999-CG2

                           ---------------------------

                              PROSPECTUS SUPPLEMENT

                           ---------------------------

                          DONALDSON, LUFKIN & JENRETTE

                              GOLDMAN, SACHS & CO.

                                  JUNE 11, 1999

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